EXECUTION COPY





                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.,


                                   Depositor,


                        RESIDENTIAL FUNDING CORPORATION,


                                Master Servicer,


                                       and


                               JPMORGAN CHASE BANK


                                     Trustee


                         POOLING AND SERVICING AGREEMENT


                          Dated as of February 1, 2002


                 Mortgage Asset-Backed Pass-Through Certificates


                                 Series 2002-RZ1


                                TABLE OF CONTENTS

                                                                                            PAGE




ARTICLE I               DEFINITIONS.........................................................5

        Section 1.01    Definitions.........................................................5
                        Accrued Certificate Interest........................................5
                        Adjusted Mortgage Rate..............................................6
                        Advance.............................................................6
                        Affiliate...........................................................6
                        Agreement...........................................................6
                        Alternate Net WAC Rate..............................................6
                        Amount Held for Future Distribution.................................6
                        Appraised Value.....................................................6
                        Assignment..........................................................7
                        Assignment Agreement................................................7
                        Available Distribution Amount.......................................7
                        Balloon Loan........................................................7
                        Balloon Payment.....................................................7
                                       Bankruptcy Code......................................7
                        Book-Entry Certificate..............................................7
                        Business Day........................................................7
                        Calendar Quarter....................................................8
                        Cash Liquidation....................................................8
                        Certificate.........................................................8
                        Certificate Account.................................................8
                        Certificate Account Deposit Date....................................8
                        Certificateholder or Holder.........................................8
                        Certificate Owner...................................................8
                        Certificate Principal Balance.......................................8
                        Certificate Register and Certificate Registrar......................9
                        Class...............................................................9
                        Class A Certificates................................................9
                        Class A-1 Certificate...............................................9
                        Class A-2 Certificate...............................................9
                        Class A-3 Certificate...............................................9
                        Class A-4 Certificate...............................................9
                        Class A-5 Certificate..............................................10
                        Class A-IO Certificate.............................................10
                        Class A Interest Distribution Amount...............................10
                        Class A Principal Distribution Amount..............................10
                        Class M Certificates...............................................10
                        Class M-1 Certificate..............................................10
                        Class M-1 Interest Distribution Amount.............................10
                        Class M-1 Principal Distribution Amount............................10
                        Class M-2 Certificate..............................................11
                        Class M-2 Interest Distribution Amount.............................11
                        Class M-2 Principal Distribution Amount............................11
                        Class M-3 Certificate..............................................11
                        Class M-3 Interest Distribution Amount.............................11

                        Class M-3 Principal Distribution Amount............................12
                        Class R Certificate................................................12
                        Class R-I Certificate..............................................12
                        Class R-II Certificate.............................................12
                        Class R-III Certificate............................................12
                        Class SB Certificate...............................................12
                        Closing Date.......................................................12
                        Code ..............................................................12
                        Compensating Interest..............................................13
                        Corporate Trust Office.............................................13
                        Curtailment........................................................13
                        Custodial Account..................................................13
                        Custodial Agreement................................................13
                        Custodian..........................................................13
                        Cut-off Date.......................................................13
                        Cut-off Date Balance...............................................13
                        Cut-off Date Principal Balance.....................................13
                        Debt Service Reduction.............................................13
                        Deficient Valuation................................................13
                        Definitive Certificate.............................................14
                        Deleted Mortgage Loan..............................................14
                        Delinquent.........................................................14
                        Depository.........................................................14
                        Depository Participant.............................................14
                        Destroyed Mortgage Note............................................14
                        Determination Date.................................................14
                        Disqualified Organization..........................................14
                        Distribution Date..................................................15
                        Due Date...........................................................15
                        Due Period.........................................................15
                        Eligible Account...................................................15
                        ERISA15
                        Event of Default...................................................15
                        Excess Cash Flow...................................................15
                        Excess Fraud Loss..................................................16
                        Excess Loss........................................................16
                        Excess Overcollateralization Amount................................16
                        Excess Special Hazard Loss.........................................16
                        Exchange Date......................................................16
                        Extraordinary Events...............................................16
                        Extraordinary Losses...............................................17
                        Fannie Mae.........................................................17
                        FASIT17
                        FDIC 17
                        Final Distribution Date............................................17
                        Final Scheduled Distribution Date..................................17
                        Foreclosure Profits................................................17


                        Fraud Loss Amount..................................................17
                        Fraud Losses.......................................................18
                        Freddie Mac........................................................18
                        HomeComings........................................................18
                        Independent........................................................18
                        Initial Certificate Principal Balance..............................18
                        Insurance Proceeds.................................................18
                        Interest Accrual Period............................................18
                        Interest Differential..............................................19
                        Interest Distribution Amount.......................................19
                        Interim Certification..............................................19
                        Late Collections...................................................19
                        LIBOR Business Day.................................................19
                        LIBOR Rate Adjustment Date.........................................19
                        Liquidation Proceeds...............................................19
                        Loan-to-Value Ratio................................................19
                        Marker Rate........................................................19
                        Maturity Date......................................................19
                        MERS 20
                        MERS(R)System.......................................................20
                        MIN  ..............................................................20
                        Modified Mortgage Loan.............................................20
                        Modified Net Mortgage Rate.........................................20
                        MOM Loan...........................................................20
                        Monthly Payment....................................................20
                        Moody's............................................................20
                        Mortgage...........................................................20
                        Mortgage File......................................................20
                        Mortgage Loan Schedule.............................................20
                        Mortgage Loans.....................................................21
                        Mortgage Note......................................................21
                        Mortgage Rate......................................................21
                        Mortgaged Property.................................................21
                        Mortgagor..........................................................21
                        Net Mortgage Rate..................................................22
                        Net WAC Rate.......................................................22
                                       Non-Primary Residence Loans.........................22
                        Non-United States Person...........................................22
                        Nonrecoverable Advance.............................................22
                        Nonsubserviced Mortgage Loan.......................................22
                        Notional Amount....................................................22
                        Officers' Certificate..............................................23
                        One-Month LIBOR....................................................23
                        Opinion of Counsel.................................................23

                        Optional Termination Date..........................................23
                        Outstanding Mortgage Loan..........................................23
                        Overcollateralization Amount.......................................23
                        Overcollateralization Increase Amount..............................23
                        Overcollateralization Reduction Amount.............................23
                        Ownership Interest.................................................24
                        Pass-Through Rate..................................................24
                        Paying Agent.......................................................25
                        Percentage Interest................................................25
                        Permitted Investments..............................................25
                        Permitted Transferee...............................................27
                        Person.............................................................27
                        Prepayment Assumption..............................................27
                        Prepayment Interest Shortfall......................................27
                        Prepayment Period..................................................27
                        Primary Insurance Policy...........................................27
                        Principal Distribution Amount......................................28
                        Principal Prepayment...............................................28
                        Principal Prepayment in Full.......................................28
                        Principal Remittance Amount........................................28
                        Program Guide......................................................28
                        Purchase Price.....................................................29
                        Qualified Substitute Mortgage Loan.................................29
                        Rating Agency......................................................29
                        Realized Loss......................................................29
                        Record Date........................................................30
                        Reference Bank Rate................................................30
                        Regular Certificates...............................................30
                        Regular Interest...................................................30
                        Relief Act.........................................................30
                        REMIC31
                        REMIC Administrator................................................31
                        REMIC I............................................................31
                        REMIC I Realized Losses............................................31
                        REMIC I Regular Interests..........................................31
                        REMIC I Regular Interest LTA.......................................31
                        REMIC I Regular Interest LTB1......................................32
                        REMIC I Regular Interest LTB2......................................32
                        REMIC I Regular Interest LTB3......................................32
                        REMIC I Regular Interest LTB4......................................32
                        REMIC I Regular Interest LTB5......................................32
                        REMIC I Regular Interests LTB......................................32
                                       REMIC II............................................32
                        REMIC II Principal Reduction Amounts...............................32
                        REMIC II Realized Losses...........................................34
                        REMIC II Regular Interest LTA-IO1..................................35

                        REMIC II Regular Interest LTA-IO2..................................35
                        REMIC II Regular Interest LTA-IO3..................................35
                                       REMIC II Regular Interest LTA-IO4...................35
                                       REMIC II Regular Interest LTA-IO5...................35
                        REMIC II Regular Interest LT1......................................35
                        REMIC II Regular Interest LT1 Principal Distribution Amount........36
                        REMIC II Regular Interest LT2......................................36
                        REMIC II Regular Interest LT2 Principal Distribution Amount........36
                        REMIC II Regular Interest LT3......................................36
                        REMIC II Regular Interest LT3 Principal Distribution Amount........36
                        REMIC II Regular Interest LT4......................................36
                        REMIC II Regular Interest LT4 Principal Distribution Amount........36
                        REMIC II Regular Interests.........................................36
                        REMIC II Regular Interests LTA-IO..................................36
                         REMIC III.........................................................36
                        REMIC III Regular Interest SB-PO...................................36
                        REMIC III Regular Interest SB-IO...................................37
                        REMIC III Regular Interests........................................37
                                       REMIC Provisions....................................37
                        REO Acquisition....................................................37
                        REO Disposition....................................................37
                        REO Imputed Interest...............................................37
                        REO Proceeds.......................................................37
                        REO Property.......................................................37
                        Repurchase Event...................................................37
                        Request for Release................................................37
                        Required Insurance Policy..........................................38
                        Required Overcollateralization Amount..............................38
                        Residential Funding................................................38
                        Responsible Officer................................................38
                        Seller.............................................................38
                        Seller's Agreement.................................................38
                        Servicing Accounts.................................................38
                        Servicing Advances.................................................38
                        Servicing Fee......................................................38
                        Servicing Fee Rate.................................................39
                        Servicing Modification.............................................39
                        Servicing Officer..................................................39
                        Sixty-Plus Delinquency Percentage..................................39
                        Special Hazard Amount..............................................39
                        Special Hazard Loss................................................40
                        Special Hazard Percentage..........................................40
                                       Standard & Poor's...................................40
                        Startup Date.......................................................40
                        Stated Principal Balance...........................................40
                        Stepdown Date......................................................40

                        Subordination......................................................40
                        Subserviced Mortgage Loan..........................................40
                        Subservicer........................................................40
                        Subservicer Advance................................................41
                        Subservicing Account...............................................41
                        Subservicing Agreement.............................................41
                        Subservicing Fee...................................................41
                        Tax Returns........................................................41
                        Telerate Screen Page 3750..........................................41
                                       Transfer............................................41
                        Transfer Affidavit and Agreement...................................41
                                       Transferee..........................................41
                        Transferor.........................................................41
                        Trigger Event......................................................41
                        Trust Fund.........................................................42
                        Uncertificated Accrued Interest....................................42
                        Uncertificated Notional Amount.....................................42
                        Uncertificated Pass-Through Rate...................................43
                        Uncertificated Principal Balance...................................43
                        Uncertificated Regular Interests...................................43
                        Uncertificated REMIC I Pass-Through Rate...........................43
                        Uncertificated REMIC II Pass-Through Rate..........................43
                                       Uniform Single Attestation Program for
Mortgage Bankers...........................................................................43
                                       Uninsured Cause.....................................43
                        United States Person...............................................43
                        Voting Rights......................................................44
                        Weighted Average Net Mortgage Rate.................................44
        Section 1.02    Determination of One-Month LIBOR...................................44


ARTICLE II              CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES....46

        Section 2.01    Conveyance of Mortgage Loans.......................................46
        Section 2.02    Acceptance by Trustee..............................................49
        Section 2.03    Representations, Warranties and Covenants of the Master
                        Servicer and the Depositor.........................................50
        Section 2.04    Representations and Warranties of Residential Funding..............53
        Section 2.05    Execution and Authentication of Certificates; Conveyance of
                        Uncertificated REMIC Regular Interests.............................55
        Section 2.06    Purposes and Powers of the Trust...................................55

ARTICLE III             ADMINISTRATION AND SERVICING OF MORTGAGE LOANS.....................57

        Section 3.01    Master Servicer to Act as Servicer.................................57
        Section 3.02    Subservicing Agreements Between Master Servicer and
                        Subservicers; Enforcement of Subservicers' Obligations;
                        Special Servicing..................................................58

        Section 3.03    Successor Subservicers.............................................59
        Section 3.04    Liability of the Master Servicer...................................60
        Section 3.05    No Contractual Relationship Between Subservicer and Trustee or
                        Certificateholders.................................................60
        Section 3.06    Assumption or Termination of Subservicing Agreements by Trustee....60
        Section 3.07    Collection of Certain Mortgage Loan Payments; Deposits to
                        Custodial Account..................................................61
        Section 3.08    Subservicing Accounts; Servicing Accounts..........................63
        Section 3.09    Access to Certain Documentation and Information Regarding the
                        Mortgage Loans.....................................................64
        Section 3.10    Permitted Withdrawals from the Custodial Account...................65
        Section 3.11    Maintenance of Primary Insurance Coverage..........................66
        Section 3.12    Maintenance of Fire Insurance and Omissions and Fidelity
                        Coverage...........................................................67
        Section 3.13    Enforcement of Due-on-Sale Clauses; Assumption and
                        Modification Agreements; Certain Assignments.......................68
        Section 3.14    Realization Upon Defaulted Mortgage Loans..........................70
        Section 3.15    Trustee to Cooperate; Release of Mortgage Files....................73
        Section 3.16    Servicing and Other Compensation; Compensating Interest............74
        Section 3.17    Reports to the Trustee and the Depositor...........................75
        Section 3.18    Annual Statement as to Compliance..................................76
        Section 3.19    Annual Independent Public Accountants' Servicing Report............77
        Section 3.20    Right of the Depositor in Respect of the Master Servicer...........77

ARTICLE IV              PAYMENTS TO CERTIFICATEHOLDERS.....................................78

        Section 4.01    Certificate Account................................................78
        Section 4.02    Distributions......................................................78
        Section 4.03    Statements to Certificateholders...................................84
        Section 4.04    Distribution of Reports to the Trustee and the Depositor;
                        Advances by the Master Servicer....................................86
        Section 4.05    Allocation of Realized Losses......................................87
        Section 4.06    Reports of Foreclosures and Abandonment of Mortgaged Property......89
        Section 4.07    Optional Purchase of Defaulted Mortgage Loans......................89
        Section 4.08    Distributions on the REMIC I Regular Interests and REMIC II
                        Regular Interests..................................................89

ARTICLE V               THE CERTIFICATES...................................................90

        Section 5.01    The Certificates...................................................90
        Section 5.02    Registration of Transfer and Exchange of Certificates..............91
        Section 5.03    Mutilated, Destroyed, Lost or Stolen Certificates..................96
        Section 5.04    Persons Deemed Owners..............................................96

        Section 5.05    Appointment of Paying Agent........................................97

ARTICLE VI              THE DEPOSITOR AND THE MASTER SERVICER..............................98

        Section 6.01    Respective Liabilities of the Depositor and the Master Servicer....98
        Section 6.02    Merger or Consolidation of the Depositor or the Master
                        Servicer; Assignment of Rights and Delegation of Duties by
                        Master Servicer....................................................98
        Section 6.03    Limitation on Liability of the Depositor, the Master Servicer
                        and Others.........................................................99
        Section 6.04    Depositor and Master Servicer Not to Resign.......................100

ARTICLE VII             DEFAULT...........................................................101

        Section 7.01    Events of Default.................................................101
        Section 7.02    Trustee or Depositor to Act; Appointment of Successor.............103
        Section 7.03    Notification to Certificateholders................................104
        Section 7.04    Waiver of Events of Default.......................................104

ARTICLE VIII            CONCERNING THE TRUSTEE............................................105

        Section 8.01    Duties of Trustee.................................................105
        Section 8.02    Certain Matters Affecting the Trustee.............................106
        Section 8.03    Trustee Not Liable for Certificates or Mortgage Loans.............108
        Section 8.04    Trustee May Own Certificates......................................108
        Section 8.05    Master Servicer to Pay Trustee's Fees and Expenses;
                        Indemnification...................................................108
        Section 8.06    Eligibility Requirements for Trustee..............................109
        Section 8.07    Resignation and Removal of the Trustee............................109
        Section 8.08    Successor Trustee.................................................110
        Section 8.09    Merger or Consolidation of Trustee................................111
        Section 8.10    Appointment of Co-Trustee or Separate Trustee.....................111
        Section 8.11    Appointment of Custodians.........................................112
        Section 8.12    Appointment of Office or Agency...................................112

ARTICLE IX              TERMINATION.......................................................113

        Section 9.01    Optional Purchase by the Master Servicer of All Certificates;
                        Termination Upon Purchase by the Master Servicer or
                        Liquidation of All Mortgage Loans.................................113
        Section 9.02    Additional Termination Requirements...............................116

ARTICLE X               REMIC PROVISIONS..................................................118

        Section 10.01   REMIC Administration..............................................118
        Section 10.02   Master Servicer, REMIC Administrator and Trustee
                        Indemnification...................................................121

ARTICLE XI              MISCELLANEOUS PROVISIONS..........................................123


        Section 11.01   Amendment.........................................................123
        Section 11.02   Recordation of Agreement; Counterparts............................125
        Section 11.03   Limitation on Rights of Certificateholders........................126
        Section 11.04   Governing Law.....................................................126
        Section 11.05   Notices...........................................................126
        Section 11.06   Notices to Rating Agencies........................................127
        Section 11.07   Severability of Provisions........................................128
        Section 11.08   Supplemental Provisions for Resecuritization......................128






                                    EXHIBITS

Exhibit A             Form of Class A-[__] Certificate
Exhibit B             Form of Class M-[__] Certificate
Exhibit C             Form of Class SB Certificate
Exhibit D             Form of Class R-[__] Certificate
Exhibit E             Form of Custodial Agreement
Exhibit F             Mortgage Loan Schedule
Exhibit G             Form of Request for Release
Exhibit H-1           Form of Transfer Affidavit and Agreement
Exhibit H-2           Form of Transferor Certificate
Exhibit I             Form of Investor Representation Letter
Exhibit J             Form of Transferor Representation Letter
Exhibit K             Text of  Amendment  to  Pooling  and  Servicing  Agreement  Pursuant  to
                      Section 11.01(e) for a Limited Guaranty
Exhibit L             Form of Limited Guaranty
Exhibit M             Form of Lender Certification for Assignment of Mortgage Loan
Exhibit N             Form of Rule 144A Investment Representation
Exhibit O             Form of ERISA Representation Letter for Class SB Certificates
Exhibit P             Form of ERISA Representation Letter for Class M Certificates


        This Pooling and Servicing Agreement, effective as of February 1, 2002, among RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., as the depositor (together with its permitted successors and assigns, the "Depositor"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and JPMORGAN CHASE BANK, a New York banking corporation, as trustee (together with its permitted successors and assigns, the "Trustee").


                                    PRELIMINARY STATEMENT:

        The Depositor intends to sell mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued hereunder in thirteen classes, which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of the Mortgage Loans (as defined herein).


                                     REMIC I

        As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "Uncertificated REMIC I Pass-Through Rate") and initial Uncertificated Principal Balance for each of the "regular interests" in REMIC I (the "REMIC I Regular Interests"). The "latest possible maturity date" (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) for each REMIC I Regular Interest shall be the Maturity Date. None of the REMIC I Regular Interests will be certificated.

    Designation      Uncertificated REMIC I    Initial Uncertificated      Latest Possible
                        Pass-Through Rate        Principal Balance          Maturity Date
        LTA                Variable(1)                  $361,002,585.05     March 25, 2032
        LTB1               Variable(1)                  $ 10,000,000.00     March 25, 2032
        LTB2               Variable(1)                  $ 10,000,000.00     March 25, 2032
        LTB3               Variable(1)                   $ 8,000,000.00     March 25, 2032
        LTB4               Variable(1)                   $17,000,000.00     March 25, 2032
        LTB5               Variable(1)                   $39,000,000.00     March 25, 2032
------------
(1)     Calculated as provided in the definition of Uncertificated REMIC I Pass-Through Rate.


                                    REMIC II

        As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "Uncertificated REMIC II Pass-Through Rate") and initial Uncertificated Principal Balance for each of the "regular interests" in REMIC II (the "REMIC II Regular Interests"). The "latest possible maturity date" (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) for each REMIC II Regular Interest shall be the Maturity Date. None of the REMIC II Regular Interests will be certificated.

    Designation Uncertificated REMIC II   Initial Uncertificated  Latest
                   Pass-Through Rate        Principal Balance     Possible
                                                                  Maturity Date
        LT1           Variable(1)         $ 444,928,282.49     March 25, 2032
        LT2           Variable(1)            $   14,697.95     March 25, 2032
        LT3           Variable(1)            $   29,802.30     March 25, 2032
        LT4           Variable(1)            $   29,802.30     March 25, 2032
      LTA-IO1         Variable(2)                $  N/A(3)    August 25, 2002
      LTA-IO2         Variable(2)                $  N/A(3)   February 25, 2003
      LTA-IO3         Variable(2)                $  N/A(3)    August 25, 2003
      LTA-IO4         Variable(2)                $  N/A(3)   February 25, 2004
      LTA-IO5         Variable(2)                $  N/A(3)    August 25, 2004

------------

(1) Calculated as provided in the definition of Uncertificated REMIC II Pass-Through Rate.

(2) Until the Latest Poss ible Maturity Date set forth in the last column of this table, a per annum rate equal to 5.50% or the Uncertificated REMIC I Pass-Through Rate, if less, and 0.00% thereafter.

(3) REMIC II Regu lar Interests LTA-IO will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount outstanding from time to time which shall equal the Uncertificated Principal Balance of REMIC I Regular Interest LTB with the same numerical designation (the "Related REMIC I Regular Interest LTB") for Distribution Dates on or before the Latest Possible Maturity Date for such REMIC II Regular Interest LTA-IO, and thereafter shall be $0.00.

                                 REMIC III

        As provided herein, the REMIC Administrator will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC III. The Class R-III Certificates will represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Pass-Through Rate, aggregate Initial Certificate Principal Balance, certain features, Final Scheduled Distribution Date and initial ratings for each Class of Certificates comprising the interests representing "regular interests" in REMIC III. The "latest possible maturity date" (determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii)) for each Class of REMIC III Regular Certificates shall be the Maturity Date.


                                      AGGREGATE
                       PASS-THROUGH    INITIAL                                   INITIAL
DESIGNATION    TYPE        RATE      CERTIFICATE       FINAL         FEATURES    RATINGS
                                      PRINCIPAL      SCHEDULED
                                       BALANCE      DISTRIBUTION
                                                        DATE
                                                                                   S&P   MOODY'S
 Class A-1    Senior   Adjustable(1)$145,000,000.00August 25, 2020    Senior       AAA     Aaa
 Class A-2    Senior       4.30%(1) $48,000,000.00 April 25, 2023     Senior       AAA     Aaa
 Class A-3    Senior       4.92%(1) $70,000,000.00  July 25, 2026     Senior       AAA     Aaa
 Class A-4    Senior       5.77%(1) $65,000,000.00  June 25, 2029     Senior       AAA     Aaa
 Class A-5    Senior    6.60%(1)(3) $65,825,000.00 March 25, 2032     Senior       AAA     Aaa
Class A-IO    Senior       5.50%(4)     $      (5) August 25, 2004 Senior/Interest AAA     Aaa
                                                                            Only
 Class M-1  Mezzanine   6.56%(1)(3) $20,025,000.00 March 25, 2032    Mezzanine     AA      Aa2
 Class M-2  Mezzanine   6.96%(1)(3) $17,800,000.00 March 25, 2032    Mezzanine      A      A2
 Class M-3  Mezzanine   7.16%(1)(3)  13,350,000.00 March 25, 2032    Mezzanine     BBB    Baa2

 Class SB   SubordinateAdjustable(5) $    2,858.05 March 25, 2032   Subordinate    N/R     N/R
 Class R-I   Residual           N/A            N/A March 25, 2032    Residual      N/R     N/R
Class R-II   Residual           N/A            N/A March 25, 2032    Residual      N/R     N/R
Class R-III  Residual           N/A            N/A March 25, 2032    Residual      N/R     N/R

------------

(1) Subject to a cap as described in the definition of "Pass-Through Rate" herein.

(2) The Pass-Through Rate on the Class A-1 Certificates on any Distribution Date will be equal to the lesser of (a) One-Month LIBOR plus 0.19%; and (b) the Net WAC Rate.

(3) Starting on the first Distribution Date after the first possible Optional Termination Date, the Pass-Through Rate indicated above will increase by a per annum rate equal to 0.50%.

(4) The Pass-Through Rate for the Class A-IO Certificates will be 5.50% per annum or a per annum rate equal to the Weighted Average Net Mortgage Rate, if less, for the March 2002 through August 2004 Distribution Dates. The Class A-IO Certificates will only be entitled to interest for the first 30 Distribution Dates. The Class A-IO Certificates will accrue interest on a Notional Amount equal to the lesser of (a) an amount set forth in the definition of "Notional Amount" for the related Distribution Date; and (b) the aggregate Stated Principal Balance of the Mortgage Loans, prior to giving effect to scheduled payments of principal during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the prior calendar month.

(5) The Class SB Certificates will accrue interest as described in the definition of Accrued Certificate Interest. The Class SB Certificates will not accrue interest on their Certificate Principal Balance.

        The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to approximately $445,002,585.05. The Mortgage Loans are fixed-rate, fully amortizing, first lien or balloon payment mortgage loans having terms to maturity at origination of not more than 30 years.

        In  consideration  of  the  mutual  agreements  herein  contained,   the
Depositor, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

Section 1.01   Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accrued Certificate Interest: With respect to each Distribution Date and the Class A Certificates and Class M Certificates, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate less interest shortfalls and interest losses from the Mortgage Loans, if any, allocated thereto for such Distribution Date, on the Certificate Principal Balance thereof, or Notional Amount thereof, in the case of the Class A-IO Certificates, immediately prior to such Distribution Date (or in the case of the first Distribution Date, the Cut-off Date). Accrued Certificate Interest on the Class A Certificates and Class M Certificates will be reduced by the amount of:

(i) the interest portions (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) of Excess Losses on the Mortgage Loans to the extent allocated to the Class A and Class M Certificates,

(ii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Losses, and

(iii) any other interest shortfalls on the Mortgage Loans, other than Prepayment Interest Shortfalls and other Realized Losses,

with all such reductions allocated on the Mortgage Loans to the Class A and Class M Certificates on a pro rata basis in reduction of the Accrued Certificate Interest which would have resulted absent such reductions. In addition to the foregoing, the amount of interest payable to the Class A and Class M
Certificates shall be reduced by the amount of (a) Prepayment Interest Shortfalls to the extent not covered by Compensating Interest pursuant to
Section 3.16 allocated to that Class of Certificates pursuant to Section 4.02(e) or covered by payments pursuant to Section 4.02(c)(vii) and (viii); and (b) the interest portion of Realized Losses allocated through Subordination as described in Section 4.05.

        With respect to each Distribution Date and the Class SB Certificates, interest accrued during the preceding calendar month at the related Pass-Through Rate on the Notional Amount as specified in the definition of Pass-Through Rate, immediately prior to such Distribution Date in each case, reduced by any interest shortfalls with respect to the Mortgage Loans other than Prepayment Interest Shortfalls. In addition, Accrued Certificate Interest with respect to each Distribution Date, as to the Class SB Certificates, shall be reduced by an amount equal to the interest portion of Realized Losses allocated to the Overcollateralization Amount pursuant to Section 4.05 hereof. Accrued

Certificate Interest on the Class A (other than the Class A-1 Certificates), Class M and Class SB Certificates shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

        Accrued Certificate Interest for the Class A-1 Certificates will be based on the actual number of days in the related Interest Accrual Period and a 360-day year.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

     Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

        Alternate Net WAC Rate: With respect to any Distribution Date, a per annum rate equal to (1) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs minus (2) the Pass-Through Rate for the Class A-IO Certificates for such Distribution Date multiplied by a fraction, the numerator of which is (x) the Notional Amount of the Class A-IO Certificates immediately prior to such Distribution Date, and the denominator of which is (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, but in all events such per annum rate shall not be less than 0.00% per annum. With respect to the Class A-1 Certificates, the Alternate Net WAC Rate is further adjusted by multiplying the Alternate Net WAC Rate by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

        Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the Due Date in the related Due Period.

        Appraised Value: As to any Mortgaged Property, one of the following: (i) the lesser of (a) the appraised value of such Mortgaged Property based upon the appraisal or appraisals (or field review) made at the time of the origination of the related Mortgage Loan, and (b) the sales price of the Mortgaged Property at such time of origination, or (ii) in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan, one of (1) the appraised value based upon the appraisal made at the time of origination of the loan which was refinanced or modified, (2) the appraised value determined in an appraisal made at the time of refinancing or modification or (3) the sales price of the Mortgaged Property.

        Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated the Closing Date, between Residential Funding and the Depositor relating to the transfer and assignment of the Mortgage Loans.

        Available Distribution Amount: As to any Distribution Date, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date with respect to the Mortgage Loans, (iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a) in respect of the Mortgage Loans,
(iv) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account pursuant to Section 3.16(e) in respect of the Mortgage Loans and (v) any amount deposited in the Certificate Account pursuant to Section 4.07 or 9.01 in respect of the Mortgage Loans, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (x) the Amount Held for Future Distribution with respect to the Mortgage Loans, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of
Section 3.10(a).

     Balloon Loan: Each of the Mortgage Loans having an original term to maturity that is shorter than the related amortization term.

     Balloon Payment: With respect to any Balloon Loan, the related Monthly Payment payable on the stated maturity date of such Balloon Loan.

        Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

        Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of

California, the State of Texas, the State of Minnesota or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

        Calendar Quarter: A Calendar Quarter shall consist of one of the following time periods in any given year: January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31.

        Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     Certificate: Any Class A Certificate, Class M Certificate, Class SB Certificate or Class R Certificate.

        Certificate Account: The account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "JPMorgan Chase Bank, as trustee, in trust for the registered holders of Residential Asset Mortgage Products, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2002-RZ1" and which must be an Eligible Account.

     Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified
Organization nor a Non-United States Person shall be a holder of a Class R Certificate for any purpose hereof. Solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Depositor, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

        Certificate Principal Balance: With respect to any Class A Certificate (other than a Class A-IO Certificate) or Class M Certificate, on any date of determination, an amount equal to:

          (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus

        (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance or amount thereof pursuant to Section 4.02(c) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05.

        With respect to each Class SB Certificate, on any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times an amount equal to the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of the Class A and Class M Certificates then outstanding. The Class A-IO and Class R Certificates will not have a Certificate Principal Balance.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

     Class: Collectively, all of the Certificates or uncertificated interests bearing the same designation.

        Class A Certificates: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-IO Certificates.

        Class A-1 Certificate: Any one of the Class A-1 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class M, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Class A-2 Certificate: Any one of the Class A-2 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class M, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Class A-3 Certificate: Any one of the Class A-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class M, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Class A-4 Certificate: Any one of the Class A-4 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class M, Class SB and Class R

Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Class A-5 Certificate: Any one of the Class A-5 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class M, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Class A-IO Certificate: Any one of the Class A-IO Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class M, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Class A Interest Distribution Amount: As defined in Section 4.02(c)(i).

        Class A Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

        (i)    the Principal Distribution Amount for that Distribution Date; and

        (ii) the excess of (A) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) 74% and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less $2,225,012.93.

     Class M Certificates: Any one of the Class M-1, Class M-2 or Class M-3 Certificates.

        Class M-1 Certificate: Any one of the Class M-1 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class M-2, Class M-3 and Class SB Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

      Class M-1 Interest Distribution Amount: As defined in Section 4.02(c)(ii).

        Class  M-1   Principal   Distribution   Amount:   With  respect  to  any
Distribution Date on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

        (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and

          (ii) the excess of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) 83% and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less $2,225,012.93.

        Class M-2 Certificate: Any one of the Class M-2 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class M-3 and Class SB Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     Class M-2 Interest Distribution Amount: As defined in Section 4.02(c)(iii).

        Class  M-2   Principal   Distribution   Amount:   With  respect  to  any
Distribution Date on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

        (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount; and

          (ii) the excess of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) 91% and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less $2,225,012.93.

        Class M-3 Certificate: Any one of the Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class SB Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     Class M-3 Interest Distribution Amount: As defined in Section 4.02(c)(iv).

        Class  M-3   Principal   Distribution   Amount:   With  respect  to  any
Distribution Date on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

          (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount; and

          (ii) the excess of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) 97% and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less $2,225,012.93.

     Class R Certificate: Any one of the Class R-I, Class R-II or Class R-III Certificates.

        Class R-I Certificate: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

        Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

        Class R-III Certificate: Any one of the Class R-III Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC III for purposes of the REMIC Provisions.

        Class SB Certificate: Any one of the Class SB Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C, subordinate to the Class A and Class M Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Closing Date: February 26, 2002.

        Code: The Internal Revenue Code of 1986.

        Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full or Curtailments during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee and all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date; provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the last sentence of Section 7.02(a).

        Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: RAMPI, Series 2002-RZ1.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

        Custodial Agreement: An agreement that may be entered into among the Depositor, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

        Custodian: A custodian appointed pursuant to a Custodial Agreement.

        Cut-off Date: February 1, 2002.

        Cut-off Date Balance: $445,002,585.05.

        Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto (or due during the month of February 2002), whether or not received.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

        Definitive Certificate: Any definitive, fully-registered Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

        Delinquent: As used herein, a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on August 31 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

        Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

        Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) and (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code. A Disqualified Organization also includes any "electing large partnership," as defined in Section 775(a) of the Code and any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership
Interest in a Class R Certificate by such Person may cause any REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

        Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

     Due Period: With respect to any Distribution Date, the calendar month of such Distribution Date.

        Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of Bank One, National Association, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of JPMorgan Chase Bank, or
(v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

        ERISA: The Employee Retirement Income Security Act of 1974, as amended.

        Event of Default: As defined in Section 7.01.

        Excess Cash Flow: With respect to any Distribution Date, an amount equal to the sum of (A) the excess of (i) the Available Distribution Amount for that Distribution Date over (ii) the sum of (a) the Interest Distribution Amount for that Distribution Date and (b) the Principal Remittance Amount for that Distribution Date and (B) the Overcollateralization Reduction Amount for that Distribution Date.

        Excess Fraud Loss: With respect to the Mortgage Loans, any Fraud Loss on the Mortgage Loans, or portion thereof, which exceeds the then-applicable Fraud Loss Amount.

     Excess Loss: Any Excess Fraud Loss, Excess Special Hazard Loss or Extraordinary Loss.

        Excess Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount on that Distribution Date over (b) the Required Overcollateralization Amount on that Distribution Date.

        Excess Special Hazard Loss: With respect to the Mortgage Loans, any Special Hazard Loss on the Mortgage Loans, or portion thereof, that exceeds the then-applicable Special Hazard Amount.

        Exchange Date: As defined in Section 5.02(e)(iii).

        Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

        (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

        (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss"; or

        (c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

               1. by any government or sovereign power, de jure or defacto, or by any authority maintaining or using military, naval or air forces; or

               2.     by military, naval or air forces; or

               3. by an agent of any such government, power, authority or forces;

          (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

        (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

     Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

        Fannie Mae:  Fannie  Mae, a  federally  chartered  and  privately  owned
corporation   organized  and  existing  under  the  Federal  National   Mortgage
Association Charter Act, or any successor thereto.

     FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

        FDIC: Federal Deposit Insurance Corporation or any successor thereto.

        Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

        Final Scheduled Distribution Date: Solely for purposes of the face of the Class A and Class M Certificates, as follows: with respect to the Class A-1 Certificates, August 25, 2020, with respect to the Class A-2 Certificates, April 25, 2023, with respect to the Class A-3 Certificates, July 25, 2026, with respect to the Class A-4 Certificates, June 25, 2029, with respect to the Class A-IO Certificates, August 25, 2004, and with respect to the Class A-5, Class M-1, Class M-2 and Class M-3 Certificates, March 25, 2032. No event of default under this Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance or Notional Amount, as applicable, of any Class of Class A or Class M Certificates on or before its Final Scheduled Distribution Date.

        Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

        Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 3.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Mortgage Loans allocated through Subordination, in accordance with
Section 4.05 since the Cut-off Date up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Mortgage Loans allocated through

Subordination, in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of
(a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Mortgage Loans allocated through Subordination, in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

        The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to the Class A Certificates or Class M Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and (ii) provide a copy of such written confirmation to the Trustee.

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

        Freddie Mac: Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     HomeComings: HomeComings Financial Network, Inc., a wholly-owned subsidiary of Residential Funding.

        Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Depositor, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Initial Certificate Principal Balance: With respect to each Class of Certificates (other than the Class A-IO Certificates and the Class R Certificates), the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

        Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

        Interest Accrual Period: With respect to any Certificate (other than the Class A-1 Certificates) and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. With respect to the Class A-1 Certificates (a) for the Distribution Date in March 2002, the period commencing on the Closing Date and ending on the day preceding the Distribution Date in March 2002, and (b) for any Distribution Date after the Distribution Date in March 2002, the period beginning on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day before that Distribution Date.

        Interest Differential: With respect to a Certificate that has a Pass-Through Rate equal to the Net WAC Rate for any Distribution Date, the excess, if any, of the interest accrued on such Certificate during the related Interest Accrual Period at the Alternate Net WAC Rate over the interest accrued on such Certificate during the related Interest Accrual Period at the Net WAC Rate.

     Interest Distribution Amount: The sum of the Class A, Class M-1, Class M-2 and Class M-3 Interest Distribution Amounts.

        Interim Certification: As defined in Section 2.02.

        Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        LIBOR Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in London, England are required or authorized to by law to be closed.

        LIBOR Rate Adjustment Date: With respect to each Distribution Date, the second LIBOR Business Day immediately preceding the commencement of the related Interest Accrual Period.

        Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

        Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Marker Rate: With respect to the Class SB Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for REMIC II Regular Interest LT2 and REMIC II Regular Interest LT3.

        Maturity Date: With respect to each Class of Certificates of regular interest or Uncertificated Regular Interest issued by each of REMIC I, REMIC II and REMIC III, the latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, by which the Certificate Principal Balance of each such Class of Certificates representing a regular interest in the Trust Fund would be reduced to zero, which is, for each such regular interest other than the Class A-IO Certificates, March 25, 2032, which is the second Distribution Date following the latest maturity date of any Mortgage Loan, and which is for the Class A-IO Certificates, August 25, 2004.

     MERS:  Mortgage  Electronic   Registration  Systems,  Inc.,  a  corporation
organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS(R)  System:   The  system  of  recording   transfers  of  Mortgages
electronicallY maintained by MERS.

     MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.

     Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

        Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

        MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

        Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and the Due Date in any Due Period, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient
Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

        Moody's: Moody's Investors Service, Inc., or its successor in interest.

        Mortgage: With respect to each Mortgage Note related to a Mortgage Loan, the mortgage, deed of trust or other comparable instrument creating a first or junior lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

        Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which lists shall set forth at a minimum the following information as to each Mortgage Loan:

               (i)    the Mortgage Loan identifying number ("RFC LOAN #");

               (ii)   the state, city and zip code of the Mortgaged Property;

               (iii) the maturity of the Mortgage Note ("MATURITY DATE", or "MATURITY DT" for Mortgage Loans and if such Mortgage Loan is a Balloon Loan, the amortization term thereof;

               (iv)    the Mortgage Rate as of the Cut-off Date ("ORIG RATE")

               (v)    the Net Mortgage Rate as of the Cut-off Date ("CURR NET");

               (vi) the scheduled monthly payment of principal, if any, and interest as of the Cut-off Date ("ORIGINAL P & I");

               (vii)  the Cut-off Date Principal Balance ("PRINCIPAL BAL");

               (viii) the Loan-to-Value Ratio at origination ("LTV");

               (ix) a code "T", "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence (the absence of any such code means the Mortgage Loan is secured by a primary residence); and

               (x) a code "N" under the column "OCCP CODE", indicating that the Mortgage Loan is secured by a non-owner occupied residence (the absence of any such code means the Mortgage Loan is secured by an owner occupied residence).

        Such schedule may consist of multiple reports that collectively set forth all of the information required.

        Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule attached hereto as Exhibit F, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

     Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

     Mortgaged Property: The underlying real property securing a Mortgage Loan.

        Mortgagor: The obligor on a Mortgage Note.

        Net Mortgage Rate: With respect to any Mortgage Loan as of any date of determination, a per annum rate equal to the Adjusted Mortgage Rate for such Mortgage Loan as of such date minus the Servicing Fee Rate.

        Net WAC Rate: With respect to any Distribution Date, a per annum rate equal to (1) the weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted by the Stated Principal Balance of each Mortgage Loan as of the end of the calendar month immediately preceding such Distribution Date minus (2) the Pass-Through Rate for the Class A-IO Certificates for such Distribution Date multiplied by a fraction, the numerator of which is (x) the Notional Amount of the Class A-IO Certificates immediately prior to such Distribution Date, and the denominator of which is (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the calendar month immediately preceding such Distribution Date, but in all events such per annum rate shall not be less than 0.00% per annum. With respect to the Class A-1 Certificates, the Net WAC Rate is further adjusted by multiplying the Net WAC Rate by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period. The foregoing rate is equal to the weighted average of the Uncertificated REMIC I Pass-Through Rates with respect to the REMIC I Regular Interests, such Uncertificated REMIC I Pass-Through Rates being first reduced in the case of the REMIC I Regular Interests LTB by the rate for such Distribution Date for the related REMIC II Regular Interest LTA-IO, weighted in each case by their respective Uncertificated Principal Balances.

        Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person: Any Person other than a United States Person.

        Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds or REO Proceeds.

     Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.


        Notional Amount: With respect to the Class A-IO Certificates immediately prior to any Distribution Date, the lesser of (i) the amount specified below for the applicable Distribution Date, and (ii) the aggregate principal balance of the Mortgage Loans prior to giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the prior calendar month, which shall be equal to an amount equal to the aggregate Uncertificated Notional Amount of REMIC II Regular Interests LTA-IO. With respect to the Class SB Certificates or the REMIC III Regular Interest SB-IO, immediately prior to any Distribution Date, the aggregate of the Uncertificated Principal Balances of the REMIC II Regular Interests.

---------------------------------------------------- ---------------------------
DISTRIBUTION DATE                                      SCHEDULED NOTIONAL AMOUNT



DISTRIBUTION DATES
---------------------------------------------------- ---------------------------
---------------------------------------------------- ---------------------------
March 2002 through and including August 2002                  $84,000,000
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---------------------------------------------------- ---------------------------
September 2002 through and including February 2003            $74,000,000
---------------------------------------------------- ---------------------------
---------------------------------------------------- ---------------------------
March 2003 through and including August 2003                  $64,000,000
---------------------------------------------------- ---------------------------
---------------------------------------------------- ---------------------------
September 2003 through and including February 2004            $56,000,000
---------------------------------------------------- ---------------------------
---------------------------------------------------- ---------------------------
March 2004 through and including August 2004                  $39,000,000
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September 2004 and thereafter                                     $0
---------------------------------------------------- ---------------------------



        Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

        One-Month LIBOR: With respect to any Distribution Date, the arithmetic mean of the London interbank offered rate quotations for one-month United States dollar deposits, determined on the preceding LIBOR Rate Adjustment Date as set forth in Section 1.02 hereof.

        Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Depositor or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of REMIC I, REMIC II or REMIC III as REMICs or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Optional Termination Date: Any Distribution Date on or after which the Stated Principal Balance (after giving effect to distributions to be made on such Distribution Date) of the Mortgage Loans is less than 10.00% of the Cut-off Date Balance.

        Outstanding Mortgage Loan: As to the Due Date in any Due Period, a Mortgage Loan (including an REO Property) that was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and that was not purchased, deleted or substituted for prior to such Due Date pursuant to
Section 2.02, 2.03, 2.04 or 4.07.

        Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (b) the aggregate Certificate Principal Balance of the Class A and Class M Certificates, other than the Class A-IO Certificates, before taking into account distributions of principal to be made on that Distribution Date.

        Overcollateralization Increase Amount: With respect to any Distribution Date, an amount equal to the lesser of (i) the Excess Cash Flow for that Distribution Date and (ii) the excess, if any, of (x) the Required
Overcollateralization Amount for that Distribution Date over (y) the Overcollateralization Amount for that Distribution Date.

        Overcollateralization Reduction Amount: With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) the Principal Remittance Amount for that Distribution Date.

        Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Pass-Through Rate:
        -----------------

        With respect to the Class A-1 Certificates, the lesser of (i) a per annum rate equal to 0.19% plus One-Month LIBOR and (ii) the Net WAC Rate;

        With respect to the Class A-2 Certificates, the lesser of (i) 4.30% per annum and (ii) from the March 2002 Distribution Date through the August 2004 Distribution Date, the Net WAC Rate, and thereafter the amount described in clause (i);

        With respect to the Class A-3 Certificates, the lesser of (i) 4.92% per annum and (ii) from the March 2002 Distribution Date through the August 2004 Distribution Date, the Net WAC Rate, and thereafter the amount described in clause (i);

        With respect to the Class A-4 Certificates, the lesser of (i) 5.77% per annum and (ii) from the March 2002 Distribution Date through the August 2004 Distribution Date, the Net WAC Rate, and thereafter the amount described in clause (i);

        With respect to the Class A-5 Certificates, the lesser of (i) in the case of any Distribution Date up to the first possible Optional Termination Date, 6.60% per annum, and in the case of any Distribution Date after the first possible Optional Termination Date, 7.10% per annum and (ii) from the March 2002 Distribution Date through the August 2004 Distribution Date, the Net WAC Rate, and thereafter the amount described in clause (i), provided that interest accrued on the Class A-5 and Class M-1 Certificates shall be reduced pro rata according to the amount of Accrued Certificate Interest thereon computed without regard to this provision to the extent required so that aggregate interest accrued on the Class A-5 and Class M Certificates will not exceed the aggregate interest accrued at the respective Net Mortgage Rates on the Mortgage Loans;

        With respect to the Class A-IO Certificates (i) in the case of any Distribution Date up to and including the August 2004 Distribution Date, the lesser of (A) 5.50% per annum and (B) the Uncertificated REMIC I Pass-Through Rate, and (ii) in the case of any Distribution Date after the August 2004 Distribution Date, 0% per annum, which, for each Interest Accrual Period, is equal to 100% of the interest on REMIC II Regular Interests LTA-IO;

        With respect to the Class M-1 Certificates, the lesser of (i) in the case of any Distribution Date up to and including the first possible Optional Termination Date, 6.56% per annum, and in the case of any Distribution Date after the first possible Optional Termination Date, 7.06% per annum and (ii) from the March 2002 Distribution Date through the August 2004 Distribution Date, the Net WAC Rate, and thereafter the amount described in clause (i), provided that interest accrued on the Class A-5 and Class M-1 Certificates shall be reduced pro rata according to the amount of Accrued Certificate Interest thereon computed without regard to this provision to the extent required so that aggregate interest accrued on the Class A-5 and Class M Certificates will not exceed the aggregate interest accrued at the respective Net Mortgage Rates on the Mortgage Loans;

        With respect to the Class M-2 Certificates, the lesser of (i) in the case of any Distribution Date up to and including the first possible Optional Termination Date, 6.96% per annum, and in the case of any Distribution Date after the first possible Optional Termination Date, 7.46% per annum and (ii) the Net WAC Rate;

        With respect to the Class M-3 Certificates, the lesser of (i) in the case of any Distribution Date up to and including the first possible Optional Termination Date, 7.16% per annum, and in the case of any Distribution Date after the first possible Optional Termination Date, 7.66% per annum and (ii) the Net WAC Rate; and

        With respect to the Class SB Certificates and any Distribution Date or the REMIC III Regular Interest SB-IO, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (i) through (iii) below, and the denominator of which is the aggregate principal balance of the REMIC II Regular Interests relating to the Mortgage Loans. For purposes of calculating the Pass-Through Rate for the Class SB Certificates, the numerator is equal to the sum of the following components:

               (i) the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT1 minus the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT1;

               (ii) the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT2 minus the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2; and

               (iii) the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT4 minus twice the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT4.

     Paying Agent: JPMorgan Chase Bank or any successor Paying Agent appointed by the Trustee.

        Percentage Interest: With respect to any Class A Certificate or Class M Certificate, the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all of the Certificates of the same Class. The Percentage Interest with respect to a Class SB or Class R Certificate shall be stated on the face thereof.

        Permitted Investments: One or more of the following:

               (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

               (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is a Rating Agency;

               (iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper and demand notes shall have a remaining maturity of not more than 30 days;

               (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

               (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch, Inc. and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean the following: A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch, Inc. in the case of Fitch, Inc.

     Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Prepayment Assumption: With respect to the Class A and Class M Certificates, the prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on such Certificates for federal income tax purposes, which assumes a constant prepayment rate of 4% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans, and an additional approximate 1.6364% per annum in each month thereafter until the twelfth month, and then beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 22.0% per annum each month.

        Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the related Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage
Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the related Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the related Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

     Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.

        Primary Insurance Policy: With respect to any Mortgage Loan, each primary policy of mortgage guaranty insurance or replacement policy therefor. Each Mortgage Loan with a Primary Insurance Policy is identified on Exhibit F with the exception of either code "23" or "96" under the column "MI CO CODE."

     Principal Distribution Amount: With respect to any Distribution Date, the lesser of (a) the excess of (i) the Available Distribution Amount over (ii) the Interest Distribution Amount and (b) the sum of:

               (i) the principal portion of each Monthly Payment received or Advanced with respect to the related Due Period on each Outstanding Mortgage Loan;

               (ii) the Stated Principal Balance of any Mortgage Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or 2.04 during the related Prepayment Period;

               (iii) the principal portion of all other unscheduled collections on the Mortgage Loans (including, without limitation, Principal Prepayments in Full, Curtailments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received) to the extent applied by the Master Servicer as recoveries of principal of the Mortgage Loans pursuant to
        Section 3.14;

               (iv) the lesser of (a) the Excess Cash Flow for such Distribution Date and (b) the principal portion of any Realized Losses (other than Excess Losses) incurred (or deemed to have been incurred) on any Mortgage Loans in the calendar month preceding such Distribution Date; and

               (v) the lesser of (a) the Excess Cash Flow for such Distribution Date (to the extent not used to cover Realized Losses pursuant to clause
        (iv) of this definition) and (b) the amount of any Overcollateralization Increase Amount for such Distribution Date;

     minus (vi) the Overcollateralization Reduction Amount for such Distribution Date.

        Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

        Principal Remittance Amount: With respect to any Distribution Date, the sum of the amounts described in clauses (i), (ii) and (iii) of the definition of Principal Distribution Amount for that Distribution Date.

        Program Guide: The Residential Funding Seller Guide for mortgage collateral sellers that participate in Residential Funding's standard mortgage programs, and Residential Funding's Servicing Guide and any other subservicing arrangements which Residential Funding has arranged to accommodate the servicing of the Mortgage Loans.

        Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

     Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Depositor for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee,

        (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding, in the Custodial Account in the month of substitution);

        (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution;

        (iii)  have a Loan-to-Value  Ratio at the time of substitution no higher
               than  that  of  the  Deleted   Mortgage   Loan  at  the  time  of
               substitution;

        (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

        (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement.

        Rating Agency: Standard & Poor's and Moody's. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

        Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which is the subject of a Servicing Modification, (a) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced, and
(b) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

        Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Record Date: With respect to any Certificates, other than the Class A-1 Certificates, and each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs. With respect to the Class A-1 Certificates and each Distribution Date, the close of business on the day prior to that Distribution Date.

        Reference Bank Rate:  As defined in Section 1.02.

     Regular Certificates: The Class A Certificates, Class M Certificates and Class SB Certificates.

     Regular Interest: Any one of the REMIC regular interests in the Trust Fund.

     Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

        REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code. As used herein, the term "REMIC" shall mean REMIC I, REMIC II or REMIC III.

        REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

        REMIC I: The segregated pool of assets subject hereto, constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made, consisting of:

               (i)    the Mortgage Loans and the related Mortgage Files;

               (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date (other than Monthly Payments due in February 2002) as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund;

               (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure;

               (iv) the hazard insurance policies and Primary Insurance Policy pertaining to the Mortgage Loans, if any; and

               (v)    all proceeds of clauses (i) through (iv) above.

        REMIC I Realized Losses: For any Distribution Date, Realized Losses on the Mortgage Loans for the related Due Period shall be allocated as follows: The Interest Realized Losses, if any, shall be allocated pro rata to the REMIC I Regular Interests LTB to the extent, if any, that Interest Realized Losses for such Distribution Date are allocated to the Class A-IO Certificates; all other Interest Realized Losses shall be allocated to the REMIC I Regular Interest LTA to the extent of Accrued Certificate Interest thereon in reduction thereof. Any Interest Realized Losses in excess of the amount allocated pursuant to the preceding sentence shall be treated as Realized Losses not attributable to any specific Mortgage Loan and allocated pursuant to the succeeding sentences. Realized Losses shall be allocated to the REMIC I Regular Interest LTA in reduction of the principal balance thereof until such principal balance has been reduced to zero and thereafter shall be allocated to the REMIC I Regular Interest LTB.

        REMIC I Regular Interests: REMIC I Regular Interest LTA and REMIC I Regular Interest LTB.

        REMIC I Regular Interest LTA: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest LTB1: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO1.

        REMIC I Regular Interest LTB2: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO2.

        REMIC I Regular Interest LTB3: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO3.

        REMIC I Regular Interest LTB4: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO4.

        REMIC I Regular Interest LTB5: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein. Such REMIC I Regular Interest shall be treated as related to REMIC II Regular Interest LTA-IO5.

        REMIC I Regular Interests LTB: REMIC I Regular Interest LTB1, REMIC I Regular Interest LTB2, REMIC I Regular Interest LTB3, REMIC I Regular Interest LTB4 and REMIC I Regular Interest LTB5.

        REMIC II: The segregated pool of assets subject hereto, constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made, consisting of the REMIC I Regular Interests.

        REMIC II Principal Reduction Amounts: For any Distribution Date, the amounts by which the principal balances of the REMIC II Regular Interests LT1, LT2, LT3 and LT4 respectively will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as follows:

        For purposes of the succeeding formulas the following symbols shall have the meanings set forth below:

        Y1 = the principal balance of the REMIC II Regular Interest LT1 after distributions on the prior Distribution Date.

        Y2 = the principal balance of the REMIC II Regular Interest LT2 after distributions on the prior Distribution Date.

        Y3 = the principal balance of the REMIC II Regular Interest LT3 after distributions on the prior Distribution Date.

        Y4 = the principal balance of the REMIC II Regular Interest LT4 after distributions on the prior Distribution Date (note: Y3 =
               Y4).

        (DELTA)Y1  = the  REMIC II  Regular  Interest  LT1  Principal  Reduction
Amount.

        (DELTA)Y2  = the  REMIC II  Regular  Interest  LT2  Principal  Reduction
Amount.

        (DELTA)Y3  = the  REMIC II  Regular  Interest  LT3  Principal  Reduction
Amount.

        (DELTA)Y4  = the  REMIC II  Regular  Interest  LT4  Principal  Reduction
Amount.

        P0 = the aggregate principal balance of the REMIC II Regular Interest LT1, REMIC II Regular Interest LT2, REMIC II Regular Interest LT3, and REMIC II Regular Interest LT4 after distributions and the allocation of Realized Losses on the prior Distribution Date.

        P1 = the aggregate principal balance of the REMIC II Regular Interest LT1, REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4 after distributions and the allocation of Realized Losses to be made on such Distribution Date.

        (DELTA)P = P0 - P1 = the aggregate of the REMIC II Regular Interest LT1,
               REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4 Principal Reduction Amounts.

              =the aggregate of the principal  portions of Realized Losses to be allocated to, and the principal distributions to be made on, the Certificates on such Distribution Date (including distributions of accrued and unpaid interest on the Class SB Certificates for prior Distribution Dates).

        R0 = the Net WAC Rate (stated as a monthly rate) after giving effect to amounts distributed and Realized Losses allocated on the prior Distribution Date.

        R1 = the Net WAC Rate (stated as a monthly rate) after giving effect to amounts to be distributed and Realized Losses to be allocated on such Distribution Date.

          (alpha) = (Y2 + Y3)/P0.  The  initial  value of (alpha) on the Closing
               Date for use on the first Distribution Date shall be 0.0001.

        (gamma)0 = the lesser of (A) the sum for all Classes of Certificates other than the Class SB Certificates of the product for each Class of (i) the monthly interest rate for such Class applicable for distributions to be made on such Distribution Date and (ii) the aggregate Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses on the prior Distribution Date and (B) R0*P0.

        (gamma)1 = the lesser of (A) the sum for all Classes of Certificates other than the Class SB Certificates of the product for each Class of (i) the monthly interest rate for such Class applicable for distributions to be made on the next succeeding Distribution Date and (ii) the aggregate Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses to be made on such Distribution Date and (B) R1*P1.

        Then, based on the foregoing definitions:

        (DELTA)Y1 =   (DELTA)P - (DELTA)Y2 - (DELTA)Y3 - (DELTA)Y4;

        (DELTA)Y2 =   ((alpha)/2){( (gamma)0R1 - (gamma)1R0)/R0R1};

        (DELTA)Y3 =   (alpha)(DELTA)P - (DELTA)Y2; and

        (DELTA)Y4 =   (DELTA)Y3.

if   both (DELTA)Y2 and (DELTA)Y3,  as so determined,  are non-negative numbers.
     Otherwise:

        (1)    If (DELTA)Y2, as so determined, is negative, then

        (DELTA)Y2 = 0;

     (DELTA)Y3             =              {2(alpha)(DELTA)PY2R1R0              -
(alpha)2P0(alpha)2P0)}/{2(alpha)Y2R1R0 - (alpha)((gamma)0R1 - (gamma)1R0)};

        (DELTA)Y4 = (DELTA)Y3; and

        (DELTA)Y1 = (DELTA)P - (DELTA)Y2 - (DELTA)Y3 - (DELTA)Y4.

        (2)    If (DELTA)Y3, as so determined, is negative, then

        (DELTA)Y3 = 0;

     (DELTA)Y2      =      {(alpha)2P0((gamma)0R1      -      (gamma)1R0)      -
2(alpha)(DELTA)PY2R1R0/{2(alpha)Y2R1R0-         2(alpha)(DELTA)PR1R1R0         +
(alpha)((gamma)0R1 - (gamma)1R0)};

        (DELTA)Y4 = (DELTA)Y3; and

        (DELTA)Y1 = (DELTA)P - (DELTA)Y2 - (DELTA)Y3 - (DELTA)Y4.

        REMIC II Realized Losses: For any Distribution Date, Realized Losses on the Mortgage Loans for the related Due Period shall be allocated, as follows:
The Interest Realized Losses, if any, shall be allocated (i) pro rata to the REMIC II Regular Interests LTA-IO to the extent, if any, that Interest Realized Losses for such Distribution Date are allocated to the Class A-IO Certificates and (ii) any remaining Interest Realized Losses, if any, shall be allocated pro rata to accrued interest on the REMIC II Regular Interest other than the REMIC II Regular Interests LTA-IO to the extent of such accrued interest. Any remaining Interest Realized Losses and any Principal Realized Losses shall be treated as Principal Realized Losses and allocated (i) to the REMIC II Regular

Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4 REMIC II Regular Interests pro rata according to their respective Principal Reduction Amounts, provided that such allocation to each of the REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4 shall not exceed their respective Principal Reduction Amounts for such Distribution Date, and (ii) any Realized Losses not allocated to either the REMIC II Regular Interest LT2, REMIC II Regular Interest LT3, or REMIC II Regular Interest LT4 pursuant to the proviso of clause (i) shall be allocated to the REMIC II Regular Interest LT1.

        REMIC II Regular Interest LTA-IO1: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO1 shall be treated as related to REMIC I Regular Interest LTB1.

        REMIC II Regular Interest LTA-IO2: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO2 shall be treated as related to REMIC I Regular Interest LTB2.

        REMIC II Regular Interest LTA-IO3: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO3 shall be treated as related to REMIC I Regular Interest LTB3.

        REMIC II Regular Interest LTA-IO4: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO4 shall be treated as related to REMIC I Regular Interest LTB4.

        REMIC II Regular Interest LTA-IO5: A regular interest that is held as an asset of REMIC II that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein. REMIC II Regular Interest LTA-IO5 shall be treated as related to REMIC I Regular Interest LTB5.

        REMIC II Regular Interest LT1: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

        REMIC II Regular Interest LT1 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT1 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT1 on such Distribution Date.

         REMIC II Regular Interest LT2: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

        REMIC II Regular Interest LT2 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT2 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT2 on such Distribution Date.

        REMIC II Regular Interest LT3: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

        REMIC II Regular Interest LT3 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT3 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT3 on such Distribution Date.

        REMIC II Regular Interest LT4: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

        REMIC II Regular Interest LT4 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT4 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT4 on such Distribution Date.

     REMIC II Regular Interests: REMIC II Regular Interests LTA-IO, LT1, LT2, LT3 and LT4.

        REMIC II Regular Interests LTA-IO: REMIC II Regular Interest LTA-IO1, REMIC II Regular Interest LTA-IO2, REMIC II Regular Interest LTA-IO3, REMIC II Regular Interest LTA-IO4 and REMIC II Regular Interest LTA-IO5.

        REMIC III: The segregated pool of assets subject hereto, constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made, consisting of the REMIC II Regular Interests.

        REMIC III Regular Interest SB-PO: A separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest SB-PO shall have no entitlement to interest, and shall be entitled to distributions of principal subject to the terms and conditions hereof, in aggregate amount equal to the initial Certificate Principal Balance of the Class SB Certificates as set forth in the Preliminary Statement hereto.

        REMIC III Regular Interest SB-IO: A separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest SB-IO shall have no entitlement to principal, and shall be entitled to distributions of interest subject to the terms and conditions hereof, in aggregate amount equal to the interest distributable with respect to the Class SB Certificates pursuant to the terms and conditions hereof.

        REMIC III Regular Interests: REMIC III Regular Interests SB-IO and SB-PO, together with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-IO, Class M-1, Class M-2, Class M-3 and Class B Certificates.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

        REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

        REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

        REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at a rate equal to the sum of the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

        REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

        REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Repurchase Event: As defined in the Assignment Agreement.

        Request for Release: A request for release, the form of which is attached as Exhibit G hereto, or an electronic request in a form acceptable to the Custodian.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

        Required Overcollateralization Amount: As of any Distribution Date, (a) if such Distribution Date is prior to the Stepdown Date, the greater of (i) 1.50% of the Cut-off Date Principal Balance and (ii) 2,225,012.93, or (b) if such Distribution Date is on or after the Stepdown Date, the greater of (i) 3.00% of the then current aggregate Stated Principal Balances of the Mortgage Loans before giving effect to distributions on such Distribution Date and (ii) $2,225,012.93. The initial amount of overcollateralization is equal to $2,585.05.

     Residential   Funding:   Residential   Funding   Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Depositor and any successor thereto.

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee with direct responsibility for the administration of this Agreement.

     Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

        Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Depositor.

     Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the related Due Date in the related Due Period, as may be adjusted pursuant to
Section 3.16(e), and as may be adjusted with respect to successor Master Servicers pursuant to Section 7.02.

        Servicing Fee Rate: The per annum rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE," as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

        Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to a modification of such Mortgage Loan in accordance with Section 3.07(a).

        Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

        Sixty-Plus Delinquency Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, equal to (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including Mortgage Loans in foreclosure and REO Properties, over (y) the aggregate Stated Principal Balance of all of the Mortgage Loans immediately preceding that Distribution Date.

        Special Hazard Amount: As of any Distribution Date, an amount equal to $4,450,003, minus the sum of (i) the aggregate amount of Special Hazard Losses allocated to the Mortgage Loans through Subordination in accordance with Section
4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan that has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

        The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to the Class A and Class M Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency.

        Special Hazard Loss: Any Realized Loss not in excess of the lesser of the cost of repair or the cost of replacement of a Mortgaged Property suffered by such Mortgaged Property on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to
Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

        Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.0% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Standard & Poor's: Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or its successor in interest.

        Startup Date: The day designated as such pursuant to Article X hereof.

        Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending with the Due Period relating to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with
Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

        Stepdown Date: The later to occur of (x) the Distribution Date in March 2005 and (y) the first Distribution Date on which the sum of the aggregate
Certificate Principal Balance of the Class M Certificates and the Overcollateralization Amount immediately prior to that Distribution Date is equal to or greater than 26% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the preceding Due Period.

     Subordination: The provisions described in Section 4.05 relating to the allocation of Realized Losses.

     Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

        Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

        Subservicer  Advance:  Any  delinquent   installment  of  principal  and
interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

     Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

        Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Depositor.

        Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues with respect to each Distribution Date at an annual rate designated as "SUBSERV FEE" in Exhibit F.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I, REMIC II and REMIC III due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

        Telerate Screen Page 3750:  As defined in Section 1.02.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

        Transfer Affidavit and Agreement: As defined in Section 5.02(e).

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     Trigger   Event:  A  Trigger  Event  is  in  effect  with  respect  to  any
Distribution Date on or after the Stepdown Date if any of the following conditions are met:

               (i) the average of the Sixty-Plus Delinquency Percentage, as determined on that Distribution Date and the immediately preceding two Distribution Dates, exceeds 8.00%;

               (ii) if the Distribution Date is occurring before the Distribution Date in March 2006, the aggregate amount of Realized Losses, other than Excess Losses, on the Mortgage Loans since the Cut-off Date exceeds 2.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date;

               (iii) if the Distribution Date is occurring on or after the Distribution Date in March 2006 and before the Distribution Date in March 2007, the aggregate amount of Realized Losses, other than Excess Losses, on the Mortgage Loans since the Cut-off Date exceeds 3.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; or

               (iv) if the Distribution Date is occurring on or after the Distribution Date in March 2007, the aggregate amount of Realized Losses, other than Excess Losses, on the Mortgage Loans since the Cut-off Date exceeds 3.25% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

        Trust Fund: Collectively, the assets of REMIC I, REMIC II and REMIC III.

        Uncertificated Accrued Interest: With respect to any Uncertificated Regular Interest for any Distribution Date, one month's interest at the related Uncertificated Pass-Through Rate for such Distribution Date, accrued on the Uncertificated Principal Balance or Uncertificated Notional Amount, as applicable, immediately prior to such Distribution Date. Uncertificated Accrued Interest for the Uncertificated Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for any Distribution Date shall be allocated first pro rata to REMIC I Regular Interests LTB to the same extent as such shortfalls are allocated to the Class A-IO Certificates and any such shortfalls remaining shall then be allocated to REMIC I Regular Interest LTA, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC I Regular Interest. For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests for any Distribution Date, any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC II Regular Interests LTA-IO to the same extent as such shortfalls are allocated to the Class A-IO Certificates, and thereafter any remaining Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for any Distribution Date shall be allocated among REMIC I Regular Interests LT1, LT2, LT3 and LT4 pro rata based on, and to the extent of, Uncertificated Accrued Interest, as calculated without application of this sentence. Uncertificated Interest on REMIC III Regular Interest SB-PO shall be zero. Uncertificated Interest on the REMIC III Regular Interest SB-IO for each Distribution Date shall equal Accrued Certificate Interest for the Class SB Certificates.

        Uncertificated Notional Amount: With respect to any REMIC II Regular Interest LTA-IO and any Distribution Date on or prior to the Latest Possible Maturity Date therefor, the Uncertificated Principal Balance of the related REMIC I Regular Interest LTB for such Distribution Date. With respect to REMIC III Regular Interest SB-IO, the Notional Amount for such Class.

     Uncertificated Pass-Through Rate: The Uncertificated REMIC I Pass-Through Rate or Uncertificated REMIC II Pass-Through Rate.


        Uncertificated Principal Balance: The principal amount of any Uncertificated Regular Interest (other than the REMIC II Regular Interests LTA-IO) outstanding as of any date of determination. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero. The REMIC II Regular Interests LTA-IO will not have an Uncertificated Principal Balance. With respect to the REMIC III Regular Interest SB-PO the initial amount set forth with respect thereto in the Preliminary Statement as reduced by distributions deemed made in respect thereof pursuant to Section 4.02 and Realized Losses allocated thereto pursuant to Section 4.05.



     Uncertificated Regular Interests: The REMIC I Regular Interests and the REMIC II Regular Interests.



        Uncertificated   REMIC  I  Pass-Through   Rate:   With  respect  to  any
Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

        Uncertificated REMIC II Pass-Through Rate:

               (a) With respect to REMIC II Regular Interest LT1 and REMIC II Regular Interest LT2, and any Distribution Date, a per annum rate equal to the Net WAC Rate; with respect to REMIC II Regular Interest LT3 and any Distribution Date, 0.00%; and with respect to REMIC II Regular Interest LT4 and any Distribution Date, a per annum rate equal to twice the Net WAC Rate.

               (b) With respect to each REMIC II Regular Interest LTA-IO and the Distribution Dates on or prior to its Latest Possible Maturity Date, 5.50% per annum or the Uncertificated REMIC I Pass-Through Rate, if less, and with respect to each REMIC II Regular Interest LTA-IO and any Distribution Date after its Latest Possible Maturity Date, 0.00% per annum.

        Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

        Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

        United States Person: A citizen or resident of the United States, a corporation, partnership or other entity (treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

        Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 96.50% of all of the Voting Rights shall be allocated among Holders of the Class A Certificates (other than the Class A-IO Certificates) and the Class M Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1% of all of the Voting Rights shall be allocated among the Holders of the Class A-IO Certificates; 1% of all of the Voting Rights shall be allocated among the Holders of the Class SB Certificates; 0.50%, 0.50% and 0.50% of all of the Voting Rights shall be allocated among the Holders of the Class R-I, Class R-II and Class R-III Certificates, respectively; in each case to be allocated among the Certificates of such Class in accordance with their respective Percentage Interest.

        Weighted Average Net Mortgage Rate: With respect to any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates (or, if applicable, the Modified Net Mortgage Rates) on the Mortgage Loans, weighted on the basis of the respective Stated Principal Balances thereof immediately preceding such Distribution Date

        Section 1.02 Determination of One-Month LIBOR.

        One-Month LIBOR applicable to the calculation of the Pass-Through Rate on the Class A-1 Certificates for any Interest Accrual Period (including the initial Interest Accrual Period) will be determined on each LIBOR Rate Adjustment Date.

        On each LIBOR Rate Adjustment Date, One-Month LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 of the Moneyline Telerate Capital Markets Report as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate.

        The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A-1 Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to, with respect to the Class A-1 Certificates, the Certificate Principal Balance of the Class A-1 Certificates then outstanding. If no such quotations can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date, provided, however, if, under the priorities described above, One-Month LIBOR for a Distribution Date would be based on One-Month LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Trustee shall select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

        The establishment of One-Month LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Trustee's subsequent calculation of the Pass-Through Rates applicable to the Class A-1 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

        Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of One-Month LIBOR on such date. Furthermore, the Trustee will supply to any Certificateholder so calling the Bondholder Inquiry Line at 1-800-275-2048 and requesting the Pass-Through Rate on the Class A-1 Certificates for the current and the immediately preceding Interest Accrual Period.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01   Conveyance of Mortgage Loans.
               ----------------------------

(a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans in the month of February 2002).

(b) In connection with such assignment, except as set forth in Section 2.01(c) below and subject to Section 2.01(d) below, the Depositor does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) with respect to each Mortgage Loan so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the original Mortgage with evidence of recording indicated thereon;

(iii) Unless the Mortgage Loan is registered on the MERS(R) System an original Assignment oF the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment with evidence of recording indicated thereon;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) witH evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon; and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan, or a copy of each modification, assumption agreement or preferred loan agreement;

(c) The Depositor may, in lieu of delivering the original of the documents set forth in Section 2.01(b)(ii), (iii), (iv) and (v) (or copies thereof as permitted by Section 2.01(b)) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within thirty Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in Section 2.01(b)(ii), (iii),
(iv) and (v) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

        On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in
Section 2.01(b)(ii), (iii), (iv) and (v) which has been delivered to it by the Depositor.

(d) Notwithstanding the provisions of Section 2.01(c), in the event that in connection with any Mortgage Loan, if the Depositor cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Depositor shall deliver or cause to be delivered to the Trustee or the respective Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

        The Depositor shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(iii) of Section 2.01(b), except (a) in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for Residential Funding and its successors and assigns. If any Assignment is lost or returned unrecorded to the Depositor because of any defect therein, the Depositor shall prepare a substitute Assignment or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Depositor shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment (or copy thereof as permitted by Section 2.01(b)) with evidence of recording indicated thereon at the time specified in
Section 2.01(c).

        If the Depositor delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Depositor shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee in conjunction with the Interim Certification issued by the Custodian, as contemplated by Section 2.02.

        Any of the items set forth in Sections 2.01(b)(ii), (iii), (iv) and (v) and that may be delivered as a copy rather than the original may be delivered to the Trustee or the Custodian.

        In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Depositor further agrees that it will cause, at the Depositor's own expense, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that sucH Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

(e) It is intended that the conveyances by the Depositor to the Trustee of the Mortgage Loans as provided for in this Section 2.01 and the Uncertificated Regular Interests be construed as a sale by the Depositor to the Trustee of the Mortgage Loans and the Uncertificated Regular Interests for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans and the Uncertificated Regular Interests by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. Nonetheless, (a) this Agreement is intended to be and hereby is a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyances provided for in this Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Uncertificated Regular Interests and any and all general intangibles, payment intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property and other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B), (C) and (D) granted by Residential Funding to the Depositor pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, payment intangibles, negotiable documents, goods, deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction as in effect (including, without limitation, Sections 8-106, 9-313 and 9-106 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, (as applicable) the Trustee for the purpose of perfecting such security interest under applicable law.

        The Depositor and, at the Depositor's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the Uncertificated Regular Interests and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the
Trustee's security interest in or lien on the Mortgage Loans and the Uncertificated Regular Interests, as evidenced by an Officers Certificate of the Depositor, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Depositor or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Depositor, (3) any transfer of any interest of Residential Funding or the Depositor in any Mortgage Loan or
(4) any transfer of any interest of Residential Funding or the Depositor in any Uncertificated Regular Interests.

Section 2.02   Acceptance by Trustee.
               ---------------------

        The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future Certificateholders. The Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it, and to deliver to the Trustee a certificate (the "Interim Certification") to the effect that all documents required to be delivered pursuant to Section 2.01(b) above have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Upon delivery of the Mortgage Files by the Depositor or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above.

        If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective, the Trustee shall promptly so notify or cause the Custodian to so notify the Master Servicer and the Depositor. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Depositor and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it in respect of the items reviewed by it pursuant to the Custodial Agreement. If such omission or defect materially and adversely affects the interests in the related Mortgage Loan of the Certificateholders, the Master Servicer shall promptly notify the related Seller or Subservicer of such omission or defect and request that such Seller or Subservicer correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Seller or Subservicer does not correct or cure such omission or defect within such period, that such Seller or Subservicer purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. In furtherance of the foregoing and Section 2.04, if the Seller or the Subservicer or Residential Funding that repurchases the Mortgage Loan is not a member of MERS and the Mortgage is registered on the MERS(R) System, the MasteR Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Seller or the Subservicer or Residential Funding and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of the Seller or the Subservicer, to so cure or purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders.

          Section 2.03 Representations, Warranties and Covenants of the Master Servicer and the Depositor.

(a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

(vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Depositor, any Affiliate of the Depositor or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

(viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02; and

(ix) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

        It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by either the Depositor, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b) The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

(i) The information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the respective date or dates which such information is furnished;

(ii) Immediately prior to the conveyance of the Mortgage Loans to the Trustee, the Depositor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such conveyance validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest; and

(iii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1).

        It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by any of the Depositor, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(iii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Depositor shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Depositor shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, substitution or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Depositor under the same terms and conditions as provided in Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Depositor to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Depositor shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04   Representations and Warranties of Residential Funding.

        The Depositor, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of the Certificateholders all of its right, title and interest in respect of the Assignment Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement relates to the representations and warranties made by Residential Funding in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Depositor, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in the Assignment Agreement in respect of any Mortgage Loan or of any Repurchase Event which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify Residential Funding of such breach or Repurchase Event and request that Residential Funding either (i) cure such breach or Repurchase Event in all material respects within 90 days from the date the Master Servicer was notified of such breach or Repurchase Event or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that, in the case of a breach or Repurchase Event under the Assignment Agreement, Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, and
Residential Funding shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in
Section 4 of the Assignment Agreement, as of the date of substitution, and the covenants, representations and warranties set forth in this Section 2.04, and in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

        In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

        It is understood and agreed that the obligation of the Residential Funding to cure such breach or purchase or to substitute for such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Assignment Agreement applicable to such Mortgage Loan.

Section 2.05 Execution and Authentication of Certificates; Conveyance of Uncertificated REMIC Regular Interests.

(a) The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed and caused to be authenticated and delivered to or upon the order of the Depositor the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.

(b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Holders of the REMIC II Regular Interests and the Holders of the Class R-II Certificates. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC II Regular Interests and Holders of the Class R-II Certificates. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership interest in REMIC II.

(c) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests for the benefit of the holders of the Regular Certificates and the Class R-III Certificates. The Trustee acknowledges receipt of the REMIC II Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Regular Certificates and the Class R-III Certificates. The interests evidenced by the Class R-III Certificate, together with the Regular Certificates, constitute the entire beneficial ownership interest in REMIC III.

(d) In exchange for the REMIC I Regular Interests and REMIC II Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates in authorized denominations evidencing (together with the Class R-III Certificates) the entire beneficial ownership interest in REMIC III.

Section 2.06 Purposes and Powers of the Trust.

        The purpose of the trust, as created hereunder, is to engage in the following activities:

(a)  to sell the  Certificates  to the  Depositor  in exchange  for the Mortgage
     Loans;

(b)     to enter into and perform its obligations under this Agreement;

(c) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(d) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

        The trust is hereby authorized to engage in the foregoing activities. Notwithstanding the provisions of Section 11.01, the trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.06 may not be amended, without the consent of the Certificateholders evidencing a majority of the aggregate Voting Rights of the Certificates.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01   Master Servicer to Act as Servicer.

(a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans, following such procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities, and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removaL from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, oN behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.16(c), with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause any of REMIC I,

REMIC II or REMIC III to fail to qualify as a REMIC under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

(b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

(c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

Section 3.02 Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' Obligations; Special Servicing.

(a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a Freddie Mac, Fannie Mae or HUD approved mortgage servicer. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing permitted by or consistent with the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

(b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

Section 3.03   Successor Subservicers.
               ----------------------

        The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 3.04   Liability of the Master Servicer.
               --------------------------------

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Depositor and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05   No Contractual Relationship Between Subservicer and Trustee or
               ---------------------------------------------------------------
Certificateholders.
------------------

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

Section 3.06   Assumption or Termination of Subservicing Agreements by Trustee.
               ---------------------------------------------------------------

(a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

(b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07 Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action), provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining principal balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such reamortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

(b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section
2.03 or 2.04; and

(v) Any amounts required to be deposited pursuant to Section 3.07(c) and any payments or collections in the nature of prepayment charges.

        The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans received prior to the Cut-off Date) and payments or collections consisting of late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

        With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

(c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

(d) The Master Servicer shall give notice to the Trustee and the Depositor of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

Section 3.08   Subservicing Accounts; Servicing Accounts.
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(a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of late charges or assumption fees, or payments or collections received in the nature of prepayment charges to the extent that the Subservicer is entitled to retain such amounts pursuant to the Subservicing Agreement. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

(b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee, if any, accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09 Access to Certain Documentation and Information Regarding the Mortgage Loans.

        In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

Section 3.10   Permitted Withdrawals from the Custodial Account.

(a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

(i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

(iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at a rate per annum equal to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

(iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds and other property deposited in or credited to the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

(v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

(vi) to pay to itself, a Subservicer, Residential Funding, the Depositor or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

(vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan;

(viii) to reimburse itself or the Depositor for expenses incurred by and reimbursable to it or the Depositor pursuant to Sections 3.01(a), 3.11, 3.13, 3.14(c), 6.03, 10.01 or otherwise;

(ix) to reimburse itself for Servicing  Advances  expended by it (a) pursuant to
Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

(x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07, including any payoff fees or penalties or any other additional amounts payable to the Master Servicer or Subservicer pursuant to the terms of the Mortgage Note.

(b) Since, in connection with withdrawals pursuant to clauses (ii), (iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

Section 3.11   Maintenance of Primary Insurance Coverage.

(a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value at origination in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Master Servicer had knowledge of such Primary Insurance Policy. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

(b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12  Maintenance of Fire Insurance and Omissions and Fidelity Coverage.
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(a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

        In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

(b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Depositor. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

Section 3.13 Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments.

(a) When any  Mortgaged  Property  is  conveyed  by the  Mortgagor,  the  Master
Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

(i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

(ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Date under the REMIC Provisions. The Master
Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage
Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, the buyer/transferee of the Mortgaged Property would be qualified to assume the Mortgage Loan based on generally comparable credit quality and such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related
Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that each of REMIC I, REMIC II or REMIC III would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the Startup Date would be imposed on any of REMIC I, REMIC II or REMIC III as a result thereof. Any fee collected by the Master Servicer or the related
Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit M, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;
(ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14   Realization Upon Defaulted Mortgage Loans.
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(a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. Alternatively, the Master Servicer may take other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged

Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 3.07. In connection with such foreclosure or other conversion or action, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion or action in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the correction of any default on a related senior mortgage loan, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and (ii) that such expenses and charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.10.

        In addition, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

(b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property as soon as practicable, giving due consideration to the interests of the Certificateholders, but in all cases within three full years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of each of REMIC I, REMIC II or REMIC III as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject REMIC I, REMIC II or REMIC III to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), to the Due Date in the related Due Period prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property) (provided that, if such recovery is of an amount previously allocated to one or more Classes of Certificates as a Realized Loss, such recovery shall be allocated among such Classes in the same proportions as the allocation of such Realized Losses and, if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

(e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.15   Trustee to Cooperate; Release of Mortgage Files.
               -----------------------------------------------

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit G, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The
Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon and to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf oF the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release, including any applicable UCC termination statements. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

(b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit G hereto, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

(c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

Section 3.16   Servicing and Other Compensation; Compensating Interest.
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(a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the

Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of late payment charges, assumption fees, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein.

(c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

(d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

(e) Notwithstanding clauses (a) and (b) above, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); and second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively. In making such reduction, the Master Servicer shall not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); and (ii) shall not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b). With respect to any Distribution Date, Compensating Interest shall be used on such Distribution Date to cover any Prepayment Interest Shortfalls on the Mortgage Loans.

Section 3.17 Reports to the Trustee and the Depositor.

        Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Depositor a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18   Annual Statement as to Compliance.
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        The Master Servicer will deliver to the Depositor and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and of its performance under the pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, specifying such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.19   Annual Independent Public Accountants' Servicing Report.
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        On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants which shall be members of the American Institute of Certified Public Accountants to furnish a report to the Depositor and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.20 Right of the Depositor in Respect of the Master Servicer.

        The Master Servicer shall afford the Depositor, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Depositor with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Depositor or Residential Funding. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01   Certificate Account.

(a) The Master Servicer acting as agent of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01, (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date and (vi) any payments or collections in the nature of prepayment charges received by the Master Servicer in respect of the Mortgage Loans and the related Prepayment Period.

(b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

Section 4.02   Distributions.

(a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall allocate and distribute the Principal Distribution Amount for such date to the interest issued in respect of REMIC I, REMIC II and REMIC III as specified in this Section.

(b) (1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests:

(i) first, (1) to the Holders of REMIC I Regular Interests LTB, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and (2) to the Holders of the REMIC I Regular Interests LTB, any prepayment charges received on the Mortgage Loans during the related Prepayment Period; and second, (2) to Holders of REMIC I Regular Interest LTA in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

(ii) to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated in the following order of priority:

(A) to the Holders of REMIC I Regular Interest LTA, until the Uncertificated Principal Balance of REMIC I Regular Interest LTA is reduced to zero;

(B) to the Holders of REMIC I Regular Interests LTB sequentially in the order of their numerical designation, until the Uncertificated Principal Balance of each successive REMIC I Regular Interest LTB is reduced to zero; and

(C) any remaining amount to the Holders of the Class R-I Certificates.

        (2) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests:

               (i) first, (1) to the extent of the Available Distribution Amount, to the Holders of REMIC II Regular Interests LTA-IO, in an amount equal to (A) their Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and (2) pro rata to the Holders of the REMIC II Regular Interests LTA-IO, any prepayment charges received on the Mortgage Loans during the related Prepayment Period; and second, (2) to the Holders of REMIC II Regular Interest LT1, REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4, pro rata, in an amount equal to(A) their Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

               (ii) on each Distribution Date, to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the proceeds relating to the REMIC I Regular Interests after the distributions made pursuant to clause (i) above, allocated as follows (except as provided below):

                      (A) to the Holders of the REMIC II Regular  Interest  LT2,
               REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4, their respective Principal Distribution Amounts;

                      (B) to the  Holders of the REMIC II Regular  Interest  LT1
               any remainder until the Uncertificated Principal Balance thereof is reduced to zero;

                      (C) any  remainder  to the Holders of the REMIC II Regular
               Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4 pro rata according to their respective Uncertificated Principal Balances as reduced by the distributions deemed made pursuant to (i) above, until their respective Uncertificated Principal Balances are reduced to zero; and

                      (D) any remaining amounts to the Holders of the Class R-II
               Certificates.

               (3) Notwithstanding the distributions on the REMIC Regular Interests described in this Section 4.02(b), distribution of funds from the Certificate Account shall be made only in accordance with Section 4.02(c).

(c) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to each
Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share with respect to each Class of Certificates, shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder of the following amounts), in the following order of priority, in each case to the extent of the Available Distribution Amount:

(i) to the Class A Certificateholders, Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, plus any Accrued Certificate Interest remaining unpaid from any prior Distribution Date, less any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest pursuant to Section 3.16, allocated to the Class A Certificates as described in Section 4.02(e) below (the "Class A Interest Distribution Amount"), with such amount allocated among the Class A Certificateholders on a pro rata basis;

(ii) to the Class M-1 Certificateholders from the amount, if any, of the Available Distribution Amount remaining after the foregoing distributions, Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, plus any Accrued Certificate Interest remaining unpaid from any prior Distribution Date, less any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest pursuant to Section 3.16, allocated to the Class M-1 Certificates as described in Section 4.02(e) (the "Class M-1 Interest Distribution Amount");

(iii) to the Class M-2 Certificateholders from the amount, if any, of the Available Distribution Amount remaining after the foregoing distributions, Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, plus any Accrued Certificate Interest remaining unpaid from any prior Distribution Date, less any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest pursuant to Section 3.16, allocated to the Class M-2 Certificates as described in Section 4.02(e) (the "Class M-2 Interest Distribution Amount");

(iv) to the Class M-3 Certificateholders from the amount, if any, of the Available Distribution Amount remaining after the foregoing distributions, Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, plus any Accrued Certificate Interest remaining unpaid from any prior Distribution Date, less any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest pursuant to Section 3.16, allocated to the Class M-3 Certificates as described in Section 4.02(e) (the "Class M-3 Interest Distribution Amount");

(v) if such Distribution Date is prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows, in each case to the extent of the remaining Principal Distribution Amount:

                      (A) first, to the Class A  Certificateholders  (other than the Class A-IO  Certificateholders),  in the order  described  in
               Section 4.02(d), until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero;

                      (B) second, to the Class M-1 Certificateholders, until the
               Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

                      (C) third, to the Class M-2 Certificateholders,  until the
               Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero; and

                      (D) fourth, to the Class M-3 Certificateholders, until the
               Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero.

(vi) if such Distribution Date is on or after the Stepdown Date, so long as a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows, in each case to the extent of the remaining Principal Distribution Amount:

                      (A) first, to the Class A  Certificateholders  (other than the Class A-IO  Certificateholders),  in the order  described  in
               Section 4.02(d), from the amount, if any, of the Available Distribution Amount remaining after the foregoing distributions, the Class A Principal Distribution Amount;

                      (B) second, to the Class M-1 Certificateholders,  from the amount, if any, of the Available Distribution Amount remaining after the foregoing distributions, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

                      (C) third, to the Class M-2  Certificateholders,  from the amount, if any, of the Available Distribution Amount remaining after the foregoing distributions, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero; and

                      (D) fourth, to the Class M-3 Certificateholders,  from the amount, if any, of the Available Distribution Amount remaining after the foregoing distributions, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

(vii) to the Class A and Class M Certificateholders on a pro rata basis, based on Accrued Certificate Interest otherwise due thereon, from the amount, if any, of the Available Distribution Amount remaining after the foregoing distributions, the amount of any Prepayment Interest Shortfalls allocated thereto with respect to the Mortgage Loans as described in Section 4.02(e), to the extent not covered by Compensating Interest on such Distribution Date;

(viii) to the Class A and Class M Certificateholders on a pro rata basis, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, from the amount, if any, of the Available Distribution Amount remaining after the foregoing distributions, the amount of any Prepayment Interest Shortfalls previously allocated thereto remaining unpaid from prior Distribution Dates together with interest thereon at the related Pass-Through Rate;

(ix) to the Class SB Certificates, from the amount, if any, of the Available Distribution Amount remaining after the foregoing distributions, Accrued Certificate Interest thereon and the amount of any Overcollateralization Reduction Amount for such Distribution Date, amounts payable to the Class SB Certificateholders pursuant to this clause (ix) being deemed paid: first, in respect of the REMIC III Regular Interest SB-IO in respect of Accrued
Certificate Interest thereon for the current Distribution Date; second, in respect of the REMIC III Regular Interest SB-PO in reduction of the principal balance thereof until such principal balance is reduced to zero; and third, in respect of the REMIC III Regular Interest SB-IO in respect of unpaid Accrued Certificate Interest thereon for prior Distribution Dates and in addition to the foregoing to the Class SB Certificateholders, the amount of any payments or collections in the nature of prepayment charges received on the Mortgage Loans by the Master Servicer in respect of the related Prepayment Period; provided, however, if there is an Interest Differential for any Certificate for any Distribution Date, the Class SB Certificateholders hereby irrevocably instruct the Trustee to pay from the amounts described in this clause (ix): first, to the Class A and Class M Certificateholders, the amount of any Interest Differentials for such Distribution Date, pro rata in accordance with the respective amounts of such Interest Differentials, and second, to the Class A and Class M
Certificateholders, the amount of any Interest Differentials with respect to prior Distribution Dates, pro rata in accordance with the respective amounts of such Interest Differentials; for purposes of the REMIC Provisions, the Interest Differentials shall be deemed to have been distributed by REMIC III to the Class SB Certificateholders and to have been paid to the Class A and Class M Certificateholders outside of the REMICs formed pursuant to this Agreement; and

(x) to the Class R-I Certificateholders, the balance, if any, of the Available Distribution Amount.

(d) Any amounts payable to the Class A Certificateholders pursuant to 4.02(c)(v) and (vi) above shall be allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero.

(e) Any Prepayment Interest Shortfalls which are not covered by Compensating Interest as described in Section 3.16 will be allocated among the Class A Certificates (other than the Class A-IO Certificates) and Class M Certificates pro rata in accordance with the amount of Accrued Certificate Interest that would have accrued on that Certificate absent these shortfalls. Any such uncovered Prepayment Interest Shortfalls will be paid solely pursuant to Section 4.02(c)(vii) and (viii), to the extent funds are available therefor.

(f) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses specifically related to such Mortgage Loan (including, but not limited to, recoveries (net of any related liquidation expenses) in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), and within each such Class to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. For the purposes of this Section 4.02(f) any allocation of a Realized Loss to Excess Cash Flow will be treated as an allocation of a Realized Loss to the Class A and Class M Certificates.

(g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(h) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

Section 4.03   Statements to Certificateholders.
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(a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail or otherwise make available electronically on its website at www.jpmorgan.com/absmbs to each Holder and the Depositor a statement setting forth the following information as to each Class of Certificates, in each case to the extent applicable:

(i) (A) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (B) the aggregate amount included therein representing Principal Prepayments;

(ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(iv) the amount of any Advance by the Master Servicer with respect to the Mortgage Loans pursuant to Section 4.04;

(v) the number of Mortgage Loans and the Stated Principal Balance after giving effect to the distribution of principal on such Distribution Date;

(vi) the aggregate Certificate Principal Balance or Notional Amount, as applicable, of each Class of the Certificates, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

(vii) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are Delinquent (A) one month, (B) two months and (C) three or more months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

(viii)  the number and aggregate principal balance of any REO Properties;

(ix) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(x) the aggregate amount of Realized Losses for such Distribution Date and the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date;

(xi) the Special Hazard Amount and Fraud Loss Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

(xii) the Pass-Through Rate on each Class of Certificates, the Net WAC Rate, and with respect to the Class A-1 Certificates, the Pass-Through Rate for such Distribution Date, separately identifying One-Month LIBOR for such Distribution Date;

(xiii) the Overcollateralization Amount and the Required Overcollateralization Amount following such Distribution Date;

(xiv)the number and aggregate principal balance of Mortgage Loans repurchased under Section 4.07;

(xv) the aggregate amount of any recoveries on previously foreclosed loans from Residential Funding due to a breach of representation or warranty;

(xvi) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

(xvii) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

        In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

(b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and Trustee pursuant to any requirements of the Code.

(c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and forwarded by the Trustee pursuant to any requirements of the Code.

(d) As soon as reasonably practicable, upon the written request of any Certificateholder, the Master Servicer shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

Section 4.04 Distribution of Reports to the Trustee and the Depositor; Advances by the Master Servicer.

(a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement (which may be in a mutually agreeable electronic format) to the Trustee, any Paying Agent and the Depositor (the information in such statement to be made available to Certificateholders by the Master Servicer on request) (provided that the Master Servicer will use its best efforts to deliver such written statement not later than 12:00 p.m. New York time on the second Business Day prior to the Distribution Date) setting forth (i) the Available Distribution Amount, (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a), (iii) the amount of Prepayment Interest Shortfalls and (iv) to the extent required, a report detailing the Stated Principal Balance (after giving effect to distributions to be made on such Distribution Date), Mortgage Rate, Modified Mortgage Rate and remaining term to maturity for any Modified Mortgage Loan pursuant to Section
3.13. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

(b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the sum of (A) the aggregate amount of Monthly Payments other than Balloon Payments (with each interest portion thereof adjusted to a per annum rate equal to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Relief Act or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date in the related Due Period, which Monthly Payments were due during the related Due Period and not received as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance and (B) with respect to each Balloon Loan delinquent in respect of its Balloon Payment as of the close of business on the related Determination Date, an amount equal to the excess, if any, of interest on the unpaid principal balance thereof (with each interest portion thereof adjusted to a per annum rate equal to the Net Mortgage Rate), over any payments of interest (with each interest portion thereof adjusted to a per annum rate equal to the Net Mortgage Rate) received from the related Mortgagor as of the close of business on the related Determination Date and allocable to the Due Date during the related Due Period for each month until such Balloon Loan is finally liquidated, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04.

        The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Depositor and the Trustee.

        In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

        The Trustee shall deposit all funds it receives pursuant to this Section
4.04 into the Certificate Account.

Section 4.05   Allocation of Realized Losses.

(a) Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash
Liquidation, Servicing Modifications, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due in the month in which such Distribution Date occurs. The amount of each Realized Loss shall be evidenced by an Officers'
Certificate. All Realized Losses on the Mortgage Loans (other than Excess Losses) shall be allocated as follows: first, to the Excess Cash Flow, by

Amount; second, by reduction of the Overcollateralization Amount, until such amount has been reduced to zero; third, to the Class M-3 Certificates; fourth, to the Class M-2 Certificates; fifth, to the Class M-1 Certificates; and thereafter, to the Class A Certificates on a pro rata basis, as described below. Any Excess Losses on the Mortgage Loans will be allocated to the Class A and Class M Certificates on a pro rata basis, as described below, in an amount equal to a fraction of such losses equal to (x) the aggregate Certificate Principal Balance of the Class A and Class M Certificates over (y) the aggregate Stated Principal Balance of the Mortgage Loans, and the remainder of such losses shall be allocated to the Overcollateralization Amount in reduction of the amount thereof.

(b) An allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class A or Class M Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued Certificate Interest" and by operation of the priority of payment provisions of Section 4.02(c). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(c) All Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date to the REMIC I Regular Interests as provided in the definition of REMIC I Realized Losses.

(d) Realized Losses on the Mortgage Loans allocated to the REMIC I Regular Interest shall be allocated among the REMIC II Regular Interests as provided in the definition of REMIC II Realized Losses.

(e) Realized Losses allocated to the Excess Cash Flow or the Overcollateralization Amount pursuant to paragraphs (a) or (b) of this section, the definition of Accrued Certificate Interest and the operation of Section 4.02(c) shall be deemed allocated to the Class SB Certificates. Realized Losses allocated to the Class SB Certificates shall, to the extent such Realized Losses represent Realized Losses on an interest portion, be allocated to the REMIC III Regular Interest SB-IO. Realized Losses allocated to the Excess Cash Flow pursuant to paragraph (a) shall be deemed to reduce Accrued Certificate Interest on the REMIC III Regular Interest SB-IO. Realized Losses allocated to the Overcollateralization Amount pursuant to paragraph (a) shall be deemed first to reduce the principal balance of the REMIC III Regular Interest SB-PO until such principal balance shall have been reduced to zero and thereafter to reduce accrued and unpaid interest on the REMIC III Regular Interest SB-IO.

Section 4.06   Reports of Foreclosures and Abandonment of Mortgaged Property.
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        The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interest received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the informational returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 4.07   Optional Purchase of Defaulted Mortgage Loans.
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        As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor; provided, that any such Mortgage Loan that becomes 90 days or more delinquent during any given Calendar Quarter shall only be eligible for purchase pursuant to this Section 4.07 during the period beginning on the first Business Day of the following Calendar Quarter, and ending at the close of business on the second-to-last Business Day of such following Calendar Quarter; and provided further, that such Mortgage Loan is 90 days or more delinquent at the time of repurchase. Such option if not exercised shall not thereafter be reinstated as to any Mortgage Loan, unless the delinquency is cured and the Mortgage Loan thereafter again becomes delinquent in payment by 90 days or more in a subsequent Calendar Quarter. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

        Section 4.08 Distributions on the REMIC I Regular Interests and REMIC II Regular Interests.

        (a) On each Distribution Date, the Trustee shall be deemed to distribute to itself, as the holder of the REMIC I Regular Interests, the amounts distributed from REMIC I to REMIC II pursuant to Section 4.02(b)(1).

        (b) On each Distribution Date, the Trustee shall be deemed to distribute to itself as the holder of the REMIC II Regular Interests the amount distributed from REMIC II to REMIC III pursuant to Section 4.02(b)(2).

                                   ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates.

(a) The Class A, Class M, Class SB and Class R Certificates shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Depositor upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Class A (other than the Class A-IO Certificates) and Class M-1 Certificates shall be issuable in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof. The Class A-IO Certificates shall be issuable in minimum dollar denominations of $2,000,000 by Notional Amount, and integral multiples of $1 in excess thereof. The Class M-2 and Class M-3 Certificates shall be issuable in minimum dollar denominations of $250,000 and integral multiples of $1 in excess thereof. The Class SB Certificates shall be issuable in registered, certificated form in minimum percentage interests of 5.00% and integral multiples of 0.01% in excess thereof. Each Class of Class R Certificates shall be issued in registered, certificated form in minimum percentage interests of 20.00% and integral multiples of 0.01% in excess thereof; provided, however, that one Class R Certificate of each Class will be issuable to the REMIC Administrator as "tax matters person" pursuant to Section 10.01(c) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

        The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) The Class A Certificate and Class M Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each Class A Certificate and Class M Certificate, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership
Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the
Depository,  the  Trustee  shall  notify all  Certificate  Owners,  through  the
Depository,  of the  occurrence  of any such  event and of the  availability  of
Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Depositor, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depositor in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c) Each of the Certificates is intended to be a "security" governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and any other applicable jurisdiction, to the extent that any of such laws may be applicable.

Section 5.02   Registration of Transfer and Exchange of Certificates.

(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

(b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class SB or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.

(c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(d) No transfer, sale, pledge or other disposition of a Class SB or Class R Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with said Act and laws. Except as otherwise provided in this Section 5.02(d), in the event that a transfer of a Class SB or Class R Certificate is to be made, (i) unless the Depositor directs the Trustee otherwise, the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Fund, the Depositor or the Master Servicer, and (ii) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit I hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit J hereto, each acceptable to and in form and substance satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Trust Fund, the Depositor or the Master Servicer. In lieu of the requirements set forth in the preceding sentence, transfers of Class SB or Class R Certificates may be made in accordance with this Section 5.02(d) if the prospective transferee of such a Certificate provides the Trustee and the Master Servicer with an investment letter substantially in the form of Exhibit N attached hereto, which investment letter shall not be an expense of the Trustee, the Depositor, or the Master Servicer, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. The Holder of a Class SB or Class R Certificate desiring to effect any transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and this Agreement.

(e) In the case of any Class M, Class SB or Class R Certificate presented for registration in the name of any Person, either (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Depositor and the Master Servicer to the effect that the purchase or holding of such Class M, Class SB or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Depositor or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Master Servicer or
(ii) the prospective transferee shall be required to provide the Trustee, the Depositor and the Master Servicer with a certification to the effect set forth in Exhibit P (with respect to a Class M Certificate) (which certification shall be deemed to have been given by a Class M Certificateholder who acquires a Book-Entry Certificate), Exhibit O (with respect to a Class SB Certificate) or in paragraph fourteen of Exhibit H-1 (with respect to a Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested either (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an insurance company investing its general accounts, an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such  acquisition or
(b) in the case of a Class M Certificate, the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause (b), a "Complying Insurance Company").

(f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit H-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit H-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit H-2.

(E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

(i) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit H-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the
        Code) are prohibited.

                      (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or
               Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                      (B) If any purported Transferee shall become a Holder of a
               Class R  Certificate  in  violation of the  restrictions  in this
               Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R
               Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master
               Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(ii) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

(iii) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

(A) Written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of the Class A or Class M Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

(B) A Certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause any of REMIC I, REMIC II or REMIC III to cease to qualify as a REMIC and will not cause (x) any of REMIC I, REMIC II or REMIC III to be subject to an entity-level tax caused by the Transfer of any Class R
Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

(g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates.
               -------------------------------------------------

        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04   Persons Deemed Owners.
               ---------------------

        Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" and in Section 4.08, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

Section 5.05   Appointment of Paying Agent.
               ---------------------------

        The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of Certificateholders.

        The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

Section 6.01   Respective Liabilities of the Depositor and the Master Servicer.
               ---------------------------------------------------------------

        The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Master Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02 Merger or Consolidation of the Depositor or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

(a) The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b) Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that each Rating Agency's ratings, if any, of the Class A or Class M Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

(c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Trustee and the Depositor, is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master
Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

Section 6.03 Limitation on Liability of the Depositor, the Master Servicer and Others.

        Neither the Depositor, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

        Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04   Depositor and Master Servicer Not to Resign.
               -------------------------------------------

        Subject to the provisions of Section 6.02, neither the Depositor nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Master Servicer shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with
Section 7.02.

                                  ARTICLE VII

                                     DEFAULT

Section 7.01   Events of Default.
               -----------------

        Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the Master Servicer shall fail to distribute or cause to be distributed to Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Depositor or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

(ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

(iii)a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

        If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Depositor or the Trustee shall at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, the successor to the Master Servicer appointed pursuant to Section 7.02 shall have accepted the duties of Master Servicer effective upon the resignation of the Master Servicer. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Depositor, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

        Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Depositor shall deliver to the Trustee a copy of the Program Guide.

Section 7.02   Trustee or Depositor to Act; Appointment of Successor.
               -----------------------------------------------------

(a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Depositor and with the Depositor's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Depositor, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

(b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or
(ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor MasteR Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03   Notification to Certificateholders.
               ----------------------------------

(a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived as provided in Section 7.04 hereof.

Section 7.04   Waiver of Events of Default.
               ---------------------------

        The Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder may waive any default or Event of Default; provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01   Duties of Trustee.
               -----------------

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

        The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 7.03, and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC under the REMIC Provisions and (subject to 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

(ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders holding Certificates of any Class affected thereby which evidence, as to such Class, Percentage Interests aggregating not less than 25% of the affected Classes as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of
Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section
7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Depositor or any Certificateholder; and

(v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

Section 8.02   Certain Matters Affecting the Trustee.
               -------------------------------------

(a)     Except as otherwise provided in Section 8.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys provided that the Trustee shall remain liable for any acts of such agents or attorneys; and

(vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

(b) Following the issuance of the Certificates (and except as provided for in Section 2.04), the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

Section 8.03   Trustee Not Liable for Certificates or Mortgage Loans.
               -----------------------------------------------------

        The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Depositor or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Depositor or the Master Servicer.

Section 8.04   Trustee May Own Certificates.
               ----------------------------

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section  8.05   Master   Servicer   to  Pay   Trustee's   Fees   and   Expenses;
     Indemnification.

(a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

(i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

        No termination of this Agreement shall affect the obligations created by this Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of Certificateholders pursuant to the terms of this Agreement.

Section 8.06   Eligibility Requirements for Trustee.
               ------------------------------------

        The Trustee hereunder shall at all times be a national banking association or a New York banking corporation having its principal office in a state and city acceptable to the Depositor and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07.

Section 8.07 Resignation and Removal of the Trustee.

(a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and the Master Servicer. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation then the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Depositor determines that the Trustee has failed (i) to distribute or cause to be distributed to Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Depositor) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Depositor, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Depositor shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

(c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08   Successor Trustee.
               -----------------

(a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09   Merger or Consolidation of Trustee.
               ----------------------------------

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

Section 8.10 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

(b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee. (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11   Appointment of Custodians.
               -------------------------

        The Trustee may, with the consent of the Master Servicer and the Depositor, appoint one or more Custodians who are not Affiliates of the Depositor or the Master Servicer to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

Section 8.12   Appointment of Office or Agency.
               -------------------------------

        The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at 450 West 33rd Street, 14th Floor, New York, New York 10001 for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                   ARTICLE IX

                                   TERMINATION

Section 9.01 Optional Purchase by the Master Servicer of All Certificates; Termination Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans.

(a) Subject to Section 9.02, the respective obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Depositor to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii) the purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan (or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed Advances attributable to principal) on the day of repurchase, plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan), to, but not including, the first day of the month in which such repurchase price is distributed; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United
States to the Court of St. James, living on the date hereof; and provided further, that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any of REMIC I, REMIC II or REMIC III as a REMIC.

        The right of the Master Servicer to purchase all the assets of the Trust Fund relating to the Mortgage Loans, pursuant to clause (ii) above is conditioned upon the date of such purchase occurring on or after the first possible Optional Termination Date.

        If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer shall provide to the Trustee the certification required by
Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased.

        In addition to the foregoing, on any Distribution Date on or after the first possible Optional Termination Date, the Master Servicer shall have the right, at its option, to purchase the Class A Certificates and Class M Certificates in whole, but not in part, at a price (except in the case of the Class A-IO Certificates) equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of one month's Accrued Certificate Interest thereon for the related Interest Accrual Period, any previously unpaid Accrued Certificate Interest, and any unpaid Prepayment Interest Shortfalls plus accrued interest thereon at the related Pass-Through Rate. Any such purchase of the Class A-IO Certificates as discussed above will be made at a price equal to the sum of the interest accrued thereon prior to giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the prior calendar month. If the Master Servicer exercises this right to purchase the outstanding Certificates, the Master Servicer will promptly terminate the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this Article IX.

(b) The Master Servicer shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund or otherwise) or on which the Master Servicer anticipates that the Certificates will be purchased (as a result of the exercise by the Master Servicer to purchase the outstanding Certificates). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation or notice of any purchase of the outstanding Certificates, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Fund or to purchase the outstanding Certificates), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

(i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated or, in the case of the purchase by the Master Servicer of the outstanding Certificates, the Distribution Date on which such purchase is made,

(ii) the amount of any such final payment or, in the case of the purchase of the outstanding Certificates, the purchase price, in either case, if known, and

(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

        If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders and, if the Master Servicer is exercising its rights to purchase the outstanding Certificates, it shall give such notice to each Rating Agency at the time such notice is given to Certificateholders. As a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund, the Master Servicer shall deposit in the Certificate Account, before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund, computed as provided above. As a result of the exercise by the Master Servicer of its right to purchase the outstanding Certificates, the Master Servicer shall deposit in an Eligible Account, established by the Master Servicer on behalf of the Trustee and separate from the Certificate Account in the name of the Trustee in trust for the registered holders of the Certificates, before the Distribution Date on which such purchase is to occur in immediately available funds an amount equal to the purchase price for the Certificates, computed as above provided, and provide notice of such deposit to the Trustee. The Trustee will withdraw from such account the amount specified in subsection
(c) below and distribute such amount to the Certificateholders as specified in subsection (c) below.

        (c) Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date in accordance with
Section 4.02, if not in connection with the Master Servicer's election to repurchase the assets of the Trust Fund or the outstanding Certificates, or (ii) if the Master Servicer elected to so repurchase the assets of the Trust Fund or the outstanding Certificates, an amount equal to the price paid pursuant to
Section 9.01(a), as follows: first, to the Class A Certificates on a pro rata basis, the outstanding Certificate Principal Balance thereof plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest and any unpaid Prepayment Interest Shortfalls and, in the case of Prepayment Interest Shortfalls, accrued interest thereon at the applicable Pass-Through Rate, second, to the Class M Certificates in their order of payment priority, the outstanding Certificate Principal Balance thereof plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest and any unpaid Prepayment Interest Shortfalls and, in the case of Prepayment Interest Shortfalls, accrued interest thereon at the applicable Pass-Through Rate, and third, to the Class SB Certificates.

        (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final
Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01 and the Certificateholders shall look only to the Master Servicer for such payment.

        (e) If any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase of the outstanding Certificates is to be made, the Trustee shall on such date cause all funds in the Eligible Account established by the Master Servicer deposited therein by the Master Servicer pursuant to Section 9.01(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 9.01, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and shall have no further obligation or liability therefor and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this
Section 9.01. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 9.01 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer shall be for all purposes the Holder thereof as of such date.

Section 9.02   Additional Termination Requirements.
               -----------------------------------

(a) Each of REMIC I, REMIC II and REMIC III, as the case may be, shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of any of REMIC I, REMIC II and REMIC III, as the case may be, to comply with the requirements of this Section 9.02 will not (i) result in the imposition on the Trust Fund of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i) The Master Servicer shall establish a 90-day liquidation period for REMIC I and specify the first day of such period in a statement attached to REMIC I's final Tax Return pursuant to Treasury Regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for REMIC I under Section 860F of the Code and the regulations thereunder;

(ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and (iii) If the Master Servicer is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash.

(b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for each of REMIC I, REMIC II and REMIC III at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01 REMIC Administration.

(a) The REMIC Administrator shall make an election to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The REMIC I Regular Interests shall be designated as the "regular interests" and the Class R-I Certificates shall be designated as the sole class of "residual interests" in the REMIC I. The REMIC II Regular Interests shall be designated as the "regular interests" and the Class R-II Certificates shall be designated as the sole class of "residual interests" in the REMIC II. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-IO, Class M-1, Class M-2, Class M-3 and Class SB Certificates shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated the sole class of "residual interests" in REMIC III. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I, REMIC II or REMIC III other than the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates.

(b) The Closing Date is hereby designated as the "startup day" of each of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code (the "Startup Date").

(c) The REMIC Administrator shall hold a Class R Certificate in each REMIC representing a 0.01% Percentage Interest of the Class R Certificates in each REMIC and shall be designated as the "tax matters person" with respect to each of REMIC I, REMIC II and REMIC III in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1. The REMIC Administrator, as tax matters person, shall (i) act on behalf of each of REMIC I, REMIC II and REMIC III in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

(d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the REMICs created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

(e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount, if any, and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder.

(f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). In performing their duties as more specifically set forth herein, the Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any of REMIC I, REMIC II or REMIC III as a REMIC or (ii) result in the imposition of a tax upon any of REMIC I, REMIC II or REMIC III (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code (except as provided in Section 2.04) and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund created hereunder, endanger such status or, unless the Master Servicer or the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund and the Trustee shall not take any such action or cause the Trust Fund to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer or the REMIC Administrator, as applicable, will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

(g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any REMIC as defined in Section 860G(c) of the Code, on any contributions to any REMIC after the Startup Date therefor pursuant to Section 860G(d) of the Code, or any other tax imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged
(i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or
(iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall. (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(h) Following the Startup Date, neither the Master Servicer nor the Trustee shall accept any contributions of assets to any REMIC unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in any REMIC will not cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(i) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which any of REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor permit any of REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

(j) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the principal balance of each regular interest in each REMIC would be reduced to zero is March 25, 2032, which is the second Distribution Date following the latest scheduled maturity of any Mortgage Loan.

(k) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund.

(l) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for any REMIC or sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, or accept any contributions to any REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of any of REMIC I, REMIC II or REMIC III as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.02  Master Servicer, REMIC Administrator and Trustee Indemnification.
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(a) The Trustee agrees to indemnify the Trust Fund, the Depositor, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X. In the event that Residential Funding is no longer the Master Servicer, the Trustee shall indemnify Residential Funding for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by Residential Funding as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

(b) The REMIC Administrator agrees to indemnify the Trust Fund, the Depositor, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

(c) The Master Servicer agrees to indemnify the Trust Fund, the Depositor, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Depositor, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01  Amendment.

(a) This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

(i)     to cure any ambiguity,

(ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of REMIC I, REMIC II or REMIC III as REMICs at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

(iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, after notice to Moody's or as evidenced by a letter from Standard & Poor's to such effect,

(v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates by virtue of their being the "residual interests" in the Trust Fund provided that
(A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and is authorized or permitted under Section 11.01(c).

(b) This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Trustee and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or

(ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66%, or

(iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

(c)  Notwithstanding  any contrary  provision of this  Agreement  and subject to
Section  10.01(f)  (in the case of an  imposition  of  federal  tax on the Trust
Fund), the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause REMIC I, REMIC II or REMIC III to fail to qualify as REMICs at any time that any Certificate is outstanding. The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities and this agreement or otherwise; provided, however, such consent shall not be unreasonably withheld.

(d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) The Depositor shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class R Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class R Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the REMIC. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the REMIC, (ii) any such reserve fund shall be owned by the Depositor, and (iii) amounts transferred by the REMIC to any such reserve fund shall be treated as amounts distributed by the REMIC to the Depositor or any successor, all within the meaning of Treasury regulations Section 1.860G-2(h) in effect as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Depositor and such related insurer but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Depositor obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Depositor elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Depositor may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit K (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit L, with such changes as the Depositor shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

Section 11.02  Recordation of Agreement; Counterparts.
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(a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of the Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03  Limitation on Rights of Certificateholders.
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(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

(b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04  Governing Law.
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        This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05  Notices.
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        All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Depositor, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, Attention: President (RAMP), or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Depositor;

(b) in the case of the Master Servicer, 2255 North Ontario Street, Burbank, California 91504-3120, Attention: Bond Administration or such other address as may be hereafter furnished to the Depositor and the Trustee by the Master Servicer in writing; (c) in the case of the Trustee, 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Residential Asset Mortgage Products Inc. Series 2002-RZ1 or such other address as may hereafter be furnished to the Depositor and the Master Servicer in writing by the Trustee; (d) in the case of Standard & Poor's, 55 Water Street, New York, New York 10041 Attention: Mortgage Surveillance or such other address as may be hereafter furnished to the Depositor, Trustee and Master Servicer by Standard & Poor's; and (e) in the case of Moody's, 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department, or such other address as may be hereafter furnished to the Depositor, the Trustee and the Master Servicer in writing by Moody's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06  Notices to Rating Agencies.
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        The Depositor, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and each Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (i), (ii), (iii), (iv), (vii), (viii), (ix) or
(x) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (x) and (vi) below:

(i)     a material change or amendment to this Agreement,

(ii)    the occurrence of an Event of Default,

(iii) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

(iv) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

(v) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

(vi) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(vii) a change in the location of the Custodial Account or the Certificate Account,

(viii) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

(ix)    the occurrence of the Final Distribution Date, and

(x)     the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (iv), (vii) or (viii) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

Section 11.07  Severability of Provisions.
               --------------------------

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.08  Supplemental Provisions for Resecuritization.
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(a) This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Depositor or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Depositor may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Depositor, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

        Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary to the purposes thereof. In connection with each Supplemental Article, the Depositor shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of any of REMIC I, REMIC II or REMIC III as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transaction as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code.

        IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the date and year first above written.

                             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.



[Seal]                       By:    //s// Julie Steinhagen
                                    ----------------------------------------
                                    Name:  Julie Steinhagen
                                    Title: Vice President
Attest:


//s// Randy Van Zee
Name:   Randy Van Zee
Title:  Vice President
                                            RESIDENTIAL FUNDING CORPORATION



[Seal]                                      By:    //s// Randy Van Zee
                                                   ---------------------------
                                                   Name:  Randy Van Zee
                                                   Title: Director
Attest:

//s// Julie Steinhagen
Name:   Julie Steinhagen
Title:  Director
                                            JPMORGAN CHASE BANK,
                                             as Trustee



[Seal]                                      By: //s// Mark McDermott
                                                ------------------------------
                                               Name:  Mark McDermott
                                               Title: Assistant Vice President
Attest:

//s// Thomas Venusti
Name: Thomas Venusti
Title:Trust
Officer

STATE OF MINNESOTA    )
                             ) ss.:
COUNTY OF HENNEPIN    )


        On the 26th day of February, 2002, before me, a notary public in and for said State, personally appeared Julie Steinhagen, known to me to be a Vice President of Residential Asset Mortgage Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                   //s// Brian Bangerter
                                                   ----------------------------
                                                                 Notary Public
[Notarial Seal]

STATE OF MINNESOTA    )
                             ) ss.:
COUNTY OF HENNEPIN    )


        On the 26th day of February, 2002, before me, a notary public in and for said State, personally appeared Randy Van Zee, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                   //s// Brian Bangerter
                                                   ---------------------------
                                                                 Notary Public

[Notarial Seal]

STATE OF NEW YORK     )
                             ) ss.:
COUNTY OF NEW YORK    )


        On the 26th day of February, 2002, before me, a notary public in and for said State, personally appeared Mark McDermott, known to me to be a Assistant Vice President of JPMorgan Chase Bank, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation, and acknowledged to me that such banking corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                   //s// Margaret M. Price
                                                   --------------------------
                                                          Notary Public
[Notarial Seal]

                                    EXHIBIT A


                         FORM OF CLASS A-[_] CERTIFICATE

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A"REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                   Certificate No. 1
Class A-__ Senior
                                   ___% Pass-Through Rate
Date of Pooling and Servicing
Agreement and Cut-off Date:        Percentage Interest: 100%
February 1, 2002
First Distribution Date:           Aggregate Initial [Certificate
March 25, 2002                     Principal Balance][Notional Amount] of
                                   the Class A-__ Certificates: $_________
Master Servicer:
Residential Funding Corporation
Final Scheduled Distribution Date: Initial [Certificate Principal Balance]
_________ __, ____                 [Notional Amount] of this Class A-__
                                   Certificate:
                                   $---------
Maturity Date:
[March 25, 2032]
                                   CUSIP:__________



                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES


                                 SERIES 2002-RZ1

               evidencing a percentage interest in the distributions allocable to the Class A-_ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate, first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Depositor, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial [Certificate Principal Balance] [Notional Amount] of this Certificate by the aggregate Initial [Certificate Principal Balance] [Notional Amount] of all Class A-__ Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate, first lien mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicer and JPMorgan Chase Bank, as trustee (the

"Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the [close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution] [close of business on the day prior (or if such day is not a Business Day, the Business Day immediately preceding such day) to such Distribution Date] (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class A-_ Certificates on such Distribution Date. [The Pass-Through Rate on this Certificate is subject to the Net WAC Rate set forth in the Agreement.]

        Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of, this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial [Certificate Principal Balance][Notional Amount] of this Certificate is set forth above. [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and there upon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the related Certificates. The Agreement permits, but does not require, the Master Servicer (i) to purchase, at a price determined as provided in the Agreement, all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) to purchase in whole, but not in part, all of the Class A, Class M and Class SB Certificates from the Holders thereof, provided, that any such option may only be exercised if the aggregate Stated Principal Balance of the Mortgage Loans, as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.




                                            JPMORGAN CHASE BANK,
                                                 as Trustee



                                            By:_______________________________
                                                       Authorized Signatory



Dated: February 26, 2002


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.




                             JPMORGAN CHASE BANK, as Certificate Registrar



                             By:___________________________________
                                        Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto
________________________________________________________________________________
print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

------------------------------------------------------------------------------

Dated:_________________         _________________________________
                                Signature by or on behalf of assignor

                                _________________________________
                                Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________for the account of
_______________________________________  account  number or, if mailed by check, to __________________________________________________.

     Applicable        statements        should       be       mailed        to:
_____________________________________.

     This  information is provided by  ___________________________________,  the assignee named above, or __________________________, as its agent.

                                    EXHIBIT B


                        FORM OF CLASS M-[__] CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        NO TRANSFER OF THIS CLASS M CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED AN OFFICER'S CERTIFICATE TO THE EFFECT THAT SUCH RESTRICTIONS NO LONGER APPLY, OR EITHER (A) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THE COMPANY AND THE MASTER SERVICER WITH RESPECT TO THE PERMISSIBILITY OF SUCH TRANSFER UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") AND SECTION 4975 OF THE CODE AND STATING, AMONG OTHER THINGS, THAT THE TRANSFEREE'S ACQUISITION OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) A REPRESENTATION LETTER, IN THE FORM DESCRIBED IN THE AGREEMENT, EITHER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (A "PLAN") OR ANY OTHER PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING ANY CERTIFICATE WITH "PLAN ASSETS" OF ANY PLAN (A "PLAN INVESTOR"), OR STATING THAT
(I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS TO BE USED BY IT TO PURCHASE THE CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED

TRANSACTION CLASS EXEMPTION ("PTCE") 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A "COMPLYING INSURANCE COMPANY").

        NOTWITHSTANDING THE ABOVE, WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY A DEPOSITORY, (I) NEITHER, AN OPINION OF COUNSEL NOR A CERTIFICATION, EACH AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL
APPLY:

1. ANY TRANSFEREE OF THIS CERTIFICATE WELL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT EITHER (A) SUCH TRANSFEREE IS NOT A PLAN INVESTOR OR (B) SUCH TRANSFEREE IS A COMPLYING INSURANCE COMPANY; AND

2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR OR (II) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

        ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(e) OF THE POOLING AND SERVICING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE MASTER SERVICER, ANY SUBSERVICER, AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

                                     Certificate No. 1
Class M-__ Mezzanine
                                     ___% Pass-Through Rate
Date of Pooling and Servicing
Agreement and Cut-off Date:          Aggregate Initial Certificate Principal
February 1, 2002                     Balance of the Class M-__
                                     Certificates:  $______
First Distribution Date:             Initial Certificate Principal Balance
December 26, 2001                    of the Class M-__
                                     Certificates: $_________
Master Servicer:
Residential Funding Corporation
Final Scheduled Distribution Date:   CUSIP: _________
March 25, 2032
Maturity Date:
March 25, 2032

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES


                                 SERIES 2002-RZ1

               evidencing a percentage interest in the distributions allocable to the Class M-_ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate, first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Depositor, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate
Initial Certificate Principal Balance of all Class M-_ Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate, first lien mortgage loans (the "Mortgage

Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicer and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class M-__
Certificates on such Distribution Date. [The Pass-Through Rate of this Certificate is subject to the Net WAC Rate set forth in the Agreement.]

        Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The
Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

        As described above, unless an Officer's Certificate to the effect that such restrictions no longer apply has been delivered to the trustee in accordance with the pooling and servicing agreement, no transfer of this Class M Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or (ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the

Agreement shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates"). The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders. As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Class A, Class M and Class SB Certificates from the Holders thereof; provided, that any such option may only be exercised if the aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                            JPMORGAN CHASE BANK,
                                                 as Trustee



                                            By:_____________________________
                                                       Authorized Signatory



Dated: February 26, 2002


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.



                                            JPMORGAN CHASE BANK,
                                                 as Certificate Registrar



                                            By:_______________________________
                                                       Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto
________________________________________________________________________________
print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

------------------------------------------------------------------------------

Dated:_________________         _________________________________
                                Signature by or on behalf of assignor

                                _________________________________
                                Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________for the account of
_______________________________________  account  number or, if mailed by check, to __________________________________________________.

     Applicable        statements        should       be       mailed        to:
_____________________________________.

     This  information is provided by  ___________________________________,  the assignee named above, or __________________________, as its agent.

                                    EXHIBIT C


                          FORM OF CLASS SB CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

        NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN SHALL BE MADE TO ANY PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY SUCH PLAN OR ANY PERSON ACQUIRING SUCH CERTIFICATES WITH "PLAN ASSETS" OF A PLAN WITHIN THE MEANING OF THE DEPARTMENT OF LABOR REGULATION PROMULGATED AT 29 C.F.R. ss.2510.3-101("PLAN ASSETS") UNLESS EITHER (I) THE DEPOSITOR, THE TRUSTEE AND THE MASTER SERVICER ARE PROVIDED WITH AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE DEPOSITOR, THE TRUSTEE AND THE MASTER SERVICER THAT THE PURCHASE OF THIS CERTIFICATE IS
PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR THE TRUST FUND TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR
SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF. THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR THE TRUST FUND OR (II) THE TRUSTEE IS PROVIDED WITH A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT IN THE FORM OF EXHIBIT O TO THE AGREEMENT, WHICH THE TRUSTEE MAY RELY UPON WITHOUT FURTHER INQUIRY OR INVESTIGATION.

                                     Certificate No. 1
Class SB Subordinate
Date of Pooling and Servicing        Percentage Interest:  100%
Agreement and Cut-off Date:
February 1, 2002
First Distribution Date:             Aggregate Certificate Principal Balance
December 26, 2001                    of the Class SB Certificates:  $______
Master Servicer:                     Initial Certificate Principal Balance
Residential Funding Corporation      of this Certificate: $_________
Final Scheduled Distribution Date:   CUSIP:__________
March 25, 2032
Maturity Date:
March 25, 2032

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES


                                 SERIES 2002-RZ1

               evidencing a percentage interest in the distributions allocable to the Class SB Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate, first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or any of their affiliates. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class SB Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate, first lien mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicer and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof, assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class SB Certificates on such Distribution Date.

        Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York.

        The Notional Amount of this Class SB Certificate as of any date of determination will be calculated as described in the Agreement. This Class SB Certificate will not accrue interest on its Certificate Principal Balance.

        No transfer of this Class SB Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Depositor may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws.

        No transfer of this Certificate or any interest herein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101 ("Plan Assets") unless the Depositor, the Trustee and the Master Servicer are provided with an Opinion of Counsel that establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase of this Certificate is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee or the Trust Fund. In lieu of such Opinion of Counsel, a Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring this Certificate with Plan Assets of a Plan may provide a certification in the form of Exhibit P to the Agreement, which the Trustee may rely upon without further inquiry or investigation.

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the. Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer
(i) to purchase, at a price determined as provided in the Agreement, all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) to purchase in whole, but not in part, all of the Class A, Class M and Class SB Certificates from the Holders thereof; provided, that any such option may only be exercised if the aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                            JPMORGAN CHASE BANK,
                                                 as Trustee



                                            By:_______________________________
                                                       Authorized Signatory



Dated: February 26, 2002


                          CERTIFICATE OF AUTHENTICATION

        This  is  one  of  the  Class  SB   Certificates   referred  to  in  the
within-mentioned Agreement.


                                            JPMORGAN CHASE BANK,
                                                 as Certificate Registrar



                                            By:______________________________
                                                       Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto
________________________________________________________________________________
print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

------------------------------------------------------------------------------

Dated:_________________         _________________________________
                                Signature by or on behalf of assignor

                                _________________________________
                                Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________for the account of
_______________________________________  account  number or, if mailed by check, to __________________________________________________.

     Applicable        statements        should       be       mailed        to:
_____________________________________.

     This  information is provided by  ___________________________________,  the assignee named above, or __________________________, as its agent.

                                    EXHIBIT D


                        FORM OF CLASS R-[__] CERTIFICATE

        THE CLASS R-__ CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS CONSTITUTING THE AVAILABLE DISTRIBUTION AMOUNT UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN (THE "AGREEMENT").

        THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

        NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

        ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN

SECTION  1381(a)(2)(C)  OF THE CODE,  (E) AN ELECTING  LARGE  PARTNERSHIP  UNDER
SECTION 775(a) OF THE CODE (ANY SUCH PERSON  DESCRIBED IN THE FOREGOING  CLAUSES
(A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                                        Certificate No. 1
Class R-__ Subordinate
Date of Pooling and Servicing           Percentage Interest:  100%
Agreement and Cut-off Date:
February 1, 2002
First Distribution Date:                Final Scheduled Distribution Date:
March 25, 2002                          March 25, 2032
Master Servicer:
Residential Funding Corporation

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES


                                 SERIES 2002-RZ1

               evidencing a percentage interest in the distributions allocable to the Class R-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate, first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc or any of their affiliates. None of the Depositor, the Master Servicer or GMAC Mortgage Group, Inc or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate specified above in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate, first lien mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement) among the Depositor, the Master Servicer and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class R-__ Certificates on such Distribution Date.

        Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Master Servicer will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Master Servicer, which purchaser may be the Master Servicer, or any affiliate of the Master Servicer, on such terms and conditions as the Master Servicer may choose.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Holder of this Certificate may have additional obligations with respect to this Certificate, including tax liabilities.

        No transfer of this Class R-_ Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Depositor may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws.

        No transfer of this Certificate or any interest herein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101 ("Plan Assets") unless the Depositor, the Trustee and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the

Trustee and the Master Servicer that the purchase of this Certificate is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations, or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee or the Trust Fund. In lieu of such Opinion of Counsel, a Plan, any Person acting directly or indirectly, on behalf of any such Plan or any Person acquiring this Certificate with Plan Assets of a Plan may provide a certification in the form of paragraph fourteen of Exhibit H-I to the Agreement, which the Trustee may rely upon without further inquiry or investigation.

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the related Certificates. The Agreement permits, but does not require, the Master Servicer (i) to purchase, at a price determined as provided in the Agreement, all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) to purchase in whole, but not in part, all of the Class A, Class M and Class SB Certificates from the Holders thereof; provided, that any such option may only be exercised if the aggregate Stated Principal Balance of the Mortgage Loans, as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                            JPMORGAN CHASE BANK,
                                                 as Trustee



                                            By:______________________________
                                                       Authorized Signatory



Dated: February 26, 2002


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class R-__ Certificates referred to in the within-mentioned Agreement.



                                            JPMORGAN CHASE BANK,
                                                 as Certificate Registrar



                                            By:_______________________________
                                                       Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto
________________________________________________________________________________
print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

------------------------------------------------------------------------------

Dated:_________________         _________________________________
                                Signature by or on behalf of assignor

                                _________________________________
                                Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________for the account of
_______________________________________  account  number or, if mailed by check, to __________________________________________________.

     Applicable        statements        should       be       mailed        to:
_____________________________________.

     This  information is provided by  ___________________________________,  the assignee named above, or __________________________, as its agent.

                                    EXHIBIT E


                           FORM OF CUSTODIAL AGREEMENT

        THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of February 1, 2002, by and among JPMORGAN CHASE BANK, as trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., as company (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK MINNESOTA, N.A., as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                                 W I T N E S S E T H T H A T:

        WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement, dated as of February 1, 2002, relating to the issuance of Residential Asset Mortgage Products, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2002-RZ1 (as in effect on the date of this Agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

        WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:

ARTICLE I

                                   Definitions

        Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.

ARTICLE II

                          Custody of Mortgage Documents

Section  2.1  Custodian  to Act as Agent:  Acceptance  of  Mortgage  Files.  The
Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2 Recordation of Assignments. If any Mortgage File includes one or more assignments of the related Mortgage Loans to the Trustee that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

Section 2.3    Review of Mortgage Files.
               ------------------------

(a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule"). The parties hereto acknowledge that certain documents referred to in Subsection 2.01(b)(i) of the Pooling Agreement may be missing on or prior to the Closing Date and such missing documents shall be listed as a Schedule to Exhibit One.

(b) Within 45 days after the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review in accordance with the provisions of Section
2.02 of the Pooling Agreement each Mortgage File and to deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01 (b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. For purposes of such review, the Custodian shall compare the following information in each Mortgage File to the corresponding information in the Mortgage Loan
Schedule: (i) the loan number, (ii) the borrower name and (iii) the original principal balance. In the event that any Mortgage Note or Assignment of Mortgage has been delivered to the Custodian by the Company in blank, the Custodian, upon the direction of the Company, shall cause each such Mortgage Note to be endorsed to the Trustee and each such Assignment of Mortgage to be completed in the name of the Trustee prior to the date on which such Interim Certification is delivered to the Trustee. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of the Certificateholders, to review each such document, and upon the written request of the Trustee to deliver to the Trustee an updated Schedule A to the Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, or that the MIN is accurate. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in respect of the items reviewed as described in this Section 2.3(b), the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee.

(c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

        Upon receipt of written request from the Trustee, the Company or the Master Servicer, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans required to be delivered pursuant to Section 2.01 (b) of the Pooling Agreement not then contained in the Mortgage Files.

Section 2.4 Notification of Breaches of Representations and Warranties. If the Custodian discovers, in the course of performing its custodial functions, a breach of a representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

Section 2.5 Custodian to Cooperate: Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by delivering to the Custodian a Request for Release (in the form of Exhibit Four attached hereto or a mutually acceptable electronic form) and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such Request for Release, promptly to release to the Master Servicer the related Mortgage File.

               Upon receipt of a Request for Release from the Master Servicer, signed by a Servicing Officer, that (i) the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan or (ii) the Company has chosen to substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

               Upon written notification of a substitution, the Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan, upon receiving written notification from the Master Servicer of such substitution.

               From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a Request for Release certifying as to the reason for such release. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian an updated Request for Release signed by a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Immediately upon receipt of any Mortgage File returned to the Custodian by the Master Servicer, the Custodian shall deliver a signed acknowledgement to the Master Servicer, confirming receipt of such Mortgage File.

        Upon the written request of the Master Servicer, the Custodian will send to the Master Servicer copies of any documents contained in the Mortgage File.

Section 2.6 Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III

                            Concerning the Custodian

Section 3.1 Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

        The Master Servicer shall promptly notify the Custodian in writing if it shall no longer be a member of MERS, or if it otherwise shall no longer be capable of registering and recording Mortgage Loans using MERS. In addition, the Master Servicer shall (i) promptly notify the Custodian in writing when a MERS Mortgage Loan is no longer registered with and recorded under MERS and (ii) concurrently with any such deregistration of a MERS Mortgage Loan, prepare, execute and record an original assignment from MERS to the Trustee and deliver such assignment to the Custodian.

Section 3.2 Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

Section 3.3 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Section 3.4 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

Section 3.5 Custodian May Resign: Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

               The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

        Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

Section 3.6 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.7 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

ARTICLE IV

                            Miscellaneous Provisions

Section 4.1 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 4.2 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

Section 4.3 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 4.4 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

        For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

        IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


                                                      JPMORGAN CHASE BANK
Address:                                              as Trustee
450 West 33rd Street - 14th Floor
New York, New York 10001
Attention: Residential Asset Mortgage                 By: _______________________________
           Products, Inc., Series 2002-RZ1            Name:_____________________
                                                      Title: ______________________
Address:                                              RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437
                                                      By: _______________________________
                                                      Name:_____________________
                                                      Title: ______________________
Address:                                              RESIDENTIAL FUNDING CORPORATION, as
                                                      Master Servicer.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437
                                                      By: _______________________________
                                                      Name:_____________________
                                                      Title: ______________________
Address:                                              WELLS FARGO BANK MINNESOTA, N. A.
Mortgage Document Custody
One Meridian Crossings - 3"d Floor
Richfield, Minnesota 55423
                                                      By: _______________________________
                                                      Name:_____________________
                                                      Title: ______________________




STATE OF NEW YORK            )
                                    )ss.:
COUNTY OF NEW YORK           )

        On the 26th day of February, 2002, before me, a notary public in and for said State, personally appeared _____________, known to me to be a ___________ of JPMorgan Chase Bank, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                 --------------------------------
                                      Notary Public


[SEAL]

STATE OF MINNESOTA )
                           )ss.:
COUNTY OF HENNEPIN )


        On the 26th day of February, 2002, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a _________________ of Residential Asset Mortgage Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               ----------------------------
                                                  Notary Public


[Notorial Seal]


STATE OF MINNESOTA )
                           )ss.:
COUNTY OF HENNEPIN )


        On the 26th day of February, 2002, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a _________________ of Residential Asset Mortgage Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 ----------------------------
                                                      Notary Public


[Notorial Seal]

STATE OF MINNESOTA )
                           )ss.:
COUNTY OF HENNEPIN )


        On the 26th day of February, 2002, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a _________________ of Residential Asset Mortgage Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              -------------------------------
                                                  Notary Public

                                   EXHIBIT ONE


                                FORM OF CUSTODIAN
                              INITIAL CERTIFICATION


                                                   February 26, 2002


JPMorgan Chase Bank
450 West 33rd Street, 14th Floor
New York, New York 10001

Attention: Residential Asset Mortgage Products, Inc., Series 2002-RZ1

Re: Custodial Agreement, dated as of February 26, 2002, by and among JPMorgan Chase Bank, Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Wells Fargo Bank Minnesota, N. A., relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2002- RZ1

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or an original lost note affidavit with a copy of the related Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.


                                            WELLS FARGO BANK MINNESOTA,
                                                  N. A.



                                            By: ____________________________
                                            Name: __________________________
                                            Title: _________________________

                                   EXHIBIT TWO


                     FORM OF CUSTODIAN INTERIM CERTIFICATION

                                     [date]


JPMorgan Chase Bank
450 West 33rd Street, 14th Floor
New York, New York 10001

Attention: Residential Asset Mortgage Products, Inc., Series 2002-RZ1

Re: Custodial Agreement, dated as of February 26, 2002, by and among JPMorgan Chase Bank, Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Wells Fargo Bank Minnesota, N. A., relating to Mortgage Asset-Backed Pass-Through Certificates Series 2002-RZ1

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.



                                            WELLS FARGO BANK MINNESOTA, N. A.


                                            By: ______________________________
                                            Name: ____________________________
                                            Title: ___________________________

                                  EXHIBIT THREE


                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                   [date]


JPMorgan Chase Bank
450 West 33rd Street, 14th Floor
New York, New York 10001

Attention: Residential Asset Mortgage Products, Inc., Series 2002-RZ1

Re: Custodial Agreement, dated as of February 26, 2002, by and among JPMorgan Chase Bank, Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Wells Fargo Bank Minnesota, N. A., relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2002-RZ1


Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents referred to in Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.


                                            WELLS FARGO BANK MINNESOTA, N. A.


                                            By: ______________________________
                                            Name: ____________________________
                                            Title: ___________________________

                                  EXHIBIT FOUR


                           FORM OF REQUEST FOR RELEASE

DATE:
TO:
RE:     REQUEST FOR RELEASE OF DOCUMENTS

        In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:

Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request: (circle one)   Mortgage Loan Prepaid in Full
                                            Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

------------------------------
Residential Funding Corporation
Authorized Signature
***************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

    Enclosed Documents:  [ ] Promissory Note
                         [ ] Primary Insurance Policy
                         [ ] Mortgage or Deed of Trust
                         [ ] Assignment(s) of Mortgage or Deed of Trust
                         [ ] Title Insurance Policy
                         [ ] Other: ________________________



----------------------------
Name

----------------------------
Title

----------------------------
Date

                                    EXHIBIT F

                             MORTGAGE LOAN SCHEDULE

  RUN ON     : 02/19/02           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 15.04.27           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RAMP 2002-RZ1                                  CUTOFF : 02/01/02
  POOL       : 0004574
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  -----------------------------------------------------------------------

      1999507                              .2500
      115,854.80                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      4317265                              .2500
       83,537.29                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      4618084                              .2500
      210,252.54                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      4619876                              .2500
      185,364.06                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      4682288                              .2500
       81,605.35                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      4814933                              .2500
      152,231.40                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000
1



      4920861                              .2500
      297,614.57                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      4947651                              .2500
      264,084.90                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      4953354                              .2500
      112,833.60                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      4963416                              .2500
      123,709.81                          .0500
           11.0000                         .0000
           10.7500                         .0000
           10.7000                         .0000
           10.7000                         .0000

      4968531                              .5000
      132,949.84                          .0500
            9.5000                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      4985257                              .2500
      396,023.73                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      5008780                              .2500
       81,859.57                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5009806                              .2500
      319,685.02                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      5014389                              .2500
       95,034.65                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5016651                              .2500
      155,931.75                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5029484                              .2500
       55,428.98                          .0500
            9.1500                         .0000
            8.9000                         .0000
            8.8500                         .0000
            8.8500                         .0000

      5050001                              .2500
      168,271.42                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5051793                              .2500
      107,723.32                          .0500
           11.5000                         .0000
           11.2500                         .0000
           11.2000                         .0000
           11.2000                         .0000

      5053983                              .2500
      172,231.37                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5058465                              .2500
      126,493.56                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      5089589                              .2500
      146,360.89                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      5094824                              .2500
      117,015.46                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5095071                              .2500
      143,058.05                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      5104597                              .2500
       42,280.86                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      5116140                              .2500
      189,837.65                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      5140260                              .2500
      103,951.70                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5144672                              .2500
      179,642.40                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5145492                              .2500
       92,157.80                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5148246                              .2500
       78,159.56                          .0500
            8.9900                         .0000
            8.7400                         .0000
            8.6900                         .0000
            8.6900                         .0000
1



      5151872                              .2500
      128,013.47                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      5152309                              .2500
      133,527.64                          .0500
           10.6250                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      5153552                              .2500
      147,088.65                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5163611                              .2500
      144,629.68                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5163805                              .2500
       68,835.31                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5169191                              .2500
      108,393.49                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      5176584                              .2500
       87,768.37                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      5185084                              .5000
      169,906.42                          .0500
           11.3750                         .0000
           10.8750                         .0000
           10.8250                         .0000
           10.8250                         .0000
1



      5185148                              .2500
      157,550.92                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5197367                              .2500
      272,014.75                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5197957                              .2500
      118,245.57                          .0500
           11.2500                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000

      5198432                              .2500
      292,149.12                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5200977                              .2500
      335,115.52                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      5202392                              .2500
      363,174.62                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5211290                              .5000
      115,023.66                          .0500
           11.5000                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000

      5211828                              .2500
      211,527.86                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000
1



      5221507                              .2500
      304,082.46                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5226524                              .2500
      155,689.45                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5228895                              .2500
       99,541.50                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      5233048                              .2500
      140,778.43                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      5237349                              .2500
      104,826.29                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      5243191                              .2500
      121,242.93                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5244209                              .2500
      236,140.52                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5251043                              .2500
       67,734.44                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      5251604                              .2500
      179,513.71                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      5252196                              .2500
       96,239.27                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      5252988                              .2500
       88,945.94                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5253289                              .2500
      191,394.87                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      5262032                              .2500
      117,073.32                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      5263049                              .2500
      121,298.02                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5263074                              .2500
      106,882.98                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5266083                              .2500
      129,683.98                          .0500
           11.2500                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000
1



      5267159                              .2500
      211,348.68                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5279614                              .2500
       49,852.24                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5285812                              .2500
      104,064.37                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      5287958                              .2500
       92,864.73                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      5294673                              .2500
      250,816.47                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      5299125                              .2500
      146,755.32                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      5310208                              .2500
      143,690.02                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5315665                              .2500
      204,337.33                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      5335900                              .2500
      106,800.40                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      5336734                              .2500
      172,079.99                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      5337007                              .2500
       41,762.21                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      5339978                              .2500
      107,052.37                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5368441                              .2500
      124,606.07                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5369853                              .2500
      126,899.65                          .0500
           10.6250                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      5370634                              .2500
      151,186.10                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      5373110                              .2500
       49,293.67                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      5389379                              .2500
      130,646.09                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      5398636                              .2500
      130,539.46                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5402943                              .2500
       79,886.71                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      5405205                              .2500
      202,736.36                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5405417                              .2500
       85,224.06                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5411373                              .2500
      117,118.79                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      5419459                              .2500
      264,514.97                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5423187                              .2500
      103,770.18                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      5424583                              .2500
      324,173.96                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5431140                              .2500
       80,099.38                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5431943                              .2500
      162,240.70                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5433319                              .2500
      249,654.73                          .0500
           12.2500                         .0000
           12.0000                         .0000
           11.9500                         .0000
           11.9500                         .0000

      5439841                              .2500
      109,858.85                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5439963                              .2500
      203,821.51                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      5440029                              .2500
      163,545.30                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5441268                              .2500
      209,475.26                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000
1



      5442019                              .2500
      122,774.88                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5442611                              .2500
      145,228.53                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      5445078                              .2500
      295,090.60                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5448651                              .2500
       84,253.51                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5451437                              .2500
       48,816.91                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5451861                              .2500
      264,838.13                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5454371                              .2500
       87,558.91                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      5455901                              .2500
      159,471.69                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      5465610                              .2500
       87,388.92                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      5469446                              .2500
      297,167.76                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5478855                              .2500
      107,197.12                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      5482059                              .2500
      209,756.01                          .0500
           12.0000                         .0000
           11.7500                         .0000
           11.7000                         .0000
           11.7000                         .0000

      5488060                              .2500
      215,869.34                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      5489061                              .2500
       84,315.59                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5489475                              .2500
      235,214.29                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5491018                              .2500
      149,423.80                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      5492602                              .2500
      394,007.19                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5497659                              .2500
       99,978.61                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5499042                              .2500
      112,737.10                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5499213                              .2500
      172,368.78                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5502125                              .2500
      165,387.41                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5502786                              .2500
      173,915.17                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5507168                              .2500
      155,056.64                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5507853                              .2500
      132,659.20                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000
1



      5508930                              .2500
      107,143.60                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5510091                              .2500
       75,100.19                          .0500
           11.8750                         .0000
           11.6250                         .0000
           11.5750                         .0000
           11.5750                         .0000

      5512108                              .2500
      161,147.91                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5515589                              .2500
      118,194.63                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5515697                              .2500
      380,638.88                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5519213                              .2500
       90,899.96                          .0500
           12.2500                         .0000
           12.0000                         .0000
           11.9500                         .0000
           11.9500                         .0000

      5520095                              .2500
      184,591.05                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      5522886                              .2500
      154,288.61                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      5523855                              .2500
       51,583.67                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5525403                              .2500
      115,447.57                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5526524                              .2500
      146,309.92                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5528212                              .2500
      311,235.84                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5528523                              .2500
      123,157.59                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5531438                              .2500
      111,366.65                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5532850                              .2500
      251,731.96                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5533609                              .2500
      225,575.64                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      5535017                              .2500
      111,823.84                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5539809                              .2500
      120,403.40                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      5540179                              .2500
      289,342.44                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5540312                              .2500
      135,707.19                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      5540440                              .2500
      249,476.05                          .0500
           11.5000                         .0000
           11.2500                         .0000
           11.2000                         .0000
           11.2000                         .0000

      5540739                              .2500
      173,595.16                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5541384                              .2500
      163,520.63                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      5542598                              .2500
      256,916.67                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      5545766                              .2500
      101,831.67                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5548175                              .2500
      147,110.10                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5548600                              .2500
      183,571.90                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5549641                              .2500
      145,483.24                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5552433                              .2500
      153,154.43                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5552447                              .2500
      127,841.88                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      5552695                              .2500
      152,163.08                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5552961                              .2500
       76,094.15                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000
1



      5553135                              .2500
      368,163.30                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5559059                              .2500
      118,451.64                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5559273                              .2500
       81,175.69                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5560593                              .2500
      136,110.89                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      5560767                              .2500
       87,354.37                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      5561943                              .2500
       84,253.36                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5562455                              .2500
      143,803.31                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      5563301                              .2500
      257,488.02                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      5565130                              .2500
      129,134.57                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5565722                              .2500
      204,480.68                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5566020                              .2500
      220,706.52                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5566572                              .2500
      213,190.54                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      5568875                              .2500
      139,220.96                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5570260                              .2500
      116,100.90                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5570790                              .2500
      105,783.55                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5573142                              .2500
       65,121.31                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      5573943                              .2500
       99,511.85                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5574006                              .2500
      150,216.29                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5579666                              .2500
      104,797.76                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5580068                              .2500
      191,854.44                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5583117                              .2500
      114,810.12                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5583949                              .2500
      169,687.24                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      5586201                              .2500
       79,867.64                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      5587469                              .2500
      127,553.31                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      5588587                              .2500
       95,828.73                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5588610                              .2500
      181,202.62                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5594432                              .2500
      102,997.11                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5594525                              .2500
      105,510.68                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5595576                              .2500
      129,438.67                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5596437                              .2500
      101,898.02                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5597226                              .2500
       94,755.20                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5597776                              .2500
      153,922.13                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      5598773                              .2500
       85,293.58                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5599401                              .2500
      132,823.39                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5599597                              .2500
      236,528.70                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      5601597                              .2500
      286,457.82                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      5602043                              .2500
      137,833.68                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5603146                              .2500
      133,534.86                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      5603694                              .2500
      287,732.21                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5605274                              .2500
      154,851.16                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      5605681                              .2500
      261,390.09                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      5605906                              .2500
      146,150.29                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5606057                              .2500
       69,425.91                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5606676                              .2500
       66,432.02                          .0500
           11.2500                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000

      5607006                              .2500
      155,627.61                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5607391                              .2500
      122,848.38                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5611490                              .2500
      128,493.65                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      5611722                              .2500
      139,077.65                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000
1



      5611801                              .2500
      186,928.89                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5613150                              .2500
      193,669.99                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5614992                              .2500
       96,064.18                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5616568                              .2500
      230,074.62                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5616661                              .2500
       69,690.81                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      5617011                              .2500
      134,616.25                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5618757                              .2500
      136,621.50                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      5618897                              .2500
      106,578.66                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      5619571                              .2500
       66,833.17                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      5620233                              .2500
      139,709.05                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5620241                              .2500
      171,061.26                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5620310                              .2500
      152,697.70                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5620339                              .2500
      268,057.41                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5621347                              .2500
       67,739.59                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5622228                              .2500
      222,329.34                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5622230                              .2500
       87,366.31                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      5622238                              .2500
       98,055.73                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      5623549                              .2500
      117,549.38                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5624671                              .2500
      239,281.75                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5625380                              .2500
      292,170.60                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5627704                              .2500
      190,180.43                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      5627801                              .2500
       91,438.14                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5632561                              .2500
      120,112.21                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5632583                              .2500
       82,178.33                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      5633376                              .2500
      279,830.35                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5634204                              .2500
      129,589.91                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5634479                              .2500
      139,650.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5634704                              .2500
       76,862.63                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5635159                              .2500
      240,540.13                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      5637633                              .2500
      138,801.93                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5639397                              .2500
      207,638.93                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5640004                              .2500
       69,706.19                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      5640119                              .2500
       50,729.56                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5640468                              .2500
      108,026.75                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      5640522                              .2500
      252,035.43                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      5642791                              .2500
       88,149.96                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      5643035                              .2500
      141,719.85                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      5643954                              .2500
      238,163.28                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5643999                              .2500
      231,303.61                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5644452                              .2500
      121,637.53                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      5645450                              .2500
      168,566.54                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      5646553                              .2500
      142,134.49                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      5647156                              .2500
      138,608.26                          .0500
           11.2500                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000

      5648125                              .2500
      167,628.77                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5648466                              .2500
      155,739.79                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      5649030                              .2500
      229,170.84                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5649566                              .2500
      108,727.99                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5649983                              .2500
      106,568.73                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      5650005                              .2500
      180,460.48                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5651734                              .2500
       99,862.58                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      5652133                              .2500
      174,634.30                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5652591                              .2500
      183,138.75                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5653108                              .2500
      157,953.40                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5653193                              .2500
       94,821.61                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5653678                              .2500
       73,544.09                          .0500
           12.2500                         .0000
           12.0000                         .0000
           11.9500                         .0000
           11.9500                         .0000

      5655842                              .2500
       40,081.18                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      5657056                              .2500
      398,348.44                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      5657964                              .2500
      293,182.71                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5659260                              .2500
      194,557.83                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5660718                              .2500
      127,210.89                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5660853                              .2500
      102,702.01                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5661200                              .2500
       92,311.49                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5661318                              .2500
       68,248.87                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5661759                              .2500
      154,175.91                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      5662145                              .2500
      148,986.57                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      5662412                              .2500
      136,589.57                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5662708                              .2500
      104,057.25                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5662965                              .2500
      119,703.49                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5663166                              .2500
      221,909.48                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      5663259                              .2500
      189,499.86                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      5663386                              .2500
      204,615.06                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5663994                              .2500
       82,030.79                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      5665370                              .2500
      240,160.38                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5667420                              .2500
      256,235.24                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      5668944                              .2500
      114,567.37                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5669787                              .2500
      282,153.06                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5670287                              .2500
      239,560.73                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5670563                              .2500
      149,587.86                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      5671253                              .2500
      306,666.17                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5671601                              .2500
      237,500.71                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      5672051                              .2500
       86,282.32                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      5672301                              .2500
      126,175.25                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5672611                              .2500
      221,102.81                          .0500
           10.6250                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      5672699                              .2500
      139,557.37                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5673105                              .2500
      321,127.10                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5673145                              .2500
      121,178.87                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5673397                              .2500
      124,122.41                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5673596                              .2500
      218,609.31                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      5674167                              .2500
      289,954.99                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5675413                              .2500
      184,570.15                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5676639                              .2500
       97,585.12                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      5678171                              .2500
       86,303.88                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5678180                              .2500
      150,620.63                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5679252                              .2500
      100,987.24                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5679702                              .2500
      204,563.11                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      5679955                              .2500
      254,521.20                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      5680387                              .2500
      428,035.97                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5680714                              .2500
      276,742.55                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5682148                              .2500
      127,254.42                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5682149                              .2500
      147,358.27                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5682233                              .2500
      150,730.61                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5682632                              .2500
      103,884.64                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      5683199                              .2500
      108,710.68                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5685833                              .2500
      111,955.31                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000
1



      5686750                              .2500
      153,695.73                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5686793                              .2500
      115,288.58                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5687510                              .2500
      274,456.66                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5687752                              .2500
      111,285.23                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5688052                              .2500
       99,868.72                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5689218                              .2500
       88,806.40                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      5692668                              .2500
      251,286.25                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5692893                              .2500
      157,695.67                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      5693161                              .2500
      101,263.85                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5694258                              .2500
       79,857.29                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5695748                              .2500
      176,641.34                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5696104                              .2500
       79,222.02                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      5697117                              .2500
      146,993.98                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5697132                              .2500
      192,588.69                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      5703609                              .2500
      379,172.35                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5704462                              .5000
      192,597.76                          .0500
           10.2500                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000
1



      5704491                              .2500
       89,506.87                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      5704594                              .5000
      195,179.31                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5704598                              .2500
      145,173.58                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5704704                              .2500
       96,058.06                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5705860                              .2500
       82,222.56                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      5705948                              .2500
      389,737.49                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5706414                              .2500
       74,820.96                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5706714                              .2500
      149,402.67                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      5709742                              .2500
       64,915.28                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      5713061                              .2500
       44,865.61                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5716351                              .2500
      135,137.83                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5718547                              .2500
      276,582.47                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5718872                              .2500
      159,227.31                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5718941                              .2500
      138,670.37                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      5719417                              .2500
      226,163.53                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5720052                              .2500
       99,816.97                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      5724449                              .2500
       50,426.16                          .0500
           11.9900                         .0000
           11.7400                         .0000
           11.6900                         .0000
           11.6900                         .0000

      5724578                              .2500
      194,749.97                          .0500
            9.3500                         .0000
            9.1000                         .0000
            9.0500                         .0000
            9.0500                         .0000

      5725929                              .2500
      199,643.21                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5726289                              .2500
      157,671.65                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5727427                              .2500
      112,223.56                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5728071                              .2500
       89,140.68                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5728106                              .2500
      255,906.12                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5728546                              .2500
      102,302.57                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      5729373                              .2500
      292,415.52                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5729415                              .2500
       97,530.13                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5731298                              .2500
      171,724.57                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      5731642                              .2500
      262,155.30                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      5731911                              .2500
      299,433.30                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      5733911                              .2500
      133,464.94                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      5733978                              .2500
      111,047.30                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5734347                              .2500
      151,825.30                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000
1



      5734508                              .2500
      227,692.58                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5740900                              .2500
       65,609.70                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      5741416                              .2500
       69,062.22                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      5744770                              .2500
       74,842.89                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5746084                              .2500
       46,931.62                          .0500
           11.0000                         .0000
           10.7500                         .0000
           10.7000                         .0000
           10.7000                         .0000

      5747158                              .2500
       86,800.96                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      5747566                              .2500
      104,807.82                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5750380                              .2500
       97,811.24                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      5751028                              .2500
      175,760.81                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5751056                              .2500
      140,105.80                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5753396                              .2500
      201,236.16                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5753552                              .2500
       74,872.94                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5754298                              .2500
       80,751.93                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5754436                              .2500
       68,248.27                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5756622                              .2500
      111,066.32                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5763030                              .2500
      197,792.38                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000
1



      5764984                              .2500
      118,039.78                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5767480                              .2500
      139,230.30                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5771972                              .2500
      353,282.65                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5773462                              .2500
      153,969.29                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      5780376                              .2500
      328,349.97                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5781398                              .2500
      459,136.26                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5781454                              .2500
      359,237.66                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5782436                              .2500
      251,708.96                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      5785338                              .2500
      288,174.18                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5790508                              .2500
       60,481.59                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      5791456                              .2500
      169,628.97                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      5792002                              .2500
       90,824.70                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5794620                              .2500
      303,307.95                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5795226                              .2500
      137,546.76                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      5797616                              .2500
      129,429.85                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5798544                              .2500
       96,727.13                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      5799176                              .2500
       78,278.58                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      5800498                              .2500
      165,181.21                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5801136                              .2500
      109,813.63                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5804190                              .2500
      200,608.43                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      5804280                              .2500
      159,691.80                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5805052                              .2500
      219,324.82                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5806244                              .2500
      289,143.68                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5806870                              .2500
      125,463.04                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      5807464                              .2500
      127,312.13                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      5812340                              .2500
       71,416.37                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5812396                              .2500
       92,048.31                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      5812434                              .2500
      154,816.27                          .0500
            9.1300                         .0000
            8.8800                         .0000
            8.8300                         .0000
            8.8300                         .0000

      5812498                              .2500
      161,917.17                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5812738                              .2500
      129,639.59                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5814832                              .2500
      164,634.15                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5815556                              .2500
      167,991.97                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      5816252                              .2500
      149,550.10                          .0500
            8.9500                         .0000
            8.7000                         .0000
            8.6500                         .0000
            8.6500                         .0000

      5816956                              .2500
      104,308.75                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5817930                              .2500
       87,255.70                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5818830                              .2500
      122,336.05                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      5820846                              .2500
       62,731.51                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      5822800                              .2500
      144,498.01                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5822922                              .2500
       97,524.47                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5824876                              .2500
      138,851.84                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      5825164                              .2500
      106,210.18                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5825974                              .2500
      163,699.36                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5826954                              .2500
      188,671.38                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5827288                              .2500
      202,877.50                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5827674                              .2500
       89,298.55                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5831252                              .2500
      227,453.08                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5831694                              .2500
      132,620.51                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5833840                              .2500
      123,342.95                          .0500
           12.0000                         .0000
           11.7500                         .0000
           11.7000                         .0000
           11.7000                         .0000
1



      5834942                              .2500
      100,311.30                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5835808                              .2500
       84,452.56                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5835856                              .2500
      191,465.46                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5838270                              .2500
       67,859.79                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      5840976                              .2500
       65,984.58                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5841258                              .2500
      242,345.32                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5841694                              .2500
      154,131.16                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5842498                              .2500
      240,580.98                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      5844874                              .2500
       82,256.74                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5845448                              .2500
       86,981.83                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5847618                              .2500
      142,751.38                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5847632                              .2500
       60,933.58                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5848154                              .2500
      153,710.83                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5848228                              .2500
      296,981.53                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5848268                              .2500
      107,891.57                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5849584                              .2500
       69,077.54                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      5849774                              .2500
      112,178.42                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      5849958                              .2500
      194,393.54                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5850156                              .2500
      265,846.37                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5850244                              .2500
      115,703.61                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5851772                              .2500
      159,671.27                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      5853124                              .2500
      126,712.92                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5853602                              .2500
       85,355.12                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5854200                              .2500
       77,909.91                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      5854832                              .2500
      238,477.89                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5855698                              .2500
      126,742.66                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5856402                              .2500
      157,176.79                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5856988                              .2500
      341,757.07                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5857084                              .2500
      231,414.26                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      5858034                              .2500
      331,468.73                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5858654                              .2500
      129,830.60                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      5860626                              .2500
      245,824.36                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      5863010                              .2500
      192,242.46                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      5863142                              .2500
      103,495.90                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5863776                              .2500
       82,410.91                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      5864000                              .2500
       74,627.43                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5864186                              .2500
      128,405.44                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5864292                              .2500
       69,135.72                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      5864690                              .2500
      319,334.97                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5865026                              .2500
      134,625.73                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      5865570                              .2500
      188,683.70                          .0500
           11.3750                         .0000
           11.1250                         .0000
           11.0750                         .0000
           11.0750                         .0000

      5866002                              .2500
      148,793.93                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5866080                              .2500
      107,699.94                          .0500
            8.9900                         .0000
            8.7400                         .0000
            8.6900                         .0000
            8.6900                         .0000

      5866330                              .2500
      157,402.41                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5867344                              .2500
      161,603.68                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5868376                              .2500
       78,402.49                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5870184                              .2500
       82,491.71                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5870536                              .2500
      284,392.66                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000
1



      5870696                              .2500
      350,751.58                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      5871144                              .2500
      284,616.27                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5871738                              .2500
       82,180.87                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      5872068                              .2500
      159,127.74                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5878510                              .2500
      110,791.58                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5880138                              .2500
      299,436.68                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5880140                              .2500
       98,190.30                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      5881424                              .2500
      128,781.44                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      5881432                              .2500
      224,091.18                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5884590                              .2500
       61,128.35                          .0500
           10.6250                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      5885626                              .2500
       88,720.73                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5886876                              .2500
      199,170.63                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5886936                              .5000
      180,887.55                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      5886980                              .2500
      131,782.07                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5886992                              .5000
      225,681.10                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      5887878                              .2500
      118,307.55                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000
1



      5890218                              .2500
      112,310.37                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      5890824                              .2500
      169,189.76                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5891394                              .2500
      285,205.95                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5892532                              .2500
       88,691.71                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5893406                              .2500
       79,853.58                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5893946                              .2500
      293,645.69                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5895716                              .2500
      193,514.80                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      5896316                              .2500
      224,737.90                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      5896402                              .2500
       48,418.96                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5896772                              .2500
      215,374.88                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5899192                              .2500
      130,401.33                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      5900926                              .2500
      117,504.68                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5901050                              .2500
      178,592.88                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      5903876                              .2500
      106,267.78                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      5903900                              .2500
      113,192.43                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5905018                              .2500
      334,386.85                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      5905378                              .2500
      138,995.61                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      5905446                              .2500
      190,700.65                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      5905766                              .2500
      213,743.51                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      5907846                              .2500
      232,312.95                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5909584                              .2500
       78,605.26                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      5912912                              .2500
       84,258.34                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      5913532                              .2500
       55,543.54                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      5914756                              .2500
       61,700.47                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000
1



      5915918                              .2500
      199,600.98                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5919544                              .2500
      204,484.95                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5920218                              .2500
       64,928.73                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5920388                              .2500
       86,781.64                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5920544                              .2500
      155,769.61                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5920886                              .2500
      244,403.23                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      5922240                              .2500
      336,041.84                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5923294                              .2500
      130,611.38                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      5926184                              .2500
       86,651.12                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5926298                              .2500
      115,808.50                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5926488                              .2500
      390,682.71                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5926556                              .2500
      134,673.59                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      5927366                              .2500
      208,680.11                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5927836                              .2500
      137,897.15                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5928060                              .2500
      143,961.91                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5928704                              .2500
      149,338.99                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      5929284                              .2500
      248,829.79                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5931300                              .2500
       96,246.01                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5935150                              .2500
       78,719.84                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5935168                              .5000
       93,924.12                          .0500
           10.0000                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      5935450                              .2500
      189,678.07                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5935610                              .2500
      191,535.23                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5937318                              .2500
      216,859.68                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5938362                              .2500
      144,569.42                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      5939412                              .2500
      162,701.65                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5940238                              .2500
      237,596.77                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5941062                              .2500
      214,585.88                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5944018                              .2500
      224,319.29                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5944328                              .2500
      116,375.15                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      5944496                              .2500
      165,467.29                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      5948010                              .2500
       68,418.81                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      5949286                              .2500
      245,604.26                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      5950980                              .2500
      122,943.81                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      5951546                              .2500
      199,244.69                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5951686                              .2500
      144,830.55                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5954352                              .2500
      184,624.34                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      5955078                              .2500
      103,920.01                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5955642                              .2500
      179,417.27                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5955818                              .2500
      144,770.58                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5957152                              .2500
      112,122.35                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      5961364                              .5000
       98,854.29                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      5961406                              .5000
       82,184.49                          .0500
           10.1250                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      5964462                              .2500
      125,388.88                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5964526                              .2500
       79,582.47                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      5966402                              .2500
       80,624.32                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5966538                              .2500
      197,209.43                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5966938                              .2500
      105,886.57                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5967008                              .2500
      141,725.63                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      5967264                              .2500
      217,546.94                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5967544                              .2500
      340,237.40                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5968372                              .2500
       61,645.37                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5968688                              .2500
       94,839.04                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5968890                              .2500
       94,839.04                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      5970612                              .2500
       85,312.76                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5971574                              .2500
      130,534.97                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5971908                              .2500
      167,996.26                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      5973610                              .2500
      203,616.94                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5974790                              .2500
      233,513.72                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      5975380                              .2500
       49,368.39                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      5976800                              .2500
      151,036.94                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5976886                              .2500
      256,651.86                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      5977758                              .2500
      137,789.31                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      5978030                              .2500
       66,870.95                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5979370                              .2500
       92,562.13                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000
1



      5981608                              .2500
      171,940.62                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5981844                              .2500
      265,890.11                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5983658                              .2500
      246,025.17                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5984432                              .2500
      129,737.24                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5984460                              .2500
      134,851.97                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      5984806                              .2500
       76,883.90                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      5985926                              .5000
       43,498.84                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      5986176                              .2500
      201,543.23                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000
1



      5986178                              .5000
      258,182.10                          .0500
           10.1250                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      5987644                              .2500
      298,193.65                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      5992054                              .2500
       88,029.47                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      5993538                              .2500
      231,314.83                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      5994602                              .2500
       49,108.77                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      5997236                              .2500
      154,692.76                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      5998818                              .2500
      390,354.05                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      5999374                              .2500
       63,471.96                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      5999432                              .2500
      242,531.94                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6001000                              .2500
       79,343.32                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6002268                              .2500
      209,634.89                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6002724                              .2500
      125,488.68                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6003404                              .2500
       59,895.69                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6003890                              .2500
      141,352.37                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6005490                              .2500
      162,812.94                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6007030                              .2500
       96,686.66                          .0500
           10.6250                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000
1



      6010810                              .2500
       82,831.20                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6010884                              .5000
       84,597.55                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6011068                              .2500
      107,408.06                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6011256                              .2500
      113,153.27                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6011544                              .2500
       96,413.92                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6013390                              .2500
       72,310.58                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      6013836                              .2500
      185,024.31                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6014412                              .2500
      104,313.57                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      6016904                              .2500
       90,425.12                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      6017328                              .2500
      126,784.81                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6018302                              .2500
       85,422.10                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6018764                              .2500
      174,603.19                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6020210                              .2500
      240,331.43                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6020880                              .2500
      121,756.74                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6021170                              .2500
      145,817.86                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6021176                              .2500
      175,288.60                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      6021244                              .2500
      122,842.60                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6021250                              .2500
      110,381.95                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6022438                              .2500
      111,206.36                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6023770                              .2500
      146,681.04                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6024684                              .2500
       91,825.77                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6025166                              .2500
       83,303.76                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6025510                              .2500
      137,787.44                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6025952                              .2500
       89,658.99                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000
1



      6026556                              .2500
      255,546.63                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6026844                              .2500
      111,046.36                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6028750                              .2500
       56,572.15                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6031004                              .2500
      153,290.86                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6031442                              .2500
      205,831.07                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      6031548                              .2500
      272,474.33                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6032188                              .2500
      145,246.77                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6033946                              .5000
      170,980.86                          .0500
            9.2500                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      6033998                              .2500
      118,588.08                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6034008                              .5000
      169,590.24                          .0500
           10.3750                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      6034012                              .5000
       82,300.88                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6035460                              .2500
      277,497.34                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6035590                              .2500
      149,532.76                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6035960                              .2500
      162,275.74                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6036516                              .2500
      170,928.45                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6036810                              .2500
      121,410.15                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      6037456                              .2500
      229,630.00                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6039672                              .2500
      136,568.11                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6040348                              .2500
      118,553.95                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6041120                              .2500
      123,279.68                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6042036                              .2500
      126,177.79                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6042080                              .2500
      174,022.61                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6042146                              .2500
       69,772.06                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6042300                              .2500
      191,052.90                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      6044456                              .2500
       50,177.31                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6044948                              .2500
       84,918.23                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6045130                              .2500
       77,147.04                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6045456                              .2500
      158,851.71                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6046400                              .2500
       76,402.57                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6047326                              .2500
       79,187.08                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6047350                              .2500
      235,963.29                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6047610                              .2500
      173,540.05                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      6048406                              .2500
      238,503.31                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6049060                              .2500
      136,921.59                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6049796                              .2500
      267,195.16                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      6050958                              .2500
      169,911.62                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6051114                              .2500
      186,915.96                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6051940                              .2500
       96,087.23                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6053710                              .2500
      179,618.06                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6054196                              .2500
      129,114.73                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      6055702                              .2500
      232,678.25                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6056686                              .2500
      205,561.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6059566                              .2500
      211,601.93                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6059620                              .5000
      154,470.77                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6059738                              .2500
      134,253.82                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6059740                              .5000
      306,345.75                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6059760                              .2500
      269,375.66                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      6059770                              .5000
      191,382.99                          .0500
           10.0000                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000
1



      6059794                              .5000
      158,351.26                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6059796                              .2500
      151,699.15                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6059814                              .5000
      202,119.75                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6060740                              .2500
      107,817.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6061578                              .2500
       79,860.88                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6061594                              .2500
       65,828.71                          .0500
           10.9900                         .0000
           10.7400                         .0000
           10.6900                         .0000
           10.6900                         .0000

      6062882                              .2500
      159,183.36                          .0500
           10.9000                         .0000
           10.6500                         .0000
           10.6000                         .0000
           10.6000                         .0000

      6063280                              .2500
       90,483.49                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      6067114                              .2500
      143,743.03                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6067788                              .2500
      236,407.69                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6068412                              .2500
       93,858.96                          .0500
           12.2500                         .0000
           12.0000                         .0000
           11.9500                         .0000
           11.9500                         .0000

      6069382                              .2500
      159,714.58                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6069616                              .2500
       71,901.06                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6069828                              .2500
      158,386.45                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6070032                              .2500
       74,812.31                          .0500
           10.6250                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      6070426                              .2500
      201,192.35                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000
1



      6071388                              .2500
      135,619.82                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6072506                              .2500
      254,047.07                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6072774                              .2500
       97,656.66                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6073006                              .2500
       48,038.05                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6073238                              .2500
      100,732.95                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6073630                              .2500
      108,960.25                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6074046                              .2500
       73,974.45                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6074350                              .2500
      123,581.43                          .0500
           11.0000                         .0000
           10.7500                         .0000
           10.7000                         .0000
           10.7000                         .0000
1



      6075778                              .2500
      243,402.42                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6075780                              .2500
       44,891.98                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6076218                              .2500
      176,151.27                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6077126                              .2500
      141,844.25                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6077568                              .2500
      122,826.45                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      6077656                              .2500
      209,595.50                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6077660                              .2500
       68,772.45                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6078012                              .2500
      133,684.62                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      6079148                              .2500
      108,774.23                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6079818                              .2500
      249,468.56                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6080206                              .2500
      165,672.01                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6080522                              .2500
       75,128.33                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      6082534                              .2500
      162,812.94                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6083790                              .5000
      405,796.68                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6084756                              .2500
      343,165.94                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6085252                              .2500
      147,735.97                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      6085702                              .2500
      286,474.71                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6086514                              .2500
      125,181.99                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6087098                              .2500
      225,433.56                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      6087682                              .2500
       56,928.41                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6088166                              .2500
      282,091.55                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6088448                              .2500
      139,746.80                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      6088454                              .2500
       51,387.69                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6088660                              .2500
      212,274.78                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      6089090                              .2500
       59,735.44                          .0500
           11.0000                         .0000
           10.7500                         .0000
           10.7000                         .0000
           10.7000                         .0000

      6090384                              .2500
      129,196.71                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6090400                              .2500
      195,455.97                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6091214                              .2500
      258,363.13                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6091998                              .2500
      118,293.98                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6093660                              .2500
      126,221.88                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6094012                              .2500
      173,038.62                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6094490                              .2500
      221,012.47                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      6095152                              .2500
      258,842.90                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6096770                              .2500
      158,693.76                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6096780                              .2500
       81,134.33                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6098874                              .2500
       63,757.25                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6099014                              .2500
       66,842.01                          .0500
           12.0000                         .0000
           11.7500                         .0000
           11.7000                         .0000
           11.7000                         .0000

      6099656                              .2500
       94,069.91                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6099974                              .2500
      211,816.16                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      6100028                              .2500
      120,311.38                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      6101862                              .2500
       94,834.82                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6103356                              .2500
      139,523.79                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6104432                              .2500
      259,346.78                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6104540                              .2500
      211,616.43                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      6105474                              .2500
      229,568.12                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6105604                              .2500
      130,344.63                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      6105734                              .2500
      244,790.21                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6106038                              .2500
      151,650.88                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      6106494                              .2500
      211,482.04                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6106934                              .2500
      117,312.01                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6107658                              .2500
      150,723.62                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6107784                              .2500
      229,612.02                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6107846                              .2500
       89,778.98                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6109424                              .2500
      230,248.99                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6110898                              .5000
      234,969.16                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6110974                              .2500
      140,120.21                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      6111008                              .2500
      192,255.77                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6111050                              .2500
      239,308.36                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6111064                              .5000
      239,014.68                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6111090                              .2500
       79,196.66                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      6111094                              .2500
       74,810.64                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6111636                              .2500
      184,600.71                          .0500
           11.2500                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000

      6111726                              .2500
       95,234.92                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6112156                              .2500
      229,632.46                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      6112168                              .2500
       97,821.22                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6114240                              .2500
       94,808.13                          .0500
           11.5000                         .0000
           11.2500                         .0000
           11.2000                         .0000
           11.2000                         .0000

      6114380                              .2500
       55,547.52                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      6114744                              .2500
      182,649.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6115022                              .2500
      135,669.74                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6115686                              .2500
      299,407.28                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6117292                              .2500
      273,686.77                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6117548                              .2500
      155,292.53                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000
1



      6117632                              .2500
      189,717.42                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6120806                              .2500
       45,851.96                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6121880                              .2500
      237,743.07                          .0500
           11.0000                         .0000
           10.7500                         .0000
           10.7000                         .0000
           10.7000                         .0000

      6122196                              .2500
      127,737.73                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6122746                              .2500
       64,228.68                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      6124656                              .2500
      123,279.68                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6125764                              .2500
      115,231.92                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      6127188                              .2500
      122,953.48                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      6128250                              .2500
      129,331.24                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      6128592                              .2500
      174,226.50                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6128918                              .2500
      162,063.21                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6130380                              .2500
      112,778.28                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6130432                              .2500
      197,149.70                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6130478                              .2500
      255,198.55                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6136552                              .5000
       65,189.35                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6136560                              .2500
       50,137.41                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      6136672                              .5000
       91,418.43                          .0500
           11.8750                         .0000
           11.3750                         .0000
           11.3250                         .0000
           11.3250                         .0000

      6136704                              .2500
      493,993.30                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6136706                              .2500
      183,703.15                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6136730                              .5000
      144,007.03                          .0500
           10.0000                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      6136734                              .2500
      326,830.76                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6137206                              .2500
       63,062.29                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6137484                              .2500
       80,205.99                          .0500
           10.6250                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      6137670                              .2500
       91,790.10                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      6137762                              .2500
       62,266.11                          .0500
           12.2500                         .0000
           12.0000                         .0000
           11.9500                         .0000
           11.9500                         .0000

      6142440                              .2500
      208,208.56                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6142966                              .2500
      179,479.95                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6144018                              .2500
      153,650.51                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      6145708                              .2500
      288,066.93                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6146142                              .2500
      159,418.17                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6147708                              .2500
      107,688.72                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      6148352                              .2500
      138,832.07                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      6149252                              .2500
      127,447.70                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6150214                              .2500
      124,647.64                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6150434                              .2500
      152,470.40                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6152092                              .2500
       73,037.34                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      6153760                              .2500
      119,142.99                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6155968                              .2500
      187,074.17                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6156156                              .2500
      104,855.92                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6161210                              .2500
      219,040.24                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      6161228                              .2500
      274,470.32                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6161230                              .2500
      145,952.30                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6161242                              .2500
       99,711.09                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6161244                              .2500
      140,735.24                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6161258                              .5000
       88,845.28                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6161260                              .5000
      208,216.38                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6161268                              .2500
       77,771.39                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6161272                              .5000
       80,764.71                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      6161278                              .5000
      272,324.44                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6161280                              .2500
      234,254.61                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6161284                              .2500
       78,947.65                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6161286                              .2500
      184,782.98                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      6161290                              .2500
      316,657.89                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6161304                              .5000
      274,442.74                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6161308                              .2500
       74,752.02                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6161316                              .5000
      128,578.25                          .0500
           11.7500                         .0000
           11.2500                         .0000
           11.2000                         .0000
           11.2000                         .0000
1



      6161336                              .2500
      209,834.61                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6161348                              .5000
      273,573.21                          .0500
           10.8750                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      6161358                              .2500
      128,787.03                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6161360                              .5000
      145,040.30                          .0500
           10.2500                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      6162716                              .2500
      101,427.88                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6162840                              .2500
       83,108.18                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6164866                              .2500
      162,552.83                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6164928                              .2500
       57,943.43                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      6169526                              .2500
      117,437.61                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6169540                              .2500
      284,407.72                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6170100                              .2500
      299,422.14                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6170814                              .2500
      124,227.98                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6171642                              .2500
      104,903.75                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6172620                              .2500
      142,103.50                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6174534                              .2500
      218,557.33                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6178422                              .2500
       80,498.56                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      6179064                              .2500
       26,739.12                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6180004                              .2500
      120,836.12                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6182712                              .2500
      123,481.73                          .0500
            9.6500                         .0000
            9.4000                         .0000
            9.3500                         .0000
            9.3500                         .0000

      6183520                              .2500
      283,403.00                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6184710                              .2500
      114,863.71                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6186060                              .2500
      269,623.19                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6188274                              .5000
      106,617.41                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6188308                              .5000
      289,622.09                          .0500
           10.1250                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000
1



      6188322                              .5000
      166,606.82                          .0500
            7.2500                         .0000
            6.7500                         .0000
            6.7000                         .0000
            6.7000                         .0000

      6188324                              .2500
      125,769.38                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6188332                              .2500
       58,902.59                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6188334                              .2500
       82,283.86                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6188370                              .2500
      279,537.73                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6188384                              .2500
      134,654.88                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      6188422                              .2500
      255,867.16                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6188432                              .5000
      178,624.83                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      6188434                              .2500
      169,696.74                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6188452                              .5000
       91,671.40                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6188454                              .2500
       74,862.71                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6188480                              .2500
       78,103.06                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6188500                              .5000
      133,257.84                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6188504                              .2500
      192,705.64                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6188510                              .2500
      129,773.98                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6188514                              .2500
      139,643.94                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      6188522                              .5000
      191,288.37                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6190652                              .2500
       82,918.00                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6190924                              .2500
      108,026.74                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      6192298                              .2500
      176,274.12                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6192616                              .2500
       62,462.13                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6193214                              .2500
      200,711.87                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6194568                              .2500
      297,160.96                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      6195218                              .2500
      347,776.75                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      6196928                              .2500
      203,239.57                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6197306                              .2500
       51,329.15                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6197682                              .2500
      132,530.89                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6199378                              .2500
      149,307.96                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6201746                              .2500
       91,000.82                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6202070                              .2500
      246,955.86                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6202328                              .2500
      216,056.58                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6202330                              .2500
       79,841.94                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      6202894                              .2500
       85,563.49                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6205896                              .2500
      137,355.54                          .0500
           11.1250                         .0000
           10.8750                         .0000
           10.8250                         .0000
           10.8250                         .0000

      6206540                              .2500
       47,968.60                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6206788                              .2500
      131,236.88                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6207476                              .2500
      206,221.97                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6211442                              .2500
      121,834.33                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6213150                              .5000
      138,725.38                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6213156                              .5000
       75,834.46                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      6213160                              .2500
      136,168.83                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6213212                              .2500
       74,554.38                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6213224                              .2500
      299,084.75                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      6213234                              .2500
      143,749.64                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6213238                              .5000
      195,602.27                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6213240                              .5000
      344,240.00                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6213274                              .5000
      117,573.11                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6213280                              .2500
      182,656.38                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      6213294                              .2500
      159,092.97                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6213312                              .5000
      125,936.24                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6213334                              .5000
      185,173.37                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6213346                              .2500
      138,770.50                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6213360                              .5000
      146,437.28                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6213370                              .5000
      249,351.95                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      6213392                              .5000
      168,713.67                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6213400                              .5000
      169,607.33                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000
1



      6213494                              .5000
      111,523.56                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6213502                              .5000
       84,981.76                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6213508                              .5000
      150,085.13                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      6213510                              .5000
      149,378.90                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6213520                              .2500
       86,341.68                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6213526                              .2500
      179,960.05                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6213528                              .5000
      198,186.59                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6213804                              .2500
      186,639.81                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      6215088                              .2500
      138,814.26                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6215984                              .2500
       90,700.43                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6216112                              .2500
      116,641.67                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6216172                              .2500
      324,604.83                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6217896                              .2500
      122,846.56                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6218686                              .2500
       92,415.61                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6219456                              .2500
      155,230.41                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6220592                              .2500
       70,919.97                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      6223444                              .2500
      199,702.21                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6225944                              .2500
       49,898.68                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6227384                              .2500
      116,458.24                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6228170                              .2500
      144,551.96                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6231274                              .2500
      197,662.55                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6233306                              .2500
      211,892.05                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6234476                              .2500
      224,519.66                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6234528                              .2500
      254,734.57                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      6234656                              .2500
      127,060.98                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6235210                              .2500
      160,339.79                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6235574                              .2500
      115,847.72                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6236904                              .2500
      165,454.67                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6236962                              .2500
      159,422.44                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6236972                              .2500
      150,217.79                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6236978                              .2500
       33,095.28                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6236998                              .2500
       55,401.50                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      6237040                              .2500
      108,748.90                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6237060                              .5000
      558,806.59                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6237062                              .2500
      164,548.38                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6237080                              .5000
      187,256.64                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6237096                              .2500
      223,810.14                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6237098                              .2500
       75,115.97                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6237122                              .5000
       69,416.02                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6237124                              .2500
      224,969.41                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      6237128                              .2500
      111,815.08                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6237134                              .5000
      142,695.25                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6237156                              .2500
      313,175.62                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6237158                              .5000
      176,960.18                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6237192                              .2500
       85,308.93                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6237196                              .2500
       83,987.91                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6237198                              .5000
      118,816.68                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6237200                              .2500
      189,091.54                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      6242186                              .2500
      137,049.73                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6244580                              .2500
      156,815.67                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6245368                              .2500
      165,588.82                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6246294                              .2500
       69,857.66                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6246970                              .2500
       78,363.52                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6248494                              .2500
      270,635.12                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6249022                              .2500
       61,759.21                          .0500
           11.3750                         .0000
           11.1250                         .0000
           11.0750                         .0000
           11.0750                         .0000

      6251028                              .2500
      101,858.20                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      6252090                              .2500
       80,120.87                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6255568                              .2500
      501,306.79                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6256134                              .2500
      165,632.29                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6256194                              .2500
      238,985.86                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6256592                              .2500
      244,653.04                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6260650                              .2500
      255,117.23                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6264602                              .5000
      145,711.53                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6264604                              .2500
      283,344.68                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      6264606                              .2500
      116,109.43                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6264610                              .5000
       62,385.61                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6264676                              .5000
      131,745.75                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6264716                              .5000
      128,763.89                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6264734                              .5000
       53,903.67                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6264748                              .2500
      251,476.92                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6264786                              .5000
      134,837.64                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6264796                              .2500
       40,782.56                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      6264812                              .5000
       42,679.41                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6264816                              .2500
      121,848.21                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6264824                              .2500
      138,121.58                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6264826                              .5000
      108,900.32                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6264848                              .2500
      218,927.50                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6264858                              .5000
      105,508.01                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6264860                              .5000
      202,475.58                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6264862                              .2500
      280,459.41                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      6264864                              .2500
      237,779.28                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6264868                              .5000
      129,946.72                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6264870                              .2500
      265,413.33                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6264904                              .5000
      120,279.45                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6264924                              .5000
      174,627.07                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6264946                              .5000
      222,006.68                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6264948                              .2500
       83,754.13                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6264960                              .2500
      188,824.15                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      6265004                              .5000
       45,281.90                          .0500
           12.3750                         .0000
           11.8750                         .0000
           11.8250                         .0000
           11.8250                         .0000

      6265012                              .5000
       69,875.14                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6265014                              .5000
       99,826.15                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6265018                              .2500
      109,738.21                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6265028                              .2500
      344,402.10                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6265032                              .5000
       48,066.27                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6266266                              .2500
      134,759.15                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6269798                              .2500
      171,642.55                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      6271512                              .2500
      179,227.24                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6272248                              .2500
      299,527.84                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6273334                              .2500
      174,781.68                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6273806                              .2500
      181,891.58                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6276384                              .2500
       99,085.24                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6278814                              .2500
       94,039.49                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6278898                              .2500
      179,707.89                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6279026                              .2500
      146,115.88                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      6280408                              .2500
      235,552.40                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6280654                              .2500
      276,774.30                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6282250                              .2500
      134,863.12                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6284148                              .2500
      246,215.32                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6285550                              .2500
      137,760.06                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6286066                              .2500
       81,253.83                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6287206                              .2500
       61,495.55                          .0500
            9.6300                         .0000
            9.3800                         .0000
            9.3300                         .0000
            9.3300                         .0000

      6287852                              .2500
      294,160.27                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      6287942                              .2500
      222,975.34                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6288176                              .2500
      164,258.07                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6290816                              .2500
      159,318.23                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6290830                              .5000
      159,187.07                          .0500
           11.2500                         .0000
           10.7500                         .0000
           10.7000                         .0000
           10.7000                         .0000

      6290834                              .2500
       85,761.50                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6290844                              .2500
      187,655.90                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6290846                              .5000
      127,846.06                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6290856                              .5000
      192,268.51                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000
1



      6290898                              .2500
      261,538.34                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6290902                              .5000
       90,391.16                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6290906                              .5000
       92,439.17                          .0500
           10.2500                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      6290918                              .5000
      151,889.16                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6290948                              .2500
      223,648.94                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6291616                              .2500
      320,911.54                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6291714                              .2500
      140,835.03                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6291812                              .2500
      196,684.42                          .0500
            7.6500                         .0000
            7.4000                         .0000
            7.3500                         .0000
            7.3500                         .0000
1



      6292626                              .2500
      274,665.62                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6294086                              .2500
       65,114.20                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6294116                              .2500
       88,503.36                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      6294278                              .2500
      194,633.85                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6294580                              .2500
      107,406.53                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6295252                              .2500
      209,575.10                          .0500
            9.2660                         .0000
            9.0160                         .0000
            8.9660                         .0000
            8.9660                         .0000

      6295446                              .2500
      118,538.14                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6299544                              .2500
      272,094.27                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      6302486                              .2500
      126,521.40                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6304142                              .2500
       73,051.87                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6304786                              .2500
      119,910.94                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6305382                              .2500
       97,771.49                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6306364                              .2500
      266,059.07                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6306556                              .2500
      291,076.70                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6306864                              .2500
      103,128.48                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6307236                              .2500
      133,849.19                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      6307862                              .2500
       79,907.61                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6308636                              .2500
      260,283.72                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6309440                              .2500
      202,618.81                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6310276                              .2500
      157,972.71                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6310824                              .2500
       85,412.96                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6310914                              .2500
      158,906.12                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6311740                              .2500
       78,858.49                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6311938                              .2500
       75,907.60                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      6312180                              .2500
       75,872.77                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6313324                              .2500
      209,744.66                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6315306                              .2500
      256,789.25                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      6316044                              .2500
      160,303.17                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6316826                              .2500
      154,302.28                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6316930                              .2500
      119,770.55                          .0500
           11.0000                         .0000
           10.7500                         .0000
           10.7000                         .0000
           10.7000                         .0000

      6319612                              .5000
      188,130.72                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6319616                              .2500
       76,174.02                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      6319620                              .5000
      208,268.10                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6319636                              .2500
       52,531.14                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6319684                              .2500
      160,436.58                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6319712                              .2500
      160,704.61                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6319718                              .2500
      160,689.89                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6319756                              .2500
       88,821.72                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6319760                              .2500
       58,303.58                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6319768                              .2500
      185,135.94                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      6319774                              .2500
       66,977.18                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6319786                              .2500
      119,878.33                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6319832                              .5000
      160,783.22                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6319834                              .2500
      148,727.29                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6319842                              .2500
      218,080.56                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6320638                              .2500
      172,768.49                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      6321264                              .2500
      248,135.49                          .0500
            8.6000                         .0000
            8.3500                         .0000
            8.3000                         .0000
            8.3000                         .0000

      6324490                              .2500
      139,850.42                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      6325970                              .2500
       97,889.72                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6326262                              .2500
      152,378.31                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6326400                              .2500
      245,971.86                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6329482                              .2500
      108,056.44                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      6329758                              .2500
      140,810.15                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6333680                              .2500
      213,856.41                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6336158                              .2500
       85,978.07                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6336558                              .2500
      226,413.85                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      6338550                              .2500
      183,571.91                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6339666                              .2500
      144,196.99                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6340072                              .2500
      153,311.97                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6340304                              .2500
      299,635.23                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6343068                              .2500
      103,377.36                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6343440                              .2500
      149,774.20                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6345030                              .2500
      218,916.61                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6345070                              .2500
      226,074.71                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      6345130                              .5000
      150,214.24                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6345160                              .5000
      229,522.03                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6345184                              .5000
      112,235.15                          .0500
           11.2500                         .0000
           10.7500                         .0000
           10.7000                         .0000
           10.7000                         .0000

      6345186                              .2500
      240,249.70                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6345270                              .2500
      272,487.54                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6345276                              .2500
      197,567.35                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6345324                              .5000
      154,961.35                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6346520                              .2500
      234,779.95                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      6346686                              .2500
      190,729.51                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6346730                              .2500
      104,164.51                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      6348318                              .2500
      212,318.17                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6353312                              .2500
      146,397.57                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6353992                              .2500
      127,873.58                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6354642                              .2500
       56,928.90                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6354666                              .2500
      179,651.57                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6355302                              .2500
      114,856.53                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      6357356                              .2500
      107,839.32                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6358806                              .2500
      113,864.91                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6359938                              .2500
      123,948.60                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6360330                              .2500
       84,789.36                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6361056                              .2500
      117,353.43                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6361782                              .2500
      188,252.55                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6362244                              .2500
      136,334.03                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6362906                              .2500
      110,758.08                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      6362972                              .2500
       76,118.58                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6364010                              .2500
       98,029.43                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6366698                              .2500
      150,664.23                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6368634                              .2500
      174,421.30                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6370506                              .2500
      132,846.40                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6370744                              .2500
      357,330.32                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6371956                              .2500
      231,011.27                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6375082                              .2500
      133,814.97                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      6375494                              .2500
      234,714.25                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6376028                              .2500
      270,021.28                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6376034                              .5000
       87,418.03                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6376052                              .2500
      124,738.29                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6376126                              .5000
      157,612.51                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6376132                              .5000
      168,062.52                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6376136                              .5000
       92,168.85                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6376142                              .5000
      184,605.76                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      6376146                              .5000
       99,791.26                          .0500
            9.2500                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6376230                              .5000
       94,957.77                          .0500
           10.1250                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6376242                              .2500
      118,862.58                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6377236                              .2500
       95,006.08                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6377504                              .2500
       89,008.92                          .0500
           11.2500                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000

      6377698                              .2500
      227,017.21                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6378068                              .2500
      138,787.78                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6380038                              .2500
      166,175.96                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      6381828                              .2500
      134,656.08                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6381956                              .2500
      113,989.36                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6383016                              .2500
      119,358.39                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6383868                              .2500
      113,578.24                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6385094                              .2500
       91,902.23                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6385802                              .2500
      159,695.36                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6387174                              .2500
       77,212.00                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6387654                              .2500
      299,625.76                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      6387772                              .2500
      320,491.71                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6397016                              .2500
      236,451.52                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6398134                              .2500
      354,928.89                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6399340                              .2500
      323,214.23                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6401696                              .2500
      395,395.36                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6402034                              .2500
      118,290.53                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6402866                              .2500
      227,685.15                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6408308                              .5000
      112,810.87                          .0500
           11.3750                         .0000
           10.8750                         .0000
           10.8250                         .0000
           10.8250                         .0000
1



      6408328                              .2500
      162,485.60                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6408364                              .2500
      122,784.06                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6408396                              .5000
       22,625.79                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6408408                              .2500
      232,474.17                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6408410                              .5000
      101,916.06                          .0500
           12.3750                         .0000
           11.8750                         .0000
           11.8250                         .0000
           11.8250                         .0000

      6408414                              .5000
       72,446.62                          .0500
           10.8750                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      6408424                              .5000
      257,070.41                          .0500
           10.2500                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      6408456                              .2500
      141,759.40                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      6408482                              .2500
       96,875.87                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6408488                              .5000
      314,361.68                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6408520                              .2500
      128,531.86                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6408522                              .2500
      104,382.40                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6408540                              .5000
      128,589.40                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6408550                              .5000
      189,088.52                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6409112                              .2500
       50,759.94                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6409782                              .2500
       89,504.26                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      6409846                              .2500
      147,543.04                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6410446                              .2500
      266,370.65                          .0500
            7.2500                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      6411164                              .2500
      227,730.32                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6411730                              .2500
      125,704.73                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6412640                              .2500
       64,818.85                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6412860                              .2500
      173,804.18                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6413110                              .2500
      223,488.20                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6414984                              .2500
      148,539.67                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      6416084                              .2500
      213,019.99                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6416486                              .2500
       88,888.99                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6418326                              .2500
      213,726.14                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6418742                              .2500
      147,799.12                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6422562                              .2500
      174,758.35                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6426908                              .2500
       61,959.09                          .0500
           11.3750                         .0000
           11.1250                         .0000
           11.0750                         .0000
           11.0750                         .0000

      6430800                              .2500
      127,818.73                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6433124                              .5000
      293,863.73                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      6433132                              .2500
      145,213.94                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6433158                              .2500
      116,653.15                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6433174                              .5000
      298,327.38                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6433176                              .5000
       98,756.98                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6433178                              .5000
       87,451.47                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6433184                              .2500
       68,364.13                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6433190                              .5000
      100,860.34                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6433194                              .2500
       95,412.88                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000
1



      6433198                              .5000
      115,843.80                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6433214                              .2500
       60,883.17                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6433220                              .5000
      299,456.15                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      6433222                              .2500
       48,325.84                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6433226                              .2500
      202,643.64                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6433246                              .5000
      234,006.40                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6433260                              .2500
       86,894.23                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6433272                              .2500
      141,560.05                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000
1



      6433430                              .2500
      144,131.54                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6433822                              .2500
      188,318.03                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6434538                              .2500
      267,483.77                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6437622                              .2500
      121,352.26                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6438006                              .2500
      219,733.68                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      6439368                              .2500
       89,054.42                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6440610                              .2500
      218,681.98                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6440614                              .2500
      135,784.70                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      6440962                              .2500
      224,205.29                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6441444                              .2500
      287,092.28                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6443244                              .2500
       74,904.03                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6445900                              .2500
      116,642.95                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6446912                              .2500
      138,905.27                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6448908                              .2500
      135,769.26                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6449890                              .2500
      237,256.18                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6450504                              .2500
      108,749.62                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      6454110                              .2500
      152,783.32                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6455178                              .2500
      123,748.72                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6455200                              .2500
      179,775.46                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6455502                              .2500
      105,715.87                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6456816                              .2500
      112,150.05                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6457188                              .2500
      314,565.02                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6458988                              .2500
      291,562.89                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6460814                              .2500
      299,171.41                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000
1



      6460836                              .2500
       79,096.03                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6460838                              .5000
      156,756.85                          .0500
            9.8750                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6460842                              .5000
       97,192.16                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6460856                              .2500
      137,627.56                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6460876                              .2500
       68,582.55                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6460884                              .2500
      163,810.60                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6460928                              .2500
       65,472.31                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6460930                              .5000
       95,896.86                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      6460938                              .2500
       69,463.24                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6460942                              .5000
      266,052.69                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6460962                              .5000
      224,733.36                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6460986                              .2500
      203,737.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6460996                              .2500
       63,915.98                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6460998                              .2500
      154,302.28                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6461010                              .2500
      119,704.16                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6461014                              .5000
       38,561.87                          .0500
            9.5000                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      6461914                              .2500
      126,760.84                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6465140                              .2500
      368,506.38                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6465508                              .2500
      107,130.56                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6466528                              .2500
      140,334.37                          .0500
            8.6500                         .0000
            8.4000                         .0000
            8.3500                         .0000
            8.3500                         .0000

      6467056                              .2500
       51,475.33                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6467336                              .2500
      144,809.66                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6468340                              .2500
      104,326.22                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6470262                              .2500
       57,127.29                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      6470966                              .2500
      178,733.49                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6471180                              .2500
      259,453.33                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      6471430                              .2500
       83,805.57                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6472874                              .2500
      225,610.91                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6473296                              .2500
      118,344.44                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6473414                              .2500
       88,173.05                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6474400                              .2500
      109,862.78                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6474434                              .2500
      197,946.37                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      6474552                              .2500
      104,720.93                          .0500
            8.0750                         .0000
            7.8250                         .0000
            7.7750                         .0000
            7.7750                         .0000

      6475576                              .2500
      216,939.05                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6475656                              .2500
      159,628.61                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6476956                              .2500
      242,554.60                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6478990                              .2500
      128,585.23                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6480288                              .2500
      115,851.55                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6481938                              .2500
      147,079.30                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      6484608                              .2500
      379,363.89                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      6488736                              .2500
      118,183.31                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6489138                              .2500
      140,129.55                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6489760                              .2500
       84,279.83                          .0500
            8.8700                         .0000
            8.6200                         .0000
            8.5700                         .0000
            8.5700                         .0000

      6490922                              .2500
      117,190.54                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6491046                              .2500
       48,265.20                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      6491134                              .2500
      160,720.07                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6491674                              .2500
      178,803.71                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6493148                              .2500
      132,846.40                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      6494892                              .2500
      266,658.32                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6495702                              .2500
       99,389.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6495952                              .2500
      240,761.98                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6497768                              .2500
      114,863.71                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6498486                              .2500
       95,657.90                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6498874                              .2500
      128,843.15                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6499024                              .2500
      120,571.67                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6499816                              .2500
      122,147.43                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      6501104                              .2500
      180,625.61                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6503322                              .2500
       65,829.40                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6503918                              .2500
      143,111.89                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6505400                              .2500
      167,790.43                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6506094                              .2500
      183,696.21                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6507046                              .2500
      159,872.28                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      6507292                              .2500
      206,378.08                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6508036                              .2500
       61,689.77                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      6509482                              .2500
       98,904.25                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6513928                              .2500
      269,671.70                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6513938                              .2500
      257,265.06                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6513956                              .5000
       59,848.18                          .0500
           10.1250                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6513968                              .5000
      126,629.28                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6513998                              .5000
      118,306.76                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6514014                              .2500
      131,394.13                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6514018                              .5000
      246,858.64                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      6514046                              .2500
      260,489.80                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6514066                              .2500
      164,619.28                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6514090                              .2500
      134,827.24                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6514108                              .5000
      186,930.00                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6514136                              .2500
      172,784.21                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6514144                              .2500
       86,902.10                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6514188                              .2500
       84,891.22                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6514202                              .2500
      102,898.28                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000
1



      6514222                              .5000
      154,876.26                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6516204                              .2500
      118,036.78                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6517462                              .2500
       82,915.85                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6518056                              .2500
       61,707.37                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6519200                              .2500
      147,440.90                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6520136                              .2500
      206,351.31                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6520228                              .2500
       76,196.28                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      6521722                              .2500
      111,938.82                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      6523502                              .2500
      333,192.48                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6525214                              .2500
       90,450.10                          .0500
            8.9900                         .0000
            8.7400                         .0000
            8.6900                         .0000
            8.6900                         .0000

      6525836                              .2500
      160,294.61                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6526618                              .2500
      168,828.09                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6526646                              .2500
      106,723.48                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6527988                              .2500
      115,896.95                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      6528446                              .2500
       85,046.84                          .0500
           11.6250                         .0000
           11.3750                         .0000
           11.3250                         .0000
           11.3250                         .0000

      6528524                              .2500
      169,410.33                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      6529168                              .2500
      190,422.14                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6530410                              .2500
       90,422.07                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6530856                              .2500
      124,347.17                          .0500
            8.5500                         .0000
            8.3000                         .0000
            8.2500                         .0000
            8.2500                         .0000

      6533822                              .2500
      117,189.43                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6533890                              .2500
       96,127.32                          .0500
            8.6000                         .0000
            8.3500                         .0000
            8.3000                         .0000
            8.3000                         .0000

      6533926                              .2500
      160,508.33                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6536266                              .2500
      394,324.19                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6540324                              .2500
      187,515.78                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      6542342                              .2500
      415,214.06                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6544422                              .2500
      218,608.88                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6544434                              .2500
       87,461.22                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6544456                              .2500
      214,078.92                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6544470                              .5000
      112,769.92                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6544510                              .2500
      190,761.73                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6544564                              .5000
      185,834.75                          .0500
           10.0000                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      6544590                              .2500
      190,155.23                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000
1



      6544596                              .2500
      181,642.41                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6544622                              .2500
      152,309.76                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6544634                              .2500
      171,929.69                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6544658                              .5000
       44,750.99                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6544668                              .2500
      194,712.96                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6544672                              .2500
      191,789.45                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6546006                              .2500
      133,756.96                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6547522                              .2500
       57,037.39                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      6549470                              .2500
      199,668.87                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      6549488                              .2500
      259,558.83                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6551136                              .2500
      163,889.96                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6551368                              .2500
      152,907.31                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6551524                              .2500
      150,217.12                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6552710                              .2500
      145,500.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6555016                              .2500
      289,628.89                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6556056                              .2500
       94,511.38                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000
1



      6557416                              .2500
      185,191.35                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6559364                              .2500
      147,914.85                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6559424                              .2500
      306,645.45                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6559704                              .2500
      150,092.44                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6561422                              .2500
      120,146.04                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6562976                              .2500
      224,140.05                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6563120                              .2500
      287,806.76                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6565194                              .5000
      132,716.48                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      6565246                              .5000
      266,683.59                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6565274                              .2500
       62,723.63                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6565304                              .5000
       81,273.57                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6565314                              .2500
      269,627.16                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6565386                              .5000
      228,683.77                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6565402                              .2500
      144,773.76                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6565414                              .5000
      263,162.79                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6565418                              .2500
      160,516.67                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      6565422                              .2500
      211,699.79                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6565426                              .5000
      276,118.17                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6565428                              .5000
      186,311.29                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6565430                              .2500
      149,826.77                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6566690                              .2500
       64,111.35                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6569728                              .2500
      107,488.01                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6570096                              .2500
      144,749.18                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6571040                              .2500
      121,813.77                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      6571542                              .2500
      151,803.14                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6573190                              .2500
       56,625.59                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      6575208                              .2500
      234,658.74                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6575596                              .2500
      114,248.07                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6575634                              .2500
      100,856.96                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6576370                              .2500
      171,806.15                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6576544                              .2500
      313,030.28                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6577386                              .2500
      138,907.92                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      6577612                              .2500
      136,391.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6577740                              .2500
       96,075.94                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6578140                              .2500
      188,545.79                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6579192                              .2500
       93,642.18                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      6579712                              .2500
      190,380.99                          .0500
           11.6250                         .0000
           11.3750                         .0000
           11.3250                         .0000
           11.3250                         .0000

      6580642                              .2500
      123,413.90                          .0500
           11.1250                         .0000
           10.8750                         .0000
           10.8250                         .0000
           10.8250                         .0000

      6583328                              .2500
       57,802.40                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6583398                              .2500
      119,938.30                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      6586848                              .2500
       97,723.08                          .0500
           11.5000                         .0000
           11.2500                         .0000
           11.2000                         .0000
           11.2000                         .0000

      6586902                              .2500
       74,740.05                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6586954                              .5000
      173,083.81                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6586982                              .2500
      121,897.75                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6586990                              .2500
       89,432.44                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6586992                              .2500
       96,782.18                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6587002                              .2500
      197,765.37                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6587004                              .5000
      152,310.91                          .0500
            9.8750                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000
1



      6587012                              .5000
      103,145.31                          .0500
            9.3750                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6587026                              .2500
      204,735.37                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6587036                              .2500
      284,644.47                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6587052                              .2500
      169,776.83                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6587068                              .5000
       80,488.69                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6587076                              .2500
      439,422.41                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6587078                              .2500
      128,326.98                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6587080                              .5000
      165,039.07                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      6587086                              .2500
      155,600.63                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6587088                              .5000
      205,736.38                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6587092                              .2500
      234,948.95                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6587100                              .2500
       88,469.51                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6587104                              .5000
      168,823.83                          .0500
           10.1250                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6587672                              .2500
      107,399.29                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      6588266                              .2500
       85,452.06                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6588382                              .2500
      135,251.53                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      6589548                              .2500
      119,325.66                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6590082                              .2500
      189,980.34                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6591060                              .2500
       99,369.40                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6591168                              .2500
      329,315.73                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6591292                              .2500
       95,523.93                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6591516                              .2500
      140,988.21                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6591550                              .2500
      174,882.34                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      6591978                              .2500
      173,039.35                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      6592628                              .2500
      167,983.92                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6592774                              .2500
      150,616.45                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6594040                              .2500
      179,755.33                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6594532                              .2500
      118,858.75                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6594718                              .2500
       76,655.87                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6597302                              .2500
      178,037.41                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6597384                              .2500
      274,682.40                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6597512                              .2500
       95,946.18                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      6597984                              .2500
      174,133.09                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6598154                              .2500
      116,769.99                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6598698                              .2500
      165,729.96                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6599038                              .2500
      164,702.70                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6599194                              .2500
      216,622.43                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6600412                              .2500
      166,896.20                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6600562                              .2500
      162,847.30                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      6601288                              .2500
      291,135.57                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      6602606                              .2500
       85,615.97                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6604384                              .2500
      167,222.73                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6604402                              .2500
       29,878.41                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6604466                              .2500
      350,301.14                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6604488                              .2500
      147,570.78                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6604500                              .5000
       38,532.87                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6604504                              .2500
       93,386.32                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6604552                              .5000
      171,774.20                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      6604560                              .2500
       69,371.83                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6604564                              .2500
      149,098.98                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6604594                              .2500
      239,061.47                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6604596                              .5000
      173,088.28                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      6604600                              .5000
      208,776.72                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6608700                              .2500
      102,919.97                          .0500
           10.6250                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      6610116                              .2500
      124,486.32                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6620276                              .2500
      233,351.10                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      6621010                              .2500
      169,587.04                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6621458                              .2500
      252,098.60                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      6621476                              .2500
      132,437.21                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6622580                              .2500
       73,171.75                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6623046                              .2500
      176,470.96                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6623468                              .2500
      276,463.45                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6623672                              .2500
       42,751.82                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6624414                              .2500
      106,996.27                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      6624520                              .2500
      278,677.80                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6625602                              .2500
      349,785.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6626572                              .2500
      211,229.34                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6627264                              .2500
      125,362.39                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6627330                              .2500
      160,117.14                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6627836                              .2500
       78,126.74                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      6628014                              .2500
       76,062.04                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6628250                              .2500
       73,541.88                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000
1



      6628362                              .2500
      362,172.65                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6629708                              .2500
      329,544.30                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6632224                              .2500
      179,802.62                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6632552                              .2500
      216,626.98                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6633740                              .2500
       92,289.56                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6634852                              .2500
       87,857.89                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6635374                              .2500
      113,098.84                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      6636726                              .2500
      313,084.38                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      6638254                              .2500
      121,677.44                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6639914                              .2500
       26,236.21                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6639916                              .2500
       79,400.82                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6639922                              .2500
      127,908.30                          .0500
           11.0000                         .0000
           10.7500                         .0000
           10.7000                         .0000
           10.7000                         .0000

      6639934                              .5000
       89,514.26                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6639956                              .5000
      122,816.87                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      6639958                              .2500
      205,755.88                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6639960                              .2500
       97,667.64                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      6639966                              .2500
       26,569.29                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6639970                              .5000
      226,694.35                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6639986                              .2500
      118,355.45                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      6639994                              .2500
      196,713.53                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6639996                              .2500
       93,227.46                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6639998                              .5000
      130,341.34                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6640020                              .5000
      231,489.18                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6640022                              .2500
      308,826.54                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      6640026                              .5000
       63,087.63                          .0500
            9.5000                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6640038                              .2500
      239,722.83                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6640100                              .2500
      234,255.93                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6640114                              .2500
       72,010.07                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6640132                              .2500
      276,401.12                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6640144                              .2500
      118,183.16                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6640148                              .2500
      115,855.30                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6640154                              .5000
      133,798.73                          .0500
           10.7500                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000
1



      6640166                              .2500
       79,907.61                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6640168                              .2500
       50,741.34                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6640170                              .5000
      110,104.66                          .0500
           10.1250                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6640172                              .2500
       88,797.33                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6640948                              .2500
      210,839.45                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      6641390                              .2500
      119,596.99                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6642418                              .2500
      153,692.79                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6642822                              .2500
      329,405.88                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      6644098                              .2500
      175,937.64                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6647204                              .2500
      180,743.67                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6647222                              .2500
       95,000.00                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6647836                              .2500
      173,122.46                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      6648450                              .2500
      108,028.64                          .0500
           11.3750                         .0000
           11.1250                         .0000
           11.0750                         .0000
           11.0750                         .0000

      6648834                              .2500
      274,600.65                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6651072                              .2500
       77,904.90                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6651142                              .2500
      156,933.94                          .0500
            9.9500                         .0000
            9.7000                         .0000
            9.6500                         .0000
            9.6500                         .0000
1



      6651418                              .2500
       85,411.98                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6651980                              .2500
       95,655.43                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6652518                              .2500
       79,613.48                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6652888                              .2500
       94,578.71                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6653348                              .2500
      141,205.95                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6653430                              .2500
      103,714.68                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6653984                              .2500
       95,130.58                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6657330                              .2500
      177,060.68                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      6657992                              .2500
      255,696.63                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6659192                              .2500
      219,703.79                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6659420                              .2500
      190,795.94                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6661056                              .5000
      229,447.13                          .0500
            9.3750                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6661066                              .2500
      255,422.72                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6661088                              .2500
      137,609.70                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6661102                              .5000
       34,968.73                          .0500
           10.1250                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6661104                              .2500
       48,355.84                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000
1



      6661156                              .5000
      120,644.08                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6661168                              .5000
      105,868.34                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6661188                              .5000
       66,427.09                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6661200                              .5000
      132,633.38                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6661214                              .5000
      255,937.05                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6661220                              .2500
       59,685.99                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6661224                              .2500
      114,197.98                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6661262                              .5000
      282,597.03                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      6661294                              .2500
      195,283.62                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6661302                              .2500
      205,768.17                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6661312                              .5000
      141,818.28                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6661314                              .5000
       95,886.23                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6661324                              .2500
      450,159.51                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6661332                              .2500
      169,803.67                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6662278                              .2500
      111,550.61                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      6663132                              .2500
      112,166.07                          .0500
           11.7500                         .0000
           11.5000                         .0000
           11.4500                         .0000
           11.4500                         .0000
1



      6664010                              .2500
       54,093.24                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6664232                              .2500
      329,033.38                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6665608                              .2500
      130,420.94                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6665934                              .2500
      107,002.54                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6666330                              .2500
      160,744.04                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6667020                              .2500
      226,584.72                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6667116                              .2500
      139,803.71                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6668092                              .2500
      128,822.67                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      6668330                              .2500
       90,025.49                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6670390                              .2500
       54,939.69                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6670424                              .2500
      113,244.27                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6670994                              .2500
      134,745.84                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6673004                              .2500
      154,893.33                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6673772                              .2500
      127,579.96                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6674878                              .2500
      288,115.15                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6675054                              .2500
       51,938.38                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      6678656                              .2500
      222,598.83                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6678966                              .2500
       96,182.92                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6678984                              .2500
      204,014.11                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6679956                              .2500
      167,156.74                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6680138                              .2500
      267,605.62                          .0500
            8.9900                         .0000
            8.7400                         .0000
            8.6900                         .0000
            8.6900                         .0000

      6680562                              .2500
      184,388.22                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6680774                              .2500
      203,425.57                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6682510                              .2500
      341,833.85                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      6683414                              .2500
       72,020.94                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6683430                              .5000
      102,502.24                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6683436                              .2500
      146,331.80                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6683472                              .5000
      246,168.10                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6683484                              .5000
      156,831.29                          .0500
           10.7500                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      6683494                              .2500
      277,785.79                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6683622                              .5000
      194,645.16                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6683624                              .2500
      138,851.50                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      6683660                              .2500
      267,729.79                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6683686                              .5000
      116,857.74                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6683688                              .5000
       98,816.50                          .0500
           11.5000                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000

      6683770                              .2500
      134,978.94                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6684924                              .2500
      151,029.83                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6684996                              .2500
      111,079.00                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6685236                              .2500
      115,708.26                          .0500
            8.9900                         .0000
            8.7400                         .0000
            8.6900                         .0000
            8.6900                         .0000

      6685596                              .2500
      116,556.83                          .0500
            8.9900                         .0000
            8.7400                         .0000
            8.6900                         .0000
            8.6900                         .0000
1



      6685920                              .2500
      100,420.53                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6686594                              .2500
      247,857.05                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6687064                              .2500
      261,994.40                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6687152                              .2500
       70,563.30                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6687368                              .2500
       90,013.33                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6687630                              .2500
       90,175.17                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6687694                              .2500
      115,201.80                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6687720                              .2500
      127,356.51                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      6688074                              .2500
      129,304.32                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6688368                              .2500
      144,660.62                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6688782                              .2500
      140,812.07                          .0500
           11.3750                         .0000
           11.1250                         .0000
           11.0750                         .0000
           11.0750                         .0000

      6688950                              .2500
       84,369.78                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6689114                              .2500
      106,158.73                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6690202                              .2500
      203,686.38                          .0500
            9.2190                         .0000
            8.9690                         .0000
            8.9190                         .0000
            8.9190                         .0000

      6690346                              .2500
      374,532.21                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6690614                              .2500
      171,076.09                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      6690868                              .2500
      272,871.66                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6691558                              .2500
      207,633.95                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6693006                              .2500
      162,258.06                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6693152                              .2500
      199,716.79                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6693664                              .2500
      203,759.67                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6694034                              .2500
       44,980.62                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      6695578                              .2500
      184,469.71                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6695820                              .2500
      210,987.98                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000
1



      6696496                              .2500
       88,421.37                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      6697358                              .2500
       87,259.38                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6697938                              .2500
      114,841.98                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6699510                              .2500
      103,910.02                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      6702162                              .2500
      298,794.23                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6702770                              .2500
       93,135.40                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6704904                              .2500
      139,771.60                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6707216                              .5000
       91,947.10                          .0500
           12.0000                         .0000
           11.5000                         .0000
           11.4500                         .0000
           11.4500                         .0000
1



      6707222                              .5000
      185,216.90                          .0500
            9.5000                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6707256                              .2500
      219,039.38                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6707300                              .2500
      128,854.83                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6707304                              .2500
       65,478.13                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6707326                              .5000
       76,640.41                          .0500
           10.6250                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      6707344                              .5000
      172,376.42                          .0500
           11.0000                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      6707354                              .2500
      224,280.68                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6707358                              .2500
       75,826.99                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000
1



      6707376                              .2500
      122,435.59                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6707384                              .2500
      130,529.09                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6707404                              .5000
      173,060.68                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6707412                              .2500
       76,715.79                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6707414                              .2500
      281,779.61                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6707426                              .2500
      133,478.15                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6707440                              .5000
      152,818.69                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6707460                              .5000
       95,900.63                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000
1



      6707466                              .2500
      182,982.90                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6707470                              .2500
      110,108.92                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6708080                              .2500
       95,934.88                          .0500
           11.2500                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000

      6709310                              .2500
      447,476.60                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6709422                              .2500
       81,295.75                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6709794                              .2500
       94,713.39                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6709988                              .2500
       72,669.88                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6711348                              .2500
       87,311.76                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000
1



      6711464                              .2500
       78,554.37                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6711646                              .2500
       90,588.73                          .0500
            8.5900                         .0000
            8.3400                         .0000
            8.2900                         .0000
            8.2900                         .0000

      6711980                              .2500
      122,506.46                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6712008                              .2500
      104,284.70                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6712140                              .2500
      117,360.76                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6712332                              .2500
      141,573.16                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6715208                              .2500
       63,280.77                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6715310                              .2500
      137,740.65                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000
1



      6715582                              .2500
      140,892.88                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6715592                              .2500
      234,861.25                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6716074                              .2500
      105,455.76                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6716508                              .2500
      163,982.38                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6718518                              .2500
       78,464.34                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6719782                              .2500
      247,791.89                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6719928                              .2500
      262,498.89                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6721948                              .2500
       72,141.60                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      6723366                              .2500
      228,058.17                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6725128                              .2500
      138,409.40                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6732526                              .2500
       60,681.65                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6732538                              .2500
      112,255.36                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6732540                              .2500
       80,638.50                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6732562                              .5000
       25,720.25                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6732578                              .2500
      331,202.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6732608                              .5000
       93,944.17                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      6732616                              .2500
       90,827.54                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6732622                              .5000
      168,760.67                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6732624                              .2500
      115,839.82                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6732626                              .5000
      302,370.28                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      6732638                              .2500
      129,806.44                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6732640                              .5000
       37,851.50                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6732648                              .2500
      402,522.25                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6732658                              .2500
      137,906.32                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      6732660                              .2500
      114,852.83                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6732662                              .5000
       97,581.44                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6732672                              .2500
       50,447.42                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6732682                              .5000
      205,707.10                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6732688                              .5000
       88,436.67                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6732694                              .2500
      130,528.44                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6732698                              .5000
      165,752.83                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      6732720                              .2500
      299,625.76                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      6732730                              .2500
      166,767.80                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6732742                              .2500
       70,281.78                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6733588                              .2500
      135,420.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6733788                              .2500
       72,067.07                          .0500
            9.8500                         .0000
            9.6000                         .0000
            9.5500                         .0000
            9.5500                         .0000

      6735826                              .2500
      325,982.73                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6736004                              .2500
      118,390.18                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6737064                              .2500
      229,637.80                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6737466                              .2500
      133,798.11                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      6738966                              .2500
      169,036.51                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6739714                              .2500
      154,282.26                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6740904                              .2500
      106,825.01                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      6741844                              .2500
      196,536.86                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6742056                              .2500
      353,445.37                          .0500
            8.4900                         .0000
            8.2400                         .0000
            8.1900                         .0000
            8.1900                         .0000

      6742902                              .2500
      134,505.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6744526                              .2500
       36,014.40                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6745304                              .2500
      158,201.61                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      6747234                              .2500
      315,482.73                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6750588                              .2500
      177,859.10                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      6750890                              .2500
      152,721.24                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6751794                              .2500
      167,784.45                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6752074                              .2500
       90,839.41                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6752100                              .5000
       51,237.63                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6752102                              .2500
       40,078.67                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6752108                              .5000
       69,015.25                          .0500
           10.1250                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000
1



      6752160                              .2500
      358,014.16                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6752162                              .2500
      228,748.88                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6752168                              .2500
       41,163.39                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      6752174                              .5000
       95,690.30                          .0500
            9.2500                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6752178                              .5000
      364,495.97                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6752182                              .2500
      184,218.97                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6752186                              .2500
      159,810.40                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6752194                              .2500
       87,476.19                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      6752204                              .5000
      121,370.20                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6752208                              .5000
       89,007.27                          .0500
            9.2500                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6752210                              .5000
      139,842.46                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6752212                              .2500
      114,660.42                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6752214                              .2500
       62,519.90                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6752216                              .2500
      142,227.36                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6752218                              .5000
      134,325.96                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6752226                              .5000
      328,323.30                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      6752232                              .5000
      157,300.26                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6752234                              .2500
      131,347.98                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      6752236                              .2500
       57,934.74                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6752914                              .2500
       65,205.09                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6752962                              .2500
      135,908.75                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6754270                              .2500
      314,499.32                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6754430                              .2500
      155,685.09                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6754818                              .2500
       99,931.18                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      6755728                              .2500
      165,732.95                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6755792                              .2500
      163,825.54                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6757092                              .2500
       78,845.80                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6757352                              .2500
       47,025.62                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6757644                              .2500
       96,752.95                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6759756                              .2500
      120,000.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6761080                              .2500
      155,808.38                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6761434                              .2500
      149,691.57                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      6762082                              .2500
      173,386.51                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6762122                              .2500
      174,948.52                          .0500
           11.8750                         .0000
           11.6250                         .0000
           11.5750                         .0000
           11.5750                         .0000

      6763548                              .2500
      213,860.01                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6764190                              .2500
      266,846.39                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6764376                              .2500
       83,849.17                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6764474                              .2500
      250,440.20                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6764684                              .2500
      207,765.92                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6765442                              .2500
      253,334.17                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      6767536                              .2500
      189,259.66                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6767756                              .2500
      229,825.58                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6770078                              .2500
      260,948.30                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6770094                              .2500
      229,720.74                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6770096                              .2500
      137,809.43                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6770098                              .2500
      275,247.31                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6770108                              .2500
      237,225.72                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6770112                              .2500
      138,056.93                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      6770122                              .2500
       61,576.94                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6770124                              .5000
      114,926.13                          .0500
           11.5000                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000

      6770134                              .5000
      147,320.65                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6770148                              .5000
      146,375.29                          .0500
            9.5000                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6770152                              .5000
       66,878.47                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6770156                              .2500
      128,239.84                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6770168                              .2500
      108,752.03                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6770174                              .2500
      180,496.65                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      6770176                              .2500
      175,207.73                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6770182                              .2500
       90,442.72                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6770188                              .2500
      214,751.70                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6770194                              .2500
      107,878.45                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6770198                              .2500
      229,748.02                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6770228                              .5000
      210,458.99                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6770238                              .2500
       98,707.19                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6770242                              .5000
      132,137.31                          .0500
           10.8750                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000
1



      6770264                              .5000
      284,695.51                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6770294                              .2500
      142,260.20                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6770310                              .2500
      211,034.07                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6770314                              .5000
      230,996.36                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6770318                              .5000
      194,737.45                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6770320                              .2500
       97,717.06                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6770348                              .2500
      126,278.40                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6770362                              .2500
      146,542.19                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000
1



      6770366                              .2500
      128,622.84                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6770374                              .2500
      187,134.61                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6770382                              .2500
      127,482.03                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6770388                              .2500
      156,283.89                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6770420                              .2500
      137,068.51                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6770422                              .2500
      170,649.26                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6770450                              .2500
      172,829.13                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6770458                              .5000
      209,717.24                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000
1



      6770466                              .5000
       94,213.97                          .0500
            9.8750                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6770482                              .2500
      141,590.37                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6770500                              .5000
      235,699.99                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6770502                              .5000
      281,863.92                          .0500
            9.3750                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6770508                              .5000
       67,236.08                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6770512                              .2500
      185,106.70                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6770514                              .5000
      114,860.17                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6770516                              .2500
      116,358.36                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      6770520                              .2500
      242,656.66                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6770522                              .5000
      133,586.02                          .0500
           10.6250                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      6770524                              .2500
      160,319.38                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6770530                              .2500
      155,624.67                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6771146                              .2500
      261,839.33                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6772182                              .2500
      136,799.81                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6772260                              .2500
       75,349.46                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6774856                              .2500
      325,061.78                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      6775306                              .2500
      101,585.18                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6778396                              .2500
      249,827.96                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6778838                              .2500
      106,555.27                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      6779258                              .2500
      144,117.03                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6782222                              .2500
      122,885.38                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6782252                              .2500
      157,371.02                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6782662                              .2500
      169,369.49                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6783200                              .2500
      139,827.47                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      6784726                              .2500
      169,902.19                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6784870                              .2500
       80,698.80                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6785418                              .2500
      198,000.00                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6786610                              .2500
      162,908.62                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6787080                              .2500
      299,818.26                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6788242                              .2500
      181,140.19                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6790030                              .2500
       80,159.68                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6790278                              .2500
      131,917.58                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      6790526                              .2500
      154,249.83                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6792046                              .2500
      139,006.66                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6792604                              .2500
      169,859.56                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6793256                              .2500
      232,676.63                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6793258                              .2500
      311,661.08                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6793276                              .2500
      169,293.91                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6793322                              .5000
       42,749.29                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6793332                              .2500
       94,893.09                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      6793336                              .5000
      196,236.70                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6793352                              .2500
      126,111.56                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6793388                              .2500
      180,816.47                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6793452                              .5000
       62,969.82                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6793478                              .5000
      367,162.51                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      6793480                              .5000
      103,645.46                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      6793486                              .2500
       77,158.46                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6793502                              .2500
      179,786.70                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      6793520                              .5000
      133,771.19                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6793546                              .2500
       81,864.54                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6793550                              .2500
      267,085.91                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6795218                              .2500
      154,448.90                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6795998                              .2500
      106,864.46                          .0500
            8.3000                         .0000
            8.0500                         .0000
            8.0000                         .0000
            8.0000                         .0000

      6796776                              .2500
       83,388.97                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6798172                              .2500
       84,298.95                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6798606                              .2500
       62,448.15                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      6798766                              .2500
      185,158.88                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6801248                              .2500
      214,873.06                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6802456                              .2500
      139,956.47                          .0500
           11.6250                         .0000
           11.3750                         .0000
           11.3250                         .0000
           11.3250                         .0000

      6802490                              .2500
      141,316.00                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      6802608                              .2500
      179,738.61                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6802878                              .2500
       68,350.10                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6803086                              .2500
      124,753.03                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6803790                              .2500
      206,922.07                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000
1



      6804242                              .2500
      141,102.83                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6804764                              .2500
      124,922.31                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6806264                              .2500
       61,070.73                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6811756                              .2500
      218,110.70                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6812428                              .2500
      273,716.22                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6813208                              .5000
      175,756.97                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6813236                              .5000
      182,927.30                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6813318                              .5000
      184,732.12                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      6813350                              .2500
      130,860.05                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6813356                              .2500
       99,887.47                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6813364                              .2500
      346,977.59                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6813374                              .2500
       59,816.45                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6813388                              .5000
      147,558.38                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6813398                              .2500
      116,340.00                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      6814520                              .2500
      122,911.53                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6817836                              .2500
      122,538.52                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000
1



      6817882                              .2500
      619,604.65                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6818806                              .2500
       83,902.61                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6819216                              .2500
       85,503.67                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6821304                              .2500
       67,858.87                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6821822                              .2500
      113,152.53                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6823116                              .2500
      207,867.36                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6823118                              .2500
      128,629.70                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6825038                              .2500
      358,659.19                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      6826980                              .2500
      299,856.28                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6827584                              .2500
       92,592.41                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6830098                              .2500
      120,421.18                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6836300                              .5000
      241,906.89                          .0500
           11.8750                         .0000
           11.3750                         .0000
           11.3250                         .0000
           11.3250                         .0000

      6836304                              .2500
       58,933.09                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6836314                              .2500
      265,533.60                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6836330                              .5000
      223,705.96                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6836334                              .2500
       85,950.52                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      6836384                              .2500
       87,895.73                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6836404                              .2500
       49,158.60                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6836410                              .5000
      126,275.16                          .0500
            9.5000                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6836430                              .5000
      149,857.97                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6836460                              .5000
      176,859.95                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6836480                              .5000
      149,896.78                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6836556                              .5000
      183,882.67                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6836558                              .5000
       97,818.73                          .0500
           11.5000                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000
1



      6836570                              .2500
      169,899.64                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6836572                              .5000
       57,167.93                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6836574                              .2500
       56,415.32                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6836578                              .2500
      121,859.11                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6836588                              .5000
      195,729.33                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6836782                              .2500
      151,910.26                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6836852                              .2500
      133,642.48                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6837054                              .2500
       71,869.85                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000
1



      6837186                              .2500
      452,713.77                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6838680                              .2500
      109,075.56                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6838932                              .2500
       77,848.15                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6841026                              .2500
      119,842.56                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6841148                              .2500
      114,252.07                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6843124                              .2500
      168,410.33                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6843708                              .2500
      186,278.06                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6845248                              .2500
      267,346.10                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      6845334                              .2500
      190,769.35                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6848278                              .2500
      374,278.90                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6849748                              .2500
      473,512.97                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6850888                              .2500
      130,642.14                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      6850986                              .2500
       68,969.85                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6852060                              .2500
      140,410.41                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6853594                              .2500
      143,290.88                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6853786                              .2500
      217,357.73                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      6854274                              .2500
      127,853.13                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      6854508                              .2500
      229,903.30                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6854968                              .2500
      147,461.05                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6856268                              .2500
      165,246.51                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6856276                              .5000
      133,668.98                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6856278                              .5000
      122,917.47                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6856294                              .5000
      125,591.38                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6856296                              .2500
      177,889.36                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      6856304                              .5000
      281,101.36                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6856314                              .5000
       58,782.27                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6856328                              .5000
      329,255.47                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      6856330                              .2500
       44,201.90                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6856344                              .5000
      139,454.71                          .0500
            9.2500                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6856356                              .5000
      250,964.09                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6856364                              .2500
      104,444.39                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6856366                              .2500
       67,411.19                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      6856382                              .5000
      269,832.18                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6856390                              .5000
       39,402.90                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6856392                              .5000
      229,156.79                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6856398                              .5000
      122,868.52                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6856404                              .2500
      136,012.75                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6856920                              .2500
      288,644.98                          .0500
            8.4500                         .0000
            8.2000                         .0000
            8.1500                         .0000
            8.1500                         .0000

      6858424                              .2500
      293,546.71                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6858654                              .2500
      175,480.00                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      6859470                              .2500
      229,784.51                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      6859550                              .2500
      120,980.65                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      6862654                              .2500
       78,251.32                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      6864184                              .2500
      100,050.76                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6866066                              .2500
      117,928.51                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6868158                              .2500
      144,820.85                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6868988                              .2500
       75,875.07                          .0500
           11.3750                         .0000
           11.1250                         .0000
           11.0750                         .0000
           11.0750                         .0000

      6869870                              .2500
      116,427.58                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      6871112                              .2500
      127,005.68                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6871184                              .2500
      178,958.61                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6871582                              .2500
       47,643.46                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6872948                              .2500
      123,295.26                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6873932                              .2500
       92,883.98                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6874594                              .2500
      164,706.57                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6874714                              .2500
      147,071.69                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6875074                              .2500
      163,898.06                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      6876410                              .2500
       68,949.19                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      6876420                              .2500
       69,961.76                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6876464                              .2500
      194,534.31                          .0500
           11.2500                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000

      6876468                              .2500
      221,247.64                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6876626                              .2500
      159,330.91                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6877452                              .2500
      190,335.40                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6877732                              .2500
      180,000.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6879198                              .2500
      234,706.85                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      6879208                              .5000
      205,883.55                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6879210                              .2500
      170,479.32                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6879218                              .5000
      132,062.86                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6879236                              .5000
       58,814.34                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6879250                              .2500
       97,808.96                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6879272                              .2500
       47,866.97                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6879286                              .2500
       70,135.96                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6879348                              .2500
       62,980.88                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      6879354                              .2500
      163,419.58                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6879356                              .5000
      158,890.58                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6879384                              .5000
      131,159.14                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6879388                              .5000
      255,751.29                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6879392                              .2500
       55,535.78                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6879396                              .5000
      169,799.70                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6879404                              .5000
      118,424.44                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6879412                              .5000
      216,178.74                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      6880980                              .2500
      181,142.98                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6881162                              .2500
      564,611.17                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6883430                              .2500
      152,956.96                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6885376                              .2500
      121,401.74                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      6886604                              .2500
       74,576.16                          .0500
           11.5000                         .0000
           11.2500                         .0000
           11.2000                         .0000
           11.2000                         .0000

      6886872                              .2500
      205,913.61                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6889964                              .2500
      111,194.59                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      6890146                              .2500
      130,540.37                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      6890290                              .2500
       70,576.77                          .0500
            8.4500                         .0000
            8.2000                         .0000
            8.1500                         .0000
            8.1500                         .0000

      6891986                              .2500
      173,383.57                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6892218                              .2500
       74,092.12                          .0500
            9.8590                         .0000
            9.6090                         .0000
            9.5590                         .0000
            9.5590                         .0000

      6894580                              .2500
      202,669.83                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6894838                              .2500
      136,322.03                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      6896700                              .2500
       96,433.59                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6897004                              .2500
      149,102.60                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6897280                              .2500
      173,400.17                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      6898286                              .2500
      136,919.12                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6899298                              .2500
       72,059.58                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6899670                              .2500
       69,126.08                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6900988                              .2500
      102,448.24                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6902046                              .2500
       59,968.89                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6902730                              .5000
      316,490.77                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      6902736                              .2500
      152,893.96                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      6902738                              .2500
      279,786.94                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      6902742                              .5000
       50,171.12                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6902762                              .2500
       69,791.55                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6902790                              .2500
       71,620.75                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      6902810                              .2500
      165,766.24                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6902862                              .5000
      142,045.04                          .0500
           10.6250                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      6902954                              .5000
      129,176.44                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      6902958                              .5000
      213,745.19                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      6902972                              .5000
      190,362.12                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000
1



      6902976                              .5000
      250,843.99                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6903000                              .2500
      152,323.04                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6903006                              .5000
      145,551.16                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6903042                              .5000
      111,918.28                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6903074                              .2500
      133,834.14                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6903086                              .5000
      321,522.91                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6903100                              .2500
      102,790.06                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6906268                              .2500
       87,517.04                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000
1



      6906596                              .2500
       54,418.67                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6907852                              .2500
      175,490.85                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6911128                              .2500
      379,781.37                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6912236                              .2500
      153,894.02                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6913046                              .2500
      286,839.10                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6913182                              .2500
      113,937.73                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6913254                              .2500
      461,981.84                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6914154                              .2500
      134,931.83                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000
1



      6914208                              .2500
      138,913.60                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6914652                              .2500
      152,688.85                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6914710                              .2500
      244,827.08                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6916364                              .2500
      179,416.26                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      6916634                              .2500
      173,237.66                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6916652                              .2500
      146,870.97                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6917334                              .2500
      209,516.31                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6917590                              .2500
      170,952.34                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      6917844                              .2500
      108,434.27                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6918460                              .2500
       83,964.77                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6918564                              .2500
      131,707.67                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6918910                              .2500
      131,444.86                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6919370                              .2500
      152,110.14                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6921076                              .2500
      205,875.21                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6922224                              .2500
       74,798.94                          .0500
            7.9900                         .0000
            7.7400                         .0000
            7.6900                         .0000
            7.6900                         .0000

      6923216                              .2500
       60,393.57                          .0500
            9.5500                         .0000
            9.3000                         .0000
            9.2500                         .0000
            9.2500                         .0000
1



      6924570                              .2500
       83,453.19                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6924604                              .2500
      155,045.89                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6924616                              .5000
      120,442.44                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6924636                              .2500
      115,836.69                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6924638                              .5000
      130,732.77                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6924658                              .2500
      229,899.52                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6924678                              .2500
      397,436.38                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6924692                              .2500
      262,464.62                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000
1



      6924758                              .5000
      319,111.49                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6924762                              .2500
       80,048.92                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6924768                              .5000
       57,651.63                          .0500
            9.5000                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6924776                              .2500
       77,201.98                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6924790                              .5000
      238,685.62                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6924794                              .2500
      207,067.88                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6924796                              .2500
       86,853.75                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6924800                              .5000
      123,849.42                          .0500
           10.3750                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000
1



      6924806                              .2500
      459,735.35                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6924812                              .5000
      204,872.58                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6924818                              .5000
      101,440.07                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6924822                              .2500
       47,472.67                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6924830                              .5000
       61,322.13                          .0500
            9.8750                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6925694                              .2500
      184,890.78                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6927388                              .2500
       96,879.66                          .0500
            9.9500                         .0000
            9.7000                         .0000
            9.6500                         .0000
            9.6500                         .0000

      6927568                              .2500
      105,850.60                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000
1



      6927854                              .2500
      139,838.83                          .0500
            8.7660                         .0000
            8.5160                         .0000
            8.4660                         .0000
            8.4660                         .0000

      6928030                              .2500
      351,775.54                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6928616                              .2500
      102,850.70                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6928766                              .2500
      175,373.69                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6929876                              .2500
      117,926.65                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6931744                              .2500
      265,193.33                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6933128                              .2500
      112,171.43                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6933290                              .2500
      147,746.25                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000
1



      6933792                              .2500
      154,329.85                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6934618                              .2500
       94,954.49                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6934746                              .2500
      293,413.04                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      6934882                              .2500
      230,507.19                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6935220                              .2500
      209,876.02                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6935346                              .2500
      125,427.79                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6936138                              .2500
      124,724.40                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6937768                              .2500
      146,513.09                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      6939868                              .2500
      135,833.16                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6940792                              .2500
      170,396.71                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6940972                              .2500
      172,303.35                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6943878                              .2500
       74,817.87                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6944036                              .2500
      218,975.14                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6944618                              .2500
      108,353.92                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6945216                              .2500
      224,689.29                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6946990                              .5000
       84,716.50                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      6946992                              .2500
      241,917.79                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6947024                              .5000
      168,886.61                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6947028                              .5000
      102,961.22                          .0500
           10.7500                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      6947044                              .2500
      128,329.86                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6947054                              .2500
      338,789.30                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6947056                              .2500
      143,001.52                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6947060                              .5000
       54,120.43                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6947070                              .5000
      319,041.17                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      6947074                              .5000
       87,523.52                          .0500
           11.7500                         .0000
           11.2500                         .0000
           11.2000                         .0000
           11.2000                         .0000

      6947132                              .5000
      121,711.67                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6947156                              .5000
      151,903.07                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6947158                              .5000
      234,842.32                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6947178                              .5000
      282,814.88                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6947194                              .5000
      111,932.15                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6947218                              .5000
      137,866.43                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6947220                              .2500
      206,395.72                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000
1



      6947246                              .2500
      272,330.62                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6947258                              .5000
      244,897.26                          .0500
           10.2500                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      6947274                              .2500
      219,716.72                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6947284                              .5000
      154,864.61                          .0500
            9.8750                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      6947286                              .2500
      212,037.63                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6949698                              .2500
      133,264.97                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6951190                              .2500
       78,061.45                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6951396                              .2500
      169,794.94                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000
1



      6951634                              .2500
      189,285.26                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6951696                              .2500
      178,555.12                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6952300                              .2500
      278,961.47                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6956114                              .2500
       57,651.63                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6956592                              .2500
      234,350.46                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6956964                              .2500
      113,356.42                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6957272                              .2500
      164,680.17                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6958476                              .2500
      137,950.59                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      6958964                              .2500
       82,409.52                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6959016                              .2500
       74,848.45                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6961400                              .2500
      100,402.55                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6961930                              .2500
      368,726.14                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6962196                              .2500
      229,829.31                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6962820                              .2500
      189,283.82                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6963008                              .2500
      110,962.53                          .0500
           11.2500                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000

      6963618                              .2500
      256,423.41                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      6963844                              .2500
      247,361.25                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6964928                              .2500
      161,402.16                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6965236                              .2500
      140,516.14                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6966234                              .2500
      193,888.38                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6966262                              .2500
      164,700.16                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6966394                              .2500
      206,616.98                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6968568                              .2500
      134,863.64                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6968580                              .5000
      149,598.76                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      6968602                              .2500
      191,294.56                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6968626                              .2500
      138,998.45                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6968630                              .5000
      129,527.34                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6968644                              .2500
      231,836.25                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      6968676                              .2500
      268,078.95                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6968678                              .2500
       72,554.88                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6968692                              .5000
       76,189.72                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6968704                              .2500
      141,420.67                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      6968720                              .5000
       64,169.25                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6968728                              .5000
       79,451.83                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6968732                              .2500
      140,916.76                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6968734                              .2500
      121,581.80                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6968744                              .2500
      159,562.80                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6968750                              .2500
      119,930.96                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6968752                              .2500
      141,426.64                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6969750                              .2500
      103,438.90                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      6969790                              .2500
      247,939.25                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6971372                              .2500
      100,868.63                          .0500
           11.6250                         .0000
           11.3750                         .0000
           11.3250                         .0000
           11.3250                         .0000

      6972806                              .2500
      302,801.79                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6973384                              .2500
      192,880.04                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6973984                              .2500
      108,095.38                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6975390                              .2500
      104,945.56                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6976904                              .2500
      299,498.91                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      6977262                              .2500
      207,982.29                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      6977622                              .2500
      299,895.91                          .0500
           11.1250                         .0000
           10.8750                         .0000
           10.8250                         .0000
           10.8250                         .0000

      6977926                              .2500
       68,271.70                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6977966                              .2500
       51,000.00                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      6978922                              .2500
      290,849.13                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6979968                              .2500
       50,350.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6981270                              .2500
      129,731.14                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      6981972                              .2500
      149,824.30                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6982892                              .2500
      126,609.21                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      6983178                              .2500
      269,652.63                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      6983194                              .2500
      347,419.80                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6983484                              .2500
      275,345.55                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6985174                              .2500
      157,402.10                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6985564                              .2500
      269,856.32                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6985790                              .2500
      153,177.23                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6986366                              .2500
      274,820.11                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6989880                              .2500
       88,514.35                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      6990282                              .2500
       77,121.73                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      6990376                              .2500
       78,796.43                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6990382                              .5000
      212,745.83                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6990388                              .2500
       98,514.74                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6990402                              .2500
      120,317.15                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6990420                              .2500
      299,762.50                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6990428                              .2500
      178,069.07                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      6990436                              .2500
       83,365.03                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000
1



      6990446                              .2500
       88,021.68                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6990448                              .2500
       80,201.39                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6990476                              .2500
      226,576.15                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6990492                              .5000
       94,036.65                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      6990514                              .5000
      117,982.08                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6990534                              .5000
      110,955.89                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      6990542                              .5000
      309,626.31                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      6990552                              .5000
      168,212.75                          .0500
            9.2500                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      6990578                              .2500
      169,864.17                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6990586                              .5000
      213,763.72                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6990598                              .2500
      160,260.10                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6990600                              .2500
       43,669.92                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6990612                              .5000
      119,927.30                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      6990640                              .2500
      150,820.78                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      6990642                              .5000
      155,923.27                          .0500
            9.5000                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      6990644                              .2500
      251,082.52                          .0500
            7.5000                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000
1



      6990650                              .2500
      190,323.09                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6990666                              .5000
       82,255.45                          .0500
            9.3750                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6990670                              .2500
       61,711.62                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      6990680                              .5000
      189,881.90                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      6990688                              .5000
       82,958.09                          .0500
            9.3750                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6990702                              .5000
      236,815.53                          .0500
           11.0000                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      6990706                              .5000
      100,944.83                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6990708                              .2500
      233,625.60                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      6990714                              .5000
      138,809.14                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6990718                              .2500
      228,868.25                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      6990726                              .2500
      105,937.42                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      6991050                              .2500
      121,431.88                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      6991722                              .2500
      234,320.24                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6992042                              .2500
      206,195.82                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      6993388                              .2500
      165,785.82                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      6993444                              .2500
      349,970.92                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      6993668                              .2500
      180,983.43                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6995344                              .2500
       95,648.80                          .0500
            9.1000                         .0000
            8.8500                         .0000
            8.8000                         .0000
            8.8000                         .0000

      6996898                              .2500
      112,939.86                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6997406                              .2500
      144,362.49                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      6998124                              .2500
       82,356.15                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      6999342                              .2500
       84,315.51                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7000462                              .2500
      184,532.36                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      7003096                              .2500
      132,734.68                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000
1



      7003920                              .2500
       73,830.00                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      7004266                              .2500
      257,373.34                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7005548                              .2500
      249,844.60                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7007726                              .2500
      193,394.30                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7007784                              .2500
       63,250.00                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7010872                              .2500
      216,165.55                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7010886                              .5000
       41,777.17                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7010904                              .5000
      109,619.51                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000
1



      7010922                              .5000
      107,599.64                          .0500
           11.3750                         .0000
           10.8750                         .0000
           10.8250                         .0000
           10.8250                         .0000

      7010944                              .2500
      104,776.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      7010946                              .2500
      104,776.00                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      7010948                              .5000
      169,907.14                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7010968                              .2500
      319,754.66                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      7010982                              .2500
      115,473.25                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7011006                              .5000
      117,593.64                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7011012                              .5000
       80,263.52                          .0500
            9.8750                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000
1



      7011022                              .2500
      104,439.88                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7011054                              .2500
      245,930.63                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      7011082                              .5000
      145,150.68                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7011090                              .2500
       90,626.75                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7011116                              .2500
      181,201.92                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      7011120                              .5000
       90,893.47                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7011126                              .2500
       82,300.11                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7011132                              .5000
       88,475.37                          .0500
           12.1250                         .0000
           11.6250                         .0000
           11.5750                         .0000
           11.5750                         .0000
1



      7011154                              .5000
      137,922.63                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7011162                              .5000
      160,402.76                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7011188                              .2500
       88,428.67                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7011198                              .2500
      106,635.36                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7011202                              .2500
      399,823.04                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      7013880                              .2500
      104,831.89                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7014108                              .2500
      223,371.41                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7014388                              .2500
      122,434.81                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      7014596                              .2500
      135,625.88                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7015380                              .2500
      151,898.01                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7015640                              .2500
      324,713.07                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7015650                              .2500
       66,466.42                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7017510                              .2500
      112,278.36                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7017574                              .2500
      298,809.34                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7018038                              .2500
      199,379.13                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7019026                              .2500
      103,557.71                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000
1



      7019038                              .2500
       64,974.17                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      7019198                              .2500
      100,295.72                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7019714                              .2500
      228,426.06                          .0500
            7.3750                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      7019766                              .2500
      119,769.48                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7026870                              .2500
      196,612.99                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      7034086                              .2500
       88,754.79                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7035048                              .2500
      188,034.73                          .0500
           11.1250                         .0000
           10.8750                         .0000
           10.8250                         .0000
           10.8250                         .0000

      7035712                              .2500
       66,298.77                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      7035766                              .2500
      199,621.96                          .0500
            9.4840                         .0000
            9.2340                         .0000
            9.1840                         .0000
            9.1840                         .0000

      7035796                              .2500
      244,000.00                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7037752                              .2500
      139,165.56                          .0500
           10.0000                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      7038812                              .2500
      155,521.43                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7038938                              .2500
      113,827.37                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7042002                              .2500
      283,040.69                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7042276                              .2500
      117,348.86                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7043702                              .5000
      106,328.60                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000
1



      7043706                              .2500
       85,550.75                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7043772                              .5000
      143,912.76                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7043796                              .5000
      258,821.76                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      7043812                              .5000
       78,053.89                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7043836                              .2500
      136,413.00                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      7043844                              .2500
      119,952.31                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      7043856                              .5000
      278,018.02                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      7043866                              .5000
      157,900.12                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      7043888                              .2500
      159,892.65                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7043898                              .5000
      231,927.87                          .0500
           11.6250                         .0000
           11.1250                         .0000
           11.0750                         .0000
           11.0750                         .0000

      7043902                              .2500
      279,851.00                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7047920                              .2500
      162,915.49                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7048268                              .2500
      291,813.80                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7049412                              .2500
      172,934.87                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      7049510                              .2500
      180,183.16                          .0500
           10.8200                         .0000
           10.5700                         .0000
           10.5200                         .0000
           10.5200                         .0000

      7049956                              .2500
      302,821.11                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      7050050                              .2500
      177,967.51                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7050206                              .2500
      100,279.17                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      7050920                              .2500
      278,200.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7051014                              .2500
       87,567.14                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7051994                              .2500
      277,661.98                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7052824                              .2500
       51,331.20                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7053086                              .2500
      124,913.97                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      7053116                              .2500
      163,950.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      7055790                              .2500
      101,532.61                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7055922                              .2500
      119,565.28                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7055982                              .2500
      139,977.39                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7061460                              .2500
      178,000.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7062690                              .2500
       66,923.39                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      7062692                              .2500
      113,006.27                          .0500
           10.6250                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      7062726                              .5000
      157,489.51                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7062760                              .2500
      157,486.92                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      7062854                              .5000
      133,666.86                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7062860                              .5000
      139,004.27                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      7062872                              .2500
      200,718.61                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7062876                              .5000
      119,901.03                          .0500
           10.3750                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      7062886                              .2500
       87,998.01                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7062898                              .5000
      129,717.82                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7062904                              .2500
      184,787.99                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7062908                              .5000
      123,140.40                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      7062916                              .5000
       62,557.08                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7062924                              .2500
      221,238.12                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7062928                              .5000
      127,638.82                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7062930                              .2500
      172,940.44                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7062934                              .2500
       73,786.41                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7063626                              .2500
      185,008.67                          .0500
            8.9900                         .0000
            8.7400                         .0000
            8.6900                         .0000
            8.6900                         .0000

      7064498                              .2500
      115,378.24                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7065764                              .2500
      121,980.00                          .0500
            8.9900                         .0000
            8.7400                         .0000
            8.6900                         .0000
            8.6900                         .0000
1



      7066150                              .2500
      157,899.24                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7067802                              .5000
       98,324.29                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7067832                              .2500
      279,834.69                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7067840                              .5000
       49,809.25                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      7067864                              .2500
      309,792.00                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7067892                              .2500
      294,821.29                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7067908                              .2500
      345,301.22                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7067910                              .2500
       84,961.38                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000
1



      7067922                              .2500
      137,950.30                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7067924                              .2500
      253,334.18                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7067934                              .2500
      163,119.73                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7067936                              .5000
      191,923.70                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      7067974                              .5000
      149,818.82                          .0500
           10.3750                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      7067976                              .2500
      100,873.70                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7073268                              .2500
      134,924.32                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7074354                              .2500
      134,826.31                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      7074510                              .2500
      143,380.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7074542                              .2500
       81,845.09                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7075052                              .2500
       29,837.12                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7075240                              .2500
       92,500.00                          .0500
           10.6250                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      7076146                              .2500
      166,990.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7076244                              .2500
      283,069.38                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7077222                              .2500
       63,775.33                          .0500
           10.6250                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      7077584                              .2500
       96,694.87                          .0500
            9.0470                         .0000
            8.7970                         .0000
            8.7470                         .0000
            8.7470                         .0000
1



      7077760                              .2500
      149,904.35                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7078022                              .2500
      208,770.16                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7079352                              .2500
      127,328.58                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7080044                              .2500
      238,312.81                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7081604                              .2500
      150,000.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7083844                              .2500
      132,934.58                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7084404                              .2500
      117,469.10                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      7084578                              .2500
      205,854.61                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000
1



      7086364                              .2500
      156,899.89                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7086376                              .2500
      348,183.45                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7086380                              .2500
      216,654.53                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7086396                              .2500
      136,911.19                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7086400                              .2500
      160,397.66                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7086408                              .5000
      114,920.86                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      7086410                              .5000
      133,321.24                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7086412                              .5000
      174,891.22                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      7086434                              .5000
      201,354.17                          .0500
            7.6250                         .0000
            7.1250                         .0000
            7.0750                         .0000
            7.0750                         .0000

      7086436                              .2500
      256,069.14                          .0500
            7.7500                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      7086440                              .2500
      278,018.02                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7086460                              .2500
      161,905.07                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7086474                              .2500
      145,107.41                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7086488                              .5000
      156,490.74                          .0500
           10.0000                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      7086516                              .2500
      203,869.92                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7086524                              .5000
       85,412.20                          .0500
           10.0000                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000
1



      7086528                              .5000
       73,964.55                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7086532                              .2500
      299,831.82                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7086534                              .2500
       74,123.31                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      7086538                              .2500
      252,170.59                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7086540                              .5000
       71,855.73                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7086560                              .2500
      148,212.45                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7086574                              .2500
       66,465.52                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7086590                              .5000
      201,766.82                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      7086596                              .2500
      144,918.71                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7086608                              .5000
      101,947.12                          .0500
            9.2500                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7086632                              .5000
      117,955.57                          .0500
           10.7500                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      7087136                              .2500
      109,862.78                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7087566                              .2500
      146,031.84                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      7089870                              .2500
       72,063.59                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7090262                              .2500
      104,123.14                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7091170                              .2500
      122,907.88                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      7091758                              .2500
      172,921.40                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      7092332                              .2500
      198,699.61                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7092732                              .2500
      193,751.21                          .0500
            8.2400                         .0000
            7.9900                         .0000
            7.9400                         .0000
            7.9400                         .0000

      7092806                              .2500
       83,905.33                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7093466                              .2500
       76,107.31                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7094854                              .2500
      141,911.74                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7094868                              .2500
       26,585.47                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7096526                              .2500
      266,300.00                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      7096540                              .2500
      159,650.00                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7096904                              .2500
      144,926.77                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7096906                              .2500
      292,625.03                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7097268                              .2500
      189,976.84                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7098234                              .2500
      144,369.02                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7098342                              .2500
       97,806.62                          .0500
            9.9900                         .0000
            9.7400                         .0000
            9.6900                         .0000
            9.6900                         .0000

      7098390                              .2500
      158,106.19                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7098552                              .2500
      109,850.07                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000
1



      7099202                              .2500
      474,753.75                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7101164                              .2500
      233,682.29                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7101166                              .2500
      216,728.43                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7101196                              .2500
      126,434.42                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7101320                              .2500
      119,417.31                          .0500
           10.9900                         .0000
           10.7400                         .0000
           10.6900                         .0000
           10.6900                         .0000

      7102274                              .2500
      140,000.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7102838                              .2500
      106,600.21                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7102892                              .2500
      175,811.97                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      7104272                              .2500
      299,600.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7105392                              .5000
      228,304.32                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7105412                              .5000
      180,198.43                          .0500
           12.0000                         .0000
           11.5000                         .0000
           11.4500                         .0000
           11.4500                         .0000

      7105414                              .5000
      231,578.01                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      7105468                              .2500
      170,993.66                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7105478                              .2500
       93,986.89                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7105490                              .2500
       88,729.80                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7105502                              .2500
      118,735.11                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      7105522                              .2500
      105,427.39                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      7105536                              .5000
      104,963.57                          .0500
           11.1250                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      7105552                              .5000
      189,320.57                          .0500
           10.2500                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      7105562                              .2500
      218,870.70                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7105570                              .2500
      158,026.71                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7105582                              .2500
       84,861.43                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      7105606                              .5000
      174,935.88                          .0500
           10.8750                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      7105608                              .2500
      116,611.11                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      7105610                              .5000
       81,111.12                          .0500
            9.6250                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7106940                              .2500
      109,800.00                          .0500
           11.8750                         .0000
           11.6250                         .0000
           11.5750                         .0000
           11.5750                         .0000

      7107484                              .2500
      166,917.85                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7107806                              .2500
      257,685.65                          .0500
            8.4900                         .0000
            8.2400                         .0000
            8.1900                         .0000
            8.1900                         .0000

      7107874                              .2500
      164,700.16                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7109304                              .2500
       94,089.96                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7110694                              .2500
      264,835.29                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7112256                              .2500
      217,350.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      7113426                              .2500
      184,878.98                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7114652                              .2500
      294,830.27                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7114670                              .2500
      147,103.71                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7115562                              .2500
      134,926.26                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7116714                              .2500
      164,560.00                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      7117104                              .2500
      192,205.42                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7117130                              .2500
      113,321.96                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      7117550                              .2500
      229,907.01                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      7117558                              .2500
      178,402.50                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7119000                              .2500
      237,370.27                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7120368                              .2500
      143,560.00                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7124966                              .2500
      354,190.76                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7125736                              .5000
      137,909.72                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      7125744                              .5000
      185,315.77                          .0500
            9.8750                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      7125812                              .2500
      101,402.40                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7125864                              .5000
       79,964.61                          .0500
           10.0000                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000
1



      7125876                              .5000
      149,911.45                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7125904                              .2500
      146,916.54                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7125940                              .5000
       91,493.56                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      7125942                              .2500
      121,924.17                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7125950                              .5000
      145,652.07                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7126404                              .2500
      128,698.83                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      7126964                              .2500
      346,261.54                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      7127666                              .2500
       57,658.87                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000
1



      7128224                              .2500
      113,900.00                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      7129108                              .2500
      171,887.48                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7130088                              .2500
      146,200.00                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      7130908                              .2500
       74,461.37                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7131496                              .2500
      148,720.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7133932                              .2500
      109,801.28                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7136070                              .5000
       80,310.56                          .0500
           10.8750                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      7136076                              .5000
      105,000.99                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000
1



      7136116                              .2500
      149,476.44                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7136134                              .2500
      274,382.75                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7136188                              .5000
      124,849.32                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7136214                              .5000
      116,934.41                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7136220                              .2500
       84,448.81                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7136222                              .5000
      155,045.89                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      7136252                              .5000
      128,077.36                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7136270                              .2500
      125,627.68                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      7136310                              .2500
       97,901.15                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7136318                              .5000
      280,080.22                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7136326                              .2500
      205,807.52                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7136344                              .2500
      213,633.25                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7139310                              .2500
       71,449.24                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7139326                              .2500
      200,901.13                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7139348                              .2500
      144,828.73                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7139352                              .5000
      143,953.98                          .0500
           11.5000                         .0000
           11.0000                         .0000
           10.9500                         .0000
           10.9500                         .0000
1



      7139370                              .5000
      184,987.86                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7139380                              .5000
      250,843.99                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7139390                              .2500
      159,897.97                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7139392                              .2500
       49,071.75                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7139406                              .5000
      121,816.11                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      7139414                              .2500
       63,965.94                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7139420                              .2500
      123,537.59                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7139438                              .2500
      139,279.63                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000
1



      7139440                              .5000
      115,829.79                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7139452                              .2500
      308,667.44                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      7139454                              .2500
      109,443.23                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7139468                              .2500
      141,844.21                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7139474                              .2500
      116,937.74                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7139496                              .2500
      191,455.78                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7139500                              .2500
       58,867.83                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7139508                              .2500
       68,962.31                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      7139518                              .5000
      404,754.65                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7139540                              .2500
      119,413.01                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7139542                              .2500
       59,317.59                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7139556                              .5000
      150,254.99                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7139568                              .2500
      179,196.85                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7139570                              .2500
      159,408.23                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7139572                              .2500
      125,334.99                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7139950                              .2500
      176,393.07                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      7141558                              .2500
      184,882.04                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7141574                              .2500
      164,800.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7142050                              .2500
      178,087.00                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      7142098                              .2500
       79,860.70                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7143134                              .2500
      100,900.00                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7143846                              .2500
      161,628.33                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7144774                              .2500
      110,500.00                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7144796                              .2500
      144,500.00                          .0500
            7.8750                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000
1



      7146504                              .2500
      146,125.68                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7146978                              .2500
      139,050.00                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7148546                              .2500
       96,951.01                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7149642                              .2500
      178,110.01                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7150678                              .2500
       89,200.00                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7150864                              .2500
      128,700.00                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      7150892                              .2500
      129,413.10                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7156158                              .2500
      131,820.00                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000
1



      7158328                              .2500
      149,709.25                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7158354                              .2500
      125,717.71                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7158356                              .5000
      147,939.58                          .0500
           10.3750                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      7158368                              .2500
      179,840.75                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7158392                              .5000
      275,841.21                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7158396                              .2500
       91,636.41                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      7158430                              .5000
      274,875.06                          .0500
            9.8750                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      7158434                              .5000
      207,753.07                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      7158448                              .2500
      101,851.45                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7158468                              .5000
      150,963.10                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7158496                              .2500
      145,409.56                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7158498                              .5000
      103,977.46                          .0500
            9.3750                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7158504                              .5000
      147,634.89                          .0500
            9.8750                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      7158512                              .5000
      124,938.51                          .0500
            9.5000                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7158524                              .5000
      114,930.33                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7158526                              .2500
       50,972.14                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      7158530                              .2500
      166,135.53                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7158572                              .2500
       64,858.08                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7158598                              .5000
       90,148.11                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7158604                              .2500
      135,736.65                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      7158606                              .5000
      117,941.96                          .0500
            9.5000                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7158610                              .5000
      250,873.01                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7161868                              .2500
       72,972.52                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      7163164                              .2500
       69,000.00                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000
1



      7166150                              .2500
      119,939.40                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7172690                              .2500
       63,500.00                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7172920                              .2500
      256,459.84                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7174902                              .2500
      186,430.00                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      7176636                              .2500
      229,000.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7181722                              .2500
       88,766.32                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7185182                              .2500
      151,850.29                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7189390                              .2500
      147,912.62                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      7189406                              .2500
      297,333.22                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7190262                              .2500
      203,900.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7190542                              .2500
      222,414.41                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7192334                              .2500
      240,750.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7196628                              .2500
      338,950.00                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7197958                              .2500
      208,516.67                          .0500
            8.2400                         .0000
            7.9900                         .0000
            7.9400                         .0000
            7.9400                         .0000

      7198024                              .2500
      128,326.12                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7198080                              .2500
       80,298.35                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      7201954                              .5000
      171,372.73                          .0500
            7.5000                         .0000
            7.0000                         .0000
            6.9500                         .0000
            6.9500                         .0000

      7201958                              .5000
       71,957.49                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7202000                              .2500
      239,374.26                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7202008                              .5000
      229,887.63                          .0500
            7.7500                         .0000
            7.2500                         .0000
            7.2000                         .0000
            7.2000                         .0000

      7202010                              .5000
      171,881.63                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      7202034                              .2500
       77,961.63                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7202042                              .2500
      118,450.00                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7202052                              .5000
      141,689.11                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      7202054                              .2500
      116,427.59                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7202056                              .2500
       99,839.48                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7203708                              .2500
       59,819.78                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7203804                              .2500
       79,120.69                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7203914                              .2500
       63,968.52                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7207184                              .2500
      297,460.00                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7209664                              .2500
      137,500.00                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      7210250                              .2500
      240,000.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      7210486                              .2500
       78,500.00                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7211112                              .2500
      155,000.00                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      7211418                              .2500
      117,300.00                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7213342                              .2500
      170,909.00                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7213416                              .2500
      239,887.00                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      7214208                              .2500
      169,897.02                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7214908                              .2500
       96,155.12                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      7218962                              .2500
       64,161.11                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000
1



      7220874                              .2500
      161,420.56                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7220886                              .2500
      200,000.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7222430                              .5000
      188,985.44                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7222440                              .2500
      159,721.83                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7222460                              .2500
       60,713.20                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7222490                              .2500
      272,891.51                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      7222496                              .2500
      184,913.69                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      7222508                              .5000
      134,232.18                          .0500
            9.3750                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000
1



      7222512                              .5000
      136,048.65                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      7222520                              .5000
      155,056.01                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7222528                              .5000
      172,945.17                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7222536                              .2500
      129,925.21                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7222538                              .5000
      139,900.54                          .0500
            9.0000                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7222566                              .2500
      179,546.64                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7222572                              .2500
      354,743.06                          .0500
            7.6250                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      7222586                              .2500
      220,851.71                          .0500
            8.0000                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000
1



      7222612                              .2500
       59,200.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7222616                              .2500
      137,682.24                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7223484                              .2500
       82,650.00                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7223842                              .2500
      109,841.51                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7224674                              .2500
       73,577.74                          .0500
           11.7500                         .0000
           11.5000                         .0000
           11.4500                         .0000
           11.4500                         .0000

      7227648                              .2500
       45,576.36                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7231054                              .2500
      237,500.00                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7232466                              .2500
      258,000.00                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000
1



      7232920                              .2500
      131,933.34                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7233278                              .2500
      155,000.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7233348                              .2500
       80,209.47                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7235776                              .2500
       95,893.35                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7236058                              .2500
      300,000.00                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      7236310                              .2500
      193,800.00                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      7236596                              .2500
      180,330.88                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      7240854                              .2500
      111,162.64                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000
1



      7242138                              .2500
      228,660.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7242280                              .2500
      109,100.00                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      7245122                              .2500
      218,392.52                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7245136                              .5000
      244,900.00                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7245144                              .5000
      113,930.94                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7245146                              .2500
      328,000.00                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7245158                              .2500
      151,410.00                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7245168                              .2500
      300,200.46                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000
1



      7245170                              .5000
      180,250.00                          .0500
            9.8750                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      7245180                              .5000
      190,871.84                          .0500
            8.0000                         .0000
            7.5000                         .0000
            7.4500                         .0000
            7.4500                         .0000

      7245182                              .5000
      236,815.53                          .0500
           11.0000                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      7245188                              .5000
      148,300.00                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7245196                              .2500
       86,670.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7245200                              .2500
       85,450.00                          .0500
            8.1250                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7245206                              .5000
      163,835.00                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000

      7245208                              .2500
      207,786.44                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      7245222                              .5000
      182,868.15                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7245230                              .5000
      176,510.45                          .0500
            7.8750                         .0000
            7.3750                         .0000
            7.3250                         .0000
            7.3250                         .0000

      7245248                              .5000
      284,500.00                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7245260                              .2500
      123,129.12                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7246254                              .2500
       95,145.23                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7247822                              .2500
      150,870.00                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7248008                              .2500
      215,000.00                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      7248040                              .2500
       79,063.11                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000
1



      7249278                              .2500
      114,928.52                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7250374                              .2500
       85,411.17                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      7255688                              .2500
      132,931.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7255874                              .2500
      226,060.12                          .0500
            8.4000                         .0000
            8.1500                         .0000
            8.1000                         .0000
            8.1000                         .0000

      7256320                              .2500
      229,867.66                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7259664                              .2500
      201,800.00                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      7264038                              .2500
      103,000.00                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      7266054                              .2500
       49,375.06                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000
1



      7266068                              .2500
      185,313.51                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      7266086                              .5000
      146,950.38                          .0500
           11.2500                         .0000
           10.7500                         .0000
           10.7000                         .0000
           10.7000                         .0000

      7266108                              .2500
      153,413.95                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7266134                              .5000
      189,893.48                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7266142                              .5000
      346,447.94                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7266158                              .5000
      117,900.00                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7266162                              .2500
      176,130.00                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7266164                              .5000
      136,904.86                          .0500
            8.3750                         .0000
            7.8750                         .0000
            7.8250                         .0000
            7.8250                         .0000
1



      7266188                              .2500
      216,300.00                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      7266214                              .2500
      202,790.00                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      7266236                              .2500
       74,575.00                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7266250                              .2500
      105,060.00                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7267072                              .2500
      151,200.00                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7267796                              .2500
       64,064.17                          .0500
            8.8900                         .0000
            8.6400                         .0000
            8.5900                         .0000
            8.5900                         .0000

      7270818                              .2500
       83,900.00                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      7271858                              .2500
      115,300.00                          .0500
           10.6250                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000
1



      7272686                              .2500
       67,450.00                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7276502                              .2500
       86,045.09                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7277116                              .2500
      133,417.02                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7278682                              .2500
       78,850.00                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7278760                              .2500
       84,954.76                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7280288                              .2500
      120,500.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7280430                              .2500
      228,950.00                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7282680                              .2500
      139,846.49                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      7283612                              .2500
      240,750.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7287372                              .2500
      249,999.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7287412                              .2500
      124,630.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7287422                              .2500
      279,843.02                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7287430                              .2500
       48,000.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7287438                              .5000
      208,866.73                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7288356                              .2500
      106,090.00                          .0500
           10.3750                         .0000
           10.1250                         .0000
           10.0750                         .0000
           10.0750                         .0000

      7288652                              .2500
       74,790.00                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000
1



      7288854                              .2500
      156,922.78                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7290082                              .2500
       35,300.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7290578                              .2500
      164,900.00                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      7290824                              .2500
      267,000.00                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      7291194                              .2500
      257,873.10                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7291860                              .2500
      115,478.18                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7293756                              .2500
       88,648.97                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7294062                              .2500
      136,800.00                          .0500
           11.3750                         .0000
           11.1250                         .0000
           11.0750                         .0000
           11.0750                         .0000
1



      7294792                              .2500
       94,646.91                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7294886                              .2500
       92,954.26                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7295080                              .2500
      210,000.00                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7295506                              .2500
      148,920.70                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7295914                              .2500
      192,200.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7297786                              .2500
      165,850.00                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      7298128                              .2500
      165,850.00                          .0500
            7.9500                         .0000
            7.7000                         .0000
            7.6500                         .0000
            7.6500                         .0000

      7298474                              .2500
      203,300.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      7298482                              .2500
      130,644.38                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      7301768                              .2500
      180,302.00                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7303300                              .2500
       86,966.46                          .0500
           10.6410                         .0000
           10.3910                         .0000
           10.3410                         .0000
           10.3410                         .0000

      7303852                              .2500
      171,000.00                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7305080                              .2500
      158,400.00                          .0500
           11.5000                         .0000
           11.2500                         .0000
           11.2000                         .0000
           11.2000                         .0000

      7305406                              .2500
      183,000.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7309902                              .2500
      224,000.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7311176                              .2500
      128,619.45                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000
1



      7311198                              .5000
      181,450.00                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7311214                              .5000
      182,900.00                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7311226                              .5000
       85,000.00                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7311242                              .5000
      410,000.00                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7311252                              .5000
      194,650.00                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      7311264                              .5000
      428,000.00                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      7311280                              .2500
      100,425.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7311364                              .2500
      308,000.00                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000
1



      7314082                              .2500
       59,900.00                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      7314734                              .2500
      281,837.75                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7315094                              .2500
      217,564.68                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7315884                              .2500
      123,600.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7320232                              .2500
      169,750.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7325192                              .2500
       51,174.81                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7325306                              .2500
      114,000.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7332574                              .2500
       98,000.00                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000
1



      7332584                              .2500
      143,484.79                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      7332592                              .2500
      216,500.00                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7332608                              .5000
       97,942.15                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7332614                              .5000
      138,000.00                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7332618                              .5000
      292,331.71                          .0500
            8.7500                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7332640                              .5000
      283,250.00                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      7332648                              .5000
      195,509.00                          .0500
            9.1250                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7332650                              .2500
      177,000.00                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000
1



      7332662                              .2500
      152,800.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7332666                              .2500
      116,850.00                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7332674                              .5000
      124,600.00                          .0500
           10.1250                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      7334476                              .2500
       94,743.23                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7342448                              .2500
      161,500.00                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      7342786                              .2500
       66,280.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7355216                              .5000
      117,500.00                          .0500
            8.1250                         .0000
            7.6250                         .0000
            7.5750                         .0000
            7.5750                         .0000

      7355234                              .2500
      120,000.00                          .0500
           11.7500                         .0000
           11.5000                         .0000
           11.4500                         .0000
           11.4500                         .0000
1



      7355268                              .2500
      167,272.00                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      7355278                              .2500
      173,000.00                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      7355290                              .5000
       85,100.00                          .0500
            9.7500                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7355304                              .5000
       74,500.00                          .0500
           10.2500                         .0000
            9.7500                         .0000
            9.7000                         .0000
            9.7000                         .0000

      7355310                              .5000
       83,500.00                          .0500
            8.2500                         .0000
            7.7500                         .0000
            7.7000                         .0000
            7.7000                         .0000

      7355368                              .2500
       56,050.00                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7355414                              .2500
       67,980.00                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7355422                              .2500
      171,000.00                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000
1



      7355424                              .2500
      100,500.00                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7355438                              .2500
       52,250.00                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7355444                              .2500
      164,900.00                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7355826                              .2500
       48,463.37                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7358894                              .2500
       93,900.00                          .0500
           10.8750                         .0000
           10.6250                         .0000
           10.5750                         .0000
           10.5750                         .0000

      7359000                              .2500
      129,900.00                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7360808                              .2500
      118,500.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7364160                              .2500
       83,430.00                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000
1



      7365156                              .2500
      119,840.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7365692                              .2500
      188,000.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7367646                              .2500
       89,095.00                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      7372978                              .2500
      190,550.00                          .0500
           10.1250                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      7373140                              .2500
      197,700.00                          .0500
           10.6250                         .0000
           10.3750                         .0000
           10.3250                         .0000
           10.3250                         .0000

      7376892                              .2500
      274,500.00                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7376952                              .5000
      101,100.00                          .0500
            8.8750                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7376954                              .2500
      101,600.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      7376962                              .5000
       96,300.00                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7377012                              .5000
      173,500.00                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7377052                              .2500
      230,000.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7377134                              .2500
      109,250.00                          .0500
            9.6250                         .0000
            9.3750                         .0000
            9.3250                         .0000
            9.3250                         .0000

      7377610                              .2500
       99,696.92                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7378536                              .2500
      125,000.00                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      7379510                              .2500
       98,301.62                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7382992                              .2500
      167,258.59                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      7387306                              .2500
      106,945.97                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7394982                              .2500
      155,000.00                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      7396900                              .2500
      190,000.00                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7400390                              .5000
      125,660.00                          .0500
           10.5000                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      7400418                              .5000
      200,900.00                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7400420                              .5000
      190,472.20                          .0500
           10.3750                         .0000
            9.8750                         .0000
            9.8250                         .0000
            9.8250                         .0000

      7400436                              .2500
       99,900.00                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      7400476                              .2500
      251,750.00                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000
1



      7400512                              .2500
      139,100.00                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7400516                              .5000
      160,400.00                          .0500
            8.6250                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7400528                              .5000
      170,130.00                          .0500
            8.5000                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7400564                              .2500
      185,000.00                          .0500
           10.2500                         .0000
           10.0000                         .0000
            9.9500                         .0000
            9.9500                         .0000

      7401246                              .2500
      258,400.00                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7401558                              .2500
      169,844.36                          .0500
            8.3750                         .0000
            8.1250                         .0000
            8.0750                         .0000
            8.0750                         .0000

      7402490                              .2500
      122,000.00                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7403316                              .2500
       53,500.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000
1



      7403326                              .2500
       99,603.36                          .0500
            8.2500                         .0000
            8.0000                         .0000
            7.9500                         .0000
            7.9500                         .0000

      7407602                              .2500
      245,030.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7410112                              .2500
      130,468.54                          .0500
            8.9900                         .0000
            8.7400                         .0000
            8.6900                         .0000
            8.6900                         .0000

      7425274                              .2500
      262,650.00                          .0500
           10.7500                         .0000
           10.5000                         .0000
           10.4500                         .0000
           10.4500                         .0000

      7429620                              .2500
      115,012.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

      7433886                              .2500
       69,000.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7434462                              .2500
      299,000.00                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7452268                              .2500
      150,000.00                          .0500
            8.9900                         .0000
            8.7400                         .0000
            8.6900                         .0000
            8.6900                         .0000
1



      7453910                              .2500
      134,679.15                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7455650                              .2500
       86,130.00                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7462626                              .5000
      149,350.00                          .0500
            9.2500                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7462656                              .2500
      112,600.00                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000

      7462686                              .2500
      158,000.00                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7462704                              .2500
       60,500.00                          .0500
            9.3750                         .0000
            9.1250                         .0000
            9.0750                         .0000
            9.0750                         .0000

      7482212                              .2500
      138,058.38                          .0500
            9.2500                         .0000
            9.0000                         .0000
            8.9500                         .0000
            8.9500                         .0000

      7486212                              .2500
       39,076.75                          .0500
            8.6250                         .0000
            8.3750                         .0000
            8.3250                         .0000
            8.3250                         .0000
1



      7487298                              .2500
      274,000.00                          .0500
            9.2400                         .0000
            8.9900                         .0000
            8.9400                         .0000
            8.9400                         .0000

      7487510                              .2500
      180,000.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7488184                              .2500
      173,340.00                          .0500
            8.8750                         .0000
            8.6250                         .0000
            8.5750                         .0000
            8.5750                         .0000

      7488394                              .2500
      112,350.00                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7501452                              .2500
       66,950.00                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000

      7513792                              .2500
       26,585.84                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7517834                              .2500
      158,527.94                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      7527766                              .2500
      164,800.00                          .0500
           10.5000                         .0000
           10.2500                         .0000
           10.2000                         .0000
           10.2000                         .0000
1



      7530284                              .2500
       51,360.00                          .0500
            9.1250                         .0000
            8.8750                         .0000
            8.8250                         .0000
            8.8250                         .0000

      7535898                              .2500
      184,100.00                          .0500
            9.8750                         .0000
            9.6250                         .0000
            9.5750                         .0000
            9.5750                         .0000

      7535922                              .2500
      130,000.00                          .0500
            9.5000                         .0000
            9.2500                         .0000
            9.2000                         .0000
            9.2000                         .0000

      7535958                              .2500
      148,320.00                          .0500
            9.0000                         .0000
            8.7500                         .0000
            8.7000                         .0000
            8.7000                         .0000

      7536968                              .2500
       67,945.00                          .0500
            8.7500                         .0000
            8.5000                         .0000
            8.4500                         .0000
            8.4500                         .0000

      7575472                              .2500
      291,490.00                          .0500
            9.7500                         .0000
            9.5000                         .0000
            9.4500                         .0000
            9.4500                         .0000

      7584256                              .2500
      159,430.00                          .0500
            8.5000                         .0000
            8.2500                         .0000
            8.2000                         .0000
            8.2000                         .0000

  TOTAL NUMBER OF LOANS:     2829
  TOTAL BALANCE........:        445,002,585.05


  RUN ON     : 02/19/02            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 15.04.27            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RAMP 2002-RZ1        FIXED SUMMARY REPORT      CUTOFF : 02/01/02
  POOL       : 0004574
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ---------------------------------------------------------------------------
  CURR NOTE RATE                        8.7380            7.2500     12.3750
  RFC NET RATE                          8.4489            6.7500     12.0000
  NET MTG RATE(INVSTR RATE)             8.3989            6.7000     11.9500
  POST STRIP RATE                       8.3989            6.7000     11.9500
  SUB SERV FEE                           .2891             .2500       .5000
  MSTR SERV FEE                          .0500             .0500        .0500
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .0000             .0000       .0000







  TOTAL NUMBER OF LOANS:  2829
  TOTAL BALANCE........:     445,002,585.05


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 02/19/02           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 15.04.27          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RAMP 2002-RZ1                                  CUTOFF : 02/01/02
  POOL       : 0004574
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ORIG RATE                                      ORIGINAL P+I     LTV
  CURR NET                                       CURRENT P+I
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    1999507          T24/G01             F          116,770.00         ZZ
                                         360        115,854.80          1
                                      10.125          1,035.54         99
                                       9.875          1,035.54
    SEATTLE          WA   98115          1            08/23/00         23
    0432619591                           01           10/01/00          0
    09758041                             O            09/01/30
    0


    4317265          664/G01             F           84,000.00         ZZ
                                         360         83,537.29          1
                                       9.125            683.46        103
                                       8.875            683.46
    AURORA           IL   60504          1            03/12/01         23
    0432685709                           01           05/01/01          0
    0003893484                           O            04/01/31
    0


    4618084          B57/G01             F          211,250.00         ZZ
                                         360        210,252.54          1
                                       8.750          1,661.90         90
                                       8.500          1,661.90
    SIMI VALLEY      CA   93065          1            05/21/01         23
    0432906725                           05           07/01/01          0
    2140173                              N            06/01/31
    0


    4619876          R17/G01             F          187,250.00         ZZ
                                         360        185,364.06          1
                                       8.875          1,489.85        107
                                       8.625          1,489.85
    REDLANDS         CA   92374          1            04/16/01         23
    0433333895                           03           06/01/01          0
1


    1000037730                           O            05/01/31
    0


    4682288          664/G01             F           82,000.00         ZZ
                                         360         81,605.35          1
                                       9.250            674.60        103
                                       9.000            674.60
    ROCKFORD         IL   61101          2            05/01/01         23
    0433386109                           05           06/01/01          0
    316691                               O            05/01/31
    0


    4814933          642/G01             F          152,900.00         ZZ
                                         360        152,231.40          2
                                       9.500          1,285.67        100
                                       9.250          1,285.67
    ORLANDO          FL   32803          1            05/11/01         23
    0432816460                           05           07/01/01          0
    04124801                             O            06/01/31
    0


    4920861          664/G01             F          300,000.00         ZZ
                                         360        297,614.57          2
                                       9.375          2,495.25        100
                                       9.125          2,495.25
    CHICAGO          IL   60625          1            06/20/01         11
    0433292281                           05           08/01/01         35
    0008095226                           O            07/01/31
    0


    4947651          T24/G01             F          265,306.00         ZZ
                                         360        264,084.90          1
                                       8.875          2,110.89        100
                                       8.625          2,110.89
    CHESAPEAKE       VA   23322          1            05/04/01         23
    0432999985                           05           07/01/01          0
    09798869                             O            06/01/31
    0


    4953354          E84/G01             F          113,300.00         ZZ
                                         360        112,833.60          1
                                       8.750            891.33        103
                                       8.500            891.33
    HARRISBURG       PA   17112          1            06/20/01         23
    0433286267                           05           08/01/01          0
    73810787                             O            07/01/31
    0


1


    4963416          147/G01             F          124,115.00         ZZ
                                         360        123,709.81          1
                                      11.000          1,181.98        103
                                      10.750          1,181.98
    BOWIE            MD   20716          1            06/19/01         23
    0433218708                           09           08/01/01          0
    1                                    O            07/01/31
    0


    4968531          E22/G01             F          134,950.00         ZZ
                                         360        132,949.84          2
                                       9.500          1,134.73        100
                                       9.000          1,134.73
    NASHUA           NH   03064          1            05/25/01         23
    0412540239                           05           07/01/01          0
    0412540239                           O            06/01/31
    0


    4985257          E84/G01             F          397,500.00         T
                                         360        396,023.73          1
                                       9.250          3,270.13        100
                                       9.000          3,270.13
    WOODBRIDGE       VA   22192          1            06/22/01         23
    0433352713                           09           08/01/01          0
    65110636                             O            07/01/31
    0


    5008780          588/G01             F           82,450.00         ZZ
                                         360         81,859.57          1
                                       9.000            663.41        106
                                       8.750            663.41
    EAST GOSHEN      PA   19382          1            07/12/01         23
    0433359478                           01           09/01/01          0
    1                                    O            08/01/31
    0


    5009806          588/G01             F          320,450.00         ZZ
                                         360        319,685.02          1
                                       8.625          2,492.43        107
                                       8.375          2,492.43
    MAPLEWOOD TOWNS  NJ   07040          1            09/28/01         23
    0433403458                           05           11/01/01          0
    1037327                              O            10/01/31
    0


    5014389          J95/G01             F           95,750.00         ZZ
                                         360         95,034.65          1
                                       8.625            744.73        104
                                       8.375            744.73
1


    PINETOP          AZ   85935          1            06/27/01         23
    0433013265                           01           08/01/01          0
    0027223981                           O            07/01/31
    0


    5016651          U59/G01             F          156,560.00         ZZ
                                         360        155,931.75          1
                                       8.875          1,245.67        103
                                       8.625          1,245.67
    PITTSFIELD TOWN  MI   48108          1            07/24/01         23
    0433047552                           01           08/24/01          0
    800862491                            O            07/24/31
    0


    5029484          R74/G01             F           55,640.00         ZZ
                                         360         55,428.98          1
                                       9.150            453.72        107
                                       8.900            453.72
    BLOSSBURG        PA   16912          1            06/29/01         23
    0433059656                           05           08/01/01          0
    1010017016                           O            07/01/31
    0


    5050001          J95/G01             F          168,850.00         ZZ
                                         360        168,271.42          1
                                       8.875          1,343.45        100
                                       8.625          1,343.45
    DES MOINES       WA   98198          1            07/16/01         23
    0433334406                           01           09/01/01          0
    0027029743                           O            08/01/31
    0


    5051793          737/G01             F          108,000.00         ZZ
                                         360        107,723.32          1
                                      11.500          1,069.52        100
                                      11.250          1,069.52
    PAYSON           AZ   85541          1            07/20/01         23
    0433420841                           03           09/01/01          0
    2031768                              O            08/01/31
    0


    5053983          E22/G01             F          173,040.00         ZZ
                                         360        172,231.37          1
                                       8.125          1,284.82        103
                                       7.875          1,284.82
    SPANISH FORT     AL   36527          1            06/29/01         23
    0412785412                           05           08/01/01          0
    0412785412                           O            07/01/31
    0
1




    5058465          588/G01             F          127,200.00         ZZ
                                         360        126,493.56          1
                                       9.250          1,046.44        107
                                       9.000          1,046.44
    WOODLYN          PA   19093          1            07/27/01         23
    0433290467                           05           09/01/01          0
    00010459518                          O            08/01/31
    0


    5089589          588/G01             F          147,550.00         ZZ
                                         360        146,360.89          1
                                       8.500          1,134.53        107
                                       8.250          1,134.53
    WILMINGTON       DE   19808          1            07/31/01         23
    0433330529                           09           09/01/01          0
    00010450996                          O            08/01/31
    0


    5094824          588/G01             F          117,450.00         ZZ
                                         360        117,015.46          1
                                       8.500            903.09        107
                                       8.250            903.09
    WILMINGTON       DE   19808          1            07/18/01         23
    0433333697                           09           09/01/01          0
    00010454402                          O            08/01/31
    0


    5095071          E84/G01             F          143,490.00         ZZ
                                         360        143,058.05          1
                                       9.500          1,206.54        100
                                       9.250          1,206.54
    VICTORVILLE      CA   92392          1            07/20/01         23
    0433352572                           05           09/01/01          0
    32800545                             O            08/01/31
    0


    5104597          664/G01             F           42,500.00         ZZ
                                         360         42,280.86          1
                                       9.125            345.80        107
                                       8.875            345.80
    PIERCE CITY      MO   65723          1            08/09/01         23
    0433331097                           05           09/01/01          0
    0008281586                           O            08/01/31
    0


    5116140          588/G01             F          191,700.00         ZZ
                                         360        189,837.65          1
1


                                       9.375          1,594.46        104
                                       9.125          1,594.46
    GAITHERSBURG     MD   20879          1            06/15/01         23
    0433006681                           05           08/01/01          0
    1043322                              O            07/01/31
    0


    5140260          E84/G01             F          104,300.00         ZZ
                                         360        103,951.70          1
                                       9.000            839.22        100
                                       8.750            839.22
    PORTLAND         OR   97266          1            07/19/01         23
    0433400686                           05           09/01/01          0
    60303984                             O            08/01/31
    0


    5144672          J95/G01             F          179,760.00         ZZ
                                         360        179,642.40          1
                                       8.125          1,334.72        107
                                       7.875          1,334.72
    PORTLAND         OR   97266          1            12/14/01         23
    0433566650                           05           02/01/02          0
    0028208932                           O            01/01/32
    0


    5145492          P27/G01             F           92,500.00         ZZ
                                         360         92,157.80          1
                                       8.500            711.24        103
                                       8.250            711.24
    SIDNEY           MT   59270          5            07/20/01         23
    0433330636                           05           09/01/01          0
    4921824                              O            08/01/31
    0


    5148246          P23/G01             F           78,422.00         ZZ
                                         360         78,159.56          1
                                       8.990            630.44         95
                                       8.740            630.44
    WINCHESTER       KY   40391          1            07/05/01         23
    0433290558                           05           09/01/01          0
    WTL010001902                         N            08/01/31
    0


    5151872          R54/G01             F          128,400.00         T
                                         360        128,013.47          1
                                       9.500          1,079.66        107
                                       9.250          1,079.66
    NEW ORLEANS      LA   70115          1            07/30/01         23
    0433613676                           05           09/01/01          0
1


    0002036                              O            08/01/31
    0


    5152309          737/G01             F          133,900.00         ZZ
                                         360        133,527.64          1
                                      10.625          1,237.37        103
                                      10.375          1,237.37
    HELENA           AL   35080          1            06/28/01         23
    0433002714                           05           08/01/01          0
    2027459                              O            07/01/31
    0


    5153552          588/G01             F          147,750.00         ZZ
                                         360        147,088.65          1
                                       8.875          1,175.57        105
                                       8.625          1,175.57
    ALEXANDRIA       VA   22303          1            07/24/01         23
    0433359395                           05           09/01/01          0
    1044637                              O            08/01/31
    0


    5163611          R17/G01             F          144,950.00         ZZ
                                         360        144,629.68          1
                                       9.000          1,166.31         97
                                       8.750          1,166.31
    CLIFTON PARK     NY   12065          1            09/28/01         23
    0433419850                           05           11/01/01          0
    1                                    O            10/01/31
    0


    5163805          U28/G01             F           69,000.00         ZZ
                                         360         68,835.31          1
                                       8.625            536.67        100
                                       8.375            536.67
    DANIELSVILLE     GA   30633          1            09/26/01         23
    0433312824                           05           11/01/01          0
    NIXBORJ                              O            10/01/31
    0


    5169191          147/G01             F          108,665.00         ZZ
                                         360        108,393.49          1
                                       9.500            913.72        103
                                       9.250            913.72
    CHICAGO          IL   60617          1            08/22/01         23
    0433289105                           05           10/01/01          0
    164789                               O            09/01/31
    0


1


    5176584          588/G01             F           88,000.00         ZZ
                                         360         87,768.37          1
                                       9.250            723.95        107
                                       9.000            723.95
    UPPER MARLBORO   MD   20774          1            08/03/01         23
    0433403490                           01           10/01/01          0
    1046874                              O            09/01/31
    0


    5185084          E22/G01             F          170,250.00         ZZ
                                         360        169,906.42          1
                                      11.375          1,669.75        100
                                      10.875          1,669.75
    PARKVIEW         IA   52748          1            07/23/01         23
    0412831802                           03           09/01/01          0
    0412831802                           O            08/01/31
    0


    5185148          E82/G01             F          158,300.00         ZZ
                                         360        157,550.92          1
                                       8.625          1,231.24         94
                                       8.375          1,231.24
    MENDOTA HEIGHTS  MN   55120          5            07/18/01         23
    0400451167                           05           09/01/01          0
    0400451167                           O            08/01/31
    0


    5197367          588/G01             F          272,950.00         ZZ
                                         360        272,014.75          1
                                       8.875          2,171.71        103
                                       8.625          2,171.71
    SPRINGFIELD      VA   22152          1            07/31/01         23
    0433433331                           05           09/01/01          0
    1045391                              O            08/01/31
    0


    5197957          N67/G01             F          118,450.00         ZZ
                                         360        118,245.57          1
                                      11.250          1,150.46        103
                                      11.000          1,150.46
    VIRGINIA BEACH   VA   23456          5            08/14/01         23
    0433393477                           05           10/01/01          0
    3250006317                           O            09/01/31
    0


    5198432          U05/G01             F          293,320.00         ZZ
                                         360        292,149.12          1
                                       8.125          2,177.89        100
                                       7.875          2,177.89
1


    SEATTLE          WA   98107          1            07/27/01         23
    0433045382                           05           09/01/01          0
    3148462                              O            08/01/31
    0


    5200977          P27/G01             F          336,000.00         ZZ
                                         360        335,115.52          1
                                       9.250          2,764.19         99
                                       9.000          2,764.19
    EL SOBRANTE      CA   94803          5            08/21/01         23
    0433311750                           05           10/01/01          0
    5086008                              O            09/01/31
    0


    5202392          737/G01             F          364,000.00         ZZ
                                         360        363,174.62          1
                                       8.875          2,896.15        102
                                       8.625          2,896.15
    SCOTTSDALE       AZ   85258          1            09/05/01         23
    0433340114                           03           11/01/01          0
    2035052                              O            10/01/31
    0


    5211290          E22/G01             F          115,250.00         ZZ
                                         360        115,023.66          1
                                      11.500          1,141.31        103
                                      11.000          1,141.31
    MCCALL           AL   35111          1            07/26/01         23
    0412836405                           05           09/01/01          0
    0412836405                           O            08/01/31
    0


    5211828          588/G01             F          212,150.00         ZZ
                                         360        211,527.86          1
                                       9.625          1,803.25        103
                                       9.375          1,803.25
    ALEXANDRIA       VA   22304          1            08/01/01         23
    0433319464                           01           09/01/01          0
    1046545                              O            08/01/31
    0


    5221507          588/G01             F          304,950.00         ZZ
                                         360        304,082.46          1
                                       8.875          2,426.32        107
                                       8.625          2,426.32
    MORRIS TOWNSHIP  NJ   07960          1            08/15/01         23
    0433301058                           01           10/01/01          0
    1046520                              O            09/01/31
    0
1




    5226524          U96/G01             F          156,000.00         ZZ
                                         360        155,689.45          1
                                       8.125          1,158.30        104
                                       7.875          1,158.30
    WAIANAE          HI   96792          1            10/08/01         23
    0433371028                           09           12/01/01          0
    10700064                             O            11/01/31
    0


    5228895          E22/G01             F           99,850.00         T
                                         360         99,541.50          1
                                       9.375            830.50        100
                                       9.125            830.50
    FRIENDSWOOD      TX   77546          1            07/30/01         23
    0412854424                           03           09/01/01          0
    0412854424                           O            08/01/31
    0


    5233048          588/G01             F          141,150.00         ZZ
                                         360        140,778.43          1
                                       9.250          1,161.21        103
                                       9.000          1,161.21
    TOWNSHIP OF ABI  PA   19038          1            08/14/01         23
    0433403540                           05           10/01/01          0
    1044593                              O            09/01/31
    0


    5237349          U62/G01             F          105,000.00         ZZ
                                         360        104,826.29          1
                                      10.375            950.68        103
                                      10.125            950.68
    JACKSONVILLE     FL   32211          5            09/21/01         23
    0433267226                           05           11/01/01          0
    2001285362                           O            10/01/31
    0


    5243191          737/G01             F          121,580.00         ZZ
                                         360        121,242.93          1
                                       9.000            978.26        106
                                       8.750            978.26
    STONE MOUNTAIN   GA   30083          1            08/17/01         23
    0433255528                           05           10/01/01          0
    2034321                              O            09/01/31
    0


    5244209          U05/G01             F          236,797.00         ZZ
                                         360        236,140.52          1
1


                                       9.000          1,905.32        103
                                       8.750          1,905.32
    ELK GROVE        CA   95624          1            08/02/01         23
    0433389517                           05           10/01/01          0
    3153399                              O            09/01/31
    0


    5251043          R65/G01             F           67,945.00         ZZ
                                         360         67,734.44          1
                                       8.875            540.60        107
                                       8.625            540.60
    WEST MIFFLIN     PA   15122          1            08/13/01         23
    0433382090                           05           10/01/01          0
    20014312                             O            09/01/31
    0


    5251604          588/G01             F          180,000.00         ZZ
                                         360        179,513.71          2
                                       9.125          1,464.54        100
                                       8.875          1,464.54
    NEWARK CITY      NJ   07105          1            08/27/01         23
    0433313624                           05           10/01/01          0
    1047437                              O            09/01/31
    0


    5252196          950/G01             F           96,500.00         ZZ
                                         360         96,239.27          1
                                       9.125            785.16         91
                                       8.875            785.16
    LAKE OSWEGO      OR   97035          1            08/08/01         23
    0433294279                           01           10/01/01          0
    Y5107208                             O            09/01/31
    0


    5252988          J40/G01             F           89,200.00         T
                                         360         88,945.94          1
                                       8.875            709.72        105
                                       8.625            709.72
    SPRING HILL      FL   34609          1            08/15/01         23
    0433388220                           05           10/01/01          0
    1055383                              N            09/01/31
    0


    5253289          588/G01             F          191,900.00         ZZ
                                         360        191,394.87          1
                                       9.250          1,578.71         95
                                       9.000          1,578.71
    MIDDLLEBORO      MA   02346          1            08/10/01         23
    0433282092                           05           10/01/01          0
1


    1046424                              O            09/01/31
    0


    5262032          E84/G01             F          117,800.00         ZZ
                                         360        117,073.32          1
                                       9.125            958.46        100
                                       8.875            958.46
    BEND             OR   97701          1            08/24/01         23
    0433421849                           05           10/01/01          0
    61701406                             O            09/01/31
    0


    5263049          E47/G01             F          122,400.00         ZZ
                                         360        121,298.02          1
                                       8.500            941.15         90
                                       8.250            941.15
    HOUSTON          TX   77041          1            08/14/01         11
    0433148905                           03           10/01/01         25
    7323011349                           O            09/01/31
    0


    5263074          N67/G01             F          107,100.00         ZZ
                                         360        106,882.98          1
                                       8.000            785.86        103
                                       7.750            785.86
    PHOENIX          AZ   85037          2            10/02/01         23
    0433386943                           05           12/01/01          0
    1780007731                           O            11/01/31
    0


    5266083          U59/G01             F          130,000.00         ZZ
                                         360        129,683.98          1
                                      11.250          1,262.64        100
                                      11.000          1,262.64
    NEWBURGH         IN   47629          1            07/23/01         23
    0433047560                           05           08/23/01          0
    800875294                            O            07/23/31
    0


    5267159          588/G01             F          212,000.00         ZZ
                                         360        211,348.68          1
                                       8.500          1,630.10        106
                                       8.250          1,630.10
    GERMANTOWN       MD   20876          1            08/17/01         23
    0433356714                           03           10/01/01          0
    00010466489                          O            09/01/31
    0


1


    5279614          P27/G01             F           50,250.00         ZZ
                                         360         49,852.24          1
                                       8.500            386.38        107
                                       8.250            386.38
    MILWAUKEE        WI   53215          5            08/22/01         23
    0433318508                           01           10/01/01          0
    694331                               O            09/01/31
    0


    5285812          664/G01             F          104,850.00         ZZ
                                         360        104,064.37          1
                                       9.500            881.64        107
                                       9.250            881.64
    PALMER LAKE      CO   80133          1            06/22/01         23
    0433428380                           05           08/01/01          0
    8193414                              O            07/01/31
    0


    5287958          W53/G01             F           93,050.00         ZZ
                                         360         92,864.73          1
                                       9.500            782.42        107
                                       9.250            782.42
    MARION           NY   14505          1            09/07/01         23
    0433486834                           05           11/01/01          0
    52006488                             O            10/01/31
    0


    5294673          R17/G01             F          251,200.00         ZZ
                                         360        250,816.47          2
                                       9.375          2,089.35        105
                                       9.125          2,089.35
    KINGSTON         NH   03848          1            10/12/01         23
    0433385135                           05           12/01/01          0
    1000038373                           O            11/01/31
    0


    5299125          Q78/G01             F          147,187.00         ZZ
                                         360        146,755.32          2
                                       9.625          1,251.08        103
                                       9.375          1,251.08
    CHICAGO          IL   60623          1            07/24/01         23
    0433058161                           05           09/01/01          0
    691255                               O            08/01/31
    0


    5310208          003/G01             F          144,100.00         ZZ
                                         360        143,690.02          1
                                       8.875          1,146.53        100
                                       8.625          1,146.53
1


    ATLANTA          GA   30312          1            08/16/01         23
    0433288867                           05           10/01/01          0
    0021529797                           O            09/01/31
    0


    5315665          588/G01             F          205,000.00         ZZ
                                         360        204,337.33          1
                                       8.250          1,540.10        105
                                       8.000          1,540.10
    ROCKVILLE        MD   20851          1            08/30/01         23
    0433313798                           05           10/01/01          0
    1047478                              O            09/01/31
    0


    5335900          E45/G01             F          107,000.00         ZZ
                                         360        106,800.40          1
                                      10.875          1,008.89        100
                                      10.625          1,008.89
    MACON            GA   31220          5            08/28/01         23
    0433318250                           03           10/01/01          0
    152086                               O            09/01/31
    0


    5336734          664/G01             F          173,000.00         ZZ
                                         360        172,079.99          1
                                       9.875          1,502.25        103
                                       9.625          1,502.25
    LITTLETON        CO   80121          1            08/20/01         23
    0433340080                           09           10/01/01          0
    0008309502                           O            09/01/31
    0


    5337007          E45/G01             F           41,850.00         ZZ
                                         360         41,762.21          1
                                       9.250            344.29         90
                                       9.000            344.29
    ORLANDO          FL   32809          1            09/27/01         23
    0433310281                           01           11/01/01          0
    166095                               O            10/01/31
    0


    5339978          664/G01             F          107,350.00         ZZ
                                         360        107,052.37          1
                                       9.000            863.77         95
                                       8.750            863.77
    MIAMI            FL   33175          1            08/21/01         23
    0433223252                           05           10/01/01          0
    0008280273                           O            09/01/31
    0
1




    5368441          J95/G01             F          125,000.00         ZZ
                                         360        124,606.07          1
                                       8.375            950.09        100
                                       8.125            950.09
    DETROIT          MI   48227          5            08/27/01         23
    0433296944                           05           10/01/01          0
    27362425                             O            09/01/31
    0


    5369853          U45/G01             F          127,150.00         ZZ
                                         360        126,899.65          1
                                      10.625          1,174.99        103
                                      10.375          1,174.99
    MEMPHIS          TN   38135          1            08/24/01         23
    0433298957                           05           10/01/01          0
    6291200570                           O            09/01/31
    0


    5370634          642/G01             F          151,600.00         ZZ
                                         360        151,186.10          1
                                       9.375          1,260.93        103
                                       9.125          1,260.93
    BALTIMORE        MD   21207          1            08/07/01         23
    0433103223                           05           10/01/01          0
    07139401                             O            09/01/31
    0


    5373110          W39/G01             F           49,400.00         ZZ
                                         360         49,293.67          1
                                       9.125            401.93         95
                                       8.875            401.93
    MCCOMB           MS   39648          1            09/27/01         23
    0433292489                           05           11/01/01          0
    991680                               O            10/01/31
    0


    5389379          737/G01             F          131,000.00         ZZ
                                         360        130,646.09          1
                                       9.125          1,065.86        104
                                       8.875          1,065.86
    STONE MOUNTAIN   GA   30088          5            08/27/01         23
    0433281052                           05           10/01/01          0
    2033924                              O            09/01/31
    0


    5398636          A11/G01             F          131,000.00         ZZ
                                         360        130,539.46          1
1


                                       8.750          1,030.58        105
                                       8.500          1,030.58
    CLAWSON          MI   48017          1            08/27/01         23
    0433281854                           05           09/27/01          0
    1611493449                           O            08/27/31
    0


    5402943          J95/G01             F           80,000.00         ZZ
                                         360         79,886.71          1
                                       7.750            573.13        106
                                       7.500            573.13
    MESA             AZ   85213          1            11/08/01         23
    0433445277                           01           01/01/02          0
    0027484930                           O            12/01/31
    0


    5405205          588/G01             F          203,300.00         ZZ
                                         360        202,736.36          1
                                       9.000          1,635.80        107
                                       8.750          1,635.80
    GAITHERSBURG     MD   20886          1            08/31/01         23
    0433391257                           09           10/01/01          0
    1047797                              O            09/01/31
    0


    5405417          588/G01             F           85,450.00         ZZ
                                         360         85,224.06          1
                                       8.125            634.46        107
                                       7.875            634.46
    GLEN GARDNER BO  NJ   08826          1            09/07/01         23
    0433431806                           01           11/01/01          0
    0001048388                           O            10/01/31
    0


    5411373          E47/G01             F          117,420.00         ZZ
                                         360        117,118.79          1
                                       9.375            976.65        103
                                       9.125            976.65
    SIOUX FALLS      SD   57103          5            08/27/01         23
    0433329265                           05           10/01/01          0
    4326926426                           O            09/01/31
    0


    5419459          588/G01             F          265,000.00         ZZ
                                         360        264,514.97          1
                                       8.500          2,037.62        103
                                       8.250          2,037.62
    BRIDGEWATER TOW  NJ   08807          1            10/26/01         23
    0433391265                           05           12/01/01          0
1


    1045427                              O            11/01/31
    0


    5423187          R17/G01             F          104,000.00         ZZ
                                         360        103,770.18          1
                                       9.000            836.81        100
                                       8.750            836.81
    POMPANO BEACH    FL   33060          1            09/07/01         23
    0433514783                           05           11/01/01          0
    1000054686                           O            10/01/31
    0


    5424583          P27/G01             F          327,500.00         ZZ
                                         360        324,173.96          1
                                       8.250          2,460.40        103
                                       8.000          2,460.40
    CAMPBELL         CA   95008          1            09/27/01         23
    0433292828                           09           12/01/01          0
    497803                               O            11/01/31
    0


    5431140          664/G01             F           80,340.00         ZZ
                                         360         80,099.38          1
                                       8.625            624.88        100
                                       8.375            624.88
    LEXINGTON        TN   38351          1            08/30/01         23
    0433296647                           05           10/01/01          0
    0008313009                           O            09/01/31
    0


    5431943          G52/G01             F          162,600.00         ZZ
                                         360        162,240.70          1
                                       9.000          1,308.32        100
                                       8.750          1,308.32
    VAN NUYS         CA   91342          1            09/04/01         23
    0433386430                           05           11/01/01          0
    8305001413                           O            10/01/31
    0


    5433319          J40/G01             F          250,000.00         ZZ
                                         360        249,654.73          1
                                      12.250          2,619.74        102
                                      12.000          2,619.74
    ODESSA           FL   33556          1            08/30/01         23
    0433377389                           03           10/01/01          0
    1064358                              O            09/01/31
    0


1


    5439841          588/G01             F          110,150.00         ZZ
                                         360        109,858.85          1
                                       8.125            817.86        105
                                       7.875            817.86
    HOPATCONG BOROU  NJ   07843          1            09/10/01         23
    0433431657                           05           11/01/01          0
    110101                               O            10/01/31
    0


    5439963          003/G01             F          204,250.00         ZZ
                                         360        203,821.51          1
                                       9.250          1,680.32         95
                                       9.000          1,680.32
    PARKLAND         FL   33067          1            09/07/01         23
    0433271145                           05           11/01/01          0
    0021552518                           N            10/01/31
    0


    5440029          T34/G01             F          164,000.00         ZZ
                                         360        163,545.30          1
                                       9.000          1,319.58        105
                                       8.750          1,319.58
    BEALETON         VA   22712          1            08/31/01         23
    0433494598                           09           10/01/01          0
    9006281                              O            09/01/31
    0


    5441268          737/G01             F          210,000.00         ZZ
                                         360        209,475.26          1
                                       9.500          1,765.80        100
                                       9.250          1,765.80
    AVONDALE         AZ   85323          1            08/29/01         23
    0433288966                           03           10/01/01          0
    2036300                              O            09/01/31
    0


    5442019          588/G01             F          123,000.00         ZZ
                                         360        122,774.88          1
                                       8.500            945.76        107
                                       8.250            945.76
    MEDIA BOROUGH    PA   19063          1            10/02/01         23
    0433362696                           05           12/01/01          0
    1                                    O            11/01/31
    0


    5442611          737/G01             F          145,500.00         ZZ
                                         360        145,228.53          1
                                      10.875          1,371.91        100
                                      10.625          1,371.91
1


    SUNRISE          FL   33351          1            08/31/01         23
    0433211216                           05           10/31/01          0
    0001788124                           O            09/30/31
    0


    5445078          664/G01             F          296,000.00         ZZ
                                         360        295,090.60          1
                                       8.500          2,275.99        103
                                       8.250          2,275.99
    MEDFORD          MA   02155          1            08/31/01         23
    0433308236                           05           10/01/01          0
    0008296410                           O            09/01/31
    0


    5448651          P27/G01             F           84,450.00         ZZ
                                         360         84,253.51          1
                                       8.750            664.37        103
                                       8.500            664.37
    INGLIS           FL   34449          5            09/19/01         23
    0433311818                           05           11/01/01          0
    1                                    O            10/01/31
    0


    5451437          R54/G01             F           48,925.00         ZZ
                                         360         48,816.91          2
                                       9.000            393.66         95
                                       8.750            393.66
    NEW ORLEANS      LA   70116          1            09/10/01         23
    0433597820                           05           11/01/01          0
    2000002251                           N            10/01/31
    0


    5451861          J95/G01             F          267,000.00         ZZ
                                         360        264,838.13          1
                                       8.500          2,053.00        104
                                       8.250          2,053.00
    POULSBO          WA   98370          1            09/13/01         23
    0433311396                           05           11/01/01          0
    0027501824                           O            10/01/31
    0


    5454371          J95/G01             F           87,700.00         ZZ
                                         360         87,558.91          1
                                       9.125            713.56        100
                                       8.875            713.56
    SAN LUIS         AZ   85349          1            10/16/01         23
    0433404175                           05           12/01/01          0
    0027437086                           O            11/01/31
    0
1




    5455901          J95/G01             F          161,700.00         ZZ
                                         360        159,471.69          1
                                       7.875          1,172.44        104
                                       7.625          1,172.44
    BEAVERTON        OR   97007          1            10/01/01         23
    0433297132                           05           12/01/01          0
    0027528249                           O            11/01/31
    0


    5465610          147/G01             F           87,550.00         ZZ
                                         360         87,388.92          1
                                       9.875            760.24        103
                                       9.625            760.24
    NISKAYUNA        NY   12309          1            09/07/01         23
    0433253051                           05           11/01/01          0
    10439585                             O            10/01/31
    0


    5469446          J95/G01             F          302,000.00         ZZ
                                         360        297,167.76          1
                                       8.125          2,242.35         98
                                       7.875          2,242.35
    BEAVERTON        OR   97007          5            09/11/01         23
    0433293669                           09           11/01/01          0
    0027495738                           O            10/01/31
    0


    5478855          642/G01             F          107,400.00         ZZ
                                         360        107,197.12          1
                                       9.750            922.73         99
                                       9.500            922.73
    SHEPARDSVILLE    KY   40165          5            09/05/01         23
    0433376738                           05           11/01/01          0
    08145601                             O            10/01/31
    0


    5482059          S02/G01             F          210,000.00         ZZ
                                         360        209,756.01          1
                                      12.000          2,160.09         98
                                      11.750          2,160.09
    LA PUENTE        CA   91746          5            09/10/01         23
    0433290459                           05           11/01/01          0
    01108326                             O            10/01/31
    0


    5488060          964/G01             F          216,300.00         ZZ
                                         360        215,869.34          2
1


                                       9.500          1,818.77        103
                                       9.250          1,818.77
    AUBURN           CA   95603          1            09/26/01         23
    0433287570                           05           11/01/01          0
    144774                               O            10/01/31
    0


    5489061          E84/G01             F           84,550.00         ZZ
                                         360         84,315.59          1
                                       9.000            680.31         95
                                       8.750            680.31
    SPRINGFIELD      OR   97477          1            08/29/01         23
    0433483377                           05           10/01/01          0
    60602755                             N            09/01/31
    0


    5489475          588/G01             F          235,870.00         ZZ
                                         360        235,214.29          1
                                       7.875          1,710.22        103
                                       7.625          1,710.22
    PARSIPPANYTROY   NJ   07034          1            09/14/01         23
    0433431681                           05           11/01/01          0
    I                                    O            10/01/31
    0


    5491018          737/G01             F          150,000.00         ZZ
                                         360        149,423.80          1
                                       8.625          1,166.68        100
                                       8.375          1,166.68
    PHOENIX          AZ   85048          1            09/19/01         23
    0433247988                           05           11/01/01          0
    2333735                              O            10/01/31
    0


    5492602          U05/G01             F          394,950.00         ZZ
                                         360        394,007.19          1
                                       8.625          3,071.88        104
                                       8.375          3,071.88
    WHITTIER         CA   90601          2            09/12/01         23
    0433293842                           05           11/01/01          0
    3160584                              O            10/01/31
    0


    5497659          U45/G01             F          100,200.00         ZZ
                                         360         99,978.61          1
                                       9.000            806.23         95
                                       8.750            806.23
    SALT LAKE CITY   UT   84115          1            09/07/01         23
    0433295326                           05           11/01/01          0
1


    6127010595                           N            10/01/31
    0


    5499042          S02/G01             F          113,000.00         ZZ
                                         360        112,737.10          1
                                       8.750            888.97        100
                                       8.500            888.97
    VAN NUYS         CA   91405          1            09/14/01         23
    0433313384                           01           11/01/01          0
    01108403                             O            10/01/31
    0


    5499213          A11/G01             F          172,900.00         ZZ
                                         360        172,368.78          1
                                       8.500          1,329.46        107
                                       8.250          1,329.46
    WOLVERINE LAKE   MI   48390          1            09/10/01         23
    0433299500                           05           10/10/01          0
    1611504033                           O            09/10/31
    0


    5502125          J95/G01             F          165,850.00         ZZ
                                         360        165,387.41          1
                                       7.875          1,202.53        107
                                       7.625          1,202.53
    SEATTLE          WA   98126          5            09/24/01         23
    0433296340                           05           11/01/01          0
    0027526763                           O            10/01/31
    0


    5502786          737/G01             F          174,400.00         ZZ
                                         360        173,915.17          1
                                       7.875          1,264.52        107
                                       7.625          1,264.52
    CHANDLER         AZ   85248          2            09/24/01         23
    0433297975                           05           11/01/01          0
    2036730                              O            10/01/31
    0


    5507168          737/G01             F          155,400.00         ZZ
                                         360        155,056.64          1
                                       9.000          1,250.38        100
                                       8.750          1,250.38
    CORDOVA          TN   38016          1            09/19/01         23
    0433288834                           05           11/01/01          0
    0001790070                           O            10/01/31
    0


1


    5507853          455/G01             F          133,000.00         ZZ
                                         360        132,659.20          1
                                      10.500          1,216.60         99
                                      10.250          1,216.60
    STONE MOUNTAIN   GA   30088          5            09/12/01         23
    0433288198                           05           11/01/01          0
    09001570                             O            10/01/31
    0


    5508930          588/G01             F          107,400.00         ZZ
                                         360        107,143.60          1
                                       8.625            835.35        105
                                       8.375            835.35
    SOUTH COATESVIL  PA   19320          1            09/28/01         23
    0433428083                           05           11/01/01          0
    1050056                              O            10/01/31
    0


    5510091          J40/G01             F           75,190.00         ZZ
                                         360         75,100.19          1
                                      11.875            766.19        103
                                      11.625            766.19
    SAVANNAH         GA   31404          1            09/14/01         23
    0433439882                           05           11/01/01          0
    1063171                              O            10/01/31
    0


    5512108          588/G01             F          161,550.00         ZZ
                                         360        161,147.91          1
                                       8.500          1,242.18        107
                                       8.250          1,242.18
    GERMANTOWN       MD   20874          1            09/27/01         23
    0433433182                           01           11/01/01          0
    1049324                              O            10/01/31
    0


    5515589          U05/G01             F          118,500.00         ZZ
                                         360        118,194.63          1
                                       8.250            890.25        100
                                       8.000            890.25
    PHOENIX          AZ   85020          1            09/25/01         23
    0433310232                           05           11/01/01          0
    3167909                              O            10/01/31
    0


    5515697          700/G01             F          381,700.00         ZZ
                                         360        380,638.88          1
                                       7.875          2,767.59        100
                                       7.625          2,767.59
1


    WEST HILLS (ARE  CA   91307          1            09/20/01         23
    0433295797                           01           11/01/01          0
    00261640                             O            10/01/31
    0


    5519213          737/G01             F           91,000.00         ZZ
                                         360         90,899.96          1
                                      12.250            953.59        100
                                      12.000            953.59
    BAKERSFIELD      CA   93307          1            09/20/01         23
    0433289063                           05           11/01/01          0
    0001783141                           O            10/01/31
    0


    5520095          N46/G01             F          185,000.00         ZZ
                                         360        184,591.05          1
                                       9.250          1,521.95        100
                                       9.000          1,521.95
    BURLINGTON       NC   27215          5            09/24/01         23
    0433295391                           05           11/01/01          0
    1                                    O            10/01/31
    0


    5522886          E87/G01             F          155,000.00         ZZ
                                         360        154,288.61          1
                                       8.375          1,178.11        100
                                       8.125          1,178.11
    NORTH HOLLYWOOD  CA   91602          1            09/17/01         23
    0433292729                           01           11/01/01          0
    70003730                             O            10/01/31
    0


    5523855          E22/G01             F           52,250.00         ZZ
                                         360         51,583.67          2
                                       8.875            415.72         95
                                       8.625            415.72
    NEW ORLEANS      LA   70116          1            09/07/01         23
    0412926081                           05           11/01/01          0
    0412926081                           N            10/01/31
    0


    5525403          U28/G01             F          115,731.00         ZZ
                                         360        115,447.57          1
                                       8.500            889.87         99
                                       8.250            889.87
    POWDER SPRINGS   GA   30127          1            09/20/01         23
    0433335387                           05           11/01/01          0
    BOYKIN                               O            10/01/31
    0
1




    5526524          624/G01             F          146,590.00         ZZ
                                         360        146,309.92          1
                                       8.375          1,114.19        107
                                       8.125          1,114.19
    MERCED           CA   95340          1            10/04/01         23
    0433303112                           05           12/01/01          0
    4320081033                           O            11/01/31
    0


    5528212          253/G01             F          312,000.00         ZZ
                                         360        311,235.84          1
                                       8.500          2,399.02        107
                                       8.250          2,399.02
    SANTA CRUZ       CA   95062          5            09/27/01         23
    0433332335                           03           11/01/01          0
    980097                               O            10/01/31
    0


    5528523          737/G01             F          123,500.00         ZZ
                                         360        123,157.59          1
                                       9.000            993.71         95
                                       8.750            993.71
    TEMPE            AZ   85282          1            08/21/01         23
    0433320249                           05           10/01/01          0
    2035109                              N            09/01/31
    0


    5531438          685/G01             F          112,050.00         ZZ
                                         360        111,366.65          1
                                       8.875            891.52        100
                                       8.625            891.52
    SACRAMENTO       CA   95823          1            09/17/01         23
    0433275948                           05           11/01/01          0
    126348                               N            10/01/31
    0


    5532850          808/G01             F          252,350.00         ZZ
                                         360        251,731.96          1
                                       8.500          1,940.36        103
                                       8.250          1,940.36
    KINGSBURG        CA   93631          1            09/13/01         23
    0433407806                           05           11/01/01          0
    1                                    O            10/01/31
    0


    5533609          964/G01             F          226,000.00         ZZ
                                         360        225,575.64          1
1


                                       8.375          1,717.76        107
                                       8.125          1,717.76
    BOULDER CITY     NV   89005          1            10/25/01         23
    0433326980                           05           12/01/01          0
    135995                               O            11/01/31
    0


    5535017          B28/G01             F          112,500.00         ZZ
                                         360        111,823.84          1
                                       8.375            855.09        103
                                       8.125            855.09
    SACRAMENTO       CA   95838          1            09/30/01         23
    0433299708                           05           11/01/01          0
    02500092                             O            10/01/31
    0


    5539809          E45/G01             F          120,650.00         ZZ
                                         360        120,403.40          1
                                       9.375          1,003.51        100
                                       9.125          1,003.51
    ALBANY           GA   31707          1            09/27/01         23
    0433297553                           05           11/01/01          0
    165389                               O            10/01/31
    0


    5540179          147/G01             F          290,000.00         ZZ
                                         360        289,342.44          1
                                       8.875          2,307.37        100
                                       8.625          2,307.37
    FOUNTAIN VALLEY  CA   92708          1            09/26/01         23
    0433288735                           09           11/01/01          0
    99999999999999                       O            10/01/31
    0


    5540312          F34/G01             F          136,000.00         ZZ
                                         360        135,707.19          1
                                       9.125          1,106.54        100
                                       8.875          1,106.54
    HIALEAH          FL   33016          1            09/18/01         23
    0433332871                           05           11/01/01          0
    30108061                             O            10/01/31
    0


    5540440          470/G01             F          249,800.00         ZZ
                                         360        249,476.05          1
                                      11.500          2,473.75        100
                                      11.250          2,473.75
    MURRIETA         CA   92562          1            09/24/01         23
    0433291747                           05           11/01/01          0
1


    1106000030                           O            10/01/31
    0


    5540739          948/G01             F          174,000.00         ZZ
                                         360        173,595.16          1
                                       8.750          1,368.86        100
                                       8.500          1,368.86
    HAYWARD          CA   94545          1            09/18/01         23
    0433330040                           01           11/01/01          0
    CFL4395                              O            10/01/31
    0


    5541384          J95/G01             F          164,000.00         ZZ
                                         360        163,520.63          1
                                       7.625          1,160.79        100
                                       7.375          1,160.79
    MILWAUKIE        OR   97267          1            09/28/01         23
    0433292174                           05           11/01/01          0
    0027559616                           O            10/01/31
    0


    5542598          940/G01             F          257,400.00         ZZ
                                         360        256,916.67          1
                                       8.375          1,956.43         99
                                       8.125          1,956.43
    MURRIETA         CA   92562          1            10/19/01         00
    0433335858                           05           12/01/01          0
    64010010                             O            11/01/31
    0


    5545766          588/G01             F          103,400.00         ZZ
                                         360        101,831.67          1
                                       8.500            795.06        105
                                       8.250            795.06
    WILMINGTON CITY  DE   19805          1            09/27/01         23
    0433406238                           05           11/01/01          0
    1050075                              O            10/01/31
    0


    5548175          J95/G01             F          147,500.00         ZZ
                                         360        147,110.10          1
                                       8.125          1,095.19        100
                                       7.875          1,095.19
    BEND             OR   97707          1            09/19/01         23
    0433313863                           05           11/01/01          0
    0027549518                           O            10/01/31
    0


1


    5548600          588/G01             F          184,000.00         ZZ
                                         360        183,571.90          1
                                       8.750          1,447.53        107
                                       8.500          1,447.53
    CENTREVILLE      VA   20121          1            09/14/01         23
    0433300936                           09           11/01/01          0
    00010485524                          O            10/01/31
    0


    5549641          700/G01             F          145,750.00         ZZ
                                         360        145,483.24          1
                                       8.500          1,120.69        106
                                       8.250          1,120.69
    RANCHO CORDOVA   CA   95670          1            10/01/01         00
    0433324423                           05           12/01/01          0
    00261798                             O            11/01/31
    0


    5552433          U05/G01             F          153,450.00         ZZ
                                         360        153,154.43          1
                                       8.250          1,152.82         99
                                       8.000          1,152.82
    STAYTON          OR   97383          1            10/08/01         23
    0433290947                           05           12/01/01          0
    3164480                              O            11/01/31
    0


    5552447          737/G01             F          128,000.00         ZZ
                                         360        127,841.88          1
                                      10.375          1,158.92        100
                                      10.125          1,158.92
    LITHONIA         GA   30038          1            10/12/01         23
    0433483294                           05           12/01/01          0
    2040035                              O            11/01/31
    0


    5552695          E86/G01             F          152,500.00         ZZ
                                         360        152,163.08          1
                                       9.000          1,227.04        100
                                       8.750          1,227.04
    MONROE           NC   28110          1            09/25/01         23
    0433296811                           03           11/01/01          0
    0000142611                           O            10/01/31
    0


    5552961          685/G01             F           76,250.00         ZZ
                                         360         76,094.15          1
                                       9.375            634.21        103
                                       9.125            634.21
1


    BELLE FOURCHE    SD   57717          1            09/21/01         23
    0433288909                           05           11/01/01          0
    126880                               O            10/01/31
    0


    5553135          J95/G01             F          369,000.00         ZZ
                                         360        368,163.30          1
                                       8.875          2,935.93        107
                                       8.625          2,935.93
    DIAMOND BAR      CA   91765          5            09/26/01         23
    0433296498                           05           11/01/01          0
    0023699598                           O            10/01/31
    0


    5559059          950/G01             F          118,750.00         ZZ
                                         360        118,451.64          1
                                       8.375            902.59         95
                                       8.125            902.59
    PORTLAND         OR   97220          1            09/19/01         23
    0433349891                           05           11/01/01          0
    YC108020                             N            10/01/31
    0


    5559273          J95/G01             F           81,375.00         ZZ
                                         360         81,175.69          1
                                       8.500            625.71        105
                                       8.250            625.71
    ROSEBURG         OR   97470          1            09/20/01         23
    0433293925                           05           11/01/01          0
    0027463041                           O            10/01/31
    0


    5560593          588/G01             F          136,500.00         ZZ
                                         360        136,110.89          1
                                       7.750            977.90        105
                                       7.500            977.90
    HAYMARKET        VA   20169          1            09/19/01         23
    0433269107                           09           11/01/01          0
    1049420                              O            10/01/31
    0


    5560767          U35/G01             F           87,550.00         ZZ
                                         360         87,354.37          1
                                       9.750            752.19        103
                                       9.500            752.19
    MENOMONIE        WI   54751          1            09/20/01         23
    0433293750                           05           11/01/01          0
    9999999999                           O            10/01/31
    0
1




    5561943          P23/G01             F           84,500.00         ZZ
                                         360         84,253.36          1
                                       8.750            664.76        100
                                       8.500            664.76
    CLOVERDALE       VA   24077          1            08/31/01         23
    0433330743                           03           10/01/01          0
    WTL010002982                         O            09/01/31
    0


    5562455          M43/G01             F          144,200.00         ZZ
                                         360        143,803.31          1
                                      10.750          1,346.09        103
                                      10.500          1,346.09
    REMINGTON        VA   22734          1            09/26/01         23
    0433304367                           05           11/01/01          0
    734941722                            O            10/01/31
    0


    5563301          E45/G01             F          258,000.00         ZZ
                                         360        257,488.02          1
                                       8.375          1,960.99        105
                                       8.125          1,960.99
    MONTGOMERY VILL  MD   20886          1            10/12/01         23
    0433399177                           03           12/01/01          0
    169658                               O            11/01/31
    0


    5565130          253/G01             F          129,500.00         ZZ
                                         360        129,134.57          2
                                       8.125            961.54        100
                                       7.875            961.54
    MASON            OH   45040          1            09/21/01         23
    0433288156                           05           11/01/01          0
    980831                               O            10/01/31
    0


    5565722          B57/G01             F          204,970.00         ZZ
                                         360        204,480.68          1
                                       8.625          1,594.24        103
                                       8.375          1,594.24
    CHINO            CA   91710          1            09/17/01         23
    0433290012                           05           11/01/01          0
    2116052                              O            10/01/31
    0


    5566020          147/G01             F          223,593.00         ZZ
                                         360        220,706.52          1
1


                                       8.375          1,699.47        107
                                       8.125          1,699.47
    SPRING VALLEY    CA   91977          5            09/18/01         23
    0433296589                           05           11/01/01          0
    10432086                             O            10/01/31
    0


    5566572          U96/G01             F          213,800.00         ZZ
                                         360        213,190.54          1
                                       7.750          1,531.69        105
                                       7.500          1,531.69
    EWA BEACH        HI   96706          1            09/18/01         23
    0433314390                           03           11/01/01          0
    10900017                             O            10/01/31
    0


    5568875          737/G01             F          139,650.00         ZZ
                                         360        139,220.96          1
                                       8.500          1,073.79        106
                                       8.250          1,073.79
    LOGANVILLE       GA   30052          1            08/29/01         23
    0433335700                           03           10/01/01          0
    2033849                              O            09/01/31
    0


    5570260          G75/G01             F          116,500.00         ZZ
                                         360        116,100.90          1
                                       8.500            895.79        100
                                       8.250            895.79
    NORRISTOWN       PA   19403          5            09/20/01         23
    0433399565                           09           11/01/01          0
    04435966                             O            10/01/31
    0


    5570790          J95/G01             F          106,050.00         ZZ
                                         360        105,783.55          1
                                       8.375            806.06        103
                                       8.125            806.06
    FLORISSANT       MO   63033          1            09/24/01         23
    0433290707                           03           11/01/01          0
    0027144518                           O            10/01/31
    0


    5573142          J40/G01             F           65,270.00         T
                                         360         65,121.31          1
                                       8.875            519.32        107
                                       8.625            519.32
    SAINT PETERSBUR  FL   33702          1            10/03/01         23
    0433497385                           01           11/01/01          0
1


    1066385                              O            10/01/31
    0


    5573943          U28/G01             F           99,750.00         ZZ
                                         360         99,511.85          1
                                       8.625            775.85         95
                                       8.375            775.85
    DECATUR          GA   30032          1            09/20/01         23
    0433318391                           05           11/01/01          0
    DURHAM197036                         N            10/01/31
    0


    5574006          737/G01             F          150,600.00         ZZ
                                         360        150,216.29          1
                                       8.375          1,144.66        100
                                       8.125          1,144.66
    ACWORTH          GA   30101          1            09/21/01         23
    0433293743                           05           11/01/01          0
    2037754                              O            10/01/31
    0


    5579666          U05/G01             F          105,000.00         ZZ
                                         360        104,797.76          1
                                       8.250            788.83        105
                                       8.000            788.83
    HARRISBURG       PA   17111          1            10/12/01         23
    0433293545                           07           12/01/01          0
    3169727                              O            11/01/31
    0


    5580068          U05/G01             F          192,244.00         ZZ
                                         360        191,854.44          1
                                       8.000          1,410.62         99
                                       7.750          1,410.62
    TIGARD           OR   97224          5            10/05/01         23
    0433299526                           05           12/01/01          0
    3165986                              O            11/01/31
    0


    5583117          E87/G01             F          115,000.00         ZZ
                                         360        114,810.12          1
                                       9.000            925.32        100
                                       8.750            925.32
    HUNTINGBURG      IN   47542          5            10/16/01         23
    0433297157                           05           12/01/01          0
    01090201                             O            11/01/31
    0


1


    5583949          F34/G01             F          170,000.00         ZZ
                                         360        169,687.24          1
                                       9.875          1,476.19        100
                                       9.625          1,476.19
    NAPLES           FL   34120          1            09/28/01         23
    0433435179                           05           11/01/01          0
    30109025                             O            10/01/31
    0


    5586201          U45/G01             F           80,000.00         ZZ
                                         360         79,867.64          1
                                      10.375            724.33        100
                                      10.125            724.33
    TUPELO           MS   38801          1            09/10/01         23
    0433395365                           05           11/01/01          0
    6316270602                           O            10/01/31
    0


    5587469          700/G01             F          127,900.00         ZZ
                                         360        127,553.31          1
                                       8.000            938.48        100
                                       7.750            938.48
    LAS VEGAS        NV   89104          1            09/25/01         23
    0433314135                           05           11/01/01          0
    00261723                             O            10/01/31
    0


    5588587          664/G01             F           96,000.00         ZZ
                                         360         95,828.73          1
                                       8.625            746.68        100
                                       8.375            746.68
    CEDARVILLE       IL   61103          1            10/31/01         23
    0433428927                           05           12/01/01          0
    0008429227                           O            11/01/31
    0


    5588610          E82/G01             F          181,700.00         ZZ
                                         360        181,202.62          1
                                       8.000          1,333.25        107
                                       7.750          1,333.25
    EDEN PRAIRIE     MN   55347          1            09/14/01         23
    0400460150                           05           11/01/01          0
    0400460150                           O            10/01/31
    0


    5594432          G75/G01             F          103,250.00         ZZ
                                         360        102,997.11          1
                                       8.500            793.91        107
                                       8.250            793.91
1


    CHARLOTTE        NC   28227          1            09/27/01         23
    0433285350                           09           11/01/01          0
    04450805                             O            10/01/31
    0


    5594525          J95/G01             F          106,200.00         ZZ
                                         360        105,510.68          1
                                       8.125            788.54        107
                                       7.875            788.54
    ALBANY           OR   97321          1            10/24/01         23
    0433341930                           05           12/01/01          0
    0027600287                           O            11/01/31
    0


    5595576          J95/G01             F          130,799.00         ZZ
                                         360        129,438.67          1
                                       8.250            982.65        103
                                       8.000            982.65
    OFALLON          IL   62269          1            09/28/01         23
    0433316148                           05           11/01/01          0
    0027529684                           O            10/01/31
    0


    5596437          J95/G01             F          102,700.00         ZZ
                                         360        101,898.02          1
                                       8.250            771.56        103
                                       8.000            771.56
    ST JOSEPH        MO   64507          5            10/09/01         23
    0433376407                           05           12/01/01          0
    99999999999                          O            11/01/31
    0


    5597226          U42/G01             F           95,000.00         ZZ
                                         360         94,755.20          1
                                       8.250            713.70        100
                                       8.000            713.70
    TEXARKANA        TX   75503          1            09/25/01         23
    0433317658                           05           11/01/01          0
    15100913                             O            10/01/31
    0


    5597776          U05/G01             F          154,300.00         ZZ
                                         360        153,922.13          1
                                       8.500          1,186.43        103
                                       8.250          1,186.43
    CHANDLER         AZ   85226          2            09/24/01         23
    0433238144                           09           11/01/01          0
    3153959                              O            10/01/31
    0
1




    5598773          U05/G01             F           85,450.00         ZZ
                                         360         85,293.58          1
                                       8.500            657.04        103
                                       8.250            657.04
    MERCED           CA   95340          1            10/05/01         23
    0433282225                           05           12/01/01          0
    3167928                              O            11/01/31
    0


    5599401          U62/G01             F          133,100.00         ZZ
                                         360        132,823.39          1
                                       7.875            965.07        107
                                       7.625            965.07
    NEWARK           DE   19711          2            10/17/01         23
    0433371044                           05           12/01/01          0
    2001264940                           O            11/01/31
    0


    5599597          685/G01             F          236,900.00         ZZ
                                         360        236,528.70          1
                                       9.250          1,948.92        103
                                       9.000          1,948.92
    SACRAMENTO       CA   95826          5            10/10/01         23
    0433351657                           05           12/01/01          0
    126941                               O            11/01/31
    0


    5601597          455/G01             F          287,000.00         ZZ
                                         360        286,457.82          1
                                       9.750          2,465.78         99
                                       9.500          2,465.78
    ATLANTA          GA   30324          1            09/28/01         23
    0433299625                           05           11/01/01          0
    1582                                 O            10/01/31
    0


    5602043          664/G01             F          138,200.00         ZZ
                                         360        137,833.68          2
                                       8.250          1,038.26         97
                                       8.000          1,038.26
    DEERFEILD        WI   53531          5            09/24/01         23
    0433318078                           05           11/01/01          0
    0008365769                           O            10/01/31
    0


    5603146          R54/G01             F          133,750.00         ZZ
                                         360        133,534.86          1
1


                                       9.125          1,088.23        107
                                       8.875          1,088.23
    MOBILE           AL   36618          1            10/05/01         23
    0433389053                           05           12/01/01          0
    200002402                            O            11/01/31
    0


    5603694          E60/G01             F          288,400.00         ZZ
                                         360        287,732.21          1
                                       8.250          2,166.66        103
                                       8.000          2,166.66
    GROVER BEACH     CA   93433          1            10/11/01         23
    0433330602                           05           12/01/01          0
    513827                               O            11/01/31
    0


    5605274          642/G01             F          155,150.00         ZZ
                                         360        154,851.16          1
                                       8.250          1,165.59        107
                                       8.000          1,165.59
    RALEIGH          NC   27616          2            10/05/01         00
    0433298361                           05           12/01/01          0
    09152701                             O            11/01/31
    0


    5605681          E86/G01             F          262,080.00         ZZ
                                         360        261,390.09          1
                                       9.250          2,156.07        107
                                       9.000          2,156.07
    LONG BEACH       CA   90807          1            08/14/01         23
    0433371937                           05           10/01/01          0
    0000129744                           O            09/01/31
    0


    5605906          950/G01             F          146,500.00         ZZ
                                         360        146,150.29          1
                                       8.625          1,139.46         99
                                       8.375          1,139.46
    SEATTLE          WA   98102          1            09/24/01         23
    0433386752                           01           11/01/01          0
    E1109003                             O            10/01/31
    0


    5606057          W53/G01             F           69,550.00         ZZ
                                         360         69,425.91          1
                                       8.625            540.96        107
                                       8.375            540.96
    PHILADELPHIA     PA   19135          1            10/24/01         23
    0433426004                           07           12/01/01          0
1


    5200727900                           O            11/01/31
    0


    5606676          U66/G01             F           66,500.00         ZZ
                                         360         66,432.02          1
                                      11.250            645.89        100
                                      11.000            645.89
    DALLAS           TX   75217          1            10/19/01         23
    0433328077                           05           12/01/01          0
    280                                  O            11/01/31
    0


    5607006          L16/G01             F          156,000.00         ZZ
                                         360        155,627.61          1
                                       8.625          1,213.35        100
                                       8.375          1,213.35
    DENVER           CO   80229          1            09/21/01         23
    0433287588                           05           11/01/01          0
    W0109128                             O            10/01/31
    0


    5607391          G13/G01             F          123,150.00         ZZ
                                         360        122,848.38          1
                                       8.500            946.92        102
                                       8.250            946.92
    DUNCANVILLE      TX   75137          1            09/27/01         23
    0433373321                           05           11/01/01          0
    14856                                O            10/01/31
    0


    5611490          E45/G01             F          128,750.00         ZZ
                                         360        128,493.65          2
                                       9.500          1,082.60        103
                                       9.250          1,082.60
    CHICAGO          IL   60649          1            10/05/01         23
    0433388196                           05           11/01/01          0
    159957                               O            10/01/31
    0


    5611722          964/G01             F          140,500.00         ZZ
                                         360        139,077.65          1
                                       7.750          1,006.56        105
                                       7.500          1,006.56
    LAS VEGAS        NV   89121          1            10/01/01         23
    0433345592                           05           12/01/01          0
    148485                               O            11/01/31
    0


1


    5611801          U96/G01             F          187,450.00         ZZ
                                         360        186,928.89          1
                                       7.875          1,359.14        103
                                       7.625          1,359.14
    KAILUA KONA      HI   96740          1            09/25/01         23
    0433279973                           05           11/01/01          0
    10900049                             O            10/01/31
    0


    5613150          J95/G01             F          194,000.00         ZZ
                                         360        193,669.99          1
                                       8.875          1,543.56        103
                                       8.625          1,543.56
    MILWAUKIE        OR   97267          1            10/01/01         23
    0433300100                           05           12/01/01          0
    0027586593                           O            11/01/31
    0


    5614992          E22/G01             F           96,300.00         ZZ
                                         360         96,064.18          1
                                       8.500            740.46        107
                                       8.250            740.46
    VILLA RICA       GA   30180          2            09/17/01         23
    0413014812                           05           11/01/01          0
    0413014812                           O            10/01/31
    0


    5616568          700/G01             F          230,700.00         ZZ
                                         360        230,074.62          1
                                       8.000          1,692.79        103
                                       7.750          1,692.79
    LOMPOC           CA   93436          1            09/26/01         23
    0433295862                           03           11/01/01          0
    0000167857                           O            10/01/31
    0


    5616661          W09/G01             F           70,040.00         ZZ
                                         360         69,690.81          1
                                       9.875            608.20        103
                                       9.625            608.20
    PERU             IN   46970          1            09/24/01         23
    0433292406                           05           10/24/01          0
    20017088                             O            09/24/31
    0


    5617011          J95/G01             F          135,000.00         ZZ
                                         360        134,616.25          1
                                       7.875            978.85        102
                                       7.625            978.85
1


    MERLIN           OR   97532          1            10/17/01         23
    0433350345                           05           12/01/01          0
    0027618305                           O            11/01/31
    0


    5618757          U35/G01             F          136,887.00         ZZ
                                         360        136,621.50          1
                                       9.625          1,163.53        103
                                       9.375          1,163.53
    VERONA           WI   53593          1            09/28/01         23
    0433408390                           05           11/01/01          0
    1                                    O            10/01/31
    0


    5618897          J95/G01             F          107,000.00         ZZ
                                         360        106,578.66          1
                                       8.500            822.74        107
                                       8.250            822.74
    SPRINGFIELD      OR   97477          1            09/21/01         23
    0433313947                           05           11/01/01          0
    27552405                             O            10/01/31
    0


    5619571          R54/G01             F           66,950.00         ZZ
                                         360         66,833.17          1
                                      10.125            593.73        103
                                       9.875            593.73
    CORINTH          MS   38834          1            09/26/01         23
    0433430147                           05           11/01/01          0
    200002340                            O            10/01/31
    0


    5620233          J95/G01             F          140,000.00         ZZ
                                         360        139,709.05          1
                                       7.875          1,015.10        102
                                       7.625          1,015.10
    GRANTS PASS      OR   97526          2            10/09/01         23
    0433298155                           05           12/01/01          0
    0027575786                           O            11/01/31
    0


    5620241          588/G01             F          171,450.00         ZZ
                                         360        171,061.26          1
                                       8.875          1,364.13        103
                                       8.625          1,364.13
    WASHINGTON       DC   20002          1            09/27/01         23
    0433352358                           05           11/01/01          0
    00010482536                          O            10/01/31
    0
1




    5620310          J95/G01             F          153,000.00         ZZ
                                         360        152,697.70          1
                                       8.125          1,136.03        100
                                       7.875          1,136.03
    PORTLAND         OR   97213          1            10/29/01         23
    0433445327                           05           12/01/01          0
    0027642651                           O            11/01/31
    0


    5620339          950/G01             F          268,750.00         ZZ
                                         360        268,057.41          1
                                       8.250          2,019.03        105
                                       8.000          2,019.03
    BEND             OR   97702          1            09/19/01         23
    0433311099                           05           11/01/01          0
    YC108004                             O            10/01/31
    0


    5621347          U42/G01             F           68,125.00         ZZ
                                         360         67,739.59          1
                                       8.375            517.80        105
                                       8.125            517.80
    SHERMAN          TX   75090          1            09/18/01         23
    0433332574                           05           11/01/01          0
    15100919                             O            10/01/31
    0


    5622228          E45/G01             F          222,600.00         ZZ
                                         360        222,329.34          1
                                       8.500          1,711.60        105
                                       8.250          1,711.60
    ST CHARLES       IL   60175          1            11/16/01         23
    0433486883                           05           01/01/02          0
    157914                               O            12/01/31
    0


    5622230          664/G01             F           87,550.00         ZZ
                                         360         87,366.31          1
                                       9.250            720.26        103
                                       9.000            720.26
    GLENCOE          MN   55336          1            09/27/01         23
    0433305323                           05           11/01/01          0
    0008369803                           O            10/01/31
    0


    5622238          W33/G01             F           98,400.00         ZZ
                                         360         98,055.73          1
1


                                       9.750            845.41        100
                                       9.500            845.41
    VALPARAISO       IN   46385          5            09/25/01         23
    0433271616                           05           10/29/01          0
    0127001                              O            09/29/31
    0


    5623549          685/G01             F          117,700.00         ZZ
                                         360        117,549.38          1
                                       8.250            884.24        107
                                       8.000            884.24
    GREAT FALLS      MT   59401          5            11/15/01         23
    0433445657                           05           01/01/02          0
    127002                               O            12/01/31
    0


    5624671          950/G01             F          239,900.00         ZZ
                                         360        239,281.75          1
                                       8.250          1,802.29        107
                                       8.000          1,802.29
    SEATTLE          WA   98112          5            09/21/01         23
    0433351178                           01           11/01/01          0
    3109404                              O            10/01/31
    0


    5625380          147/G01             F          294,610.00         ZZ
                                         360        292,170.60          1
                                       8.250          2,213.31        103
                                       8.000          2,213.31
    CARLSBAD         CA   92009          1            10/09/01         23
    0433312360                           01           12/01/01          0
    1                                    O            11/01/31
    0


    5627704          B28/G01             F          190,550.00         ZZ
                                         360        190,180.43          1
                                       9.625          1,619.66        103
                                       9.375          1,619.66
    LAKEWOOD         CO   80232          1            09/27/01         23
    0433287984                           05           11/01/01          0
    01000468                             O            10/01/31
    0


    5627801          Q99/G01             F           91,700.00         ZZ
                                         360         91,438.14          2
                                       8.750            721.40        107
                                       8.500            721.40
    SCRANTON         PA   18510          1            09/28/01         23
    0433313996                           05           11/01/01          0
1


    999999999                            O            10/01/31
    0


    5632561          J95/G01             F          120,350.00         ZZ
                                         360        120,112.21          1
                                       8.125            893.60        107
                                       7.875            893.60
    MESA             AZ   85215          2            10/11/01         23
    0433295540                           05           12/01/01          0
    00027567452                          O            11/01/31
    0


    5632583          R65/G01             F           82,400.00         ZZ
                                         360         82,178.33          1
                                       8.500            633.58        103
                                       8.250            633.58
    MOUNT PLEASANT   UT   84647          1            09/26/01         23
    0433535416                           05           11/01/01          0
    20015174                             O            10/01/31
    0


    5633376          J95/G01             F          280,500.00         ZZ
                                         360        279,830.35          1
                                       8.625          2,181.71        104
                                       8.375          2,181.71
    MARRIOTTSVILLE   MD   21104          1            09/27/01         23
    0433296282                           03           11/01/01          0
    18744409                             O            10/01/31
    0


    5634204          U42/G01             F          129,900.00         T
                                         360        129,589.91          1
                                       8.625          1,010.35        100
                                       8.375          1,010.35
    ARLINGTON        TX   76017          1            09/27/01         23
    0433315819                           03           11/01/01          0
    24101448                             O            10/01/31
    0


    5634479          480/G01             F          139,887.00         ZZ
                                         360        139,650.00          1
                                       8.875          1,113.00         95
                                       8.625          1,113.00
    BARNHART         MO   63012          1            10/04/01         12
    0433350485                           03           12/01/01         30
    4187472                              N            11/01/31
    0


1


    5634704          E87/G01             F           77,000.00         ZZ
                                         360         76,862.63          1
                                       8.625            598.90        100
                                       8.375            598.90
    PALM BAY         FL   32905          1            10/02/01         23
    0433298999                           05           12/01/01          0
    01090290                             O            11/01/31
    0


    5635159          J95/G01             F          241,020.00         ZZ
                                         360        240,540.13          1
                                       9.500          2,026.63        103
                                       9.250          2,026.63
    CARNATION        WA   98014          5            09/26/01         23
    0433346871                           03           11/01/01          0
    0027386069                           O            10/01/31
    0


    5637633          J95/G01             F          139,050.00         ZZ
                                         360        138,801.93          1
                                       8.625          1,081.52        103
                                       8.375          1,081.52
    MARYSVILLE       WA   98270          1            10/05/01         23
    0433296001                           05           12/01/01          0
    0027599588                           O            11/01/31
    0


    5639397          U96/G01             F          208,050.00         ZZ
                                         360        207,638.93          1
                                       8.125          1,544.77         95
                                       7.875          1,544.77
    HONOLULU         HI   96825          1            10/01/01         23
    0433348638                           01           12/01/01          0
    10900040                             O            11/01/31
    0


    5640004          S20/G01             F           69,900.00         ZZ
                                         360         69,706.19          1
                                       9.000            562.44        100
                                       8.750            562.44
    GOOSE CREEK      SC   29445          1            09/28/01         23
    0433299856                           05           10/28/01          0
    SUBW5017                             O            09/28/31
    0


    5640119          J40/G01             F           50,825.00         T
                                         360         50,729.56          1
                                       8.375            386.31        107
                                       8.125            386.31
1


    BRADENTON        FL   34205          1            10/24/01         23
    0433356789                           05           12/01/01          0
    1064918                              O            11/01/31
    0


    5640468          J40/G01             F          108,150.00         ZZ
                                         360        108,026.75          1
                                      10.750          1,009.56        103
                                      10.500          1,009.56
    GOLDSBORO        NC   27530          5            10/24/01         23
    0433438892                           05           12/01/01          0
    1067122                              O            11/01/31
    0


    5640522          M43/G01             F          252,500.00         ZZ
                                         360        252,035.43          1
                                       9.875          2,192.59        100
                                       9.625          2,192.59
    FORT WASHINGTON  MD   20744          1            09/26/01         23
    0433292299                           05           11/01/01          0
    743625227                            O            10/01/31
    0


    5642791          G13/G01             F           88,300.00         ZZ
                                         360         88,149.96          1
                                      10.250            791.26        101
                                      10.000            791.26
    GRAND PRAIRIE    TX   75052          1            09/28/01         23
    0433291366                           05           11/01/01          0
    0081287                              O            10/01/31
    0


    5643035          B57/G01             F          142,125.00         ZZ
                                         360        141,719.85          1
                                       7.750          1,018.20        103
                                       7.500          1,018.20
    PHOENIX          AZ   85044          1            09/27/01         23
    0433308061                           09           11/01/01          0
    210664                               O            10/01/31
    0


    5643954          700/G01             F          238,600.00         ZZ
                                         360        238,163.28          1
                                       8.500          1,834.63        102
                                       8.250          1,834.63
    EL PASO          TX   79912          1            10/03/01         23
    0433291713                           05           12/01/01          0
    00261456                             O            11/01/31
    0
1




    5643999          950/G01             F          231,750.00         ZZ
                                         360        231,303.61          1
                                       8.250          1,741.06        103
                                       8.000          1,741.06
    VALLEJO          CA   94589          1            10/15/01         23
    0433390333                           05           12/01/01          0
    109010                               O            11/01/31
    0


    5644452          U05/G01             F          121,900.00         ZZ
                                         360        121,637.53          1
                                       8.625            948.13        100
                                       8.375            948.13
    OLDSMAR          FL   34677          1            10/23/01         23
    0433355062                           09           12/01/01          0
    3170311                              O            11/01/31
    0


    5645450          003/G01             F          169,000.00         ZZ
                                         360        168,566.54          1
                                       9.375          1,405.66        100
                                       9.125          1,405.66
    JASPER           GA   30143          1            08/17/01         23
    0433335288                           05           10/01/01          0
    0021537323                           O            09/01/31
    0


    5646553          003/G01             F          142,500.00         ZZ
                                         360        142,134.49          1
                                       9.375          1,185.25         95
                                       9.125          1,185.25
    CUMMING          GA   30041          1            08/17/01         23
    0433292893                           03           10/01/01          0
    0021538400                           N            09/01/31
    0


    5647156          J40/G01             F          139,000.00         ZZ
                                         360        138,608.26          1
                                      11.250          1,350.05        103
                                      11.000          1,350.05
    DURHAM           NC   27705          2            08/27/01         23
    0433383825                           09           10/01/01          0
    1061908                              O            09/01/31
    0


    5648125          R65/G01             F          168,000.00         T
                                         360        167,628.77          1
1


                                       9.000          1,351.77        101
                                       8.750          1,351.77
    HEMET            CA   92545          1            09/27/01         23
    0433340874                           05           11/01/01          0
    20013043                             O            10/01/31
    0


    5648466          N67/G01             F          156,000.00         ZZ
                                         360        155,739.79          1
                                      10.500          1,426.99         99
                                      10.250          1,426.99
    TUCSON           AZ   85715          5            10/11/01         23
    0433386323                           05           12/01/01          0
    1780008493                           O            11/01/31
    0


    5649030          R65/G01             F          230,000.00         ZZ
                                         360        229,170.84          1
                                       8.875          1,829.98        100
                                       8.625          1,829.98
    WASHINGTON       DC   20001          1            10/04/01         23
    0433384377                           07           11/01/01          0
    20015142                             O            10/01/31
    0


    5649566          N67/G01             F          109,000.00         ZZ
                                         360        108,727.99          1
                                       8.500            838.12        107
                                       8.250            838.12
    TUCSON           AZ   85719          2            09/11/01         23
    0433309135                           05           11/01/01          0
    1780008160                           O            10/01/31
    0


    5649983          003/G01             F          106,850.00         ZZ
                                         360        106,568.73          1
                                       9.250            879.03        100
                                       9.000            879.03
    ATHENS           GA   30601          1            08/30/01         23
    0433371861                           05           10/01/01          0
    0021543533                           O            09/01/31
    0


    5650005          J95/G01             F          180,800.00         ZZ
                                         360        180,460.48          1
                                       8.375          1,374.22        107
                                       8.125          1,374.22
    NINE MILE FALLS  WA   99026          2            10/19/01         23
    0433435120                           05           12/01/01          0
1


    0027656289                           O            11/01/31
    0


    5651734          147/G01             F          100,000.00         ZZ
                                         360         99,862.58          1
                                       9.875            868.35        100
                                       9.625            868.35
    GULFPORT         MS   39503          5            10/08/01         23
    0433297082                           05           12/01/01          0
    1104359235                           O            11/01/31
    0


    5652133          700/G01             F          174,980.00         ZZ
                                         360        174,634.30          1
                                       8.125          1,299.22        100
                                       7.875          1,299.22
    LONG BEACH       CA   90802          1            10/01/01         23
    0433302411                           01           12/01/01          0
    00261823                             O            11/01/31
    0


    5652591          E22/G01             F          183,600.00         ZZ
                                         360        183,138.75          1
                                       8.375          1,395.49        103
                                       8.125          1,395.49
    GREGORY          MI   48137          1            09/26/01         23
    0413064106                           05           11/01/01          0
    0413064106                           O            10/01/31
    0


    5653108          642/G01             F          158,400.00         ZZ
                                         360        157,953.40          1
                                       8.625          1,232.02         99
                                       8.375          1,232.02
    KNOXVILLE        TN   37920          2            09/28/01         23
    0433315413                           05           11/01/01          0
    091473                               O            10/01/31
    0


    5653193          455/G01             F           95,000.00         ZZ
                                         360         94,821.61          2
                                       8.375            722.07        100
                                       8.125            722.07
    ACWORTH          GA   30102          1            10/12/01         23
    0433299187                           05           12/01/01          0
    09001595                             O            11/01/31
    0


1


    5653678          J40/G01             F           73,625.00         ZZ
                                         360         73,544.09          1
                                      12.250            771.51         95
                                      12.000            771.51
    MEMPHIS          TN   38141          1            10/05/01         23
    0433312717                           09           11/01/01          0
    1310806024                           O            10/01/31
    0


    5655842          U50/G01             F           40,170.00         T
                                         360         40,081.18          1
                                       9.000            323.22        100
                                       8.750            323.22
    TOBYHANNA        PA   18644          1            09/28/01         23
    0433483153                           05           11/01/01          0
    10006311                             O            10/01/31
    0


    5657056          J95/G01             F          400,000.00         ZZ
                                         360        398,348.44          1
                                       7.750          2,865.65        102
                                       7.500          2,865.65
    MEMPHIS          TN   38017          1            09/28/01         23
    0433296423                           05           11/01/01          0
    0027561190                           O            10/01/31
    0


    5657964          588/G01             F          294,000.00         ZZ
                                         360        293,182.71          1
                                       7.875          2,131.70        105
                                       7.625          2,131.70
    ROCKVILLE        MD   20850          1            10/05/01         23
    0433302833                           09           11/01/01          0
    00010500139                          O            10/01/31
    0


    5659260          U35/G01             F          195,000.00         ZZ
                                         360        194,557.83          1
                                       8.875          1,551.51        100
                                       8.625          1,551.51
    RICHMOND         CA   94801          1            09/28/01         23
    0433294931                           05           11/01/01          0
    1                                    O            10/01/31
    0


    5660718          E82/G01             F          127,500.00         ZZ
                                         360        127,210.89          1
                                       8.875          1,014.45         99
                                       8.625          1,014.45
1


    LANSING          IL   60438          5            09/20/01         23
    0400468492                           05           11/01/01          0
    0400468492                           O            10/01/31
    0


    5660853          J95/G01             F          103,000.00         ZZ
                                         360        102,702.01          1
                                       8.500            791.98        103
                                       8.250            791.98
    MURFREESBORO     TN   37130          2            09/28/01         23
    0433292612                           05           11/01/01          0
    0023714728                           O            10/01/31
    0


    5661200          E45/G01             F           92,550.00         ZZ
                                         360         92,311.49          1
                                       8.250            695.30        100
                                       8.000            695.30
    LEEDS            AL   35094          1            09/28/01         23
    0433379153                           05           11/01/01          0
    168746                               O            10/01/31
    0


    5661318          E45/G01             F           68,400.00         ZZ
                                         360         68,248.87          1
                                       9.000            550.36         95
                                       8.750            550.36
    WONDERLAKE       IL   60097          1            10/01/01         23
    0433391539                           05           11/01/01          0
    167604                               N            10/01/31
    0


    5661759          P23/G01             F          154,500.00         ZZ
                                         360        154,175.91          1
                                       9.250          1,271.03        103
                                       9.000          1,271.03
    SIERRA MADRE     CA   91024          2            09/18/01         23
    0433231172                           07           11/01/01          0
    WTL010002178                         O            10/01/31
    0


    5662145          147/G01             F          149,247.00         ZZ
                                         360        148,986.57          1
                                      10.125          1,323.56        103
                                       9.875          1,323.56
    SINKING SPRING   PA   19608          1            09/28/01         23
    0433272598                           05           11/01/01          0
    1                                    O            10/01/31
    0
1




    5662412          665/G01             F          136,900.00         ZZ
                                         360        136,589.57          1
                                       8.875          1,089.24        107
                                       8.625          1,089.24
    SACRAMENTO       CA   95823          1            09/28/01         23
    0433370731                           05           11/01/01          0
    88102445                             O            10/01/31
    0


    5662708          A11/G01             F          104,380.00         ZZ
                                         360        104,057.25          1
                                       8.500            802.60        107
                                       8.250            802.60
    WESTLAND         MI   48186          5            09/14/01         23
    0433275252                           05           10/19/01          0
    6011504004                           O            09/19/31
    0


    5662965          N46/G01             F          120,000.00         ZZ
                                         360        119,703.49          1
                                       8.750            944.04        107
                                       8.500            944.04
    MOORESVILLE      NC   28115          5            10/06/01         23
    0433298197                           05           12/01/01          0
    105872                               O            11/01/31
    0


    5663166          642/G01             F          222,560.00         ZZ
                                         360        221,909.48          1
                                       7.625          1,575.27        107
                                       7.375          1,575.27
    SAVANNAH         GA   31419          1            09/28/01         23
    0433287323                           05           11/01/01          0
    09148401                             O            10/01/31
    0


    5663259          700/G01             F          190,000.00         ZZ
                                         360        189,499.86          1
                                       9.250          1,563.08        100
                                       9.000          1,563.08
    CANYON COUNTRY   CA   91351          1            08/14/01         23
    0433238508                           05           10/01/01          0
    00260704                             O            09/01/31
    0


    5663386          G13/G01             F          205,000.00         ZZ
                                         360        204,615.06          1
1


                                       8.375          1,558.15        100
                                       8.125          1,558.15
    WHITTIER         CA   90606          1            10/05/01         23
    0433309655                           05           12/01/01          0
    0081276                              O            11/01/31
    0


    5663994          477/G01             F           82,170.00         ZZ
                                         360         82,030.79          1
                                       8.875            653.78         99
                                       8.625            653.78
    PHOENIX          AZ   85041          1            10/04/01         23
    0433304193                           05           12/01/01          0
    115937                               O            11/01/31
    0


    5665370          B28/G01             F          240,750.00         ZZ
                                         360        240,160.38          1
                                       8.500          1,851.16        107
                                       8.250          1,851.16
    SAN LEANDRO      CA   94577          1            10/02/01         23
    0433317088                           01           11/01/01          0
    02800080                             O            10/01/31
    0


    5667420          642/G01             F          256,760.00         ZZ
                                         360        256,235.24          1
                                       9.375          2,135.60        103
                                       9.125          2,135.60
    EL CENTRO        CA   92243          1            09/18/01         23
    0433364437                           05           11/01/01          0
    09137701                             O            10/01/31
    0


    5668944          J95/G01             F          114,800.00         ZZ
                                         360        114,567.37          1
                                       8.000            842.36        100
                                       7.750            842.36
    CANOGA PARK ARE  CA   91304          1            10/03/01         23
    0433309044                           01           12/01/01          0
    0023738495                           O            11/01/31
    0


    5669787          U05/G01             F          283,250.00         ZZ
                                         360        282,153.06          1
                                       8.375          2,152.90        103
                                       8.125          2,152.90
    LA MESA          CA   91942          1            09/26/01         23
    0433295821                           05           11/01/01          0
1


    3165457                              O            10/01/31
    0


    5670287          940/G01             F          240,000.00         ZZ
                                         360        239,560.73          1
                                       8.500          1,845.39        100
                                       8.250          1,845.39
    CORONA           CA   92880          1            10/09/01         23
    0433294287                           05           12/01/01          0
    40011028                             O            11/01/31
    0


    5670563          R17/G01             F          149,800.00         ZZ
                                         360        149,587.86          1
                                       7.750          1,073.19        107
                                       7.500          1,073.19
    SANTEE           CA   92071          1            11/13/01         23
    0433404944                           01           01/01/02          0
    1000059631                           O            12/01/31
    0


    5671253          588/G01             F          307,400.00         ZZ
                                         360        306,666.17          1
                                       8.625          2,390.93        102
                                       8.375          2,390.93
    ARLINGTON        VA   22209          1            10/01/01         23
    0433295441                           01           11/01/01          0
    1048138                              O            10/01/31
    0


    5671601          Q64/G01             F          238,000.00         ZZ
                                         360        237,500.71          1
                                       9.250          1,957.97        100
                                       9.000          1,957.97
    SUNNYVALE        TX   75181          1            09/06/01         23
    0433378858                           05           11/01/01          0
    102357209                            O            10/01/31
    0


    5672051          J40/G01             F           86,450.00         ZZ
                                         360         86,282.32          1
                                       9.625            734.82        102
                                       9.375            734.82
    BRANDON          MS   39042          2            09/28/01         23
    0433352366                           05           11/01/01          0
    7724993                              O            10/01/31
    0


1


    5672301          U05/G01             F          126,395.00         ZZ
                                         360        126,175.25          1
                                       8.750            994.35        100
                                       8.500            994.35
    SAN ANTONIO      TX   78251          1            10/04/01         23
    0433276433                           05           12/01/01          0
    3153734                              O            11/01/31
    0


    5672611          G13/G01             F          221,450.00         ZZ
                                         360        221,102.81          1
                                      10.625          2,046.41        101
                                      10.375          2,046.41
    SAN JOSE         CA   95131          1            09/14/01         23
    0433234432                           01           11/01/01          0
    0081268                              O            10/01/31
    0


    5672699          L16/G01             F          139,900.00         ZZ
                                         360        139,557.37          1
                                       8.500          1,075.71        100
                                       8.250          1,075.71
    MURRAY           UT   84107          1            10/01/01         23
    0433289477                           03           11/01/01          0
    W0109143                             O            10/01/31
    0


    5673105          J95/G01             F          322,000.00         ZZ
                                         360        321,127.10          1
                                       8.000          2,362.72        102
                                       7.750          2,362.72
    SAMMAMISH        WA   98074          1            09/27/01         23
    0433356342                           05           11/01/01          0
    0027525872                           O            10/01/31
    0


    5673145          737/G01             F          121,500.00         ZZ
                                         360        121,178.87          1
                                       8.125            902.13        100
                                       7.875            902.13
    PHOENIX          AZ   85027          1            09/28/01         23
    0433296530                           05           11/01/01          0
    2038846                              O            10/01/31
    0


    5673397          J95/G01             F          124,350.00         ZZ
                                         360        124,122.41          1
                                       8.500            956.14        105
                                       8.250            956.14
1


    WARREN           OR   97053          1            10/01/01         23
    0433292778                           05           12/01/01          0
    27520584                             O            11/01/31
    0


    5673596          700/G01             F          219,000.00         ZZ
                                         360        218,609.31          1
                                       8.625          1,703.36        100
                                       8.375          1,703.36
    DOWNEY           CA   90241          5            10/01/01         23
    0433351236                           05           12/01/01          0
    00261690                             O            11/01/31
    0


    5674167          950/G01             F          290,140.00         ZZ
                                         360        289,954.99          1
                                       8.250          2,179.72        107
                                       8.000          2,179.72
    BOTHELL          WA   98012          1            12/05/01         23
    0433549565                           03           02/01/02          0
    4109003                              O            01/01/32
    0


    5675413          E45/G01             F          184,900.00         ZZ
                                         360        184,570.15          1
                                       8.625          1,438.13        100
                                       8.375          1,438.13
    CONYERS          GA   30013          1            10/15/01         23
    0433346780                           05           12/01/01          0
    170492                               O            11/01/31
    0


    5676639          665/G01             F           97,850.00         ZZ
                                         360         97,585.12          1
                                       9.125            796.14        103
                                       8.875            796.14
    HEMET            CA   92544          2            10/24/01         23
    0433353265                           05           12/01/01          0
    77100852                             O            11/01/31
    0


    5678171          E82/G01             F           86,500.00         ZZ
                                         360         86,303.88          1
                                       8.875            688.23        105
                                       8.625            688.23
    EAST LAMPETER    PA   17602          1            09/28/01         23
    0400501755                           01           11/01/01          0
    0400501755                           O            10/01/31
    0
1




    5678180          E82/G01             F          151,000.00         ZZ
                                         360        150,620.63          1
                                       8.375          1,147.71        100
                                       8.125          1,147.71
    BRANDON TOWNSHI  MI   48462          1            09/27/01         23
    0400503090                           05           11/01/01          0
    0400503090                           O            10/01/31
    0


    5679252          W28/G01             F          101,650.00         ZZ
                                         360        100,987.24          1
                                       8.000            745.87        107
                                       7.750            745.87
    LITITZ           PA   17543          1            10/02/01         23
    0433323250                           05           12/01/01          0
    315307                               O            11/01/31
    0


    5679702          J95/G01             F          205,000.00         ZZ
                                         360        204,563.11          1
                                       7.750          1,468.65        100
                                       7.500          1,468.65
    FAYETTEVILLE     NC   28304          1            10/25/01         23
    0433383080                           05           12/01/01          0
    0027655240                           O            11/01/31
    0


    5679955          642/G01             F          255,000.00         ZZ
                                         360        254,521.20          1
                                       8.375          1,938.18        100
                                       8.125          1,938.18
    FEDERAL WAY      WA   98003          5            10/01/01         23
    0433292604                           05           12/01/01          0
    09137101                             O            11/01/31
    0


    5680387          700/G01             F          429,000.00         ZZ
                                         360        428,035.97          1
                                       7.875          3,110.55        100
                                       7.625          3,110.55
    CHINO HILLS      CA   91709          1            10/05/01         23
    0433425717                           05           12/01/01          0
    00262010                             O            11/01/31
    0


    5680714          737/G01             F          277,250.00         ZZ
                                         360        276,742.55          2
1


                                       8.500          2,131.81        105
                                       8.250          2,131.81
    BELL,            CA   90201          1            10/02/01         23
    0433306651                           05           12/01/01          0
    0001792563                           O            11/01/31
    0


    5682148          964/G01             F          127,500.00         ZZ
                                         360        127,254.42          1
                                       8.250            957.86        107
                                       8.000            957.86
    PHOENIX          AZ   85027          5            10/04/01         23
    0433287554                           05           12/01/01          0
    149497                               O            11/01/31
    0


    5682149          950/G01             F          147,650.00         ZZ
                                         360        147,358.27          1
                                       8.125          1,096.30        107
                                       7.875          1,096.30
    HILLSBORO        OR   97123          1            10/01/01         23
    0433388774                           05           12/01/01          0
    YC109003                             O            11/01/31
    0


    5682233          664/G01             F          151,000.00         ZZ
                                         360        150,730.61          1
                                       8.625          1,174.47        106
                                       8.375          1,174.47
    SACRAMENTO       CA   95823          1            10/04/01         23
    0433396595                           05           12/01/01          0
    0008362741                           O            11/01/31
    0


    5682632          664/G01             F          104,000.00         ZZ
                                         360        103,884.64          1
                                      10.875            980.61        100
                                      10.625            980.61
    MEMPHIS          TN   38141          5            10/02/01         23
    0433397031                           05           12/01/01          0
    0008287484                           O            11/01/31
    0


    5683199          U05/G01             F          109,200.00         ZZ
                                         360        108,710.68          1
                                       8.375            830.00        104
                                       8.125            830.00
    CANTON           OH   44706          1            10/11/01         23
    0433290269                           05           12/01/01          0
1


    3162224                              O            11/01/31
    0


    5685833          J95/G01             F          112,250.00         ZZ
                                         360        111,955.31          1
                                       7.750            804.17        106
                                       7.500            804.17
    ORLANDO          FL   32825          2            11/08/01         23
    0433407111                           03           01/01/02          0
    0023612617                           O            12/01/31
    0


    5686750          U05/G01             F          154,000.00         ZZ
                                         360        153,695.73          1
                                       8.125          1,143.45        100
                                       7.875          1,143.45
    VISALIA          CA   93277          5            10/03/01         23
    0433335296                           05           12/01/01          0
    3168245                              O            11/01/31
    0


    5686793          808/G01             F          115,500.00         ZZ
                                         360        115,288.58          1
                                       8.500            888.10        105
                                       8.250            888.10
    ALTURAS          CA   96101          1            10/11/01         23
    0433462413                           05           12/01/01          0
    9322036                              O            11/01/31
    0


    5687510          664/G01             F          275,000.00         ZZ
                                         360        274,456.66          1
                                       8.125          2,041.87        105
                                       7.875          2,041.87
    SEATTLE          WA   98103          1            10/09/01         23
    0433395043                           05           12/01/01          0
    0008384711                           O            11/01/31
    0


    5687752          624/G01             F          111,500.00         ZZ
                                         360        111,285.23          1
                                       8.250            837.66         95
                                       8.000            837.66
    LEMOORE          CA   93245          1            10/10/01         23
    0433318318                           05           12/01/01          0
    36500315836F                         N            11/01/31
    0


1


    5688052          685/G01             F          100,000.00         T
                                         360         99,868.72          1
                                       8.125            742.50        103
                                       7.875            742.50
    PINE MOUNTAIN C  CA   93222          1            11/26/01         23
    0433441300                           05           01/01/02          0
    127087                               O            12/01/31
    0


    5689218          W63/G01             F           89,215.90         ZZ
                                         360         88,806.40          1
                                       9.500            750.18        104
                                       9.250            750.18
    TOLEDO           OH   43612          1            08/15/01         23
    0433441730                           05           09/15/01          0
    1618881379178                        O            08/15/31
    0


    5692668          J95/G01             F          251,759.00         ZZ
                                         360        251,286.25          1
                                       8.375          1,913.56        105
                                       8.125          1,913.56
    MILWAUKIE        OR   97267          1            10/02/01         23
    0433308509                           05           12/01/01          0
    27609890                             O            11/01/31
    0


    5692893          737/G01             F          158,000.00         ZZ
                                         360        157,695.67          1
                                       8.250          1,187.00        100
                                       8.000          1,187.00
    CHANDLER         AZ   85249          1            10/02/01         23
    0433304748                           05           12/01/01          0
    2040072                              O            11/01/31
    0


    5693161          737/G01             F          101,500.00         ZZ
                                         360        101,263.85          1
                                       8.750            798.50        100
                                       8.500            798.50
    LITHONIA         GA   30038          1            10/03/01         23
    0433301637                           05           11/01/01          0
    2040503                              O            10/01/31
    0


    5694258          U05/G01             F           80,000.00         ZZ
                                         360         79,857.29          1
                                       8.625            622.23        100
                                       8.375            622.23
1


    DEERFIELD BEACH  FL   33441          1            10/24/01         23
    0433309598                           01           12/01/01          0
    3169930                              O            11/01/31
    0


    5695748          E86/G01             F          177,000.00         ZZ
                                         360        176,641.34          1
                                       8.000          1,298.76        106
                                       7.750          1,298.76
    RIVERSIDE        CA   92504          1            10/08/01         23
    0433368180                           05           12/01/01          0
    0000137013                           O            11/01/31
    0


    5696104          J40/G01             F           79,310.00         ZZ
                                         360         79,222.02          1
                                      10.875            747.81        100
                                      10.625            747.81
    MEMPHIS          TN   38116          1            10/16/01         23
    0433455177                           05           12/01/01          0
    1067119                              O            11/01/31
    0


    5697117          737/G01             F          147,250.00         ZZ
                                         360        146,993.98          1
                                       8.750          1,158.42        105
                                       8.500          1,158.42
    WHITTIER         CA   90605          1            10/04/01         23
    0433322070                           01           12/01/01          0
    0001793454                           O            11/01/31
    0


    5697132          E87/G01             F          193,000.00         ZZ
                                         360        192,588.69          1
                                       7.750          1,382.68        104
                                       7.500          1,382.68
    MARYSVILLE       WA   98270          2            10/04/01         23
    0433298965                           05           12/01/01          0
    01090266                             O            11/01/31
    0


    5703609          147/G01             F          379,850.00         ZZ
                                         360        379,172.35          1
                                       8.625          2,954.44        107
                                       8.375          2,954.44
    MOORPARK         CA   93021          5            10/03/01         23
    0433297215                           05           12/01/01          0
    10434772                             O            11/01/31
    0
1




    5704462          E22/G01             F          193,050.00         ZZ
                                         360        192,597.76          1
                                      10.250          1,729.92         99
                                       9.750          1,729.92
    COLUMBIA FALLS   MT   59912          1            09/28/01         23
    0412897258                           05           11/01/01          0
    0412897258                           O            10/01/31
    0


    5704491          E22/G01             F           89,700.00         ZZ
                                         360         89,506.87          1
                                       9.125            729.83        101
                                       8.875            729.83
    TRENTON          NJ   08611          9            09/24/01         23
    0412967085                           05           11/01/01          0
    0412967085                           O            10/01/31
    0


    5704594          E22/G01             F          195,700.00         ZZ
                                         360        195,179.31          1
                                       8.500          1,504.76        103
                                       8.000          1,504.76
    SACRAMENTO       CA   95829          5            09/20/01         23
    0413034596                           05           11/01/01          0
    0413034596                           O            10/01/31
    0


    5704598          E22/G01             F          145,530.00         ZZ
                                         360        145,173.58          1
                                       8.500          1,119.00         99
                                       8.250          1,119.00
    GREELEY          CO   80634          1            09/28/01         23
    0413036328                           05           11/01/01          0
    0413036328                           O            10/01/31
    0


    5704704          E22/G01             F           96,300.00         ZZ
                                         360         96,058.06          2
                                       8.375            731.95        107
                                       8.125            731.95
    NEW BRUNSWICK    NJ   08901          1            09/28/01         23
    0413082637                           05           11/01/01          0
    0413082637                           O            10/01/31
    0


    5705860          Q64/G01             F           82,400.00         ZZ
                                         360         82,222.56          1
1


                                       9.125            670.44        103
                                       8.875            670.44
    INDIANAPOLIS     IN   46280          1            09/07/01         23
    0433606415                           05           11/01/01          0
    0102322708                           O            10/01/31
    0


    5705948          642/G01             F          390,550.00         ZZ
                                         360        389,737.49          1
                                       8.500          3,002.99        103
                                       8.250          3,002.99
    EAST PALO ALTO   CA   94303          2            10/04/01         23
    0433375045                           05           12/01/01          0
    09130801                             O            11/01/31
    0


    5706414          U05/G01             F           75,000.00         ZZ
                                         360         74,820.96          1
                                       8.625            583.34        100
                                       8.375            583.34
    HOUSTON          TX   77066          1            09/18/01         23
    0433331725                           03           11/01/01          0
    3166250                              O            10/01/31
    0


    5706714          U05/G01             F          149,800.00         ZZ
                                         360        149,402.67          1
                                       8.250          1,125.40        107
                                       8.000          1,125.40
    WATERFORD        MI   48328          5            10/11/01         23
    0433291507                           05           12/01/01          0
    3160695                              O            11/01/31
    0


    5709742          U59/G01             F           65,000.00         ZZ
                                         360         64,915.28          1
                                      10.125            576.44        100
                                       9.875            576.44
    SAUGERTIES       NY   12477          1            10/29/01         23
    0433386919                           05           12/01/01          0
    800879133                            O            11/01/31
    0


    5713061          U05/G01             F           45,000.00         ZZ
                                         360         44,865.61          2
                                       8.625            350.01        100
                                       8.375            350.01
    RICE LAKE        WI   54868          1            10/12/01         23
    0433290897                           05           12/01/01          0
1


    3172709                              O            11/01/31
    0


    5716351          P27/G01             F          135,500.00         ZZ
                                         360        135,137.83          1
                                       8.125          1,006.08         99
                                       7.875          1,006.08
    ONTARIO          CA   91764          1            09/27/01         23
    0433326402                           05           11/01/01          0
    CUCA55729                            O            10/01/31
    0


    5718547          964/G01             F          277,130.00         ZZ
                                         360        276,582.47          2
                                       8.125          2,057.68        107
                                       7.875          2,057.68
    SACRAMENTO       CA   95818          1            10/08/01         23
    0433304482                           05           12/01/01          0
    147808                               O            11/01/31
    0


    5718872          J95/G01             F          159,650.00         ZZ
                                         360        159,227.31          1
                                       7.875          1,157.58        103
                                       7.625          1,157.58
    YAKIMA           WA   98901          1            10/15/01         23
    0433302502                           01           12/01/01          0
    0027652825                           O            11/01/31
    0


    5718941          W28/G01             F          138,947.00         ZZ
                                         360        138,670.37          1
                                       9.500          1,168.34        103
                                       9.250          1,168.34
    LANCASTER        PA   17603          1            10/03/01         23
    0433279775                           05           11/01/01          0
    314535                               O            10/01/31
    0


    5719417          L96/G01             F          226,600.00         ZZ
                                         360        226,163.53          1
                                       8.250          1,702.37        103
                                       8.000          1,702.37
    SANTA PAULA      CA   93060          1            10/04/01         23
    0433299658                           05           12/01/01          0
    0500201                              O            11/01/31
    0


1


    5720052          J40/G01             F          100,000.00         ZZ
                                         360         99,816.97          1
                                       8.500            768.91        100
                                       8.250            768.91
    JONESBORO        GA   30236          1            10/12/01         23
    0433356292                           05           12/01/01          0
    1067876                              O            11/01/31
    0


    5724449          L57/G01             F           50,470.00         ZZ
                                         360         50,426.16          1
                                      11.990            518.75        103
                                      11.740            518.75
    GADSDEN          AL   35904          5            10/25/01         23
    0433355989                           05           12/01/01          0
    2001401                              O            11/01/31
    0


    5724578          R74/G01             F          195,200.00         ZZ
                                         360        194,749.97          2
                                       9.350          1,620.03        103
                                       9.100          1,620.03
    LOWELL           MA   01851          1            09/28/01         23
    0433288099                           05           11/01/01          0
    1010018538                           O            10/01/31
    0


    5725929          U28/G01             F          200,000.00         ZZ
                                         360        199,643.21          1
                                       8.625          1,555.58        100
                                       8.375          1,555.58
    STOCKBRIDGE      GA   30281          1            10/05/01         23
    0433291846                           05           12/01/01          0
    1                                    O            11/01/31
    0


    5726289          U05/G01             F          158,000.00         ZZ
                                         360        157,671.65          1
                                       7.875          1,145.61        100
                                       7.625          1,145.61
    CANTON           OH   44721          2            10/05/01         23
    0433296571                           05           12/01/01          0
    3170386                              O            11/01/31
    0


    5727427          664/G01             F          112,350.00         ZZ
                                         360        112,223.56          1
                                       8.875            893.91        107
                                       8.625            893.91
1


    HAVANA           FL   32333          5            10/31/01         23
    0433442951                           03           01/01/02          0
    0008390627                           O            12/01/31
    0


    5728071          003/G01             F           89,300.00         ZZ
                                         360         89,140.68          1
                                       8.625            694.57         95
                                       8.375            694.57
    ATLANTA          GA   30311          1            10/12/01         23
    0433309150                           05           12/01/01          0
    0021572888                           N            11/01/31
    0


    5728106          685/G01             F          256,400.00         ZZ
                                         360        255,906.12          1
                                       8.250          1,926.25        103
                                       8.000          1,926.25
    PANORAMA CITY    CA   91402          1            10/11/01         23
    0433332277                           05           12/01/01          0
    127075                               O            11/01/31
    0


    5728546          J95/G01             F          102,500.00         ZZ
                                         360        102,302.57          1
                                       8.250            770.05        103
                                       8.000            770.05
    DULUTH           MN   55803          1            10/09/01         23
    0433465804                           05           12/01/01          0
    0027664911                           O            11/01/31
    0


    5729373          E86/G01             F          293,000.00         ZZ
                                         360        292,415.52          1
                                       9.000          2,357.54        103
                                       8.750          2,357.54
    ELK GROVE VILLA  IL   60007          1            10/09/01         23
    0433303369                           01           12/01/01          0
    0000145933                           O            11/01/31
    0


    5729415          480/G01             F           97,700.00         ZZ
                                         360         97,530.13          1
                                       8.750            768.61        103
                                       8.500            768.61
    NEW PORT RICHEY  FL   34652          1            10/19/01         23
    0433426053                           05           12/01/01          0
    4194783                              O            11/01/31
    0
1




    5731298          J95/G01             F          172,500.00         ZZ
                                         360        171,724.57          1
                                       7.750          1,235.82        102
                                       7.500          1,235.82
    FEDERAL WAY      WA   98023          2            10/10/01         23
    0433314432                           05           12/01/01          0
    0027640507                           O            11/01/31
    0


    5731642          G75/G01             F          262,350.00         ZZ
                                         360        262,155.30          1
                                       7.500          1,834.39        107
                                       7.250          1,834.39
    HANOVER          PA   17331          1            12/14/01         23
    0433549649                           05           02/01/02          0
    04449939                             O            01/01/32
    0


    5731911          Q01/G01             F          300,000.00         ZZ
                                         360        299,433.30          1
                                       9.750          2,577.46        102
                                       9.500          2,577.46
    GLENWOOD         NJ   07418          1            10/02/01         23
    0433289196                           05           11/01/01          0
    718841                               O            10/01/31
    0


    5733911          664/G01             F          133,750.00         ZZ
                                         360        133,464.94          1
                                       7.750            958.21        103
                                       7.500            958.21
    LYNNWOOD         WA   98037          1            10/05/01         23
    0433423282                           01           12/01/01          0
    0008388654                           O            11/01/31
    0


    5733978          L16/G01             F          111,400.00         ZZ
                                         360        111,047.30          1
                                       8.625            866.46        100
                                       8.375            866.46
    TOOELE           UT   84074          1            10/02/01         23
    0433255270                           05           11/01/01          0
    W0109129                             O            10/01/31
    0


    5734347          N67/G01             F          152,000.00         ZZ
                                         360        151,825.30          1
1


                                      10.875          1,433.19        103
                                      10.625          1,433.19
    POMONA           CA   91768          1            10/19/01         23
    0433343571                           05           12/01/01          0
    1780008652                           O            11/01/31
    0


    5734508          J95/G01             F          228,132.00         ZZ
                                         360        227,692.58          1
                                       8.250          1,713.88        104
                                       8.000          1,713.88
    CLACKAMAS        OR   97015          1            10/16/01         23
    0433439718                           05           12/01/01          0
    0027708577                           O            11/01/31
    0


    5740900          L57/G01             F           65,700.00         ZZ
                                         360         65,609.70          1
                                       9.875            570.51        100
                                       9.625            570.51
    BILOXI           MS   39532          1            10/08/01         23
    0433307782                           05           12/01/01          0
    2001382                              O            11/01/31
    0


    5741416          U05/G01             F           69,200.00         ZZ
                                         360         69,062.22          1
                                       9.500            581.87        103
                                       9.250            581.87
    BUSHKILL         PA   18324          1            10/05/01         23
    0433412616                           03           11/01/01          0
    3169009                              O            10/01/31
    0


    5744770          J95/G01             F           75,000.00         ZZ
                                         360         74,842.89          1
                                       8.000            550.33        100
                                       7.750            550.33
    BEDFORD          IN   47421          5            10/09/01         23
    0433297645                           05           12/01/01          0
    0027579721                           O            11/01/31
    0


    5746084          J40/G01             F           47,000.00         ZZ
                                         360         46,931.62          1
                                      11.000            447.59        100
                                      10.750            447.59
    WIGGINS          MS   39577          1            10/05/01         23
    0433455367                           05           11/01/01          0
1


    1066961                              O            10/01/31
    0


    5747158          K15/G01             F           86,900.00         ZZ
                                         360         86,800.96          1
                                      10.750            811.20        100
                                      10.500            811.20
    BOONVILLE        IN   47601          5            10/08/01         23
    0433387032                           05           12/01/01          0
    034005302143                         O            11/01/31
    0


    5747566          665/G01             F          105,000.00         ZZ
                                         360        104,807.82          1
                                       8.500            807.36        105
                                       8.250            807.36
    CARLSBAD         NM   88220          1            10/10/01         23
    0433295128                           05           12/01/01          0
    88102589                             O            11/01/31
    0


    5750380          B57/G01             F           98,000.00         ZZ
                                         360         97,811.24          1
                                       8.250            736.24        100
                                       8.000            736.24
    VICTORVILLE      CA   92392          1            10/22/01         23
    0433320116                           05           12/01/01          0
    2117632                              O            11/01/31
    0


    5751028          U05/G01             F          176,100.00         ZZ
                                         360        175,760.81          1
                                       8.250          1,322.98        103
                                       8.000          1,322.98
    LODI             CA   95240          1            10/10/01         23
    0433314408                           05           12/01/01          0
    3169544                              O            11/01/31
    0


    5751056          U05/G01             F          140,350.00         ZZ
                                         360        140,105.80          1
                                       8.750          1,104.13         95
                                       8.500          1,104.13
    ALPHARETTA       GA   30022          1            10/12/01         23
    0433289329                           05           12/01/01          0
    3172964                              N            11/01/31
    0


1


    5753396          664/G01             F          202,700.00         ZZ
                                         360        201,236.16          1
                                       8.125          1,505.05        107
                                       7.875          1,505.05
    ALBANY           OR   97321          1            10/02/01         23
    0433344009                           05           12/01/01          0
    0008375248                           O            11/01/31
    0


    5753552          U66/G01             F           75,000.00         ZZ
                                         360         74,872.94          1
                                       8.875            596.73        100
                                       8.625            596.73
    HOUSTON          TX   77081          1            10/24/01         23
    0433340676                           05           12/01/01          0
    286                                  O            11/01/31
    0


    5754298          737/G01             F           80,900.00         ZZ
                                         360         80,751.93          1
                                       8.500            622.05        100
                                       8.250            622.05
    PHOENIX          AZ   85017          1            10/25/01         23
    0433422169                           05           12/01/01          0
    2042996                              O            11/01/31
    0


    5754436          940/G01             F           68,380.00         ZZ
                                         360         68,248.27          1
                                       8.250            513.72        106
                                       8.000            513.72
    PALMDALE AREA    CA   93550          1            10/23/01         23
    0433378189                           05           12/01/01          0
    40011049                             O            11/01/31
    0


    5756622          U62/G01             F          111,500.00         ZZ
                                         360        111,066.32          1
                                       7.875            808.45        106
                                       7.625            808.45
    HUBERT           NC   28539          2            10/12/01         23
    0433290723                           05           12/01/01          0
    2001301217                           O            11/01/31
    0


    5763030          664/G01             F          198,275.00         ZZ
                                         360        197,792.38          1
                                       9.625          1,685.32        103
                                       9.375          1,685.32
1


    LONG BEACH       CA   90810          1            08/22/01         23
    0433316304                           05           10/01/01          0
    0008280604                           O            09/01/31
    0


    5764984          J40/G01             F          118,235.00         ZZ
                                         360        118,039.78          1
                                       9.000            951.35        107
                                       8.750            951.35
    JACKSON          MS   39204          5            10/08/01         23
    0433482171                           05           12/01/01          0
    1064688                              O            11/01/31
    0


    5767480          L16/G01             F          139,499.00         ZZ
                                         360        139,230.30          1
                                       8.250          1,048.01        100
                                       8.000          1,048.01
    PRIOR LAKE       MN   55378          1            10/12/01         23
    0433303377                           01           12/01/01          0
    R0108041                             O            11/01/31
    0


    5771972          685/G01             F          354,000.00         ZZ
                                         360        353,282.65          1
                                       8.000          2,597.53        102
                                       7.750          2,597.53
    ALISO VIEJO      CA   92656          1            10/18/01         23
    0433359494                           03           12/01/01          0
    127170                               O            11/01/31
    0


    5773462          E84/G01             F          154,500.00         ZZ
                                         360        153,969.29          1
                                       9.625          1,313.23        100
                                       9.375          1,313.23
    LONG BEACH       CA   90806          1            06/12/01         10
    0433320397                           01           08/01/01         35
    12051552                             O            07/01/31
    0


    5780376          470/G01             F          329,000.00         ZZ
                                         360        328,349.97          1
                                       8.125          2,442.82        100
                                       7.875          2,442.82
    RANCHO SANTA MA  CA   92688          1            10/23/01         23
    0433373354                           03           12/01/01          0
    110100194                            O            11/01/31
    0
1




    5781398          B57/G01             F          460,000.00         ZZ
                                         360        459,136.26          1
                                       8.375          3,496.33        100
                                       8.125          3,496.33
    LOS ANGELES      CA   90045          1            10/08/01         23
    0433300670                           05           12/01/01          0
    2117417                              O            11/01/31
    0


    5781454          964/G01             F          360,000.00         ZZ
                                         360        359,237.66          1
                                       8.000          2,641.55        107
                                       7.750          2,641.55
    KENT             WA   98031          5            10/15/01         23
    0433290814                           05           12/01/01          0
    154021                               O            11/01/31
    0


    5782436          J95/G01             F          252,000.00         ZZ
                                         360        251,708.96          1
                                       8.750          1,982.49        100
                                       8.500          1,982.49
    MARYSVILLE       WA   98270          2            11/09/01         23
    0433390606                           05           01/01/02          0
    0027594399                           O            12/01/31
    0


    5785338          E22/G01             F          288,900.00         ZZ
                                         360        288,174.18          1
                                       8.375          2,195.85        107
                                       8.125          2,195.85
    WAILUKU          HI   96793          5            09/27/01         23
    0412967028                           03           11/01/01          0
    0412967028                           O            10/01/31
    0


    5790508          K15/G01             F           60,600.00         ZZ
                                         360         60,481.59          1
                                      10.125            537.41         87
                                       9.875            537.41
    CLARKSVILLE      TN   37043          5            10/10/01         23
    0433310794                           05           12/01/01          0
    002905302282                         O            11/01/31
    0


    5791456          J40/G01             F          169,950.00         ZZ
                                         360        169,628.97          1
1


                                       9.750          1,460.13        103
                                       9.500          1,460.13
    COLORADO SPRING  CO   80917          5            10/01/01         23
    0433287935                           05           11/01/01          0
    1066291                              O            10/01/31
    0


    5792002          A11/G01             F           91,000.00         ZZ
                                         360         90,824.70          1
                                       8.250            683.66        104
                                       8.000            683.66
    WARREN           MI   48089          1            11/20/01         23
    0433480068                           05           12/20/01          0
    1611508894                           O            11/20/31
    0


    5794620          737/G01             F          303,850.00         ZZ
                                         360        303,307.95          1
                                       8.625          2,363.31        103
                                       8.375          2,363.31
    SCOTTSDALE       AZ   85253          1            10/17/01         23
    0433407624                           05           12/01/01          0
    2038784                              O            11/01/31
    0


    5795226          G75/G01             F          137,950.00         ZZ
                                         360        137,546.76          1
                                       7.625            976.41        107
                                       7.375            976.41
    COLLEGEVILLE     PA   19426          1            09/28/01         23
    0433327426                           09           11/01/01          0
    04453015                             O            10/01/31
    0


    5797616          A11/G01             F          129,750.00         ZZ
                                         360        129,429.85          1
                                       8.500            997.67        103
                                       8.250            997.67
    CHESTERFIELD TW  MI   48047          1            10/11/01         23
    0433323045                           01           11/11/01          0
    1611506194                           O            10/11/31
    0


    5798544          808/G01             F           96,900.00         ZZ
                                         360         96,727.13          1
                                       8.625            753.68         95
                                       8.375            753.68
    POMONA           CA   91766          1            10/10/01         23
    0433328283                           03           12/01/01          0
1


    1                                    O            11/01/31
    0


    5799176          G52/G01             F           78,450.00         ZZ
                                         360         78,278.58          1
                                       7.625            555.26         95
                                       7.375            555.26
    TUCSON           AZ   85705          1            10/10/01         23
    0433319902                           05           12/01/01          0
    9700000923                           N            11/01/31
    0


    5800498          N46/G01             F          165,500.00         ZZ
                                         360        165,181.21          1
                                       8.250          1,243.35        100
                                       8.000          1,243.35
    KERNERSVILLE     NC   27284          2            10/09/01         23
    0433351608                           05           12/01/01          0
    106123                               O            11/01/31
    0


    5801136          R65/G01             F          110,000.00         ZZ
                                         360        109,813.63          1
                                       8.875            875.21        100
                                       8.625            875.21
    DELANO           CA   93215          1            10/29/01         23
    0433377637                           05           12/01/01          0
    20015317                             O            11/01/31
    0


    5804190          455/G01             F          200,850.00         ZZ
                                         360        200,608.43          1
                                      10.500          1,837.26        103
                                      10.250          1,837.26
    JASPER           GA   30143          5            10/10/01         23
    0433301405                           05           12/01/01          0
    09001585                             O            11/01/31
    0


    5804280          K15/G01             F          160,000.00         ZZ
                                         360        159,691.80          1
                                       8.250          1,202.03        107
                                       8.000          1,202.03
    ALBUQUERQUE      NM   87123          5            10/16/01         23
    0433295037                           05           12/01/01          0
    033505301747                         O            11/01/31
    0


1


    5805052          E84/G01             F          220,000.00         ZZ
                                         360        219,324.82          1
                                       8.625          1,711.14        100
                                       8.375          1,711.14
    MORTON GROVE     IL   60053          1            09/28/01         23
    0433333416                           05           11/01/01          0
    14500188                             O            10/01/31
    0


    5806244          B28/G01             F          289,900.00         ZZ
                                         360        289,143.68          1
                                       8.250          2,177.93        104
                                       8.000          2,177.93
    RICHMOND         CA   94805          1            09/21/01         23
    0433280195                           05           11/01/01          0
    0107090017                           O            10/01/31
    0


    5806870          J95/G01             F          125,660.00         ZZ
                                         360        125,463.04          1
                                       9.250          1,033.78        103
                                       9.000          1,033.78
    BELLEVUE         WA   98007          1            10/15/01         23
    0433298635                           01           12/01/01          0
    0027455047                           O            11/01/31
    0


    5807464          U45/G01             F          127,600.00         ZZ
                                         360        127,312.13          1
                                      10.000          1,119.78         94
                                       9.750          1,119.78
    LAYTON           UT   84040          1            08/28/01         23
    0433314697                           05           10/01/01          0
    0028016002                           O            09/01/31
    0


    5812340          964/G01             F           71,550.00         ZZ
                                         360         71,416.37          1
                                       8.500            550.16        103
                                       8.250            550.16
    IDAHO FALLS      ID   83406          1            10/29/01         23
    0433347978                           05           12/01/01          0
    145949                               O            11/01/31
    0


    5812396          R65/G01             F           92,175.00         ZZ
                                         360         92,048.31          1
                                       9.875            800.40        103
                                       9.625            800.40
1


    LAS VEGAS        NV   89122          1            10/29/01         23
    0433499902                           01           12/01/01          0
    20015107                             O            11/01/31
    0


    5812434          Q78/G01             F          155,150.00         ZZ
                                         360        154,816.27          1
                                       9.130          1,262.92        107
                                       8.880          1,262.92
    BREMERTON        WA   98311          2            09/24/01         23
    0433272234                           05           11/01/01          0
    693429                               O            10/01/31
    0


    5812498          W33/G01             F          162,325.00         ZZ
                                         360        161,917.17          1
                                       8.375          1,233.79        106
                                       8.125          1,233.79
    LAPORTE          IN   46350          2            09/29/01         23
    0433298619                           05           11/03/01          0
    0127332                              O            10/03/31
    0


    5812738          964/G01             F          130,000.00         ZZ
                                         360        129,639.59          1
                                       9.000          1,046.01        100
                                       8.750          1,046.01
    PORTLAND         OR   97211          1            08/28/01         23
    0433289386                           05           10/01/01          0
    132322                               O            09/01/31
    0


    5814832          808/G01             F          164,977.00         ZZ
                                         360        164,634.15          1
                                       7.875          1,196.20        107
                                       7.625          1,196.20
    MESA             AZ   85212          1            10/10/01         23
    0433350501                           03           12/01/01          0
    9503684                              O            11/01/31
    0


    5815556          L16/G01             F          168,300.00         ZZ
                                         360        167,991.97          1
                                       8.500          1,294.08         99
                                       8.250          1,294.08
    MIDVALE          UT   84047          2            10/10/01         23
    0433301892                           05           12/01/01          0
    W0108120                             O            11/01/31
    0
1




    5816252          F64/G01             F          149,800.00         ZZ
                                         360        149,550.10          1
                                       8.950          1,199.94        107
                                       8.700          1,199.94
    AUSTELL          GA   30168          1            10/17/01         23
    0433308806                           05           12/01/01          0
    00001254                             O            11/01/31
    0


    5816956          642/G01             F          104,500.00         ZZ
                                         360        104,308.75          1
                                       8.500            803.51        107
                                       8.250            803.51
    MT MORRIS        MI   48458          2            10/10/01         23
    0433291093                           05           12/01/01          0
    09167101                             O            11/01/31
    0


    5817930          U66/G01             F           87,400.00         ZZ
                                         360         87,255.70          1
                                       9.000            703.24         95
                                       8.750            703.24
    HOUSTON          TX   77074          1            10/12/01         23
    0433307915                           05           12/01/01          0
    284                                  O            11/01/31
    0


    5818830          F64/G01             F          122,500.00         ZZ
                                         360        122,336.05          1
                                      10.000          1,075.03        103
                                       9.750          1,075.03
    MIDLOTHIAN       VA   23112          1            10/31/01         23
    0433352929                           05           12/01/01          0
    00001441                             O            11/01/31
    0


    5820846          J40/G01             F           62,830.00         ZZ
                                         360         62,731.51          1
                                       9.250            516.89        103
                                       9.000            516.89
    JACKSON          MS   39212          1            10/23/01         23
    0433338324                           05           12/01/01          0
    1068299                              O            11/01/31
    0


    5822800          U05/G01             F          145,000.00         ZZ
                                         360        144,498.01          1
1


                                       7.875          1,051.35        100
                                       7.625          1,051.35
    REDDING          CA   96002          1            10/12/01         23
    0433366143                           05           12/01/01          0
    3171646                              O            11/01/31
    0


    5822922          L57/G01             F           97,690.00         ZZ
                                         360         97,524.47          1
                                       8.875            777.27        107
                                       8.625            777.27
    HOKES BLUFF      AL   35903          1            10/17/01         23
    0433440369                           05           12/01/01          0
    2001388                              O            11/01/31
    0


    5824876          003/G01             F          139,100.00         ZZ
                                         360        138,851.84          1
                                       8.625          1,081.91        107
                                       8.375          1,081.91
    ROSWELL          GA   30075          1            10/09/01         23
    0433289840                           05           12/01/01          0
    0021526231                           O            11/01/31
    0


    5825164          U28/G01             F          106,400.00         ZZ
                                         360        106,210.18          1
                                       8.625            827.57         95
                                       8.375            827.57
    MARIETTA         GA   30067          1            10/15/01         23
    0433352069                           01           12/01/01          0
    1                                    N            11/01/31
    0


    5825974          664/G01             F          164,000.00         ZZ
                                         360        163,699.36          1
                                       8.500          1,261.02        105
                                       8.250          1,261.02
    ALEXANDRIA       VA   22310          1            10/15/01         23
    0433452091                           09           12/01/01          0
    316751                               O            11/01/31
    0


    5826954          664/G01             F          189,000.00         ZZ
                                         360        188,671.38          1
                                       8.750          1,486.87        100
                                       8.500          1,486.87
    LOS ANGELES      CA   90018          1            10/11/01         23
    0433450970                           05           12/01/01          0
1


    316691                               O            11/01/31
    0


    5827288          J95/G01             F          203,300.00         ZZ
                                         360        202,877.50          1
                                       7.875          1,474.07        105
                                       7.625          1,474.07
    BEAVERTON        OR   97008          1            10/11/01         23
    0433367042                           05           12/01/01          0
    27649144                             O            11/01/31
    0


    5827674          E45/G01             F           89,500.00         ZZ
                                         360         89,298.55          1
                                       8.500            688.18        103
                                       8.250            688.18
    OCKLAWAHA        FL   32179          1            10/12/01         23
    0433353356                           05           12/01/01          0
    167955                               O            11/01/31
    0


    5831252          J95/G01             F          227,881.00         ZZ
                                         360        227,453.08          1
                                       8.375          1,732.07        105
                                       8.125          1,732.07
    CLACKAMAS        OR   97015          1            10/16/01         23
    0433421435                           05           12/01/01          0
    27744655                             O            11/01/31
    0


    5831694          G27/G01             F          132,870.00         ZZ
                                         360        132,620.51          1
                                       8.375          1,009.91        103
                                       8.125          1,009.91
    BAKERSFIELD      CA   93312          1            10/10/01         23
    0433300555                           05           12/01/01          0
    20300192                             O            11/01/31
    0


    5833840          147/G01             F          123,450.00         ZZ
                                         360        123,342.95          1
                                      12.000          1,269.83        103
                                      11.750          1,269.83
    REDFORD          MI   48239          1            11/08/01         23
    0433414125                           05           12/01/01          0
    17984                                O            11/01/31
    0


1


    5834942          737/G01             F          100,500.00         ZZ
                                         360        100,311.30          1
                                       8.375            763.87        100
                                       8.125            763.87
    DALLAS           TX   75240          1            10/25/01         12
    0433372547                           09           12/01/01         35
    2039476                              O            11/01/31
    0


    5835808          T17/G01             F           84,645.00         ZZ
                                         360         84,452.56          1
                                       8.875            673.47         99
                                       8.625            673.47
    PORT RICHEY      FL   34668          5            10/16/01         23
    0433319746                           05           11/20/01          0
    011100120                            O            10/20/31
    0


    5835856          E82/G01             F          192,000.00         ZZ
                                         360        191,465.46          1
                                       8.750          1,510.46        100
                                       8.500          1,510.46
    HIGHLAND MILLS   NY   10930          1            10/05/01         23
    0400477329                           05           12/01/01          0
    0400477329                           O            11/01/31
    0


    5838270          J40/G01             F           68,000.00         ZZ
                                         360         67,859.79          1
                                      10.375            615.68        100
                                      10.125            615.68
    MOBILE           AL   36619          1            10/26/01         23
    0433423233                           05           12/01/01          0
    7727165                              O            11/01/31
    0


    5840976          U42/G01             F           66,134.00         ZZ
                                         360         65,984.58          1
                                       8.500            508.51         95
                                       8.250            508.51
    ARLINGTON        TX   76012          1            10/11/01         23
    0433327913                           05           12/01/01          0
    2410535                              N            11/01/31
    0


    5841258          588/G01             F          242,850.00         ZZ
                                         360        242,345.32          1
                                       7.875          1,760.83        104
                                       7.625          1,760.83
1


    GERMANTOWN       MD   20875          1            10/26/01         23
    0433394301                           09           12/01/01          0
    1050365                              O            11/01/31
    0


    5841694          A11/G01             F          154,500.00         ZZ
                                         360        154,131.16          1
                                       8.625          1,201.69        103
                                       8.375          1,201.69
    FRASER           MI   48026          1            10/12/01         23
    0433350956                           05           11/12/01          0
    1611508078                           O            10/12/31
    0


    5842498          948/G01             F          241,000.00         ZZ
                                         360        240,580.98          1
                                       8.750          1,895.95        100
                                       8.500          1,895.95
    LOOMIS           CA   95650          1            10/12/01         23
    0433435666                           05           12/01/01          0
    62517                                O            11/01/31
    0


    5844874          E45/G01             F           82,400.00         ZZ
                                         360         82,256.74          1
                                       8.750            648.24        103
                                       8.500            648.24
    DOUGLAS          GA   31535          1            10/16/01         23
    0433371002                           05           12/01/01          0
    158198                               O            11/01/31
    0


    5845448          642/G01             F           87,740.00         ZZ
                                         180         86,981.83          1
                                       8.375            857.59        107
                                       8.125            857.59
    NEENAH           WI   54956          5            10/17/01         23
    0433355757                           05           12/01/01          0
    09172301                             O            11/01/16
    0


    5847618          U05/G01             F          143,000.00         ZZ
                                         360        142,751.38          1
                                       8.750          1,124.98        104
                                       8.500          1,124.98
    YOUNGSVILLE      NC   27596          2            10/24/01         23
    0433345881                           05           12/01/01          0
    3167410                              O            11/01/31
    0
1




    5847632          L16/G01             F           61,037.00         ZZ
                                         360         60,933.58          1
                                       8.875            485.64         95
                                       8.625            485.64
    LAS VEGAS        NV   89128          1            10/24/01         23
    0433364320                           01           12/01/01          0
    W0110091                             O            11/01/31
    0


    5848154          N67/G01             F          154,000.00         ZZ
                                         360        153,710.83          1
                                       8.375          1,170.51        107
                                       8.125          1,170.51
    NORTH RIVERSIDE  IL   60546          1            10/31/01         23
    0433353372                           05           12/01/01          0
    1380004129                           O            11/01/31
    0


    5848228          M43/G01             F          297,600.00         ZZ
                                         360        296,981.53          1
                                       7.875          2,157.81        105
                                       7.625          2,157.81
    LEESBURG         VA   20176          1            10/12/01         23
    0433388824                           03           12/01/01          0
    734495844                            O            11/01/31
    0


    5848268          U35/G01             F          108,070.00         ZZ
                                         360        107,891.57          1
                                       9.000            869.56        107
                                       8.750            869.56
    DUBUQUE          IA   52001          5            10/15/01         23
    0433301744                           05           12/01/01          0
    1                                    O            11/01/31
    0


    5849584          U28/G01             F           69,201.00         ZZ
                                         360         69,077.54          1
                                       8.625            538.24         99
                                       8.375            538.24
    RIVERDALE        GA   30274          1            10/31/01         23
    0433384856                           05           12/01/01          0
    1                                    O            11/01/31
    0


    5849774          147/G01             F          112,350.00         ZZ
                                         360        112,178.42          1
1


                                       9.375            934.48        107
                                       9.125            934.48
    BIRCHWOOD        TN   37308          5            10/12/01         23
    0433297173                           05           12/01/01          0
    1104381676                           O            11/01/31
    0


    5849958          B57/G01             F          194,750.00         ZZ
                                         360        194,393.54          1
                                       8.500          1,497.46         95
                                       8.250          1,497.46
    LOS ANGELES      CA   91356          1            10/12/01         23
    0433286739                           01           12/01/01          0
    2116837                              O            11/01/31
    0


    5850156          J95/G01             F          266,400.00         ZZ
                                         360        265,846.37          1
                                       7.875          1,931.59        107
                                       7.625          1,931.59
    ATLANTA          GA   30319          1            10/12/01         23
    0433302098                           05           12/01/01          0
    0027716000                           O            11/01/31
    0


    5850244          561/G01             F          115,900.00         ZZ
                                         360        115,703.61          1
                                       8.875            922.16        100
                                       8.625            922.16
    KILL DEVIL HILL  NC   27948          1            10/03/01         23
    0433300258                           05           12/01/01          0
    18764225                             O            11/01/31
    0


    5851772          U45/G01             F          159,984.00         ZZ
                                         360        159,671.27          1
                                       9.625          1,359.85        100
                                       9.375          1,359.85
    CLAYTON          NC   27520          5            10/12/01         23
    0433364346                           05           12/01/01          0
    0059366001                           O            11/01/31
    0


    5853124          664/G01             F          127,100.00         ZZ
                                         360        126,712.92          1
                                       8.000            932.62        100
                                       7.750            932.62
    FREDERICK        MD   21703          1            10/15/01         23
    0433395357                           05           12/01/01          0
1


    0008414773                           O            11/01/31
    0


    5853602          J40/G01             F           85,500.00         ZZ
                                         360         85,355.12          1
                                       8.875            680.28        100
                                       8.625            680.28
    ORMOND BEACH     FL   32174          1            10/24/01         23
    0433359213                           05           12/01/01          0
    1068639                              O            11/01/31
    0


    5854200          J95/G01             F           78,000.00         ZZ
                                         360         77,909.91          1
                                       8.750            613.63        100
                                       8.500            613.63
    MURFREESBORO     TN   37128          5            11/08/01         23
    0433390390                           05           01/01/02          0
    0027678358                           O            12/01/31
    0


    5854832          U05/G01             F          238,950.00         ZZ
                                         360        238,477.89          1
                                       8.125          1,774.20        103
                                       7.875          1,774.20
    EL CAJON         CA   92020          1            10/18/01         23
    0433424272                           05           12/01/01          0
    3171300                              O            11/01/31
    0


    5855698          B57/G01             F          127,000.00         ZZ
                                         360        126,742.66          1
                                       8.000            931.88        107
                                       7.750            931.88
    PHOENIX          AZ   85044          1            10/09/01         23
    0433303526                           03           12/01/01          0
    21A0639                              O            11/01/31
    0


    5856402          737/G01             F          160,000.00         ZZ
                                         360        157,176.79          1
                                       8.750          1,258.72        100
                                       8.500          1,258.72
    LONG BEACH       CA   90806          1            10/12/01         23
    0433359387                           05           12/01/01          0
    0001793876                           O            11/01/31
    0


1


    5856988          J95/G01             F          342,400.00         ZZ
                                         360        341,757.07          1
                                       8.375          2,602.49        107
                                       8.125          2,602.49
    BOTHELL          WA   98011          5            10/12/01         23
    0433340585                           05           12/01/01          0
    0027536713                           O            11/01/31
    0


    5857084          737/G01             F          231,750.00         ZZ
                                         360        231,414.26          2
                                       9.625          1,969.85         99
                                       9.375          1,969.85
    MIAMI            FL   33145          1            10/16/01         23
    0433349859                           05           12/01/01          0
    0001792605                           O            11/01/31
    0


    5858034          700/G01             F          332,400.00         ZZ
                                         360        331,468.73          1
                                       7.875          2,410.13        105
                                       7.625          2,410.13
    FAIRFIELD        CA   94533          1            10/12/01         23
    0433361789                           05           12/01/01          0
    00262269                             O            11/01/31
    0


    5858654          964/G01             F          130,000.00         ZZ
                                         360        129,830.60          1
                                      10.125          1,152.87        100
                                       9.875          1,152.87
    NORTH LAS VEGAS  NV   89031          1            10/15/01         23
    0433300738                           05           12/01/01          0
    156376                               O            11/01/31
    0


    5860626          E22/G01             F          246,311.00         ZZ
                                         360        245,824.36          1
                                       8.125          1,828.85        104
                                       7.875          1,828.85
    AURORA           CO   80015          1            10/09/01         23
    0413120908                           03           12/01/01          0
    0413120908                           O            11/01/31
    0


    5863010          470/G01             F          192,507.00         ZZ
                                         360        192,242.46          1
                                       9.875          1,671.63        103
                                       9.625          1,671.63
1


    LAKE FOREST      CA   92691          1            10/15/01         23
    0433347101                           01           12/01/01          0
    1                                    O            11/01/31
    0


    5863142          A11/G01             F          103,750.00         ZZ
                                         360        103,495.90          1
                                       8.500            797.75        106
                                       8.250            797.75
    PONTIAC          MI   48342          1            10/12/01         23
    0433336211                           05           11/12/01          0
    1611496012                           O            10/12/31
    0


    5863776          W78/G01             F           83,100.00         ZZ
                                         360         82,410.91          1
                                      10.000            729.26         99
                                       9.750            729.26
    WINSTON SALEM    NC   27107          1            07/11/01         23
    0433289089                           05           09/01/01          0
    50005130                             O            08/01/31
    0


    5864000          W78/G01             F           74,793.00         ZZ
                                         360         74,627.43          1
                                       9.000            601.80        107
                                       8.750            601.80
    HYPOLUXO         FL   33462          1            09/12/01         23
    0433287372                           09           11/01/01          0
    50010060                             O            10/01/31
    0


    5864186          E45/G01             F          128,647.00         ZZ
                                         360        128,405.44          1
                                       8.375            977.81        100
                                       8.125            977.81
    KISSIMMEE        FL   34744          1            10/12/01         23
    0433552676                           05           12/01/01          0
    175653                               O            11/01/31
    0


    5864292          W78/G01             F           69,350.00         ZZ
                                         360         69,135.72          1
                                       9.375            576.82         95
                                       9.125            576.82
    JEFFERSON        GA   30549          1            07/30/01         23
    0433280179                           05           09/01/01          0
    50007743                             N            08/01/31
    0
1




    5864690          808/G01             F          320,000.00         ZZ
                                         360        319,334.97          1
                                       7.875          2,320.23        100
                                       7.625          2,320.23
    PALMDALE         CA   93551          1            10/12/01         23
    0433296316                           05           12/01/01          0
    9423330                              O            11/01/31
    0


    5865026          W78/G01             F          135,000.00         ZZ
                                         360        134,625.73          1
                                       9.000          1,086.24        100
                                       8.750          1,086.24
    TUCKER           GA   30084          1            08/31/01         23
    0433280401                           09           10/01/01          0
    50009026                             O            09/01/31
    0


    5865570          W78/G01             F          189,000.00         ZZ
                                         360        188,683.70          1
                                      11.375          1,853.64        103
                                      11.125          1,853.64
    WAKE FOREST      NC   27587          1            08/28/01         23
    0433387362                           05           10/01/01          0
    1                                    O            09/01/31
    0


    5866002          A11/G01             F          149,150.00         ZZ
                                         360        148,793.93          1
                                       8.625          1,160.08        107
                                       8.375          1,160.08
    DEARBORN         MI   48124          1            10/15/01         23
    0433388790                           05           11/15/01          0
    1611506614                           O            10/15/31
    0


    5866080          W78/G01             F          108,000.00         ZZ
                                         360        107,699.94          2
                                       8.990            868.22        106
                                       8.740            868.22
    KISSIMMEE        FL   34744          1            08/09/01         23
    0433284957                           05           10/01/01          0
    50007769                             O            09/01/31
    0


    5866330          W78/G01             F          157,900.00         ZZ
                                         360        157,402.41          1
1


                                       8.375          1,200.15        100
                                       8.125          1,200.15
    ATLANTA          GA   30350          1            08/27/01         23
    0433307451                           05           10/01/01          0
    50009372                             O            09/01/31
    0


    5867344          K15/G01             F          161,900.00         ZZ
                                         360        161,603.68          1
                                       8.500          1,244.87        100
                                       8.250          1,244.87
    ARDEN HILLS      MN   55112          2            10/12/01         23
    0433322575                           05           12/01/01          0
    013105305253                         O            11/01/31
    0


    5868376          J40/G01             F           78,550.00         ZZ
                                         360         78,402.49          1
                                       8.375            597.04        105
                                       8.125            597.04
    GORDON           GA   31031          2            10/15/01         23
    0433489564                           05           12/01/01          0
    1068011                              O            11/01/31
    0


    5870184          U05/G01             F           82,650.00         ZZ
                                         360         82,491.71          1
                                       8.500            635.51         95
                                       8.250            635.51
    MIAMI            FL   33183          1            10/12/01         23
    0433289717                           01           12/01/01          0
    3173249                              O            11/01/31
    0


    5870536          R56/G01             F          285,000.00         ZZ
                                         360        284,392.66          1
                                       7.750          2,041.77         97
                                       7.500          2,041.77
    CORONA           CA   92881          5            10/22/01         23
    0433388832                           05           12/01/01          0
    01119451                             O            11/01/31
    0


    5870696          940/G01             F          351,249.00         ZZ
                                         360        350,751.58          1
                                       7.750          2,516.39        100
                                       7.500          2,516.39
    RANCHO CUCAMONG  CA   91737          1            11/06/01         23
    0433367091                           05           01/01/02          0
1


    60010208                             O            12/01/31
    0


    5871144          B57/G01             F          285,000.00         ZZ
                                         360        284,616.27          1
                                       8.000          2,091.23        100
                                       7.750          2,091.23
    LOS ANGELES      CA   90035          1            11/02/01         23
    0433392958                           01           01/01/02          0
    2117170                              O            12/01/31
    0


    5871738          U66/G01             F           82,297.00         ZZ
                                         360         82,180.87          1
                                       9.750            707.06        103
                                       9.500            707.06
    DICKINSON        TX   77539          1            10/15/01         23
    0433360716                           03           12/01/01          0
    285                                  O            11/01/31
    0


    5872068          737/G01             F          159,500.00         ZZ
                                         360        159,127.74          1
                                       8.125          1,184.28        103
                                       7.875          1,184.28
    SPARKS           NV   89436          2            10/12/01         23
    0433359734                           05           12/01/01          0
    2040755                              O            11/01/31
    0


    5878510          B44/G01             F          111,000.00         ZZ
                                         360        110,791.58          1
                                       8.375            843.68        100
                                       8.125            843.68
    MERIDIAN         ID   83642          1            10/23/01         23
    0433387255                           05           12/01/01          0
    1019984                              O            11/01/31
    0


    5880138          B57/G01             F          300,000.00         ZZ
                                         360        299,436.68          1
                                       8.375          2,280.22        100
                                       8.125          2,280.22
    MISSION VIEJO    CA   92691          1            10/15/01         23
    0433307857                           03           12/01/01          0
    2190017                              O            11/01/31
    0


1


    5880140          U62/G01             F           98,400.00         ZZ
                                         360         98,190.30          1
                                       7.750            704.95        107
                                       7.500            704.95
    STEVENSVILLE     MT   59870          5            10/19/01         23
    0433351111                           05           12/01/01          0
    2001287785                           O            11/01/31
    0


    5881424          E82/G01             F          129,000.00         ZZ
                                         360        128,781.44          1
                                       8.875          1,026.38        100
                                       8.625          1,026.38
    BARRE TOWN       VT   05641          1            10/12/01         23
    0400503959                           05           12/01/01          0
    0400503959                           O            11/01/31
    0


    5881432          E82/G01             F          224,700.00         ZZ
                                         360        224,091.18          1
                                       8.750          1,767.72        107
                                       8.500          1,767.72
    WEST CHESTER     PA   19382          5            10/08/01         23
    0400497251                           05           12/01/01          0
    0400497251                           O            11/01/31
    0


    5884590          K15/G01             F           61,200.00         ZZ
                                         360         61,128.35          1
                                      10.625            565.55        103
                                      10.375            565.55
    DEFUNIAK SPRING  FL   32433          5            09/28/01         23
    0433287760                           05           12/01/01          0
    009305301658                         O            11/01/31
    0


    5885626          G75/G01             F           88,950.00         ZZ
                                         360         88,720.73          1
                                       8.250            668.26        106
                                       8.000            668.26
    CHESTERFIELD     VA   23832          1            09/28/01         23
    0433300431                           05           11/01/01          0
    04446147                             O            10/01/31
    0


    5886876          E22/G01             F          199,500.00         ZZ
                                         360        199,170.63          2
                                       9.000          1,605.22         95
                                       8.750          1,605.22
1


    PLAISTOW         NH   03865          1            10/10/01         23
    0413053869                           05           12/01/01          0
    0413053869                           N            11/01/31
    0


    5886936          E22/G01             F          181,150.00         ZZ
                                         360        180,887.55          1
                                       9.625          1,539.76         99
                                       9.125          1,539.76
    UNION            KY   41091          1            10/10/01         23
    0413086158                           05           12/01/01          0
    0413086158                           O            11/01/31
    0


    5886980          E22/G01             F          132,000.00         ZZ
                                         360        131,782.07          2
                                       9.000          1,062.10        100
                                       8.750          1,062.10
    SAN ANTONIO      TX   78230          1            10/08/01         23
    0413108689                           05           12/01/01          0
    0413108689                           O            11/01/31
    0


    5886992          E22/G01             F          226,000.00         ZZ
                                         360        225,681.10          1
                                       9.750          1,941.69        103
                                       9.250          1,941.69
    SACRAMENTO       CA   95831          1            10/08/01         23
    0413123175                           05           12/01/01          0
    0413123175                           O            11/01/31
    0


    5887878          U05/G01             F          118,450.00         ZZ
                                         360        118,307.55          1
                                      10.500          1,083.51        103
                                      10.250          1,083.51
    ROYAL PALM BEAC  FL   33411          1            10/16/01         23
    0433299872                           05           12/01/01          0
    3176026                              O            11/01/31
    0


    5890218          642/G01             F          113,420.00         ZZ
                                         180        112,310.37          1
                                       7.750          1,067.59        107
                                       7.500          1,067.59
    WEST CHESTER     OH   45069          2            10/13/01         23
    0433303765                           01           12/01/01          0
    10129901                             O            11/01/16
    0
1




    5890824          G75/G01             F          169,500.00         ZZ
                                         360        169,189.76          1
                                       8.500          1,303.31        104
                                       8.250          1,303.31
    CHARLOTTE        NC   28278          2            10/23/01         23
    0433399946                           05           12/01/01          0
    04464816                             O            11/01/31
    0


    5891394          642/G01             F          285,690.00         ZZ
                                         360        285,205.95          1
                                       8.875          2,273.08        107
                                       8.625          2,273.08
    WEST HILLS       CA   91304          1            10/15/01         23
    0433296886                           05           12/01/01          0
    09145901                             O            11/01/31
    0


    5892532          253/G01             F           88,900.00         ZZ
                                         360         88,691.71          1
                                       8.000            652.32        100
                                       7.750            652.32
    CLEBURNE         TX   76031          1            10/26/01         14
    0433364387                           05           12/01/01         35
    980990                               O            11/01/31
    0


    5893406          737/G01             F           80,000.00         ZZ
                                         360         79,853.58          2
                                       8.500            615.13        100
                                       8.250            615.13
    ORANGE BEACH     AL   36561          1            10/23/01         23
    0433389079                           05           12/01/01          0
    2042302                              O            11/01/31
    0


    5893946          588/G01             F          294,250.00         ZZ
                                         360        293,645.69          1
                                       8.000          2,159.10        107
                                       7.750          2,159.10
    WOODBRIDGE       VA   22192          5            10/24/01         23
    0433396884                           03           12/01/01          0
    1050872                              O            11/01/31
    0


    5895716          A11/G01             F          194,000.00         ZZ
                                         360        193,514.80          1
1


                                       9.375          1,613.60        102
                                       9.125          1,613.60
    CANTON           MI   48187          1            10/18/01         23
    0433340122                           05           11/18/01          0
    1612644166                           O            10/18/31
    0


    5896316          R65/G01             F          225,150.00         ZZ
                                         360        224,737.90          1
                                       8.500          1,731.21        104
                                       8.250          1,731.21
    HENDERSON        NV   89014          5            10/17/01         23
    0433341195                           05           12/01/01          0
    20015110                             O            11/01/31
    0


    5896402          642/G01             F           48,850.00         ZZ
                                         180         48,418.96          1
                                       7.875            463.32        104
                                       7.625            463.32
    PEORIA           IL   61603          2            10/17/01         23
    0433295144                           05           12/01/01          0
    09174501                             O            11/01/16
    0


    5896772          950/G01             F          215,750.00         ZZ
                                         360        215,374.88          1
                                       8.750          1,697.31        100
                                       8.500          1,697.31
    SEATTLE          WA   98106          1            10/17/01         23
    0433390317                           05           12/01/01          0
    E1109008                             O            11/01/31
    0


    5899192          U28/G01             F          130,810.00         ZZ
                                         360        130,401.33          2
                                       9.125          1,064.31        103
                                       8.875          1,064.31
    WOODSTOCK        GA   30188          1            10/22/01         23
    0433381233                           05           12/01/01          0
    LUTZAMTF                             O            11/01/31
    0


    5900926          147/G01             F          117,700.00         ZZ
                                         360        117,504.68          1
                                       9.000            947.05        107
                                       8.750            947.05
    PEORIA           AZ   85381          5            10/03/01         23
    0433297207                           05           12/01/01          0
1


    104370539                            O            11/01/31
    0


    5901050          J95/G01             F          178,984.00         ZZ
                                         360        178,592.88          1
                                       7.625          1,266.84        107
                                       7.375          1,266.84
    OMAHA            NE   68116          1            10/17/01         23
    0433314671                           05           12/01/01          0
    0017710534                           O            11/01/31
    0


    5903876          737/G01             F          106,414.00         ZZ
                                         360        106,267.78          1
                                       9.875            924.04        103
                                       9.625            924.04
    LANCASTER        TX   75134          1            10/16/01         23
    0433331287                           03           12/01/01          0
    0001790617                           O            11/01/31
    0


    5903900          588/G01             F          113,400.00         ZZ
                                         360        113,192.43          1
                                       8.500            871.95        100
                                       8.250            871.95
    LOPATCONG TOWNS  NJ   08865          1            10/30/01         23
    0433373156                           05           12/01/01          0
    1050314                              O            11/01/31
    0


    5905018          B44/G01             F          335,000.00         ZZ
                                         360        334,386.85          1
                                       8.500          2,575.86        100
                                       8.250          2,575.86
    VISTA            CA   92083          1            10/18/01         23
    0433449105                           05           12/01/01          0
    3011868                              O            11/01/31
    0


    5905378          G75/G01             F          139,300.00         ZZ
                                         360        138,995.61          1
                                       7.625            985.96         96
                                       7.375            985.96
    TOWSON           MD   21204          5            10/25/01         23
    0433399615                           05           12/01/01          0
    04480098                             O            11/01/31
    0


1


    5905446          147/G01             F          191,000.00         ZZ
                                         360        190,700.65          1
                                       9.250          1,571.31        100
                                       9.000          1,571.31
    OXNARD           CA   93030          1            10/16/01         23
    0433462777                           01           12/01/01          0
    10436560                             O            11/01/31
    0


    5905766          685/G01             F          214,200.00         ZZ
                                         360        213,743.51          1
                                       7.750          1,534.56        107
                                       7.500          1,534.56
    BAKERSFIELD      CA   93306          1            10/19/01         23
    0433353695                           03           12/01/01          0
    126959                               O            11/01/31
    0


    5907846          664/G01             F          232,750.00         ZZ
                                         360        232,312.95          2
                                       8.375          1,769.07         95
                                       8.125          1,769.07
    EVERETT          WA   98208          1            10/26/01         23
    0433410149                           05           12/01/01          0
    0008422107                           N            11/01/31
    0


    5909584          U96/G01             F           78,850.00         ZZ
                                         360         78,605.26          1
                                       7.750            564.89         95
                                       7.500            564.89
    EWA BEACH        HI   96706          1            10/18/01         11
    0433404076                           01           12/01/01         30
    10900062                             N            11/01/31
    0


    5912912          K15/G01             F           84,500.00         ZZ
                                         360         84,258.34          1
                                      10.375            765.07        100
                                      10.125            765.07
    GASTONIA         NC   28052          5            10/16/01         23
    0433352804                           05           12/01/01          0
    017305304102                         O            11/01/31
    0


    5913532          P29/G01             F           55,620.00         ZZ
                                         360         55,543.54          1
                                       9.875            482.98        103
                                       9.625            482.98
1


    FREDERICKSBURG   IA   50630          1            10/16/01         23
    0433313871                           05           12/01/01          0
    5913532                              O            11/01/31
    0


    5914756          A11/G01             F           61,800.00         ZZ
                                         360         61,700.47          1
                                      10.500            565.31        103
                                      10.250            565.31
    FORT PIERCE      FL   34950          1            10/19/01         23
    0433351889                           05           11/19/01          0
    4622591203                           O            10/19/31
    0


    5915918          561/G01             F          200,750.00         ZZ
                                         360        199,600.98          1
                                       8.625          1,561.42        102
                                       8.375          1,561.42
    ODENTON          MD   21113          1            09/25/01         23
    0433375565                           09           11/01/01          0
    18762385                             O            10/01/31
    0


    5919544          U59/G01             F          205,000.00         ZZ
                                         360        204,484.95          1
                                       8.375          1,558.15        103
                                       8.125          1,558.15
    SOUTH RIDING     VA   20152          1            10/18/01         23
    0433296019                           09           11/18/01          0
    800774274                            O            10/18/31
    0


    5920218          R49/G01             F           65,000.00         ZZ
                                         360         64,928.73          2
                                       9.000            523.00        100
                                       8.750            523.00
    ROCHESTER        NY   14610          1            11/02/01         23
    0433405305                           05           01/01/02          0
    9712113                              O            12/01/31
    0


    5920388          S20/G01             F           87,740.00         ZZ
                                         180         86,781.64          1
                                       9.000            889.92        107
                                       8.750            889.92
    AIKEN            SC   29801          5            10/17/01         23
    0433317070                           05           11/21/01          0
    0113496                              O            10/21/16
    0
1




    5920544          E47/G01             F          156,034.00         ZZ
                                         360        155,769.61          1
                                       8.875          1,241.48        103
                                       8.625          1,241.48
    CHARLOTTE        NC   28203          1            10/25/01         23
    0433389970                           01           12/01/01          0
    7350510039                           O            11/01/31
    0


    5920886          455/G01             F          244,777.00         ZZ
                                         360        244,403.23          1
                                       9.375          2,035.94        100
                                       9.125          2,035.94
    ANNAPOLIS        MD   21401          1            10/19/01         23
    0433345196                           05           12/01/01          0
    49000269                             O            11/01/31
    0


    5922240          B57/G01             F          337,076.00         ZZ
                                         360        336,041.84          1
                                       8.375          2,562.02        103
                                       8.125          2,562.02
    MOORPARK         CA   93021          1            09/21/01         23
    0433274727                           05           11/01/01          0
    2140363                              O            10/01/31
    0


    5923294          K15/G01             F          131,800.00         ZZ
                                         180        130,611.38          1
                                       7.625          1,231.18         99
                                       7.375          1,231.18
    BANGOR           ME   04401          5            10/19/01         23
    0433302890                           05           12/01/01          0
    007005302877                         O            11/01/16
    0


    5926184          J95/G01             F           86,810.00         ZZ
                                         360         86,651.12          1
                                       8.500            667.49        105
                                       8.250            667.49
    BRANDON          FL   33510          1            10/26/01         23
    0433346392                           05           12/01/01          0
    0027725308                           O            11/01/31
    0


    5926298          K15/G01             F          116,000.00         ZZ
                                         360        115,808.50          1
1


                                       9.000            933.36         98
                                       8.750            933.36
    CANTON           OH   44730          5            10/18/01         23
    0433321866                           05           12/01/01          0
    036905302388                         O            11/01/31
    0


    5926488          685/G01             F          391,500.00         ZZ
                                         360        390,682.71          1
                                       8.500          3,010.30        107
                                       8.250          3,010.30
    THOUSAND OAKS    CA   91320          1            10/18/01         23
    0433394889                           01           12/01/01          0
    127036                               O            11/01/31
    0


    5926556          U45/G01             F          134,986.00         ZZ
                                         360        134,673.59          1
                                       9.625          1,147.37        100
                                       9.375          1,147.37
    MEMPHIS          TN   38125          1            09/28/01         23
    0433343993                           05           11/01/01          0
    6244200657                           O            10/01/31
    0


    5927366          U05/G01             F          209,185.00         ZZ
                                         360        208,680.11          1
                                       8.625          1,627.02        107
                                       8.375          1,627.02
    CITRUS HEIGHTS   CA   95610          1            09/26/01         23
    0433293479                           05           11/01/01          0
    3168496                              O            10/01/31
    0


    5927836          U05/G01             F          138,150.00         T
                                         360        137,897.15          1
                                       8.500          1,062.25         99
                                       8.250          1,062.25
    CENTRAL POINT    OR   97502          1            10/02/01         23
    0433406071                           05           12/01/01          0
    3166840                              O            11/01/31
    0


    5928060          808/G01             F          144,200.00         ZZ
                                         360        143,961.91          1
                                       9.000          1,160.27        103
                                       8.750          1,160.27
    PLACENTIA        CA   92870          1            10/30/01         23
    0433434560                           01           12/01/01          0
1


    9322182                              O            11/01/31
    0


    5928704          964/G01             F          149,650.00         ZZ
                                         360        149,338.99          1
                                       7.875          1,085.07        107
                                       7.625          1,085.07
    GRANTS PASS      OR   97527          1            10/16/01         23
    0433304433                           05           12/01/01          0
    143740                               O            11/01/31
    0


    5929284          B44/G01             F          249,310.00         ZZ
                                         360        248,829.79          1
                                       8.250          1,872.98        107
                                       8.000          1,872.98
    DAVIS            CA   95616          1            10/22/01         23
    0433391109                           05           12/01/01          0
    2011506                              O            11/01/31
    0


    5931300          685/G01             F           96,300.00         ZZ
                                         360         96,246.01          1
                                       8.875            766.21        107
                                       8.625            766.21
    LARGO            FL   33778          1            12/18/01         23
    0433562246                           05           02/01/02          0
    209947                               O            01/01/32
    0


    5935150          E22/G01             F           78,850.00         ZZ
                                         360         78,719.84          1
                                       9.000            634.44         95
                                       8.750            634.44
    LA VETA          CO   81055          1            10/12/01         23
    0413106147                           05           12/01/01          0
    0413106147                           O            11/01/31
    0


    5935168          E22/G01             F           94,050.00         ZZ
                                         360         93,924.12          2
                                      10.000            825.36         99
                                       9.500            825.36
    HOUSTON          TX   77023          1            10/12/01         23
    0413112806                           05           12/01/01          0
    0413112806                           O            11/01/31
    0


1


    5935450          E82/G01             F          190,000.00         ZZ
                                         360        189,678.07          1
                                       8.875          1,511.73        100
                                       8.625          1,511.73
    GREENWOOD        IN   46142          1            10/15/01         23
    0400515714                           05           12/01/01          0
    0400515714                           O            11/01/31
    0


    5935610          Q78/G01             F          191,900.00         ZZ
                                         360        191,535.23          1
                                       8.625          1,492.58        107
                                       8.375          1,492.58
    STERLING HEIGHT  MI   48313          5            10/02/01         23
    0433292323                           05           12/01/01          0
    694788                               O            11/01/31
    0


    5937318          J95/G01             F          217,300.00         ZZ
                                         360        216,859.68          1
                                       8.000          1,594.47        103
                                       7.750          1,594.47
    HOBE SOUND       FL   33455          2            10/22/01         23
    0433359692                           05           12/01/01          0
    0027678283                           O            11/01/31
    0


    5938362          J95/G01             F          145,000.00         ZZ
                                         360        144,569.42          1
                                       8.250          1,089.34        104
                                       8.000          1,089.34
    CENTRAL POINT    OR   97502          1            10/23/01         23
    0433329828                           05           12/01/01          0
    0027210889                           O            11/01/31
    0


    5939412          Q78/G01             F          163,000.00         ZZ
                                         360        162,701.65          2
                                       8.500          1,253.33        106
                                       8.250          1,253.33
    CHARLOTTE        NC   28208          1            10/05/01         23
    0433290251                           05           12/01/01          0
    694681                               O            11/01/31
    0


    5940238          642/G01             F          238,000.00         ZZ
                                         360        237,596.77          1
                                       8.875          1,893.63        100
                                       8.625          1,893.63
1


    WASHINGTON       DC   20001          1            10/05/01         23
    0433310224                           05           12/01/01          0
    09152101                             O            11/01/31
    0


    5941062          964/G01             F          215,000.00         ZZ
                                         360        214,585.88          1
                                       8.250          1,615.22        100
                                       8.000          1,615.22
    LAS VEGAS        NV   89123          1            10/18/01         23
    0433466208                           03           12/01/01          0
    155707                               O            11/01/31
    0


    5944018          P27/G01             F          224,700.00         ZZ
                                         360        224,319.29          1
                                       8.875          1,787.81        107
                                       8.625          1,787.81
    MERRIMACK        NH   03054          5            10/12/01         23
    0433465234                           05           12/01/01          0
    PF094936                             O            11/01/31
    0


    5944328          G27/G01             F          116,630.00         ZZ
                                         360        116,375.15          1
                                       7.625            825.50        107
                                       7.375            825.50
    BAKERSFIELD      CA   93311          1            10/17/01         23
    0433322922                           05           12/01/01          0
    20301219                             O            11/01/31
    0


    5944496          642/G01             F          165,800.00         ZZ
                                         360        165,467.29          1
                                       9.250          1,364.00        103
                                       9.000          1,364.00
    HILLARD          OH   43026          1            10/09/01         23
    0433289592                           05           12/01/01          0
    09134701                             O            11/01/31
    0


    5948010          737/G01             F           68,500.00         ZZ
                                         360         68,418.81          1
                                       8.625            532.79        106
                                       8.375            532.79
    RIVERSIDE        CA   92501          1            11/20/01         23
    0433479110                           01           01/01/02          0
    0001795715                           O            12/01/31
    0
1




    5949286          147/G01             F          246,000.00         ZZ
                                         360        245,604.26          1
                                       9.125          2,001.54        100
                                       8.875          2,001.54
    OCEANSIDE        CA   92054          1            10/25/01         23
    0433426632                           05           12/01/01          0
    10438275                             O            11/01/31
    0


    5950980          K15/G01             F          123,100.00         ZZ
                                         360        122,943.81          1
                                      10.250          1,103.10         99
                                      10.000          1,103.10
    LOWELL           AR   72745          5            10/18/01         23
    0433302767                           05           12/01/01          0
    038205302987                         O            11/01/31
    0


    5951546          J95/G01             F          199,500.00         ZZ
                                         360        199,244.69          1
                                       8.250          1,498.78        107
                                       8.000          1,498.78
    COLUMBUS         IN   47201          1            11/16/01         23
    0433435575                           03           01/01/02          0
    18674226                             O            12/01/31
    0


    5951686          R65/G01             F          145,230.00         ZZ
                                         360        144,830.55          1
                                       8.500          1,116.69        103
                                       8.250          1,116.69
    LANHAM           MD   20706          2            10/23/01         23
    0433465846                           05           12/01/01          0
    20015426                             O            11/01/31
    0


    5954352          737/G01             F          185,000.00         ZZ
                                         360        184,624.34          1
                                       7.990          1,356.18        100
                                       7.740          1,356.18
    FOUNTAIN VALLEY  CA   92708          1            10/23/01         23
    0433367679                           01           12/01/01          0
    0001795319                           O            11/01/31
    0


    5955078          940/G01             F          104,101.00         ZZ
                                         360        103,920.01          1
1


                                       8.750            818.96        100
                                       8.500            818.96
    RIALTO           CA   92376          1            10/25/01         23
    0433350246                           05           12/01/01          0
    66001049                             O            11/01/31
    0


    5955642          808/G01             F          180,000.00         ZZ
                                         360        179,417.27          1
                                       8.125          1,336.50        105
                                       7.875          1,336.50
    HUGHSON          CA   95326          5            10/23/01         23
    0433388444                           05           12/01/01          0
    9423518                              O            11/01/31
    0


    5955818          664/G01             F          145,050.00         ZZ
                                         360        144,770.58          1
                                       8.250          1,089.72        107
                                       8.000          1,089.72
    PORTLAND         OR   97236          1            10/23/01         23
    0433434289                           05           12/01/01          0
    0008335424                           O            11/01/31
    0


    5957152          964/G01             F          112,350.00         ZZ
                                         360        112,122.35          1
                                       8.000            824.38        107
                                       7.750            824.38
    LAS VEGAS        NV   89115          5            10/10/01         23
    0433290806                           03           12/01/01          0
    155201                               O            11/01/31
    0


    5961364          E22/G01             F           99,000.00         ZZ
                                         360         98,854.29          1
                                       9.750            850.56         99
                                       9.250            850.56
    REDFORD          MI   48239          1            10/15/01         23
    0413050683                           05           12/01/01          0
    0413050683                           O            11/01/31
    0


    5961406          E22/G01             F           82,400.00         ZZ
                                         360         82,184.49          1
                                      10.125            730.74        103
                                       9.625            730.74
    WOODLYNNE        NJ   08107          1            10/15/01         23
    0413078411                           05           12/01/01          0
1


    0413078411                           O            11/01/31
    0


    5964462          R65/G01             F          125,650.00         ZZ
                                         360        125,388.88          1
                                       7.875            911.05        103
                                       7.625            911.05
    NORTH LAS VEGAS  NV   89031          1            10/22/01         23
    0433516523                           05           12/01/01          0
    20015292                             O            11/01/31
    0


    5964526          S20/G01             F           79,700.00         ZZ
                                         360         79,582.47          1
                                       9.875            692.08        100
                                       9.625            692.08
    GREENWOOD        SC   29649          1            10/26/01         23
    0433390234                           05           12/01/01          0
    0113693                              O            11/01/31
    0


    5966402          964/G01             F           80,780.00         ZZ
                                         360         80,624.32          1
                                       8.375            613.99        107
                                       8.125            613.99
    GLENDALE         AZ   85301          5            10/23/01         23
    0433327004                           09           12/01/01          0
    151963                               O            11/01/31
    0


    5966538          588/G01             F          197,650.00         ZZ
                                         360        197,209.43          1
                                       8.250          1,484.88        104
                                       8.000          1,484.88
    FAIRFAX          VA   22030          1            10/19/01         23
    0433363694                           05           12/01/01          0
    1051161                              O            11/01/31
    0


    5966938          J95/G01             F          106,100.00         ZZ
                                         360        105,886.57          1
                                       8.125            787.79        105
                                       7.875            787.79
    KANSAS CITY      MO   64152          1            10/25/01         23
    0433449428                           05           12/01/01          0
    0027772805                           O            11/01/31
    0


1


    5967008          J95/G01             F          142,000.00         ZZ
                                         360        141,725.63          1
                                       8.375          1,079.31        105
                                       8.125          1,079.31
    BIG LAKE         MN   55309          1            10/30/01         23
    0433608890                           05           12/01/01          0
    0027733443                           O            11/01/31
    0


    5967264          808/G01             F          218,000.00         ZZ
                                         360        217,546.94          1
                                       7.875          1,580.66        100
                                       7.625          1,580.66
    LOS ANGELES      CA   90022          1            10/15/01         23
    0433419306                           05           12/01/01          0
    9322056                              O            11/01/31
    0


    5967544          147/G01             F          340,830.00         ZZ
                                         360        340,237.40          1
                                       8.750          2,681.32        107
                                       8.500          2,681.32
    SOUTHFIELD       MI   48034          1            10/22/01         23
    0433311412                           05           12/01/01          0
    E122314                              O            11/01/31
    0


    5968372          W53/G01             F           61,750.00         ZZ
                                         360         61,645.37          1
                                       8.875            491.31         95
                                       8.625            491.31
    CORPUS CHRISTI   TX   78413          1            10/19/01         23
    0433430279                           09           12/01/01          0
    8990761200                           N            11/01/31
    0


    5968688          W53/G01             F           95,000.00         ZZ
                                         360         94,839.04          2
                                       8.875            755.86         95
                                       8.625            755.86
    CORPUS CHRISTI   TX   78413          1            10/19/01         00
    0433420015                           05           12/01/01          0
    8990761000                           N            11/01/31
    0


    5968890          W53/G01             F           95,000.00         ZZ
                                         360         94,839.04          2
                                       8.875            755.86         95
                                       8.625            755.86
1


    CORPUS CHRISTI   TX   78413          1            10/18/01         23
    0433495579                           05           12/01/01          0
    8990761100                           N            11/01/31
    0


    5970612          J95/G01             F           85,486.00         ZZ
                                         360         85,312.76          1
                                       8.000            627.27        104
                                       7.750            627.27
    FAIRVIEW HEIGHT  IL   62208          1            10/22/01         23
    0433424769                           05           12/01/01          0
    0027517358                           O            11/01/31
    0


    5971574          U05/G01             F          130,800.00         ZZ
                                         360        130,534.97          1
                                       8.000            959.76        103
                                       7.750            959.76
    HUBBARD          OR   97032          2            10/19/01         23
    0433342052                           05           12/01/01          0
    3166286                              O            11/01/31
    0


    5971908          147/G01             F          168,260.00         ZZ
                                         360        167,996.26          1
                                       9.250          1,384.24        107
                                       9.000          1,384.24
    CATONSVILLE      MD   21228          1            10/05/01         23
    0433288750                           05           12/01/01          0
    10435694                             O            11/01/31
    0


    5973610          964/G01             F          204,000.00         ZZ
                                         360        203,616.94          1
                                       8.375          1,550.55        106
                                       8.125          1,550.55
    CAVE CREEK       AZ   85331          2            10/25/01         23
    0433319373                           03           12/01/01          0
    157793                               O            11/01/31
    0


    5974790          940/G01             F          234,000.00         ZZ
                                         360        233,513.72          1
                                       7.875          1,696.66        100
                                       7.625          1,696.66
    CLAREMONT        CA   91711          1            10/23/01         23
    0433343670                           09           12/01/01          0
    60010326                             O            11/01/31
    0
1




    5975380          737/G01             F           49,440.00         ZZ
                                         360         49,368.39          1
                                       9.625            420.23        103
                                       9.375            420.23
    DETROIT          MI   48210          5            10/18/01         23
    0433365921                           05           12/01/01          0
    001792944                            O            11/01/31
    0


    5976800          642/G01             F          151,300.00         ZZ
                                         360        151,036.94          1
                                       8.750          1,190.28        103
                                       8.500          1,190.28
    SWARTZ CREEK     MI   48473          1            10/09/01         23
    0433376530                           05           12/01/01          0
    09159601                             O            11/01/31
    0


    5976886          664/G01             F          257,200.00         ZZ
                                         360        256,651.86          1
                                       7.750          1,842.62        103
                                       7.500          1,842.62
    KENT             WA   98042          1            10/23/01         23
    0433397098                           05           12/01/01          0
    316691                               O            11/01/31
    0


    5977758          U45/G01             F          138,000.00         ZZ
                                         360        137,789.31          2
                                       9.375          1,147.81        100
                                       9.125          1,147.81
    OXFORD           MS   38655          1            10/03/01         23
    0433329430                           05           12/01/01          0
    0020206003                           O            11/01/31
    0


    5978030          U05/G01             F           67,000.00         ZZ
                                         360         66,870.95          1
                                       8.250            503.35        100
                                       8.000            503.35
    SAN ANTONIO      TX   78218          1            10/18/01         23
    0433309986                           05           12/01/01          0
    3168391                              O            11/01/31
    0


    5979370          E86/G01             F           92,700.00         ZZ
                                         360         92,562.13          1
1


                                       9.500            779.47        103
                                       9.250            779.47
    CORNING          NY   14830          5            10/24/01         23
    0433369089                           05           12/01/01          0
    0000148172                           O            11/01/31
    0


    5981608          U62/G01             F          172,300.00         ZZ
                                         360        171,940.62          1
                                       8.125          1,279.32        105
                                       7.875          1,279.32
    IONE             CA   95640          5            10/23/01         23
    0433382967                           05           12/01/01          0
    2001298848                           O            11/01/31
    0


    5981844          940/G01             F          266,430.00         ZZ
                                         360        265,890.11          1
                                       8.000          1,954.97        107
                                       7.750          1,954.97
    REDLANDS         CA   92374          1            10/19/01         23
    0433323078                           05           12/01/01          0
    40011090                             O            11/01/31
    0


    5983658          J95/G01             F          246,500.00         ZZ
                                         360        246,025.17          1
                                       8.250          1,851.88        100
                                       8.000          1,851.88
    EUGENE           OR   97404          5            10/22/01         23
    0433389012                           05           12/01/01          0
    0027639442                           O            11/01/31
    0


    5984432          E87/G01             F          130,500.00         ZZ
                                         360        129,737.24          1
                                       8.250            980.40        107
                                       8.000            980.40
    NORTH HIGHLANDS  CA   95660          5            10/24/01         23
    0433392297                           05           12/01/01          0
    70003808                             O            11/01/31
    0


    5984460          700/G01             F          135,000.00         ZZ
                                         360        134,851.97          1
                                       9.000          1,086.24        100
                                       8.750          1,086.24
    SANTA ANA        CA   92706          1            11/01/01         23
    0433474889                           01           01/01/02          0
1


    00262543                             O            12/01/31
    0


    5984806          964/G01             F           77,040.00         ZZ
                                         360         76,883.90          1
                                       8.000            565.29        107
                                       7.750            565.29
    GLENDALE         AZ   85306          5            10/24/01         23
    0433466935                           01           12/01/01          0
    150579                               O            11/01/31
    0


    5985926          E22/G01             F           43,569.00         ZZ
                                         360         43,498.84          1
                                      10.500            398.54        103
                                      10.000            398.54
    KANSAS CITY      KS   66104          1            10/16/01         23
    0412936361                           05           11/01/01          0
    0412936361                           O            10/01/31
    0


    5986176          E22/G01             F          201,828.00         ZZ
                                         360        201,543.23          1
                                       9.750          1,734.01        103
                                       9.500          1,734.01
    DENVER           CO   80239          1            10/15/01         23
    0413149212                           05           12/01/01          0
    0413149212                           O            11/01/31
    0


    5986178          E22/G01             F          258,519.00         ZZ
                                         360        258,182.10          1
                                      10.125          2,292.61        103
                                       9.625          2,292.61
    AZUSA            CA   91702          1            10/10/01         23
    0413149428                           05           12/01/01          0
    0413149428                           O            11/01/31
    0


    5987644          T17/G01             F          298,700.00         ZZ
                                         360        298,193.65          1
                                      10.750          2,788.31        103
                                      10.500          2,788.31
    HUGHESVILLE      MD   20637          5            10/18/01         23
    0433408374                           05           11/21/01          0
    01080668                             O            10/21/31
    0


1


    5992054          E86/G01             F           88,200.00         ZZ
                                         360         88,029.47          1
                                       8.250            662.62        100
                                       8.000            662.62
    CHARLOTTE        NC   28269          1            10/30/01         23
    0433373339                           05           12/01/01          0
    1                                    O            11/01/31
    0


    5993538          950/G01             F          231,750.00         ZZ
                                         360        231,314.83          1
                                       8.375          1,761.47        103
                                       8.125          1,761.47
    PUYALLUP         WA   98373          1            10/23/01         23
    0433399425                           05           12/01/01          0
    N510707                              O            11/01/31
    0


    5994602          642/G01             F           49,220.00         ZZ
                                         360         49,108.77          1
                                       8.750            387.21        107
                                       8.500            387.21
    CRETE            NE   68333          1            10/22/01         23
    0433395787                           05           12/01/01          0
    09174001                             O            11/01/31
    0


    5997236          J95/G01             F          155,000.00         ZZ
                                         360        154,692.76          1
                                       8.125          1,150.88        107
                                       7.875          1,150.88
    EUGENE           OR   97402          1            10/19/01         23
    0433404704                           05           12/01/01          0
    27699073                             O            11/01/31
    0


    5998818          588/G01             F          401,250.00         ZZ
                                         360        390,354.05          1
                                       8.500          3,085.27        107
                                       8.250          3,085.27
    GAITHERSBURG     MD   20877          1            11/30/01         23
    0433482023                           05           01/01/02          0
    1050784                              O            12/01/31
    0


    5999374          P01/G01             F           63,650.00         ZZ
                                         360         63,471.96          2
                                       8.875            506.43         95
                                       8.625            506.43
1


    ALBANY           NY   12206          1            10/30/01         23
    0433402757                           05           12/01/01          0
    010006793                            N            11/01/31
    0


    5999432          808/G01             F          243,000.00         ZZ
                                         360        242,531.94          1
                                       8.250          1,825.58        100
                                       8.000          1,825.58
    TUSTIN           CA   92782          1            10/22/01         23
    0433352465                           01           12/01/01          0
    9322256                              O            11/01/31
    0


    6001000          W99/G01             F           80,250.00         ZZ
                                         180         79,343.32          1
                                       8.375            784.39        107
                                       8.125            784.39
    COLUMBIA         SC   29201          5            10/23/01         23
    0433324399                           05           11/29/01          0
    999999999                            O            10/29/16
    0


    6002268          642/G01             F          210,000.00         ZZ
                                         360        209,634.89          1
                                       8.750          1,652.07        100
                                       8.500          1,652.07
    SALINAS          CA   93906          1            10/22/01         23
    0433302056                           02           12/01/01          0
    09176901                             O            11/01/31
    0


    6002724          U05/G01             F          125,750.00         ZZ
                                         360        125,488.68          1
                                       7.875            911.77        100
                                       7.625            911.77
    MEDFORD          OR   97504          1            10/19/01         23
    0433346343                           05           12/01/01          0
    3173876                              O            11/01/31
    0


    6003404          940/G01             F           60,000.00         ZZ
                                         360         59,895.69          1
                                       8.750            472.02        100
                                       8.500            472.02
    SALTON CITY      CA   92275          1            10/23/01         23
    0433365822                           05           12/01/01          0
    40011075                             O            11/01/31
    0
1




    6003890          K81/G01             F          141,753.00         ZZ
                                         360        141,352.37          1
                                       8.000          1,040.13        100
                                       7.750          1,040.13
    NORTH LAS VEGAS  NV   89032          1            10/22/01         23
    0433503141                           03           12/01/01          0
    1001882                              O            11/01/31
    0


    6005490          940/G01             F          163,152.00         ZZ
                                         360        162,812.94          1
                                       7.875          1,182.97         99
                                       7.625          1,182.97
    HIGHLAND         CA   92346          1            10/26/01         23
    0433426020                           05           12/01/01          0
    61010124                             O            11/01/31
    0


    6007030          K15/G01             F           96,800.00         ZZ
                                         360         96,686.66          1
                                      10.625            894.53        103
                                      10.375            894.53
    CLEVELAND        OH   44111          5            10/22/01         23
    0433308483                           05           12/01/01          0
    028705303799                         O            11/01/31
    0


    6010810          E82/G01             F           83,000.00         ZZ
                                         360         82,831.20          1
                                      10.250            743.76        100
                                      10.000            743.76
    BARRE            VT   05641          1            10/19/01         23
    0400517876                           05           12/01/01          0
    0400517876                           O            11/01/31
    0


    6010884          E22/G01             F           84,800.00         ZZ
                                         360         84,597.55          1
                                       8.625            659.57        106
                                       8.125            659.57
    LAKELAND         FL   33811          1            09/07/01         23
    0413017914                           03           11/01/01          0
    0413017914                           O            10/01/31
    0


    6011068          E22/G01             F          107,600.00         ZZ
                                         360        107,408.06          1
1


                                       8.625            836.90        100
                                       8.375            836.90
    SANGER           TX   76266          1            10/17/01         23
    0413185026                           05           12/01/01          0
    0413185026                           O            11/01/31
    0


    6011256          J95/G01             F          113,420.00         ZZ
                                         360        113,153.27          1
                                       7.875            822.37        107
                                       7.625            822.37
    KNOXVILLE        TN   37909          2            10/23/01         23
    0433330594                           05           12/01/01          0
    0023715006                           O            11/01/31
    0


    6011544          J95/G01             F           96,600.00         ZZ
                                         360         96,413.92          1
                                       8.250            725.73        105
                                       8.000            725.73
    WINSTON-SALEM    NC   27103          2            10/25/01         23
    0433346863                           05           12/01/01          0
    0027687227                           O            11/01/31
    0


    6013390          K15/G01             F           72,400.00         ZZ
                                         360         72,310.58          1
                                      10.375            655.51        103
                                      10.125            655.51
    EUBANK           KY   42567          5            10/22/01         23
    0433328382                           05           12/01/01          0
    019105301920                         O            11/01/31
    0


    6013836          808/G01             F          185,400.00         ZZ
                                         360        185,024.31          1
                                       8.000          1,360.40        103
                                       7.750          1,360.40
    MODESTO          CA   95350          1            10/10/01         23
    0433342128                           05           12/01/01          0
    9423263                              O            11/01/31
    0


    6014412          642/G01             F          104,500.00         ZZ
                                         360        104,313.57          1
                                       8.625            812.79         95
                                       8.375            812.79
    SOUTH BEND       IN   46637          1            10/31/01         23
    0433326436                           05           12/01/01          0
1


    10169401                             N            11/01/31
    0


    6016904          K15/G01             F           90,600.00         ZZ
                                         360         90,425.12          1
                                      10.875            854.26        103
                                      10.625            854.26
    CASA GRANDE      AZ   85222          5            09/21/01         23
    0433294907                           05           11/01/01          0
    021705303932                         O            10/01/31
    0


    6017328          N46/G01             F          127,000.00         ZZ
                                         360        126,784.81          1
                                       8.875          1,010.47        100
                                       8.625          1,010.47
    CHARLOTTE        NC   28227          1            10/22/01         23
    0433336195                           05           12/01/01          0
    201549                               O            11/01/31
    0


    6018302          642/G01             F           85,600.00         ZZ
                                         360         85,422.10          1
                                       7.875            620.66        107
                                       7.625            620.66
    PITTSBURG        PA   15205          1            10/11/01         23
    0433295292                           05           12/01/01          0
    10112001                             O            11/01/31
    0


    6018764          642/G01             F          175,000.00         ZZ
                                         360        174,603.19          1
                                       8.875          1,392.38        107
                                       8.625          1,392.38
    COLLINSVILLE     VA   24078          2            09/05/01         23
    0433299054                           05           11/01/01          0
    07194701                             O            10/01/31
    0


    6020210          642/G01             F          240,750.00         ZZ
                                         360        240,331.43          1
                                       8.750          1,893.98        107
                                       8.500          1,893.98
    DEERFIELD        WI   53531          2            10/22/01         23
    0433317559                           05           12/01/01          0
    09172101                             O            11/01/31
    0


1


    6020880          642/G01             F          121,980.00         ZZ
                                         360        121,756.74          1
                                       8.500            937.92        107
                                       8.250            937.92
    COLUMBIA         SC   29223          5            10/22/01         23
    0433324217                           05           12/01/01          0
    10112301                             O            11/01/31
    0


    6021170          685/G01             F          146,000.00         ZZ
                                         360        145,817.86          1
                                       8.375          1,109.71        100
                                       8.125          1,109.71
    THOUSAND OAKS    CA   91360          1            11/09/01         23
    0433387941                           01           01/01/02          0
    127291                               O            12/01/31
    0


    6021176          J95/G01             F          175,550.00         ZZ
                                         360        175,288.60          1
                                       7.500          1,227.48        101
                                       7.250          1,227.48
    OLIVE BRANCH     MS   38654          2            11/14/01         23
    0433395209                           05           01/01/02          0
    0027592807                           O            12/01/31
    0


    6021244          U05/G01             F          123,000.00         ZZ
                                         360        122,842.60          1
                                       8.250            924.06        107
                                       8.000            924.06
    LAUREL           MD   20707          2            11/14/01         23
    0433431160                           01           01/01/02          0
    3173613                              O            12/01/31
    0


    6021250          964/G01             F          110,500.00         ZZ
                                         360        110,381.95          1
                                       9.125            899.06        102
                                       8.875            899.06
    PHOENIX          AZ   85019          5            11/06/01         23
    0433391208                           05           01/01/02          0
    151637                               O            12/01/31
    0


    6022438          R56/G01             F          111,500.00         ZZ
                                         360        111,206.36          1
                                       7.625            789.19        104
                                       7.375            789.19
1


    PHOENIX          AZ   85051          5            10/24/01         23
    0433393352                           05           12/01/01          0
    01119221AZ                           O            11/01/31
    0


    6023770          964/G01             F          146,950.00         ZZ
                                         360        146,681.04          1
                                       8.500          1,129.92        100
                                       8.250          1,129.92
    LAS VEGAS        NV   89141          1            10/22/01         23
    0433347853                           03           12/01/01          0
    156646                               O            11/01/31
    0


    6024684          642/G01             F           92,000.00         ZZ
                                         360         91,825.77          1
                                       8.375            699.27        102
                                       8.125            699.27
    RICHMOND         VA   23230          1            10/17/01         23
    0433389285                           05           12/01/01          0
    10133701                             O            11/01/31
    0


    6025166          642/G01             F           84,150.00         ZZ
                                         180         83,303.76          1
                                       8.625            834.84         99
                                       8.375            834.84
    RICHMOND         VA   23228          2            10/15/01         23
    0433293685                           05           12/01/01          0
    08187301                             O            11/01/16
    0


    6025510          950/G01             F          138,125.00         ZZ
                                         360        137,787.44          1
                                       8.125          1,025.57        105
                                       7.875          1,025.57
    SUSANVILLE       CA   96130          1            10/23/01         23
    0433404894                           05           12/01/01          0
    A7108027                             O            11/01/31
    0


    6025952          313/G01             F           89,750.00         ZZ
                                         360         89,658.99          2
                                       9.375            746.50         95
                                       9.125            746.50
    CHICAGO          IL   60619          1            12/06/01         11
    0433581899                           05           01/01/02         30
    0008425787                           O            12/01/31
    0
1




    6026556          F61/G01             F          255,900.00         ZZ
                                         360        255,546.63          1
                                       7.875          1,855.45         99
                                       7.625          1,855.45
    KENT             WA   98042          1            11/13/01         23
    0433424918                           01           01/01/02          0
    011610S                              O            12/01/31
    0


    6026844          G75/G01             F          111,250.00         ZZ
                                         360        111,046.36          1
                                       8.500            855.42        107
                                       8.250            855.42
    CHESTER          VA   23832          1            10/26/01         23
    0433386976                           05           12/01/01          0
    04494174                             O            11/01/31
    0


    6028750          940/G01             F           56,650.00         ZZ
                                         360         56,572.15          1
                                       9.875            491.92        103
                                       9.625            491.92
    HESPERIA         CA   92345          1            10/28/01         23
    0433373347                           05           12/01/01          0
    65010383                             O            11/01/31
    0


    6031004          950/G01             F          153,470.00         ZZ
                                         360        153,290.86          1
                                       8.750          1,207.35        103
                                       8.500          1,207.35
    SUSANVILLE       CA   96130          1            11/26/01         23
    0433485760                           05           01/01/02          0
    A7110005                             O            12/01/31
    0


    6031442          R56/G01             F          206,000.00         ZZ
                                         360        205,831.07          1
                                      10.375          1,865.14        103
                                      10.125          1,865.14
    SANTA MARIA      CA   93455          5            11/08/01         23
    0433481728                           05           01/01/02          0
    01118381CA                           O            12/01/31
    0


    6031548          950/G01             F          273,000.00         ZZ
                                         360        272,474.33          1
1


                                       8.000          2,003.18        102
                                       7.750          2,003.18
    SAMMAMISH        WA   98074          1            11/05/01         23
    0433453099                           05           01/01/02          0
    E7108038                             O            12/01/31
    0


    6032188          U62/G01             F          145,520.00         ZZ
                                         360        145,246.77          1
                                       8.375          1,106.06        107
                                       8.125          1,106.06
    CHRISTIANA       PA   17509          2            10/25/01         23
    0433381670                           05           12/01/01          0
    2001307316                           O            11/01/31
    0


    6033946          E22/G01             F          172,950.00         ZZ
                                         360        170,980.86          1
                                       9.250          1,422.82        100
                                       8.750          1,422.82
    FRESNO           CA   93720          1            09/10/01         23
    0412985541                           05           11/01/01          0
    0412985541                           O            10/01/31
    0


    6033998          E22/G01             F          118,800.00         ZZ
                                         360        118,588.08          1
                                       8.625            924.01         99
                                       8.375            924.01
    NORTH HIGHLAND   CA   95608          1            10/11/01         23
    0413084849                           05           12/01/01          0
    0413084849                           O            11/01/31
    0


    6034008          E22/G01             F          169,800.00         ZZ
                                         360        169,590.24          1
                                      10.375          1,537.38        103
                                       9.875          1,537.38
    BAKERSFIELD      CA   93308          1            10/10/01         23
    0413105024                           05           12/01/01          0
    0413105024                           O            11/01/31
    0


    6034012          E22/G01             F           82,400.00         ZZ
                                         360         82,300.88          1
                                      10.500            753.75        103
                                      10.000            753.75
    HOUSTON          TX   77004          1            10/15/01         23
    0413107038                           05           12/01/01          0
1


    0413107038                           O            11/01/31
    0


    6035460          E60/G01             F          278,090.00         ZZ
                                         360        277,497.34          1
                                       7.750          1,992.28        107
                                       7.500          1,992.28
    PASO ROBLES      CA   93446          1            10/10/01         23
    0433325750                           05           12/01/01          0
    0501876                              O            11/01/31
    0


    6035590          J40/G01             F          149,800.00         ZZ
                                         360        149,532.76          1
                                       8.625          1,165.13        107
                                       8.375          1,165.13
    INDIANAPOLIS     IN   46268          5            10/26/01         23
    0433441011                           03           12/01/01          0
    1068383                              O            11/01/31
    0


    6035960          S20/G01             F          162,500.00         ZZ
                                         360        162,275.74          1
                                       9.875          1,411.07        100
                                       9.625          1,411.07
    COLUMBIA         SC   29206          5            10/24/01         23
    0433392909                           05           12/01/01          0
    0113663                              O            11/01/31
    0


    6036516          P29/G01             F          171,250.00         ZZ
                                         360        170,928.45          1
                                       8.375          1,301.62         96
                                       8.125          1,301.62
    BURNSVILLE       MN   55337          2            10/23/01         23
    0433329935                           05           12/01/01          0
    6036516                              O            11/01/31
    0


    6036810          737/G01             F          121,540.00         ZZ
                                         360        121,410.15          1
                                       9.125            988.89        103
                                       8.875            988.89
    ASHEBORO         NC   27205          2            11/07/01         23
    0433487725                           05           01/01/02          0
    2042565                              O            12/01/31
    0


1


    6037456          R65/G01             F          230,000.00         ZZ
                                         360        229,630.00          1
                                       9.125          1,871.36        100
                                       8.875          1,871.36
    OXNARD           CA   93033          1            11/02/01         23
    0433454683                           05           12/01/01          0
    20015447                             O            11/01/31
    0


    6039672          700/G01             F          137,000.00         ZZ
                                         360        136,568.11          1
                                       8.750          1,077.78        103
                                       8.500          1,077.78
    MONTGOMERY VILL  MD   20886          2            10/23/01         23
    0433423068                           09           12/01/01          0
    00240095                             O            11/01/31
    0


    6040348          L57/G01             F          118,750.00         ZZ
                                         360        118,553.95          1
                                       9.000            955.49         95
                                       8.750            955.49
    ATLANTA          GA   30314          1            10/24/01         23
    0433351327                           05           12/01/01          0
    2001397                              N            11/01/31
    0


    6041120          642/G01             F          123,500.00         ZZ
                                         360        123,279.68          1
                                       8.625            960.57        103
                                       8.375            960.57
    BADEN            PA   15005          5            10/24/01         23
    0433327954                           05           12/01/01          0
    10113201                             O            11/01/31
    0


    6042036          808/G01             F          126,434.00         ZZ
                                         360        126,177.79          1
                                       8.000            927.73        100
                                       7.750            927.73
    ONTARIO          CA   91762          1            10/25/01         23
    0433388717                           05           12/01/01          0
    9322090                              O            11/01/31
    0


    6042080          J95/G01             F          174,350.00         ZZ
                                         360        174,022.61          1
                                       8.375          1,325.19        105
                                       8.125          1,325.19
1


    GILBERT          AZ   85234          1            10/24/01         23
    0433414950                           03           12/01/01          0
    0027641497                           O            11/01/31
    0


    6042146          U68/G01             F           69,900.00         ZZ
                                         360         69,772.06          1
                                       8.500            537.47         95
                                       8.250            537.47
    HOUSTON          TX   77057          1            10/25/01         01
    0433362829                           01           12/01/01         30
    01TX5010                             O            11/01/31
    0


    6042300          J95/G01             F          191,500.00         ZZ
                                         360        191,052.90          1
                                       8.125          1,421.88        105
                                       7.875          1,421.88
    MILWAUKIE        OR   97267          2            10/24/01         23
    0433450483                           05           12/01/01          0
    27708254                             O            11/01/31
    0


    6044456          664/G01             F           50,290.00         ZZ
                                         360         50,177.31          1
                                       7.500            351.64        107
                                       7.250            351.64
    DE LEON          TX   76444          1            11/02/01         23
    0433406642                           05           12/01/01          0
    0008419558                           O            11/01/31
    0


    6044948          737/G01             F           85,000.00         ZZ
                                         360         84,918.23          2
                                       9.625            722.49        100
                                       9.375            722.49
    CHICAGO          IL   60624          1            11/07/01         23
    0433331998                           05           01/01/02          0
    0001796580                           O            12/01/31
    0


    6045130          J95/G01             F           77,250.00         ZZ
                                         360         77,147.04          1
                                       8.125            573.58        103
                                       7.875            573.58
    GRANTS PASS      OR   97526          1            11/30/01         23
    0433499746                           05           01/01/02          0
    0027974427                           O            12/01/31
    0
1




    6045456          K15/G01             F          160,300.00         ZZ
                                         180        158,851.71          1
                                       7.625          1,497.41         98
                                       7.375          1,497.41
    BROOKLYN         OH   44144          5            10/25/01         23
    0433325453                           05           12/01/01          0
    028705303826                         O            11/01/16
    0


    6046400          U05/G01             F           76,550.00         ZZ
                                         360         76,402.57          1
                                       8.250            575.09        107
                                       8.000            575.09
    COLUMBIA         SC   29206          5            10/29/01         23
    0433344082                           01           12/01/01          0
    3175563                              O            11/01/31
    0


    6047326          N67/G01             F           79,325.00         ZZ
                                         360         79,187.08          1
                                       8.750            624.05         95
                                       8.500            624.05
    VIRGINIA BEACH   VA   23454          1            10/25/01         23
    0433407186                           05           12/01/01          0
    3250007628                           N            11/01/31
    0


    6047350          470/G01             F          236,385.00         ZZ
                                         360        235,963.29          1
                                       8.625          1,838.58        103
                                       8.375          1,838.58
    CORONA           CA   91719          1            10/19/01         23
    0433351830                           05           12/01/01          0
    110100153                            O            11/01/31
    0


    6047610          A11/G01             F          174,000.00         ZZ
                                         360        173,540.05          1
                                       8.125          1,291.95        104
                                       7.875          1,291.95
    GRAND BLANC      MI   48439          1            10/24/01         23
    0433328242                           05           11/24/01          0
    1611510101                           O            10/24/31
    0


    6048406          642/G01             F          239,000.00         ZZ
                                         360        238,503.31          1
1


                                       7.875          1,732.92        104
                                       7.625          1,732.92
    CORAL SPRINGS    FL   33067          2            10/24/01         23
    0433313483                           05           12/01/01          0
    10130301                             O            11/01/31
    0


    6049060          588/G01             F          137,250.00         ZZ
                                         360        136,921.59          1
                                       8.625          1,067.52         95
                                       8.375          1,067.52
    TOWN OF BELVIDE  NJ   07823          1            09/28/01         23
    0433295276                           05           11/01/01          0
    00010502192                          O            10/01/31
    0


    6049796          P48/G01             F          267,500.00         ZZ
                                         360        267,195.16          1
                                      10.750          2,497.06        103
                                      10.500          2,497.06
    KENOSHA          WI   53142          1            10/25/01         23
    0433335221                           05           12/01/01          0
    6049796                              O            11/01/31
    0


    6050958          S20/G01             F          170,200.00         ZZ
                                         360        169,911.62          1
                                       8.875          1,354.19         99
                                       8.625          1,354.19
    LORIS            SC   29569          5            10/29/01         23
    0433387735                           05           12/02/01          0
    0113738                              O            11/02/31
    0


    6051114          737/G01             F          187,250.00         ZZ
                                         360        186,915.96          1
                                       8.625          1,456.41        107
                                       8.375          1,456.41
    RIALTO           CA   92377          5            10/17/01         23
    0433364155                           05           12/01/01          0
    0001795152                           O            11/01/31
    0


    6051940          W33/G01             F           96,300.00         ZZ
                                         360         96,087.23          1
                                       9.000            774.85        107
                                       8.750            774.85
    SOUTH HAVEN      MI   49090          5            10/25/01         23
    0433386828                           05           11/29/01          0
1


    0127315                              O            10/29/31
    0


    6053710          K15/G01             F          179,900.00         ZZ
                                         360        179,618.06          1
                                       9.250          1,479.99         97
                                       9.000          1,479.99
    ROCHESTER HILLS  MI   48306          5            10/26/01         23
    0433328648                           05           12/01/01          0
    035605303599                         O            11/01/31
    0


    6054196          U05/G01             F          129,450.00         ZZ
                                         360        129,114.73          1
                                       7.500            905.13        107
                                       7.250            905.13
    NOBLESVILLE      IN   46060          2            10/26/01         23
    0433370327                           05           12/01/01          0
    3165993                              O            11/01/31
    0


    6055702          964/G01             F          233,000.00         ZZ
                                         360        232,678.25          1
                                       7.875          1,689.41        107
                                       7.625          1,689.41
    LAS VEGAS        NV   89117          5            11/02/01         23
    0433373941                           05           01/01/02          0
    152772                               O            12/01/31
    0


    6056686          470/G01             F          206,000.00         ZZ
                                         360        205,561.00          1
                                       7.750          1,475.81        106
                                       7.500          1,475.81
    NORCO            CA   92860          1            10/25/01         23
    0433398179                           05           12/01/01          0
    10100157                             O            11/01/31
    0


    6059566          E22/G01             F          212,000.00         ZZ
                                         360        211,601.93          1
                                       8.375          1,611.35        100
                                       8.125          1,611.35
    COURTLAND        CA   95615          1            10/12/01         23
    0412980666                           05           12/01/01          0
    0412980666                           O            11/01/31
    0


1


    6059620          E22/G01             F          154,850.00         ZZ
                                         360        154,470.77          1
                                       8.500          1,190.66         95
                                       8.000          1,190.66
    NASHVILLE        TN   37214          1            09/28/01         23
    0413069667                           03           11/01/01          0
    0413069667                           O            10/01/31
    0


    6059738          E22/G01             F          134,500.00         ZZ
                                         360        134,253.82          1
                                       8.500          1,034.19        107
                                       8.250          1,034.19
    DALLAS           TX   75228          1            10/15/01         23
    0413127663                           05           12/01/01          0
    0413127663                           O            11/01/31
    0


    6059740          E22/G01             F          307,000.00         ZZ
                                         360        306,345.75          1
                                       7.750          2,199.39        107
                                       7.250          2,199.39
    SIMI VALLEY      CA   93063          1            10/16/01         23
    0413128067                           05           12/01/01          0
    0413128067                           O            11/01/31
    0


    6059760          E22/G01             F          269,700.00         ZZ
                                         360        269,375.66          1
                                      10.500          2,467.05        103
                                      10.250          2,467.05
    SANTA ROSA       CA   95401          5            10/12/01         23
    0413140724                           05           12/01/01          0
    0413140724                           O            11/01/31
    0


    6059770          E22/G01             F          192,700.00         ZZ
                                         360        191,382.99          1
                                      10.000          1,691.08         99
                                       9.500          1,691.08
    BIRMINGHAM       AL   35244          1            10/19/01         23
    0413143843                           03           12/01/01          0
    0413143843                           O            11/01/31
    0


    6059794          E22/G01             F          158,620.00         ZZ
                                         360        158,351.26          1
                                       8.875          1,262.05        103
                                       8.375          1,262.05
1


    MODESTO          CA   95358          1            10/17/01         23
    0413160136                           05           12/01/01          0
    0413160136                           O            11/01/31
    0


    6059796          E22/G01             F          151,950.00         ZZ
                                         360        151,699.15          1
                                       9.000          1,222.62         95
                                       8.750          1,222.62
    LAKE DALLAS      TX   75065          1            10/19/01         23
    0413161613                           05           12/01/01          0
    0413161613                           N            11/01/31
    0


    6059814          E22/G01             F          202,500.00         ZZ
                                         360        202,119.75          1
                                       8.375          1,539.15        102
                                       7.875          1,539.15
    FLAGSTAFF        AZ   86001          1            10/17/01         23
    0413201559                           05           12/01/01          0
    0413201559                           O            11/01/31
    0


    6060740          J95/G01             F          108,000.00         ZZ
                                         360        107,817.00          1
                                       8.875            859.30        100
                                       8.625            859.30
    GREENSBORO       NC   27405          2            10/29/01         23
    0433446275                           05           12/01/01          0
    0027743715                           O            11/01/31
    0


    6061578          003/G01             F           80,000.00         ZZ
                                         360         79,860.88          1
                                       8.750            629.37        100
                                       8.500            629.37
    MIAMI            FL   33196          1            10/26/01         23
    0433406113                           01           12/01/01          0
    0021578190                           O            11/01/31
    0


    6061594          U18/G01             F           65,900.00         ZZ
                                         360         65,828.71          1
                                      10.990            627.08        100
                                      10.740            627.08
    BIRMINGHAM       AL   35235          1            10/24/01         23
    0433363363                           05           12/01/01          0
    6061594                              O            11/01/31
    0
1




    6062882          F64/G01             F          159,300.00         ZZ
                                         360        159,183.36          1
                                      10.900          1,505.03         99
                                      10.650          1,505.03
    GREENSBORO       NC   27410          1            11/16/01         23
    0433395639                           05           01/01/02          0
    00001478                             O            12/01/31
    0


    6063280          J95/G01             F           90,640.00         ZZ
                                         360         90,483.49          1
                                       8.875            721.18        103
                                       8.625            721.18
    ROSEBURG         OR   97470          1            10/26/01         23
    0433482866                           05           12/01/01          0
    0027860972                           O            11/01/31
    0


    6067114          B57/G01             F          144,050.00         ZZ
                                         360        143,743.03          1
                                       7.750          1,031.99        103
                                       7.500          1,031.99
    CHANDLER         AZ   85225          1            10/26/01         23
    0433344918                           03           12/01/01          0
    21A0756                              O            11/01/31
    0


    6067788          E45/G01             F          236,900.00         ZZ
                                         360        236,407.69          1
                                       7.875          1,717.69        103
                                       7.625          1,717.69
    KING             NC   27021          5            10/30/01         23
    0433372034                           05           12/01/01          0
    175678                               O            11/01/31
    0


    6068412          J40/G01             F           93,936.00         ZZ
                                         360         93,858.96          1
                                      12.250            984.35        103
                                      12.000            984.35
    INGLIS           FL   34449          1            10/19/01         23
    0433358736                           05           12/01/01          0
    1068008                              O            11/01/31
    0


    6069382          700/G01             F          160,000.00         ZZ
                                         360        159,714.58          1
1


                                       8.625          1,244.46        100
                                       8.375          1,244.46
    CLAREMONT        CA   91711          1            10/26/01         23
    0433395449                           05           12/01/01          0
    00262290                             O            11/01/31
    0


    6069616          J40/G01             F           72,000.00         ZZ
                                         360         71,901.06          1
                                       9.875            625.21        100
                                       9.625            625.21
    EDGEWATER        FL   32141          1            10/26/01         23
    0433411832                           05           12/01/01          0
    1066738                              O            11/01/31
    0


    6069828          964/G01             F          158,600.00         ZZ
                                         360        158,386.45          1
                                       8.000          1,163.75        103
                                       7.750          1,163.75
    SHANDON          CA   93461          1            10/30/01         23
    0433329166                           05           01/01/02          0
    134338                               O            12/01/31
    0


    6070032          K15/G01             F           74,900.00         ZZ
                                         360         74,812.31          1
                                      10.625            692.15        100
                                      10.375            692.15
    GEORGETOWN       IN   47122          5            10/26/01         23
    0433327921                           05           12/01/01          0
    019005302122                         O            11/01/31
    0


    6070426          U62/G01             F          201,500.00         ZZ
                                         360        201,192.35          1
                                       9.375          1,675.97        103
                                       9.125          1,675.97
    MURRIETA         CA   92562          5            10/26/01         23
    0433381928                           05           12/01/01          0
    2001307052                           O            11/01/31
    0


    6071388          664/G01             F          135,850.00         ZZ
                                         360        135,619.82          1
                                       8.875          1,080.89        107
                                       8.625          1,080.89
    SCHAUMBURG       IL   60193          1            10/31/01         23
    0433434826                           01           12/01/01          0
1


    0008390635                           O            11/01/31
    0


    6072506          E60/G01             F          254,550.00         ZZ
                                         360        254,047.07          1
                                       8.125          1,890.03         95
                                       7.875          1,890.03
    WALNUT CREEK     CA   94596          1            10/17/01         23
    0433406683                           01           12/01/01          0
    513757                               O            11/01/31
    0


    6072774          G75/G01             F           97,850.00         ZZ
                                         360         97,656.66          1
                                       8.125            726.54        106
                                       7.875            726.54
    RICHMOND         VA   23225          1            10/31/01         23
    0433399896                           05           12/01/01          0
    04473714                             O            11/01/31
    0


    6073006          U28/G01             F           48,150.00         ZZ
                                         360         48,038.05          1
                                       8.250            361.73        107
                                       8.000            361.73
    GARFIELD         GA   30425          1            11/02/01         23
    0433387149                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6073238          E45/G01             F          100,940.00         ZZ
                                         360        100,732.95          1
                                       8.625            785.10        103
                                       8.375            785.10
    JACKSONVILLE     FL   32216          1            10/30/01         23
    0433476223                           05           12/01/01          0
    165068                               O            11/01/31
    0


    6073630          624/G01             F          109,150.00         ZZ
                                         360        108,960.25          1
                                       8.750            858.68        102
                                       8.500            858.68
    WINTON           CA   95388          5            10/15/01         23
    0433345659                           05           12/01/01          0
    43200510373F                         O            11/01/31
    0


1


    6074046          J40/G01             F           74,100.00         ZZ
                                         360         73,974.45          1
                                       8.875            589.57         95
                                       8.625            589.57
    TALLAHASSEE      FL   32310          1            10/26/01         23
    0433469145                           05           12/01/01          0
    1068176                              N            11/01/31
    0


    6074350          B39/G01             F          123,715.00         ZZ
                                         360        123,581.43          1
                                      11.000          1,178.17        100
                                      10.750          1,178.17
    MINNEAPOLIS      MN   55412          1            10/26/01         23
    0433340833                           05           12/01/01          0
    20012642F                            O            11/01/31
    0


    6075778          T17/G01             F          244,000.00         ZZ
                                         360        243,402.42          1
                                       8.500          1,876.15         97
                                       8.250          1,876.15
    RALEIGH          NC   27606          1            10/26/01         23
    0433429677                           05           11/24/01          0
    01100553                             O            10/24/31
    0


    6075780          T17/G01             F           44,940.00         ZZ
                                         360         44,891.98          1
                                       9.125            365.65        107
                                       8.875            365.65
    TAMPA            FL   33612          1            12/04/01         23
    0433492030                           05           01/02/02          0
    01080709                             O            12/02/31
    0


    6076218          737/G01             F          176,500.00         ZZ
                                         360        176,151.27          1
                                       8.125          1,310.51        106
                                       7.875          1,310.51
    TEMPE            AZ   85283          2            10/25/01         23
    0433429636                           05           12/01/01          0
    2040968                              O            11/01/31
    0


    6077126          J95/G01             F          142,140.00         ZZ
                                         360        141,844.25          1
                                       8.000          1,042.98        103
                                       7.750          1,042.98
1


    HIRAM            GA   30141          1            10/26/01         23
    0433344975                           05           12/01/01          0
    0027727015                           O            11/01/31
    0


    6077568          U62/G01             F          123,000.00         ZZ
                                         360        122,826.45          1
                                       9.750          1,056.76         99
                                       9.500          1,056.76
    TAYLORS          SC   29687          2            10/26/01         23
    0433372067                           05           12/01/01          0
    2001301348                           O            11/01/31
    0


    6077656          964/G01             F          210,000.00         ZZ
                                         360        209,595.50          1
                                       8.250          1,577.66         97
                                       8.000          1,577.66
    AURORA           CO   80013          5            10/29/01         23
    0433369725                           05           12/01/01          0
    160009                               O            11/01/31
    0


    6077660          J95/G01             F           69,741.00         ZZ
                                         360         68,772.45          1
                                       8.000            511.74        101
                                       7.750            511.74
    FAIRVIEW HEIGHT  IL   62208          1            10/26/01         23
    0433413523                           05           12/01/01          0
    0027457233                           O            11/01/31
    0


    6078012          940/G01             F          133,900.00         ZZ
                                         360        133,684.62          1
                                       9.125          1,089.45        103
                                       8.875          1,089.45
    AZUSA            CA   91702          2            10/26/01         23
    0433352432                           01           12/01/01          0
    24010012                             O            11/01/31
    0


    6079148          477/G01             F          108,900.00         ZZ
                                         360        108,774.23          1
                                       8.750            856.72         99
                                       8.500            856.72
    SCOTTSDALE       AZ   85253          1            11/06/01         23
    0433393709                           01           01/01/02          0
    107108                               O            12/01/31
    0
1




    6079818          950/G01             F          249,950.00         ZZ
                                         360        249,468.56          1
                                       8.250          1,877.79        100
                                       8.000          1,877.79
    RENTON           WA   98055          1            10/26/01         23
    0433393261                           05           12/01/01          0
    E610641                              O            11/01/31
    0


    6080206          940/G01             F          166,000.00         ZZ
                                         360        165,672.01          1
                                       8.125          1,232.55         96
                                       7.875          1,232.55
    HESPERIA         CA   92345          5            10/22/01         23
    0433370160                           05           12/01/01          0
    65010413                             O            11/01/31
    0


    6080522          U62/G01             F           75,190.00         ZZ
                                         360         75,128.33          1
                                      10.375            680.78        103
                                      10.125            680.78
    BARSTOW          CA   92311          5            11/06/01         23
    0433388956                           05           01/01/02          0
    2001285402                           O            12/01/31
    0


    6082534          808/G01             F          163,152.00         ZZ
                                         360        162,812.94          1
                                       7.875          1,182.97        103
                                       7.625          1,182.97
    FRESNO           CA   93720          1            10/24/01         23
    0433377165                           05           12/01/01          0
    9104808                              O            11/01/31
    0


    6083790          E22/G01             F          406,600.00         ZZ
                                         360        405,796.68          1
                                       8.125          3,018.99        107
                                       7.625          3,018.99
    SAN JOSE         CA   95124          1            10/12/01         23
    0413123894                           05           12/01/01          0
    0413123894                           O            11/01/31
    0


    6084756          Q78/G01             F          344,030.00         ZZ
                                         360        343,165.94          1
1


                                       8.250          2,584.59        104
                                       8.000          2,584.59
    SCOTTSDALE       AZ   85259          1            10/05/01         23
    0433388139                           03           12/01/01          0
    693798                               O            11/01/31
    0


    6085252          W50/G01             F          148,000.00         ZZ
                                         360        147,735.97          1
                                       8.625          1,151.13        100
                                       8.375          1,151.13
    EAGAN            MN   55122          1            10/25/01         23
    0433468212                           09           12/01/01          0
    0010398                              O            11/01/31
    0


    6085702          588/G01             F          287,000.00         ZZ
                                         360        286,474.71          1
                                       8.500          2,206.78        105
                                       8.250          2,206.78
    MIDDLETOWN TOWN  PA   19047          1            10/30/01         23
    0433377371                           03           12/01/01          0
    1051211                              O            11/01/31
    0


    6086514          737/G01             F          125,400.00         ZZ
                                         360        125,181.99          1
                                       8.750            986.52         95
                                       8.500            986.52
    TEMPE            AZ   85282          1            10/25/01         23
    0433399912                           05           12/01/01          0
    2045037                              N            11/01/31
    0


    6087098          U42/G01             F          225,705.00         ZZ
                                         360        225,433.56          1
                                      10.500          2,064.61         99
                                      10.250          2,064.61
    FRISCO           TX   75034          1            10/22/01         23
    0433435070                           03           12/01/01          0
    12101925                             O            11/01/31
    0


    6087682          G75/G01             F           57,050.00         ZZ
                                         360         56,928.41          1
                                       7.750            408.72        107
                                       7.500            408.72
    WICONISCO        PA   17097          1            10/31/01         23
    0433386869                           05           12/01/01          0
1


    1                                    O            11/01/31
    0


    6088166          003/G01             F          282,650.00         ZZ
                                         360        282,091.55          1
                                       8.125          2,098.67        107
                                       7.875          2,098.67
    CUMMING          GA   30040          1            10/25/01         23
    0433378643                           05           12/01/01          0
    0021539051                           O            11/01/31
    0


    6088448          A11/G01             F          139,902.00         ZZ
                                         360        139,746.80          1
                                      10.875          1,319.13        103
                                      10.625          1,319.13
    GRAND BLANC TWP  MI   48439          1            10/31/01         23
    0433419132                           05           12/01/01          0
    1611503435                           O            11/01/31
    0


    6088454          W33/G01             F           51,500.00         ZZ
                                         360         51,387.69          1
                                       9.625            437.74        103
                                       9.375            437.74
    MUNCIE           IN   47302          1            10/31/01         23
    0433394236                           05           11/30/01          0
    0127606                              O            10/30/31
    0


    6088660          J95/G01             F          212,695.00         ZZ
                                         360        212,274.78          1
                                       8.125          1,579.25        103
                                       7.875          1,579.25
    EVERETT          WA   98203          1            10/16/01         23
    0433351574                           03           12/01/01          0
    0027666957                           O            11/01/31
    0


    6089090          K15/G01             F           59,800.00         ZZ
                                         360         59,735.44          1
                                      11.000            569.49        103
                                      10.750            569.49
    MONROE           LA   71203          5            10/25/01         23
    0433347473                           05           12/01/01          0
    000605302579                         O            11/01/31
    0


1


    6090384          N46/G01             F          129,350.00         ZZ
                                         360        129,196.71          1
                                       8.625          1,006.07        100
                                       8.375          1,006.07
    GREENSBORO       NC   27455          2            11/05/01         23
    0433381712                           05           01/01/02          0
    107249                               O            12/01/31
    0


    6090400          642/G01             F          195,700.00         ZZ
                                         360        195,455.97          1
                                       9.250          1,609.98        103
                                       9.000          1,609.98
    MUSKEGON         MI   49444          5            11/09/01         23
    0433416351                           05           01/01/02          0
    10120601                             O            12/01/31
    0


    6091214          964/G01             F          259,000.00         ZZ
                                         360        258,363.13          1
                                       7.750          1,855.51        100
                                       7.500          1,855.51
    COSTA MESA       CA   92627          1            11/01/01         23
    0433389954                           01           01/01/02          0
    156053                               O            12/01/31
    0


    6091998          737/G01             F          118,500.00         ZZ
                                         360        118,293.98          1
                                       8.750            932.24        100
                                       8.500            932.24
    OAK HARBOR       WA   98277          1            10/15/01         23
    0433367901                           05           12/01/01          0
    0001793850                           O            11/01/31
    0


    6093660          E45/G01             F          126,350.00         ZZ
                                         360        126,221.88          1
                                       9.375          1,050.92         95
                                       9.125          1,050.92
    TARPON SPRINGS   FL   34689          1            11/05/01         23
    0433547346                           05           01/01/02          0
    176273                               O            12/01/31
    0


    6094012          948/G01             F          173,340.00         ZZ
                                         360        173,038.62          1
                                       8.750          1,363.67        107
                                       8.500          1,363.67
1


    LAS VEGAS        NV   89109          1            10/26/01         23
    0433386372                           05           12/01/01          0
    62937                                O            11/01/31
    0


    6094490          R17/G01             F          221,450.00         ZZ
                                         360        221,012.47          1
                                       8.125          1,644.26        103
                                       7.875          1,644.26
    FULLERTON        CA   92833          1            10/27/01         23
    0433392594                           05           12/01/01          0
    1000063779                           O            11/01/31
    0


    6095152          950/G01             F          259,150.00         ZZ
                                         360        258,842.90          1
                                       8.625          2,015.64        103
                                       8.375          2,015.64
    TEMECULA         CA   92592          1            11/05/01         23
    0433467065                           03           01/01/02          0
    E7109089                             O            12/01/31
    0


    6096770          E86/G01             F          159,000.00         ZZ
                                         360        158,693.76          1
                                       8.250          1,194.51        100
                                       8.000          1,194.51
    LOS ANGELES      CA   90293          1            10/08/01         23
    0433311180                           01           12/01/01          0
    0000138195                           O            11/01/31
    0


    6096780          U05/G01             F           81,300.00         ZZ
                                         360         81,134.33          1
                                       8.500            625.13        107
                                       8.250            625.13
    BATON ROUGE      LA   70814          1            11/05/01         23
    0433361334                           05           01/01/02          0
    3180479                              O            12/01/31
    0


    6098874          P23/G01             F           63,860.00         ZZ
                                         360         63,757.25          1
                                       9.125            519.59        103
                                       8.875            519.59
    CLEVELAND        OH   44112          1            10/18/01         23
    0433332251                           05           12/01/01          0
    WTL010002554                         O            11/01/31
    0
1




    6099014          K15/G01             F           66,900.00         ZZ
                                         360         66,842.01          1
                                      12.000            688.14        103
                                      11.750            688.14
    FLINT            MI   48504          5            10/26/01         23
    0433382710                           05           12/01/01          0
    024405302271                         O            11/01/31
    0


    6099656          U05/G01             F           94,200.00         ZZ
                                         360         94,069.91          1
                                       7.875            683.02        106
                                       7.625            683.02
    ELKTON           MD   21921          1            11/27/01         23
    0433442613                           07           01/01/02          0
    3169449                              O            12/01/31
    0


    6099974          K15/G01             F          212,100.00         ZZ
                                         360        211,816.16          1
                                      10.000          1,861.33        103
                                       9.750          1,861.33
    SOUTHFIELD       MI   48076          5            10/26/01         23
    0433352119                           05           12/01/01          0
    035605303610                         O            11/01/31
    0


    6100028          477/G01             F          120,532.00         ZZ
                                         360        120,311.38          1
                                       8.500            926.79        103
                                       8.250            926.79
    PHOENIX          AZ   85308          1            10/25/01         23
    0433460805                           05           12/01/01          0
    115995                               O            11/01/31
    0


    6101862          642/G01             F           95,000.00         ZZ
                                         360         94,834.82          1
                                       8.750            747.37        100
                                       8.500            747.37
    HAYDEN           ID   83835          1            10/18/01         23
    0433296613                           05           12/01/01          0
    08173501                             O            11/01/31
    0


    6103356          950/G01             F          139,800.00         ZZ
                                         360        139,523.79          1
1


                                       8.125          1,038.01        105
                                       7.875          1,038.01
    BEAVERTON        OR   97006          1            10/26/01         23
    0433395738                           05           12/01/01          0
    YC109012                             O            11/01/31
    0


    6104432          588/G01             F          260,000.00         ZZ
                                         360        259,346.78          1
                                       8.375          1,976.19        104
                                       8.125          1,976.19
    MOUNT ARLINGTON  NJ   07856          1            09/25/01         23
    0433379203                           05           11/01/01          0
    1047857                              O            10/01/31
    0


    6104540          K15/G01             F          211,900.00         ZZ
                                         360        211,616.43          1
                                      10.000          1,859.57         99
                                       9.750          1,859.57
    ALSIP            IL   60803          5            10/26/01         23
    0433326303                           05           12/01/01          0
    206605313781                         O            11/01/31
    0


    6105474          A39/G01             F          230,000.00         ZZ
                                         360        229,568.12          1
                                       8.375          1,748.17        100
                                       8.125          1,748.17
    WINNETKA         CA   91306          1            10/26/01         23
    0433385069                           05           12/01/01          0
    2101983                              O            11/01/31
    0


    6105604          U45/G01             F          130,490.00         ZZ
                                         360        130,344.63          1
                                      10.875          1,230.38        103
                                      10.625          1,230.38
    GLENN HEIGHTS    TX   75154          1            10/29/01         23
    0433414521                           05           12/01/01          0
    6366450724                           O            11/01/31
    0


    6105734          J95/G01             F          245,300.00         ZZ
                                         360        244,790.21          1
                                       7.875          1,778.60        103
                                       7.625          1,778.60
    HILLSBORO        OR   97123          1            10/26/01         23
    0433410750                           05           12/01/01          0
1


    0027759364                           O            11/01/31
    0


    6106038          R56/G01             F          152,000.00         ZZ
                                         360        151,650.88          1
                                       7.375          1,049.83        105
                                       7.125          1,049.83
    VISALIA          CA   93291          2            10/29/01         23
    0433455276                           05           12/01/01          0
    0118351CA                            O            11/01/31
    0


    6106494          E86/G01             F          211,860.00         ZZ
                                         360        211,482.04          1
                                       8.625          1,647.83        107
                                       8.375          1,647.83
    TEQUESTA         FL   33469          1            10/26/01         23
    0433372299                           05           12/01/01          0
    316711                               O            11/01/31
    0


    6106934          E86/G01             F          117,600.00         ZZ
                                         360        117,312.01          1
                                       8.500            904.24        106
                                       8.250            904.24
    CHICAGO          IL   60628          1            09/20/01         23
    0433325396                           05           11/01/01          0
    0000130101                           O            10/01/31
    0


    6107658          R56/G01             F          151,000.00         ZZ
                                         360        150,723.62          1
                                       8.500          1,161.06        102
                                       8.250          1,161.06
    VISALIA          CA   93277          2            10/20/01         23
    0433434446                           05           12/01/01          0
    01118461CA                           O            11/01/31
    0


    6107784          E87/G01             F          230,030.00         ZZ
                                         360        229,612.02          1
                                       7.875          1,667.88        107
                                       7.625          1,667.88
    CHESAPEAKE       VA   23322          2            11/01/01         23
    0433377751                           05           01/01/02          0
    01100156                             O            12/01/31
    0


1


    6107846          624/G01             F           90,000.00         ZZ
                                         360         89,778.98          1
                                       8.250            676.14        100
                                       8.000            676.14
    PARAGONAH        UT   84760          1            10/17/01         23
    0433319910                           05           12/01/01          0
    64200410153F                         O            11/01/31
    0


    6109424          588/G01             F          230,550.00         ZZ
                                         360        230,248.99          1
                                       8.375          1,752.35        107
                                       8.125          1,752.35
    GERMANTOWN       MD   20876          1            11/26/01         23
    0433416062                           01           01/01/02          0
    1051364                              O            12/01/31
    0


    6110898          E22/G01             F          235,400.00         ZZ
                                         360        234,969.16          1
                                       8.500          1,810.02        107
                                       8.000          1,810.02
    BOTHELL          WA   98012          9            10/17/01         23
    0413022963                           05           12/01/01          0
    0413022963                           O            11/01/31
    0


    6110974          E22/G01             F          140,412.00         ZZ
                                         360        140,120.21          1
                                       7.875          1,018.08        107
                                       7.625          1,018.08
    BAKERSFIELD      CA   93313          1            10/12/01         23
    0413103532                           05           12/01/01          0
    0413103532                           O            11/01/31
    0


    6111008          E22/G01             F          192,500.00         ZZ
                                         360        192,255.77          1
                                      10.250          1,724.99         99
                                      10.000          1,724.99
    MURRAY           UT   84123          9            10/18/01         23
    0413125378                           05           12/01/01          0
    0413125378                           O            11/01/31
    0


    6111050          E22/G01             F          239,900.00         ZZ
                                         360        239,308.36          1
                                       9.875          2,083.17        103
                                       9.625          2,083.17
1


    TARPON SPRINGS   FL   34689          5            10/18/01         23
    0413146754                           03           12/01/01          0
    0413146754                           O            11/01/31
    0


    6111064          E22/G01             F          239,500.00         ZZ
                                         360        239,014.68          1
                                       8.000          1,757.37        104
                                       7.500          1,757.37
    CLOVIS           CA   93611          1            10/18/01         23
    0413151853                           05           12/01/01          0
    0413151853                           O            11/01/31
    0


    6111090          E22/G01             F           79,300.00         ZZ
                                         360         79,196.66          1
                                      10.125            703.25        103
                                       9.875            703.25
    MIAMI            FL   33015          1            10/23/01         23
    0413171018                           01           12/01/01          0
    0413171018                           O            11/01/31
    0


    6111094          E22/G01             F           74,955.00         ZZ
                                         360         74,810.64          1
                                       8.250            563.11         95
                                       8.000            563.11
    CLEARWATER       FL   33761          1            10/23/01         23
    0413177510                           01           12/01/01          0
    0413177510                           O            11/01/31
    0


    6111636          K15/G01             F          184,800.00         ZZ
                                         360        184,600.71          1
                                      11.250          1,794.89        100
                                      11.000          1,794.89
    DENVER           CO   80219          5            10/05/01         23
    0433353158                           05           12/01/01          0
    021805301674                         O            11/01/31
    0


    6111726          664/G01             F           95,481.00         ZZ
                                         360         95,234.92          1
                                       8.250            717.32        103
                                       8.000            717.32
    MEMPHIS          TN   38134          1            09/10/01         23
    0433471133                           05           11/01/01          0
    0008339871                           O            10/01/31
    0
1




    6112156          588/G01             F          229,950.00         ZZ
                                         360        229,632.46          1
                                       7.875          1,667.30        105
                                       7.625          1,667.30
    MARPLE TOWNSHIP  PA   19008          1            11/29/01         23
    0433427754                           05           01/01/02          0
    1053239                              O            12/01/31
    0


    6112168          K15/G01             F           98,100.00         ZZ
                                         360         97,821.22          1
                                       8.000            719.82        106
                                       7.750            719.82
    CLARKSVILLE      IN   47129          1            10/26/01         23
    0433326071                           05           12/01/01          0
    019005302103                         O            11/01/31
    0


    6114240          K15/G01             F           94,900.00         ZZ
                                         360         94,808.13          1
                                      11.500            939.79        100
                                      11.250            939.79
    TIPTON           IA   52772          5            10/26/01         23
    0433327103                           05           12/01/01          0
    009905301460                         O            11/01/31
    0


    6114380          N74/G01             F           55,620.00         ZZ
                                         360         55,547.52          1
                                      10.125            493.25        103
                                       9.875            493.25
    DANVILLE         VA   24541          5            10/26/01         23
    0433354784                           05           12/01/01          0
    0029456010                           O            11/01/31
    0


    6114744          588/G01             F          183,000.00         ZZ
                                         360        182,649.00          1
                                       7.875          1,326.88        107
                                       7.625          1,326.88
    NETHER PROVIDEN  PA   19086          1            11/28/01         23
    0433478930                           05           01/01/02          0
    1053238                              O            12/01/31
    0


    6115022          K15/G01             F          135,900.00         ZZ
                                         360        135,669.74          1
1


                                       8.875          1,081.28        103
                                       8.625          1,081.28
    CINCINNATI       OH   45236          5            10/26/01         23
    0433321940                           05           12/01/01          0
    002810005303382                      O            11/01/31
    0


    6115686          K15/G01             F          300,000.00         ZZ
                                         360        299,407.28          2
                                       8.125          2,227.49         97
                                       7.875          2,227.49
    HAVERHILL        MA   01830          1            10/29/01         23
    0433321510                           05           12/01/01          0
    02460530812                          O            11/01/31
    0


    6117292          W33/G01             F          276,060.00         ZZ
                                         360        273,686.77          1
                                       9.000          2,221.24        107
                                       8.750          2,221.24
    TINLEY PARK      IL   60477          2            10/25/01         23
    0433369006                           05           11/29/01          0
    0127778                              O            10/29/31
    0


    6117548          700/G01             F          155,530.00         ZZ
                                         360        155,292.53          1
                                       9.375          1,293.62        103
                                       9.125          1,293.62
    RALEIGH          NC   27609          2            10/26/01         23
    0433405230                           05           12/01/01          0
    00240102                             O            11/01/31
    0


    6117632          E45/G01             F          190,000.00         ZZ
                                         360        189,717.42          1
                                       9.500          1,597.62        100
                                       9.250          1,597.62
    CHICAGO          IL   60638          5            10/30/01         23
    0433601473                           05           12/01/01          0
    175281                               O            11/01/31
    0


    6120806          U62/G01             F           46,000.00         ZZ
                                         360         45,851.96          1
                                       7.750            329.55        100
                                       7.500            329.55
    CURWENSVILLE     PA   16833          1            10/31/01         23
    0433393378                           05           12/01/01          0
1


    2001279264                           O            11/01/31
    0


    6121880          737/G01             F          238,000.00         ZZ
                                         360        237,743.07          1
                                      11.000          2,266.53        100
                                      10.750          2,266.53
    GRANADA HILLS    CA   91344          1            10/26/01         23
    0433340544                           05           12/01/01          0
    0001794510                           O            11/01/31
    0


    6122196          K15/G01             F          127,900.00         ZZ
                                         360        127,737.73          1
                                      10.250          1,146.11        100
                                      10.000          1,146.11
    AURORA           CO   80017          5            10/26/01         23
    0433321692                           01           12/01/01          0
    021805301696                         O            11/01/31
    0


    6122746          K15/G01             F           64,300.00         ZZ
                                         360         64,228.68          1
                                      10.875            606.28         99
                                      10.625            606.28
    SENATOBIA        MS   38668          5            10/02/01         23
    0433294881                           05           12/01/01          0
    206805313473                         O            11/01/31
    0


    6124656          964/G01             F          123,500.00         ZZ
                                         360        123,279.68          1
                                       8.625            960.57        100
                                       8.375            960.57
    LAS VEGAS        NV   89121          1            10/31/01         23
    0433373990                           05           12/01/01          0
    157219                               O            11/01/31
    0


    6125764          U62/G01             F          115,450.00         ZZ
                                         360        115,231.92          1
                                       9.750            991.89        101
                                       9.500            991.89
    CHATSWORTH       GA   30705          5            10/26/01         23
    0433385614                           05           12/01/01          0
    2001302235                           O            11/01/31
    0


1


    6127188          313/G01             F          123,450.00         ZZ
                                         360        122,953.48          1
                                       8.625            960.19        100
                                       8.375            960.19
    BUFFALO          MN   55313          1            11/05/01         23
    0433481678                           05           01/01/02          0
    0008453425                           O            12/01/31
    0


    6128250          964/G01             F          129,500.00         ZZ
                                         360        129,331.24          1
                                      10.125          1,148.44        103
                                       9.875          1,148.44
    NORTH LAS VEGAS  NV   89084          1            10/26/01         23
    0433351400                           03           12/01/01          0
    161672                               O            11/01/31
    0


    6128592          K15/G01             F          174,500.00         ZZ
                                         360        174,226.50          1
                                       9.250          1,435.57         97
                                       9.000          1,435.57
    STATESVILLE      NC   28625          5            10/26/01         23
    0433321130                           05           12/01/01          0
    017405303328                         O            11/01/31
    0


    6128918          J95/G01             F          162,500.00         ZZ
                                         360        162,063.21          1
                                       8.125          1,206.56        102
                                       7.875          1,206.56
    CANBY            OR   97013          1            10/31/01         23
    0433398831                           05           12/01/01          0
    0027787902                           O            11/01/31
    0


    6130380          477/G01             F          113,000.00         ZZ
                                         360        112,778.28          1
                                       8.625            878.90        100
                                       8.375            878.90
    PEORIA           AZ   85345          1            10/26/01         23
    0433408085                           05           12/01/01          0
    107067                               O            11/01/31
    0


    6130432          642/G01             F          197,550.00         ZZ
                                         360        197,149.70          1
                                       8.000          1,449.55        107
                                       7.750          1,449.55
1


    MORRISON         CO   80465          5            10/26/01         23
    0433327293                           05           12/01/01          0
    10145901                             O            11/01/31
    0


    6130478          808/G01             F          255,730.00         ZZ
                                         360        255,198.55          1
                                       7.875          1,854.22        107
                                       7.625          1,854.22
    WHITTIER         CA   90606          1            10/30/01         23
    0433525938                           05           12/01/01          0
    9322356                              O            11/01/31
    0


    6136552          E22/G01             F           65,300.00         ZZ
                                         360         65,189.35          1
                                       8.875            519.56         99
                                       8.375            519.56
    OMAHA            NE   68105          5            10/19/01         23
    0413079849                           05           12/01/01          0
    0413079849                           O            11/01/31
    0


    6136560          E22/G01             F           50,250.00         ZZ
                                         360         50,137.41          1
                                       7.500            351.36        107
                                       7.250            351.36
    SOUTH BEND       IN   46628          1            10/24/01         23
    0413084104                           05           12/01/01          0
    0413084104                           O            11/01/31
    0


    6136672          E22/G01             F           91,500.00         ZZ
                                         360         91,418.43          1
                                      11.875            932.39        100
                                      11.375            932.39
    MEMPHIS          TN   38141          1            10/24/01         23
    0413144445                           05           12/01/01          0
    0413144445                           O            11/01/31
    0


    6136704          E22/G01             F          495,000.00         ZZ
                                         360        493,993.30          1
                                       8.500          3,806.12        100
                                       8.250          3,806.12
    SAN FRANCISCO    CA   94134          1            10/17/01         23
    0413164914                           07           12/01/01          0
    0413164914                           O            11/01/31
    0
1




    6136706          E22/G01             F          184,040.00         ZZ
                                         360        183,703.15          1
                                       8.500          1,415.11        107
                                       8.250          1,415.11
    COLORADO SPRING  CO   80907          5            10/19/01         23
    0413166612                           05           12/01/01          0
    0413166612                           O            11/01/31
    0


    6136730          E22/G01             F          144,200.00         ZZ
                                         360        144,007.03          1
                                      10.000          1,265.46        103
                                       9.500          1,265.46
    COLORADO SPRING  CO   80909          1            10/24/01         23
    0413189168                           05           12/01/01          0
    0413189168                           O            11/01/31
    0


    6136734          E22/G01             F          327,400.00         ZZ
                                         360        326,830.76          1
                                       8.750          2,575.66        107
                                       8.500          2,575.66
    SPRINGFIELD      VA   22153          1            10/24/01         23
    0413198359                           03           12/01/01          0
    0413198359                           O            11/01/31
    0


    6137206          U28/G01             F           63,175.00         ZZ
                                         360         63,062.29          1
                                       8.625            491.37         95
                                       8.375            491.37
    FOREST PARK      GA   30297          1            10/31/01         00
    0433375615                           05           12/01/01          0
    1                                    N            11/01/31
    0


    6137484          K15/G01             F           80,300.00         ZZ
                                         360         80,205.99          1
                                      10.625            742.05        103
                                      10.375            742.05
    FREMONT          OH   43420          5            10/23/01         23
    0433320785                           05           12/01/01          0
    028705303792                         O            11/01/31
    0


    6137670          Q64/G01             F           91,950.00         ZZ
                                         360         91,790.10          1
1


                                       8.750            723.38        105
                                       8.500            723.38
    DELTONA          FL   32738          1            10/15/01         23
    0433304854                           05           12/01/01          0
    0102482205                           O            11/01/31
    0


    6137762          J40/G01             F           62,300.00         ZZ
                                         360         62,266.11          1
                                      12.250            652.84         98
                                      12.000            652.84
    HOLIDAY          FL   34690          5            11/02/01         23
    0433489572                           05           01/01/02          0
    1069120                              O            12/01/31
    0


    6142440          E45/G01             F          210,000.00         ZZ
                                         360        208,208.56          1
                                       8.375          1,596.15        103
                                       8.125          1,596.15
    STREANWOOD       IL   60107          1            09/27/01         23
    0433294600                           01           11/01/01          0
    166360                               O            10/01/31
    0


    6142966          U05/G01             F          179,760.00         ZZ
                                         360        179,479.95          1
                                       8.250          1,350.48        107
                                       8.000          1,350.48
    MAPLE VALLEY     WA   98038          5            11/08/01         23
    0433391133                           09           01/01/02          0
    3176475                              O            12/01/31
    0


    6144018          L16/G01             F          153,851.00         ZZ
                                         360        153,650.51          1
                                      10.125          1,364.39         99
                                       9.875          1,364.39
    TOOELE           UT   84074          1            10/29/01         23
    0433374428                           05           12/01/01          0
    0109163                              O            11/01/31
    0


    6145708          808/G01             F          288,400.00         ZZ
                                         360        288,066.93          1
                                       8.750          2,268.85        103
                                       8.500          2,268.85
    LAGUNA HILLS     CA   92653          1            11/01/01         23
    0433387123                           01           01/01/02          0
1


    9322092                              O            12/01/31
    0


    6146142          964/G01             F          159,650.00         ZZ
                                         360        159,418.17          1
                                       7.625          1,129.99        103
                                       7.375          1,129.99
    LAS VEGAS        NV   89117          1            11/08/01         23
    0433476041                           03           01/01/02          0
    164727                               O            12/01/31
    0


    6147708          477/G01             F          108,047.00         ZZ
                                         360        107,688.72          1
                                      10.500            988.35        103
                                      10.250            988.35
    PHOENIX          AZ   85032          1            10/29/01         23
    0433378031                           05           12/01/01          0
    107024                               O            11/01/31
    0


    6148352          U05/G01             F          139,100.00         ZZ
                                         360        138,832.07          1
                                       8.250          1,045.01        107
                                       8.000          1,045.01
    ELLENWOOD        GA   30294          1            10/31/01         23
    0433342003                           05           12/01/01          0
    3178967                              O            11/01/31
    0


    6149252          B57/G01             F          127,700.00         ZZ
                                         360        127,447.70          1
                                       8.125            948.17        103
                                       7.875            948.17
    CHANDLER         AZ   85226          1            10/16/01         23
    0433366697                           03           12/01/01          0
    21A0684                              O            11/01/31
    0


    6150214          642/G01             F          124,900.00         ZZ
                                         360        124,647.64          1
                                       8.750            982.59        100
                                       8.500            982.59
    CROFTON          MD   21114          1            10/23/01         23
    0433303047                           01           12/01/01          0
    08176601                             O            11/01/31
    0


1


    6150434          U05/G01             F          152,750.00         ZZ
                                         360        152,470.40          1
                                       8.500          1,174.52         95
                                       8.250          1,174.52
    MARIETTA         GA   30008          1            10/30/01         23
    0433341070                           05           12/01/01          0
    3176001                              O            11/01/31
    0


    6152092          R65/G01             F           73,100.00         ZZ
                                         360         73,037.34          1
                                      10.875            689.25        102
                                      10.625            689.25
    SAINT PETERSBUR  FL   33705          1            11/02/01         23
    0433370012                           05           01/01/02          0
    MWLLLC1289                           O            12/01/31
    0


    6153760          J95/G01             F          119,400.00         ZZ
                                         360        119,142.99          1
                                       7.875            865.74        105
                                       7.625            865.74
    ANTIOCH          TN   37013          1            10/31/01         23
    0433351558                           03           12/01/01          0
    0027725464                           O            11/01/31
    0


    6155968          U35/G01             F          187,400.00         ZZ
                                         360        187,074.17          1
                                       8.750          1,474.28        103
                                       8.500          1,474.28
    FRESNO           CA   93722          5            10/31/01         23
    0433370277                           05           12/01/01          0
    6155968                              O            11/01/31
    0


    6156156          J95/G01             F          105,000.00         ZZ
                                         360        104,855.92          1
                                       8.000            770.46        100
                                       7.750            770.46
    POULSBO          WA   98370          1            11/01/01         23
    0433429560                           09           01/01/02          0
    0027835644                           O            12/01/31
    0


    6161210          E22/G01             F          219,500.00         ZZ
                                         360        219,040.24          1
                                       8.125          1,629.78        103
                                       7.875          1,629.78
1


    ELK GROVE        CA   95624          1            10/01/01         23
    0413045931                           05           12/01/01          0
    0413045931                           O            11/01/31
    0


    6161228          E22/G01             F          275,000.00         ZZ
                                         360        274,470.32          1
                                       8.250          2,065.98        107
                                       8.000          2,065.98
    ELK GROVE        CA   95624          1            10/22/01         23
    0413072356                           05           12/01/01          0
    0413072356                           O            11/01/31
    0


    6161230          E22/G01             F          146,200.00         ZZ
                                         360        145,952.30          1
                                       8.875          1,163.23        103
                                       8.625          1,163.23
    NORTH PLAINFIEL  NJ   07060          1            10/25/01         23
    0413073032                           05           12/01/01          0
    0413073032                           O            11/01/31
    0


    6161242          E22/G01             F          100,000.00         ZZ
                                         360         99,711.09          1
                                       9.000            804.63        100
                                       8.750            804.63
    CLINTON TWP      MI   48035          1            10/25/01         23
    0413092099                           05           12/01/01          0
    0413092099                           O            11/01/31
    0


    6161244          E22/G01             F          141,000.00         ZZ
                                         360        140,735.24          1
                                       8.375          1,071.70        100
                                       8.125          1,071.70
    RANCHO CORDOVA   CA   95670          1            10/15/01         23
    0413095266                           05           12/01/01          0
    0413095266                           O            11/01/31
    0


    6161258          E22/G01             F           89,000.00         ZZ
                                         360         88,845.28          1
                                       8.750            700.16        100
                                       8.250            700.16
    SACRAMENTO       CA   95842          1            10/22/01         23
    0413104324                           01           12/01/01          0
    0413104324                           O            11/01/31
    0
1




    6161260          E22/G01             F          208,650.00         ZZ
                                         360        208,216.38          1
                                       7.875          1,512.86        107
                                       7.375          1,512.86
    LA CENTER        WA   98629          1            10/17/01         23
    0413109778                           05           12/01/01          0
    0413109778                           O            11/01/31
    0


    6161268          E22/G01             F           77,900.00         ZZ
                                         360         77,771.39          2
                                       9.000            626.80         95
                                       8.750            626.80
    MOUNT MORRIS     MI   48458          1            10/25/01         23
    0413112962                           05           12/01/01          0
    0413112962                           N            11/01/31
    0


    6161272          E22/G01             F           81,000.00         ZZ
                                         360         80,764.71          1
                                       8.500            622.82        100
                                       8.000            622.82
    KEYSTONE HEIGHT  FL   32656          1            10/25/01         23
    0413118704                           05           12/01/01          0
    0413118704                           O            11/01/31
    0


    6161278          E22/G01             F          272,850.00         ZZ
                                         360        272,324.44          1
                                       8.250          2,049.83        107
                                       7.750          2,049.83
    SAN JOSE         CA   95117          1            10/18/01         23
    0413124892                           01           12/01/01          0
    0413124892                           O            11/01/31
    0


    6161280          E22/G01             F          234,900.00         ZZ
                                         360        234,254.61          1
                                       8.750          1,847.96        100
                                       8.500          1,847.96
    CAMARILLO        CA   93012          1            10/22/01         23
    0413127952                           05           12/01/01          0
    0413127952                           O            11/01/31
    0


    6161284          E22/G01             F           79,100.00         ZZ
                                         360         78,947.65          1
1


                                       8.250            594.25         99
                                       8.000            594.25
    COLUMBUS         OH   43229          1            10/25/01         23
    0413132580                           01           12/01/01          0
    0413132580                           O            11/01/31
    0


    6161286          E22/G01             F          185,000.00         ZZ
                                         360        184,782.98          1
                                      10.875          1,744.35        103
                                      10.625          1,744.35
    IRMO             SC   29063          5            10/20/01         23
    0413132747                           05           12/01/01          0
    0413132747                           O            11/01/31
    0


    6161290          E22/G01             F          319,930.00         ZZ
                                         360        316,657.89          1
                                       7.500          2,237.00        107
                                       7.250          2,237.00
    SAN MATEO        CA   94401          1            10/19/01         23
    0413134925                           01           12/01/01          0
    0413134925                           O            11/01/31
    0


    6161304          E22/G01             F          275,000.00         ZZ
                                         360        274,442.74          1
                                       8.000          2,017.85        100
                                       7.500          2,017.85
    PASO ROBLES      CA   93446          1            10/22/01         23
    0413156407                           05           12/01/01          0
    0413156407                           O            11/01/31
    0


    6161308          E22/G01             F           74,900.00         ZZ
                                         360         74,752.02          1
                                       8.125            556.13        107
                                       7.875            556.13
    PLAINS           MT   59859          1            10/16/01         23
    0413159088                           05           12/01/01          0
    0413159088                           O            11/01/31
    0


    6161316          E22/G01             F          128,750.00         ZZ
                                         360        128,578.25          1
                                      11.750          1,299.62        103
                                      11.250          1,299.62
    WEBSTER GROVE    MO   63119          1            10/25/01         23
    0413163452                           05           12/01/01          0
1


    0413163452                           O            11/01/31
    0


    6161336          E22/G01             F          210,250.00         ZZ
                                         360        209,834.61          1
                                       8.125          1,561.10        106
                                       7.875          1,561.10
    CARMICHAEL       CA   95608          1            10/19/01         23
    0413174202                           05           12/01/01          0
    0413174202                           O            11/01/31
    0


    6161348          E22/G01             F          273,877.00         ZZ
                                         360        273,573.21          1
                                      10.875          2,582.36        103
                                      10.375          2,582.36
    GOLDEN           CO   80401          1            10/25/01         23
    0413182353                           05           12/01/01          0
    0413182353                           O            11/01/31
    0


    6161358          E22/G01             F          129,000.00         ZZ
                                         360        128,787.03          1
                                       9.000          1,037.96        100
                                       8.750          1,037.96
    COON RAPIDS      MN   55448          1            10/25/01         23
    0413194218                           05           12/01/01          0
    0413194218                           O            11/01/31
    0


    6161360          E22/G01             F          145,230.00         ZZ
                                         360        145,040.30          1
                                      10.250          1,301.41        103
                                       9.750          1,301.41
    KANSAS CITY      MO   64133          1            10/25/01         23
    0413195231                           05           12/01/01          0
    0413195231                           O            11/01/31
    0


    6162716          J40/G01             F          101,650.00         ZZ
                                         360        101,427.88          1
                                       7.625            719.47        107
                                       7.375            719.47
    COLUMBUS         GA   31906          5            10/31/01         23
    0433445731                           05           12/01/01          0
    C070067                              O            11/01/31
    0


1


    6162840          664/G01             F           84,400.00         ZZ
                                         360         83,108.18          1
                                       8.125            626.67        103
                                       7.875            626.67
    BOCA RATON       FL   33487          1            09/13/01         23
    0433427192                           01           11/01/01          0
    0008339087                           O            10/01/31
    0


    6164866          003/G01             F          162,900.00         ZZ
                                         360        162,552.83          1
                                       7.750          1,167.04        100
                                       7.500          1,167.04
    ATLANTA          GA   30312          1            10/31/01         23
    0433384674                           05           12/01/01          0
    0021598222                           O            11/01/31
    0


    6164928          147/G01             F           58,047.00         ZZ
                                         360         57,943.43          2
                                       8.625            451.49        107
                                       8.375            451.49
    DICKSON CITY     PA   18519          1            10/31/01         23
    0433449014                           05           12/01/01          0
    10437962                             O            11/01/31
    0


    6169526          K15/G01             F          117,600.00         ZZ
                                         360        117,437.61          1
                                       7.875            852.68        107
                                       7.625            852.68
    DERRY            NH   03038          1            11/06/01         23
    0433350089                           05           01/01/02          0
    033105305959                         O            12/01/31
    0


    6169540          M24/G01             F          285,000.00         ZZ
                                         360        284,407.72          1
                                       7.875          2,066.45        104
                                       7.625          2,066.45
    ORANGE           CA   92869          1            10/30/01         23
    0433406824                           05           12/01/01          0
    959000                               O            11/01/31
    0


    6170100          950/G01             F          300,000.00         ZZ
                                         360        299,422.14          1
                                       8.250          2,253.80        102
                                       8.000          2,253.80
1


    EVERETT          WA   98205          1            10/25/01         23
    0433462207                           05           12/01/01          0
    E4101080                             O            11/01/31
    0


    6170814          737/G01             F          124,450.00         ZZ
                                         360        124,227.98          2
                                       8.625            967.96         95
                                       8.375            967.96
    SPRINGFIELD      OR   97478          1            10/26/01         23
    0433366614                           05           12/01/01          0
    0001792597                           O            11/01/31
    0


    6171642          642/G01             F          105,060.00         ZZ
                                         360        104,903.75          1
                                       9.500            883.40        103
                                       9.250            883.40
    EAST HAVEN       CT   06513          5            10/26/01         23
    0433319506                           01           12/01/01          0
    09158901                             O            11/01/31
    0


    6172620          685/G01             F          142,300.00         ZZ
                                         360        142,103.50          1
                                       7.875          1,031.77         98
                                       7.625          1,031.77
    STOCKBRIDGE      GA   30281          2            11/02/01         23
    0433435542                           05           01/01/02          0
    127129                               O            12/01/31
    0


    6174534          737/G01             F          218,875.00         ZZ
                                         360        218,557.33          1
                                       9.625          1,860.41        103
                                       9.375          1,860.41
    BAKERSFIELD      CA   93308          1            10/17/01         23
    0433340106                           05           12/01/01          0
    0001794775                           O            11/01/31
    0


    6178422          E45/G01             F           80,650.00         ZZ
                                         360         80,498.56          1
                                       8.375            613.00         95
                                       8.125            613.00
    VENICE           FL   34292          1            10/31/01         23
    0433418142                           01           12/01/01          0
    185475                               O            11/01/31
    0
1




    6179064          642/G01             F           26,780.00         ZZ
                                         360         26,739.12          1
                                       9.375            222.74        103
                                       9.125            222.74
    SAGINAW          MI   48601          1            10/26/01         23
    0433403870                           05           12/01/01          0
    07168301                             O            11/01/31
    0


    6180004          642/G01             F          121,900.00         ZZ
                                         180        120,836.12          1
                                       8.000          1,164.94        107
                                       7.750          1,164.94
    PETERSBURG       VA   23803          2            10/30/01         23
    0433343837                           05           12/01/01          0
    09162401                             O            11/01/16
    0


    6182712          R54/G01             F          123,600.00         ZZ
                                         360        123,481.73          1
                                       9.650          1,052.85        103
                                       9.400          1,052.85
    BATON ROUGE      LA   70810          2            11/15/01         00
    0433603800                           05           01/01/02          0
    2000002568                           O            12/01/31
    0


    6183520          685/G01             F          283,550.00         ZZ
                                         360        283,403.00          1
                                       9.250          2,332.70        107
                                       9.000          2,332.70
    LOS ANGELES      CA   90291          1            12/03/01         23
    0433483815                           05           02/01/02          0
    127125                               O            01/01/32
    0


    6184710          737/G01             F          115,000.00         ZZ
                                         360        114,863.71          1
                                       8.625            894.46        105
                                       8.375            894.46
    BAKERSFIELD      CA   93312          1            11/05/01         23
    0433389384                           03           01/01/02          0
    0001797117                           O            12/01/31
    0


    6186060          E60/G01             F          270,500.00         ZZ
                                         360        269,623.19          1
1


                                       7.875          1,961.31        101
                                       7.625          1,961.31
    NIPOMO           CA   93444          1            11/16/01         23
    0433404837                           05           01/01/02          0
    513897                               O            12/01/31
    0


    6188274          E22/G01             F          106,900.00         ZZ
                                         360        106,617.41          1
                                       8.250            803.10         99
                                       7.750            803.10
    EDMOND           OK   73003          2            10/22/01         23
    0412977571                           05           12/01/01          0
    0412977571                           O            11/01/31
    0


    6188308          E22/G01             F          290,000.00         ZZ
                                         360        289,622.09          2
                                      10.125          2,571.79        102
                                       9.625          2,571.79
    CHICAGO          IL   60625          1            10/26/01         23
    0413068552                           05           12/01/01          0
    0413068552                           O            11/01/31
    0


    6188322          E22/G01             F          167,000.00         ZZ
                                         360        166,606.82          1
                                       7.250          1,139.23        105
                                       6.750          1,139.23
    COLORADO SPRING  CO   80919          1            10/26/01         23
    0413081068                           03           12/01/01          0
    0413081068                           O            11/01/31
    0


    6188324          E22/G01             F          126,000.00         ZZ
                                         360        125,769.38          1
                                       8.500            968.83         99
                                       8.250            968.83
    DAVIE            FL   33325          1            10/26/01         23
    0413081084                           09           12/01/01          0
    0413081084                           O            11/01/31
    0


    6188332          E22/G01             F           59,000.00         ZZ
                                         360         58,902.59          1
                                       9.000            474.73        100
                                       8.750            474.73
    KALAMAZOO        MI   49004          1            10/26/01         23
    0413089483                           05           12/01/01          0
1


    0413089483                           O            11/01/31
    0


    6188334          E22/G01             F           82,400.00         ZZ
                                         360         82,283.86          1
                                      10.250            738.39        103
                                      10.000            738.39
    HOUSTON          TX   77048          1            10/23/01         23
    0413090176                           05           12/01/01          0
    0413090176                           O            11/01/31
    0


    6188370          E22/G01             F          280,000.00         ZZ
                                         360        279,537.73          1
                                       9.000          2,252.94        100
                                       8.750          2,252.94
    NORTHVILLE       MI   48167          1            10/26/01         23
    0413111048                           05           12/01/01          0
    0413111048                           O            11/01/31
    0


    6188384          E22/G01             F          134,817.00         ZZ
                                         360        134,654.88          1
                                      10.500          1,233.22        103
                                      10.250          1,233.22
    MERIDIAN         ID   83642          1            10/24/01         23
    0413122086                           03           12/01/01          0
    0413122086                           O            11/01/31
    0


    6188422          E22/G01             F          256,400.00         ZZ
                                         360        255,867.16          1
                                       7.875          1,859.08        107
                                       7.625          1,859.08
    SANTEE           CA   92071          1            10/24/01         23
    0413141268                           05           12/01/01          0
    0413141268                           O            11/01/31
    0


    6188432          E22/G01             F          179,500.00         ZZ
                                         360        178,624.83          1
                                       8.250          1,348.52        100
                                       7.750          1,348.52
    BUCKLEY          WA   98321          1            10/23/01         23
    0413145913                           05           12/01/01          0
    0413145913                           O            11/01/31
    0


1


    6188434          E22/G01             F          170,000.00         ZZ
                                         360        169,696.74          2
                                       8.625          1,322.24        100
                                       8.375          1,322.24
    FRANKENMUTH      MI   48734          1            10/26/01         23
    0413146630                           05           12/01/01          0
    0413146630                           O            11/01/31
    0


    6188452          E22/G01             F           91,823.00         ZZ
                                         360         91,671.40          1
                                       9.000            738.83         99
                                       8.500            738.83
    KINGWOOD         TX   77339          1            10/26/01         23
    0413150814                           03           12/01/01          0
    0413150814                           O            11/01/31
    0


    6188454          E22/G01             F           75,000.00         ZZ
                                         360         74,862.71          1
                                       8.500            576.69        100
                                       8.250            576.69
    COLVILLE         WA   99114          1            10/23/01         23
    0413154139                           05           12/01/01          0
    0413154139                           O            11/01/31
    0


    6188480          E22/G01             F           78,250.00         ZZ
                                         360         78,103.06          1
                                       8.375            594.76        103
                                       8.125            594.76
    BAY CITY         MI   48706          1            10/26/01         23
    0413168287                           05           12/01/01          0
    0413168287                           O            11/01/31
    0


    6188500          E22/G01             F          133,550.00         ZZ
                                         360        133,257.84          1
                                       8.125            991.60         99
                                       7.625            991.60
    LAKE ARROWHEAD   CA   92352          1            10/24/01         23
    0413183237                           05           12/01/01          0
    0413183237                           O            11/01/31
    0


    6188504          E22/G01             F          194,295.00         ZZ
                                         360        192,705.64          1
                                       8.500          1,493.96        107
                                       8.250          1,493.96
1


    LOVELAND         CO   80537          1            10/26/01         23
    0413188574                           03           12/01/01          0
    0413188574                           O            11/01/31
    0


    6188510          E22/G01             F          130,000.00         ZZ
                                         360        129,773.98          1
                                       8.750          1,022.71        100
                                       8.500          1,022.71
    JENISON          MI   49428          1            10/26/01         23
    0413194754                           05           12/01/01          0
    0413194754                           O            11/01/31
    0


    6188514          E22/G01             F          139,900.00         ZZ
                                         360        139,643.94          1
                                       8.500          1,075.71        100
                                       8.250          1,075.71
    BIRMINGHAM       AL   35216          1            10/26/01         23
    0413198748                           05           12/01/01          0
    0413198748                           O            11/01/31
    0


    6188522          E22/G01             F          192,000.00         ZZ
                                         360        191,288.37          1
                                       8.875          1,527.64        100
                                       8.375          1,527.64
    TAMPA            FL   33614          1            10/26/01         23
    0413207275                           03           12/01/01          0
    0413207275                           O            11/01/31
    0


    6190652          313/G01             F           83,000.00         ZZ
                                         360         82,918.00          1
                                       9.500            697.91        100
                                       9.250            697.91
    TYLER            TX   75706          1            11/01/01         23
    0433446077                           05           01/01/02          0
    0008458606                           O            12/01/31
    0


    6190924          455/G01             F          108,150.00         ZZ
                                         360        108,026.74          1
                                      10.750          1,009.57        103
                                      10.500          1,009.57
    GERMANTOWN       MD   20874          1            11/01/01         23
    0433388857                           01           12/01/01          0
    46000671                             O            11/01/31
    0
1




    6192298          U05/G01             F          176,500.00         ZZ
                                         360        176,274.12          1
                                       8.250          1,325.99        107
                                       8.000          1,325.99
    JOHNSTOWN        PA   15905          5            11/19/01         23
    0433410495                           05           01/01/02          0
    3179282                              O            12/01/31
    0


    6192616          642/G01             F           63,000.00         ZZ
                                         180         62,462.13          1
                                       8.250            611.19        107
                                       8.000            611.19
    MIDWEST CITY     OK   73130          2            10/31/01         23
    0433343233                           05           12/01/01          0
    10119601                             O            11/01/16
    0


    6193214          003/G01             F          200,950.00         ZZ
                                         360        200,711.87          1
                                       8.625          1,562.97        100
                                       8.375          1,562.97
    ORLANDO          FL   32835          1            11/15/01         23
    0433506573                           03           01/01/02          0
    739862                               O            12/01/31
    0


    6194568          313/G01             F          297,500.00         ZZ
                                         360        297,160.96          1
                                      10.750          2,777.11        100
                                      10.500          2,777.11
    COLUMBIA         SC   29223          1            11/07/01         23
    0433433570                           05           12/01/01          0
    0008432692                           O            11/01/31
    0


    6195218          685/G01             F          348,700.00         ZZ
                                         360        347,776.75          1
                                       8.625          2,712.15        107
                                       8.375          2,712.15
    SAUGUS AREA      CA   91350          1            10/26/01         23
    0433389277                           05           12/01/01          0
    127235                               O            11/01/31
    0


    6196928          940/G01             F          203,500.00         ZZ
                                         360        203,239.57          1
1


                                       8.250          1,528.83        100
                                       8.000          1,528.83
    CLOVIS           CA   93611          2            11/05/01         23
    0433397890                           05           01/01/02          0
    40011119                             O            12/01/31
    0


    6197306          E87/G01             F           51,360.00         ZZ
                                         360         51,329.15          2
                                       8.625            399.47        107
                                       8.375            399.47
    SEBRING          FL   33872          1            12/20/01         23
    0433552460                           05           02/01/02          0
    01100449                             O            01/01/32
    0


    6197682          003/G01             F          132,800.00         ZZ
                                         360        132,530.89          1
                                       8.000            974.44        100
                                       7.750            974.44
    AUSTELL          GA   30106          1            11/01/01         23
    0433374675                           03           12/01/01          0
    0021060322                           O            11/01/31
    0


    6199378          U28/G01             F          149,780.00         ZZ
                                         360        149,307.96          1
                                       8.375          1,138.44        103
                                       8.125          1,138.44
    SNELLVILLE       GA   30039          1            08/27/01         23
    0433319712                           05           10/01/01          0
    FOSTERSCBB                           O            09/01/31
    0


    6201746          588/G01             F           91,300.00         ZZ
                                         360         91,000.82          1
                                       7.875            661.99        100
                                       7.625            661.99
    FRONT ROYAL      VA   22630          1            11/05/01         23
    0433581089                           03           12/01/01          0
    1053321                              O            11/01/31
    0


    6202070          B57/G01             F          247,200.00         ZZ
                                         360        246,955.86          1
                                       9.500          2,078.59        103
                                       9.250          2,078.59
    TEMPE            AZ   85284          1            11/02/01         23
    0433370806                           03           01/01/02          0
1


    21A0712                              O            12/01/31
    0


    6202328          N67/G01             F          216,300.00         ZZ
                                         360        216,056.58          1
                                       8.875          1,720.98        103
                                       8.625          1,720.98
    MYRTLE BEACH     SC   29579          5            11/15/01         23
    0433399110                           05           01/01/02          0
    325007536                            O            12/01/31
    0


    6202330          U35/G01             F           80,000.00         ZZ
                                         360         79,841.94          2
                                       8.125            594.00        106
                                       7.875            594.00
    EAU CLAIRE       WI   54703          1            11/01/01         23
    0433389723                           05           12/01/01          0
    6202330                              O            11/01/31
    0


    6202894          K81/G01             F           85,665.00         ZZ
                                         360         85,563.49          1
                                       8.625            666.29        103
                                       8.375            666.29
    GLENDALE         AZ   85306          1            11/12/01         23
    0433448248                           05           01/01/02          0
    8004190                              O            12/01/31
    0


    6205896          964/G01             F          137,500.00         ZZ
                                         360        137,355.54          1
                                      11.125          1,322.45        101
                                      10.875          1,322.45
    HENDERSON        NV   89015          1            10/31/01         23
    0433443637                           03           12/01/01          0
    164613                               O            11/01/31
    0


    6206540          313/G01             F           48,000.00         ZZ
                                         360         47,968.60          1
                                       8.125            356.40        100
                                       7.875            356.40
    PARAGOULD        AR   72450          1            12/04/01         23
    0433561305                           05           02/01/02          0
    0008444457                           O            01/01/32
    0


1


    6206788          J95/G01             F          131,325.00         ZZ
                                         360        131,236.88          1
                                       8.000            963.62        103
                                       7.750            963.62
    EUGENE           OR   97408          1            12/03/01         23
    0433510815                           05           02/01/02          0
    0027996602                           O            01/01/32
    0


    6207476          E87/G01             F          206,500.00         ZZ
                                         360        206,221.97          1
                                       8.000          1,515.22         98
                                       7.750          1,515.22
    NORWALK          CA   90650          5            11/02/01         23
    0433396272                           05           01/01/02          0
    01100147                             O            12/01/31
    0


    6211442          E82/G01             F          122,050.00         ZZ
                                         360        121,834.33          1
                                       9.375          1,015.15        103
                                       9.125          1,015.15
    PEACH BOTTOM     PA   17563          1            10/31/01         23
    0400515334                           05           12/01/01          0
    0400515334                           O            11/01/31
    0


    6213150          E22/G01             F          139,000.00         T
                                         360        138,725.38          1
                                       8.125          1,032.07        103
                                       7.625          1,032.07
    HOLLYWOOD        FL   33020          1            10/26/01         23
    0412941858                           05           12/01/01          0
    0412941858                           O            11/01/31
    0


    6213156          E22/G01             F           75,970.00         ZZ
                                         360         75,834.46          1
                                       8.625            590.89        107
                                       8.125            590.89
    MILTON FREEWATE  OR   97862          1            10/17/01         23
    0412983900                           05           12/01/01          0
    0412983900                           O            11/01/31
    0


    6213160          E22/G01             F          136,425.00         ZZ
                                         360        136,168.83          2
                                       8.375          1,036.93        107
                                       8.125          1,036.93
1


    PLAINFIELD       NJ   07060          1            10/29/01         23
    0413009945                           05           12/01/01          0
    0413009945                           O            11/01/31
    0


    6213212          E22/G01             F           74,750.00         ZZ
                                         360         74,554.38          1
                                       8.375            568.15        107
                                       8.125            568.15
    BAY CITY         MI   48708          5            10/24/01         23
    0413073958                           05           12/01/01          0
    0413073958                           O            11/01/31
    0


    6213224          E22/G01             F          299,475.00         ZZ
                                         360        299,084.75          1
                                      10.125          2,655.81         99
                                       9.875          2,655.81
    WALNUT           CA   91789          1            10/16/01         23
    0413088758                           05           12/01/01          0
    0413088758                           O            11/01/31
    0


    6213234          E22/G01             F          144,000.00         ZZ
                                         360        143,749.64          1
                                       8.750          1,132.85        100
                                       8.500          1,132.85
    NORTHFIELD       MN   55057          1            10/29/01         23
    0413093873                           05           12/01/01          0
    0413093873                           O            11/01/31
    0


    6213238          E22/G01             F          196,020.00         ZZ
                                         360        195,602.27          1
                                       7.750          1,404.31         99
                                       7.250          1,404.31
    BURBANK          CA   91501          1            10/22/01         23
    0413094681                           01           12/01/01          0
    0413094681                           O            11/01/31
    0


    6213240          E22/G01             F          345,000.00         ZZ
                                         360        344,240.00          1
                                       8.000          2,531.49        100
                                       7.500          2,531.49
    FREMONT          CA   94560          1            10/11/01         23
    0413094970                           05           12/01/01          0
    0413094970                           O            11/01/31
    0
1




    6213274          E22/G01             F          117,800.00         ZZ
                                         360        117,573.11          1
                                       8.250            884.99         95
                                       7.750            884.99
    BEDFORD          TX   76021          1            10/26/01         23
    0413107400                           05           12/01/01          0
    0413107400                           N            11/01/31
    0


    6213280          E22/G01             F          183,000.00         ZZ
                                         360        182,656.38          1
                                       8.375          1,390.93        100
                                       8.125          1,390.93
    PRAIRIEVILLE     LA   70769          1            10/29/01         23
    0413110180                           05           12/01/01          0
    0413110180                           O            11/01/31
    0


    6213294          E22/G01             F          159,400.00         ZZ
                                         360        159,092.97          1
                                       8.250          1,197.52        107
                                       8.000          1,197.52
    CHARLESTON       SC   29414          5            10/24/01         23
    0413113366                           05           12/01/01          0
    0413113366                           O            11/01/31
    0


    6213312          E22/G01             F          126,150.00         ZZ
                                         360        125,936.24          1
                                       8.875          1,003.71        103
                                       8.375          1,003.71
    MEMPHIS          TN   38141          5            10/23/01         23
    0413120296                           05           12/01/01          0
    0413120296                           O            11/01/31
    0


    6213334          E22/G01             F          185,400.00         ZZ
                                         360        185,173.37          1
                                      10.500          1,695.93        103
                                      10.000          1,695.93
    PEMBROKE PINES   FL   33029          1            10/29/01         23
    0413126954                           03           12/01/01          0
    0413126954                           O            11/01/31
    0


    6213346          E22/G01             F          139,000.00         ZZ
                                         360        138,770.50          1
1


                                       9.000          1,118.43        103
                                       8.750          1,118.43
    SACRAMENTO       CA   95821          5            10/22/01         23
    0413131889                           05           12/01/01          0
    0413131889                           O            11/01/31
    0


    6213360          E22/G01             F          146,750.00         ZZ
                                         360        146,437.28          1
                                       7.750          1,051.33        103
                                       7.250          1,051.33
    L.A.(NORTH HILL  CA   91343          1            10/17/01         23
    0413133752                           01           12/01/01          0
    0413133752                           O            11/01/31
    0


    6213370          E22/G01             F          250,000.00         ZZ
                                         360        249,351.95          1
                                       7.500          1,748.04        100
                                       7.000          1,748.04
    FORESTVILLE      CA   95436          1            10/11/01         23
    0413135468                           05           12/01/01          0
    0413135468                           O            11/01/31
    0


    6213392          E22/G01             F          169,000.00         ZZ
                                         360        168,713.67          1
                                       8.875          1,344.64        100
                                       8.375          1,344.64
    DELRAY BEACH     FL   33444          1            10/29/01         23
    0413149527                           05           12/01/01          0
    0413149527                           O            11/01/31
    0


    6213400          E22/G01             F          169,847.00         ZZ
                                         360        169,607.33          1
                                       9.750          1,459.25        103
                                       9.250          1,459.25
    MIAMI            FL   33144          1            10/29/01         23
    0413153008                           05           12/01/01          0
    0413153008                           O            11/01/31
    0


    6213494          E22/G01             F          111,750.00         ZZ
                                         360        111,523.56          1
                                       8.000            819.98        103
                                       7.500            819.98
    APOPKA           FL   32703          1            10/29/01         23
    0413187816                           03           12/01/01          0
1


    0413187816                           O            11/01/31
    0


    6213502          E22/G01             F           85,150.00         ZZ
                                         360         84,981.76          1
                                       8.125            632.24        107
                                       7.625            632.24
    FORT WALTON BEA  FL   32548          1            10/29/01         23
    0413193582                           05           12/01/01          0
    0413193582                           O            11/01/31
    0


    6213508          E22/G01             F          151,830.00         ZZ
                                         360        150,085.13          1
                                       7.625          1,074.64        105
                                       7.125          1,074.64
    GARDNERVILLE     NV   89410          1            10/25/01         23
    0413198466                           05           12/01/01          0
    0413198466                           O            11/01/31
    0


    6213510          E22/G01             F          149,690.00         ZZ
                                         360        149,378.90          1
                                       7.875          1,085.36        107
                                       7.375          1,085.36
    PUYALLUP         WA   98371          1            10/23/01         23
    0413200320                           05           12/01/01          0
    0413200320                           O            11/01/31
    0


    6213520          E22/G01             F           86,500.00         ZZ
                                         360         86,341.68          1
                                       8.500            665.11        100
                                       8.250            665.11
    ZANESVILLE       OH   43701          1            10/29/01         23
    0413216219                           05           12/01/01          0
    0413216219                           O            11/01/31
    0


    6213526          E22/G01             F          180,250.00         ZZ
                                         360        179,960.05          1
                                       9.125          1,466.57        103
                                       8.875          1,466.57
    BROWNSVILLE      TX   78521          1            10/29/01         23
    0413221755                           05           12/01/01          0
    0413221755                           O            11/01/31
    0


1


    6213528          E22/G01             F          198,550.00         ZZ
                                         360        198,186.59          1
                                       8.500          1,526.68        100
                                       8.000          1,526.68
    GOODYEAR         AZ   85338          1            10/29/01         23
    0413225715                           03           12/01/01          0
    0413225715                           O            11/01/31
    0


    6213804          588/G01             F          187,000.00         ZZ
                                         360        186,639.81          1
                                       8.250          1,404.87        107
                                       8.000          1,404.87
    HYDE PARK TOWN   NY   12538          1            10/03/01         23
    0433346707                           05           12/01/01          0
    00010477569                          O            11/01/31
    0


    6215088          664/G01             F          139,050.00         ZZ
                                         360        138,814.26          1
                                       8.875          1,106.35        103
                                       8.625          1,106.35
    LOS ANGELES      CA   90002          1            11/01/01         23
    0433419223                           05           12/01/01          0
    0008409898                           O            11/01/31
    0


    6215984          R65/G01             F           90,800.00         ZZ
                                         360         90,700.43          1
                                       9.000            730.60        107
                                       8.750            730.60
    SPRINGFIELD      OH   45505          1            11/09/01         23
    0433501418                           05           01/01/02          0
    20015489                             O            12/01/31
    0


    6216112          664/G01             F          116,900.00         ZZ
                                         360        116,641.67          1
                                       9.000            940.61         98
                                       8.750            940.61
    FORT LAUDERDALE  FL   33334          1            09/28/01         23
    0433318599                           05           11/01/01          0
    0008361016                           O            10/01/31
    0


    6216172          588/G01             F          325,000.00         ZZ
                                         360        324,604.83          1
                                       8.500          2,498.97        100
                                       8.250          2,498.97
1


    HILLSBOROUGH     NJ   08876          1            11/02/01         23
    0433432382                           05           01/01/02          0
    1053124                              O            12/01/31
    0


    6217896          K15/G01             F          123,000.00         ZZ
                                         360        122,846.56          1
                                       8.375            934.89        107
                                       8.125            934.89
    LAVERGNE         TN   37086          5            11/05/01         23
    0433348562                           05           01/01/02          0
    003805301985                         O            12/01/31
    0


    6218686          964/G01             F           92,500.00         ZZ
                                         360         92,415.61          1
                                       9.875            803.22        103
                                       9.625            803.22
    PHOENIX          AZ   85051          1            11/02/01         23
    0433348000                           05           01/01/02          0
    155301                               O            12/01/31
    0


    6219456          J95/G01             F          155,530.00         ZZ
                                         360        155,230.41          1
                                       8.250          1,168.45        103
                                       8.000          1,168.45
    LEES SUMMIT      MO   64086          1            10/19/01         23
    0433301926                           03           12/01/01          0
    0027701358                           O            11/01/31
    0


    6220592          940/G01             F           71,050.00         ZZ
                                         360         70,919.97          1
                                       8.500            546.31         87
                                       8.250            546.31
    VICTORVILLE      CA   92392          1            10/12/01         23
    0433344371                           05           12/01/01          0
    65010358                             N            11/01/31
    0


    6223444          737/G01             F          200,000.00         ZZ
                                         360        199,702.21          2
                                       7.500          1,398.43        100
                                       7.250          1,398.43
    LONG BEACH       CA   90810          1            11/02/01         23
    0433415874                           05           01/01/02          0
    0001796556                           O            12/01/31
    0
1




    6225944          K15/G01             F           50,000.00         ZZ
                                         360         49,898.68          1
                                       8.000            366.88        103
                                       7.750            366.88
    PARIS            IL   61944          1            10/31/01         23
    0433341088                           05           12/01/01          0
    018105302796                         O            11/01/31
    0


    6227384          K15/G01             F          116,600.00         ZZ
                                         360        116,458.24          1
                                       8.500            896.55        106
                                       8.250            896.55
    BUCYRUS          OH   44280          5            11/03/01         23
    0433343167                           05           01/01/02          0
    028005303393                         O            12/01/31
    0


    6228170          E84/G01             F          145,000.00         ZZ
                                         360        144,551.96          1
                                       9.375          1,206.04        100
                                       9.125          1,206.04
    GERMANTOWN       MD   20874          1            07/09/01         23
    0433607637                           09           09/01/01          0
    70308984                             O            08/01/31
    0


    6231274          624/G01             F          197,950.00         ZZ
                                         360        197,662.55          1
                                       7.625          1,401.08        107
                                       7.375          1,401.08
    EVERETT          WA   98201          1            11/07/01         23
    0433366853                           05           01/01/02          0
    85041410023F                         O            12/01/31
    0


    6233306          U05/G01             F          212,150.00         ZZ
                                         360        211,892.05          1
                                       8.500          1,631.25         99
                                       8.250          1,631.25
    GRAND PRAIRIE    TX   75052          1            11/07/01         23
    0433382843                           05           01/01/02          0
    3183364                              O            12/01/31
    0


    6234476          624/G01             F          225,000.00         ZZ
                                         360        224,519.66          1
1


                                       8.750          1,770.08        100
                                       8.500          1,770.08
    EATON            CO   80615          1            10/26/01         23
    0433321577                           05           12/01/01          0
    73013810513F                         O            11/01/31
    0


    6234528          J95/G01             F          255,000.00         ZZ
                                         360        254,734.57          1
                                       9.250          2,097.83         90
                                       9.000          2,097.83
    BELLEVUE         WA   98006          5            11/09/01         23
    0433455441                           05           01/01/02          0
    0027874635                           O            12/01/31
    0


    6234656          L16/G01             F          127,300.00         ZZ
                                         360        127,060.98          1
                                       8.375            967.57         95
                                       8.125            967.57
    HENDERSON        NV   89015          1            11/05/01         23
    0433394988                           05           12/01/01          0
    W0110036                             N            11/01/31
    0


    6235210          J95/G01             F          160,535.00         ZZ
                                         360        160,339.79          1
                                       8.500          1,234.38         97
                                       8.250          1,234.38
    HICKORY          NC   28601          5            11/12/01         23
    0433422615                           05           01/01/02          0
    0027833839                           O            12/01/31
    0


    6235574          J95/G01             F          116,000.00         ZZ
                                         360        115,847.72          1
                                       8.125            861.30        100
                                       7.875            861.30
    DURHAM           NC   27712          1            11/12/01         00
    0433417102                           05           01/01/02          0
    0027887454                           O            12/01/31
    0


    6236904          E22/G01             F          170,000.00         ZZ
                                         360        165,454.67          1
                                       8.125          1,262.25        107
                                       7.875          1,262.25
    GRASS VALLEY     CA   95945          1            10/19/01         23
    0413047259                           05           12/01/01          0
1


    0413047259                           O            11/01/31
    0


    6236962          E22/G01             F          160,000.00         ZZ
                                         360        159,422.44          1
                                       8.000          1,174.02        100
                                       7.750          1,174.02
    BURTONSVILLE     MD   20866          1            10/30/01         23
    0413115387                           09           12/01/01          0
    0413115387                           O            11/01/31
    0


    6236972          E22/G01             F          150,450.00         ZZ
                                         360        150,217.79          2
                                       9.375          1,251.37         99
                                       9.125          1,251.37
    TRENTON          OH   45067          1            10/30/01         23
    0413119439                           05           12/01/01          0
    0413119439                           O            11/01/31
    0


    6236978          E22/G01             F           33,150.00         ZZ
                                         360         33,095.28          1
                                       9.000            266.73         95
                                       8.750            266.73
    SAN ANTONIO      TX   78221          1            10/30/01         23
    0413122862                           05           12/01/01          0
    0413122862                           N            11/01/31
    0


    6236998          E22/G01             F           55,640.00         ZZ
                                         360         55,401.50          1
                                       8.250            418.00        107
                                       8.000            418.00
    TANEYVILLE       MO   65759          1            10/30/01         23
    0413136011                           05           12/01/01          0
    0413136011                           O            11/01/31
    0


    6237040          E22/G01             F          109,000.00         ZZ
                                         360        108,748.90          1
                                       8.250            818.88        105
                                       8.000            818.88
    BIRMINGHAM       AL   35216          1            10/26/01         23
    0413146747                           07           12/01/01          0
    0413146747                           O            11/01/31
    0


1


    6237060          E22/G01             F          560,000.00         ZZ
                                         360        558,806.59          1
                                       7.750          4,011.91        100
                                       7.250          4,011.91
    KIHEI            HI   96753          1            10/24/01         23
    0413152489                           05           12/01/01          0
    0413152489                           O            11/01/31
    0


    6237062          E22/G01             F          164,800.00         ZZ
                                         360        164,548.38          1
                                       9.375          1,370.72        103
                                       9.125          1,370.72
    CHALMETTE        LA   70043          1            10/30/01         23
    0413154337                           05           12/01/01          0
    0413154337                           O            11/01/31
    0


    6237080          E22/G01             F          187,600.00         ZZ
                                         360        187,256.64          1
                                       8.500          1,442.48         99
                                       8.000          1,442.48
    ONTARIO          CA   91764          1            10/23/01         23
    0413160854                           05           12/01/01          0
    0413160854                           O            11/01/31
    0


    6237096          E22/G01             F          224,190.00         ZZ
                                         360        223,810.14          1
                                       8.875          1,783.76         95
                                       8.625          1,783.76
    PLANO            TX   75025          1            10/30/01         23
    0413171745                           03           12/01/01          0
    0413171745                           O            11/01/31
    0


    6237098          E22/G01             F           75,250.00         ZZ
                                         360         75,115.97          1
                                       9.125            612.26        100
                                       8.875            612.26
    KANNAPOLIS       NC   28081          1            10/30/01         23
    0413172461                           05           12/01/01          0
    0413172461                           O            11/01/31
    0


    6237122          E22/G01             F           69,550.00         ZZ
                                         360         69,416.02          1
                                       8.250            522.51        107
                                       7.750            522.51
1


    FRESNO           CA   93727          1            10/19/01         23
    0413180142                           05           12/01/01          0
    0413180142                           O            11/01/31
    0


    6237124          E22/G01             F          225,500.00         ZZ
                                         360        224,969.41          1
                                       8.500          1,733.90         99
                                       8.250          1,733.90
    DOWNERS GROVE    IL   60515          9            10/25/01         23
    0413180225                           05           12/01/01          0
    0413180225                           O            11/01/31
    0


    6237128          E22/G01             F          112,000.00         ZZ
                                         360        111,815.08          2
                                       9.000            901.18        100
                                       8.750            901.18
    FLINT            MI   48532          1            10/30/01         23
    0413180423                           05           12/01/01          0
    0413180423                           O            11/01/31
    0


    6237134          E22/G01             F          143,000.00         ZZ
                                         360        142,695.25          1
                                       7.750          1,024.47        105
                                       7.250          1,024.47
    NORTH LAS VEGAS  NV   89032          2            10/24/01         23
    0413184011                           05           12/01/01          0
    0413184011                           O            11/01/31
    0


    6237156          E22/G01             F          313,780.00         ZZ
                                         360        313,175.62          1
                                       8.250          2,357.32         99
                                       8.000          2,357.32
    SAN LEANDRO      CA   94577          1            10/26/01         23
    0413189192                           05           12/01/01          0
    0413189192                           O            11/01/31
    0


    6237158          E22/G01             F          178,000.00         ZZ
                                         360        176,960.18          1
                                       8.500          1,368.67        106
                                       8.000          1,368.67
    LAS VEGAS        NV   89108          2            10/24/01         23
    0413189838                           05           12/01/01          0
    0413189838                           O            11/01/31
    0
1




    6237192          E22/G01             F           85,450.00         ZZ
                                         360         85,308.93          1
                                       9.000            687.55        103
                                       8.750            687.55
    FORT LAUDERDALE  FL   33351          1            10/30/01         23
    0413204678                           01           12/01/01          0
    0413204678                           O            11/01/31
    0


    6237196          E22/G01             F           84,150.00         ZZ
                                         360         83,987.91          1
                                       8.250            632.19         99
                                       8.000            632.19
    FORT WORTH       TX   76007          1            10/30/01         23
    0413206459                           05           12/01/01          0
    0413206459                           O            11/01/31
    0


    6237198          E22/G01             F          119,150.00         ZZ
                                         360        118,816.68          1
                                       8.875            948.01        103
                                       8.375            948.01
    LOUISVILLE       KY   40241          1            10/30/01         23
    0413207507                           03           12/01/01          0
    0413207507                           O            11/01/31
    0


    6237200          E22/G01             F          189,400.00         ZZ
                                         360        189,091.54          1
                                       9.125          1,541.02        103
                                       8.875          1,541.02
    WESTMINISTER     CO   80031          1            10/29/01         23
    0413208380                           05           12/01/01          0
    0413208380                           O            11/01/31
    0


    6242186          N46/G01             F          137,500.00         ZZ
                                         360        137,049.73          1
                                       8.000          1,008.93        105
                                       7.750          1,008.93
    BURTON           SC   29906          1            11/05/01         23
    0433394657                           05           01/01/02          0
    107730                               O            12/01/31
    0


    6244580          642/G01             F          157,075.00         ZZ
                                         360        156,815.67          1
1


                                       9.000          1,263.86        103
                                       8.750          1,263.86
    CALEDONIA        MI   49302          1            10/26/01         23
    0433336989                           05           12/01/01          0
    10162401                             O            11/01/31
    0


    6245368          588/G01             F          165,700.00         ZZ
                                         360        165,588.82          1
                                       8.000          1,215.85        107
                                       7.750          1,215.85
    EAST GOSHEN TOW  PA   19382          1            12/14/01         23
    0433518867                           09           02/01/02          0
    1053874                              O            01/01/32
    0


    6246294          U05/G01             F           69,900.00         ZZ
                                         360         69,857.66          1
                                       8.500            537.47        100
                                       8.250            537.47
    FREDERICKSBURG   VA   22405          1            12/13/01         23
    0433501970                           09           02/01/02          0
    3186155                              O            01/01/32
    0


    6246970          313/G01             F           78,500.00         ZZ
                                         360         78,363.52          1
                                       8.750            617.56        100
                                       8.500            617.56
    WATAUGA          TX   76148          1            11/05/01         23
    0433437886                           05           12/01/01          0
    0008464588                           O            11/01/31
    0


    6248494          588/G01             F          271,000.00         ZZ
                                         360        270,635.12          1
                                       8.000          1,988.50        100
                                       7.750          1,988.50
    FALLS CHURCH     VA   22041          1            11/07/01         23
    0433397924                           05           01/01/02          0
    1051692                              O            12/01/31
    0


    6249022          K15/G01             F           61,800.00         ZZ
                                         360         61,759.21          1
                                      11.375            606.11        103
                                      11.125            606.11
    GAFFNEY          SC   29341          5            11/06/01         23
    0433380474                           05           01/01/02          0
1


    002305303861                         O            12/01/31
    0


    6251028          U35/G01             F          101,970.00         ZZ
                                         360        101,858.20          1
                                       9.000            820.47        103
                                       8.750            820.47
    KIEL             WI   53042          1            11/23/01         23
    0433407095                           05           01/01/02          0
    6251028                              O            12/01/31
    0


    6252090          Q64/G01             F           80,250.00         ZZ
                                         360         80,120.87          1
                                       9.125            652.95        107
                                       8.875            652.95
    BOYNTON BEACH    FL   33426          1            10/18/01         23
    0433441516                           01           12/01/01          0
    0102553500                           O            11/01/31
    0


    6255568          M24/G01             F          502,000.00         ZZ
                                         360        501,306.79          1
                                       7.875          3,639.85        104
                                       7.625          3,639.85
    IRVINE           CA   92602          1            11/05/01         23
    0433498136                           05           01/01/02          0
    214000                               O            12/01/31
    0


    6256134          E87/G01             F          165,850.00         ZZ
                                         360        165,632.29          1
                                       8.125          1,231.43        107
                                       7.875          1,231.43
    CHESAPEAKE       VA   23320          2            11/09/01         23
    0433437449                           05           01/01/02          0
    01100416                             O            12/01/31
    0


    6256194          950/G01             F          239,300.00         ZZ
                                         360        238,985.86          1
                                       8.125          1,776.80        103
                                       7.875          1,776.80
    HILLSBORO        OR   97124          1            11/05/01         23
    0433485414                           05           01/01/02          0
    YC107093                             O            12/01/31
    0


1


    6256592          X31/G01             F          245,000.00         ZZ
                                         360        244,653.04          2
                                       7.750          1,755.21        100
                                       7.500          1,755.21
    SANTA ANA        CA   92707          1            11/02/01         23
    0433512167                           05           01/01/02          0
    40100246                             O            12/01/31
    0


    6260650          E87/G01             F          255,470.00         ZZ
                                         360        255,117.23          1
                                       7.875          1,852.33        103
                                       7.625          1,852.33
    GOLETA           CA   93117          1            11/08/01         23
    0433401346                           01           01/01/02          0
    70003874                             O            12/01/31
    0


    6264602          E22/G01             F          146,000.00         ZZ
                                         360        145,711.53          1
                                       8.125          1,084.05        107
                                       7.625          1,084.05
    STAYTON          OR   97383          5            10/17/01         23
    0413049990                           05           12/01/01          0
    0413049990                           O            11/01/31
    0


    6264604          E22/G01             F          283,920.00         ZZ
                                         360        283,344.68          1
                                       8.000          2,083.30        104
                                       7.750          2,083.30
    CHESTERFEILD     VA   23838          1            10/31/01         23
    0413055211                           05           12/01/01          0
    0413055211                           O            11/01/31
    0


    6264606          E22/G01             F          116,287.00         ZZ
                                         360        116,109.43          1
                                       9.375            967.22        103
                                       9.125            967.22
    PINEVILLE        LA   71360          1            10/31/01         23
    0413056128                           05           12/01/01          0
    0413056128                           O            11/01/31
    0


    6264610          E22/G01             F           62,500.00         ZZ
                                         360         62,385.61          1
                                       8.500            480.57        105
                                       8.000            480.57
1


    CLEARWATER       FL   33761          1            10/31/01         23
    0413057258                           01           12/01/01          0
    0413057258                           O            11/01/31
    0


    6264676          E22/G01             F          132,000.00         ZZ
                                         360        131,745.75          1
                                       8.250            991.67        100
                                       7.750            991.67
    DERRY            NH   03038          1            10/31/01         23
    0413107418                           01           12/01/01          0
    0413107418                           O            11/01/31
    0


    6264716          E22/G01             F          129,000.00         ZZ
                                         360        128,763.89          1
                                       8.500            991.90        100
                                       8.000            991.90
    POMPANO BCH      FL   33064          1            10/31/01         23
    0413127200                           09           12/01/01          0
    0413127200                           O            11/01/31
    0


    6264734          E22/G01             F           54,000.00         ZZ
                                         360         53,903.67          1
                                       8.625            420.01        100
                                       8.125            420.01
    WENATCHEE        WA   98801          1            10/17/01         23
    0413134255                           01           12/01/01          0
    0413134255                           O            11/01/31
    0


    6264748          E22/G01             F          251,950.00         ZZ
                                         360        251,476.92          1
                                       8.375          1,915.00        107
                                       8.125          1,915.00
    STEVENSVILLE     MD   21666          1            10/31/01         23
    0413137167                           03           12/01/01          0
    0413137167                           O            11/01/31
    0


    6264786          E22/G01             F          135,000.00         ZZ
                                         360        134,837.64          1
                                      10.500          1,234.90        100
                                      10.000          1,234.90
    ARLINGTON        TN   38002          1            10/31/01         23
    0413149048                           05           12/01/01          0
    0413149048                           O            11/01/31
    0
1




    6264796          E22/G01             F           40,850.00         ZZ
                                         360         40,782.56          1
                                       9.000            328.69         95
                                       8.750            328.69
    PUEBLO           CO   81001          1            10/30/01         23
    0413156217                           05           12/01/01          0
    0413156217                           N            11/01/31
    0


    6264812          E22/G01             F           42,750.00         ZZ
                                         360         42,679.41          1
                                       9.000            343.98         95
                                       8.500            343.98
    MEMPHIS          TN   38109          1            10/29/01         23
    0413162488                           05           12/01/01          0
    0413162488                           N            11/01/31
    0


    6264816          E22/G01             F          122,055.00         ZZ
                                         360        121,848.21          1
                                       8.875            971.12        103
                                       8.625            971.12
    MIAMI            FL   33175          1            10/31/01         23
    0413162843                           07           12/01/01          0
    0413162843                           O            11/01/31
    0


    6264824          E22/G01             F          138,350.00         ZZ
                                         360        138,121.58          1
                                       9.000          1,113.20        103
                                       8.750          1,113.20
    STATELINE        NV   89449          1            10/24/01         23
    0413164286                           01           12/01/01          0
    0413164286                           O            11/01/31
    0


    6264826          E22/G01             F          109,100.00         ZZ
                                         360        108,900.32          1
                                       8.500            838.88        107
                                       8.000            838.88
    MEMPHIS          TN   38125          1            10/30/01         23
    0413164799                           05           12/01/01          0
    0413164799                           O            11/01/31
    0


    6264848          E22/G01             F          219,350.00         ZZ
                                         360        218,927.50          1
1


                                       8.250          1,647.90        107
                                       8.000          1,647.90
    ELK GROVE        CA   95758          1            10/25/01         23
    0413171430                           05           12/01/01          0
    0413171430                           O            11/01/31
    0


    6264858          E22/G01             F          106,000.00         ZZ
                                         360        105,508.01          1
                                       8.625            824.46        103
                                       8.125            824.46
    INDIO            CA   92201          2            10/24/01         23
    0413173501                           05           12/01/01          0
    0413173501                           O            11/01/31
    0


    6264860          E22/G01             F          202,908.00         ZZ
                                         360        202,475.58          1
                                       7.750          1,453.66        100
                                       7.250          1,453.66
    WEST SACRAMENTO  CA   95691          1            10/29/01         23
    0413173659                           05           12/01/01          0
    0413173659                           O            11/01/31
    0


    6264862          E22/G01             F          280,987.00         ZZ
                                         360        280,459.41          1
                                       8.375          2,135.70        100
                                       8.125          2,135.70
    SAN DIEGO        CA   92154          1            10/25/01         23
    0413174806                           05           12/01/01          0
    0413174806                           O            11/01/31
    0


    6264864          E22/G01             F          238,250.00         ZZ
                                         360        237,779.28          1
                                       8.125          1,769.00        104
                                       7.875          1,769.00
    LAUREL           MD   20707          1            10/31/01         23
    0413175472                           03           12/01/01          0
    0413175472                           O            11/01/31
    0


    6264868          E22/G01             F          130,185.00         ZZ
                                         360        129,946.72          1
                                       8.500          1,001.01         99
                                       8.000          1,001.01
    EUGENE           OR   97405          1            10/17/01         23
    0413177072                           05           12/01/01          0
1


    0413177072                           O            11/01/31
    0


    6264870          E22/G01             F          265,900.00         ZZ
                                         360        265,413.33          1
                                       8.500          2,044.54        103
                                       8.250          2,044.54
    DOWNERS GROVE    IL   60516          9            10/26/01         23
    0413177247                           05           12/01/01          0
    0413177247                           O            11/01/31
    0


    6264904          E22/G01             F          120,500.00         ZZ
                                         360        120,279.45          1
                                       8.500            926.54        101
                                       8.000            926.54
    LANTANA          FL   33462          5            10/26/01         23
    0413185232                           05           12/01/01          0
    0413185232                           O            11/01/31
    0


    6264924          E22/G01             F          175,000.00         ZZ
                                         360        174,627.07          1
                                       7.750          1,253.72        105
                                       7.250          1,253.72
    COPPEROPOLIS     CA   95228          1            10/26/01         23
    0413190117                           03           12/01/01          0
    0413190117                           O            11/01/31
    0


    6264946          E22/G01             F          222,274.00         ZZ
                                         360        222,006.68          1
                                      10.500          2,033.23        103
                                      10.000          2,033.23
    BEAVERTON        OR   97008          1            10/26/01         23
    0413195702                           05           12/01/01          0
    0413195702                           O            11/01/31
    0


    6264948          E22/G01             F           83,900.00         ZZ
                                         360         83,754.13          1
                                       8.750            660.04        100
                                       8.500            660.04
    AMARILLO         TX   79110          1            10/31/01         23
    0413195959                           05           12/01/01          0
    0413195959                           O            11/01/31
    0


1


    6264960          E22/G01             F          189,300.00         ZZ
                                         360        188,824.15          1
                                       8.125          1,405.55        107
                                       7.875          1,405.55
    DENVER           CO   80223          2            10/25/01         23
    0413198326                           05           12/01/01          0
    0413198326                           O            11/01/31
    0


    6265004          E22/G01             F           45,320.00         ZZ
                                         360         45,281.90          1
                                      12.375            479.29        103
                                      11.875            479.29
    BARTLESVILLE     OK   74006          5            10/26/01         23
    0413209164                           05           12/01/01          0
    0413209164                           O            11/01/31
    0


    6265012          E22/G01             F           70,000.00         ZZ
                                         360         69,875.14          1
                                       8.625            544.45        103
                                       8.125            544.45
    DELRAY BEACH     FL   33444          1            10/31/01         23
    0413210048                           01           12/01/01          0
    0413210048                           O            11/01/31
    0


    6265014          E22/G01             F          100,000.00         ZZ
                                         360         99,826.15          1
                                       8.750            786.70        100
                                       8.250            786.70
    LARGO            FL   33774          1            10/31/01         23
    0413210402                           01           12/01/01          0
    0413210402                           O            11/01/31
    0


    6265018          E22/G01             F          109,950.00         ZZ
                                         360        109,738.21          1
                                       8.250            826.02        104
                                       8.000            826.02
    PELHAM           AL   35124          1            10/31/01         23
    0413212259                           03           12/01/01          0
    0413212259                           O            11/01/31
    0


    6265028          E22/G01             F          345,050.00         ZZ
                                         360        344,402.10          1
                                       8.375          2,622.63        103
                                       8.125          2,622.63
1


    CONYERS          GA   30094          1            10/30/01         23
    0413215674                           05           12/01/01          0
    0413215674                           O            11/01/31
    0


    6265032          E22/G01             F           48,150.00         T
                                         360         48,066.27          1
                                       8.750            378.80        107
                                       8.250            378.80
    SPOKANE          WA   99223          1            10/29/01         23
    0413216649                           05           12/01/01          0
    0413216649                           O            11/01/31
    0


    6266266          E45/G01             F          135,000.00         ZZ
                                         360        134,759.15          1
                                       8.625          1,050.02        100
                                       8.375          1,050.02
    ATHENS           GA   30605          1            11/06/01         23
    0433445418                           05           12/01/01          0
    178336                               O            11/01/31
    0


    6269798          964/G01             F          172,000.00         ZZ
                                         360        171,642.55          1
                                       7.875          1,247.12        105
                                       7.625          1,247.12
    LAS VEGAS        NV   89117          2            10/14/01         23
    0433352259                           03           12/01/01          0
    150053                               O            11/01/31
    0


    6271512          588/G01             F          179,750.00         ZZ
                                         360        179,227.24          1
                                       8.250          1,350.40        107
                                       8.000          1,350.40
    UPPER GWYNEDD T  PA   19454          1            11/16/01         23
    0433405339                           05           01/01/02          0
    1053126                              O            12/01/31
    0


    6272248          642/G01             F          300,000.00         ZZ
                                         360        299,527.84          1
                                       9.250          2,468.03        103
                                       9.000          2,468.03
    SALINAS          CA   93906          1            10/26/01         23
    0433378254                           05           12/01/01          0
    10120001                             O            11/01/31
    0
1




    6273334          642/G01             F          175,000.00         ZZ
                                         360        174,781.68          1
                                       8.375          1,330.13        107
                                       8.125          1,330.13
    COLORADO SPRING  CO   80918          5            11/03/01         23
    0433481538                           09           01/01/02          0
    10129201                             O            12/01/31
    0


    6273806          B57/G01             F          182,300.00         ZZ
                                         360        181,891.58          1
                                       7.500          1,274.67        103
                                       7.250          1,274.67
    GILBERT          AZ   85296          1            10/15/01         23
    0433308772                           03           12/01/01          0
    21A0665                              O            11/01/31
    0


    6276384          B57/G01             F           99,350.00         ZZ
                                         360         99,085.24          1
                                       9.625            844.46        103
                                       9.375            844.46
    SCOTTSDALE       AZ   85257          1            11/09/01         23
    0433427788                           05           01/01/02          0
    21A0733                              O            12/01/31
    0


    6278814          J95/G01             F           94,160.00         ZZ
                                         360         94,039.49          1
                                       8.250            707.40        105
                                       8.000            707.40
    OKLAHOMA CITY    OK   73149          1            11/09/01         23
    0433417268                           05           01/01/02          0
    0027896596                           O            12/01/31
    0


    6278898          808/G01             F          180,250.00         ZZ
                                         360        179,707.89          1
                                       7.750          1,291.34        103
                                       7.500          1,291.34
    FRESNO           CA   93720          1            11/06/01         23
    0433429701                           05           01/01/02          0
    9104794                              O            12/01/31
    0


    6279026          003/G01             F          146,200.00         ZZ
                                         360        146,115.88          1
1


                                       8.750          1,150.16         95
                                       8.500          1,150.16
    CUMMING          GA   30040          1            12/06/01         23
    0433539285                           05           02/01/02          0
    0021603899                           N            01/01/32
    0


    6280408          B57/G01             F          235,870.00         ZZ
                                         360        235,552.40          1
                                       8.000          1,730.74        103
                                       7.750          1,730.74
    SEABROOK         TX   77586          1            11/15/01         23
    0433456316                           03           01/01/02          0
    2190053                              O            12/01/31
    0


    6280654          J95/G01             F          279,000.00         ZZ
                                         360        276,774.30          1
                                       7.625          1,974.75        100
                                       7.375          1,974.75
    EVERETT          WA   98208          5            11/16/01         23
    0433491610                           05           01/01/02          0
    0027661875                           O            12/01/31
    0


    6282250          U05/G01             F          135,000.00         ZZ
                                         360        134,863.12          1
                                       9.375          1,122.86        100
                                       9.125          1,122.86
    CHANDLER         AZ   85224          5            11/01/01         23
    0433365913                           05           01/01/02          0
    3171829                              O            12/01/31
    0


    6284148          808/G01             F          246,500.00         ZZ
                                         360        246,215.32          1
                                       8.750          1,939.22        100
                                       8.500          1,939.22
    ANAHEIM          CA   92804          1            11/16/01         23
    0433424926                           05           01/01/02          0
    9322522                              O            12/01/31
    0


    6285550          L16/G01             F          138,000.00         ZZ
                                         360        137,760.06          1
                                       8.750          1,085.65        100
                                       8.500          1,085.65
    LAS VEGAS        NV   89108          1            11/07/01         23
    0433415098                           03           12/01/01          0
1


    W0109183                             O            11/01/31
    0


    6286066          J95/G01             F           81,375.00         ZZ
                                         360         81,253.83          1
                                       7.500            568.99        105
                                       7.250            568.99
    YORK             NE   68487          1            11/13/01         23
    0433404860                           05           01/01/02          0
    0027947050                           O            12/01/31
    0


    6287206          147/G01             F           61,525.00         ZZ
                                         360         61,495.55          1
                                       9.630            523.19        107
                                       9.380            523.19
    SAGINAW          MI   48602          1            12/11/01         23
    0433521929                           05           02/01/02          0
    10441559                             O            01/01/32
    0


    6287852          940/G01             F          294,683.00         ZZ
                                         360        294,160.27          1
                                       7.500          2,060.47        103
                                       7.250          2,060.47
    RANCHO CUCAMONG  CA   91739          1            11/09/01         23
    0433397817                           05           01/01/02          0
    23010434                             O            12/01/31
    0


    6287942          J95/G01             F          223,500.00         ZZ
                                         360        222,975.34          1
                                       7.750          1,601.19        100
                                       7.500          1,601.19
    SIERRA VISTA     AZ   85650          5            11/07/01         23
    0433445368                           05           01/01/02          0
    0027794932                           O            12/01/31
    0


    6288176          964/G01             F          164,491.00         ZZ
                                         360        164,258.07          1
                                       7.750          1,178.43        103
                                       7.500          1,178.43
    SPARKS           NV   89436          1            11/05/01         23
    0433421104                           05           01/01/02          0
    166301                               O            12/01/31
    0


1


    6290816          E22/G01             F          159,650.00         ZZ
                                         360        159,318.23          1
                                       7.875          1,157.57        103
                                       7.625          1,157.57
    TACOMA           WA   98409          1            10/26/01         23
    0412911166                           05           12/01/01          0
    0412911166                           O            11/01/31
    0


    6290830          E22/G01             F          159,350.00         ZZ
                                         360        159,187.07          1
                                      11.250          1,547.71         99
                                      10.750          1,547.71
    MACEDONIA        OH   44056          1            11/01/01         23
    0413068016                           03           12/01/01          0
    0413068016                           O            11/01/31
    0


    6290834          E22/G01             F           86,000.00         ZZ
                                         360         85,761.50          1
                                       9.000            691.98        100
                                       8.750            691.98
    NIXA             MO   65714          1            10/02/01         23
    0413097122                           05           11/01/01          0
    0413097122                           O            10/01/31
    0


    6290844          E22/G01             F          188,000.00         ZZ
                                         360        187,655.90          1
                                       8.500          1,445.56         99
                                       8.250          1,445.56
    COLORADO SPRING  CO   80918          5            10/26/01         23
    0413109760                           05           12/01/01          0
    0413109760                           O            11/01/31
    0


    6290846          E22/G01             F          128,000.00         ZZ
                                         360        127,846.06          1
                                      10.500          1,170.87        100
                                      10.000          1,170.87
    DENHAM SPRINGS   LA   70726          1            10/01/01         23
    0413121930                           05           12/01/01          0
    0413121930                           O            11/01/31
    0


    6290856          E22/G01             F          192,500.00         ZZ
                                         360        192,268.51          1
                                      10.500          1,760.87        102
                                      10.000          1,760.87
1


    PORTLAND         OR   97220          1            10/19/01         23
    0413140187                           05           12/01/01          0
    0413140187                           O            11/01/31
    0


    6290898          E22/G01             F          261,900.00         ZZ
                                         360        261,538.34          1
                                       7.875          1,898.96        105
                                       7.625          1,898.96
    BEN LOMOND       CA   95005          1            10/30/01         23
    0413167164                           05           01/01/02          0
    0413167164                           O            12/01/31
    0


    6290902          E22/G01             F           90,500.00         ZZ
                                         360         90,391.16          1
                                      10.500            827.84        100
                                      10.000            827.84
    FORT WORTH       TX   76112          1            11/01/01         23
    0413177767                           05           12/01/01          0
    0413177767                           O            11/01/31
    0


    6290906          E22/G01             F           92,597.00         ZZ
                                         360         92,439.17          1
                                      10.250            829.76        103
                                       9.750            829.76
    KANSAS CITY      MO   64137          1            10/31/01         23
    0413179144                           05           12/01/01          0
    0413179144                           O            11/01/31
    0


    6290918          E22/G01             F          152,400.00         ZZ
                                         360        151,889.16          1
                                       8.000          1,118.26        105
                                       7.500          1,118.26
    EDMOND           OK   73034          2            10/26/01         23
    0413185398                           05           12/01/01          0
    0413185398                           O            11/01/31
    0


    6290948          E22/G01             F          224,000.00         ZZ
                                         360        223,648.94          1
                                       9.250          1,842.79        102
                                       9.000          1,842.79
    PLYMOUTH         MI   48170          1            11/01/01         23
    0413221714                           05           12/01/01          0
    0413221714                           O            11/01/31
    0
1




    6291616          Q78/G01             F          321,500.00         ZZ
                                         360        320,911.54          1
                                       8.500          2,472.06        100
                                       8.250          2,472.06
    MUNDELEIN        IL   60060          1            10/26/01         23
    0433413309                           03           12/01/01          0
    695505                               O            11/01/31
    0


    6291714          Q78/G01             F          141,100.00         ZZ
                                         360        140,835.03          1
                                       8.375          1,072.47        107
                                       8.125          1,072.47
    NEENAH           WI   54956          2            10/26/01         23
    0433454220                           05           12/01/01          0
    695648                               O            11/01/31
    0


    6291812          Q78/G01             F          197,113.00         ZZ
                                         360        196,684.42          1
                                       7.650          1,398.55        106
                                       7.400          1,398.55
    LATROBE          PA   15650          2            10/26/01         23
    0433319860                           05           12/01/01          0
    695675                               O            11/01/31
    0


    6292626          253/G01             F          275,000.00         ZZ
                                         360        274,665.62          1
                                       8.500          2,114.52        100
                                       8.250          2,114.52
    COLORADO SPRING  CO   80921          1            11/08/01         23
    0433423969                           05           01/01/02          0
    985345                               O            12/01/31
    0


    6294086          K15/G01             F           65,200.00         ZZ
                                         360         65,114.20          1
                                       8.375            495.57        107
                                       8.125            495.57
    MILLINOCKET      ME   04462          1            11/09/01         23
    0433382694                           05           01/01/02          0
    007005302895                         O            12/01/31
    0


    6294116          J40/G01             F           88,580.00         ZZ
                                         360         88,503.36          1
1


                                      10.125            785.55        103
                                       9.875            785.55
    MEMPHIS          TN   38141          1            11/07/01         23
    0433403235                           05           01/01/02          0
    1070083                              O            12/01/31
    0


    6294278          E84/G01             F          195,000.00         ZZ
                                         360        194,633.85          1
                                       8.375          1,482.14        100
                                       8.125          1,482.14
    MICHIGAN CITY    IN   46360          1            10/15/01         23
    0433344876                           05           12/01/01          0
    11009405                             O            11/01/31
    0


    6294580          T17/G01             F          107,635.00         ZZ
                                         360        107,406.53          1
                                       9.000            866.06        103
                                       8.750            866.06
    CLAYTON          NC   27520          5            11/16/01         23
    0433521952                           05           12/20/01          0
    01101093                             O            11/20/31
    0


    6295252          A11/G01             F          209,903.00         ZZ
                                         360        209,575.10          1
                                       9.266          1,729.26        103
                                       9.016          1,729.26
    PONTIAC          MI   48340          1            11/09/01         23
    0433429685                           05           12/09/01          0
    1611513120                           O            11/09/31
    0


    6295446          E84/G01             F          118,750.00         ZZ
                                         360        118,538.14          1
                                       8.625            923.63         95
                                       8.375            923.63
    DENVER           CO   80207          1            10/16/01         23
    0433370418                           05           12/01/01          0
    32801651                             N            11/01/31
    0


    6299544          642/G01             F          272,500.00         ZZ
                                         360        272,094.27          1
                                       7.500          1,905.36        101
                                       7.250          1,905.36
    KIHEI            HI   96753          5            11/05/01         23
    0433376415                           05           01/01/02          0
1


    10145401                             O            12/01/31
    0


    6302486          T17/G01             F          126,720.00         ZZ
                                         360        126,521.40          1
                                       9.250          1,042.49         99
                                       9.000          1,042.49
    GARNER           NC   27529          1            11/15/01         23
    0433392933                           05           12/14/01          0
    01101148                             O            11/14/31
    0


    6304142          948/G01             F           73,130.00         ZZ
                                         360         73,051.87          1
                                       9.125            595.01        103
                                       8.875            595.01
    KNOXVILLE        TN   37914          1            11/09/01         23
    0433392966                           05           01/01/02          0
    63404                                O            12/01/31
    0


    6304786          R56/G01             F          120,000.00         ZZ
                                         360        119,910.94          1
                                       7.500            839.06        107
                                       7.250            839.06
    TUCSON           AZ   85742          2            12/04/01         23
    0433571684                           03           02/01/02          0
    01121271A                            O            01/01/32
    0


    6305382          U05/G01             F           97,900.00         ZZ
                                         360         97,771.49          1
                                       8.125            726.90        100
                                       7.875            726.90
    DEERFIELD BEACH  FL   33441          1            11/12/01         23
    0433390218                           05           01/01/02          0
    3183910                              O            12/01/31
    0


    6306364          470/G01             F          266,400.00         ZZ
                                         360        266,059.07          1
                                       8.250          2,001.38        107
                                       8.000          2,001.38
    SAN LUIS OBISPO  CA   93401          1            11/08/01         23
    0433438827                           05           01/01/02          0
    11000790                             O            12/01/31
    0


1


    6306556          808/G01             F          291,500.00         ZZ
                                         360        291,076.70          1
                                       7.625          2,063.22        104
                                       7.375          2,063.22
    CORONA           CA   92882          2            11/09/01         23
    0433416401                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6306864          642/G01             F          103,550.00         ZZ
                                         360        103,128.48          1
                                       8.250            777.94         95
                                       8.000            777.94
    WEST POINT       VA   23181          1            10/30/01         23
    0433341146                           05           12/01/01          0
    09139101                             N            11/01/31
    0


    6307236          313/G01             F          134,000.00         ZZ
                                         360        133,849.19          1
                                       8.875          1,066.17        100
                                       8.625          1,066.17
    STREAMWOOD       IL   60107          1            11/27/01         23
    0433557386                           01           01/01/02          0
    0008479453                           O            12/01/31
    0


    6307862          L57/G01             F           80,000.00         ZZ
                                         360         79,907.61          1
                                       8.750            629.36        100
                                       8.500            629.36
    HUEYTOWN         AL   35023          1            11/08/01         23
    0433387750                           09           01/01/02          0
    2001417                              O            12/01/31
    0


    6308636          642/G01             F          260,761.00         ZZ
                                         360        260,283.72          1
                                       8.500          2,005.03        107
                                       8.250          2,005.03
    HARWOOD          MD   20776          1            10/31/01         23
    0433341245                           05           12/01/01          0
    08163801                             O            11/01/31
    0


    6309440          642/G01             F          203,000.00         ZZ
                                         360        202,618.81          1
                                       8.375          1,542.95        100
                                       8.125          1,542.95
1


    MIAMI            FL   33173          1            10/29/01         23
    0433341229                           05           12/01/01          0
    07196601                             O            11/01/31
    0


    6310276          E84/G01             F          158,650.00         ZZ
                                         360        157,972.71          1
                                       8.750          1,248.10         95
                                       8.500          1,248.10
    DIVIDE           CO   80814          1            10/05/01         23
    0433349156                           05           12/01/01          0
    32801421                             O            11/01/31
    0


    6310824          642/G01             F           85,600.00         ZZ
                                         360         85,412.96          1
                                       7.625            605.87        107
                                       7.375            605.87
    YOUNGSVILLE      LA   70592          1            10/29/01         23
    0433341252                           05           12/01/01          0
    10141701                             O            11/01/31
    0


    6310914          J95/G01             F          159,000.00         ZZ
                                         360        158,906.12          1
                                       8.625          1,236.69        100
                                       8.375          1,236.69
    PORTLAND         OR   97217          1            12/05/01         23
    0433509882                           05           02/01/02          0
    0027954296                           O            01/01/32
    0


    6311740          B57/G01             F           79,000.00         ZZ
                                         360         78,858.49          1
                                       8.500            607.44        100
                                       8.250            607.44
    CANOGA PARK      CA   91303          1            11/26/01         23
    0433461407                           01           01/01/02          0
    2118699                              O            12/01/31
    0


    6311938          U68/G01             F           76,000.00         ZZ
                                         360         75,907.60          1
                                       8.500            584.37        100
                                       8.250            584.37
    MISSOURI CITY    TX   77489          1            11/09/01         23
    0433408515                           03           01/01/02          0
    01TX5024                             O            12/01/31
    0
1




    6312180          642/G01             F           75,970.00         ZZ
                                         360         75,872.77          1
                                       8.250            570.74        107
                                       8.000            570.74
    INDIANAPOLIS     IN   46203          2            11/06/01         23
    0433383890                           05           01/01/02          0
    10135201                             O            12/01/31
    0


    6313324          U05/G01             F          210,000.00         ZZ
                                         360        209,744.66          1
                                       8.500          1,614.72        100
                                       8.250          1,614.72
    YAKIMA           WA   98908          1            11/07/01         23
    0433484623                           05           01/01/02          0
    3183773                              O            12/01/31
    0


    6315306          N67/G01             F          257,000.00         ZZ
                                         360        256,789.25          1
                                      10.375          2,326.90        100
                                      10.125          2,326.90
    AVONDALE         AZ   85323          1            11/07/01         23
    0433494648                           05           01/01/02          0
    1780009017                           O            12/01/31
    0


    6316044          477/G01             F          160,380.00         ZZ
                                         360        160,303.17          1
                                       9.625          1,363.21         99
                                       9.375          1,363.21
    PIONEER          CA   95666          1            12/07/01         23
    0433527199                           05           02/01/02          0
    107010                               O            01/01/32
    0


    6316826          U05/G01             F          154,500.00         ZZ
                                         360        154,302.28          1
                                       8.250          1,160.71        100
                                       8.000          1,160.71
    CERES            CA   95307          1            11/12/01         23
    0433484409                           05           01/01/02          0
    3158972                              O            12/01/31
    0


    6316930          K15/G01             F          119,900.00         ZZ
                                         360        119,770.55          1
1


                                      11.000          1,141.84        102
                                      10.750          1,141.84
    WATERBURY        CT   06705          5            10/25/01         23
    0433338845                           05           12/01/01          0
    013805308416                         O            11/01/31
    0


    6319612          E22/G01             F          188,450.00         ZZ
                                         360        188,130.72          1
                                       8.875          1,499.39        103
                                       8.375          1,499.39
    PROVO            UT   84606          2            10/26/01         23
    0413066325                           05           12/01/01          0
    0413066325                           O            11/01/31
    0


    6319616          E22/G01             F           76,300.00         ZZ
                                         360         76,174.02          2
                                       9.000            613.93        100
                                       8.750            613.93
    MARION           OH   43302          1            10/12/01         23
    0413069584                           05           12/01/01          0
    0413069584                           O            11/01/31
    0


    6319620          E22/G01             F          208,650.00         ZZ
                                         360        208,268.10          1
                                       8.500          1,604.34        107
                                       8.000          1,604.34
    CHINO            CA   91710          5            10/09/01         23
    0413075730                           03           12/01/01          0
    0413075730                           O            11/01/31
    0


    6319636          E22/G01             F           52,650.00         ZZ
                                         360         52,531.14          1
                                       8.375            400.18        106
                                       8.125            400.18
    FORT PAYNE       AL   35967          1            11/02/01         23
    0413100728                           05           12/01/01          0
    0413100728                           O            11/01/31
    0


    6319684          E22/G01             F          160,716.00         ZZ
                                         360        160,436.58          1
                                       8.750          1,264.35        100
                                       8.500          1,264.35
    DENTON           TX   76201          1            11/02/01         23
    0413149170                           05           12/01/01          0
1


    0413149170                           O            11/01/31
    0


    6319712          E22/G01             F          161,000.00         ZZ
                                         360        160,704.61          1
                                       8.500          1,237.95        100
                                       8.250          1,237.95
    ALLEN            TX   75002          1            11/02/01         23
    0413168089                           03           01/01/02          0
    0413168089                           O            12/01/31
    0


    6319718          E22/G01             F          161,000.00         ZZ
                                         360        160,689.89          1
                                       8.250          1,209.54        104
                                       8.000          1,209.54
    MERRITT ISLAND   FL   32952          1            11/02/01         23
    0413168980                           05           12/01/01          0
    0413168980                           O            11/01/31
    0


    6319756          E22/G01             F           89,000.00         ZZ
                                         360         88,821.72          2
                                       8.500            684.33        100
                                       8.250            684.33
    CHALMETTE        LA   70043          1            11/02/01         23
    0413188301                           05           12/01/01          0
    0413188301                           O            11/01/31
    0


    6319760          E22/G01             F           58,400.00         ZZ
                                         360         58,303.58          1
                                       9.000            469.90         95
                                       8.750            469.90
    FREELAND         MI   48623          1            11/02/01         23
    0413189309                           05           12/01/01          0
    0413189309                           N            11/01/31
    0


    6319768          E22/G01             F          185,350.00         ZZ
                                         360        185,135.94          1
                                       8.750          1,458.15        103
                                       8.500          1,458.15
    FRESNO           CA   93720          1            10/29/01         23
    0413195876                           05           01/01/02          0
    0413195876                           O            12/01/31
    0


1


    6319774          E22/G01             F           67,100.00         ZZ
                                         360         66,977.18          2
                                       8.500            515.94        104
                                       8.250            515.94
    DETROIT          MI   48228          1            11/02/01         23
    0413201252                           05           12/01/01          0
    0413201252                           O            11/01/31
    0


    6319786          E22/G01             F          120,000.00         ZZ
                                         360        119,878.33          2
                                       9.375            998.10        100
                                       9.125            998.10
    MINNEAPOLIS      MN   55412          1            11/02/01         23
    0413207689                           05           01/01/02          0
    0413207689                           O            12/01/31
    0


    6319832          E22/G01             F          161,000.00         ZZ
                                         360        160,783.22          1
                                       8.000          1,181.36        100
                                       7.500          1,181.36
    SALT LAKE CITY   UT   84104          1            10/29/01         23
    0413224395                           05           01/01/02          0
    0413224395                           O            12/01/31
    0


    6319834          E22/G01             F          149,000.00         ZZ
                                         360        148,727.29          1
                                       8.500          1,145.68        100
                                       8.250          1,145.68
    SANDY            UT   84070          1            10/30/01         23
    0413228248                           05           12/01/01          0
    0413228248                           O            11/01/31
    0


    6319842          E22/G01             F          218,360.00         ZZ
                                         360        218,080.56          2
                                       8.250          1,640.47        103
                                       8.000          1,640.47
    NEW ORLEANS      LA   70130          1            11/02/01         23
    0413240987                           05           01/01/02          0
    0413240987                           O            12/01/31
    0


    6320638          K15/G01             F          173,000.00         ZZ
                                         360        172,768.49          1
                                      10.000          1,518.20        103
                                       9.750          1,518.20
1


    POUGHKEEPSIE     NY   12603          5            10/26/01         23
    0433325065                           05           12/01/01          0
    002730005305505                      O            11/01/31
    0


    6321264          W63/G01             F          248,732.30         ZZ
                                         360        248,135.49          1
                                       8.600          1,930.19        107
                                       8.350          1,930.19
    MIRAMAR          FL   33027          1            10/04/01         23
    0433387016                           03           11/04/01          0
    1                                    O            10/04/31
    0


    6324490          J95/G01             F          140,000.00         ZZ
                                         360        139,850.42          1
                                       9.125          1,139.09        103
                                       8.875          1,139.09
    ARLINGTON HEIGH  IL   60005          5            11/16/01         23
    0433470564                           01           01/01/02          0
    0027637719                           O            12/01/31
    0


    6325970          737/G01             F           98,000.00         ZZ
                                         360         97,889.72          2
                                       8.875            779.73        100
                                       8.625            779.73
    SAINT PETERSBUR  FL   33713          1            11/30/01         23
    0433440534                           05           01/01/02          0
    0001798586                           O            12/01/31
    0


    6326262          737/G01             F          152,550.00         ZZ
                                         360        152,378.31          1
                                       8.875          1,213.76        103
                                       8.625          1,213.76
    LONG BEACH       CA   90805          1            11/07/01         23
    0433421203                           05           01/01/02          0
    0001797018                           O            12/01/31
    0


    6326400          808/G01             F          246,312.00         ZZ
                                         360        245,971.86          1
                                       7.875          1,785.94         99
                                       7.625          1,785.94
    DIAMOND BAR      CA   91765          1            11/09/01         23
    0433423761                           05           01/01/02          0
    9322459                              O            12/01/31
    0
1




    6329482          R54/G01             F          108,150.00         ZZ
                                         360        108,056.44          1
                                      10.125            959.10        103
                                       9.875            959.10
    LONG BEACH       MS   39560          1            11/13/01         23
    0433430196                           05           01/01/02          0
    2000002566                           O            12/01/31
    0


    6329758          737/G01             F          141,000.00         ZZ
                                         360        140,810.15          1
                                       8.000          1,034.61        100
                                       7.750          1,034.61
    WOODSTOCK        GA   30188          2            11/20/01         23
    0433455540                           05           01/01/02          0
    530                                  O            12/01/31
    0


    6333680          G75/G01             F          214,000.00         ZZ
                                         360        213,856.41          1
                                       8.000          1,570.26        107
                                       7.750          1,570.26
    SICKERLERVILLE   NJ   08081          5            12/07/01         23
    0433503844                           05           02/01/02          0
    04505321                             O            01/01/32
    0


    6336158          950/G01             F           86,100.00         ZZ
                                         360         85,978.07          1
                                       7.750            616.83        100
                                       7.500            616.83
    PORTLAND         OR   97206          1            11/12/01         23
    0433452950                           05           01/01/02          0
    YB110014                             O            12/01/31
    0


    6336558          964/G01             F          226,800.00         ZZ
                                         360        226,413.85          1
                                       7.875          1,644.46        107
                                       7.625          1,644.46
    CORONA           CA   92879          1            11/13/01         23
    0433467388                           05           01/01/02          0
    155434                               O            12/01/31
    0


    6338550          T17/G01             F          183,900.00         ZZ
                                         360        183,571.91          1
1


                                       8.625          1,430.36        100
                                       8.375          1,430.36
    NORFOLK          VA   23504          1            11/09/01         23
    0433392537                           05           12/08/01          0
    01100255                             O            11/08/31
    0


    6339666          J95/G01             F          144,450.00         ZZ
                                         360        144,196.99          1
                                       7.875          1,047.37        107
                                       7.625          1,047.37
    ACWORTH          GA   30101          5            11/26/01         23
    0433489283                           05           01/01/02          0
    0027968932                           O            12/01/31
    0


    6340072          G27/G01             F          153,545.00         ZZ
                                         360        153,311.97          1
                                       7.625          1,086.78        107
                                       7.375          1,086.78
    BAKERSFIELD      CA   93301          1            11/06/01         23
    0433387180                           05           01/01/02          0
    20301190                             O            12/01/31
    0


    6340304          B57/G01             F          300,000.00         ZZ
                                         360        299,635.23          1
                                       8.500          2,306.74        100
                                       8.250          2,306.74
    LOS ANGELES      CA   90026          1            11/26/01         23
    0433437134                           05           01/01/02          0
    2118835                              O            12/01/31
    0


    6343068          U05/G01             F          103,500.00         ZZ
                                         360        103,377.36          1
                                       8.625            805.01        103
                                       8.375            805.01
    BATON ROUGE      LA   70805          5            11/12/01         23
    0433399151                           05           01/01/02          0
    3172056                              O            12/01/31
    0


    6343440          J95/G01             F          149,865.00         ZZ
                                         360        149,774.20          1
                                       8.500          1,152.34        103
                                       8.250          1,152.34
    CLAYTON          NC   27520          5            12/14/01         23
    0433522778                           05           02/01/02          0
1


    0028245009                           O            01/01/32
    0


    6345030          E22/G01             F          219,350.00         ZZ
                                         360        218,916.61          1
                                       8.125          1,628.67        107
                                       7.875          1,628.67
    DENVER           CO   80249          5            10/25/01         23
    0413025743                           03           12/01/01          0
    0413025743                           O            11/01/31
    0


    6345070          E22/G01             F          226,500.00         ZZ
                                         360        226,074.71          1
                                       8.375          1,721.56        104
                                       8.125          1,721.56
    SPRINGFIELD      VA   22151          2            10/30/01         23
    0413104902                           05           12/01/01          0
    0413104902                           O            11/01/31
    0


    6345130          E22/G01             F          150,870.00         ZZ
                                         360        150,214.24          1
                                       8.625          1,173.45        107
                                       8.125          1,173.45
    ROCKLEDGE        FL   32955          9            10/30/01         23
    0413138504                           05           12/01/01          0
    0413138504                           O            11/01/31
    0


    6345160          E22/G01             F          230,000.00         ZZ
                                         360        229,522.03          1
                                       7.875          1,667.66        100
                                       7.375          1,667.66
    IRVINE           CA   92612          2            10/26/01         23
    0413157603                           01           12/01/01          0
    0413157603                           O            11/01/31
    0


    6345184          E22/G01             F          112,350.00         ZZ
                                         360        112,235.15          1
                                      11.250          1,091.21        100
                                      10.750          1,091.21
    GARLAND          TX   75044          1            11/05/01         23
    0413166562                           05           12/01/01          0
    0413166562                           O            11/01/31
    0


1


    6345186          E22/G01             F          240,750.00         ZZ
                                         360        240,249.70          1
                                       7.875          1,745.60        107
                                       7.625          1,745.60
    HAINESPORT       NJ   08036          9            10/31/01         23
    0413168113                           05           12/01/01          0
    0413168113                           O            11/01/31
    0


    6345270          E22/G01             F          272,950.00         ZZ
                                         360        272,487.54          1
                                       8.875          2,171.71        103
                                       8.625          2,171.71
    FRIANT           CA   93626          9            10/24/01         23
    0413205881                           05           12/01/01          0
    0413205881                           O            11/01/31
    0


    6345276          E22/G01             F          198,000.00         ZZ
                                         360        197,567.35          1
                                       7.625          1,401.43         99
                                       7.375          1,401.43
    SOMERVILLE       OH   45064          2            10/31/01         23
    0413207382                           05           12/01/01          0
    0413207382                           O            11/01/31
    0


    6345324          E22/G01             F          155,150.00         ZZ
                                         360        154,961.35          1
                                       8.500          1,192.97        107
                                       8.000          1,192.97
    TAMPA            FL   33611          1            11/05/01         23
    0413246315                           05           01/01/02          0
    0413246315                           O            12/01/31
    0


    6346520          700/G01             F          234,950.00         ZZ
                                         360        234,779.95          1
                                       7.625          1,662.96        100
                                       7.375          1,662.96
    LONG BEACH       CA   90808          1            12/01/01         23
    0433502770                           05           02/01/02          0
    00262988                             O            01/01/32
    0


    6346686          700/G01             F          191,000.00         ZZ
                                         360        190,729.51          1
                                       7.750          1,368.35        101
                                       7.500          1,368.35
1


    MIRA LOMA (AREA  CA   91752          1            11/20/01         23
    0433477858                           05           01/01/02          0
    00262023                             O            12/01/31
    0


    6346730          M43/G01             F          104,250.00         ZZ
                                         360        104,164.51          1
                                      10.375            943.89        103
                                      10.125            943.89
    RICHMOND         VA   23234          5            11/20/01         23
    0433582509                           05           01/01/02          0
    74703271                             O            12/01/31
    0


    6348318          J40/G01             F          213,000.00         ZZ
                                         240        212,318.17          1
                                       8.500          1,848.46         97
                                       8.250          1,848.46
    SEVIERVILLE      TN   37862          5            11/08/01         23
    0433493764                           05           01/01/02          0
    1069531                              O            12/01/21
    0


    6353312          J95/G01             F          146,590.00         ZZ
                                         360        146,397.57          1
                                       8.125          1,088.43        107
                                       7.875          1,088.43
    KENT             WA   98032          5            11/15/01         23
    0433432465                           01           01/01/02          0
    0027872332                           O            12/01/31
    0


    6353992          M43/G01             F          128,000.00         ZZ
                                         360        127,873.58          1
                                       9.500          1,076.29        100
                                       9.250          1,076.29
    CULPEPER         VA   22701          1            11/14/01         23
    0433435195                           05           01/01/02          0
    73567593                             O            12/01/31
    0


    6354642          642/G01             F           57,000.00         ZZ
                                         360         56,928.90          2
                                       8.375            433.24         95
                                       8.125            433.24
    CHESTERFIELD     IN   46017          1            11/30/01         23
    0433410206                           05           01/01/02          0
    11110001                             N            12/01/31
    0
1




    6354666          M24/G01             F          179,900.00         ZZ
                                         360        179,651.57          1
                                       7.875          1,304.40        100
                                       7.625          1,304.40
    DALLAS           OR   97338          1            11/13/01         23
    0433451754                           05           01/01/02          0
    74475901                             O            12/01/31
    0


    6355302          455/G01             F          115,000.00         ZZ
                                         360        114,856.53          1
                                       8.375            874.09        100
                                       8.125            874.09
    RIVERDALE        GA   30274          5            11/08/01         23
    0433409877                           05           01/01/02          0
    09001624                             O            12/01/31
    0


    6357356          T17/G01             F          108,900.00         ZZ
                                         360        107,839.32          1
                                       8.625            847.01         99
                                       8.375            847.01
    SAVANNAH         GA   31404          5            11/21/01         23
    0433566866                           05           12/26/01          0
    01110162                             O            11/26/31
    0


    6358806          700/G01             F          114,000.00         ZZ
                                         360        113,864.91          1
                                       8.625            886.68         95
                                       8.375            886.68
    HENDERSON        NV   89015          1            11/12/01         23
    0433404951                           05           01/01/02          0
    00262799                             N            12/01/31
    0


    6359938          G75/G01             F          124,120.00         ZZ
                                         360        123,948.60          1
                                       7.875            899.96        107
                                       7.625            899.96
    LAGRANGE         KY   40031          2            11/19/01         23
    0433485711                           05           01/01/02          0
    04522341                             O            12/01/31
    0


    6360330          K15/G01             F           84,900.00         ZZ
                                         360         84,789.36          1
1


                                       8.375            645.30        100
                                       8.125            645.30
    BAINBRIDGE       OH   45612          5            11/10/01         23
    0433394095                           05           01/01/02          0
    002780005302831                      O            12/01/31
    0


    6361056          737/G01             F          117,500.00         ZZ
                                         360        117,353.43          1
                                       8.375            893.08        100
                                       8.125            893.08
    PHOENIX          AZ   85032          1            11/09/01         23
    0433454519                           05           01/01/02          0
    2046017                              O            12/01/31
    0


    6361782          N46/G01             F          188,500.00         ZZ
                                         360        188,252.55          1
                                       8.125          1,399.61        103
                                       7.875          1,399.61
    CHARLOTTE        NC   28210          5            11/14/01         23
    0433433695                           05           01/01/02          0
    107957                               O            12/01/31
    0


    6362244          642/G01             F          136,500.00         ZZ
                                         360        136,334.03          1
                                       8.500          1,049.57        105
                                       8.250          1,049.57
    ATLANTA          GA   30314          1            11/09/01         00
    0433375623                           05           01/01/02          0
    10204001                             O            12/01/31
    0


    6362906          003/G01             F          110,900.00         ZZ
                                         360        110,758.08          1
                                       8.250            833.16        100
                                       8.000            833.16
    WINDER           GA   30680          1            11/15/01         00
    0433475548                           05           01/01/02          0
    0021610100                           O            12/01/31
    0


    6362972          K15/G01             F           76,200.00         ZZ
                                         360         76,118.58          1
                                       9.125            619.99         93
                                       8.875            619.99
    MUSKEGON HEIGHT  MI   49444          5            11/10/01         23
    0433392768                           05           01/01/02          0
1


    035905304403                         O            12/01/31
    0


    6364010          642/G01             F           98,172.00         ZZ
                                         360         98,029.43          1
                                       7.625            694.86        107
                                       7.375            694.86
    LAFAYETTE        LA   70508          1            11/09/01         23
    0433390481                           05           01/01/02          0
    09140901                             O            12/01/31
    0


    6366698          K15/G01             F          150,800.00         ZZ
                                         360        150,664.23          1
                                      10.250          1,351.32        103
                                      10.000          1,351.32
    TEMPERANCE       MI   48182          5            11/14/01         23
    0433393436                           05           01/01/02          0
    035605303680                         O            12/01/31
    0


    6368634          685/G01             F          175,450.00         ZZ
                                         180        174,421.30          1
                                       7.875          1,664.06        107
                                       7.625          1,664.06
    EAST HARTFORD    CT   06118          5            11/15/01         23
    0433436771                           05           01/01/02          0
    127340                               O            12/01/16
    0


    6370506          L57/G01             F          133,000.00         ZZ
                                         360        132,846.40          1
                                       8.750          1,046.31         95
                                       8.500          1,046.31
    ATLANTA          GA   30310          1            11/26/01         23
    0433499761                           05           01/01/02          0
    2001431                              N            12/01/31
    0


    6370744          737/G01             F          357,800.00         ZZ
                                         360        357,330.32          1
                                       8.125          2,656.65        104
                                       7.875          2,656.65
    OXFORD           MI   48371          1            11/16/01         23
    0433429818                           03           01/01/02          0
    2047718                              O            12/01/31
    0


1


    6371956          313/G01             F          232,300.00         ZZ
                                         180        231,011.27          1
                                       8.500          2,287.55        104
                                       8.250          2,287.55
    LOS ANGELES      CA   90047          5            11/06/01         23
    0433500659                           05           01/01/02          0
    0008424319                           O            12/01/16
    0


    6375082          R56/G01             F          134,000.00         ZZ
                                         360        133,814.97          1
                                       7.875            971.59        100
                                       7.625            971.59
    SACRAMENTO       CA   95823          5            11/01/01         23
    0433413697                           05           01/01/02          0
    01120521CA                           O            12/01/31
    0


    6375494          700/G01             F          235,000.00         ZZ
                                         360        234,714.25          1
                                       8.500          1,806.95        100
                                       8.250          1,806.95
    SIMI VALLEY      CA   93063          1            11/12/01         23
    0433505104                           01           01/01/02          0
    00263079                             O            12/01/31
    0


    6376028          E22/G01             F          270,350.00         ZZ
                                         360        270,021.28          2
                                       8.500          2,078.76        103
                                       8.250          2,078.76
    CHICAGO          IL   60618          1            11/06/01         23
    0412922312                           05           01/01/02          0
    0412922312                           O            12/01/31
    0


    6376034          E22/G01             F           87,500.00         ZZ
                                         360         87,418.03          1
                                       9.750            751.76        100
                                       9.250            751.76
    CLARKSVILLE      IN   47129          1            11/06/01         23
    0413048273                           05           01/01/02          0
    0413048273                           O            12/01/31
    0


    6376052          E22/G01             F          124,950.00         ZZ
                                         360        124,738.29          1
                                       8.875            994.16         97
                                       8.625            994.16
1


    CHARLOTTE        NC   28212          2            11/01/01         23
    0413089921                           05           12/01/01          0
    0413089921                           O            11/01/31
    0


    6376126          E22/G01             F          157,825.00         ZZ
                                         360        157,612.51          1
                                       8.000          1,158.06        107
                                       7.500          1,158.06
    LAS VEGAS        NV   89113          1            11/01/01         23
    0413164435                           03           01/01/02          0
    0413164435                           O            12/01/31
    0


    6376132          E22/G01             F          168,300.00         ZZ
                                         360        168,062.52          1
                                       9.750          1,445.96         99
                                       9.250          1,445.96
    WEST VALLEY CIT  UT   84119          1            11/01/01         23
    0413166984                           05           12/01/01          0
    0413166984                           O            11/01/31
    0


    6376136          E22/G01             F           92,290.00         ZZ
                                         360         92,168.85          1
                                       8.125            685.25        100
                                       7.625            685.25
    LAS VEGAS        NV   89122          1            11/02/01         23
    0413167651                           01           01/01/02          0
    0413167651                           O            12/01/31
    0


    6376142          E22/G01             F          185,000.00         ZZ
                                         360        184,605.76          1
                                       7.750          1,325.36        100
                                       7.250          1,325.36
    LAS VEGAS        NV   89115          1            11/01/01         23
    0413173212                           05           12/01/01          0
    0413173212                           O            11/01/31
    0


    6376146          E22/G01             F           99,900.00         ZZ
                                         360         99,791.26          2
                                       9.250            821.85        100
                                       8.750            821.85
    CHICAGO          IL   60628          1            11/06/01         23
    0413176504                           05           01/01/02          0
    0413176504                           O            12/01/31
    0
1




    6376230          E22/G01             F           95,040.00         ZZ
                                         360         94,957.77          1
                                      10.125            842.84         99
                                       9.625            842.84
    EATON            CO   80615          1            11/06/01         23
    0413223165                           05           01/01/02          0
    0413223165                           O            12/01/31
    0


    6376242          E22/G01             F          119,000.00         ZZ
                                         360        118,862.58          2
                                       8.750            936.17        100
                                       8.500            936.17
    GRAIN VALLEY     MO   64029          1            11/06/01         23
    0413227729                           05           01/01/02          0
    0413227729                           O            12/01/31
    0


    6377236          K15/G01             F           95,100.00         ZZ
                                         360         95,006.08          1
                                       9.500            799.65        103
                                       9.250            799.65
    CONOVER          NC   28613          2            11/15/01         23
    0433393824                           05           01/01/02          0
    017405303337                         O            12/01/31
    0


    6377504          P29/G01             F           89,100.00         ZZ
                                         360         89,008.92          1
                                      11.250            865.39         99
                                      11.000            865.39
    WASECA           MN   56093          2            10/25/01         23
    0433397056                           05           12/01/01          0
    2156MO                               O            11/01/31
    0


    6377698          G75/G01             F          228,100.00         ZZ
                                         360        227,017.21          1
                                       8.250          1,713.64        105
                                       8.000          1,713.64
    NORTH WALES      PA   19454          1            11/13/01         23
    0433399359                           01           01/01/02          0
    04308979                             O            12/01/31
    0


    6378068          642/G01             F          139,000.00         ZZ
                                         360        138,787.78          1
1


                                       9.375          1,156.13        103
                                       9.125          1,156.13
    LINCOLN          NE   68516          5            10/31/01         23
    0433337102                           05           12/01/01          0
    09174701                             O            11/01/31
    0


    6380038          N67/G01             F          166,400.00         ZZ
                                         360        166,175.96          1
                                       8.000          1,220.98        106
                                       7.750          1,220.98
    POWHATAN         VA   23139          1            11/26/01         23
    0433524188                           05           01/01/02          0
    3250050248                           O            12/01/31
    0


    6381828          P01/G01             F          134,820.00         ZZ
                                         360        134,656.08          1
                                       8.500          1,036.65        107
                                       8.250          1,036.65
    SCOTIA           NY   12302          1            11/09/01         23
    0433400793                           05           01/01/02          0
    010006439                            O            12/01/31
    0


    6381956          J95/G01             F          114,147.00         ZZ
                                         360        113,989.36          1
                                       7.875            827.65        101
                                       7.625            827.65
    EUGENE           OR   97401          1            11/07/01         23
    0433446556                           05           01/01/02          0
    27910918                             O            12/01/31
    0


    6383016          U05/G01             F          119,500.00         ZZ
                                         360        119,358.39          1
                                       8.625            929.46        100
                                       8.375            929.46
    IRVING           TX   75062          1            11/09/01         23
    0433391042                           05           01/01/02          0
    3181881                              O            12/01/31
    0


    6383868          J40/G01             F          113,850.00         ZZ
                                         360        113,578.24          1
                                       8.625            885.51         99
                                       8.375            885.51
    SPRING HILL      FL   34609          1            09/28/01         23
    0433439361                           05           11/01/01          0
1


    1065331                              O            10/01/31
    0


    6385094          642/G01             F           92,020.00         ZZ
                                         360         91,902.23          1
                                       8.250            691.32        107
                                       8.000            691.32
    FERNDALE         MI   48220          5            11/12/01         23
    0433391174                           05           01/01/02          0
    10208701                             O            12/01/31
    0


    6385802          737/G01             F          159,900.00         ZZ
                                         360        159,695.36          1
                                       8.250          1,201.28        100
                                       8.000          1,201.28
    PRAIRIE DU SAC   WI   53578          1            11/09/01         23
    0433419355                           05           01/01/02          0
    0001798552                           O            12/01/31
    0


    6387174          948/G01             F           77,250.00         ZZ
                                         360         77,212.00          1
                                       9.500            649.56        103
                                       9.250            649.56
    INDIANAPOLIS     IN   46226          1            12/12/01         23
    0433514478                           05           02/01/02          0
    63880                                O            01/01/32
    0


    6387654          964/G01             F          300,000.00         ZZ
                                         360        299,625.76          1
                                       8.375          2,280.22         98
                                       8.125          2,280.22
    SAN LUIS OBISPO  CA   93405          1            11/07/01         23
    0433374154                           05           01/01/02          0
    165377                               O            12/01/31
    0


    6387772          964/G01             F          321,000.00         ZZ
                                         360        320,491.71          1
                                       7.625          2,272.02        103
                                       7.375          2,272.02
    WOODLAND HILLS   CA   91364          1            11/13/01         23
    0433468014                           05           01/01/02          0
    166650                               O            12/01/31
    0


1


    6397016          J95/G01             F          236,700.00         ZZ
                                         360        236,451.52          1
                                       9.250          1,947.27        103
                                       9.000          1,947.27
    NEWBERG          OR   97132          1            11/09/01         23
    0433405255                           05           01/01/02          0
    27791045                             O            12/01/31
    0


    6398134          940/G01             F          355,350.00         ZZ
                                         360        354,928.89          1
                                       8.625          2,763.88        103
                                       8.375          2,763.88
    HUNTINGTON BEAC  CA   92646          1            11/19/01         23
    0433435823                           05           01/01/02          0
    40011190                             O            12/01/31
    0


    6399340          808/G01             F          323,650.00         ZZ
                                         360        323,214.23          1
                                       8.000          2,374.83        105
                                       7.750          2,374.83
    LOS ANGELES      CA   90008          1            11/29/01         23
    0433494556                           05           01/01/02          0
    9322600                              O            12/01/31
    0


    6401696          696/G01             F          396,000.00         ZZ
                                         360        395,395.36          1
                                       9.375          3,293.73         99
                                       9.125          3,293.73
    GREAT FALLS      VA   22066          1            10/17/01         23
    0433340072                           03           12/01/01          0
    25101270                             O            11/01/31
    0


    6402034          U28/G01             F          118,450.00         ZZ
                                         360        118,290.53          1
                                       8.000            869.14        103
                                       7.750            869.14
    COLUMBIA         SC   29209          2            11/14/01         23
    0433404274                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6402866          E30/G01             F          228,000.00         ZZ
                                         360        227,685.15          1
                                       7.875          1,653.16        100
                                       7.625          1,653.16
1


    PASADENA         CA   91107          1            11/13/01         23
    0433427556                           01           01/01/02          0
    1013089WH                            O            12/01/31
    0


    6408308          E22/G01             F          113,000.00         ZZ
                                         360        112,810.87          1
                                      11.375          1,108.27        103
                                      10.875          1,108.27
    DETROIT          MI   48205          5            08/27/01         23
    0412901787                           05           10/01/01          0
    0412901787                           O            09/01/31
    0


    6408328          E22/G01             F          162,800.00         ZZ
                                         360        162,485.60          1
                                       8.125          1,208.79        106
                                       7.875          1,208.79
    SPRINGFIELD      OR   97478          1            10/31/01         23
    0413074105                           05           01/01/02          0
    0413074105                           O            12/01/31
    0


    6408364          E22/G01             F          123,000.00         ZZ
                                         360        122,784.06          1
                                       8.000            902.53        103
                                       7.750            902.53
    PHILADELPHIA     PA   19158          1            11/07/01         23
    0413126384                           07           01/01/02          0
    0413126384                           O            12/01/31
    0


    6408396          E22/G01             F           22,650.00         ZZ
                                         360         22,625.79          1
                                       9.125            184.29        103
                                       8.625            184.29
    NELIGH           NE   68756          1            11/07/01         23
    0413155599                           05           01/01/02          0
    0413155599                           O            12/01/31
    0


    6408408          E22/G01             F          232,750.00         ZZ
                                         360        232,474.17          1
                                       8.625          1,810.31         95
                                       8.375          1,810.31
    EL DORADO HILLS  CA   95762          1            11/01/01         23
    0413170309                           05           01/01/02          0
    0413170309                           N            12/01/31
    0
1




    6408410          E22/G01             F          101,970.00         ZZ
                                         360        101,916.06          1
                                      12.375          1,078.40        103
                                      11.875          1,078.40
    ROGERS           AR   72756          5            11/01/01         23
    0413170358                           05           01/01/02          0
    0413170358                           O            12/01/31
    0


    6408414          E22/G01             F           72,500.00         ZZ
                                         360         72,446.62          2
                                      10.875            683.60        100
                                      10.375            683.60
    KANSAS CITY      KS   66102          1            11/06/01         23
    0413171273                           05           01/01/02          0
    0413171273                           O            12/01/31
    0


    6408424          E22/G01             F          257,397.00         ZZ
                                         360        257,070.41          1
                                      10.250          2,306.54        103
                                       9.750          2,306.54
    PORTLAND         OR   97229          1            11/01/01         23
    0413175134                           05           12/01/01          0
    0413175134                           O            11/01/31
    0


    6408456          E22/G01             F          142,000.00         ZZ
                                         360        141,759.40          1
                                       8.875          1,129.82        103
                                       8.625          1,129.82
    GREENVILLE       NH   03048          1            11/07/01         23
    0413190638                           05           12/01/01          0
    0413190638                           O            11/01/31
    0


    6408482          E22/G01             F           97,000.00         ZZ
                                         360         96,875.87          1
                                       8.250            728.73        107
                                       8.000            728.73
    WOODBRIDGE       VA   22192          1            11/07/01         23
    0413204231                           01           01/01/02          0
    0413204231                           O            12/01/31
    0


    6408488          E22/G01             F          315,000.00         ZZ
                                         360        314,361.68          1
1


                                       8.000          2,311.36        102
                                       7.500          2,311.36
    CARMEL           IN   46033          9            11/02/01         23
    0413210642                           03           12/01/01          0
    0413210642                           O            11/01/31
    0


    6408520          E22/G01             F          128,750.00         ZZ
                                         360        128,531.86          1
                                       8.875          1,024.39        103
                                       8.625          1,024.39
    PLEASANT GROVE   AL   35127          2            11/02/01         23
    0413222449                           05           12/01/01          0
    0413222449                           O            11/01/31
    0


    6408522          E22/G01             F          104,500.00         ZZ
                                         360        104,382.40          2
                                       8.875            831.45         95
                                       8.625            831.45
    CONYERS          GA   30012          1            11/07/01         23
    0413223066                           05           01/01/02          0
    0413223066                           N            12/01/31
    0


    6408540          E22/G01             F          128,750.00         ZZ
                                         360        128,589.40          1
                                       8.375            978.59        103
                                       7.875            978.59
    DALLAS           OR   97338          2            10/31/01         23
    0413230285                           05           01/01/02          0
    0413230285                           O            12/01/31
    0


    6408550          E22/G01             F          189,350.00         ZZ
                                         360        189,088.52          1
                                       7.875          1,372.92        107
                                       7.375          1,372.92
    SULTAN           WA   98294          1            11/01/01         23
    0413252917                           05           01/01/02          0
    0413252917                           O            12/01/31
    0


    6409112          J95/G01             F           50,825.00         ZZ
                                         360         50,759.94          1
                                       8.250            381.84        107
                                       8.000            381.84
    HIGH POINT       NC   27262          1            11/14/01         23
    0433415254                           05           01/01/02          0
1


    0027896240                           O            12/01/31
    0


    6409782          642/G01             F           89,600.00         ZZ
                                         360         89,504.26          1
                                       9.125            729.02        103
                                       8.875            729.02
    MIAMI            FL   33174          1            11/06/01         23
    0433346608                           01           01/01/02          0
    10135701                             O            12/01/31
    0


    6409846          642/G01             F          147,800.00         ZZ
                                         360        147,543.04          1
                                       8.750          1,162.74         94
                                       8.500          1,162.74
    HENDERSON        NV   89012          1            10/30/01         23
    0433387263                           05           12/01/01          0
    09106901                             O            11/01/31
    0


    6410446          G13/G01             F          267,300.00         ZZ
                                         360        266,370.65          1
                                       7.250          1,823.46         99
                                       7.000          1,823.46
    SPRINGFIELD      VA   22151          1            10/25/01         23
    0433343134                           05           12/01/01          0
    0081377                              O            11/01/31
    0


    6411164          642/G01             F          228,000.00         ZZ
                                         360        227,730.32          1
                                       8.750          1,793.68        104
                                       8.500          1,793.68
    CHICAGO          IL   60707          2            11/01/01         23
    0433346798                           05           01/01/02          0
    09156301                             O            12/01/31
    0


    6411730          J40/G01             F          125,829.00         ZZ
                                         360        125,704.73          1
                                       9.500          1,058.04         99
                                       9.250          1,058.04
    CHARLOTTE        NC   28214          1            11/26/01         23
    0433454865                           05           01/01/02          0
    1071053                              O            12/01/31
    0


1


    6412640          J95/G01             F           64,890.00         ZZ
                                         360         64,818.85          1
                                       9.000            522.12        103
                                       8.750            522.12
    INDIANAPOLIS     IN   46220          1            11/16/01         23
    0433446523                           01           01/01/02          0
    0027891811                           O            12/01/31
    0


    6412860          642/G01             F          174,000.00         T
                                         360        173,804.18          1
                                       8.875          1,384.42        107
                                       8.625          1,384.42
    STONE MOUNTAIN   GA   30087          1            11/14/01         23
    0433390838                           05           01/01/02          0
    10206501                             O            12/01/31
    0


    6413110          L16/G01             F          223,740.00         ZZ
                                         360        223,488.20          1
                                       8.875          1,780.18         99
                                       8.625          1,780.18
    LAS VEGAS        NV   89134          1            11/13/01         23
    0433404480                           05           01/01/02          0
    W0110236                             O            12/01/31
    0


    6414984          408/G01             F          148,730.00         ZZ
                                         360        148,539.67          1
                                       8.250          1,117.36        107
                                       8.000          1,117.36
    LENEXA           KS   66215          1            11/13/01         23
    0433388105                           03           01/01/02          0
    703018403                            O            12/01/31
    0


    6416084          P27/G01             F          213,300.00         ZZ
                                         360        213,019.99          1
                                       8.125          1,583.75        107
                                       7.875          1,583.75
    COVINA, CA 9172  CA   91722          5            11/13/01         23
    0433577053                           05           01/01/02          0
    PF080036                             O            12/01/31
    0


    6416486          737/G01             F           89,000.00         ZZ
                                         360         88,888.99          1
                                       8.375            676.46        100
                                       8.125            676.46
1


    CYPRESS          TX   77429          1            11/16/01         23
    0433387529                           03           01/01/02          0
    0001799394                           O            12/01/31
    0


    6418326          642/G01             F          214,000.00         ZZ
                                         360        213,726.14          1
                                       8.250          1,607.71        107
                                       8.000          1,607.71
    CARSON           CA   90745          5            11/02/01         23
    0433370061                           01           01/01/02          0
    07114001                             O            12/01/31
    0


    6418742          808/G01             F          148,000.00         ZZ
                                         360        147,799.12          1
                                       8.000          1,085.98        100
                                       7.750          1,085.98
    TURLOCK          CA   95380          1            11/15/01         23
    0433423480                           05           01/01/02          0
    9424039                              O            12/01/31
    0


    6422562          B57/G01             F          175,000.00         ZZ
                                         360        174,758.35          1
                                       7.875          1,268.87        100
                                       7.625          1,268.87
    WEST HOLLYWOOD   CA   90046          1            11/18/01         23
    0433461969                           01           01/01/02          0
    2118780                              O            12/01/31
    0


    6426908          K15/G01             F           62,000.00         ZZ
                                         360         61,959.09          1
                                      11.375            608.07         99
                                      11.125            608.07
    TERRE HAUTE      IN   47804          5            11/14/01         23
    0433391083                           05           01/01/02          0
    018105302817                         O            12/01/31
    0


    6430800          J95/G01             F          128,000.00         ZZ
                                         360        127,818.73          1
                                       7.750            917.01         99
                                       7.500            917.01
    CENTRAL POINT    OR   97502          1            11/14/01         23
    0433493830                           05           01/01/02          0
    27970235                             O            12/01/31
    0
1




    6433124          E22/G01             F          294,250.00         ZZ
                                         360        293,863.73          1
                                       8.125          2,184.80        107
                                       7.625          2,184.80
    BERKELEY         CA   94702          1            11/02/01         23
    0413017658                           05           01/01/02          0
    0413017658                           O            12/01/31
    0


    6433132          E22/G01             F          145,400.00         ZZ
                                         360        145,213.94          1
                                       8.250          1,092.34        103
                                       8.000          1,092.34
    DAPHNE           AL   36526          1            11/08/01         23
    0413084492                           03           01/01/02          0
    0413084492                           O            12/01/31
    0


    6433158          E22/G01             F          116,800.00         ZZ
                                         360        116,653.15          1
                                       8.500            898.09        104
                                       8.250            898.09
    ROWLETT          TX   75088          1            11/06/01         23
    0413157181                           05           01/01/02          0
    0413157181                           O            12/01/31
    0


    6433174          E22/G01             F          298,700.00         ZZ
                                         360        298,327.38          1
                                       8.375          2,270.34        102
                                       7.875          2,270.34
    LAKE FOREST      CA   92679          1            10/31/01         23
    0413171364                           05           01/01/02          0
    0413171364                           O            12/01/31
    0


    6433176          E22/G01             F           98,975.00         ZZ
                                         360         98,756.98          1
                                       8.625            769.82        107
                                       8.125            769.82
    SARASOTA         FL   34237          1            11/08/01         23
    0413174301                           05           01/01/02          0
    0413174301                           O            12/01/31
    0


    6433178          E22/G01             F           87,550.00         ZZ
                                         360         87,451.47          1
1


                                       8.875            696.59        103
                                       8.375            696.59
    FRESNO           CA   93702          5            10/30/01         23
    0413176652                           05           01/01/02          0
    0413176652                           O            12/01/31
    0


    6433184          E22/G01             F           68,450.00         ZZ
                                         360         68,364.13          1
                                       8.500            526.32        107
                                       8.250            526.32
    EDDYSTONE        PA   19022          1            11/08/01         23
    0413177387                           05           01/01/02          0
    0413177387                           O            12/01/31
    0


    6433190          E22/G01             F          100,980.00         ZZ
                                         360        100,860.34          1
                                       8.625            785.41         99
                                       8.125            785.41
    MIAMI            FL   33177          1            11/08/01         23
    0413181819                           05           01/01/02          0
    0413181819                           O            12/01/31
    0


    6433194          E22/G01             F           95,500.00         ZZ
                                         360         95,412.88          1
                                       9.875            829.27        100
                                       9.625            829.27
    FLORENCE         AL   35634          1            11/08/01         23
    0413185802                           05           01/01/02          0
    0413185802                           O            12/01/31
    0


    6433198          E22/G01             F          116,000.00         ZZ
                                         360        115,843.80          2
                                       8.000            851.17        100
                                       7.500            851.17
    LAKE PARK        FL   33403          1            11/08/01         23
    0413188186                           05           01/01/02          0
    0413188186                           O            12/01/31
    0


    6433214          E22/G01             F           60,950.00         ZZ
                                         360         60,883.17          1
                                       9.000            490.42         95
                                       8.750            490.42
    OSWEGO           IL   60543          1            11/08/01         23
    0413207770                           01           01/01/02          0
1


    0413207770                           N            12/01/31
    0


    6433220          E22/G01             F          300,000.00         ZZ
                                         360        299,456.15          1
                                       7.500          2,097.64        104
                                       7.000          2,097.64
    GRASS VALLEY     CA   95949          1            11/01/01         23
    0413212945                           05           01/01/02          0
    0413212945                           O            12/01/31
    0


    6433222          E22/G01             F           48,410.00         ZZ
                                         360         48,325.84          1
                                       8.750            380.84        103
                                       8.500            380.84
    GREAT FALLS      MT   59404          1            11/06/01         23
    0413215914                           05           12/01/01          0
    0413215914                           O            11/01/31
    0


    6433226          E22/G01             F          202,910.00         ZZ
                                         360        202,643.64          1
                                       8.125          1,506.60        103
                                       7.875          1,506.60
    JACKSON          TN   38305          1            11/08/01         23
    0413217589                           05           01/01/02          0
    0413217589                           O            12/01/31
    0


    6433246          E22/G01             F          234,330.00         ZZ
                                         360        234,006.40          1
                                       7.875          1,699.06        107
                                       7.375          1,699.06
    SAN DIEGO        CA   92131          1            11/05/01         23
    0413229469                           01           01/01/02          0
    0413229469                           O            12/01/31
    0


    6433260          E22/G01             F           87,000.00         ZZ
                                         360         86,894.23          1
                                       8.500            668.95        100
                                       8.250            668.95
    FRESNO           CA   93727          1            11/05/01         23
    0413237496                           09           01/01/02          0
    0413237496                           O            12/01/31
    0


1


    6433272          E22/G01             F          141,700.00         ZZ
                                         360        141,560.05          1
                                       9.500          1,191.49        100
                                       9.250          1,191.49
    CANDLER          NC   28715          1            11/08/01         23
    0413263971                           05           01/01/02          0
    0413263971                           O            12/01/31
    0


    6433430          700/G01             F          144,321.00         ZZ
                                         360        144,131.54          1
                                       8.125          1,071.58        100
                                       7.875          1,071.58
    LONG BEACH       CA   90805          1            11/13/01         23
    0433500774                           05           01/01/02          0
    00262332                             O            12/01/31
    0


    6433822          W50/G01             F          188,490.00         ZZ
                                         360        188,318.03          1
                                       9.875          1,636.75        103
                                       9.625          1,636.75
    APPLE VALLEY     MN   55124          5            11/13/01         23
    0433450434                           05           01/01/02          0
    0010411                              O            12/01/31
    0


    6434538          B28/G01             F          268,000.00         ZZ
                                         360        267,483.77          1
                                       8.250          2,013.40        106
                                       8.000          2,013.40
    CARDIFF BY THE   CA   92007          1            10/25/01         23
    0433542826                           09           12/01/01          0
    02500302                             O            11/01/31
    0


    6437622          R65/G01             F          121,500.00         ZZ
                                         360        121,352.26          1
                                       8.500            934.23        107
                                       8.250            934.23
    CHARLESTON       TN   37310          1            11/21/01         23
    0433437480                           05           01/01/02          0
    20015718                             O            12/01/31
    0


    6438006          K15/G01             F          219,900.00         ZZ
                                         360        219,733.68          1
                                      10.750          2,052.73        100
                                      10.500          2,052.73
1


    ANDOVER          MN   55304          5            11/13/01         23
    0433393113                           05           01/01/02          0
    013105305318                         O            12/01/31
    0


    6439368          313/G01             F           89,300.00         ZZ
                                         360         89,054.42          1
                                       8.250            670.89        107
                                       8.000            670.89
    BETTENDORF       IA   52722          1            11/16/01         23
    0433505039                           05           01/01/02          0
    0008429243                           O            12/01/31
    0


    6440610          J95/G01             F          219,000.00         ZZ
                                         360        218,681.98          1
                                       7.625          1,550.07        100
                                       7.375          1,550.07
    SEATTLE          WA   98125          1            11/15/01         23
    0433415411                           05           01/01/02          0
    0027984996                           O            12/01/31
    0


    6440614          003/G01             F          135,950.00         ZZ
                                         360        135,784.70          1
                                       8.500          1,045.34        100
                                       8.250          1,045.34
    ATLANTA          GA   30310          1            11/29/01         23
    0433542834                           05           01/01/02          0
    0021613062                           O            12/01/31
    0


    6440962          313/G01             F          224,500.00         ZZ
                                         360        224,205.29          1
                                       8.125          1,666.91        107
                                       7.875          1,666.91
    WESTCHESTER      IL   60154          2            11/16/01         23
    0433499852                           05           01/01/02          0
    0008476756                           O            12/01/31
    0


    6441444          E60/G01             F          287,290.00         ZZ
                                         360        287,092.28          1
                                       7.875          2,083.05        103
                                       7.625          2,083.05
    MORRO BAY        CA   93442          1            12/05/01         23
    0433506938                           05           02/01/02          0
    513684                               O            01/01/32
    0
1




    6443244          U05/G01             F           75,000.00         ZZ
                                         360         74,904.03          1
                                       8.250            563.45        100
                                       8.000            563.45
    PITTSBURGH       PA   15226          1            11/28/01         23
    0433461894                           05           01/01/02          0
    3176174                              O            12/01/31
    0


    6445900          003/G01             F          116,900.00         ZZ
                                         360        116,642.95          1
                                       8.000            857.78        100
                                       7.750            857.78
    ACWORTH          GA   30101          1            10/29/01         23
    0433374816                           05           12/01/01          0
    0021593033                           O            11/01/31
    0


    6446912          Q99/G01             F          139,050.00         ZZ
                                         360        138,905.27          1
                                       9.250          1,143.93         98
                                       9.000          1,143.93
    COLORADO SPRING  CO   80907          2            11/29/01         23
    0433429768                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6448908          K15/G01             F          135,900.00         ZZ
                                         360        135,769.26          1
                                       9.625          1,155.14        100
                                       9.375          1,155.14
    SACRAMENTO       CA   95823          2            11/21/01         23
    0433411105                           05           01/01/02          0
    039005300276                         O            12/01/31
    0


    6449890          940/G01             F          237,400.00         ZZ
                                         360        237,256.18          1
                                       8.500          1,825.40        100
                                       8.250          1,825.40
    MURRIETA         CA   92562          1            12/05/01         23
    0433478617                           05           02/01/02          0
    64010023                             O            01/01/32
    0


    6450504          M43/G01             F          108,900.00         ZZ
                                         360        108,749.62          1
1


                                       7.875            789.60         99
                                       7.625            789.60
    WASHINGTON       DC   20020          1            11/14/01         23
    0433410222                           07           01/01/02          0
    74382886                             O            12/01/31
    0


    6454110          J95/G01             F          153,000.00         ZZ
                                         360        152,783.32          1
                                       7.750          1,096.12        100
                                       7.500          1,096.12
    NASHVILLE        TN   37221          1            11/26/01         23
    0433422540                           05           01/01/02          0
    0027876416                           O            12/01/31
    0


    6455178          Q64/G01             F          124,000.00         T
                                         360        123,748.72          1
                                       8.000            909.87        107
                                       7.750            909.87
    REX              GA   30273          1            10/26/01         23
    0433617008                           05           12/01/01          0
    0102585908                           O            11/01/31
    0


    6455200          737/G01             F          180,000.00         ZZ
                                         360        179,775.46          1
                                       8.375          1,368.13        100
                                       8.125          1,368.13
    CHANDLER         AZ   85224          1            11/14/01         23
    0433507456                           03           01/01/02          0
    1                                    O            12/01/31
    0


    6455502          Q64/G01             F          105,900.00         ZZ
                                         360        105,715.87          1
                                       8.750            833.12        103
                                       8.500            833.12
    ANTIOCH          TN   37013          1            10/19/01         23
    0433410867                           05           12/01/01          0
    0302554308                           O            11/01/31
    0


    6456816          808/G01             F          112,270.00         ZZ
                                         360        112,150.05          1
                                       9.125            913.47        103
                                       8.875            913.47
    FRESNO           CA   93727          1            11/07/01         23
    0433384625                           05           01/01/02          0
1


    9104806                              O            12/01/31
    0


    6457188          964/G01             F          315,000.00         ZZ
                                         360        314,565.02          1
                                       7.875          2,283.97        100
                                       7.625          2,283.97
    SAN JOSE         CA   95117          1            11/19/01         23
    0433398559                           09           01/01/02          0
    154573                               O            12/01/31
    0


    6458988          N67/G01             F          291,900.00         ZZ
                                         360        291,562.89          1
                                       8.750          2,296.38         99
                                       8.500          2,296.38
    THORNTON         CO   80241          5            11/20/01         23
    0433423746                           03           01/01/02          0
    1380004354                           O            12/01/31
    0


    6460814          E22/G01             F          299,600.00         ZZ
                                         360        299,171.41          1
                                       7.750          2,146.37        107
                                       7.500          2,146.37
    EL CAJON         CA   92020          1            11/06/01         23
    0413154113                           05           01/01/02          0
    0413154113                           O            12/01/31
    0


    6460836          E22/G01             F           79,200.00         ZZ
                                         360         79,096.03          1
                                       8.125            588.06         99
                                       7.875            588.06
    FORT WAYNE       IN   46815          2            11/07/01         23
    0413168162                           05           01/01/02          0
    0413168162                           O            12/01/31
    0


    6460838          E22/G01             F          156,900.00         ZZ
                                         360        156,756.85          1
                                       9.875          1,362.44        100
                                       9.375          1,362.44
    CINCINNATI       OH   45240          1            11/12/01         23
    0413168329                           05           01/01/02          0
    0413168329                           O            12/01/31
    0


1


    6460842          E22/G01             F           97,375.00         ZZ
                                         360         97,192.16          1
                                       8.375            740.12         95
                                       7.875            740.12
    RIO LINDA        CA   95673          1            10/29/01         23
    0413169418                           05           12/01/01          0
    0413169418                           N            11/01/31
    0


    6460856          E22/G01             F          137,900.00         ZZ
                                         360        137,627.56          1
                                       8.125          1,023.90        105
                                       7.875          1,023.90
    OMAHA            NE   68164          1            10/24/01         23
    0413175365                           05           12/01/01          0
    0413175365                           O            11/01/31
    0


    6460876          E22/G01             F           68,750.00         ZZ
                                         360         68,582.55          1
                                       9.000            553.18        100
                                       8.750            553.18
    SAINT LOUIS      MO   63137          1            11/09/01         23
    0413183179                           05           01/01/02          0
    0413183179                           O            12/01/31
    0


    6460884          E22/G01             F          164,000.00         ZZ
                                         360        163,810.60          1
                                       8.750          1,290.19        100
                                       8.500          1,290.19
    MIAMI            FL   33185          1            11/09/01         23
    0413186123                           03           01/01/02          0
    0413186123                           O            12/01/31
    0


    6460928          E22/G01             F           65,550.00         ZZ
                                         360         65,472.31          1
                                       8.625            509.85         95
                                       8.375            509.85
    MT CLEMENS       MI   48043          1            11/09/01         23
    0413208240                           05           01/01/02          0
    0413208240                           N            12/01/31
    0


    6460930          E22/G01             F           96,180.00         ZZ
                                         360         95,896.86          1
                                       7.875            697.37        107
                                       7.375            697.37
1


    ST PETERSBURG    FL   33710          9            11/05/01         23
    0413211665                           05           01/01/02          0
    0413211665                           O            12/01/31
    0


    6460938          E22/G01             F           69,550.00         ZZ
                                         360         69,463.24          1
                                       8.375            528.63        107
                                       8.125            528.63
    JACKSON          MI   49202          1            11/09/01         23
    0413215229                           05           01/01/02          0
    0413215229                           O            12/01/31
    0


    6460942          E22/G01             F          266,430.00         ZZ
                                         360        266,052.69          1
                                       7.750          1,908.74        107
                                       7.250          1,908.74
    SANTA ROSA       CA   95403          1            11/05/01         23
    0413215765                           05           01/01/02          0
    0413215765                           O            12/01/31
    0


    6460962          E22/G01             F          225,000.00         ZZ
                                         360        224,733.36          1
                                       8.625          1,750.03        100
                                       8.125          1,750.03
    LOAHATCHEE       FL   33470          1            11/06/01         23
    0413224635                           05           01/01/02          0
    0413224635                           O            12/01/31
    0


    6460986          E22/G01             F          204,000.00         ZZ
                                         360        203,737.00          1
                                       8.500          1,568.58         98
                                       8.250          1,568.58
    PROSSER          WA   99350          5            10/31/01         23
    0413233693                           05           01/01/02          0
    0413233693                           O            12/01/31
    0


    6460996          E22/G01             F           64,000.00         ZZ
                                         360         63,915.98          1
                                       8.125            475.20        107
                                       7.875            475.20
    ARDMORE          OK   73401          1            11/09/01         23
    0413243205                           05           01/01/02          0
    0413243205                           O            12/01/31
    0
1




    6460998          E22/G01             F          154,500.00         ZZ
                                         360        154,302.28          1
                                       8.250          1,160.71        103
                                       8.000          1,160.71
    WARREN           MI   48092          1            11/12/01         23
    0413245754                           05           01/01/02          0
    0413245754                           O            12/01/31
    0


    6461010          E22/G01             F          119,950.00         ZZ
                                         360        119,704.16          1
                                       8.500            922.31        100
                                       8.250            922.31
    RUSTON           WA   98407          1            11/06/01         23
    0413257973                           05           01/01/02          0
    0413257973                           O            12/01/31
    0


    6461014          E22/G01             F           38,600.00         ZZ
                                         360         38,561.87          1
                                       9.500            324.57        103
                                       9.000            324.57
    SUTTON           NE   68979          1            11/09/01         23
    0413262080                           05           01/01/02          0
    0413262080                           O            12/01/31
    0


    6461914          E82/G01             F          126,900.00         ZZ
                                         360        126,760.84          1
                                       9.000          1,021.07        100
                                       8.750          1,021.07
    ROCK HILL        SC   29730          1            11/13/01         23
    0400527826                           05           01/01/02          0
    0400527826                           O            12/01/31
    0


    6465140          W33/G01             F          369,150.00         ZZ
                                         360        368,506.38          1
                                       8.750          2,904.10        107
                                       8.500          2,904.10
    GRAND BLANC      MI   48439          5            11/14/01         23
    0433427945                           05           12/19/01          0
    0127810                              O            11/19/31
    0


    6465508          J95/G01             F          107,275.00         ZZ
                                         360        107,130.56          1
1


                                       8.000            787.15        103
                                       7.750            787.15
    FAIRVIEW HEIGHT  IL   62208          1            12/04/01         23
    0433548831                           05           01/01/02          0
    0027645340                           O            12/01/31
    0


    6466528          737/G01             F          140,500.00         ZZ
                                         360        140,334.37          1
                                       8.650          1,095.29        100
                                       8.400          1,095.29
    ROYAL OAK        MI   48067          1            11/15/01         23
    0433390457                           05           01/01/02          0
    0001797521                           O            12/01/31
    0


    6467056          642/G01             F           51,500.00         ZZ
                                         360         51,475.33          1
                                       9.625            437.74        103
                                       9.375            437.74
    ANDOVER          OH   44403          1            12/03/01         23
    0433485216                           05           02/01/02          0
    10196001                             O            01/01/32
    0


    6467336          N46/G01             F          145,000.00         ZZ
                                         360        144,809.66          1
                                       8.125          1,076.62        106
                                       7.875          1,076.62
    MEBANE           NC   27302          5            11/21/01         23
    0433525383                           05           01/01/02          0
    107737                               O            12/01/31
    0


    6468340          U05/G01             F          104,450.00         ZZ
                                         360        104,326.22          1
                                       8.625            812.40         95
                                       8.375            812.40
    COLLEGE STATION  TX   77840          1            11/16/01         23
    0433410487                           01           01/01/02          0
    3163843                              N            12/01/31
    0


    6470262          W33/G01             F           57,576.00         ZZ
                                         360         57,127.29          1
                                       8.375            437.62        105
                                       8.125            437.62
    PEKIN            IL   61554          1            11/14/01         23
    0433450749                           05           12/14/01          0
1


    0127855                              O            11/14/31
    0


    6470966          950/G01             F          179,000.00         ZZ
                                         360        178,733.49          1
                                       7.500          1,251.59        106
                                       7.250          1,251.59
    TACOMA           WA   98407          1            11/19/01         23
    0433452612                           05           01/01/02          0
    E2110676                             O            12/01/31
    0


    6471180          003/G01             F          259,850.00         ZZ
                                         360        259,453.33          1
                                       7.375          1,794.72        100
                                       7.125          1,794.72
    MARIETTA         GA   30062          1            11/28/01         23
    0433534161                           05           01/01/02          0
    0021604566                           O            12/01/31
    0


    6471430          K15/G01             F           83,900.00         ZZ
                                         360         83,805.57          1
                                       8.875            667.55        100
                                       8.625            667.55
    LEXINGTON        SC   29073          5            11/14/01         23
    0433390747                           05           01/01/02          0
    002305303865                         O            12/01/31
    0


    6472874          737/G01             F          225,900.00         ZZ
                                         360        225,610.91          1
                                       8.250          1,697.11        100
                                       8.000          1,697.11
    STANTON          CA   90680          1            11/16/01         23
    0433415890                           05           01/01/02          0
    0001799790                           O            12/01/31
    0


    6473296          950/G01             F          118,500.00         ZZ
                                         360        118,344.44          1
                                       8.125            879.86        104
                                       7.875            879.86
    MILFORD          CA   96121          1            11/15/01         23
    0433498227                           05           01/01/02          0
    A7110009                             O            12/01/31
    0


1


    6473414          Q78/G01             F           88,275.00         ZZ
                                         360         88,173.05          1
                                       8.750            694.46        107
                                       8.500            694.46
    OMAHA            NE   68107          2            11/01/01         23
    0433356409                           05           01/01/02          0
    696286                               O            12/01/31
    0


    6474400          M27/G01             F          110,000.00         ZZ
                                         360        109,862.78          1
                                       8.375            836.08        100
                                       8.125            836.08
    MURFREESBORO     TN   37130          1            11/15/01         23
    0433396546                           05           01/01/02          0
    600703140                            O            12/01/31
    0


    6474434          U05/G01             F          198,200.00         ZZ
                                         360        197,946.37          1
                                       8.250          1,489.01        105
                                       8.000          1,489.01
    COCONUT CREEK    FL   33060          2            11/16/01         23
    0433431129                           03           01/01/02          0
    3182308                              O            12/01/31
    0


    6474552          Q78/G01             F          104,860.00         ZZ
                                         360        104,720.93          1
                                       8.075            774.92        107
                                       7.825            774.92
    DAYTON           OH   45439          5            11/02/01         23
    0433413168                           05           01/01/02          0
    696718                               O            12/01/31
    0


    6475576          642/G01             F          217,210.00         ZZ
                                         360        216,939.05          1
                                       8.375          1,650.95        107
                                       8.125          1,650.95
    CANTON           OH   44708          5            11/01/01         23
    0433356821                           05           01/01/02          0
    10159101                             O            12/01/31
    0


    6475656          Q78/G01             F          160,000.00         ZZ
                                         360        159,628.61          1
                                       8.250          1,202.03        104
                                       8.000          1,202.03
1


    OVERLAND PARK    KS   66212          1            10/26/01         23
    0433384401                           05           12/01/01          0
    696219                               O            11/01/31
    0


    6476956          R65/G01             F          242,890.00         ZZ
                                         360        242,554.60          1
                                       7.875          1,761.12        107
                                       7.625          1,761.12
    VIRGINIA BEACH   VA   23454          1            11/21/01         23
    0433436458                           05           01/01/02          0
    20015779                             O            12/01/31
    0


    6478990          948/G01             F          128,750.00         ZZ
                                         360        128,585.23          1
                                       8.250            967.26        100
                                       8.000            967.26
    MIDDLEVILLE      MI   49333          1            11/29/01         23
    0433423845                           05           01/01/02          0
    63263                                O            12/01/31
    0


    6480288          642/G01             F          116,000.00         ZZ
                                         360        115,851.55          1
                                       8.250            871.47        101
                                       8.000            871.47
    TUTTLE           OK   73089          5            11/16/01         23
    0433405149                           05           01/01/02          0
    10208201                             O            12/01/31
    0


    6481938          K15/G01             F          147,200.00         ZZ
                                         360        147,079.30          1
                                      10.375          1,332.76        103
                                      10.125          1,332.76
    INDIAN TRAIL     NC   28079          1            11/14/01         23
    0433380375                           05           01/01/02          0
    017305304192                         O            12/01/31
    0


    6484608          E60/G01             F          379,850.00         ZZ
                                         360        379,363.89          1
                                       8.250          2,853.69        107
                                       8.000          2,853.69
    PASO ROBLES      CA   93446          1            11/16/01         23
    0433418571                           05           01/01/02          0
    513971                               O            12/01/31
    0
1




    6488736          L16/G01             F          118,400.00         ZZ
                                         360        118,183.31          1
                                       8.500            910.39        100
                                       8.250            910.39
    PROVO            UT   84604          1            11/08/01         23
    0433412574                           05           12/01/01          0
    W0110020                             O            11/01/31
    0


    6489138          B28/G01             F          140,400.00         ZZ
                                         360        140,129.55          1
                                       8.250          1,054.78        104
                                       8.000          1,054.78
    JEMEZ SPRINGS    NM   87025          1            10/29/01         23
    0433391711                           05           12/01/01          0
    02500291                             O            11/01/31
    0


    6489760          W63/G01             F           84,423.00         ZZ
                                         360         84,279.83          1
                                       8.870            671.40        107
                                       8.620            671.40
    MEMPHIS          TN   38115          1            10/25/01         23
    0433383049                           05           12/01/01          0
    999999999                            O            11/01/31
    0


    6490922          U05/G01             F          117,400.00         ZZ
                                         360        117,190.54          1
                                       8.625            913.13        100
                                       8.375            913.13
    WYLIE            TX   75098          1            11/01/01         23
    0433349867                           05           12/01/01          0
    3179599                              O            11/01/31
    0


    6491046          R54/G01             F           48,307.00         ZZ
                                         360         48,265.20          1
                                      10.125            428.40        103
                                       9.875            428.40
    GONZALES         LA   70737          1            11/16/01         23
    0433434024                           05           01/01/02          0
    2000002590                           O            12/01/31
    0


    6491134          P48/G01             F          161,000.00         ZZ
                                         360        160,720.07          1
1


                                       8.750          1,266.59        100
                                       8.500          1,266.59
    DENVER           CO   80219          1            11/16/01         23
    0433394293                           05           01/01/02          0
    6491134                              O            12/01/31
    0


    6491674          455/G01             F          179,000.00         ZZ
                                         360        178,803.71          1
                                       9.000          1,440.28        100
                                       8.750          1,440.28
    COVINGTON        GA   30014          1            11/29/01         23
    0433465044                           05           01/01/02          0
    18001518                             O            12/01/31
    0


    6493148          737/G01             F          133,000.00         ZZ
                                         360        132,846.40          1
                                       8.750          1,046.31         95
                                       8.500          1,046.31
    GROSSE POINTE P  MI   48230          1            11/15/01         00
    0433390291                           05           01/01/02          0
    0001798768                           O            12/01/31
    0


    6494892          642/G01             F          267,000.00         ZZ
                                         360        266,658.32          1
                                       8.250          2,005.88        103
                                       8.000          2,005.88
    COLORADO SPRING  CO   80918          2            11/15/01         23
    0433393071                           05           01/01/02          0
    09133701                             O            12/01/31
    0


    6495702          P01/G01             F           99,510.00         ZZ
                                         360         99,389.00          1
                                       8.500            765.15        107
                                       8.250            765.15
    ROCHESTER        NY   14626          5            11/16/01         23
    0433424900                           05           01/01/02          0
    01006895                             O            12/01/31
    0


    6495952          B28/G01             F          241,000.00         ZZ
                                         360        240,761.98          1
                                       9.500          2,026.46        103
                                       9.250          2,026.46
    GEORGETOWN       CA   95634          1            11/21/01         23
    0433560307                           05           01/01/02          0
1


    01001202                             O            12/01/31
    0


    6497768          642/G01             F          115,000.00         ZZ
                                         360        114,863.71          1
                                       8.625            894.46        107
                                       8.375            894.46
    WICHITA          KS   67220          2            11/15/01         23
    0433390192                           05           01/01/02          0
    11109001                             O            12/01/31
    0


    6498486          U66/G01             F           95,750.00         ZZ
                                         360         95,657.90          1
                                       9.625            813.86        103
                                       9.375            813.86
    MISSOURI CITY    TX   77489          1            11/30/01         23
    0433435344                           03           01/01/02          0
    309                                  O            12/01/31
    0


    6498874          642/G01             F          129,000.00         ZZ
                                         360        128,843.15          1
                                       8.500            991.90         99
                                       8.250            991.90
    STARKE           FL   32091          1            11/08/01         23
    0433439353                           05           01/01/02          0
    10199301                             O            12/01/31
    0


    6499024          940/G01             F          120,880.00         ZZ
                                         360        120,571.67          1
                                       8.000            886.97        105
                                       7.750            886.97
    ONTARIO          CA   91764          1            11/23/01         23
    0433434487                           01           01/01/02          0
    40011208                             O            12/01/31
    0


    6499816          964/G01             F          122,300.00         ZZ
                                         360        122,147.43          1
                                       8.375            929.57        100
                                       8.125            929.57
    LAS VEGAS        NV   89145          1            11/15/01         23
    0433441318                           09           01/01/02          0
    161546                               O            12/01/31
    0


1


    6501104          U05/G01             F          180,750.00         ZZ
                                         360        180,625.61          1
                                       7.875          1,310.56        103
                                       7.625          1,310.56
    LODI             CA   95242          1            12/11/01         23
    0433529674                           05           02/01/02          0
    3189934                              O            01/01/32
    0


    6503322          J40/G01             F           65,920.00         ZZ
                                         360         65,829.40          1
                                       9.875            572.42        103
                                       9.625            572.42
    MEMPHIS          TN   38109          1            10/19/01         23
    0433435856                           05           12/01/01          0
    1067944                              O            11/01/31
    0


    6503918          642/G01             F          143,300.00         ZZ
                                         360        143,111.89          1
                                       8.125          1,064.00        106
                                       7.875          1,064.00
    SOUTH EUCLID     OH   44121          2            11/19/01         23
    0433413366                           05           01/01/02          0
    11121601                             O            12/01/31
    0


    6505400          L16/G01             F          168,000.00         ZZ
                                         360        167,790.43          1
                                       8.375          1,276.92        100
                                       8.125          1,276.92
    WEST JORDAN      UT   84084          5            11/19/01         23
    0433444841                           05           01/01/02          0
    W0110225                             O            12/01/31
    0


    6506094          Q64/G01             F          184,000.00         ZZ
                                         360        183,696.21          1
                                       9.000          1,480.51        100
                                       8.750          1,480.51
    DORAVILLE        GA   30340          1            10/26/01         23
    0433590858                           05           12/01/01          0
    0102544004                           O            11/01/31
    0


    6507046          940/G01             F          160,000.00         ZZ
                                         360        159,872.28          1
                                      10.500          1,463.58        100
                                      10.250          1,463.58
1


    PICO RIVERA      CA   90660          1            11/01/01         23
    0433387131                           05           01/01/02          0
    40011039                             O            12/01/31
    0


    6507292          B57/G01             F          206,500.00         ZZ
                                         360        206,378.08          1
                                       8.625          1,606.14        100
                                       8.375          1,606.14
    WEST HOLLYWOOD   CA   90069          1            12/01/01         23
    0433502325                           01           02/01/02          0
    2118944                              O            01/01/32
    0


    6508036          E45/G01             F           61,800.00         ZZ
                                         360         61,689.77          1
                                       8.625            480.67        103
                                       8.375            480.67
    NOBLE            OK   73068          1            10/12/01         23
    0433471257                           05           12/01/01          0
    166188                               O            11/01/31
    0


    6509482          737/G01             F           99,000.00         ZZ
                                         360         98,904.25          1
                                       9.625            841.49        100
                                       9.375            841.49
    NEWARK           NJ   07102          1            11/30/01         23
    0433439007                           05           01/01/02          0
    0001799196                           O            12/01/31
    0


    6513928          E22/G01             F          270,000.00         ZZ
                                         360        269,671.70          2
                                       8.500          2,076.07         95
                                       8.250          2,076.07
    UNION            NJ   07083          1            11/13/01         23
    0413070996                           05           01/01/02          0
    0413070996                           O            12/01/31
    0


    6513938          E22/G01             F          257,500.00         ZZ
                                         360        257,265.06          1
                                       9.875          2,236.00        103
                                       9.625          2,236.00
    LAKEWOOD         CA   90713          5            11/02/01         23
    0413087271                           05           01/01/02          0
    0413087271                           O            12/01/31
    0
1




    6513956          E22/G01             F           59,900.00         ZZ
                                         360         59,848.18          1
                                      10.125            531.21        100
                                       9.625            531.21
    ROSEBURG         OR   97470          1            11/07/01         23
    0413115031                           05           01/01/02          0
    0413115031                           O            12/01/31
    0


    6513968          E22/G01             F          126,800.00         ZZ
                                         360        126,629.28          1
                                       8.000            930.41        105
                                       7.500            930.41
    PORTLAND         OR   97233          1            11/06/01         23
    0413123654                           05           01/01/02          0
    0413123654                           O            12/01/31
    0


    6513998          E22/G01             F          118,450.00         ZZ
                                         360        118,306.76          1
                                      10.500          1,083.51        103
                                      10.000          1,083.51
    YPSILANTI        MI   48197          1            10/16/01         23
    0413141276                           05           12/01/01          0
    0413141276                           O            11/01/31
    0


    6514014          E22/G01             F          131,800.00         ZZ
                                         360        131,394.13          1
                                       9.375          1,096.25        103
                                       9.125          1,096.25
    SOUTHFIELD       MI   48076          1            10/25/01         23
    0413155284                           01           12/01/01          0
    0413155284                           O            11/01/31
    0


    6514018          E22/G01             F          247,200.00         ZZ
                                         360        246,858.64          1
                                       7.875          1,792.37        103
                                       7.375          1,792.37
    SIMI VALLEY      CA   93065          1            11/09/01         23
    0413158262                           05           01/01/02          0
    0413158262                           O            12/01/31
    0


    6514046          E22/G01             F          260,850.00         ZZ
                                         360        260,489.80          1
1


                                       7.875          1,891.34        100
                                       7.625          1,891.34
    HILLSBORO        OR   97124          1            11/06/01         23
    0413180985                           05           01/01/02          0
    0413180985                           O            12/01/31
    0


    6514066          E22/G01             F          164,800.00         ZZ
                                         360        164,619.28          2
                                       9.000          1,326.02        100
                                       8.750          1,326.02
    ELIZABETH        NJ   07208          1            11/13/01         23
    0413185646                           05           01/01/02          0
    0413185646                           O            12/01/31
    0


    6514090          E22/G01             F          135,000.00         ZZ
                                         360        134,827.24          1
                                       8.250          1,014.21        100
                                       8.000          1,014.21
    MARION           AL   36756          1            11/13/01         23
    0413192378                           05           01/01/02          0
    0413192378                           O            12/01/31
    0


    6514108          E22/G01             F          187,110.00         ZZ
                                         360        186,930.00          1
                                       9.625          1,590.42         99
                                       9.125          1,590.42
    CLERMONT         FL   34711          1            11/13/01         23
    0413201104                           03           01/01/02          0
    0413201104                           O            12/01/31
    0


    6514136          E22/G01             F          173,000.00         ZZ
                                         360        172,784.21          1
                                       8.375          1,314.92        103
                                       8.125          1,314.92
    FRESNO           CA   93720          1            11/07/01         23
    0413209594                           05           01/01/02          0
    0413209594                           O            12/01/31
    0


    6514144          E22/G01             F           87,000.00         ZZ
                                         360         86,902.10          1
                                       8.875            692.21        100
                                       8.625            692.21
    LEWISVILLE       TX   75067          1            11/13/01         23
    0413211715                           07           01/01/02          0
1


    0413211715                           O            12/01/31
    0


    6514188          E22/G01             F           85,000.00         ZZ
                                         360         84,891.22          1
                                       8.250            638.58        102
                                       8.000            638.58
    LAFAYETTE        LA   70507          1            11/13/01         23
    0413229345                           05           01/01/02          0
    0413229345                           O            12/01/31
    0


    6514202          E22/G01             F          103,000.00         ZZ
                                         360        102,898.28          1
                                       9.500            866.08        103
                                       9.250            866.08
    CHARLOTTE        NC   28277          1            11/12/01         23
    0413234295                           01           01/01/02          0
    0413234295                           O            12/01/31
    0


    6514222          E22/G01             F          155,000.00         ZZ
                                         360        154,876.26          1
                                      10.500          1,417.85        100
                                      10.000          1,417.85
    BATON ROUGE      LA   70817          1            11/13/01         23
    0413247503                           05           01/01/02          0
    0413247503                           O            12/01/31
    0


    6516204          U05/G01             F          118,200.00         ZZ
                                         360        118,036.78          1
                                       7.875            857.03        107
                                       7.625            857.03
    DOUGLASVILLE     GA   30135          1            11/26/01         23
    0433442688                           05           01/01/02          0
    3185037                              O            12/01/31
    0


    6517462          R68/G01             F           83,000.00         ZZ
                                         360         82,915.85          1
                                       9.375            690.35        100
                                       9.125            690.35
    DAVIE            FL   33317          1            11/16/01         23
    0433424595                           01           01/01/02          0
    1                                    O            12/01/31
    0


1


    6518056          W33/G01             F           61,800.00         ZZ
                                         360         61,707.37          1
                                       9.500            519.65        103
                                       9.250            519.65
    BLOOMINGTON      IL   61704          5            11/16/01         23
    0433414588                           05           12/21/01          0
    0128055                              O            11/21/31
    0


    6519200          J95/G01             F          147,650.00         ZZ
                                         360        147,440.90          1
                                       7.750          1,057.79        107
                                       7.500          1,057.79
    MARYSVILLE       WA   98271          2            11/16/01         23
    0433462561                           05           01/01/02          0
    0027882927                           O            12/01/31
    0


    6520136          737/G01             F          206,550.00         ZZ
                                         360        206,351.31          1
                                       9.625          1,755.65        102
                                       9.375          1,755.65
    MONROE           WA   98272          1            11/09/01         23
    0433409927                           03           01/01/02          0
    0001797349                           O            12/01/31
    0


    6520228          Q99/G01             F           76,230.00         ZZ
                                         360         76,196.28          1
                                      10.000            668.97         99
                                       9.750            668.97
    PARIS            IL   61944          5            12/14/01         23
    0433490182                           05           02/01/02          0
    1                                    O            01/01/32
    0


    6521722          R74/G01             F          112,000.00         ZZ
                                         360        111,938.82          1
                                       9.000            901.18        100
                                       8.750            901.18
    WARMINISTER      PA   18974          1            12/06/01         00
    0433579398                           05           02/01/02          0
    3030019899                           O            01/01/32
    0


    6523502          J95/G01             F          333,665.00         ZZ
                                         360        333,192.48          1
                                       7.750          2,390.42        103
                                       7.500          2,390.42
1


    SNOHOMISH        WA   98290          1            11/19/01         23
    0433421401                           05           01/01/02          0
    0027877810                           O            12/01/31
    0


    6525214          Q64/G01             F           90,600.00         ZZ
                                         360         90,450.10          1
                                       8.990            728.34        107
                                       8.740            728.34
    LEHIGH ACRES     FL   33972          2            10/26/01         23
    0433403128                           05           12/01/01          0
    0102551801                           O            11/01/31
    0


    6525836          F61/G01             F          160,500.00         ZZ
                                         360        160,294.61          1
                                       8.250          1,205.78        100
                                       8.000          1,205.78
    KENT             WA   98032          1            11/17/01         23
    0433404506                           05           01/01/02          0
    010128S                              O            12/01/31
    0


    6526618          U05/G01             F          169,050.00         ZZ
                                         360        168,828.09          1
                                       8.125          1,255.19        107
                                       7.875          1,255.19
    CHANDLER         AZ   85225          1            11/19/01         23
    0433457264                           05           01/01/02          0
    3185307                              O            12/01/31
    0


    6526646          Q64/G01             F          106,900.00         ZZ
                                         360        106,723.48          1
                                       9.000            860.15        100
                                       8.750            860.15
    DALLAS           GA   30157          1            10/25/01         23
    0433438785                           05           12/01/01          0
    0102502606                           O            11/01/31
    0


    6527988          M27/G01             F          116,000.00         ZZ
                                         360        115,896.95          1
                                      10.000          1,017.98        103
                                       9.750          1,017.98
    RALEIGH          NC   27610          1            11/30/01         23
    0433468592                           03           01/01/02          0
    600709817                            O            12/01/31
    0
1




    6528446          K15/G01             F           85,100.00         ZZ
                                         360         85,046.84          1
                                      11.625            850.86        100
                                      11.375            850.86
    PHOENIX          AZ   85043          5            11/20/01         23
    0433455474                           05           01/01/02          0
    021705304141                         O            12/01/31
    0


    6528524          964/G01             F          169,633.00         ZZ
                                         360        169,410.33          1
                                       8.125          1,259.52        104
                                       7.875          1,259.52
    YORBA LINDA      CA   92886          1            11/14/01         23
    0433492451                           01           01/01/02          0
    159940                               O            12/01/31
    0


    6529168          685/G01             F          190,550.00         ZZ
                                         360        190,422.14          1
                                       8.000          1,398.19        103
                                       7.750          1,398.19
    VAN NUYS         CA   91406          1            12/26/01         23
    0433536646                           05           02/01/02          0
    127664                               O            01/01/32
    0


    6530410          642/G01             F           90,535.00         ZZ
                                         360         90,422.07          1
                                       8.375            688.13        107
                                       8.125            688.13
    YUCCA VALLEY     CA   92284          1            11/07/01         23
    0433387172                           05           01/01/02          0
    10103601                             O            12/01/31
    0


    6530856          R74/G01             F          124,497.00         ZZ
                                         360        124,347.17          1
                                       8.550            961.69        107
                                       8.300            961.69
    LEXINGTON        KY   40503          1            11/19/01         23
    0433428059                           05           01/01/02          0
    3030019880                           O            12/01/31
    0


    6533822          J95/G01             F          117,500.00         ZZ
                                         360        117,189.43          1
1


                                       8.125            872.43        100
                                       7.875            872.43
    NASHVILLE        TN   37210          1            09/27/01         23
    0433367224                           05           11/01/01          0
    0023206691                           O            10/01/31
    0


    6533890          T17/G01             F           96,300.00         ZZ
                                         360         96,127.32          1
                                       8.600            747.30         97
                                       8.350            747.30
    HENDERSONVILLE   NC   28739          1            11/21/01         23
    0433514320                           05           12/20/01          0
    1101126                              O            11/20/31
    0


    6533926          A11/G01             F          160,680.00         ZZ
                                         360        160,508.33          1
                                       9.125          1,307.35        103
                                       8.875          1,307.35
    CHESTERFIELD TW  MI   48047          1            11/30/01         23
    0433496494                           05           01/01/02          0
    4612673667                           O            12/01/31
    0


    6536266          J95/G01             F          395,200.00         ZZ
                                         360        394,324.19          1
                                       7.625          2,797.21        103
                                       7.375          2,797.21
    APTOS            CA   95003          1            11/19/01         04
    0433454998                           09           01/01/02         25
    0027703230                           O            12/01/31
    0


    6540324          U05/G01             F          187,750.00         ZZ
                                         360        187,515.78          1
                                       8.375          1,427.04        106
                                       8.125          1,427.04
    COLORADO SPRING  CO   80916          1            11/20/01         23
    0433420999                           05           01/01/02          0
    3179750                              O            12/01/31
    0


    6542342          940/G01             F          415,500.00         ZZ
                                         360        415,214.06          1
                                       7.875          3,012.66        100
                                       7.625          3,012.66
    PASADENA         CA   91101          1            12/07/01         23
    0433487287                           01           02/01/02          0
1


    24010039                             O            01/01/32
    0


    6544422          E22/G01             F          218,875.00         ZZ
                                         360        218,608.88          1
                                       8.500          1,682.96        103
                                       8.250          1,682.96
    SAN DIEGO        CA   92115          1            11/06/01         23
    0413063652                           05           01/01/02          0
    0413063652                           O            12/01/31
    0


    6544434          E22/G01             F           87,550.00         ZZ
                                         360         87,461.22          1
                                       9.375            728.20        103
                                       9.125            728.20
    HARLINGEN        TX   78552          1            11/14/01         23
    0413096975                           09           01/01/02          0
    0413096975                           O            12/01/31
    0


    6544456          E22/G01             F          215,000.00         ZZ
                                         360        214,078.92          1
                                       8.875          1,710.64        100
                                       8.625          1,710.64
    SCOTTSDALE       AZ   85255          1            10/23/01         23
    0413131343                           03           12/01/01          0
    0413131343                           O            11/01/31
    0


    6544470          E22/G01             F          112,860.00         ZZ
                                         360        112,769.92          1
                                      10.500          1,032.37         99
                                      10.000          1,032.37
    GREENVILLE       IL   62246          9            11/08/01         23
    0413153685                           05           01/01/02          0
    0413153685                           O            12/01/31
    0


    6544510          E22/G01             F          191,000.00         ZZ
                                         360        190,761.73          1
                                       8.375          1,451.74        104
                                       8.125          1,451.74
    FORESTHILL       CA   95631          1            11/02/01         23
    0413193095                           05           01/01/02          0
    0413193095                           O            12/01/31
    0


1


    6544564          E22/G01             F          186,000.00         ZZ
                                         360        185,834.75          1
                                      10.000          1,632.28        100
                                       9.500          1,632.28
    BELLEVUE         NE   68123          1            11/14/01         23
    0413225020                           05           01/01/02          0
    0413225020                           O            12/01/31
    0


    6544590          E22/G01             F          190,550.00         ZZ
                                         360        190,155.23          1
                                       9.375          1,584.90        103
                                       9.125          1,584.90
    LINDEN           NJ   07036          5            11/08/01         23
    0413234907                           05           01/01/02          0
    0413234907                           O            12/01/31
    0


    6544596          E22/G01             F          181,900.00         ZZ
                                         360        181,642.41          1
                                       7.750          1,303.15        107
                                       7.500          1,303.15
    GILBERT          AZ   85233          1            11/02/01         23
    0413236720                           03           01/01/02          0
    0413236720                           O            12/01/31
    0


    6544622          E22/G01             F          152,500.00         ZZ
                                         360        152,309.76          1
                                       8.375          1,159.11        106
                                       8.125          1,159.11
    CITRUS HEIGHTS   CA   95610          1            11/09/01         23
    0413244195                           05           01/01/02          0
    0413244195                           O            12/01/31
    0


    6544634          E22/G01             F          172,150.00         ZZ
                                         360        171,929.69          1
                                       8.250          1,293.31        105
                                       8.000          1,293.31
    ANN ARBOR        MI   48103          1            11/14/01         23
    0413249533                           05           01/01/02          0
    0413249533                           O            12/01/31
    0


    6544658          E22/G01             F           44,800.00         ZZ
                                         360         44,750.99          1
                                       9.125            364.51        103
                                       8.625            364.51
1


    HOT SPRINGS      MT   59845          1            11/06/01         23
    0413268764                           05           01/01/02          0
    0413268764                           O            12/01/31
    0


    6544668          E22/G01             F          194,950.00         ZZ
                                         360        194,712.96          1
                                       8.500          1,499.00        103
                                       8.250          1,499.00
    PEMBROKE PINES   FL   33028          5            11/09/01         23
    0413285727                           03           01/01/02          0
    0413285727                           O            12/01/31
    0


    6544672          E22/G01             F          192,000.00         ZZ
                                         360        191,789.45          1
                                       9.000          1,544.88        100
                                       8.750          1,544.88
    HOUSTON          TX   77068          1            11/14/01         23
    0413290081                           03           01/01/02          0
    0413290081                           O            12/01/31
    0


    6546006          E45/G01             F          133,900.00         ZZ
                                         360        133,756.96          1
                                       9.125          1,089.45        103
                                       8.875          1,089.45
    MIAMI            FL   33179          5            11/19/01         23
    0433516226                           05           01/01/02          0
    165590                               O            12/01/31
    0


    6547522          U35/G01             F           57,100.00         ZZ
                                         360         57,037.39          1
                                       9.000            459.44        100
                                       8.750            459.44
    APPLETON         WI   54911          1            11/23/01         23
    0433428521                           05           01/01/02          0
    6547522                              O            12/01/31
    0


    6549470          J40/G01             F          199,820.00         ZZ
                                         360        199,668.87          1
                                      10.750          1,865.28        103
                                      10.500          1,865.28
    HOLLY SPRINGS    NC   27540          5            11/26/01         23
    0433497609                           05           01/01/02          0
    1069942                              O            12/01/31
    0
1




    6549488          N67/G01             F          259,900.00         ZZ
                                         360        259,558.83          1
                                       8.125          1,929.75        100
                                       7.875          1,929.75
    FRONT ROYAL      VA   22630          1            11/28/01         23
    0433416518                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6551136          588/G01             F          164,000.00         ZZ
                                         360        163,889.96          1
                                       8.000          1,203.37        103
                                       7.750          1,203.37
    JEFFERSON TOWNS  NJ   07438          1            12/28/01         23
    0433551462                           05           02/01/02          0
    1054198                              O            01/01/32
    0


    6551368          E87/G01             F          153,000.00         ZZ
                                         360        152,907.31          1
                                       8.500          1,176.44        107
                                       8.250          1,176.44
    WAYNESVILLE      OH   45068          5            12/11/01         23
    0433607322                           05           02/01/02          0
    01110201                             O            01/01/32
    0


    6551524          964/G01             F          150,400.00         ZZ
                                         360        150,217.12          1
                                       8.500          1,156.45         99
                                       8.250          1,156.45
    COARSEGOLD       CA   93614          2            11/26/01         23
    0433481298                           05           01/01/02          0
    130299                               O            12/01/31
    0


    6552710          685/G01             F          145,500.00         ZZ
                                         360        145,500.00          1
                                       8.250          1,093.09        107
                                       8.000          1,093.09
    SEBASTIAN        FL   32958          5            01/01/02         23
    0433618600                           05           03/01/02          0
    127405                               O            02/01/32
    0


    6555016          R65/G01             F          290,000.00         ZZ
                                         360        289,628.89          1
1


                                       8.250          2,178.67        100
                                       8.000          2,178.67
    PALM DESERT      CA   92260          1            11/20/01         23
    0433468931                           05           01/01/02          0
    20015302                             O            12/01/31
    0


    6556056          K15/G01             F           94,600.00         ZZ
                                         360         94,511.38          1
                                       9.750            812.76        103
                                       9.500            812.76
    YOUNGSVILLE      LA   70592          5            11/21/01         23
    0433459153                           05           01/01/02          0
    000905304439                         O            12/01/31
    0


    6557416          642/G01             F          185,400.00         ZZ
                                         360        185,191.35          1
                                       8.875          1,475.13        103
                                       8.625          1,475.13
    MIAMI            FL   33145          1            11/08/01         23
    0433378171                           05           01/01/02          0
    10193401                             O            12/01/31
    0


    6559364          685/G01             F          148,000.00         ZZ
                                         360        147,914.85          1
                                       8.750          1,164.32        100
                                       8.500          1,164.32
    HEPHZIBAH        GA   30815          2            12/17/01         23
    0433580768                           05           02/01/02          0
    127220                               O            01/01/32
    0


    6559424          G13/G01             F          307,000.00         ZZ
                                         360        306,645.45          1
                                       8.750          2,415.17        100
                                       8.500          2,415.17
    IRVING           TX   75038          1            11/20/01         23
    0433491701                           03           01/01/02          0
    14989                                O            12/01/31
    0


    6559704          J95/G01             F          150,300.00         ZZ
                                         360        150,092.44          1
                                       7.875          1,089.78        107
                                       7.625          1,089.78
    JACKSONVILLE     FL   32259          2            11/26/01         23
    0433491933                           09           01/01/02          0
1


    0027980770                           O            12/01/31
    0


    6561422          470/G01             F          120,300.00         ZZ
                                         360        120,146.04          1
                                       8.250            903.78        105
                                       8.000            903.78
    REDDING          CA   96002          1            11/20/01         23
    0433496676                           05           01/01/02          0
    71012065                             O            12/01/31
    0


    6562976          U05/G01             F          224,450.00         ZZ
                                         360        224,140.05          1
                                       7.875          1,627.42        103
                                       7.625          1,627.42
    ROCKLIN          CA   95765          1            11/27/01         23
    0433455797                           05           01/01/02          0
    100053000318631                      O            12/01/31
    0


    6563120          700/G01             F          288,000.00         ZZ
                                         360        287,806.76          1
                                       8.000          2,113.24        100
                                       7.750          2,113.24
    CORONA           CA   92882          1            12/01/01         23
    0433576592                           05           02/01/02          0
    00263175                             O            01/01/32
    0


    6565194          E22/G01             F          132,900.00         ZZ
                                         360        132,716.48          1
                                       7.875            963.62        105
                                       7.375            963.62
    RENO             NV   89503          1            11/13/01         23
    0413122326                           05           01/01/02          0
    0413122326                           O            12/01/31
    0


    6565246          E22/G01             F          267,000.00         ZZ
                                         360        266,683.59          1
                                       8.625          2,076.70        103
                                       8.125          2,076.70
    ROSEVILLE        CA   95661          9            11/07/01         23
    0413184359                           05           01/01/02          0
    0413184359                           O            12/01/31
    0


1


    6565274          E22/G01             F           62,800.00         ZZ
                                         360         62,723.63          1
                                       8.500            482.88        103
                                       8.250            482.88
    WEST MANCHESTER  OH   45382          1            11/15/01         23
    0413201468                           05           01/01/02          0
    0413201468                           O            12/01/31
    0


    6565304          E22/G01             F           81,370.00         ZZ
                                         360         81,273.57          2
                                       8.625            632.89        103
                                       8.125            632.89
    BEAVER DAM       WI   53916          1            11/08/01         23
    0413226150                           05           01/01/02          0
    0413226150                           O            12/01/31
    0


    6565314          E22/G01             F          270,000.00         ZZ
                                         360        269,627.16          1
                                       7.875          1,957.69        100
                                       7.625          1,957.69
    LATHROP          CA   95330          1            11/12/01         23
    0413228420                           05           01/01/02          0
    0413228420                           O            12/01/31
    0


    6565386          E22/G01             F          229,000.00         ZZ
                                         360        228,683.77          1
                                       7.875          1,660.41        100
                                       7.375          1,660.41
    SUN VALLEY       CA   91352          1            11/09/01         23
    0413263146                           05           01/01/02          0
    0413263146                           O            12/01/31
    0


    6565402          E22/G01             F          144,950.00         ZZ
                                         360        144,773.76          2
                                       8.500          1,114.54         95
                                       8.250          1,114.54
    SO ST PAUL       MN   55075          1            11/15/01         23
    0413272311                           05           01/01/02          0
    0413272311                           O            12/01/31
    0


    6565414          E22/G01             F          263,500.00         ZZ
                                         360        263,162.79          1
                                       8.250          1,979.59        104
                                       7.750          1,979.59
1


    CLEARWATER       FL   33756          1            11/15/01         23
    0413282831                           05           01/01/02          0
    0413282831                           O            12/01/31
    0


    6565418          E22/G01             F          160,900.00         ZZ
                                         360        160,516.67          1
                                       8.250          1,208.79        100
                                       8.000          1,208.79
    HOUSTON          TX   77063          1            11/14/01         23
    0413284217                           03           01/01/02          0
    0413284217                           O            12/01/31
    0


    6565422          E22/G01             F          212,000.00         ZZ
                                         360        211,699.79          1
                                       7.750          1,518.79        100
                                       7.500          1,518.79
    REDDING          CA   96001          1            11/07/01         23
    0413288499                           05           01/01/02          0
    0413288499                           O            12/01/31
    0


    6565426          E22/G01             F          276,500.00         ZZ
                                         360        276,118.17          1
                                       7.875          2,004.82        103
                                       7.375          2,004.82
    INDIAN HARBOUR   FL   32937          1            11/15/01         23
    0413293309                           05           01/01/02          0
    0413293309                           O            12/01/31
    0


    6565428          E22/G01             F          186,486.00         ZZ
                                         360        186,311.29          1
                                       9.750          1,602.20         99
                                       9.250          1,602.20
    EATON            CO   80615          1            11/15/01         23
    0413297276                           03           01/01/02          0
    0413297276                           O            12/01/31
    0


    6565430          E22/G01             F          150,000.00         ZZ
                                         360        149,826.77          1
                                       8.750          1,180.05        100
                                       8.500          1,180.05
    FORT COLLINS     CO   80524          1            11/15/01         23
    0413298167                           05           01/01/02          0
    0413298167                           O            12/01/31
    0
1




    6566690          642/G01             F           64,200.00         ZZ
                                         360         64,111.35          1
                                       7.875            465.49        104
                                       7.625            465.49
    GIRARD           OH   44420          1            11/09/01         23
    0433362134                           05           01/01/02          0
    09169601                             O            12/01/31
    0


    6569728          313/G01             F          107,600.00         ZZ
                                         360        107,488.01          1
                                       9.250            885.20        103
                                       9.000            885.20
    TALLAHASSEE      FL   32303          5            11/20/01         23
    0433504990                           05           01/01/02          0
    0008488306                           O            12/01/31
    0


    6570096          K15/G01             F          144,900.00         ZZ
                                         360        144,749.18          1
                                       9.250          1,192.06        100
                                       9.000          1,192.06
    MINNEAPOLIS      MN   55417          5            11/26/01         23
    0433460680                           05           01/01/02          0
    013105305330                         O            12/01/31
    0


    6571040          642/G01             F          122,000.00         ZZ
                                         360        121,813.77          1
                                       7.375            842.62        103
                                       7.125            842.62
    LITHONIA         GA   30058          1            11/14/01         23
    0433406469                           05           01/01/02          0
    10198601                             O            12/01/31
    0


    6571542          737/G01             F          151,900.00         ZZ
                                         360        151,803.14          1
                                       8.250          1,141.17        107
                                       8.000          1,141.17
    NAMPA            ID   83687          5            12/13/01         23
    0433538766                           05           02/01/02          0
    0001799964                           O            01/01/32
    0


    6573190          948/G01             F           56,650.00         ZZ
                                         360         56,625.59          1
1


                                      10.125            502.39        103
                                       9.875            502.39
    AGES             KY   40801          1            12/18/01         23
    0433508496                           05           02/01/02          0
    64056                                O            01/01/32
    0


    6575208          940/G01             F          235,000.00         ZZ
                                         360        234,658.74          1
                                       7.625          1,663.32        100
                                       7.375          1,663.32
    HIGHLAND         CA   92346          2            11/27/01         23
    0433435492                           05           01/01/02          0
    40011243                             O            12/01/31
    0


    6575596          K15/G01             F          114,300.00         ZZ
                                         360        114,248.07          1
                                       9.875            992.52        103
                                       9.625            992.52
    PORTAGE          MI   49024          5            11/29/01         23
    0433422904                           05           02/01/02          0
    817                                  O            01/01/32
    0


    6575634          964/G01             F          101,000.00         ZZ
                                         360        100,856.96          1
                                       7.750            723.58        100
                                       7.500            723.58
    LAS VEGAS        NV   89128          1            11/20/01         23
    0433498466                           09           01/01/02          0
    171454                               O            12/01/31
    0


    6576370          Q99/G01             F          172,010.00         ZZ
                                         360        171,806.15          1
                                       8.625          1,337.88        103
                                       8.375          1,337.88
    WARWICK          RI   02888          5            11/29/01         23
    0433418803                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6576544          J95/G01             F          313,650.00         ZZ
                                         360        313,030.28          1
                                       8.125          2,328.85         93
                                       7.875          2,328.85
    WAXHAW           NC   28173          1            10/31/01         23
    0433368123                           05           12/01/01          0
1


    0027871516                           O            11/01/31
    0


    6577386          G27/G01             F          139,100.00         ZZ
                                         360        138,907.92          1
                                       7.875          1,008.57        104
                                       7.625          1,008.57
    BAKERSFIELD      CA   93312          5            11/20/01         23
    0433409521                           05           01/01/02          0
    6404944                              O            12/01/31
    0


    6577612          B57/G01             F          136,681.00         ZZ
                                         360        136,391.00          1
                                       8.250          1,026.84        103
                                       8.000          1,026.84
    CHANDLER         AZ   85225          1            11/21/01         23
    0433437050                           05           01/01/02          0
    21A0857                              O            12/01/31
    0


    6577740          K15/G01             F           96,200.00         ZZ
                                         360         96,075.94          1
                                       8.625            748.23        107
                                       8.375            748.23
    ELYRIA           OH   44035          5            11/26/01         23
    0433410933                           05           01/01/02          0
    028705303862                         O            12/01/31
    0


    6578140          642/G01             F          188,800.00         ZZ
                                         360        188,545.79          1
                                       8.000          1,385.35        105
                                       7.750          1,385.35
    SALEM TOWNSHIP   PA   15626          1            11/01/01         23
    0433399185                           05           01/01/02          0
    09138501                             O            12/01/31
    0


    6579192          L57/G01             F           93,730.00         ZZ
                                         360         93,642.18          1
                                       9.750            805.29        103
                                       9.500            805.29
    JACKSON          MS   39212          1            11/26/01         23
    0433497419                           05           01/01/02          0
    2001429                              O            12/01/31
    0


1


    6579712          K15/G01             F          190,500.00         ZZ
                                         360        190,380.99          1
                                      11.625          1,904.69        103
                                      11.375          1,904.69
    MESA             AZ   85212          2            11/05/01         23
    0433414240                           03           01/01/02          0
    021605304086                         O            12/01/31
    0


    6580642          K15/G01             F          123,500.00         ZZ
                                         360        123,413.90          1
                                      11.125          1,187.80        103
                                      10.875          1,187.80
    GOODLETTSVILLE   TN   37072          1            11/09/01         23
    0433382876                           05           01/01/02          0
    002905302323                         O            12/01/31
    0


    6583328          N67/G01             F           58,000.00         ZZ
                                         240         57,802.40          1
                                       8.000            485.14        100
                                       7.750            485.14
    ST LOUIS         MO   63130          2            12/04/01         23
    0433500832                           05           01/01/02          0
    1160006440                           O            12/01/21
    0


    6583398          J95/G01             F          120,100.00         ZZ
                                         360        119,938.30          1
                                       8.000            881.25         98
                                       7.750            881.25
    GREENSBORO       NC   27410          2            11/26/01         23
    0433461548                           09           01/01/02          0
    0027644780                           O            12/01/31
    0


    6586848          E22/G01             F           97,850.00         ZZ
                                         360         97,723.08          1
                                      11.500            969.01        103
                                      11.250            969.01
    NORTH RICHLAND   TX   76053          1            09/21/01         23
    0412997694                           05           11/01/01          0
    0412997694                           O            10/01/31
    0


    6586902          E22/G01             F           74,812.00         ZZ
                                         360         74,740.05          1
                                       9.625            635.89         95
                                       9.375            635.89
1


    BIRMINGHAM       AL   35235          1            11/16/01         23
    0413185547                           07           01/01/02          0
    0413185547                           O            12/01/31
    0


    6586954          E22/G01             F          173,300.00         ZZ
                                         360        173,083.81          1
                                       8.375          1,317.21        107
                                       7.875          1,317.21
    PLACERVILLE      CA   95667          1            11/08/01         23
    0413209362                           05           01/01/02          0
    0413209362                           O            12/01/31
    0


    6586982          E22/G01             F          122,050.00         ZZ
                                         360        121,897.75          1
                                       8.375            927.67        105
                                       8.125            927.67
    YPSILANTI        MI   48198          1            11/16/01         23
    0413227083                           05           01/01/02          0
    0413227083                           O            12/01/31
    0


    6586990          E22/G01             F           89,550.00         ZZ
                                         360         89,432.44          1
                                       8.125            664.91         99
                                       7.875            664.91
    BRICKTOWN        NJ   08724          2            11/12/01         23
    0413229386                           01           01/01/02          0
    0413229386                           O            12/01/31
    0


    6586992          E22/G01             F           96,900.00         ZZ
                                         360         96,782.18          1
                                       8.500            745.08         95
                                       8.250            745.08
    MARIETTA         GA   30067          1            11/16/01         23
    0413229444                           05           01/01/02          0
    0413229444                           N            12/01/31
    0


    6587002          E22/G01             F          198,000.00         ZZ
                                         360        197,765.37          1
                                       8.625          1,540.02         99
                                       8.375          1,540.02
    TRUSSVILLE       AL   35173          1            11/16/01         23
    0413233461                           03           01/01/02          0
    0413233461                           O            12/01/31
    0
1




    6587004          E22/G01             F          152,450.00         ZZ
                                         360        152,310.91          1
                                       9.875          1,323.80         99
                                       9.375          1,323.80
    LOVELAND         CO   80537          1            11/16/01         23
    0413233875                           05           01/01/02          0
    0413233875                           O            12/01/31
    0


    6587012          E22/G01             F          103,250.00         ZZ
                                         360        103,145.31          1
                                       9.375            858.78        103
                                       8.875            858.78
    SAN ANTONIO      TX   78216          1            11/16/01         23
    0413239542                           05           01/01/02          0
    0413239542                           O            12/01/31
    0


    6587026          E22/G01             F          204,970.00         ZZ
                                         360        204,735.37          1
                                       8.875          1,630.83        103
                                       8.625          1,630.83
    GILBERT          AZ   85233          1            11/13/01         23
    0413248436                           03           01/01/02          0
    0413248436                           O            12/01/31
    0


    6587036          E22/G01             F          285,000.00         ZZ
                                         360        284,644.47          1
                                       8.375          2,166.21        100
                                       8.125          2,166.21
    SAN JOSE         CA   95110          1            11/09/01         23
    0413254442                           01           01/01/02          0
    0413254442                           O            12/01/31
    0


    6587052          E22/G01             F          170,000.00         ZZ
                                         360        169,776.83          1
                                       8.125          1,262.25        100
                                       7.875          1,262.25
    POULSBO          WA   98370          1            11/14/01         23
    0413261447                           03           01/01/02          0
    0413261447                           O            12/01/31
    0


    6587068          E22/G01             F           80,600.00         ZZ
                                         360         80,488.69          1
1


                                       7.875            584.41        105
                                       7.375            584.41
    VERO BEACH       FL   32966          1            11/15/01         23
    0413265968                           05           01/01/02          0
    0413265968                           O            12/01/31
    0


    6587076          E22/G01             F          440,000.00         ZZ
                                         360        439,422.41          1
                                       8.125          3,266.99        100
                                       7.875          3,266.99
    ORCHARD LAKE     MI   48324          1            11/16/01         23
    0413276601                           05           01/01/02          0
    0413276601                           O            12/01/31
    0


    6587078          E22/G01             F          128,500.00         ZZ
                                         360        128,326.98          1
                                       8.000            942.89        105
                                       7.750            942.89
    LONDONDERRY      NH   03053          1            11/16/01         23
    0413278953                           01           01/01/02          0
    0413278953                           O            12/01/31
    0


    6587080          E22/G01             F          165,850.00         ZZ
                                         360        165,039.07          1
                                       7.875          1,202.53        107
                                       7.375          1,202.53
    ARCADIA          FL   34266          1            11/16/01         23
    0413279076                           05           01/01/02          0
    0413279076                           O            12/01/31
    0


    6587086          E22/G01             F          155,800.00         ZZ
                                         360        155,600.63          1
                                       8.250          1,170.47        103
                                       8.000          1,170.47
    LEES SUMMIT      MO   65301          1            11/16/01         23
    0413284167                           05           01/01/02          0
    0413284167                           O            12/01/31
    0


    6587088          E22/G01             F          206,000.00         ZZ
                                         360        205,736.38          1
                                       8.250          1,547.61        104
                                       7.750          1,547.61
    CLACKAMAS        OR   97015          1            11/14/01         23
    0413286469                           05           01/01/02          0
1


    0413286469                           O            12/01/31
    0


    6587092          E22/G01             F          235,250.00         ZZ
                                         360        234,948.95          1
                                       8.250          1,767.35        107
                                       8.000          1,767.35
    ARLINGTON HEIGH  IL   60004          1            11/16/01         23
    0413291469                           01           01/01/02          0
    0413291469                           O            12/01/31
    0


    6587100          E22/G01             F           88,580.00         ZZ
                                         360         88,469.51          1
                                       8.375            673.27        103
                                       8.125            673.27
    MARRERO          LA   70072          1            11/20/01         23
    0413304908                           05           01/01/02          0
    0413304908                           O            12/01/31
    0


    6587104          E22/G01             F          168,970.00         ZZ
                                         360        168,823.83          1
                                      10.125          1,498.46        103
                                       9.625          1,498.46
    EATON            CO   80615          1            11/16/01         23
    0413306176                           03           01/01/02          0
    0413306176                           O            12/01/31
    0


    6587672          K15/G01             F          107,500.00         ZZ
                                         360        107,399.29          1
                                       9.750            923.59        103
                                       9.500            923.59
    KANNAPOLIS       NC   28081          5            11/26/01         23
    0433495975                           05           01/01/02          0
    017405303334                         O            12/01/31
    0


    6588266          642/G01             F           85,500.00         ZZ
                                         360         85,452.06          1
                                       8.875            680.28         95
                                       8.625            680.28
    WILLIAMSBURG     VA   23185          1            12/04/01         23
    0433486537                           09           02/01/02          0
    11177201                             N            01/01/32
    0


1


    6588382          588/G01             F          135,400.00         ZZ
                                         360        135,251.53          1
                                       9.000          1,089.46        100
                                       8.750          1,089.46
    BOWIE            MD   20716          1            11/29/01         23
    0433432002                           09           01/01/02          0
    1055024                              O            12/01/31
    0


    6589548          N46/G01             F          119,450.00         ZZ
                                         360        119,325.66          1
                                       9.250            982.69        103
                                       9.000            982.69
    MONROE           NC   28110          5            11/21/01         23
    0433470432                           05           01/01/02          0
    202063                               O            12/01/31
    0


    6590082          J95/G01             F          190,200.00         ZZ
                                         360        189,980.34          1
                                       8.750          1,496.31        103
                                       8.500          1,496.31
    PUYALLUP         WA   98371          2            11/16/01         23
    0433491818                           05           01/01/02          0
    0027707520                           O            12/01/31
    0


    6591060          U05/G01             F           99,500.00         ZZ
                                         360         99,369.40          1
                                       8.125            738.78        100
                                       7.875            738.78
    GRAND PRAIRIE    TX   75052          1            11/27/01         23
    0433487675                           05           01/01/02          0
    3187855                              O            12/01/31
    0


    6591168          J40/G01             F          329,776.14         ZZ
                                         358        329,315.73          1
                                       9.875          2,866.22        100
                                       9.625          2,866.22
    ATLANTA          GA   30316          1            11/01/01         23
    0433482981                           05           12/01/01          0
    1062651                              O            09/01/31
    0


    6591292          313/G01             F           96,150.00         ZZ
                                         360         95,523.93          1
                                       8.250            722.35        107
                                       8.000            722.35
1


    GREEN ISLE       MN   55338          1            11/29/01         23
    0433568425                           05           01/01/02          0
    0008504961                           O            12/01/31
    0


    6591516          J40/G01             F          141,139.00         ZZ
                                         360        140,988.21          1
                                       9.125          1,148.35         99
                                       8.875          1,148.35
    NAPLES           FL   34116          1            11/21/01         23
    0433489580                           05           01/01/02          0
    1072049                              O            12/01/31
    0


    6591550          W50/G01             F          175,000.00         ZZ
                                         360        174,882.34          1
                                       7.990          1,282.87        103
                                       7.740          1,282.87
    BLOOMINGTON      MN   55420          5            12/07/01         23
    0433596954                           05           02/01/02          0
    0010471                              O            01/01/32
    0


    6591978          W50/G01             F          173,250.00         ZZ
                                         360        173,039.35          1
                                       8.500          1,332.14         99
                                       8.250          1,332.14
    COON RAPIDS      MN   55433          5            11/21/01         00
    0433476322                           05           01/01/02          0
    0010429                              O            12/01/31
    0


    6592628          Q99/G01             F          168,150.00         ZZ
                                         360        167,983.92          1
                                       9.500          1,413.90        102
                                       9.250          1,413.90
    LINCOLN          RI   02865          5            11/20/01         23
    0433390226                           05           01/01/02          0
    038283286                            O            12/01/31
    0


    6592774          588/G01             F          150,800.00         ZZ
                                         360        150,616.45          1
                                       8.500          1,159.52        104
                                       8.250          1,159.52
    SILVER SPRING    MD   20906          1            11/27/01         23
    0433416021                           01           01/01/02          0
    00010544004                          O            12/01/31
    0
1




    6594040          J95/G01             F          180,000.00         ZZ
                                         360        179,755.33          1
                                       8.000          1,320.78         98
                                       7.750          1,320.78
    MONROE           WA   98272          5            11/23/01         23
    0433492204                           05           01/01/02          0
    0027781913                           O            12/01/31
    0


    6594532          U66/G01             F          119,000.00         ZZ
                                         360        118,858.75          1
                                       8.750            936.17        100
                                       8.500            936.17
    HOUSTON          TX   77074          1            11/28/01         23
    0433438470                           05           01/01/02          0
    306                                  O            12/01/31
    0


    6594718          J95/G01             F           76,700.00         ZZ
                                         360         76,655.87          1
                                       8.750            603.40        103
                                       8.500            603.40
    SCOTTSDALE       AZ   85251          1            12/10/01         23
    0433545894                           01           02/01/02          0
    0028091684                           O            01/01/32
    0


    6597302          737/G01             F          178,200.00         ZZ
                                         360        178,037.41          1
                                       9.875          1,547.40         99
                                       9.625          1,547.40
    HANFORD          CA   93230          5            11/21/01         23
    0433465325                           05           01/01/02          0
    0001795178                           O            12/01/31
    0


    6597384          642/G01             F          275,000.00         ZZ
                                         360        274,682.40          1
                                       8.750          2,163.43        100
                                       8.500          2,163.43
    STUDIO CITY      CA   91604          1            11/28/01         23
    0433470408                           01           01/01/02          0
    10126301                             O            12/01/31
    0


    6597512          588/G01             F           96,000.00         ZZ
                                         360         95,946.18          1
1


                                       8.875            763.82        100
                                       8.625            763.82
    SPRINGFIELD      VA   22152          1            12/07/01         23
    0433491982                           01           02/01/02          0
    1054739                              O            01/01/32
    0


    6597984          950/G01             F          174,250.00         ZZ
                                         360        174,133.09          1
                                       8.000          1,278.58        100
                                       7.750          1,278.58
    BEAVERTON        OR   97007          1            11/24/01         23
    0433606068                           03           02/01/02          0
    YA110043                             O            01/01/32
    0


    6598154          940/G01             F          116,905.00         ZZ
                                         360        116,769.99          1
                                       8.750            919.69        103
                                       8.500            919.69
    QUARTZ HILL ARE  CA   93536          1            11/27/01         23
    0433418514                           05           01/01/02          0
    40011160                             O            12/01/31
    0


    6598698          964/G01             F          165,850.00         ZZ
                                         360        165,729.96          1
                                       7.625          1,173.88        107
                                       7.375          1,173.88
    GRESHAM          OR   97030          5            12/04/01         23
    0433501012                           05           02/01/02          0
    167791                               O            01/01/32
    0


    6599038          K15/G01             F          164,800.00         ZZ
                                         360        164,702.70          1
                                       8.625          1,281.80        102
                                       8.375          1,281.80
    EAST AURORA      NY   14052          5            12/04/01         23
    0433428067                           05           02/01/02          0
    023605304221                         O            01/01/32
    0


    6599194          642/G01             F          216,900.00         ZZ
                                         360        216,622.43          1
                                       8.250          1,629.50        105
                                       8.000          1,629.50
    PASADENA         CA   91104          1            11/13/01         23
    0433390242                           05           01/01/02          0
1


    09145201                             O            12/01/31
    0


    6600412          U05/G01             F          167,000.00         ZZ
                                         360        166,896.20          1
                                       8.375          1,269.32        100
                                       8.125          1,269.32
    WILSONVILLE      OR   97070          1            12/01/01         23
    0433491180                           05           02/01/02          0
    3189950                              O            01/01/32
    0


    6600562          K15/G01             F          163,000.00         ZZ
                                         360        162,847.30          1
                                       9.750          1,400.42        102
                                       9.500          1,400.42
    FRESNO           CA   93704          5            11/21/01         23
    0433460631                           05           01/01/02          0
    038305302865                         O            12/01/31
    0


    6601288          L96/G01             F          291,490.00         ZZ
                                         360        291,135.57          1
                                       8.500          2,241.31        103
                                       8.250          2,241.31
    STEVENSON RANCH  CA   91381          1            11/27/01         23
    0433500386                           03           01/01/02          0
    0516520                              O            12/01/31
    0


    6602606          737/G01             F           85,700.00         ZZ
                                         360         85,615.97          1
                                       8.625            666.57        105
                                       8.375            666.57
    RICHLAND CENTER  WI   53581          1            12/06/01         23
    0433485547                           05           02/01/02          0
    0001799808                           O            01/01/32
    0


    6604384          E22/G01             F          167,500.00         ZZ
                                         360        167,222.73          2
                                       8.250          1,258.37        106
                                       8.000          1,258.37
    CHICAGO          IL   60639          1            11/19/01         23
    0413144338                           05           01/01/02          0
    0413144338                           O            12/01/31
    0


1


    6604402          E22/G01             F          100,000.00         ZZ
                                         360         29,878.41          1
                                       8.500            768.91        100
                                       8.250            768.91
    GAINESVILLE      TX   76240          1            11/13/01         23
    0413162751                           05           01/01/02          0
    0413162751                           O            12/01/31
    0


    6604466          E22/G01             F          350,750.00         ZZ
                                         360        350,301.14          1
                                       8.250          2,635.07        101
                                       8.000          2,635.07
    HAMILTON         NJ   08620          2            11/13/01         23
    0413210469                           05           01/01/02          0
    0413210469                           O            12/01/31
    0


    6604488          E22/G01             F          147,753.00         ZZ
                                         360        147,570.78          1
                                       8.750          1,162.37        103
                                       8.500          1,162.37
    PAYSON           UT   84651          1            11/06/01         23
    0413223892                           05           01/01/02          0
    0413223892                           O            12/01/31
    0


    6604500          E22/G01             F           38,625.00         ZZ
                                         360         38,532.87          1
                                      10.500            353.32        103
                                      10.000            353.32
    SALEM            IL   62881          1            11/19/01         23
    0413229170                           05           01/01/02          0
    0413229170                           O            12/01/31
    0


    6604504          E22/G01             F           93,500.00         ZZ
                                         360         93,386.32          1
                                       8.500            718.93        100
                                       8.250            718.93
    CARROLLTON TOWN  MI   48604          1            11/19/01         23
    0413231879                           05           01/01/02          0
    0413231879                           O            12/01/31
    0


    6604552          E22/G01             F          172,000.00         ZZ
                                         360        171,774.20          1
                                       8.125          1,277.10        106
                                       7.625          1,277.10
1


    BRIDGEPORT       CT   06604          1            11/19/01         23
    0413262973                           05           01/01/02          0
    0413262973                           O            12/01/31
    0


    6604560          E22/G01             F           69,450.00         ZZ
                                         360         69,371.83          1
                                       8.875            552.58         95
                                       8.625            552.58
    SWARTZ CREEK     MI   48473          1            11/19/01         23
    0413266594                           05           01/01/02          0
    0413266594                           O            12/01/31
    0


    6604564          E22/G01             F          149,300.00         ZZ
                                         360        149,098.98          1
                                       8.000          1,095.51        101
                                       7.750          1,095.51
    DALLAS           GA   30157          2            11/14/01         23
    0413270778                           05           01/01/02          0
    0413270778                           O            12/01/31
    0


    6604594          E22/G01             F          240,400.00         ZZ
                                         360        239,061.47          1
                                       7.875          1,743.07         93
                                       7.625          1,743.07
    AUSTIN           TX   78739          1            11/19/01         23
    0413300849                           03           01/01/02          0
    0413300849                           O            12/01/31
    0


    6604596          E22/G01             F          173,340.00         ZZ
                                         360        173,088.28          1
                                       7.625          1,226.89        107
                                       7.125          1,226.89
    ST. PETERSBURG   FL   33703          1            11/19/01         23
    0413305814                           05           01/01/02          0
    0413305814                           O            12/01/31
    0


    6604600          E22/G01             F          209,000.00         ZZ
                                         360        208,776.72          1
                                       9.125          1,700.49         95
                                       8.625          1,700.49
    BEAVERTON        OR   97225          1            11/15/01         23
    0413313651                           07           01/01/02          0
    0413313651                           O            12/01/31
    0
1




    6608700          K15/G01             F          103,000.00         ZZ
                                         360        102,919.97          1
                                      10.625            951.82        103
                                      10.375            951.82
    LOUISVILLE       KY   40216          5            11/23/01         23
    0433459534                           05           01/01/02          0
    019005302151                         O            12/01/31
    0


    6610116          U35/G01             F          124,600.00         ZZ
                                         360        124,486.32          1
                                       9.875          1,081.96        103
                                       9.625          1,081.96
    WALCOTT          IA   52773          5            11/26/01         23
    0433411121                           05           01/01/02          0
    6610116                              O            12/01/31
    0


    6620276          B57/G01             F          233,500.00         ZZ
                                         360        233,351.10          1
                                       8.250          1,754.21        104
                                       8.000          1,754.21
    RESEDA           CA   91335          1            12/21/01         23
    0433571114                           05           02/01/02          0
    2119251                              O            01/01/32
    0


    6621010          J95/G01             F          170,130.00         ZZ
                                         360        169,587.04          1
                                       8.250          1,278.14        107
                                       8.000          1,278.14
    OCOEE            FL   34761          1            11/30/01         23
    0433542883                           03           01/01/02          0
    0028088888                           O            12/01/31
    0


    6621458          F64/G01             F          252,300.00         ZZ
                                         360        252,098.60          1
                                      10.500          2,307.89        103
                                      10.250          2,307.89
    MILTON           FL   32583          5            11/26/01         23
    0433444205                           05           01/01/02          0
    00001481                             O            12/01/31
    0


    6621476          U35/G01             F          132,600.00         ZZ
                                         360        132,437.21          1
1


                                       9.125          1,078.88        103
                                       8.875          1,078.88
    HOWARDS GROVE    WI   53083          1            11/26/01         23
    0433425741                           05           01/01/02          0
    6621476                              O            12/01/31
    0


    6622580          P57/G01             F           73,248.00         ZZ
                                         180         73,171.75          1
                                       9.250            602.60         99
                                       9.000            602.60
    WESTLAND         MI   48186          1            11/29/01         23
    0433454741                           01           01/01/02          0
    9912919                              O            12/01/16
    0


    6623046          Q99/G01             F          176,715.00         ZZ
                                         360        176,470.96          1
                                       7.875          1,281.31         99
                                       7.625          1,281.31
    WARWICK          RI   02886          1            11/29/01         23
    0433414844                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6623468          964/G01             F          276,800.00         ZZ
                                         360        276,463.45          1
                                       8.500          2,128.35        103
                                       8.250          2,128.35
    DENVER           CO   80206          1            12/06/01         23
    0433502523                           05           01/01/02          0
    172166                               O            12/01/31
    0


    6623672          J40/G01             F           42,800.00         ZZ
                                         360         42,751.82          1
                                       8.875            340.54        107
                                       8.625            340.54
    PORT RICHEY      FL   34668          1            11/30/01         23
    0433548815                           05           01/01/02          0
    1070342                              O            12/01/31
    0


    6624414          313/G01             F          107,120.00         ZZ
                                         360        106,996.27          1
                                       8.750            842.72        103
                                       8.500            842.72
    AUBREY           TX   76227          1            11/27/01         23
    0433469723                           05           01/01/02          0
1


    0008506180                           O            12/01/31
    0


    6624520          700/G01             F          279,000.00         ZZ
                                         360        278,677.80          1
                                       8.750          2,194.89        100
                                       8.500          2,194.89
    SIMI VALLEY      CA   93063          1            11/29/01         23
    0433497617                           05           01/01/02          0
    00262781                             O            12/01/31
    0


    6625602          E87/G01             F          350,200.00         ZZ
                                         360        349,785.00          1
                                       8.625          2,723.82        107
                                       8.375          2,723.82
    LOS ANGELES      CA   91316          1            11/26/01         00
    0433448792                           05           01/01/02          0
    01100409                             O            12/01/31
    0


    6626572          737/G01             F          211,500.00         ZZ
                                         360        211,229.34          1
                                       8.250          1,588.93        100
                                       8.000          1,588.93
    LA PUENTE(VALIN  CA   91744          1            11/27/01         23
    0433462496                           05           01/01/02          0
    0001799386                           O            12/01/31
    0


    6627264          K15/G01             F          125,500.00         ZZ
                                         360        125,362.39          1
                                       9.000          1,009.80        103
                                       8.750          1,009.80
    NASHVILLE        TN   37214          5            11/26/01         23
    0433455961                           05           01/01/02          0
    003805302019                         O            12/01/31
    0


    6627330          J95/G01             F          160,350.00         ZZ
                                         360        160,117.14          1
                                       7.625          1,134.95        107
                                       7.375          1,134.95
    VANCOUVER        WA   98661          5            11/28/01         23
    0433576709                           05           01/01/02          0
    27970649                             O            12/01/31
    0


1


    6627836          K15/G01             F           78,200.00         ZZ
                                         360         78,126.74          1
                                       9.750            671.86        103
                                       9.500            671.86
    EVANSVILLE       IN   47714          5            11/26/01         23
    0433411154                           05           01/01/02          0
    034005302304                         O            12/01/31
    0


    6628014          J95/G01             F           76,150.00         ZZ
                                         360         76,062.04          1
                                       8.750            599.08         95
                                       8.500            599.08
    FREDERICK        MD   21703          1            11/13/01         23
    0433385085                           09           01/01/02          0
    18850248                             N            12/01/31
    0


    6628250          W28/G01             F           73,645.00         ZZ
                                         360         73,541.88          1
                                       9.875            639.50        103
                                       9.625            639.50
    DOLTON           IL   60419          1            11/06/01         23
    0433397163                           05           12/01/01          0
    315298                               O            11/01/31
    0


    6628362          147/G01             F          362,560.00         ZZ
                                         360        362,172.65          1
                                       9.125          2,949.91        103
                                       8.875          2,949.91
    MATTHEWS         NC   28104          5            11/26/01         23
    0433600640                           03           01/01/02          0
    10441804                             O            12/01/31
    0


    6629708          E87/G01             F          330,000.00         ZZ
                                         360        329,544.30          1
                                       7.875          2,392.73        107
                                       7.625          2,392.73
    HUNTINGTON BEAC  CA   92647          1            11/27/01         23
    0433437498                           05           01/01/02          0
    70003894                             O            12/01/31
    0


    6632224          477/G01             F          180,000.00         ZZ
                                         360        179,802.62          1
                                       9.000          1,448.32         99
                                       8.750          1,448.32
1


    ORANGEVALE       CA   95662          5            11/26/01         23
    0433430451                           05           01/01/02          0
    107182                               O            12/01/31
    0


    6632552          700/G01             F          216,942.00         ZZ
                                         360        216,626.98          1
                                       7.625          1,535.50        104
                                       7.375          1,535.50
    VACAVILLE        CA   95687          1            11/27/01         23
    0433522083                           05           01/01/02          0
    00263627                             O            12/01/31
    0


    6633740          455/G01             F           92,340.00         ZZ
                                         360         92,289.56          1
                                       9.000            742.99         95
                                       8.750            742.99
    GERMANTOWN       MD   20874          1            12/06/01         00
    0433546280                           01           02/01/02          0
    46000704                             N            01/01/32
    0


    6634852          K15/G01             F           87,900.00         ZZ
                                         360         87,857.89          1
                                       9.625            747.14        103
                                       9.375            747.14
    MUSKOGEE         OK   74401          2            11/29/01         23
    0433427218                           05           02/01/02          0
    107                                  O            01/01/32
    0


    6635374          K15/G01             F          113,200.00         ZZ
                                         360        113,098.84          1
                                      10.000            993.41        103
                                       9.750            993.41
    SHEFFIELD LAKE   OH   44054          5            11/26/01         23
    0433410974                           05           01/01/02          0
    028705303873                         O            12/01/31
    0


    6636726          J95/G01             F          313,300.00         ZZ
                                         360        313,084.38          1
                                       7.875          2,271.65        103
                                       7.625          2,271.65
    KIRKLAND         WA   98033          1            12/05/01         23
    0433522745                           05           02/01/02          0
    0028129583                           O            01/01/32
    0
1




    6638254          U96/G01             F          121,850.00         ZZ
                                         360        121,677.44          1
                                       7.750            872.95        107
                                       7.500            872.95
    WAIANAE          HI   96792          1            11/26/01         23
    0433438645                           05           01/01/02          0
    11000065                             O            12/01/31
    0


    6639914          E22/G01             F           26,265.00         ZZ
                                         360         26,236.21          1
                                       9.000            211.33        103
                                       8.750            211.33
    HENDERSONVILLE   NC   28739          1            11/20/01         23
    0413051434                           05           01/01/02          0
    0413051434                           O            12/01/31
    0


    6639916          E22/G01             F           79,500.00         ZZ
                                         360         79,400.82          2
                                       8.375            604.26        106
                                       8.125            604.26
    SUMMERVILLE      SC   29485          1            11/20/01         23
    0413055591                           05           01/01/02          0
    0413055591                           O            12/01/31
    0


    6639922          E22/G01             F          128,000.00         ZZ
                                         360        127,908.30          1
                                      11.000          1,218.97         96
                                      10.750          1,218.97
    VISALIA          CA   93291          9            11/12/01         23
    0413087586                           05           01/01/02          0
    0413087586                           O            12/01/31
    0


    6639934          E22/G01             F           89,610.00         ZZ
                                         360         89,514.26          1
                                       9.125            729.10        103
                                       8.625            729.10
    SLIDELL          LA   70458          1            11/20/01         23
    0413126442                           05           01/01/02          0
    0413126442                           O            12/01/31
    0


    6639956          E22/G01             F          123,000.00         ZZ
                                         360        122,816.87          1
1


                                       7.500            860.03        104
                                       7.000            860.03
    EUGENE           OR   97402          2            11/08/01         23
    0413156514                           05           01/01/02          0
    0413156514                           O            12/01/31
    0


    6639958          E22/G01             F          206,000.00         ZZ
                                         360        205,755.88          1
                                       8.625          1,602.25        103
                                       8.375          1,602.25
    MODESTO          CA   95354          9            11/07/01         23
    0413157132                           03           01/01/02          0
    0413157132                           O            12/01/31
    0


    6639960          E22/G01             F           97,850.00         ZZ
                                         360         97,667.64          1
                                       9.125            796.14        103
                                       8.875            796.14
    NICE             CA   95464          1            11/09/01         23
    0413159609                           05           01/01/02          0
    0413159609                           O            12/01/31
    0


    6639966          E22/G01             F           26,600.00         ZZ
                                         360         26,569.29          1
                                       8.750            209.26         95
                                       8.500            209.26
    HALTOM CITY      TX   76117          1            11/16/01         23
    0413171356                           05           01/01/02          0
    0413171356                           N            12/01/31
    0


    6639970          E22/G01             F          227,000.00         ZZ
                                         360        226,694.35          1
                                       8.000          1,665.65        100
                                       7.500          1,665.65
    LAS VEGAS        NV   89123          1            11/13/01         23
    0413174152                           03           01/01/02          0
    0413174152                           O            12/01/31
    0


    6639986          E22/G01             F          118,450.00         ZZ
                                         360        118,355.45          1
                                      10.500          1,083.51        103
                                      10.250          1,083.51
    FRANKLIN         NH   03235          1            11/20/01         23
    0413191388                           05           01/01/02          0
1


    0413191388                           O            12/01/31
    0


    6639994          E22/G01             F          197,000.00         ZZ
                                         360        196,713.53          1
                                       8.375          1,497.34        100
                                       8.125          1,497.34
    SAN DIEGO        CA   92037          1            11/15/01         23
    0413199704                           01           01/01/02          0
    0413199704                           O            12/01/31
    0


    6639996          E22/G01             F           93,350.00         ZZ
                                         360         93,227.46          1
                                       8.125            693.12        102
                                       7.875            693.12
    DAYTON           TX   77535          1            11/16/01         23
    0413200502                           05           01/01/02          0
    0413200502                           O            12/01/31
    0


    6639998          E22/G01             F          130,500.00         ZZ
                                         360        130,341.34          1
                                       8.500          1,003.43         99
                                       8.000          1,003.43
    MURFREESBORO     TN   37127          5            11/15/01         23
    0413201195                           05           01/01/02          0
    0413201195                           O            12/01/31
    0


    6640020          E22/G01             F          231,750.00         ZZ
                                         360        231,489.18          1
                                       8.875          1,843.91        103
                                       8.375          1,843.91
    YORBA LINDA      CA   92886          9            11/09/01         23
    0413219783                           09           01/01/02          0
    0413219783                           O            12/01/31
    0


    6640022          E22/G01             F          309,225.00         ZZ
                                         360        308,826.54          1
                                       8.500          2,377.67        107
                                       8.250          2,377.67
    ARVADA           CO   80004          1            11/19/01         23
    0413223439                           03           01/01/02          0
    0413223439                           O            12/01/31
    0


1


    6640026          E22/G01             F           63,150.00         ZZ
                                         360         63,087.63          1
                                       9.500            531.00         95
                                       9.000            531.00
    PHILADELPHIA     PA   19151          1            11/20/01         23
    0413224262                           07           01/01/02          0
    0413224262                           O            12/01/31
    0


    6640038          E22/G01             F          240,000.00         T
                                         360        239,722.83          1
                                       8.750          1,888.08        100
                                       8.500          1,888.08
    MENDON           VT   05701          1            11/20/01         23
    0413231408                           05           01/01/02          0
    0413231408                           O            12/01/31
    0


    6640100          E22/G01             F          234,500.00         ZZ
                                         360        234,255.93          1
                                       9.250          1,929.17        100
                                       9.000          1,929.17
    MATTESON         IL   60443          1            11/20/01         23
    0413261181                           05           01/01/02          0
    0413261181                           O            12/01/31
    0


    6640114          E22/G01             F           72,100.00         ZZ
                                         360         72,010.07          1
                                       8.375            548.01        103
                                       8.125            548.01
    BIRCH RUN        MI   48734          1            11/20/01         23
    0413270364                           05           01/01/02          0
    0413270364                           O            12/01/31
    0


    6640132          E22/G01             F          276,862.00         ZZ
                                         360        276,401.12          1
                                       8.000          2,031.52        107
                                       7.750          2,031.52
    OKLAHOMA CITY    OK   73151          1            11/19/01         23
    0413283375                           03           01/01/02          0
    0413283375                           O            12/01/31
    0


    6640144          E22/G01             F          118,300.00         ZZ
                                         360        118,183.16          1
                                       9.500            994.73        103
                                       9.250            994.73
1


    JACKSON          MI   49203          1            11/20/01         23
    0413289406                           05           01/01/02          0
    0413289406                           O            12/01/31
    0


    6640148          E22/G01             F          116,000.00         ZZ
                                         360        115,855.30          1
                                       8.375            881.68        100
                                       8.125            881.68
    LAFAYETTE        LA   70507          1            11/20/01         23
    0413291238                           05           01/01/02          0
    0413291238                           O            12/01/31
    0


    6640154          E22/G01             F          133,900.00         ZZ
                                         360        133,798.73          1
                                      10.750          1,249.93        103
                                      10.250          1,249.93
    CALERA           AL   35040          5            11/15/01         23
    0413294182                           05           01/01/02          0
    0413294182                           O            12/01/31
    0


    6640166          E22/G01             F           80,000.00         ZZ
                                         360         79,907.61          1
                                       8.750            629.36        100
                                       8.500            629.36
    FORT WORTH       TX   76116          1            11/20/01         23
    0413311499                           05           01/01/02          0
    0413311499                           O            12/01/31
    0


    6640168          E22/G01             F           50,800.00         ZZ
                                         360         50,741.34          1
                                       8.750            399.64         95
                                       8.500            399.64
    SAN ANTONIO      TX   78233          1            11/19/01         23
    0413315532                           05           01/01/02          0
    0413315532                           N            12/01/31
    0


    6640170          E22/G01             F          110,200.00         ZZ
                                         360        110,104.66          1
                                      10.125            977.28        103
                                       9.625            977.28
    YPSILANTI        MI   48197          1            11/20/01         23
    0413315870                           05           01/01/02          0
    0413315870                           O            12/01/31
    0
1




    6640172          E22/G01             F           88,900.00         ZZ
                                         360         88,797.33          1
                                       8.750            699.38        100
                                       8.500            699.38
    BLUE SPRINGS     MO   64014          1            11/20/01         23
    0413315896                           05           01/01/02          0
    0413315896                           O            12/01/31
    0


    6640948          K15/G01             F          211,000.00         ZZ
                                         360        210,839.45          1
                                       7.375          1,457.32        103
                                       7.125          1,457.32
    COLORADO SPRING  CO   80917          5            11/28/01         23
    0433434677                           05           02/01/02          0
    021805301703                         O            01/01/32
    0


    6641390          Q64/G01             F          119,800.00         ZZ
                                         360        119,596.99          1
                                       8.875            953.19        107
                                       8.625            953.19
    SARASOTA         FL   34243          1            10/31/01         23
    0433432093                           05           12/01/01          0
    0102522000                           O            11/01/31
    0


    6642418          588/G01             F          153,900.00         ZZ
                                         360        153,692.79          1
                                       8.000          1,129.26        107
                                       7.750          1,129.26
    WESTTOWN TOWNSH  PA   19382          1            11/30/01         23
    0433481439                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6642822          J95/G01             F          329,850.00         ZZ
                                         360        329,405.88          1
                                       8.000          2,420.32        100
                                       7.750          2,420.32
    KIRKLAND         WA   98033          1            11/21/01         23
    0433500915                           05           01/01/02          0
    0027907153                           O            12/01/31
    0


    6644098          950/G01             F          176,200.00         ZZ
                                         360        175,937.64          1
1


                                       7.500          1,232.02        104
                                       7.250          1,232.02
    VANCOUVER        WA   98685          1            11/27/01         23
    0433546389                           05           01/01/02          0
    EA111002                             O            12/01/31
    0


    6647204          E87/G01             F          181,000.00         ZZ
                                         360        180,743.67          1
                                       7.750          1,296.71        103
                                       7.500          1,296.71
    TIMONIUM         MD   21093          1            11/28/01         00
    0433487394                           01           01/01/02          0
    01100459                             O            12/01/31
    0


    6647222          313/G01             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       9.500            798.82         95
                                       9.250            798.82
    BURLINGTON       WI   53105          1            01/14/02         11
    0433614930                           05           03/01/02         30
    0008515363                           O            02/01/32
    0


    6647836          477/G01             F          173,250.00         ZZ
                                         360        173,122.46          1
                                      10.875          1,633.56         99
                                      10.625          1,633.56
    RIALTO           CA   92376          2            11/27/01         23
    0433483369                           05           01/01/02          0
    107216                               O            12/01/31
    0


    6648450          K15/G01             F          108,100.00         ZZ
                                         360        108,028.64          1
                                      11.375          1,060.21        103
                                      11.125          1,060.21
    ALBUQUERQUE      NM   87112          5            11/26/01         23
    0433443272                           05           01/01/02          0
    891                                  O            12/01/31
    0


    6648834          808/G01             F          275,000.00         ZZ
                                         360        274,600.65          1
                                       7.625          1,946.44        100
                                       7.375          1,946.44
    LONG BEACH       CA   90808          1            11/28/01         23
    0433544699                           05           01/01/02          0
1


    9322877                              O            12/01/31
    0


    6651072          P57/G01             F           78,000.00         ZZ
                                         180         77,904.90          1
                                       8.500            599.76         98
                                       8.250            599.76
    BELMONT          MI   49306          1            11/30/01         23
    0433455656                           05           01/01/02          0
    9912994                              O            12/01/16
    0


    6651142          M50/G01             F          157,075.00         ZZ
                                         360        156,933.94          1
                                       9.950          1,372.65        103
                                       9.700          1,372.65
    CROWN POINT      IN   46307          1            11/29/01         23
    0433467206                           05           01/01/02          0
    237875                               O            12/01/31
    0


    6651418          455/G01             F           85,490.00         ZZ
                                         360         85,411.98          1
                                       9.875            742.36        103
                                       9.625            742.36
    VILLA RICA       GA   30180          5            11/27/01         23
    0433489945                           05           01/01/02          0
    10003633                             O            12/01/31
    0


    6651980          Q99/G01             F           95,750.00         ZZ
                                         360         95,655.43          1
                                       9.500            805.12        103
                                       9.250            805.12
    SEMMES           AL   36575          5            11/28/01         23
    0433439494                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6652518          W33/G01             F           79,767.00         ZZ
                                         360         79,613.48          1
                                       8.375            606.29        103
                                       8.125            606.29
    HAZARD           KY   41701          1            11/29/01         23
    0433440815                           05           12/29/01          0
    0128269                              O            11/29/31
    0


1


    6652888          J95/G01             F           95,230.00         ZZ
                                         360         94,578.71          1
                                       8.875            757.69        107
                                       8.625            757.69
    PORT CHARLOTTE   FL   33952          5            12/07/01         23
    0433522729                           05           02/01/02          0
    0028099315                           O            01/01/32
    0


    6653348          477/G01             F          141,500.00         ZZ
                                         360        141,205.95          1
                                       7.875          1,025.97        104
                                       7.625          1,025.97
    FRESNO           CA   93720          1            10/17/01         23
    0433391406                           05           12/01/01          0
    111302                               O            11/01/31
    0


    6653430          B44/G01             F          103,851.00         ZZ
                                         360        103,714.68          1
                                       8.125            771.09         99
                                       7.875            771.09
    NAMPA            ID   83687          1            11/28/01         23
    0433427739                           05           01/01/02          0
    4011667                              O            12/01/31
    0


    6653984          E47/G01             F           95,230.00         ZZ
                                         360         95,130.58          1
                                       9.375            792.08        107
                                       9.125            792.08
    SIOUX CITY       IA   51103          1            11/28/01         23
    0433448644                           05           01/01/02          0
    4331711426                           O            12/01/31
    0


    6657330          808/G01             F          177,160.00         ZZ
                                         360        177,060.68          1
                                       8.875          1,409.57        103
                                       8.625          1,409.57
    LOS ANGELES      CA   90033          1            12/17/01         23
    0433526324                           05           02/01/02          0
    9322856                              O            01/01/32
    0


    6657992          737/G01             F          256,000.00         ZZ
                                         360        255,696.63          1
                                       8.625          1,991.14        100
                                       8.375          1,991.14
1


    LA HABRA         CA   90631          1            11/28/01         23
    0433441383                           05           01/01/02          0
    0001800952                           O            12/01/31
    0


    6659192          624/G01             F          220,000.00         ZZ
                                         360        219,703.79          1
                                       8.000          1,614.28        100
                                       7.750          1,614.28
    VACAVILLE        CA   95687          1            11/26/01         23
    0433432424                           05           01/01/02          0
    91000110553F                         O            12/01/31
    0


    6659420          R56/G01             F          191,000.00         ZZ
                                         360        190,795.94          1
                                       9.125          1,554.04         96
                                       8.875          1,554.04
    REDLANDS         CA   92373          5            11/01/01         23
    0433479391                           05           01/01/02          0
    01119991CA                           O            12/01/31
    0


    6661056          E22/G01             F          229,680.00         ZZ
                                         360        229,447.13          1
                                       9.375          1,910.36         99
                                       8.875          1,910.36
    LITTLETON        CO   80124          9            11/15/01         23
    0413093014                           05           01/01/02          0
    0413093014                           O            12/01/31
    0


    6661066          E22/G01             F          255,750.00         ZZ
                                         360        255,422.72          1
                                       8.250          1,921.36        103
                                       8.000          1,921.36
    MADISON          MS   39110          2            11/12/01         23
    0413117334                           05           01/01/02          0
    0413117334                           O            12/01/31
    0


    6661088          E22/G01             F          137,800.00         ZZ
                                         360        137,609.70          1
                                       7.875            999.15        104
                                       7.625            999.15
    VIRGINIA BEACH   VA   23464          2            11/16/01         23
    0413172727                           05           01/01/02          0
    0413172727                           O            12/01/31
    0
1




    6661102          E22/G01             F           35,020.00         ZZ
                                         360         34,968.73          1
                                      10.125            310.57        103
                                       9.625            310.57
    ROSWELL          NM   88201          5            11/16/01         23
    0413185299                           05           01/01/02          0
    0413185299                           O            12/01/31
    0


    6661104          E22/G01             F           48,400.00         ZZ
                                         360         48,355.84          1
                                       9.875            420.28        103
                                       9.625            420.28
    PORT SULPHUR     LA   70037          1            11/21/01         23
    0413188434                           05           01/01/02          0
    0413188434                           O            12/01/31
    0


    6661156          E22/G01             F          120,780.00         ZZ
                                         360        120,644.08          1
                                       8.875            960.98         99
                                       8.375            960.98
    ROGERS           AR   72756          9            11/16/01         23
    0413224569                           05           01/01/02          0
    0413224569                           O            12/01/31
    0


    6661168          E22/G01             F          106,000.00         ZZ
                                         360        105,868.34          1
                                       9.000            852.90         97
                                       8.500            852.90
    TRAVERSE CITY    MI   49686          2            11/16/01         23
    0413231770                           05           01/01/02          0
    0413231770                           O            12/01/31
    0


    6661188          E22/G01             F           66,500.00         ZZ
                                         360         66,427.09          1
                                       9.000            535.07        100
                                       8.500            535.07
    HOUSTON          TX   77083          1            11/21/01         23
    0413237694                           03           01/01/02          0
    0413237694                           O            12/01/31
    0


    6661200          E22/G01             F          133,000.00         ZZ
                                         360        132,633.38          1
1


                                       8.375          1,010.90         95
                                       7.875          1,010.90
    PALM SPRINGS     CA   92262          1            11/12/01         23
    0413240557                           05           01/01/02          0
    0413240557                           O            12/01/31
    0


    6661214          E22/G01             F          256,300.00         ZZ
                                         360        255,937.05          1
                                       7.750          1,836.16        107
                                       7.250          1,836.16
    AUBURN           CA   95603          1            11/14/01         23
    0413246190                           05           01/01/02          0
    0413246190                           O            12/01/31
    0


    6661220          E22/G01             F           59,755.00         ZZ
                                         360         59,685.99          1
                                       8.750            470.09         95
                                       8.500            470.09
    DEARBORN         MO   64439          1            11/20/01         23
    0413253501                           05           01/01/02          0
    0413253501                           N            12/01/31
    0


    6661224          E22/G01             F          114,330.00         ZZ
                                         360        114,197.98          1
                                       8.750            899.43        103
                                       8.500            899.43
    SEFFNER          FL   33584          1            11/21/01         23
    0413256512                           05           01/01/02          0
    0413256512                           O            12/01/31
    0


    6661262          E22/G01             F          282,950.00         ZZ
                                         360        282,597.03          1
                                       8.375          2,150.63        106
                                       7.875          2,150.63
    CELEBRATION      FL   34747          1            11/21/01         23
    0413280314                           03           01/01/02          0
    0413280314                           O            12/01/31
    0


    6661294          E22/G01             F          195,500.00         ZZ
                                         360        195,283.62          1
                                       9.000          1,573.04        100
                                       8.750          1,573.04
    FARMINGTON HILL  MI   48335          1            11/21/01         23
    0413291451                           05           01/01/02          0
1


    0413291451                           O            12/01/31
    0


    6661302          E22/G01             F          206,000.00         ZZ
                                         360        205,768.17          1
                                       8.875          1,639.03        103
                                       8.625          1,639.03
    AURORA           IL   60504          5            11/16/01         23
    0413296641                           05           01/01/02          0
    0413296641                           O            12/01/31
    0


    6661312          E22/G01             F          142,000.00         ZZ
                                         360        141,818.28          1
                                       8.250          1,066.80        100
                                       7.750          1,066.80
    VANCOUVER        WA   98682          9            11/13/01         23
    0413307927                           05           01/01/02          0
    0413307927                           O            12/01/31
    0


    6661314          E22/G01             F           96,000.00         ZZ
                                         360         95,886.23          1
                                       8.625            746.68        100
                                       8.125            746.68
    NORTH MIAMI      FL   33163          1            11/21/01         23
    0413308636                           05           01/01/02          0
    0413308636                           O            12/01/31
    0


    6661324          E22/G01             F          452,610.00         ZZ
                                         360        450,159.51          1
                                       8.250          3,400.31        107
                                       8.000          3,400.31
    PLEASANTON       CA   94588          1            11/15/01         23
    0413314337                           05           01/01/02          0
    0413314337                           O            12/01/31
    0


    6661332          E22/G01             F          170,000.00         ZZ
                                         360        169,803.67          1
                                       8.750          1,337.39        100
                                       8.500          1,337.39
    NORWICH          CT   06360          5            11/16/01         23
    0413325721                           05           01/01/02          0
    0413325721                           O            12/01/31
    0


1


    6662278          K15/G01             F          111,600.00         ZZ
                                         360        111,550.61          1
                                      10.000            979.37         98
                                       9.750            979.37
    CHARLOTTE        NC   28215          5            11/29/01         23
    0433430204                           05           02/01/02          0
    017305304232                         O            01/01/32
    0


    6663132          K15/G01             F          112,200.00         ZZ
                                         360        112,166.07          1
                                      11.750          1,132.56        103
                                      11.500          1,132.56
    ORLANDO          FL   32805          5            11/29/01         23
    0433487535                           05           02/01/02          0
    009405300005                         O            01/01/32
    0


    6664010          W33/G01             F           54,195.00         ZZ
                                         360         54,093.24          1
                                       8.375            411.92        107
                                       8.125            411.92
    LAWRENCEVILLE    IL   62439          1            11/28/01         23
    0433482270                           05           12/28/01          0
    0127989                              O            11/28/31
    0


    6664232          J95/G01             F          329,500.00         ZZ
                                         360        329,033.38          1
                                       7.750          2,360.58        107
                                       7.500          2,360.58
    UPPER MARLBORO   MD   20772          1            11/28/01         00
    0433452406                           05           01/01/02          0
    18867994                             O            12/01/31
    0


    6665608          E30/G01             F          130,500.00         ZZ
                                         360        130,420.94          1
                                       8.500          1,003.43        100
                                       8.250          1,003.43
    HIGHLAND         CA   92346          1            12/05/01         23
    0433489325                           03           02/01/02          0
    01013518RC                           O            01/01/32
    0


    6665934          E45/G01             F          107,120.00         ZZ
                                         360        107,002.54          1
                                       9.000            861.91        103
                                       8.750            861.91
1


    ORLANDO          FL   32818          5            11/28/01         23
    0433514619                           05           01/01/02          0
    194796                               O            12/01/31
    0


    6666330          642/G01             F          160,950.00         ZZ
                                         360        160,744.04          1
                                       8.250          1,209.16        102
                                       8.000          1,209.16
    BEAR             DE   19701          2            11/28/01         23
    0433598166                           05           01/01/02          0
    11127201                             O            12/01/31
    0


    6667020          P48/G01             F          226,840.00         ZZ
                                         360        226,584.72          1
                                       8.875          1,804.84        107
                                       8.625          1,804.84
    ARVADA           CO   80005          5            11/19/01         23
    0433398823                           05           01/01/02          0
    3871FS                               O            12/01/31
    0


    6667116          253/G01             F          139,900.00         ZZ
                                         360        139,803.71          1
                                       7.875          1,014.38        106
                                       7.625          1,014.38
    MCKINNEY         TX   75070          1            12/03/01         23
    0433495405                           05           02/01/02          0
    989735                               O            01/01/32
    0


    6668092          940/G01             F          129,010.00         ZZ
                                         360        128,822.67          1
                                       7.625            913.12        104
                                       7.375            913.12
    VICTORVILLE      CA   92392          2            11/26/01         23
    0433467719                           05           01/01/02          0
    65010488                             O            12/01/31
    0


    6668330          J95/G01             F           90,150.00         ZZ
                                         360         90,025.49          1
                                       7.875            653.66        105
                                       7.625            653.66
    PLEASANTVIEW     TN   37146          1            11/30/01         23
    0433499126                           05           01/01/02          0
    0027958214                           O            12/01/31
    0
1




    6670390          N46/G01             F           55,000.00         ZZ
                                         360         54,939.69          1
                                       9.000            442.54        100
                                       8.750            442.54
    MYRTLE BEACH     SC   29752          1            11/30/01         23
    0433489408                           01           01/01/02          0
    202206                               O            12/01/31
    0


    6670424          737/G01             F          113,300.00         ZZ
                                         360        113,244.27          2
                                       9.500            952.69        103
                                       9.250            952.69
    BEDFORD          OH   44146          1            12/07/01         23
    0433506441                           05           02/01/02          0
    0001799279                           O            01/01/32
    0


    6670994          664/G01             F          135,000.00         ZZ
                                         360        134,745.84          1
                                       8.375          1,026.10        100
                                       8.125          1,026.10
    VANCOUVER        WA   98660          1            10/24/01         23
    0433495991                           05           12/01/01          0
    0008428393                           O            11/01/31
    0


    6673004          588/G01             F          155,000.00         ZZ
                                         360        154,893.33          1
                                       7.875          1,123.86        104
                                       7.625          1,123.86
    MIDDLETOWN TOWN  PA   19063          1            12/21/01         23
    0433583085                           03           02/01/02          0
    1055842                              O            01/01/32
    0


    6673772          642/G01             F          127,720.00         ZZ
                                         360        127,579.96          1
                                       9.000          1,027.66        100
                                       8.750          1,027.66
    NEWBURGH         IN   47630          1            11/16/01         23
    0433416757                           05           01/01/02          0
    11133601                             O            12/01/31
    0


    6674878          147/G01             F          288,400.00         ZZ
                                         360        288,115.15          1
1


                                       9.500          2,425.03        103
                                       9.250          2,425.03
    DOWNEY           CA   90240          1            11/29/01         23
    0433487626                           05           01/01/02          0
    6556231                              O            12/01/31
    0


    6675054          U28/G01             F           52,000.00         ZZ
                                         360         51,938.38          1
                                       8.625            404.45        100
                                       8.375            404.45
    WARNER ROBINS    GA   31088          2            11/29/01         23
    0433488707                           05           01/01/02          0
    444                                  O            12/01/31
    0


    6678656          Q99/G01             F          222,700.00         ZZ
                                         360        222,598.83          1
                                       9.875          1,933.81         99
                                       9.625          1,933.81
    BISHOP           GA   30621          5            12/14/01         23
    0433502705                           05           02/01/02          0
    1                                    O            01/01/32
    0


    6678966          U35/G01             F           96,300.00         ZZ
                                         360         96,182.92          1
                                       8.500            740.46        107
                                       8.250            740.46
    SELMA            CA   93662          1            11/29/01         23
    0433424074                           05           01/01/02          0
    6678966                              O            12/01/31
    0


    6678984          R65/G01             F          204,250.00         ZZ
                                         360        204,014.11          1
                                       8.750          1,606.84         95
                                       8.500          1,606.84
    LAS VEGAS        NV   89141          1            12/04/01         23
    0433437365                           03           01/01/02          0
    20015795                             N            12/01/31
    0


    6679956          W05/G01             F          167,350.00         T
                                         360        167,156.74          1
                                       8.750          1,316.54        100
                                       8.500          1,316.54
    BOUNTIFUL        UT   84010          1            11/30/01         23
    0433464880                           05           01/01/02          0
1


    00101675                             O            12/01/31
    0


    6680138          M43/G01             F          267,900.00         ZZ
                                         360        267,605.62          1
                                       8.990          2,153.66         97
                                       8.740          2,153.66
    LEESBURG         VA   20175          2            11/15/01         23
    0433391778                           05           01/01/02          0
    M6BA2300692                          O            12/01/31
    0


    6680562          964/G01             F          184,500.00         ZZ
                                         360        184,388.22          1
                                       8.500          1,418.65        104
                                       8.250          1,418.65
    TROUTDALE        OR   97060          5            12/04/01         23
    0433488533                           05           02/01/02          0
    171036                               O            01/01/32
    0


    6680774          J95/G01             F          203,900.00         ZZ
                                         360        203,425.57          1
                                       8.750          1,604.09        100
                                       8.500          1,604.09
    RENTON           WA   98055          1            10/02/01         23
    0433391182                           01           11/01/01          0
    0027596998                           O            10/01/31
    0


    6682510          G27/G01             F          342,250.00         ZZ
                                         360        341,833.85          1
                                       8.500          2,631.61        103
                                       8.250          2,631.61
    UPLAND           CA   91784          1            11/30/01         23
    0433457470                           05           01/01/02          0
    20201240                             O            12/01/31
    0


    6683414          E22/G01             F           72,100.00         ZZ
                                         360         72,020.94          1
                                       9.000            580.13        103
                                       8.750            580.13
    MINCO            OK   73059          2            11/15/01         23
    0413004326                           05           01/01/02          0
    0413004326                           O            12/01/31
    0


1


    6683430          E22/G01             F          102,670.00         ZZ
                                         360        102,502.24          1
                                       8.000            753.36        105
                                       7.500            753.36
    STAYTON          OR   97383          1            11/01/01         23
    0413104449                           05           01/01/02          0
    0413104449                           O            12/01/31
    0


    6683436          E22/G01             F          146,550.00         ZZ
                                         360        146,331.80          1
                                       7.500          1,024.70        107
                                       7.250          1,024.70
    UPLAND           CA   91786          1            11/07/01         23
    0413120601                           01           01/01/02          0
    0413120601                           O            12/01/31
    0


    6683472          E22/G01             F          246,500.00         ZZ
                                         360        246,168.10          1
                                       8.000          1,808.73        105
                                       7.500          1,808.73
    OAKLAND          CA   94610          1            11/12/01         23
    0413181124                           01           01/01/02          0
    0413181124                           O            12/01/31
    0


    6683484          E22/G01             F          156,950.00         ZZ
                                         360        156,831.29          1
                                      10.750          1,465.10        100
                                      10.250          1,465.10
    NAMPA            ID   83686          5            11/13/01         23
    0413207713                           05           01/01/02          0
    0413207713                           O            12/01/31
    0


    6683494          E22/G01             F          278,200.00         ZZ
                                         360        277,785.79          1
                                       7.500          1,945.21        107
                                       7.250          1,945.21
    SIMI VALLEY      CA   93063          1            11/15/01         23
    0413217266                           05           01/01/02          0
    0413217266                           O            12/01/31
    0


    6683622          E22/G01             F          194,901.00         ZZ
                                         360        194,645.16          1
                                       8.125          1,447.13        104
                                       7.625          1,447.13
1


    RIVERTON         UT   84065          1            11/19/01         23
    0413273327                           05           01/01/02          0
    0413273327                           O            12/01/31
    0


    6683624          E22/G01             F          139,000.00         ZZ
                                         360        138,851.50          1
                                       9.125          1,130.95        103
                                       8.875          1,130.95
    MOUNT LAUREL     NJ   08054          5            11/20/01         00
    0413276064                           05           01/01/02          0
    0413276064                           O            12/01/31
    0


    6683660          E22/G01             F          268,100.00         ZZ
                                         360        267,729.79          1
                                       7.875          1,943.91        105
                                       7.625          1,943.91
    TRACY            CA   95376          1            11/13/01         23
    0413291006                           05           01/01/02          0
    0413291006                           O            12/01/31
    0


    6683686          E22/G01             F          117,000.00         ZZ
                                         360        116,857.74          1
                                       8.500            899.63        100
                                       8.000            899.63
    FT LAUDERDALE    FL   33311          1            11/26/01         23
    0413315839                           05           01/01/02          0
    0413315839                           O            12/01/31
    0


    6683688          E22/G01             F           98,880.00         ZZ
                                         360         98,816.50          1
                                      11.500            979.20        103
                                      11.000            979.20
    GRAND PRAIRIE    TX   75052          1            11/26/01         23
    0413316548                           05           01/01/02          0
    0413316548                           O            12/01/31
    0


    6683770          U05/G01             F          135,150.00         ZZ
                                         360        134,978.94          1
                                       8.125          1,003.48        107
                                       7.875          1,003.48
    LIMERICK         PA   19468          1            12/07/01         23
    0433494622                           09           02/01/02          0
    3186661                              O            01/01/32
    0
1




    6684924          642/G01             F          151,200.00         ZZ
                                         360        151,029.83          1
                                       8.875          1,203.02        101
                                       8.625          1,203.02
    WASHINGTON       DC   20002          5            11/21/01         00
    0433407871                           05           01/01/02          0
    10118001                             O            12/01/31
    0


    6684996          P23/G01             F          111,225.00         ZZ
                                         360        111,079.00          2
                                       8.125            825.84        106
                                       7.875            825.84
    CINCINNATI       OH   45236          1            11/14/01         23
    0433400603                           05           01/01/02          0
    WTL010003505                         O            12/01/31
    0


    6685236          W78/G01             F          115,900.00         ZZ
                                         360        115,708.26          1
                                       8.990            931.72         95
                                       8.740            931.72
    RIVERDALE        GA   30296          1            10/31/01         23
    0433493806                           05           12/01/01          0
    50012291                             N            11/01/31
    0


    6685596          W78/G01             F          116,750.00         ZZ
                                         360        116,556.83          1
                                       8.990            938.56         95
                                       8.740            938.56
    SNELLVILLE       GA   30039          1            10/10/01         23
    0433398047                           05           12/01/01          0
    50011674                             N            11/01/31
    0


    6685920          W78/G01             F          100,600.00         ZZ
                                         360        100,420.53          1
                                       8.625            782.46        106
                                       8.375            782.46
    ATLANTA          GA   30310          1            10/12/01         23
    0433418688                           05           12/01/01          0
    50011988                             O            11/01/31
    0


    6686594          W78/G01             F          248,300.00         ZZ
                                         360        247,857.05          1
1


                                       8.625          1,931.25        100
                                       8.375          1,931.25
    SMYRNA           GA   30080          1            11/02/01         23
    0433407285                           03           12/01/01          0
    50012806                             O            11/01/31
    0


    6687064          W78/G01             F          262,500.00         ZZ
                                         360        261,994.40          1
                                       8.250          1,972.07        100
                                       8.000          1,972.07
    COLLEGE PARK     GA   30349          1            11/01/01         23
    0433604220                           05           12/01/01          0
    50013368                             O            11/01/31
    0


    6687152          W78/G01             F           70,680.00         ZZ
                                         360         70,563.30          1
                                       9.000            568.71         95
                                       8.750            568.71
    FOREST PARK      GA   30297          1            10/31/01         23
    0433418381                           05           12/01/01          0
    50012411                             N            11/01/31
    0


    6687368          W78/G01             F           90,100.00         ZZ
                                         360         90,013.33          1
                                       9.625            765.84        103
                                       9.375            765.84
    JACKSONVILLE     FL   32218          1            11/08/01         23
    0433405404                           05           01/01/02          0
    50011768                             O            12/01/31
    0


    6687630          W78/G01             F           90,400.00         ZZ
                                         360         90,175.17          1
                                       8.250            679.15        107
                                       8.000            679.15
    COLUMBIA         TN   38401          1            10/30/01         23
    0433405370                           05           12/01/01          0
    50013106                             O            11/01/31
    0


    6687694          L16/G01             F          115,335.00         ZZ
                                         360        115,201.80          1
                                       8.750            907.34         99
                                       8.500            907.34
    OREM             UT   84057          1            11/29/01         23
    0433430477                           05           01/01/02          0
1


    W0111264                             O            12/01/31
    0


    6687720          W78/G01             F          127,500.00         ZZ
                                         360        127,356.51          1
                                       8.875          1,014.45        100
                                       8.625          1,014.45
    NORCROSS         GA   30092          1            11/09/01         23
    0433396934                           03           01/01/02          0
    5001308                              O            12/01/31
    0


    6688074          W78/G01             F          129,450.00         ZZ
                                         360        129,304.32          1
                                       8.875          1,029.96        107
                                       8.625          1,029.96
    LULA             GA   30554          5            11/07/01         23
    0433428463                           05           01/01/02          0
    50013449                             O            12/01/31
    0


    6688368          W78/G01             F          145,000.00         ZZ
                                         360        144,660.62          1
                                       9.000          1,166.70        100
                                       8.750          1,166.70
    ANTIOCH          TN   37013          1            10/12/01         23
    0433396389                           05           12/01/01          0
    50012181                             O            11/01/31
    0


    6688782          W78/G01             F          141,000.00         ZZ
                                         360        140,812.07          1
                                      11.375          1,382.88        103
                                      11.125          1,382.88
    NORTH LAUDERDAL  FL   33068          1            10/05/01         23
    0433431343                           05           11/01/01          0
    50011603                             O            10/01/31
    0


    6688950          W28/G01             F           84,460.00         ZZ
                                         360         84,369.78          1
                                       9.125            687.19        103
                                       8.875            687.19
    KNOXVILLE        TN   37919          1            11/30/01         23
    0433506458                           05           01/01/02          0
    319775                               O            12/01/31
    0


1


    6689114          W78/G01             F          106,400.00         ZZ
                                         360        106,158.73          1
                                       8.875            846.57         95
                                       8.625            846.57
    CONYERS          GA   30094          1            09/26/01         23
    0433398096                           05           11/01/01          0
    5010646                              N            10/01/31
    0


    6690202          A11/G01             F          203,900.00         ZZ
                                         360        203,686.38          1
                                       9.219          1,672.86        103
                                       8.969          1,672.86
     BROWNSTOWN TWP  MI   48134          2            11/30/01         23
    0433524386                           05           01/05/02          0
    7211521054                           O            12/05/31
    0


    6690346          964/G01             F          375,000.00         ZZ
                                         360        374,532.21          1
                                       8.375          2,850.27        100
                                       8.125          2,850.27
    LOS ANGELES      CA   91403          1            11/29/01         23
    0433485158                           05           01/01/02          0
    171930                               O            12/01/31
    0


    6690614          588/G01             F          171,200.00         ZZ
                                         360        171,076.09          1
                                       7.625          1,211.74        107
                                       7.375          1,211.74
    UPPER DUBLIN TO  PA   19034          1            12/18/01         23
    0433593845                           05           02/01/02          0
    1055696                              O            01/01/32
    0


    6690868          808/G01             F          273,501.00         ZZ
                                         360        272,871.66          1
                                       7.875          1,983.08        102
                                       7.625          1,983.08
    LAKEWOOD         CA   90712          1            11/29/01         23
    0433516176                           05           01/01/02          0
    9322415                              O            12/01/31
    0


    6691558          G13/G01             F          207,900.00         ZZ
                                         360        207,633.95          1
                                       8.250          1,561.88         99
                                       8.000          1,561.88
1


    HACIENDA HEIGHT  CA   91745          1            11/14/01         23
    0433396918                           05           01/01/02          0
    0081298                              O            12/01/31
    0


    6693006          R56/G01             F          162,500.00         ZZ
                                         360        162,258.06          1
                                       7.500          1,136.22        107
                                       7.250          1,136.22
    BAKERSFIELD      CA   93313          5            11/12/01         23
    0433519592                           05           01/01/02          0
    01121001C                            O            12/01/31
    0


    6693152          964/G01             F          200,000.00         ZZ
                                         360        199,716.79          1
                                       7.750          1,432.82        107
                                       7.500          1,432.82
    VANCOUVER        WA   98664          1            12/03/01         23
    0433464658                           05           01/01/02          0
    173486                               O            12/01/31
    0


    6693664          J95/G01             F          203,900.00         ZZ
                                         360        203,759.67          1
                                       7.875          1,478.42        100
                                       7.625          1,478.42
    WILSONVILLE      OR   97070          1            12/11/01         23
    0433552536                           05           02/01/02          0
    0027629526                           O            01/01/32
    0


    6694034          737/G01             F           45,000.00         ZZ
                                         360         44,980.62          1
                                      10.125            399.07        100
                                       9.875            399.07
    ODESSA           TX   79762          1            12/26/01         23
    0433535390                           05           02/01/02          0
    1797554                              O            01/01/32
    0


    6695578          K15/G01             F          184,600.00         ZZ
                                         360        184,469.71          1
                                       7.750          1,322.50        103
                                       7.500          1,322.50
    SPRINGBORO       OH   45066          5            11/30/01         23
    0433423431                           05           02/01/02          0
    838                                  O            01/01/32
    0
1




    6695820          G75/G01             F          211,150.00         ZZ
                                         360        210,987.98          1
                                       7.750          1,512.71        103
                                       7.500          1,512.71
    BREWSTER         MA   02631          1            12/13/01         23
    0433526993                           05           02/01/02          0
    04546416                             O            01/01/32
    0


    6696496          F64/G01             F           88,500.00         ZZ
                                         360         88,421.37          1
                                      10.000            776.65        103
                                       9.750            776.65
    KANSAS CITY      KS   66112          1            11/30/01         00
    0433437944                           05           01/01/02          0
    00001666                             O            12/01/31
    0


    6697358          W78/G01             F           87,400.00         ZZ
                                         360         87,259.38          1
                                       9.125            711.12        103
                                       8.875            711.12
    PORT RICHEY      FL   34668          1            10/31/01         23
    0433413739                           05           12/01/01          0
    50012987                             O            11/01/31
    0


    6697938          K15/G01             F          114,900.00         ZZ
                                         360        114,841.98          1
                                       9.375            955.68        100
                                       9.125            955.68
    STATESVILLE      NC   28625          5            11/30/01         23
    0433485505                           05           02/01/02          0
    829                                  O            01/01/32
    0


    6699510          L16/G01             F          104,000.00         ZZ
                                         360        103,910.02          1
                                      10.125            922.30        100
                                       9.875            922.30
    BAKERSFIELD      CA   93304          1            11/29/01         23
    0433452661                           05           01/01/02          0
    W0110085                             O            12/01/31
    0


    6702162          477/G01             F          299,000.00         ZZ
                                         360        298,794.23          1
1


                                       7.875          2,167.96        103
                                       7.625          2,167.96
    RANCHO CUCAMONG  CA   91730          1            12/05/01         23
    0433535200                           05           02/01/02          0
    122870                               O            01/01/32
    0


    6702770          M27/G01             F           93,300.00         ZZ
                                         360         93,135.40          1
                                       8.000            684.60        106
                                       7.750            684.60
    MOULTRIE         GA   31768          1            11/30/01         23
    0433470051                           05           01/01/02          0
    600710455                            O            12/01/31
    0


    6704904          808/G01             F          139,850.00         ZZ
                                         360        139,771.60          1
                                       8.875          1,112.71        103
                                       8.625          1,112.71
    LANCASTER        CA   93535          1            12/01/01         23
    0433483278                           05           02/01/02          0
    9423295                              O            01/01/32
    0


    6707216          E22/G01             F           92,000.00         ZZ
                                         360         91,947.10          1
                                      12.000            946.32        100
                                      11.500            946.32
    FLORISSANT       MO   63031          5            11/21/01         23
    0413169517                           03           01/01/02          0
    0413169517                           O            12/01/31
    0


    6707222          E22/G01             F          185,400.00         ZZ
                                         360        185,216.90          1
                                       9.500          1,558.94        103
                                       9.000          1,558.94
    QUEEN CREEK      AZ   85242          1            11/20/01         23
    0413187147                           05           01/01/02          0
    0413187147                           O            12/01/31
    0


    6707256          E22/G01             F          219,350.00         ZZ
                                         360        219,039.38          1
                                       7.750          1,571.45        107
                                       7.500          1,571.45
    FEDERAL WAY      WA   98003          2            11/14/01         23
    0413213760                           05           01/01/02          0
1


    0413213760                           O            12/01/31
    0


    6707300          E22/G01             F          129,000.00         ZZ
                                         360        128,854.83          1
                                       8.875          1,026.38        100
                                       8.625          1,026.38
    CONCORD          CA   94520          1            11/20/01         23
    0413244492                           01           01/01/02          0
    0413244492                           O            12/01/31
    0


    6707304          E22/G01             F           65,550.00         ZZ
                                         360         65,478.13          1
                                       9.000            527.43         95
                                       8.750            527.43
    BELTON           MO   64012          1            11/27/01         23
    0413246018                           05           01/01/02          0
    0413246018                           N            12/01/31
    0


    6707326          E22/G01             F           76,700.00         ZZ
                                         360         76,640.41          1
                                      10.625            708.78        100
                                      10.125            708.78
    CADILLAC         MI   49601          1            11/27/01         23
    0413251844                           05           01/01/02          0
    0413251844                           O            12/01/31
    0


    6707344          E22/G01             F          172,500.00         ZZ
                                         360        172,376.42          1
                                      11.000          1,642.76        103
                                      10.500          1,642.76
    SAINT CLAIR SHO  MI   48081          1            11/27/01         23
    0413262502                           05           01/01/02          0
    0413262502                           O            12/01/31
    0


    6707354          E22/G01             F          224,540.00         ZZ
                                         360        224,280.68          1
                                       8.750          1,766.46        103
                                       8.500          1,766.46
    LAKEWOOD         CO   80228          1            11/27/01         23
    0413266032                           05           01/01/02          0
    0413266032                           O            12/01/31
    0


1


    6707358          E22/G01             F           75,900.00         ZZ
                                         360         75,826.99          1
                                       9.625            645.14        100
                                       9.375            645.14
    CLARKSTON        WA   99403          1            11/20/01         23
    0413268657                           05           01/01/02          0
    0413268657                           O            12/01/31
    0


    6707376          E22/G01             F          122,570.00         ZZ
                                         360        122,435.59          1
                                       9.000            986.23        103
                                       8.750            986.23
    PINSON           AL   35126          2            11/21/01         23
    0413276163                           05           01/01/02          0
    0413276163                           O            12/01/31
    0


    6707384          E22/G01             F          130,680.00         ZZ
                                         360        130,529.09          1
                                       8.750          1,028.06         99
                                       8.500          1,028.06
    SCOTTSBLUFF      NE   69361          5            11/20/01         23
    0413277377                           05           01/01/02          0
    0413277377                           O            12/01/31
    0


    6707404          E22/G01             F          173,300.00         ZZ
                                         360        173,060.68          1
                                       7.875          1,256.55        107
                                       7.375          1,256.55
    SANTA ROSA       CA   95405          1            11/20/01         23
    0413286618                           01           01/01/02          0
    0413286618                           O            12/01/31
    0


    6707412          E22/G01             F           76,800.00         ZZ
                                         360         76,715.79          1
                                       9.000            617.95        100
                                       8.750            617.95
    EPHRATA          WA   98823          1            11/16/01         23
    0413287855                           05           01/01/02          0
    0413287855                           O            12/01/31
    0


    6707414          E22/G01             F          282,150.00         ZZ
                                         360        281,779.61          1
                                       8.125          2,094.96         99
                                       7.875          2,094.96
1


    CASTRO VALLEY    CA   94546          1            11/15/01         23
    0413288424                           05           01/01/02          0
    0413288424                           O            12/01/31
    0


    6707426          E22/G01             F          133,750.00         ZZ
                                         360        133,478.15          1
                                       8.250          1,004.82        107
                                       8.000          1,004.82
    WENTZVILLE       MO   63385          9            11/20/01         23
    0413305442                           05           01/01/02          0
    0413305442                           O            12/01/31
    0


    6707440          E22/G01             F          153,000.00         ZZ
                                         360        152,818.69          1
                                       8.625          1,190.02        100
                                       8.125          1,190.02
    MILTON           FL   32570          1            11/27/01         23
    0413311739                           05           01/01/02          0
    0413311739                           O            12/01/31
    0


    6707460          E22/G01             F           96,030.00         ZZ
                                         360         95,900.63          1
                                       9.625            816.24         99
                                       9.125            816.24
    CASPER           WY   82601          1            11/27/01         23
    0413323874                           05           01/01/02          0
    0413323874                           O            12/01/31
    0


    6707466          E22/G01             F          183,150.00         ZZ
                                         360        182,982.90          2
                                       9.875          1,590.38         99
                                       9.625          1,590.38
    MIAMI            FL   33125          1            11/27/01         23
    0413330523                           05           01/01/02          0
    0413330523                           O            12/01/31
    0


    6707470          E22/G01             F          110,250.00         ZZ
                                         360        110,108.92          1
                                       8.250            828.27        105
                                       8.000            828.27
    FENTON           MI   48430          1            11/27/01         23
    0413334590                           01           01/01/02          0
    0413334590                           O            12/01/31
    0
1




    6708080          E65/G01             F           96,000.00         ZZ
                                         360         95,934.88          1
                                      11.250            932.41        100
                                      11.000            932.41
    EASTPOINTE       MI   48021          1            11/30/01         23
    0433469376                           05           01/01/02          0
    239418                               O            12/01/31
    0


    6709310          B28/G01             F          448,050.00         ZZ
                                         360        447,476.60          1
                                       8.250          3,366.06        103
                                       8.000          3,366.06
    SAN LORENZO      CA   94580          1            11/05/01         23
    0433398740                           05           01/01/02          0
    02500379                             O            12/01/31
    0


    6709422          Q64/G01             F           81,370.00         ZZ
                                         360         81,295.75          1
                                       9.875            706.58        103
                                       9.625            706.58
    ATLANTA          GA   30314          5            11/13/01         23
    0433432622                           05           01/01/02          0
    0102561008                           O            12/01/31
    0


    6709794          N74/G01             F           94,760.00         ZZ
                                         360         94,713.39          1
                                       9.500            796.79        103
                                       9.250            796.79
    EASLEY           SC   29642          2            11/30/01         23
    0433464708                           05           02/01/02          0
    0029605010                           O            01/01/32
    0


    6709988          737/G01             F           72,760.00         ZZ
                                         360         72,669.88          1
                                       8.625            565.92        107
                                       8.375            565.92
    MEMPHIS          TN   38128          2            12/06/01         23
    0433482924                           05           02/01/02          0
    0001801430                           O            01/01/32
    0


    6711348          M50/G01             F           87,477.00         ZZ
                                         180         87,311.76          1
1


                                       9.750            751.56        103
                                       9.500            751.56
    EDMORE           MI   48829          1            11/12/01         23
    0433542982                           05           12/01/01          0
    277326                               O            11/01/16
    0


    6711464          642/G01             F           78,650.00         ZZ
                                         360         78,554.37          1
                                       8.500            604.75        107
                                       8.250            604.75
    ORLANDO          FL   32809          1            11/23/01         23
    0433406667                           05           01/01/02          0
    10200001                             O            12/01/31
    0


    6711646          Q78/G01             F           90,697.00         ZZ
                                         360         90,588.73          1
                                       8.590            703.18        105
                                       8.340            703.18
    LOUISVILLE       KY   40219          2            11/16/01         23
    0433413663                           05           01/01/02          0
    697291                               O            12/01/31
    0


    6711980          E87/G01             F          122,570.00         ZZ
                                         360        122,506.46          1
                                       9.250          1,008.35        103
                                       9.000          1,008.35
    BUFFALO          NY   14215          5            12/05/01         23
    0433511185                           05           02/01/02          0
    01100458                             O            01/01/32
    0


    6712008          Q78/G01             F          104,860.00         ZZ
                                         180        104,284.70          1
                                       8.625          1,040.30        107
                                       8.375          1,040.30
    GOSHEN           OH   45122          2            11/09/01         23
    0433405479                           05           01/01/02          0
    696417                               O            12/01/16
    0


    6712140          T17/G01             F          117,500.00         ZZ
                                         360        117,360.76          1
                                       8.625            913.90        100
                                       8.375            913.90
    NORFOLK          VA   23502          1            12/03/01         23
    0433492873                           05           01/01/02          0
1


    01100712                             O            12/01/31
    0


    6712332          J95/G01             F          141,750.00         ZZ
                                         360        141,573.16          1
                                       8.375          1,077.41        105
                                       8.125          1,077.41
    KEIZER           OR   97303          1            11/01/01         23
    0433461555                           05           01/01/02          0
    0027789023                           O            12/01/31
    0


    6715208          J40/G01             F           63,345.00         ZZ
                                         360         63,280.77          1
                                       9.375            526.87        103
                                       9.125            526.87
    NEWTON           MS   39345          5            12/03/01         23
    0433590460                           05           01/01/02          0
    1070685                              O            12/01/31
    0


    6715310          K15/G01             F          137,800.00         ZZ
                                         360        137,740.65          1
                                      10.125          1,222.04        100
                                       9.875          1,222.04
    BRISTOL          CT   06010          5            12/06/01         23
    0433440294                           05           02/01/02          0
    037905304242                         O            01/01/32
    0


    6715582          737/G01             F          141,100.00         ZZ
                                         360        140,892.88          1
                                       8.250          1,060.03        103
                                       8.000          1,060.03
    STREETSBORO      OH   44241          1            11/06/01         23
    0433512449                           05           01/01/02          0
    2045214                              O            12/01/31
    0


    6715592          253/G01             F          235,000.00         ZZ
                                         360        234,861.25          1
                                       8.625          1,827.81        100
                                       8.375          1,827.81
    BOULDER          CO   80306          1            12/21/01         23
    0433564085                           05           02/01/02          0
    989981                               O            01/01/32
    0


1


    6716074          K15/G01             F          105,500.00         ZZ
                                         360        105,455.76          1
                                      10.250            945.39        103
                                      10.000            945.39
    COLUMBIA         SC   29229          5            12/03/01         23
    0433441458                           05           02/01/02          0
    002305303902                         O            01/01/32
    0


    6716508          964/G01             F          164,200.00         ZZ
                                         360        163,982.38          1
                                       8.375          1,248.04        105
                                       8.125          1,248.04
    LAS VEGAS        NV   89131          1            11/30/01         23
    0433474574                           03           01/01/02          0
    173394                               O            12/01/31
    0


    6718518          U66/G01             F           78,500.00         ZZ
                                         360         78,464.34          1
                                       9.875            681.65        100
                                       9.625            681.65
    WEBSTER          TX   77058          1            12/17/01         23
    0433585213                           01           02/01/02          0
    318                                  O            01/01/32
    0


    6719782          700/G01             F          247,950.00         ZZ
                                         360        247,791.89          1
                                       8.250          1,862.77         95
                                       8.000          1,862.77
    GLENDORA         CA   91741          1            12/03/01         23
    0433538378                           05           02/01/02          0
    00263373                             N            01/01/32
    0


    6719928          Q99/G01             F          262,650.00         ZZ
                                         360        262,498.89          1
                                       8.750          2,066.27        103
                                       8.500          2,066.27
    HUDSON           NH   03051          5            12/05/01         23
    0433483575                           05           02/01/02          0
    1                                    O            01/01/32
    0


    6721948          642/G01             F           72,225.00         ZZ
                                         360         72,141.60          1
                                       8.750            568.19        107
                                       8.500            568.19
1


    SCHENECTADY      NY   12304          1            11/16/01         23
    0433406733                           05           01/01/02          0
    10140601                             O            12/01/31
    0


    6723366          M27/G01             F          228,200.00         ZZ
                                         360        228,058.17          1
                                       8.375          1,734.48        102
                                       8.125          1,734.48
    EASLEY           SC   29642          5            12/11/01         23
    0433563889                           05           02/01/02          0
    600713645                            O            01/01/32
    0


    6725128          964/G01             F          138,500.00         ZZ
                                         360        138,409.40          1
                                       8.125          1,028.36        105
                                       7.875          1,028.36
    BLACKFOOT        ID   83221          2            12/01/01         23
    0433609682                           05           02/01/02          0
    171428                               O            01/01/32
    0


    6732526          E22/G01             F           60,750.00         ZZ
                                         360         60,681.65          1
                                       8.875            483.35        103
                                       8.625            483.35
    COLUMBIA         SC   29205          1            11/28/01         23
    0412949323                           05           01/01/02          0
    0412949323                           O            12/01/31
    0


    6732538          E22/G01             F          112,500.00         ZZ
                                         360        112,255.36          1
                                       8.250            845.17        105
                                       8.000            845.17
    SANTA FE         NM   87501          1            11/28/01         23
    0413053372                           01           01/01/02          0
    0413053372                           O            12/01/31
    0


    6732540          E22/G01             F           80,750.00         ZZ
                                         360         80,638.50          1
                                       7.875            585.49         95
                                       7.625            585.49
    ATLANTA          GA   30331          1            11/28/01         23
    0413060740                           05           01/01/02          0
    0413060740                           N            12/01/31
    0
1




    6732562          E22/G01             F           25,750.00         ZZ
                                         360         25,720.25          1
                                       8.750            202.58        103
                                       8.250            202.58
    THROCKMORTON     TX   76483          1            11/20/01         23
    0413164294                           05           01/01/02          0
    0413164294                           O            12/01/31
    0


    6732578          E22/G01             F          331,660.00         ZZ
                                         360        331,202.00          1
                                       7.875          2,404.77        103
                                       7.625          2,404.77
    PUYALLUP         WA   98373          1            11/20/01         23
    0413190430                           03           01/01/02          0
    0413190430                           O            12/01/31
    0


    6732608          E22/G01             F           94,050.00         ZZ
                                         360         93,944.17          1
                                       8.875            748.30         98
                                       8.375            748.30
    WESTON           FL   33326          1            11/02/01         23
    0413219494                           01           01/01/02          0
    0413219494                           O            12/01/31
    0


    6732616          E22/G01             F           90,950.00         ZZ
                                         360         90,827.54          1
                                       8.000            667.36        107
                                       7.750            667.36
    COVINGTON        LA   70433          9            11/08/01         23
    0413232026                           05           01/01/02          0
    0413232026                           O            12/01/31
    0


    6732622          E22/G01             F          169,000.00         ZZ
                                         360        168,760.67          1
                                       7.750          1,210.74        105
                                       7.250          1,210.74
    FONTANA          CA   92337          1            11/20/01         23
    0413238155                           05           01/01/02          0
    0413238155                           O            12/01/31
    0


    6732624          E22/G01             F          116,000.00         ZZ
                                         360        115,839.82          1
1


                                       7.875            841.08        107
                                       7.625            841.08
    SIMI VALLEY      CA   93065          1            11/21/01         23
    0413241407                           01           01/01/02          0
    0413241407                           O            12/01/31
    0


    6732626          E22/G01             F          302,810.00         ZZ
                                         360        302,370.28          1
                                       7.625          2,143.27        107
                                       7.125          2,143.27
    LIVERMORE        CA   94550          1            11/15/01         23
    0413243957                           09           01/01/02          0
    0413243957                           O            12/01/31
    0


    6732638          E22/G01             F          130,000.00         ZZ
                                         360        129,806.44          1
                                       7.500            908.98        100
                                       7.250            908.98
    YELM             WA   98597          1            11/16/01         23
    0413250895                           03           01/01/02          0
    0413250895                           O            12/01/31
    0


    6732640          E22/G01             F           37,900.00         T
                                         360         37,851.50          1
                                       8.250            284.73        100
                                       7.750            284.73
    SULPHUR SPRINGS  IN   47388          1            11/28/01         23
    0413251158                           05           01/01/02          0
    0413251158                           O            12/01/31
    0


    6732648          E22/G01             F          403,025.00         ZZ
                                         360        402,522.25          1
                                       8.375          3,063.28        107
                                       8.125          3,063.28
    MAPLE VALLEY     WA   98038          1            11/21/01         23
    0413257114                           03           01/01/02          0
    0413257114                           O            12/01/31
    0


    6732658          E22/G01             F          138,050.00         ZZ
                                         360        137,906.32          1
                                       9.250          1,135.70        103
                                       9.000          1,135.70
    PUEBLO           CO   81005          5            11/23/01         23
    0413276734                           05           01/01/02          0
1


    0413276734                           O            12/01/31
    0


    6732660          E22/G01             F          115,000.00         ZZ
                                         360        114,852.83          1
                                       8.250            863.96        102
                                       8.000            863.96
    OMAHA            NE   68122          1            11/28/01         23
    0413278060                           05           01/01/02          0
    0413278060                           O            12/01/31
    0


    6732662          E22/G01             F           97,713.00         T
                                         360         97,581.44          1
                                       8.000            716.98        103
                                       7.500            716.98
    EL PASO          TX   79912          1            11/27/01         23
    0413278375                           05           01/01/02          0
    0413278375                           O            12/01/31
    0


    6732672          E22/G01             F           50,500.00         ZZ
                                         360         50,447.42          1
                                       9.500            424.63        101
                                       9.250            424.63
    COLORADO SPRING  CO   80904          1            11/25/01         23
    0413289737                           05           01/01/02          0
    0413289737                           O            12/01/31
    0


    6732682          E22/G01             F          205,900.00         ZZ
                                         360        205,707.10          1
                                       9.750          1,769.00        103
                                       9.250          1,769.00
    FRESNO           CA   93722          1            11/21/01         23
    0413298076                           05           01/01/02          0
    0413298076                           O            12/01/31
    0


    6732688          E22/G01             F           88,550.00         ZZ
                                         360         88,436.67          1
                                       8.250            665.25        103
                                       7.750            665.25
    AMARILLO         TX   79106          1            11/28/01         23
    0413299363                           05           01/01/02          0
    0413299363                           O            12/01/31
    0


1


    6732694          E22/G01             F          130,700.00         ZZ
                                         360        130,528.44          1
                                       8.125            970.44        100
                                       7.875            970.44
    FLORISSANT       MO   63033          1            11/28/01         23
    0413305202                           03           01/01/02          0
    0413305202                           O            12/01/31
    0


    6732698          E22/G01             F          166,000.00         ZZ
                                         360        165,752.83          1
                                       7.500          1,160.70        107
                                       7.000          1,160.70
    PROVO            UT   84601          2            11/16/01         23
    0413307539                           05           01/01/02          0
    0413307539                           O            12/01/31
    0


    6732720          E22/G01             F          300,000.00         ZZ
                                         360        299,625.76          1
                                       8.375          2,280.22        100
                                       8.125          2,280.22
    SAN LORENZO      CA   94580          1            11/20/01         23
    0413329244                           05           01/01/02          0
    0413329244                           O            12/01/31
    0


    6732730          E22/G01             F          167,000.00         ZZ
                                         360        166,767.80          1
                                       8.250          1,254.62        105
                                       8.000          1,254.62
    MT. FOREST       MI   48650          1            11/28/01         23
    0413347808                           05           01/01/02          0
    0413347808                           O            12/01/31
    0


    6732742          W33/G01             F           70,355.00         ZZ
                                         360         70,281.78          1
                                       9.250            578.79        103
                                       9.000            578.79
    CHICAGO          IL   60617          5            12/03/01         23
    0433565785                           07           01/06/02          0
    0128168                              O            12/06/31
    0


    6733588          948/G01             F          135,500.00         ZZ
                                         360        135,420.00          1
                                       8.625          1,053.91        101
                                       8.375          1,053.91
1


    TUCSON           AZ   85742          1            12/07/01         00
    0433518842                           05           02/01/02          0
    63944                                O            01/01/32
    0


    6733788          L57/G01             F           72,100.00         ZZ
                                         360         72,067.07          1
                                       9.850            624.75        103
                                       9.600            624.75
    TULLAHOMA        TN   37388          2            12/07/01         23
    0433591369                           05           02/01/02          0
    2001444                              O            01/01/32
    0


    6735826          737/G01             F          326,350.00         ZZ
                                         360        325,982.73          1
                                       8.875          2,596.59        107
                                       8.625          2,596.59
    SOUTH JORDAN     UT   84095          5            11/01/01         00
    0433597416                           05           01/01/02          0
    2040793                              O            12/01/31
    0


    6736004          N67/G01             F          118,450.00         ZZ
                                         360        118,390.18          1
                                       9.375            985.21        103
                                       9.125            985.21
    GLENDALE         AZ   85307          5            12/31/01         23
    0433547056                           05           02/01/02          0
    1780008608                           O            01/01/32
    0


    6737064          K15/G01             F          229,800.00         ZZ
                                         360        229,637.80          1
                                       7.750          1,646.32        100
                                       7.500          1,646.32
    CRANSTON         RI   02920          5            11/29/01         23
    0433421369                           05           02/01/02          0
    929                                  O            01/01/32
    0


    6737466          J95/G01             F          133,900.00         ZZ
                                         360        133,798.11          1
                                       7.375            924.82        103
                                       7.125            924.82
    HIGLEY           AZ   85236          1            12/06/01         23
    0433509726                           05           02/01/02          0
    0028077121                           O            01/01/32
    0
1




    6738966          588/G01             F          169,150.00         ZZ
                                         360        169,036.51          1
                                       8.000          1,241.16        107
                                       7.750          1,241.16
    HYATTSVILLE      MD   20781          1            12/14/01         23
    0433583945                           05           02/01/02          0
    1055968                              O            01/01/32
    0


    6739714          808/G01             F          154,448.00         ZZ
                                         360        154,282.26          1
                                       7.625          1,093.18        103
                                       7.375          1,093.18
    FRESNO           CA   93720          1            12/03/01         23
    0433494689                           05           02/01/02          0
    9104914                              O            01/01/32
    0


    6740904          J40/G01             F          106,920.00         ZZ
                                         360        106,825.01          1
                                      10.000            938.30         99
                                       9.750            938.30
    MEMPHIS          TN   38109          1            12/03/01         23
    0433593175                           05           01/01/02          0
    1072010                              O            12/01/31
    0


    6741844          003/G01             F          196,650.00         ZZ
                                         360        196,536.86          1
                                       8.750          1,547.05         95
                                       8.500          1,547.05
    ALPHARETTA       GA   30004          1            12/07/01         23
    0433507027                           05           02/01/02          0
    0021629084                           N            01/01/32
    0


    6742056          P23/G01             F          354,175.00         ZZ
                                         360        353,445.37          1
                                       8.490          2,720.79        103
                                       8.240          2,720.79
    MINEOLA          NY   11501          1            11/21/01         23
    0433408762                           05           01/01/02          0
    WTL010003661                         O            12/01/31
    0


    6742902          588/G01             F          134,600.00         ZZ
                                         360        134,505.00          1
1


                                       7.750            964.29        106
                                       7.500            964.29
    GERMANTOWN       MD   20874          1            12/07/01         23
    0433492014                           01           02/01/02          0
    1055909                              O            01/01/32
    0


    6744526          W33/G01             F           36,050.00         ZZ
                                         360         36,014.40          1
                                       9.500            303.13        103
                                       9.250            303.13
    MADISONVILLE     KY   42431          1            12/06/01         23
    0433496718                           05           01/05/02          0
    0128180                              O            12/05/31
    0


    6745304          Q99/G01             F          158,300.00         ZZ
                                         360        158,201.61          1
                                       8.375          1,203.19        107
                                       8.125          1,203.19
    BOWLING GREEN    KY   42101          5            12/07/01         23
    0433461043                           05           02/01/02          0
    1                                    O            01/01/32
    0


    6747234          J95/G01             F          315,700.00         ZZ
                                         360        315,482.73          1
                                       7.875          2,289.05        105
                                       7.625          2,289.05
    KENMORE          WA   98028          1            12/04/01         23
    0433512456                           05           02/01/02          0
    0027322098                           O            01/01/32
    0


    6750588          W09/G01             F          178,221.00         ZZ
                                         360        177,859.10          1
                                       7.990          1,306.49        105
                                       7.740          1,306.49
    ANDERSON         IN   46012          1            11/21/01         23
    0433428745                           05           12/21/01          0
    20017455                             O            11/21/31
    0


    6750890          J95/G01             F          152,850.00         ZZ
                                         360        152,721.24          1
                                      10.250          1,369.70         95
                                      10.000          1,369.70
    TIMONIUM         MD   21093          1            11/16/01         23
    0433435849                           07           01/01/02          0
1


    18806109                             O            12/01/31
    0


    6751794          642/G01             F          167,900.00         ZZ
                                         360        167,784.45          1
                                       7.875          1,217.39         99
                                       7.625          1,217.39
    GROVE CITY       OH   43123          2            12/04/01         23
    0433482338                           05           02/01/02          0
    11156501                             O            01/01/32
    0


    6752074          E22/G01             F           90,950.00         ZZ
                                         360         90,839.41          1
                                       8.500            699.33        107
                                       8.250            699.33
    KANSAS CITY      MO   64119          1            11/29/01         23
    0413195603                           05           01/01/02          0
    0413195603                           O            12/01/31
    0


    6752100          E22/G01             F           51,300.00         ZZ
                                         360         51,237.63          1
                                       8.500            394.45         95
                                       8.000            394.45
    OPA LOCKA        FL   33056          1            11/29/01         23
    0413214883                           07           01/01/02          0
    0413214883                           N            12/01/31
    0


    6752102          E22/G01             F           40,125.00         ZZ
                                         360         40,078.67          1
                                       8.750            315.66        107
                                       8.500            315.66
    YAZOO CITY       MS   39194          1            11/29/01         23
    0413215211                           05           01/01/02          0
    0413215211                           O            12/01/31
    0


    6752108          E22/G01             F           69,075.00         ZZ
                                         360         69,015.25          1
                                      10.125            612.57        100
                                       9.625            612.57
    PASCAGOULA       MS   39581          1            11/29/01         23
    0413223785                           05           01/01/02          0
    0413223785                           O            12/01/31
    0


1


    6752160          E22/G01             F          358,450.00         ZZ
                                         360        358,014.16          1
                                       8.500          2,756.17        107
                                       8.250          2,756.17
    DUBLIN           CA   94568          1            11/15/01         23
    0413288358                           01           01/01/02          0
    0413288358                           O            12/01/31
    0


    6752162          E22/G01             F          229,000.00         ZZ
                                         360        228,748.88          1
                                       9.000          1,842.59        100
                                       8.750          1,842.59
    BOCA RATON       FL   33486          1            11/29/01         23
    0413291279                           05           01/01/02          0
    0413291279                           O            12/01/31
    0


    6752168          E22/G01             F           41,200.00         ZZ
                                         360         41,163.39          1
                                      10.000            361.56        103
                                       9.750            361.56
    ALEDO            TX   76008          1            11/27/01         23
    0413293127                           05           01/01/02          0
    0413293127                           O            12/01/31
    0


    6752174          E22/G01             F           95,790.00         ZZ
                                         360         95,690.30          1
                                       9.250            788.04        103
                                       8.750            788.04
    KENNEWICK        WA   99336          5            11/14/01         23
    0413302647                           05           01/01/02          0
    0413302647                           O            12/01/31
    0


    6752178          E22/G01             F          365,000.00         ZZ
                                         360        364,495.97          1
                                       7.875          2,646.50        100
                                       7.375          2,646.50
    MILPITAS         CA   95035          1            11/21/01         23
    0413307513                           05           01/01/02          0
    0413307513                           O            12/01/31
    0


    6752182          E22/G01             F          184,468.00         ZZ
                                         360        184,218.97          1
                                       8.250          1,385.85        107
                                       8.000          1,385.85
1


    DRAPER           UT   84020          1            11/26/01         23
    0413313776                           05           01/01/02          0
    0413313776                           O            12/01/31
    0


    6752186          E22/G01             F          160,000.00         ZZ
                                         360        159,810.40          1
                                       8.625          1,244.46        100
                                       8.375          1,244.46
    WALL             NJ   07753          1            11/29/01         23
    0413315201                           07           01/01/02          0
    0413315201                           O            12/01/31
    0


    6752194          E22/G01             F           89,000.00         ZZ
                                         360         87,476.19          1
                                       8.500            684.33        105
                                       8.250            684.33
    MISHAWAKA        IN   46544          1            11/29/01         23
    0413322132                           05           01/01/02          0
    0413322132                           O            12/01/31
    0


    6752204          E22/G01             F          121,500.00         ZZ
                                         360        121,370.20          1
                                       9.125            988.56        103
                                       8.625            988.56
    DEERFIELD BEACH  FL   33442          1            11/29/01         23
    0413328261                           01           01/01/02          0
    0413328261                           O            12/01/31
    0


    6752208          E22/G01             F           89,100.00         ZZ
                                         360         89,007.27          1
                                       9.250            733.00         99
                                       8.750            733.00
    DALLAS           TX   75232          1            11/29/01         23
    0413332933                           05           01/01/02          0
    0413332933                           O            12/01/31
    0


    6752210          E22/G01             F          140,000.00         ZZ
                                         360        139,842.46          1
                                       8.875          1,113.90        103
                                       8.375          1,113.90
    SACRAMENTO       CA   95838          1            11/21/01         23
    0413334731                           05           01/01/02          0
    0413334731                           O            12/01/31
    0
1




    6752212          E22/G01             F          114,800.00         ZZ
                                         360        114,660.42          1
                                       8.500            882.71        103
                                       8.250            882.71
    ODESSA           MO   64076          1            11/29/01         23
    0413337197                           05           01/01/02          0
    0413337197                           O            12/01/31
    0


    6752214          E22/G01             F           62,600.00         ZZ
                                         360         62,519.90          1
                                       8.250            470.29         95
                                       8.000            470.29
    TOLEDO           OH   43611          1            11/29/01         23
    0413337486                           05           01/01/02          0
    0413337486                           N            12/01/31
    0


    6752216          E22/G01             F          142,405.00         ZZ
                                         360        142,227.36          1
                                       8.375          1,082.38         95
                                       8.125          1,082.38
    CATONSVILLE      MD   21228          1            11/29/01         23
    0413338591                           05           01/01/02          0
    0413338591                           N            12/01/31
    0


    6752218          E22/G01             F          136,000.00         ZZ
                                         360        134,325.96          1
                                       8.250          1,021.72        100
                                       7.750          1,021.72
    AUSTELL          GA   30106          1            11/29/01         23
    0413339201                           05           01/01/02          0
    0413339201                           O            12/01/31
    0


    6752226          E22/G01             F          328,723.00         ZZ
                                         360        328,323.30          1
                                       8.500          2,527.60        107
                                       8.000          2,527.60
    PARKER           CO   80138          1            11/29/01         23
    0413348350                           03           01/01/02          0
    0413348350                           O            12/01/31
    0


    6752232          E22/G01             F          157,500.00         ZZ
                                         360        157,300.26          1
1


                                       8.875          1,253.14        100
                                       8.375          1,253.14
    AUBURN           WA   98001          1            11/26/01         23
    0413353574                           05           01/01/02          0
    0413353574                           O            12/01/31
    0


    6752234          E22/G01             F          131,650.00         ZZ
                                         360        131,347.98          1
                                      10.125          1,167.50         99
                                       9.875          1,167.50
    CLEARWATER       FL   33759          1            11/29/01         23
    0413353780                           05           01/01/02          0
    0413353780                           O            12/01/31
    0


    6752236          E22/G01             F           58,000.00         ZZ
                                         360         57,934.74          1
                                       8.875            461.47        106
                                       8.625            461.47
    BLUE SPRINGS     MS   38828          1            11/29/01         23
    0413356437                           05           01/01/02          0
    0413356437                           O            12/01/31
    0


    6752914          588/G01             F           65,250.00         ZZ
                                         360         65,205.09          1
                                       7.875            473.11        107
                                       7.625            473.11
    ASTON            PA   19014          1            12/17/01         23
    0433541604                           01           02/01/02          0
    1056366                              O            01/01/32
    0


    6752962          J95/G01             F          136,000.00         ZZ
                                         360        135,908.75          1
                                       8.000            997.92        100
                                       7.750            997.92
    SIERRA VISTA     AZ   85635          1            12/06/01         23
    0433518263                           05           02/01/02          0
    0028136687                           O            01/01/32
    0


    6754270          588/G01             F          314,700.00         ZZ
                                         360        314,499.32          1
                                       8.250          2,364.24        107
                                       8.000          2,364.24
    WEST ORANGE TOW  NJ   07052          1            12/14/01         23
    0433512191                           01           02/01/02          0
1


    1056107                              O            01/01/32
    0


    6754430          642/G01             F          155,839.00         ZZ
                                         360        155,685.09          1
                                       9.500          1,310.38        103
                                       9.250          1,310.38
    CARAOPOLIS       PA   15108          1            11/30/01         23
    0433412939                           05           01/01/02          0
    10181601                             O            12/01/31
    0


    6754818          808/G01             F          100,000.00         ZZ
                                         360         99,931.18          1
                                       7.875            725.07        100
                                       7.625            725.07
    RIVERBANK        CA   95367          1            12/11/01         23
    0433557832                           05           02/01/02          0
    9424300                              O            01/01/32
    0


    6755728          E87/G01             F          165,850.00         ZZ
                                         360        165,732.95          1
                                       7.750          1,188.17        107
                                       7.500          1,188.17
    REDLANDS         CA   92374          5            12/06/01         23
    0433522752                           05           02/01/02          0
    01110225                             O            01/01/32
    0


    6755792          K15/G01             F          163,900.00         ZZ
                                         360        163,825.54          1
                                       9.875          1,423.22        100
                                       9.625          1,423.22
    EAST HARTFORD    CT   06118          5            12/05/01         23
    0433440633                           05           02/01/02          0
    037905304316                         O            01/01/32
    0


    6757092          J95/G01             F           79,010.00         ZZ
                                         360         78,845.80          1
                                       7.875            572.88        104
                                       7.625            572.88
    MURFREESBORO     TN   37127          1            10/22/01         23
    0433406626                           01           12/01/01          0
    0027628478                           O            11/01/31
    0


1


    6757352          642/G01             F           47,080.00         ZZ
                                         360         47,025.62          1
                                       8.750            370.38        107
                                       8.500            370.38
    SAVANNA          IL   61074          1            11/30/01         23
    0433470283                           05           01/01/02          0
    11106101                             O            12/01/31
    0


    6757644          J95/G01             F           97,000.00         ZZ
                                         360         96,752.95          1
                                       8.000            711.75        100
                                       7.750            711.75
    HENDERSONVILLE   TN   37075          1            10/26/01         23
    0433434719                           05           12/01/01          0
    0027563857                           O            11/01/31
    0


    6759756          588/G01             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       8.625            933.35        105
                                       8.375            933.35
    MONTGOMERY TOWN  PA   19454          1            01/11/02         23
    0433617347                           01           03/01/02          0
    1053663                              O            02/01/32
    0


    6761080          470/G01             F          156,250.00         ZZ
                                         180        155,808.38          1
                                       8.250          1,515.84        105
                                       8.000          1,515.84
    RANCHO CUCAMONG  CA   91730          2            12/28/01         23
    0433580784                           01           02/01/02          0
    115000333                            O            01/01/17
    0


    6761434          588/G01             F          149,800.00         ZZ
                                         360        149,691.57          1
                                       7.625          1,060.28        107
                                       7.375          1,060.28
    TOWNSHIP OF SPR  PA   19075          1            12/14/01         23
    0433511557                           05           02/01/02          0
    1054178                              O            01/01/32
    0


    6762082          737/G01             F          173,500.00         ZZ
                                         360        173,386.51          1
                                       8.125          1,288.23        104
                                       7.875          1,288.23
1


    BROOKFIELD       IL   60513          5            12/06/01         23
    0433506391                           05           02/01/02          0
    0001799592                           O            01/01/32
    0


    6762122          N46/G01             F          175,000.00         ZZ
                                         360        174,948.52          1
                                      11.875          1,783.25         99
                                      11.625          1,783.25
    INDIAN TRAIL     NC   28079          1            12/07/01         23
    0433494226                           03           02/01/02          0
    202254                               O            01/01/32
    0


    6763548          J95/G01             F          214,000.00         ZZ
                                         360        213,860.01          1
                                       8.125          1,588.95        107
                                       7.875          1,588.95
    SEATTLE          WA   98103          1            12/06/01         23
    0433576881                           05           02/01/02          0
    0027834209                           O            01/01/32
    0


    6764190          737/G01             F          267,000.00         ZZ
                                         360        266,846.39          2
                                       8.750          2,100.49        100
                                       8.500          2,100.49
    JERSEY CITY      NJ   07307          1            12/21/01         23
    0433574787                           05           02/01/02          0
    000180117                            O            01/01/32
    0


    6764376          K15/G01             F           83,900.00         ZZ
                                         360         83,849.17          1
                                       8.500            645.12        100
                                       8.250            645.12
    HUTCHINSON       MN   55350          5            12/06/01         00
    0433447851                           05           02/01/02          0
    013105305433                         O            01/01/32
    0


    6764474          J95/G01             F          250,600.00         ZZ
                                         360        250,440.20          1
                                       8.250          1,882.68        104
                                       8.000          1,882.68
    MARIETTA         GA   30068          1            12/06/01         23
    0433590817                           03           02/01/02          0
    0028127801                           O            01/01/32
    0
1




    6764684          642/G01             F          208,000.00         ZZ
                                         360        207,765.92          1
                                       8.875          1,654.94        100
                                       8.625          1,654.94
    INDIANAPOLIS     IN   46236          1            11/30/01         23
    0433415015                           05           01/01/02          0
    10210101                             O            12/01/31
    0


    6765442          J95/G01             F          253,500.00         ZZ
                                         360        253,334.17          1
                                       8.125          1,882.24        101
                                       7.875          1,882.24
    SEATTLE          WA   98107          1            12/11/01         23
    0433511490                           05           02/01/02          0
    0027947712                           O            01/01/32
    0


    6767536          E87/G01             F          189,390.00         ZZ
                                         360        189,259.66          1
                                       7.875          1,373.21        107
                                       7.625          1,373.21
    GAITHERSBURG     MD   20879          2            12/18/01         23
    0433607306                           09           02/01/02          0
    01120028                             O            01/01/32
    0


    6767756          964/G01             F          230,194.00         ZZ
                                         360        229,825.58          1
                                       8.250          1,729.37        103
                                       8.000          1,729.37
    MINDEN           NV   89423          1            12/05/01         23
    0433464039                           05           02/01/02          0
    174951                               O            01/01/32
    0


    6770078          E22/G01             F          261,250.00         ZZ
                                         360        260,948.30          1
                                       8.750          2,055.25         95
                                       8.500          2,055.25
    SEDALIA          CO   80135          1            11/29/01         23
    0413093816                           05           01/01/02          0
    0413093816                           N            12/01/31
    0


    6770094          E22/G01             F          230,000.00         ZZ
                                         360        229,720.74          1
1


                                       9.000          1,850.63        100
                                       8.750          1,850.63
    SUMMERVILLE      SC   29483          1            11/30/01         23
    0413124223                           05           01/01/02          0
    0413124223                           O            12/01/31
    0


    6770096          E22/G01             F          138,000.00         ZZ
                                         360        137,809.43          1
                                       7.875          1,000.60        100
                                       7.625          1,000.60
    CITRUS HEIGHTS   CA   95621          1            11/19/01         23
    0413127929                           05           01/01/02          0
    0413127929                           O            12/01/31
    0


    6770098          E22/G01             F          275,600.00         ZZ
                                         360        275,247.31          1
                                       8.250          2,070.49        106
                                       8.000          2,070.49
    SAN DIEGO        CA   92120          1            11/08/01         23
    0413128950                           05           01/01/02          0
    0413128950                           O            12/01/31
    0


    6770108          E22/G01             F          237,500.00         ZZ
                                         360        237,225.72          2
                                       8.750          1,868.41        107
                                       8.500          1,868.41
    CHICAGO          IL   60639          1            11/30/01         23
    0413152034                           05           01/01/02          0
    0413152034                           O            12/01/31
    0


    6770112          E22/G01             F          138,225.00         ZZ
                                         360        138,056.93          1
                                       8.500          1,062.83         95
                                       8.250          1,062.83
    SAN ANTONIO      TX   78222          1            11/30/01         23
    0413155102                           03           01/01/02          0
    0413155102                           O            12/01/31
    0


    6770122          E22/G01             F           61,650.00         ZZ
                                         360         61,576.94          1
                                       8.625            479.51         95
                                       8.375            479.51
    ARLINGTON        TX   76017          1            11/07/01         23
    0413172263                           07           01/01/02          0
1


    0413172263                           O            12/01/31
    0


    6770124          E22/G01             F          115,000.00         ZZ
                                         360        114,926.13          1
                                      11.500          1,138.84         96
                                      11.000          1,138.84
    GREEN RIVER      WY   82935          5            11/21/01         23
    0413172909                           05           01/01/02          0
    0413172909                           O            12/01/31
    0


    6770134          E22/G01             F          147,500.00         ZZ
                                         360        147,320.65          1
                                       8.500          1,134.15        100
                                       8.000          1,134.15
    BELLWOOD         IL   60104          1            11/30/01         23
    0413182239                           05           01/01/02          0
    0413182239                           O            12/01/31
    0


    6770148          E22/G01             F          146,520.00         ZZ
                                         360        146,375.29          1
                                       9.500          1,232.02         99
                                       9.000          1,232.02
    WEST PALM BEACH  FL   33414          1            11/30/01         23
    0413199043                           03           01/01/02          0
    0413199043                           O            12/01/31
    0


    6770152          E22/G01             F           66,950.00         ZZ
                                         360         66,878.47          1
                                       9.125            544.73        103
                                       8.625            544.73
    MIAMI SHORES     FL   33138          1            11/30/01         23
    0413200536                           01           01/01/02          0
    0413200536                           O            12/01/31
    0


    6770156          E22/G01             F          128,400.00         ZZ
                                         360        128,239.84          1
                                       8.375            975.93        107
                                       8.125            975.93
    MERRIMACK        NH   03054          1            11/30/01         23
    0413203126                           01           01/01/02          0
    0413203126                           O            12/01/31
    0


1


    6770168          E22/G01             F          109,000.00         ZZ
                                         360        108,752.03          1
                                       8.375            828.48        107
                                       8.125            828.48
    GREENVILLE       NC   27834          2            11/26/01         23
    0413214941                           05           01/01/02          0
    0413214941                           O            12/01/31
    0


    6770174          E22/G01             F          180,700.00         ZZ
                                         360        180,496.65          2
                                       8.875          1,437.73         95
                                       8.625          1,437.73
    PLAISTOW         NH   03865          1            11/30/01         23
    0413221144                           05           01/01/02          0
    0413221144                           N            12/01/31
    0


    6770176          E22/G01             F          175,450.00         ZZ
                                         360        175,207.73          1
                                       7.875          1,272.13        105
                                       7.625          1,272.13
    LODI             CA   95240          1            11/26/01         23
    0413225756                           05           01/01/02          0
    0413225756                           O            12/01/31
    0


    6770182          E22/G01             F           90,542.00         ZZ
                                         360         90,442.72          1
                                       9.000            728.52        103
                                       8.750            728.52
    FRESNO           CA   93722          1            11/21/01         23
    0413231176                           05           01/01/02          0
    0413231176                           O            12/01/31
    0


    6770188          E22/G01             F          215,000.00         ZZ
                                         360        214,751.70          1
                                       8.750          1,691.41        100
                                       8.500          1,691.41
    MARSHFIELD       MA   02050          1            11/30/01         23
    0413238254                           05           01/01/02          0
    0413238254                           O            12/01/31
    0


    6770194          E22/G01             F          108,000.00         ZZ
                                         360        107,878.45          1
                                       8.875            859.30         99
                                       8.625            859.30
1


    CINCINATTI       OH   45242          1            11/30/01         23
    0413240714                           01           01/01/02          0
    0413240714                           O            12/01/31
    0


    6770198          E22/G01             F          230,050.00         ZZ
                                         360        229,748.02          1
                                       8.125          1,708.11        107
                                       7.875          1,708.11
    MAPLEWOOD        NJ   07040          1            11/30/01         23
    0413243247                           05           01/01/02          0
    0413243247                           O            12/01/31
    0


    6770228          E22/G01             F          210,750.00         ZZ
                                         360        210,458.99          1
                                       7.875          1,528.08        107
                                       7.375          1,528.08
    SACRAMENTO       CA   95828          1            11/27/01         23
    0413255589                           05           01/01/02          0
    0413255589                           O            12/01/31
    0


    6770238          E22/G01             F           98,975.00         ZZ
                                         360         98,707.19          1
                                       8.500            761.03        107
                                       8.250            761.03
    EDMOND           OK   73003          5            11/26/01         23
    0413258807                           05           01/01/02          0
    0413258807                           O            12/01/31
    0


    6770242          E22/G01             F          132,350.00         ZZ
                                         360        132,137.31          1
                                      10.875          1,247.92        103
                                      10.375          1,247.92
    EDGEWOOD         TX   75098          1            11/30/01         23
    0413259243                           05           01/01/02          0
    0413259243                           O            12/01/31
    0


    6770264          E22/G01             F          285,000.00         ZZ
                                         360        284,695.51          1
                                       9.125          2,318.86        103
                                       8.625          2,318.86
    MIAMI LAKES      FL   33014          1            11/30/01         23
    0413267469                           05           01/01/02          0
    0413267469                           O            12/01/31
    0
1




    6770294          E22/G01             F          142,452.00         ZZ
                                         360        142,260.20          1
                                       8.000          1,045.26         95
                                       7.750          1,045.26
    DESOTO           TX   75115          1            11/30/01         23
    0413276254                           05           01/01/02          0
    0413276254                           N            12/01/31
    0


    6770310          E22/G01             F          211,500.00         ZZ
                                         360        211,034.07          1
                                       7.875          1,533.52        106
                                       7.625          1,533.52
    MINDEN           NV   89423          1            11/27/01         23
    0413281312                           05           01/01/02          0
    0413281312                           O            12/01/31
    0


    6770314          E22/G01             F          231,300.00         ZZ
                                         360        230,996.36          1
                                       8.125          1,717.40        106
                                       7.625          1,717.40
    ORANGEVALE       CA   95662          1            11/28/01         23
    0413284126                           05           01/01/02          0
    0413284126                           O            12/01/31
    0


    6770318          E22/G01             F          195,000.00         ZZ
                                         360        194,737.45          1
                                       8.000          1,430.84        100
                                       7.500          1,430.84
    ACWORTH          GA   30102          1            11/30/01         23
    0413286220                           05           01/01/02          0
    0413286220                           O            12/01/31
    0


    6770320          E22/G01             F           97,836.00         ZZ
                                         360         97,717.06          1
                                       8.500            752.27        106
                                       8.250            752.27
    AMARILLO         TX   79109          1            11/30/01         23
    0413287269                           05           01/01/02          0
    0413287269                           O            12/01/31
    0


    6770348          E22/G01             F          126,400.00         ZZ
                                         360        126,278.40          1
1


                                       9.625          1,074.39         99
                                       9.375          1,074.39
    BOISE            ID   83703          1            11/21/01         23
    0413298985                           05           01/01/02          0
    0413298985                           O            12/01/31
    0


    6770362          E22/G01             F          146,750.00         ZZ
                                         360        146,542.19          1
                                       7.750          1,051.33        100
                                       7.500          1,051.33
    PORTLAND         OR   97215          1            11/27/01         23
    0413301615                           05           01/01/02          0
    0413301615                           O            12/01/31
    0


    6770366          E22/G01             F          128,750.00         ZZ
                                         360        128,622.84          1
                                       9.500          1,082.60        103
                                       9.250          1,082.60
    CHARLOTTE        NC   28217          5            11/26/01         23
    0413304809                           05           01/01/02          0
    0413304809                           O            12/01/31
    0


    6770374          E22/G01             F          187,400.00         ZZ
                                         360        187,134.61          1
                                       7.750          1,342.56        107
                                       7.500          1,342.56
    KIRKLAND         WA   98034          1            11/21/01         23
    0413307570                           09           01/01/02          0
    0413307570                           O            12/01/31
    0


    6770382          E22/G01             F          127,700.00         ZZ
                                         360        127,482.03          1
                                       8.125            948.17         99
                                       7.875            948.17
    RALEIGH          NC   27604          1            11/30/01         23
    0413309519                           05           01/01/02          0
    0413309519                           O            12/01/31
    0


    6770388          E22/G01             F          156,500.00         ZZ
                                         360        156,283.89          1
                                       7.875          1,134.73        104
                                       7.625          1,134.73
    BATON ROUGE      LA   70810          1            11/30/01         23
    0413311259                           03           01/01/02          0
1


    0413311259                           O            12/01/31
    0


    6770420          E22/G01             F          137,227.00         ZZ
                                         360        137,068.51          1
                                       8.750          1,079.57         95
                                       8.500          1,079.57
    DESOTO           TX   75115          1            11/30/01         23
    0413322348                           05           01/01/02          0
    0413322348                           N            12/01/31
    0


    6770422          E22/G01             F          170,857.00         ZZ
                                         360        170,649.26          1
                                       8.500          1,313.74         95
                                       8.250          1,313.74
    ARLINGTON        TX   76012          1            11/30/01         23
    0413322397                           03           01/01/02          0
    0413322397                           N            12/01/31
    0


    6770450          E22/G01             F          173,000.00         ZZ
                                         360        172,829.13          1
                                       9.500          1,454.68        103
                                       9.250          1,454.68
    LARAMIE          WY   82070          5            11/26/01         23
    0413332420                           05           01/01/02          0
    0413332420                           O            12/01/31
    0


    6770458          E22/G01             F          210,000.00         ZZ
                                         360        209,717.24          1
                                       8.000          1,540.91        100
                                       7.500          1,540.91
    NATIONAL CITY    CA   91950          1            11/20/01         23
    0413334509                           05           01/01/02          0
    0413334509                           O            12/01/31
    0


    6770466          E22/G01             F           94,300.00         ZZ
                                         360         94,213.97          1
                                       9.875            818.85        102
                                       9.375            818.85
    LAKE ANN         MI   49650          1            11/30/01         23
    0413339060                           05           01/01/02          0
    0413339060                           O            12/01/31
    0


1


    6770482          E22/G01             F          142,203.00         ZZ
                                         360        141,590.37          1
                                       8.000          1,043.44        107
                                       7.750          1,043.44
    GRAPEVINE        TX   76051          1            11/29/01         23
    0413343559                           05           01/01/02          0
    0413343559                           O            12/01/31
    0


    6770500          E22/G01             F          236,002.00         ZZ
                                         360        235,699.99          1
                                       8.250          1,773.00        100
                                       7.750          1,773.00
    RANCHO CUCAMONG  CA   91739          1            11/21/01         23
    0413348426                           05           01/01/02          0
    0413348426                           O            12/01/31
    0


    6770502          E22/G01             F          282,150.00         ZZ
                                         360        281,863.92          1
                                       9.375          2,346.78         99
                                       8.875          2,346.78
    TRUSSVILLE       AL   35173          1            11/30/01         23
    0413349721                           05           01/01/02          0
    0413349721                           O            12/01/31
    0


    6770508          E22/G01             F           67,320.00         ZZ
                                         360         67,236.08          1
                                       9.750            578.38         99
                                       9.250            578.38
    DECATUR          IN   46733          1            11/30/01         23
    0413354317                           05           01/01/02          0
    0413354317                           O            12/01/31
    0


    6770512          E22/G01             F          185,430.00         ZZ
                                         360        185,106.70          1
                                       7.875          1,344.50        103
                                       7.625          1,344.50
    PHOENIX          AZ   85040          1            11/27/01         23
    0413354853                           03           01/01/02          0
    0413354853                           O            12/01/31
    0


    6770514          E22/G01             F          115,000.00         ZZ
                                         360        114,860.17          1
                                       8.500            884.25        100
                                       8.000            884.25
1


    MESA             AZ   85201          1            11/26/01         23
    0413355504                           05           01/01/02          0
    0413355504                           O            12/01/31
    0


    6770516          E22/G01             F          116,500.00         ZZ
                                         360        116,358.36          1
                                       8.500            895.78        100
                                       8.250            895.78
    ROYAL OAK        MI   48067          1            11/30/01         23
    0413356916                           05           01/01/02          0
    0413356916                           O            12/01/31
    0


    6770520          E22/G01             F          242,800.00         ZZ
                                         360        242,656.66          1
                                       8.625          1,888.47        107
                                       8.375          1,888.47
    OLDSMAR          FL   34677          1            12/03/01         23
    0413360363                           03           02/01/02          0
    0413360363                           O            01/01/32
    0


    6770522          E22/G01             F          133,700.00         ZZ
                                         360        133,586.02          1
                                      10.625          1,235.52        103
                                      10.125          1,235.52
    REMINGTON        VA   22734          1            11/30/01         23
    0413362724                           05           01/01/02          0
    0413362724                           O            12/01/31
    0


    6770524          E22/G01             F          160,500.00         ZZ
                                         360        160,319.38          1
                                       8.875          1,277.01        106
                                       8.625          1,277.01
    PALM BEACH GARD  FL   33418          1            11/30/01         23
    0413363102                           09           01/01/02          0
    0413363102                           O            12/01/31
    0


    6770530          E22/G01             F          155,800.00         ZZ
                                         360        155,624.67          1
                                       8.875          1,239.61         95
                                       8.625          1,239.61
    BEND             OR   97702          1            11/28/01         23
    0413377995                           05           01/01/02          0
    0413377995                           O            12/01/31
    0
1




    6771146          Q78/G01             F          262,150.00         ZZ
                                         360        261,839.33          1
                                       8.625          2,038.98        107
                                       8.375          2,038.98
    MENTOR           OH   44060          2            11/19/01         23
    0433410198                           05           01/01/02          0
    697095                               O            12/01/31
    0


    6772182          Q64/G01             F          136,950.00         ZZ
                                         360        136,799.81          1
                                       9.000          1,101.94        107
                                       8.750          1,101.94
    LOXAHATCHEE      FL   33470          1            11/20/01         23
    0433410834                           05           01/01/02          0
    0102717808                           O            12/01/31
    0


    6772260          W33/G01             F           75,500.00         ZZ
                                         360         75,349.46          1
                                       9.500            634.84        102
                                       9.250            634.84
    LAKE STATION     IN   46405          1            12/05/01         23
    0433482262                           05           01/04/02          0
    0128570                              O            12/04/31
    0


    6774856          700/G01             F          325,950.00         ZZ
                                         360        325,061.78          1
                                       8.625          2,535.21        104
                                       8.375          2,535.21
    RIVERSIDE        CA   92506          1            12/06/01         23
    0433485190                           05           02/01/02          0
    00263129                             O            01/01/32
    0


    6775306          313/G01             F          101,650.00         ZZ
                                         360        101,585.18          1
                                       8.250            763.66        107
                                       8.000            763.66
    DAVENPORT        IA   52804          5            12/06/01         23
    0433593472                           05           02/01/02          0
    0008518888                           O            01/01/32
    0


    6778396          M24/G01             F          250,000.00         ZZ
                                         360        249,827.96          1
1


                                       7.875          1,812.67        100
                                       7.625          1,812.67
    LONG BEACH       CA   90815          1            12/05/01         23
    0433570934                           05           02/01/02          0
    0520259                              O            01/01/32
    0


    6778838          X01/G01             F          106,605.00         ZZ
                                         360        106,555.27          1
                                       9.750            915.90         96
                                       9.500            915.90
    WACO             TX   76705          1            12/13/01         23
    0433541455                           05           02/01/02          0
    011215                               O            01/01/32
    0


    6779258          J95/G01             F          144,200.00         ZZ
                                         360        144,117.03          1
                                       8.750          1,134.43        103
                                       8.500          1,134.43
    ELKRIDGE         MD   21075          1            12/18/01         23
    0433522133                           05           02/01/02          0
    18880351                             O            01/01/32
    0


    6782222          J95/G01             F          123,000.00         ZZ
                                         360        122,885.38          1
                                       7.750            881.19        107
                                       7.500            881.19
    WILMINGTON       DE   19805          2            12/07/01         23
    0433504289                           05           02/01/02          0
    18828665                             O            01/01/32
    0


    6782252          R68/G01             F          157,485.00         ZZ
                                         360        157,371.02          1
                                       7.625          1,114.67        106
                                       7.375          1,114.67
    PLANTATION       FL   33324          1            12/07/01         23
    0433477684                           05           02/01/02          0
    20010804                             O            01/01/32
    0


    6782662          964/G01             F          169,595.00         ZZ
                                         360        169,369.49          1
                                       8.375          1,289.04        107
                                       8.125          1,289.04
    LAS VEGAS        NV   89129          2            12/06/01         23
    0433460482                           03           02/01/02          0
1


    173253                               O            01/01/32
    0


    6783200          147/G01             F          139,900.00         ZZ
                                         360        139,827.47          1
                                       9.250          1,150.93        100
                                       9.000          1,150.93
    SCHENECTADY      NY   12306          1            12/07/01         23
    0433562436                           05           02/01/02          0
    999999999999999                      O            01/01/32
    0


    6784726          642/G01             F          170,000.00         ZZ
                                         360        169,902.19          2
                                       8.750          1,337.39        100
                                       8.500          1,337.39
    OKLAHOMA CITY    OK   73120          1            12/06/01         23
    0433488087                           05           02/01/02          0
    11175001                             O            01/01/32
    0


    6784870          642/G01             F           80,750.00         ZZ
                                         360         80,698.80          1
                                       8.750            635.26        107
                                       8.500            635.26
    TOWNSHIP OF BED  MI   48133          1            12/07/01         23
    0433489705                           05           02/01/02          0
    11197001                             O            01/01/32
    0


    6785418          U05/G01             F          198,000.00         ZZ
                                         360        198,000.00          1
                                       8.750          1,557.67         99
                                       8.500          1,557.67
    PLANTATION       FL   33323          5            01/09/02         23
    0433616851                           05           03/01/02          0
    3190802                              O            02/01/32
    0


    6786610          477/G01             F          163,000.00         ZZ
                                         360        162,908.62          1
                                       8.875          1,296.90        104
                                       8.625          1,296.90
    GILBERT          AZ   85234          1            12/12/01         23
    0433534062                           05           02/01/02          0
    107272                               O            01/01/32
    0


1


    6787080          B57/G01             F          300,000.00         ZZ
                                         360        299,818.26          1
                                       8.500          2,306.74        100
                                       8.250          2,306.74
    FULLERTON        CA   92833          1            12/06/01         23
    0433495017                           29           02/01/02          0
    2160422                              O            01/01/32
    0


    6788242          F61/G01             F          181,250.00         ZZ
                                         360        181,140.19          1
                                       8.500          1,393.66        103
                                       8.250          1,393.66
    KENT             WA   98031          1            12/06/01         23
    0433515707                           05           02/01/02          0
    011787S                              O            01/01/32
    0


    6790030          P23/G01             F           80,250.00         ZZ
                                         360         80,159.68          1
                                       8.875            638.51        107
                                       8.625            638.51
    BALTIMORE        MD   21229          1            11/29/01         23
    0433516622                           07           01/01/02          0
    AFS010002633                         O            12/01/31
    0


    6790278          G75/G01             F          132,100.00         ZZ
                                         360        131,917.58          1
                                       7.875            957.82        106
                                       7.625            957.82
    BALTIMORE        MD   21207          5            11/19/01         23
    0433482932                           05           01/01/02          0
    04513330                             O            12/01/31
    0


    6790526          G75/G01             F          154,500.00         ZZ
                                         360        154,249.83          1
                                       7.500          1,080.29        101
                                       7.250          1,080.29
    BURLINGTON       NJ   08016          2            11/20/01         23
    0433454485                           05           01/01/02          0
    04522555                             O            12/01/31
    0


    6792046          624/G01             F          139,100.00         ZZ
                                         360        139,006.66          1
                                       8.000          1,020.67        107
                                       7.750          1,020.67
1


    EAST WENATCHEE   WA   98802          1            12/05/01         23
    0433479367                           05           02/01/02          0
    85700510573F                         O            01/01/32
    0


    6792604          737/G01             F          169,950.00         ZZ
                                         360        169,859.56          1
                                       9.125          1,382.77        103
                                       8.875          1,382.77
    HUEYTOWN         AL   35023          5            12/06/01         23
    0433533197                           05           02/01/02          0
    2047389                              O            01/01/32
    0


    6793256          E22/G01             F          233,000.00         ZZ
                                         360        232,676.63          1
                                       8.500          1,791.57        100
                                       8.250          1,791.57
    WINCHESTER       CA   92596          1            11/28/01         23
    0413161399                           03           01/01/02          0
    0413161399                           O            12/01/31
    0


    6793258          E22/G01             F          311,850.00         ZZ
                                         360        311,661.08          1
                                       8.500          2,397.86         99
                                       8.250          2,397.86
    OXNARD           CA   93030          1            11/30/01         23
    0413162371                           03           02/01/02          0
    0413162371                           O            01/01/32
    0


    6793276          E22/G01             F          169,500.00         ZZ
                                         360        169,293.91          2
                                       8.500          1,303.31        103
                                       8.250          1,303.31
    CHICAGO          IL   60639          1            12/03/01         23
    0413186891                           05           01/01/02          0
    0413186891                           O            12/01/31
    0


    6793322          E22/G01             F           42,800.00         ZZ
                                         360         42,749.29          1
                                       8.625            332.89        107
                                       8.125            332.89
    PORTLAND         OR   97206          1            11/20/01         23
    0413237256                           05           01/01/02          0
    0413237256                           O            12/01/31
    0
1




    6793332          E22/G01             F           95,000.00         ZZ
                                         360         94,893.09          1
                                       8.875            755.86        100
                                       8.625            755.86
    GOOSE CREEK      SC   29445          2            11/27/01         23
    0413248618                           05           01/01/02          0
    0413248618                           O            12/01/31
    0


    6793336          E22/G01             F          196,515.00         ZZ
                                         360        196,236.70          1
                                       7.750          1,407.86         99
                                       7.250          1,407.86
    RIVERSIDE        CA   92508          1            11/28/01         23
    0413250861                           05           01/01/02          0
    0413250861                           O            12/01/31
    0


    6793352          E22/G01             F          126,250.00         ZZ
                                         360        126,111.56          1
                                       9.000          1,015.84        107
                                       8.750          1,015.84
    LINCOLN PARK     MI   48146          9            11/28/01         23
    0413259904                           05           01/01/02          0
    0413259904                           O            12/01/31
    0


    6793388          E22/G01             F          181,000.00         ZZ
                                         360        180,816.47          1
                                       9.375          1,505.47        103
                                       9.125          1,505.47
    HUNTSVILLE       AL   35802          5            11/27/01         23
    0413269325                           05           01/01/02          0
    0413269325                           O            12/01/31
    0


    6793452          E22/G01             F           63,000.00         ZZ
                                         360         62,969.82          1
                                       9.625            535.49        100
                                       9.125            535.49
    SAINT LOUIS      MO   63106          1            12/03/01         23
    0413290560                           05           02/01/02          0
    0413290560                           O            01/01/32
    0


    6793478          E22/G01             F          367,710.00         ZZ
                                         360        367,162.51          1
1


                                       7.500          2,571.08        103
                                       7.000          2,571.08
    MISSION VIEJO    CA   92691          1            11/28/01         23
    0413306291                           03           01/01/02          0
    0413306291                           O            12/01/31
    0


    6793480          E22/G01             F          103,800.00         ZZ
                                         360        103,645.46          1
                                       7.500            725.78        105
                                       7.000            725.78
    BOISE            ID   83704          1            11/29/01         23
    0413307083                           09           01/01/02          0
    0413307083                           O            12/01/31
    0


    6793486          E22/G01             F           77,250.00         ZZ
                                         360         77,158.46          1
                                       8.625            600.84        103
                                       8.375            600.84
    CHARLOTTE        NC   28208          2            11/27/01         23
    0413312307                           05           01/01/02          0
    0413312307                           O            12/01/31
    0


    6793502          E22/G01             F          180,000.00         ZZ
                                         360        179,786.70          1
                                       8.625          1,400.02        104
                                       8.375          1,400.02
    LAKE ORION       MI   48362          5            11/27/01         23
    0413322496                           05           01/01/02          0
    0413322496                           O            12/01/31
    0


    6793520          E22/G01             F          133,900.00         ZZ
                                         360        133,771.19          1
                                       9.625          1,138.14        103
                                       9.125          1,138.14
    FLORENCE         AL   35633          1            12/03/01         23
    0413332149                           05           01/01/02          0
    0413332149                           O            12/01/31
    0


    6793546          E22/G01             F           82,400.00         ZZ
                                         360         81,864.54          1
                                       8.875            655.61        103
                                       8.625            655.61
    NORTH CHARLESTO  SC   29405          1            12/03/01         23
    0413346131                           05           01/01/02          0
1


    0413346131                           O            12/01/31
    0


    6793550          E22/G01             F          267,446.00         ZZ
                                         360        267,085.91          1
                                       8.000          1,962.42        107
                                       7.750          1,962.42
    SEATTLE          WA   98102          1            11/21/01         23
    0413350018                           09           01/01/02          0
    0413350018                           O            12/01/31
    0


    6795218          J95/G01             F          154,550.00         ZZ
                                         360        154,448.90          1
                                       8.125          1,147.53        104
                                       7.875          1,147.53
    TACOMA           WA   98404          1            12/03/01         23
    0433516499                           05           02/01/02          0
    0028077030                           O            01/01/32
    0


    6795998          E86/G01             F          107,000.00         ZZ
                                         360        106,864.46          1
                                       8.300            807.62        100
                                       8.050            807.62
    ONTARIO          CA   91762          1            11/09/01         23
    0433430857                           01           01/01/02          0
    316691                               O            12/01/31
    0


    6796776          U66/G01             F           83,430.00         ZZ
                                         360         83,388.97          1
                                       9.500            701.52        103
                                       9.250            701.52
    HUMBLE           TX   77338          1            12/17/01         23
    0433552791                           05           02/01/02          0
    317                                  O            01/01/32
    0


    6798172          147/G01             F           84,530.00         ZZ
                                         180         84,298.95          1
                                       8.625            838.61        107
                                       8.375            838.61
    DANBURY          CT   06810          1            12/10/01         23
    0433562402                           01           02/01/02          0
    011405                               O            01/01/17
    0


1


    6798606          J95/G01             F           62,488.00         ZZ
                                         360         62,448.15          1
                                       8.250            469.46        107
                                       8.000            469.46
    OKLAHOMA CITY    OK   73114          1            12/06/01         23
    0433503588                           05           02/01/02          0
    0028112019                           O            01/01/32
    0


    6798766          588/G01             F          185,250.00         ZZ
                                         360        185,158.88          1
                                       9.500          1,557.68        103
                                       9.250          1,557.68
    GERMANTOWN       MD   20874          1            12/06/01         23
    0433485802                           09           02/01/02          0
    00010513611                          O            01/01/32
    0


    6801248          P01/G01             F          215,000.00         ZZ
                                         360        214,873.06          1
                                       8.625          1,672.25        100
                                       8.375          1,672.25
    TROY             NY   12180          1            12/20/01         23
    0433545415                           05           02/01/02          0
    01006892                             O            01/01/32
    0


    6802456          K15/G01             F          140,000.00         ZZ
                                         360        139,956.47          1
                                      11.625          1,399.78        103
                                      11.375          1,399.78
    DURHAM           NC   27703          5            12/07/01         23
    0433486966                           05           02/01/02          0
    017105304731                         O            01/01/32
    0


    6802490          B28/G01             F          141,316.00         ZZ
                                         360        141,316.00          1
                                      10.750          1,319.16        101
                                      10.500          1,319.16
    STRASBURG        CO   80136          1            01/07/02         23
    0433594595                           05           03/01/02          0
    01001605                             O            02/01/32
    0


    6802608          G75/G01             F          180,000.00         ZZ
                                         360        179,738.61          1
                                       7.625          1,274.03        100
                                       7.375          1,274.03
1


    LASCASSAS        TN   37085          1            11/19/01         23
    0433434875                           05           01/01/02          0
    04521503                             O            12/01/31
    0


    6802878          G75/G01             F           68,450.00         ZZ
                                         360         68,350.10          1
                                       7.750            490.39        107
                                       7.500            490.39
    VALLEY VIEW      PA   17983          1            11/14/01         23
    0433453800                           05           01/01/02          0
    04487939                             O            12/01/31
    0


    6803086          E86/G01             F          125,000.00         ZZ
                                         360        124,753.03          1
                                       8.125            928.12        100
                                       7.875            928.12
    NORTH LAS VEGAS  NV   89032          1            10/26/01         23
    0433411089                           03           12/01/01          0
    0000149745                           O            11/01/31
    0


    6803790          P48/G01             F          207,000.00         ZZ
                                         360        206,922.07          1
                                      10.750          1,932.31        103
                                      10.500          1,932.31
    AURORA           CO   80015          1            12/07/01         23
    0433500428                           03           02/01/02          0
    6803790                              O            01/01/32
    0


    6804242          K15/G01             F          141,200.00         ZZ
                                         360        141,102.83          1
                                       7.875          1,023.80        107
                                       7.625          1,023.80
    ROSEVILLE        MI   48066          5            12/06/01         00
    0433451473                           05           02/01/02          0
    035605303727                         O            01/01/32
    0


    6804764          L96/G01             F          125,000.00         ZZ
                                         360        124,922.31          2
                                       8.375            950.09        100
                                       8.125            950.09
    LOS ANGELES      CA   90003          1            12/12/01         23
    0433535929                           05           02/01/02          0
    0520254                              O            01/01/32
    0
1




    6806264          K15/G01             F           61,100.00         ZZ
                                         360         61,070.73          1
                                       9.625            519.34        102
                                       9.375            519.34
    OPELOUSAS        LA   70570          5            12/11/01         23
    0433486859                           05           02/01/02          0
    000905304480                         O            01/01/32
    0


    6811756          B28/G01             F          218,280.00         ZZ
                                         360        218,110.70          1
                                       8.125          1,620.73        107
                                       7.875          1,620.73
    PARKER           CO   80134          1            12/07/01         23
    0433503745                           03           02/01/02          0
    01001407                             O            01/01/32
    0


    6812428          940/G01             F          273,900.00         ZZ
                                         360        273,716.22          1
                                       8.000          2,009.78        107
                                       7.750          2,009.78
    RIVERSIDE        CA   92506          5            12/27/01         23
    0433558475                           05           02/01/02          0
    23010547                             O            01/01/32
    0


    6813208          E22/G01             F          176,000.00         ZZ
                                         360        175,756.97          1
                                       7.875          1,276.12        100
                                       7.375          1,276.12
    GARDENA          CA   90247          1            11/27/01         23
    0413186842                           05           01/01/02          0
    0413186842                           O            12/01/31
    0


    6813236          E22/G01             F          183,150.00         ZZ
                                         360        182,927.30          1
                                       8.500          1,408.27         99
                                       8.000          1,408.27
    PEMBROKE PINES   FL   33024          1            12/04/01         23
    0413227612                           05           01/01/02          0
    0413227612                           O            12/01/31
    0


    6813318          E22/G01             F          184,850.00         ZZ
                                         360        184,732.12          1
1


                                       8.250          1,388.72        103
                                       7.750          1,388.72
    MODESTO          CA   95355          1            12/03/01         23
    0413303744                           05           02/01/02          0
    0413303744                           O            01/01/32
    0


    6813350          E22/G01             F          131,000.00         T
                                         360        130,860.05          1
                                       9.125          1,065.86        100
                                       8.875          1,065.86
    HOOKSETT         NH   03106          1            12/04/01         23
    0413331042                           01           01/01/02          0
    0413331042                           O            12/01/31
    0


    6813356          E22/G01             F          100,000.00         ZZ
                                         360         99,887.47          1
                                       8.875            795.64         98
                                       8.625            795.64
    MEMPHIS          TN   38134          2            11/28/01         23
    0413334467                           05           01/01/02          0
    0413334467                           O            12/01/31
    0


    6813364          E22/G01             F          347,400.00         ZZ
                                         360        346,977.59          1
                                       8.500          2,671.21        102
                                       8.250          2,671.21
    SAMMAMISH        WA   98074          1            11/28/01         23
    0413340654                           03           01/01/02          0
    0413340654                           O            12/01/31
    0


    6813374          E22/G01             F           59,850.00         ZZ
                                         360         59,816.45          1
                                       8.875            476.19         95
                                       8.625            476.19
    NEW ORLEANS      LA   70127          1            12/04/01         23
    0413352253                           05           02/01/02          0
    0413352253                           N            01/01/32
    0


    6813388          E22/G01             F          147,660.00         ZZ
                                         360        147,558.38          1
                                       7.875          1,070.64        107
                                       7.375          1,070.64
    MORENO VALLEY    CA   92553          1            11/28/01         23
    0413358821                           05           02/01/02          0
1


    0413358821                           O            01/01/32
    0


    6813398          E22/G01             F          116,550.00         ZZ
                                         360        116,340.00          1
                                       9.750          1,001.34        103
                                       9.500          1,001.34
    WENATCHEE        WA   98801          1            11/28/01         23
    0413367756                           05           01/01/02          0
    0413367756                           O            12/01/31
    0


    6814520          642/G01             F          123,050.00         ZZ
                                         360        122,911.53          1
                                       8.875            979.04        107
                                       8.625            979.04
    GREAT FALLS      MT   59405          5            11/20/01         23
    0433436581                           05           01/01/02          0
    10134101                             O            12/01/31
    0


    6817836          642/G01             F          123,085.00         ZZ
                                         360        122,538.52          1
                                       9.875          1,068.81        103
                                       9.625          1,068.81
    HARRISBURG       PA   17109          2            11/28/01         23
    0433436979                           05           01/01/02          0
    10180601                             O            12/01/31
    0


    6817882          E87/G01             F          620,000.00         ZZ
                                         360        619,604.65          1
                                       8.250          4,657.85        100
                                       8.000          4,657.85
    SAN RAFAEL       CA   94901          1            12/10/01         23
    0433547577                           05           02/01/02          0
    01110394                             O            01/01/32
    0


    6818806          U35/G01             F           83,945.00         ZZ
                                         360         83,902.61          1
                                       9.375            698.21        103
                                       9.125            698.21
    ST FRANCIS       WI   53235          1            12/14/01         23
    0433491511                           05           02/01/02          0
    6818806                              O            01/01/32
    0


1


    6819216          W33/G01             F           85,600.00         ZZ
                                         360         85,503.67          1
                                       8.875            681.07        107
                                       8.625            681.07
    KIMBALL          MI   48074          5            12/05/01         23
    0433507035                           05           01/09/02          0
    0128285                              O            12/09/31
    0


    6821304          737/G01             F           67,900.00         ZZ
                                         360         67,858.87          1
                                       8.500            522.09        100
                                       8.250            522.09
    KATY             TX   77449          1            12/20/01         23
    0433522091                           03           02/01/02          0
    0001802016                           O            01/01/32
    0


    6821822          K15/G01             F          113,200.00         ZZ
                                         360        113,152.53          1
                                      10.250          1,014.39        103
                                      10.000          1,014.39
    BOARDMAN         OH   44512          5            12/10/01         23
    0433487592                           05           02/01/02          0
    036905302500                         O            01/01/32
    0


    6823116          B28/G01             F          208,000.00         ZZ
                                         360        207,867.36          1
                                       8.250          1,562.64        103
                                       8.000          1,562.64
    TRACY            CA   95376          1            12/10/01         23
    0433524014                           05           02/01/02          0
    02500457                             O            01/01/32
    0


    6823118          K15/G01             F          128,700.00         ZZ
                                         360        128,629.70          1
                                       9.000          1,035.55        103
                                       8.750          1,035.55
    REEDLEY          CA   93654          5            12/10/01         23
    0433495678                           05           02/01/02          0
    038305302867                         O            01/01/32
    0


    6825038          737/G01             F          358,900.00         ZZ
                                         360        358,659.19          1
                                       8.000          2,633.48        100
                                       7.750          2,633.48
1


    MABLETON         GA   30126          1            12/17/01         23
    0433589041                           05           02/01/02          0
    2050722                              O            01/01/32
    0


    6826980          737/G01             F          300,000.00         ZZ
                                         360        299,856.28          1
                                       9.625          2,549.97        102
                                       9.375          2,549.97
    ARTESIA          CA   90701          1            12/05/01         23
    0433569530                           05           02/01/02          0
    0001798891                           O            01/01/32
    0


    6827584          313/G01             F           92,650.00         ZZ
                                         360         92,592.41          1
                                       8.375            704.21        101
                                       8.125            704.21
    JENISON          MI   49428          1            12/13/01         23
    0433574043                           01           02/01/02          0
    0008523318                           O            01/01/32
    0


    6830098          950/G01             F          120,500.00         ZZ
                                         360        120,421.18          1
                                       8.125            894.71        104
                                       7.875            894.71
    SUSANVILLE       CA   96130          1            12/17/01         23
    0433591500                           05           02/01/02          0
    A7111029                             O            01/01/32
    0


    6836300          E22/G01             F          242,050.00         ZZ
                                         360        241,906.89          1
                                      11.875          2,466.49        103
                                      11.375          2,466.49
    LEXINGTON        SC   29072          5            11/30/01         23
    0413129925                           03           01/01/02          0
    0413129925                           O            12/01/31
    0


    6836304          E22/G01             F           59,000.00         ZZ
                                         360         58,933.09          1
                                       9.000            474.73        100
                                       8.750            474.73
    ELKHART          IN   46516          1            12/05/01         23
    0413139528                           05           01/01/02          0
    0413139528                           O            12/01/31
    0
1




    6836314          E22/G01             F          267,500.00         ZZ
                                         360        265,533.60          1
                                       7.875          1,939.56        107
                                       7.625          1,939.56
    LAKE FOREST      CA   92679          1            11/30/01         23
    0413171422                           01           01/01/02          0
    0413171422                           O            12/01/31
    0


    6836330          E22/G01             F          224,000.00         ZZ
                                         360        223,705.96          1
                                       8.125          1,663.19        100
                                       7.625          1,663.19
    PUYALLUP         WA   98373          5            11/16/01         23
    0413192212                           03           01/01/02          0
    0413192212                           O            12/01/31
    0


    6836334          E22/G01             F           86,000.00         ZZ
                                         360         85,950.52          1
                                       8.750            676.56        100
                                       8.500            676.56
    BATON ROUGE      LA   70809          1            12/05/01         23
    0413199662                           09           02/01/02          0
    0413199662                           O            01/01/32
    0


    6836384          E22/G01             F           88,000.00         ZZ
                                         360         87,895.73          1
                                       8.625            684.45         99
                                       8.375            684.45
    FORT WAYNE       IN   46835          5            11/30/01         23
    0413266180                           05           01/01/02          0
    0413266180                           O            12/01/31
    0


    6836404          E22/G01             F           49,220.00         ZZ
                                         360         49,158.60          1
                                       8.375            374.11        107
                                       8.125            374.11
    ALEXANDER CITY   AL   35010          1            11/29/01         23
    0413276429                           05           01/01/02          0
    0413276429                           O            12/01/31
    0


    6836410          E22/G01             F          126,400.00         ZZ
                                         360        126,275.16          1
1


                                       9.500          1,062.84        102
                                       9.000          1,062.84
    DECATUR          GA   30034          5            11/30/01         23
    0413280322                           05           01/01/02          0
    0413280322                           O            12/01/31
    0


    6836430          E22/G01             F          150,050.00         ZZ
                                         360        149,857.97          1
                                       8.250          1,127.28         99
                                       7.750          1,127.28
    FORT MYERS       FL   33917          5            11/30/01         23
    0413289281                           05           01/01/02          0
    0413289281                           O            12/01/31
    0


    6836460          E22/G01             F          177,300.00         ZZ
                                         360        176,859.95          1
                                       8.000          1,300.96        105
                                       7.500          1,300.96
    EDMOND           OK   73034          5            11/30/01         23
    0413306325                           05           01/01/02          0
    0413306325                           O            12/01/31
    0


    6836480          E22/G01             F          150,000.00         ZZ
                                         360        149,896.78          1
                                       7.875          1,087.60        100
                                       7.375          1,087.60
    RENO             NV   89503          1            11/30/01         23
    0413313982                           05           02/01/02          0
    0413313982                           O            01/01/32
    0


    6836556          E22/G01             F          184,000.00         ZZ
                                         360        183,882.67          1
                                       8.250          1,382.33        103
                                       7.750          1,382.33
    HAILEY           ID   83313          1            12/03/01         23
    0413354028                           05           02/01/02          0
    0413354028                           O            01/01/32
    0


    6836558          E22/G01             F           97,850.00         ZZ
                                         360         97,818.73          1
                                      11.500            969.00        103
                                      11.000            969.00
    PASCO            WA   99301          5            11/28/01         23
    0413354044                           05           02/01/02          0
1


    0413354044                           O            01/01/32
    0


    6836570          E22/G01             F          170,000.00         ZZ
                                         360        169,899.64          1
                                       8.625          1,322.24        100
                                       8.375          1,322.24
    SAN DIEGO        CA   92113          1            11/30/01         23
    0413360421                           05           02/01/02          0
    0413360421                           O            01/01/32
    0


    6836572          E22/G01             F           57,245.00         ZZ
                                         360         57,167.93          1
                                       8.000            420.04        107
                                       7.500            420.04
    ALBANY           OR   97321          2            11/27/01         23
    0413361619                           05           01/01/02          0
    0413361619                           O            12/01/31
    0


    6836574          E22/G01             F           56,500.00         ZZ
                                         360         56,415.32          1
                                       9.000            454.61         95
                                       8.750            454.61
    OSWEGO           IL   60543          1            12/05/01         23
    0413364456                           01           01/01/02          0
    0413364456                           N            12/01/31
    0


    6836578          E22/G01             F          122,000.00         ZZ
                                         360        121,859.11          1
                                       8.750            959.77        100
                                       8.500            959.77
    ROYAL OAK        MI   48067          1            12/05/01         23
    0413366212                           05           01/01/02          0
    0413366212                           O            12/01/31
    0


    6836588          E22/G01             F          196,000.00         ZZ
                                         360        195,729.33          1
                                       7.875          1,421.14        105
                                       7.375          1,421.14
    MIAMI            FL   33018          2            11/30/01         23
    0413396003                           05           01/01/02          0
    0413396003                           O            12/01/31
    0


1


    6836782          W50/G01             F          152,000.00         ZZ
                                         360        151,910.26          1
                                       8.625          1,182.24        100
                                       8.375          1,182.24
    LONSDALE         MN   55046          1            12/04/01         23
    0433450384                           05           02/01/02          0
    0010489                              O            01/01/32
    0


    6836852          W50/G01             F          133,797.00         ZZ
                                         360        133,642.48          1
                                       8.750          1,052.58        100
                                       8.500          1,052.58
    MINNEAPOLIS      MN   55412          1            11/19/01         23
    0433479169                           05           01/01/02          0
    0010450                              O            12/01/31
    0


    6837054          W35/G01             F           71,900.00         ZZ
                                         360         71,869.85          1
                                      10.250            644.30        103
                                      10.000            644.30
    FOUNTAIN CITY    IN   47341          1            12/12/01         23
    0433538790                           05           02/01/02          0
    8476                                 O            01/01/32
    0


    6837186          M43/G01             F          453,050.00         ZZ
                                         360        452,713.77          1
                                       7.500          3,167.79        105
                                       7.250          3,167.79
    MC LEAN          VA   22101          1            12/13/01         23
    0433567971                           05           02/01/02          0
    72468871                             O            01/01/32
    0


    6838680          Q78/G01             F          109,140.00         ZZ
                                         360        109,075.56          1
                                       8.625            848.88        102
                                       8.375            848.88
    FRANKFORT        KY   40601          2            11/30/01         23
    0433498367                           05           02/01/02          0
    697316                               O            01/01/32
    0


    6838932          Q78/G01             F           78,110.00         ZZ
                                         360         77,848.15          1
                                       8.750            614.50        103
                                       8.500            614.50
1


    MONTPELIER       OH   43543          2            11/26/01         23
    0433456233                           05           01/01/02          0
    697971                               O            12/01/31
    0


    6841026          K15/G01             F          119,900.00         ZZ
                                         360        119,842.56          1
                                       9.625          1,019.14        100
                                       9.375          1,019.14
    MANSFIELD        OH   44904          5            12/11/01         23
    0433487071                           05           02/01/02          0
    028005303447                         O            01/01/32
    0


    6841148          K15/G01             F          114,300.00         ZZ
                                         360        114,252.07          1
                                      10.250          1,024.24        102
                                      10.000          1,024.24
    WYOMING          MI   49509          2            12/11/01         23
    0433486271                           05           02/01/02          0
    035905304504                         O            01/01/32
    0


    6843124          N67/G01             F          168,500.00         ZZ
                                         360        168,410.33          1
                                       9.125          1,370.97        100
                                       8.875          1,370.97
    SAN DIEGO        CA   92115          1            12/27/01         23
    0433527975                           01           02/01/02          0
    1780009508                           O            01/01/32
    0


    6843708          J95/G01             F          186,400.00         ZZ
                                         360        186,278.06          1
                                       8.125          1,384.02        107
                                       7.875          1,384.02
    ST CHARLES       MO   63304          5            12/20/01         23
    0433524790                           03           02/01/02          0
    0028190676                           O            01/01/32
    0


    6845248          950/G01             F          267,500.00         ZZ
                                         360        267,346.10          1
                                       8.750          2,104.42        107
                                       8.500          2,104.42
    LAKE STEVENS     WA   98258          1            12/21/01         23
    0433605839                           05           02/01/02          0
    E1109075                             O            01/01/32
    0
1




    6845334          950/G01             F          190,888.00         ZZ
                                         360        190,769.35          1
                                       8.375          1,450.89        103
                                       8.125          1,450.89
    SUSANVILLE       CA   96130          1            12/10/01         23
    0433593357                           05           02/01/02          0
    A7110012                             O            01/01/32
    0


    6848278          F61/G01             F          374,500.00         ZZ
                                         360        374,278.90          1
                                       8.625          2,912.82        107
                                       8.375          2,912.82
    GIG HARBOR       WA   98335          1            12/12/01         23
    0433520806                           05           02/01/02          0
    0116058                              O            01/01/32
    0


    6849748          642/G01             F          473,800.00         ZZ
                                         360        473,512.97          1
                                       8.500          3,643.11        103
                                       8.250          3,643.11
    MCLEAN           VA   22101          1            12/14/01         23
    0433487659                           05           02/01/02          0
    10129601                             O            01/01/32
    0


    6850888          N67/G01             F          130,800.00         ZZ
                                         360        130,642.14          1
                                      10.000          1,147.86        103
                                       9.750          1,147.86
    RIO RANCHO       NM   87124          5            12/18/01         23
    0433522679                           05           02/01/02          0
    1780008757                           O            01/01/32
    0


    6850986          J95/G01             F           69,015.00         ZZ
                                         360         68,969.85          1
                                       8.125            512.44        107
                                       7.875            512.44
    THE DALLES       OR   97058          1            12/31/01         23
    0433604139                           05           02/01/02          0
    0028213163                           O            01/01/32
    0


    6852060          737/G01             F          140,500.00         ZZ
                                         360        140,410.41          1
1


                                       8.250          1,055.53        100
                                       8.000          1,055.53
    CHANDLER         AZ   85225          1            12/13/01         23
    0433570330                           05           02/01/02          0
    2049736                              O            01/01/32
    0


    6853594          E87/G01             F          143,380.00         ZZ
                                         360        143,290.88          1
                                       8.375          1,089.79        104
                                       8.125          1,089.79
    RANDALLSTOWN     MD   21133          2            12/13/01         23
    0433530409                           05           02/01/02          0
    01100161                             O            01/01/32
    0


    6853786          700/G01             F          217,500.00         ZZ
                                         360        217,357.73          1
                                       8.125          1,614.93        100
                                       7.875          1,614.93
    VAN NUYS AREA    CA   91401          1            12/18/01         23
    0433580545                           05           02/01/02          0
    00263585                             O            01/01/32
    0


    6854274          K15/G01             F          127,900.00         ZZ
                                         360        127,853.13          1
                                      10.875          1,205.96         99
                                      10.625          1,205.96
    DAVISBURG        MI   48350          5            12/11/01         23
    0433501897                           05           02/01/02          0
    024405302421                         O            01/01/32
    0


    6854508          U05/G01             F          230,050.00         ZZ
                                         360        229,903.30          1
                                       8.250          1,728.29        105
                                       8.000          1,728.29
    GRASS VALLEY     CA   95949          1            12/11/01         23
    0433567658                           05           02/01/02          0
    3186831                              O            01/01/32
    0


    6854968          J95/G01             F          147,660.00         ZZ
                                         360        147,461.05          1
                                       7.875          1,070.64        107
                                       7.625          1,070.64
    NASHVILLE        TN   37211          5            12/17/01         23
    0433522661                           05           02/01/02          0
1


    0028045045                           O            01/01/32
    0


    6856268          E22/G01             F          165,330.00         ZZ
                                         360        165,246.51          1
                                       9.375          1,375.13         99
                                       9.125          1,375.13
    LONG BEACH       CA   90805          1            11/28/01         23
    0413234808                           05           02/01/02          0
    0413234808                           O            01/01/32
    0


    6856276          E22/G01             F          133,750.00         ZZ
                                         360        133,668.98          1
                                       8.500          1,028.42        107
                                       8.000          1,028.42
    GOODLETTSVILLE   TN   37072          2            11/30/01         23
    0413249756                           05           02/01/02          0
    0413249756                           O            01/01/32
    0


    6856278          E22/G01             F          123,000.00         ZZ
                                         360        122,917.47          1
                                       8.000            902.53        105
                                       7.500            902.53
    EUGENE           OR   97404          1            11/30/01         23
    0413253857                           05           02/01/02          0
    0413253857                           O            01/01/32
    0


    6856294          E22/G01             F          125,650.00         ZZ
                                         360        125,591.38          1
                                       9.750          1,079.53        103
                                       9.250          1,079.53
    CHARLOTTE        NC   28212          1            12/06/01         23
    0413279423                           05           02/01/02          0
    0413279423                           O            01/01/32
    0


    6856296          E22/G01             F          178,000.00         ZZ
                                         360        177,889.36          1
                                       8.375          1,352.93        102
                                       8.125          1,352.93
    TAYLORSVILLE     UT   84118          2            11/29/01         23
    0413284308                           05           02/01/02          0
    0413284308                           O            01/01/32
    0


1


    6856304          E22/G01             F          281,500.00         ZZ
                                         360        281,101.36          1
                                       7.750          2,016.70        103
                                       7.250          2,016.70
    SACRAMENTO       CA   95819          1            11/21/01         23
    0413291295                           05           01/01/02          0
    0413291295                           O            12/01/31
    0


    6856314          E22/G01             F           58,852.00         ZZ
                                         360         58,782.27          2
                                       8.625            457.74         95
                                       8.125            457.74
    FRESNO           CA   93701          1            11/27/01         23
    0413295247                           05           01/01/02          0
    0413295247                           N            12/01/31
    0


    6856328          E22/G01             F          329,500.00         ZZ
                                         360        329,255.47          1
                                       7.500          2,303.91        107
                                       7.000          2,303.91
    DUBLIN           CA   94568          1            12/03/01         23
    0413313545                           05           02/01/02          0
    0413313545                           O            01/01/32
    0


    6856330          E22/G01             F           44,260.00         ZZ
                                         360         44,201.90          1
                                       8.125            328.63        100
                                       7.875            328.63
    WEATHERFORD      TX   76086          1            12/04/01         23
    0413315599                           05           01/01/02          0
    0413315599                           O            12/01/31
    0


    6856344          E22/G01             F          139,600.00         ZZ
                                         360        139,454.71          1
                                       9.250          1,148.45        100
                                       8.750          1,148.45
    SEVIERVILLE      TN   37862          1            12/06/01         23
    0413324187                           05           01/01/02          0
    0413324187                           O            12/01/31
    0


    6856356          E22/G01             F          251,320.00         ZZ
                                         360        250,964.09          1
                                       7.750          1,800.49        107
                                       7.250          1,800.49
1


    LOS ANGELES      CA   91307          1            11/28/01         23
    0413334293                           05           01/01/02          0
    0413334293                           O            12/01/31
    0


    6856364          E22/G01             F          104,500.00         ZZ
                                         360        104,444.39          1
                                       9.125            850.25         95
                                       8.875            850.25
    COLLEGE PARK     GA   30349          1            12/06/01         23
    0413339151                           05           02/01/02          0
    0413339151                           N            01/01/32
    0


    6856366          E22/G01             F           67,450.00         ZZ
                                         360         67,411.19          1
                                       8.750            530.63         95
                                       8.500            530.63
    NORTH MIAMI BEA  FL   33160          1            12/06/01         23
    0413340753                           01           02/01/02          0
    0413340753                           O            01/01/32
    0


    6856382          E22/G01             F          270,000.00         ZZ
                                         360        269,832.18          1
                                       8.375          2,052.20        100
                                       7.875          2,052.20
    VENTURA          CA   93003          1            11/30/01         23
    0413353293                           05           02/01/02          0
    0413353293                           O            01/01/32
    0


    6856390          E22/G01             F           39,425.00         ZZ
                                         360         39,402.90          1
                                       8.875            313.68         95
                                       8.375            313.68
    MEMPHIS          TN   38106          1            12/06/01         23
    0413358243                           05           02/01/02          0
    0413358243                           N            01/01/32
    0


    6856392          E22/G01             F          229,443.00         ZZ
                                         360        229,156.79          1
                                       8.375          1,743.93        100
                                       7.875          1,743.93
    LAS VEGAS        NV   89130          1            11/30/01         23
    0413358375                           03           01/01/02          0
    0413358375                           O            12/01/31
    0
1




    6856398          E22/G01             F          122,943.00         ZZ
                                         360        122,868.52          1
                                       8.500            945.33        107
                                       8.000            945.33
    HOLLYWOOD        FL   33024          1            12/06/01         23
    0413363011                           05           02/01/02          0
    0413363011                           O            01/01/32
    0


    6856404          E22/G01             F          136,170.00         ZZ
                                         360        136,012.75          1
                                       8.750          1,071.25        105
                                       8.500          1,071.25
    SYLACAUGA        AL   35150          1            12/06/01         23
    0413373127                           05           01/01/02          0
    0413373127                           O            12/01/31
    0


    6856920          E86/G01             F          289,000.00         ZZ
                                         360        288,644.98          1
                                       8.450          2,211.93        100
                                       8.200          2,211.93
    HACIENDA HEIGHT  CA   91745          1            11/15/01         23
    0433478914                           05           01/01/02          0
    000143024                            O            12/01/31
    0


    6858424          L86/G01             F          293,895.00         ZZ
                                         360        293,546.71          1
                                       8.625          2,285.89        105
                                       8.375          2,285.89
    MISSION VIEJO    CA   92691          1            11/26/01         23
    0433432978                           09           01/01/02          0
    20509184                             O            12/01/31
    0


    6858654          642/G01             F          175,480.00         ZZ
                                         360        175,480.00          1
                                       9.125          1,427.76        107
                                       8.875          1,427.76
    PUYALLUP         WA   98374          2            01/02/02         23
    0433542644                           05           03/01/02          0
    12128701                             O            02/01/32
    0


    6859470          W33/G01             F          230,000.00         ZZ
                                         360        229,784.51          1
1


                                       9.750          1,976.06        100
                                       9.500          1,976.06
    VALPARAISO       IN   46383          1            12/11/01         23
    0433505484                           05           01/10/02          0
    0128431                              O            12/10/31
    0


    6859550          313/G01             F          121,025.00         ZZ
                                         360        120,980.65          1
                                      10.875          1,141.14        103
                                      10.625          1,141.14
    ROLLA            MO   65401          1            12/12/01         23
    0433556099                           05           02/01/02          0
    0008542920                           O            01/01/32
    0


    6862654          J40/G01             F           78,280.00         ZZ
                                         360         78,251.32          1
                                      10.875            738.09        103
                                      10.625            738.09
    ORMOND BEACH     FL   32174          1            12/17/01         23
    0433614633                           05           02/01/02          0
    1074128                              O            01/01/32
    0


    6864184          K15/G01             F          100,100.00         ZZ
                                         360        100,050.76          1
                                       9.500            841.70         98
                                       9.250            841.70
    BARRE            NY   14411          5            12/11/01         23
    0433496023                           05           02/01/02          0
    029505304116                         O            01/01/32
    0


    6866066          G75/G01             F          118,000.00         ZZ
                                         360        117,928.51          1
                                       8.500            907.32        105
                                       8.250            907.32
    KING OF PRUSSIA  PA   19406          1            12/21/01         23
    0433605458                           05           02/01/02          0
    04541656                             O            01/01/32
    0


    6868158          685/G01             F          144,900.00         ZZ
                                         360        144,820.85          1
                                       9.000          1,165.90        100
                                       8.750          1,165.90
    VICTORVILLE      CA   92392          1            12/18/01         23
    0433616257                           05           02/01/02          0
1


    127872                               O            01/01/32
    0


    6868988          K15/G01             F           75,900.00         ZZ
                                         360         75,875.07          1
                                      11.375            744.40        100
                                      11.125            744.40
    SHAWNEE          OK   74801          2            12/11/01         23
    0433486032                           05           02/01/02          0
    032605303379                         O            01/01/32
    0


    6869870          J95/G01             F          116,500.00         ZZ
                                         360        116,427.58          1
                                       8.375            885.49        107
                                       8.125            885.49
    MESA             AZ   85201          1            12/13/01         23
    0433511045                           03           02/01/02          0
    0028201390                           O            01/01/32
    0


    6871112          940/G01             F          127,100.00         ZZ
                                         360        127,005.68          1
                                       7.500            888.70        102
                                       7.250            888.70
    VICTORVILLE      CA   92392          1            12/17/01         00
    0433505070                           05           02/01/02          0
    65010582                             O            01/01/32
    0


    6871184          N67/G01             F          179,150.00         ZZ
                                         360        178,958.61          1
                                       9.125          1,457.62         99
                                       8.875          1,457.62
    TUCSON           AZ   85737          5            11/28/01         00
    0433537925                           05           01/01/02          0
    1780009088                           O            12/01/31
    0


    6871582          N67/G01             F           47,700.00         ZZ
                                         360         47,643.46          1
                                       8.625            371.01         96
                                       8.375            371.01
    DELRAY BEACH     FL   33445          1            11/30/01         00
    0433526274                           01           01/01/02          0
    3250050264                           O            12/01/31
    0


1


    6872948          147/G01             F          123,370.00         ZZ
                                         360        123,295.26          1
                                       8.500            948.61        107
                                       8.250            948.61
    JACKSONVILLE     FL   32221          5            12/12/01         23
    0433611514                           03           02/01/02          0
    1                                    O            01/01/32
    0


    6873932          W33/G01             F           93,000.00         ZZ
                                         360         92,883.98          1
                                       8.375            706.87        106
                                       8.125            706.87
    LOUISVILLE       KY   40215          1            12/12/01         23
    0433539301                           05           01/11/02          0
    0128630                              O            12/11/31
    0


    6874594          940/G01             F          164,820.00         ZZ
                                         360        164,706.57          1
                                       7.875          1,195.06        105
                                       7.625          1,195.06
    VICTORVILLE      CA   92392          1            12/26/01         23
    0433573631                           05           02/01/02          0
    65010588                             O            01/01/32
    0


    6874714          N67/G01             F          147,150.00         ZZ
                                         360        147,071.69          1
                                       9.125          1,197.26         95
                                       8.875          1,197.26
    LAYTON           UT   84041          1            12/14/01         23
    0433534690                           05           02/01/02          0
    1160006499                           N            01/01/32
    0


    6875074          J95/G01             F          164,000.00         ZZ
                                         360        163,898.06          1
                                       8.375          1,246.52        100
                                       8.125          1,246.52
    DUNN             NC   28334          1            12/18/01         23
    0433515772                           05           02/01/02          0
    0028118479                           O            01/01/32
    0


    6876410          Q64/G01             F           69,000.00         ZZ
                                         360         68,949.19          1
                                      10.875            650.60        103
                                      10.625            650.60
1


    GOOSE CREEK      SC   29445          1            11/26/01         00
    0433461118                           05           01/01/02          0
    0102735602                           O            12/01/31
    0


    6876420          147/G01             F           70,000.00         T
                                         360         69,961.76          1
                                       9.000            563.24        100
                                       8.750            563.24
    LAKE HAVASU CIT  AZ   86406          1            12/04/01         23
    0433520111                           05           02/01/02          0
    10445007                             O            01/01/32
    0


    6876464          K15/G01             F          194,600.00         ZZ
                                         360        194,534.31          1
                                      11.250          1,890.07        103
                                      11.000          1,890.07
    GILBERT          AZ   85296          5            12/11/01         23
    0433520921                           05           02/01/02          0
    02175304164                          O            01/01/32
    0


    6876468          U05/G01             F          221,400.00         ZZ
                                         360        221,247.64          1
                                       7.875          1,605.30        103
                                       7.625          1,605.30
    GALT             CA   95632          1            12/12/01         23
    0433599388                           05           02/01/02          0
    3191167                              O            01/01/32
    0


    6876626          E87/G01             F          159,430.00         ZZ
                                         360        159,330.91          1
                                       8.375          1,211.78        107
                                       8.125          1,211.78
    CINCINNATI       OH   45246          2            12/20/01         23
    0433594355                           05           02/01/02          0
    01120087                             O            01/01/32
    0


    6877452          J95/G01             F          190,460.00         ZZ
                                         360        190,335.40          1
                                       8.125          1,414.17        107
                                       7.875          1,414.17
    EVERETT          WA   98205          5            12/21/01         23
    0433601747                           03           02/01/02          0
    0028018109                           O            01/01/32
    0
1




    6877732          E87/G01             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       8.875          1,432.16        100
                                       8.625          1,432.16
    SACRAMENTO       CA   95864          1            01/04/02         23
    0433593274                           05           03/01/02          0
    01120106                             O            02/01/32
    0


    6879198          E22/G01             F          235,000.00         ZZ
                                         360        234,706.85          1
                                       8.375          1,786.17        103
                                       8.125          1,786.17
    CHICAGO          IL   60634          1            12/07/01         23
    0413144197                           05           01/01/02          0
    0413144197                           O            12/01/31
    0


    6879208          E22/G01             F          206,000.00         ZZ
                                         360        205,883.55          1
                                       9.125          1,676.08        103
                                       8.625          1,676.08
    SUISUN           CA   94585          1            12/03/01         23
    0413179664                           05           02/01/02          0
    0413179664                           O            01/01/32
    0


    6879210          E22/G01             F          171,000.00         ZZ
                                         360        170,479.32          1
                                       7.750          1,225.06         95
                                       7.500          1,225.06
    AURORA           CO   80017          1            12/07/01         23
    0413200239                           05           02/01/02          0
    0413200239                           N            01/01/32
    0


    6879218          E22/G01             F          132,145.00         ZZ
                                         360        132,062.86          1
                                       8.375          1,004.40        107
                                       7.875          1,004.40
    LAS VEGAS        NV   89103          5            11/28/01         23
    0413210808                           07           02/01/02          0
    0413210808                           O            01/01/32
    0


    6879236          E22/G01             F           58,850.00         ZZ
                                         360         58,814.34          1
1


                                       8.500            452.51        107
                                       8.000            452.51
    ALLENTOWN        PA   18106          1            12/07/01         23
    0413242736                           01           02/01/02          0
    0413242736                           O            01/01/32
    0


    6879250          E22/G01             F           97,850.00         ZZ
                                         360         97,808.96          1
                                      10.250            876.84        103
                                      10.000            876.84
    COCONUT CREEK    FL   33066          1            12/07/01         23
    0413251638                           01           02/01/02          0
    0413251638                           O            01/01/32
    0


    6879272          E22/G01             F           48,000.00         ZZ
                                         360         47,866.97          1
                                       7.875            348.03         99
                                       7.625            348.03
    BAY CITY         MI   48706          5            12/03/01         23
    0413290917                           05           02/01/02          0
    0413290917                           O            01/01/32
    0


    6879286          E22/G01             F           70,200.00         ZZ
                                         360         70,135.96          1
                                       9.875            609.58        101
                                       9.625            609.58
    MISHAWAKA        IN   46544          5            12/03/01         23
    0413294174                           05           02/01/02          0
    0413294174                           O            01/01/32
    0


    6879348          E22/G01             F           63,050.00         ZZ
                                         360         62,980.88          1
                                       9.000            507.31         97
                                       8.750            507.31
    SOUTH BEND       IN   46615          1            12/07/01         23
    0413328022                           05           01/01/02          0
    0413328022                           O            12/01/31
    0


    6879354          E22/G01             F          163,500.00         ZZ
                                         360        163,419.58          1
                                       9.500          1,374.80        100
                                       9.250          1,374.80
    BAY CITY         MI   48706          1            12/07/01         23
    0413328618                           05           02/01/02          0
1


    0413328618                           O            01/01/32
    0


    6879356          E22/G01             F          159,000.00         ZZ
                                         360        158,890.58          1
                                       7.875          1,152.86        104
                                       7.375          1,152.86
    ATLANTA          GA   30307          1            12/07/01         23
    0413328840                           01           02/01/02          0
    0413328840                           O            01/01/32
    0


    6879384          E22/G01             F          131,222.00         ZZ
                                         360        131,159.14          1
                                       9.625          1,115.37        103
                                       9.125          1,115.37
    HARVEST          AL   35749          1            12/07/01         23
    0413341660                           05           02/01/02          0
    0413341660                           O            01/01/32
    0


    6879388          E22/G01             F          256,000.00         ZZ
                                         360        255,751.29          1
                                       8.375          1,945.78        100
                                       7.875          1,945.78
    HAYWARD          CA   94544          1            12/04/01         23
    0413344714                           09           02/01/02          0
    0413344714                           O            01/01/32
    0


    6879392          E22/G01             F           55,600.00         ZZ
                                         360         55,535.78          1
                                       8.750            437.41        107
                                       8.500            437.41
    OMAHA            NE   68111          1            12/07/01         23
    0413347964                           05           01/01/02          0
    0413347964                           O            12/01/31
    0


    6879396          E22/G01             F          169,900.00         ZZ
                                         360        169,799.70          1
                                       8.625          1,321.46        100
                                       8.125          1,321.46
    BOCA RATON       FL   33431          1            12/07/01         23
    0413349572                           05           02/01/02          0
    0413349572                           O            01/01/32
    0


1


    6879404          E22/G01             F          118,500.00         ZZ
                                         360        118,424.44          1
                                       8.250            890.25        100
                                       7.750            890.25
    EUGENE           OR   97402          1            12/03/01         23
    0413352972                           05           02/01/02          0
    0413352972                           O            01/01/32
    0


    6879412          E22/G01             F          216,300.00         ZZ
                                         360        216,178.74          1
                                       8.875          1,720.98        100
                                       8.375          1,720.98
    IRVING           TX   75063          1            12/07/01         23
    0413360009                           03           02/01/02          0
    0413360009                           O            01/01/32
    0


    6880980          B28/G01             F          181,250.00         ZZ
                                         360        181,142.98          1
                                       8.625          1,409.75        106
                                       8.375          1,409.75
    JOLIET           IL   60436          5            12/14/01         23
    0433526480                           05           02/01/02          0
    02200056                             O            01/01/32
    0


    6881162          M43/G01             F          565,000.00         ZZ
                                         360        564,611.17          1
                                       7.875          4,096.64        103
                                       7.625          4,096.64
    RICHMOND         VA   23233          1            12/12/01         23
    0433598414                           05           02/01/02          0
    73638323                             O            01/01/32
    0


    6883430          N67/G01             F          153,250.00         ZZ
                                         360        152,956.96          1
                                       8.125          1,137.88        101
                                       7.875          1,137.88
    LAS VEGAS        NV   89110          2            11/26/01         23
    0433442456                           05           01/01/02          0
    1380004372                           O            12/01/31
    0


    6885376          R65/G01             F          121,450.00         ZZ
                                         360        121,401.74          1
                                      10.500          1,110.95        100
                                      10.250          1,110.95
1


    FORT WAYNE       IN   46835          2            12/27/01         23
    0433572922                           05           02/01/02          0
    MWLLC1363                            O            01/01/32
    0


    6886604          K15/G01             F           74,600.00         ZZ
                                         360         74,576.16          1
                                      11.500            738.76        100
                                      11.250            738.76
    PITTSFIELD       ME   04967          5            12/13/01         23
    0433591435                           05           02/01/02          0
    007005302919                         O            01/01/32
    0


    6886872          P48/G01             F          206,000.00         ZZ
                                         360        205,913.61          1
                                      10.250          1,845.97        103
                                      10.000          1,845.97
    MORRISON         CO   80465          5            12/06/01         23
    0433448784                           05           02/01/02          0
    3931FS                               O            01/01/32
    0


    6889964          642/G01             F          111,240.00         ZZ
                                         360        111,194.59          1
                                      10.375          1,007.17        103
                                      10.125          1,007.17
    INDIANAPOLIS     IN   46268          5            12/13/01         23
    0433511763                           05           02/01/02          0
    11167201                             O            01/01/32
    0


    6890146          S20/G01             F          130,680.00         ZZ
                                         360        130,540.37          1
                                       9.125          1,063.26         99
                                       8.875          1,063.26
    PIEDMONT         SC   29673          5            12/13/01         23
    0433523321                           05           01/18/02          0
    0200003                              O            12/18/31
    0


    6890290          R74/G01             F           70,620.00         ZZ
                                         360         70,576.77          1
                                       8.450            540.51        107
                                       8.200            540.51
    BALTIMORE        MD   21215          5            12/10/01         23
    0433560273                           07           02/01/02          0
    1010019069                           O            01/01/32
    0
1




    6891986          808/G01             F          173,500.00         ZZ
                                         360        173,383.57          1
                                       8.250          1,303.45        105
                                       8.000          1,303.45
    MODESTO          CA   95355          1            12/14/01         00
    0433525052                           05           02/01/02          0
    9424249                              O            01/01/32
    0


    6892218          A11/G01             F           74,160.00         ZZ
                                         360         74,092.12          1
                                       9.859            643.09        103
                                       9.609            643.09
    SPOKANE          WA   99201          1            12/13/01         23
    0433593746                           05           01/13/02          0
    4682729815                           O            12/13/31
    0


    6894580          W33/G01             F          202,881.00         ZZ
                                         360        202,669.83          1
                                       9.250          1,669.05         99
                                       9.000          1,669.05
    BENTON           KY   42025          5            12/13/01         23
    0433516671                           05           01/17/02          0
    0128137                              O            12/17/31
    0


    6894838          477/G01             F          136,372.00         ZZ
                                         360        136,322.03          1
                                      10.875          1,285.84        103
                                      10.625          1,285.84
    GLENDALE         AZ   85305          5            12/13/01         23
    0433616463                           05           02/01/02          0
    107246                               O            01/01/32
    0


    6896700          685/G01             F           96,500.00         ZZ
                                         360         96,433.59          1
                                       7.875            699.69        107
                                       7.625            699.69
    COLSTRIP         MT   59323          2            12/01/01         23
    0433570918                           05           02/01/02          0
    126924                               O            01/01/32
    0


    6897004          P44/G01             F          149,250.00         ZZ
                                         360        149,102.60          2
1


                                       9.500          1,254.97        100
                                       9.250          1,254.97
    FITCHBURG        MA   01420          1            11/09/01         23
    0433534039                           05           01/01/02          0
    1                                    O            12/01/31
    0


    6897280          737/G01             F          173,500.00         ZZ
                                         360        173,400.17          1
                                       8.750          1,364.93        100
                                       8.500          1,364.93
    MAYWOOD          CA   90270          1            12/14/01         23
    0433521549                           05           02/01/02          0
    0001802313                           O            01/01/32
    0


    6898286          B23/G01             F          137,000.00         ZZ
                                         360        136,919.12          1
                                       8.625          1,065.57        100
                                       8.375          1,065.57
    SIGNAL HILL      CA   90804          1            12/18/01         23
    0433523842                           01           02/01/02          0
    88004870                             O            01/01/32
    0


    6899298          U05/G01             F           72,100.00         ZZ
                                         360         72,059.58          1
                                       8.875            573.66        103
                                       8.625            573.66
    NEWARK           DE   19711          1            12/17/01         23
    0433521663                           05           02/01/02          0
    3192875                              O            01/01/32
    0


    6899670          U35/G01             F           69,200.00         ZZ
                                         360         69,126.08          1
                                       9.125            563.03         99
                                       8.875            563.03
    APPLETON         WI   54911          1            12/04/01         23
    0433464856                           05           01/01/02          0
    6656454                              O            12/01/31
    0


    6900988          U45/G01             F          102,500.00         ZZ
                                         360        102,448.24          1
                                       9.375            852.54        100
                                       9.125            852.54
    FARMINGTON       UT   84025          1            12/14/01         23
    0433501582                           05           02/01/02          0
1


    6227010806                           O            01/01/32
    0


    6902046          U05/G01             F           60,000.00         ZZ
                                         360         59,968.89          1
                                       9.250            493.61        100
                                       9.000            493.61
    AMARILLO         TX   79106          1            12/19/01         23
    0433510062                           01           02/01/02          0
    3185538                              O            01/01/32
    0


    6902730          E22/G01             F          316,720.00         ZZ
                                         360        316,490.77          1
                                       7.625          2,241.72        107
                                       7.125          2,241.72
    SAN DIMAS        CA   91773          1            12/04/01         23
    0413180738                           05           02/01/02          0
    0413180738                           O            01/01/32
    0


    6902736          E22/G01             F          152,950.00         ZZ
                                         360        152,893.96          1
                                      10.875          1,442.15        100
                                      10.625          1,442.15
    N CHARLESTON     SC   29418          1            12/10/01         23
    0413189663                           03           02/01/02          0
    0413189663                           O            01/01/32
    0


    6902738          E22/G01             F          280,000.00         ZZ
                                         360        279,786.94          1
                                       7.375          1,933.89        103
                                       7.125          1,933.89
    CONCORD          CA   94519          1            12/04/01         23
    0413193103                           05           02/01/02          0
    0413193103                           O            01/01/32
    0


    6902742          E22/G01             F           50,200.00         ZZ
                                         360         50,171.12          1
                                       8.750            394.92        107
                                       8.250            394.92
    KINGSTREE        SC   29556          1            12/07/01         23
    0413200700                           05           02/01/02          0
    0413200700                           O            01/01/32
    0


1


    6902762          E22/G01             F           69,825.00         ZZ
                                         360         69,791.55          1
                                       9.625            593.51         99
                                       9.375            593.51
    JACKSONVILLE     FL   32206          2            12/05/01         23
    0413220203                           05           02/01/02          0
    0413220203                           O            01/01/32
    0


    6902790          E22/G01             F           71,650.00         ZZ
                                         360         71,620.75          1
                                      10.375            648.72        103
                                      10.125            648.72
    LAS VEGAS        NV   89128          1            12/03/01         23
    0413241126                           01           02/01/02          0
    0413241126                           O            01/01/32
    0


    6902810          E22/G01             F          165,850.00         ZZ
                                         360        165,766.24          1
                                       9.375          1,379.46        104
                                       9.125          1,379.46
    INDEPENDENCE     NJ   07840          5            12/05/01         23
    0413262312                           01           02/01/02          0
    0413262312                           O            01/01/32
    0


    6902862          E22/G01             F          142,100.00         ZZ
                                         360        142,045.04          1
                                      10.625          1,313.14        103
                                      10.125          1,313.14
    URBANA           IL   61802          1            12/10/01         23
    0413292616                           05           02/01/02          0
    0413292616                           O            01/01/32
    0


    6902954          E22/G01             F          129,270.00         ZZ
                                         360        129,176.44          2
                                       7.625            914.96        105
                                       7.125            914.96
    PORTLAND         OR   97203          1            12/07/01         23
    0413314071                           05           02/01/02          0
    0413314071                           O            01/01/32
    0


    6902958          E22/G01             F          213,900.00         ZZ
                                         360        213,745.19          1
                                       7.625          1,513.97        107
                                       7.125          1,513.97
1


    ELK GROVE        CA   95758          1            12/05/01         23
    0413315375                           03           02/01/02          0
    0413315375                           O            01/01/32
    0


    6902972          E22/G01             F          190,500.00         ZZ
                                         360        190,362.12          1
                                       7.625          1,348.35        103
                                       7.125          1,348.35
    COBB             CA   95426          1            12/06/01         23
    0413318825                           05           02/01/02          0
    0413318825                           O            01/01/32
    0


    6902976          E22/G01             F          251,000.00         ZZ
                                         360        250,843.99          1
                                       8.375          1,907.78        107
                                       7.875          1,907.78
    SEASIDE          OR   97138          2            12/03/01         23
    0413320656                           05           02/01/02          0
    0413320656                           O            01/01/32
    0


    6903000          E22/G01             F          152,400.00         ZZ
                                         360        152,323.04          1
                                       9.375          1,267.59        103
                                       9.125          1,267.59
    GLEN ELLYN       IL   60137          9            12/04/01         23
    0413329947                           01           02/01/02          0
    0413329947                           O            01/01/32
    0


    6903006          E22/G01             F          145,744.00         ZZ
                                         360        145,551.16          1
                                       8.375          1,107.76        103
                                       7.875          1,107.76
    FRUITA           CO   81521          1            12/10/01         23
    0413332099                           03           02/01/02          0
    0413332099                           O            01/01/32
    0


    6903042          E22/G01             F          112,000.00         ZZ
                                         360        111,918.28          1
                                       8.500            861.18        100
                                       8.000            861.18
    SALEM            OR   97305          1            12/03/01         23
    0413348665                           05           02/01/02          0
    0413348665                           O            01/01/32
    0
1




    6903074          E22/G01             F          133,900.00         ZZ
                                         360        133,834.14          1
                                       9.500          1,125.90        103
                                       9.250          1,125.90
    LEXINGTON        SC   29072          2            12/05/01         23
    0413360017                           05           02/01/02          0
    0413360017                           O            01/01/32
    0


    6903086          E22/G01             F          321,750.00         ZZ
                                         360        321,522.91          1
                                       7.750          2,305.06         99
                                       7.250          2,305.06
    HAYWARD          CA   94545          1            12/04/01         23
    0413369042                           05           02/01/02          0
    0413369042                           O            01/01/32
    0


    6903100          E22/G01             F          102,900.00         ZZ
                                         360        102,790.06          1
                                       9.125            837.23        100
                                       8.875            837.23
    MONROE           NC   28110          1            11/29/01         23
    0413378134                           05           01/01/02          0
    0413378134                           O            12/01/31
    0


    6906268          U66/G01             F           87,550.00         ZZ
                                         360         87,517.04          1
                                      10.750            817.26        103
                                      10.500            817.26
    HOUSTON          TX   77083          1            12/20/01         23
    0433524238                           05           02/01/02          0
    321                                  O            01/01/32
    0


    6906596          U35/G01             F           54,450.00         ZZ
                                         360         54,418.67          1
                                       8.750            428.36        103
                                       8.500            428.36
    MENASHA          WI   54952          1            12/14/01         23
    0433500972                           05           02/01/02          0
    1                                    O            01/01/32
    0


    6907852          K15/G01             F          175,600.00         ZZ
                                         360        175,490.85          1
1


                                       8.375          1,334.69        105
                                       8.125          1,334.69
    LAKEWOOD         OH   44107          5            12/14/01         23
    0433495470                           05           02/01/02          0
    028705303908                         O            01/01/32
    0


    6911128          U05/G01             F          380,000.00         ZZ
                                         360        379,781.37          1
                                       8.750          2,989.46        100
                                       8.500          2,989.46
    ALPHARETTA       GA   30004          1            12/17/01         00
    0433508892                           03           02/01/02          0
    3184935                              O            01/01/32
    0


    6912236          J95/G01             F          154,000.00         ZZ
                                         360        153,894.02          1
                                       7.875          1,116.61        103
                                       7.625          1,116.61
    GERVAIS          OR   97026          2            12/17/01         23
    0433551405                           05           02/01/02          0
    0028120442                           O            01/01/32
    0


    6913046          642/G01             F          287,000.00         ZZ
                                         360        286,839.10          1
                                       8.875          2,283.50        107
                                       8.625          2,283.50
    WOODLAND HILLS   CA   91367          1            12/13/01         23
    0433495439                           01           02/01/02          0
    12111601                             O            01/01/32
    0


    6913182          U05/G01             F          114,000.00         ZZ
                                         360        113,937.73          1
                                       9.000            917.27        100
                                       8.750            917.27
    PORTLAND         OR   97266          1            12/18/01         23
    0433544384                           05           02/01/02          0
    3192276                              O            01/01/32
    0


    6913254          Q99/G01             F          462,300.00         ZZ
                                         360        461,981.84          1
                                       7.875          3,352.00        103
                                       7.625          3,352.00
    LOUISVILLE       KY   40207          1            12/28/01         23
    0433522794                           01           02/01/02          0
1


    9999                                 O            01/01/32
    0


    6914154          G13/G01             F          135,000.00         ZZ
                                         360        134,931.83          1
                                       9.375          1,122.86        100
                                       9.125          1,122.86
    FORT WORTH       TX   76110          1            12/21/01         23
    0433552577                           05           02/01/02          0
    0082764                              O            01/01/32
    0


    6914208          J95/G01             F          139,000.00         ZZ
                                         360        138,913.60          1
                                       8.375          1,056.50        100
                                       8.125          1,056.50
    PORTLAND         OR   97220          1            12/26/01         23
    0433580800                           05           02/01/02          0
    0028262574                           O            01/01/32
    0


    6914652          313/G01             F          152,900.00         ZZ
                                         360        152,688.85          1
                                       7.875          1,108.64        100
                                       7.625          1,108.64
    BEND             OR   97702          1            11/06/01         23
    0433452075                           05           01/01/02          0
    0008453599                           O            12/01/31
    0


    6914710          685/G01             F          245,000.00         ZZ
                                         360        244,827.08          1
                                       7.750          1,755.21        100
                                       7.500          1,755.21
    LAKEWOOD         CA   90715          1            12/21/01         23
    0433542479                           05           02/01/02          0
    127940                               O            01/01/32
    0


    6916364          700/G01             F          179,500.00         ZZ
                                         360        179,416.26          1
                                       9.750          1,542.18        100
                                       9.500          1,542.18
    LOS ANGELES      CA   90042          1            12/18/01         23
    0433606357                           05           02/01/02          0
    00263852                             O            01/01/32
    0


1


    6916634          W53/G01             F          173,340.00         ZZ
                                         360        173,237.66          1
                                       8.625          1,348.22        107
                                       8.375          1,348.22
    PHILADELPHIA     PA   19119          1            12/14/01         23
    0433576162                           07           02/01/02          0
    5200916100                           O            01/01/32
    0


    6916652          U35/G01             F          146,960.00         ZZ
                                         360        146,870.97          1
                                       8.500          1,130.00        107
                                       8.250          1,130.00
    LACROSSE         WI   54603          5            12/14/01         23
    0433506474                           05           02/01/02          0
    6916652                              O            01/01/32
    0


    6917334          U42/G01             F          209,650.00         ZZ
                                         360        209,516.31          1
                                       8.250          1,575.03        103
                                       8.000          1,575.03
    LITTLETON        CO   80120          1            12/14/01         23
    0433499639                           05           02/01/02          0
    28100849                             O            01/01/32
    0


    6917590          E86/G01             F          171,150.00         ZZ
                                         360        170,952.34          1
                                       8.750          1,346.44        103
                                       8.500          1,346.44
    NORTH LAS VEGAS  NV   89031          1            11/16/01         23
    0433454592                           09           01/01/02          0
    0000145531                           O            12/01/31
    0


    6917844          642/G01             F          108,500.00         ZZ
                                         360        108,434.27          1
                                       8.500            834.27        105
                                       8.250            834.27
    PENSACOLA        FL   32506          5            12/07/01         23
    0433486057                           05           02/01/02          0
    10193101                             O            01/01/32
    0


    6918460          U66/G01             F           84,000.00         ZZ
                                         360         83,964.77          1
                                      10.250            752.73        100
                                      10.000            752.73
1


    HOUSTON          TX   77086          1            12/03/01         23
    0433461811                           05           02/01/02          0
    312                                  O            01/01/32
    0


    6918564          W33/G01             F          131,868.00         ZZ
                                         360        131,707.67          1
                                       8.500          1,013.95        107
                                       8.250          1,013.95
    MIDDLEVILLE      MI   49333          1            12/17/01         23
    0433519261                           05           01/16/02          0
    0128726                              O            12/16/31
    0


    6918910          K15/G01             F          131,500.00         ZZ
                                         360        131,444.86          1
                                      10.250          1,178.37        103
                                      10.000          1,178.37
    CHARLOTTE        NC   28214          5            12/14/01         23
    0433495306                           05           02/01/02          0
    017305304265                         O            01/01/32
    0


    6919370          737/G01             F          152,200.00         ZZ
                                         360        152,110.14          1
                                       8.625          1,183.80        100
                                       8.375          1,183.80
    PUYALLUP         WA   98373          1            12/26/01         23
    0433531340                           05           02/01/02          0
    0001802404                           O            01/01/32
    0


    6921076          964/G01             F          206,000.00         ZZ
                                         360        205,875.21          1
                                       8.500          1,583.96        107
                                       8.250          1,583.96
    GRESHAM          OR   97030          2            12/18/01         23
    0433606589                           05           02/01/02          0
    176484                               O            01/01/32
    0


    6922224          T15/G01             F           74,900.00         ZZ
                                         360         74,798.94          1
                                       7.990            549.07        107
                                       7.740            549.07
    MENDON           OH   45862          1            11/05/01         23
    0433467669                           05           01/01/02          0
    1111                                 O            12/01/31
    0
1




    6923216          E86/G01             F           60,700.00         ZZ
                                         180         60,393.57          1
                                       9.550            635.68        103
                                       9.300            635.68
    BUFFALO          NY   14220          2            11/21/01         23
    0433500592                           05           01/01/02          0
    0000155685                           O            12/01/16
    0


    6924570          E22/G01             F           83,500.00         ZZ
                                         360         83,453.19          1
                                       8.875            664.36        100
                                       8.625            664.36
    SPARTENBURG      SC   29301          1            12/10/01         23
    0412941619                           05           02/01/02          0
    0412941619                           O            01/01/32
    0


    6924604          E22/G01             F          155,150.00         ZZ
                                         360        155,045.89          1
                                       8.000          1,138.44        107
                                       7.750          1,138.44
    SPOKANE          WA   99202          2            11/27/01         23
    0413199290                           05           02/01/02          0
    0413199290                           O            01/01/32
    0


    6924616          E22/G01             F          120,510.00         ZZ
                                         360        120,442.44          1
                                       8.875            958.83        103
                                       8.375            958.83
    HENDERSON        NV   89052          1            12/04/01         23
    0413206269                           01           02/01/02          0
    0413206269                           O            01/01/32
    0


    6924636          E22/G01             F          115,900.00         ZZ
                                         360        115,836.69          1
                                       9.000            932.56         95
                                       8.750            932.56
    NORTH LAS VEGAS  NV   89031          1            12/04/01         23
    0413226697                           05           02/01/02          0
    0413226697                           O            01/01/32
    0


    6924638          E22/G01             F          130,810.00         ZZ
                                         360        130,732.77          1
1


                                       8.625          1,017.43        103
                                       8.125          1,017.43
    STOCKTON         CA   95204          1            11/30/01         23
    0413230822                           05           02/01/02          0
    0413230822                           O            01/01/32
    0


    6924658          E22/G01             F          230,050.00         ZZ
                                         360        229,899.52          1
                                       8.125          1,708.11        107
                                       7.875          1,708.11
    BAKERSFIELD      CA   93312          2            12/05/01         23
    0413255332                           05           02/01/02          0
    0413255332                           O            01/01/32
    0


    6924678          E22/G01             F          398,000.00         ZZ
                                         360        397,436.38          1
                                       7.750          2,851.32         97
                                       7.500          2,851.32
    EL DORADO HILLS  CA   95762          9            11/26/01         23
    0413288242                           05           01/01/02          0
    0413288242                           O            12/01/31
    0


    6924692          E22/G01             F          262,650.00         ZZ
                                         360        262,464.62          1
                                       7.750          1,881.66        103
                                       7.500          1,881.66
    SAN DIEGO        CA   92130          1            12/07/01         23
    0413305640                           01           02/01/02          0
    0413305640                           O            01/01/32
    0


    6924758          E22/G01             F          319,300.00         ZZ
                                         360        319,111.49          1
                                       8.625          2,483.48        103
                                       8.125          2,483.48
    SIMI VALLEY      CA   93063          1            12/06/01         00
    0413346537                           05           02/01/02          0
    0413346537                           O            01/01/32
    0


    6924762          E22/G01             F           80,100.00         ZZ
                                         360         80,048.92          1
                                       8.250            601.77        107
                                       8.000            601.77
    ST CLAIR SHORES  MI   48080          1            12/11/01         23
    0413348939                           01           02/01/02          0
1


    0413348939                           O            01/01/32
    0


    6924768          E22/G01             F           57,680.00         ZZ
                                         360         57,651.63          1
                                       9.500            485.00        103
                                       9.000            485.00
    HAMILTON         AL   35570          9            12/06/01         23
    0413352725                           05           02/01/02          0
    0413352725                           O            01/01/32
    0


    6924776          E22/G01             F           77,250.00         ZZ
                                         360         77,201.98          1
                                       8.375            587.16        103
                                       8.125            587.16
    MEMPHIS          TN   38117          1            12/11/01         23
    0413359316                           05           02/01/02          0
    0413359316                           O            01/01/32
    0


    6924790          E22/G01             F          238,850.00         ZZ
                                         360        238,685.62          1
                                       7.875          1,731.83        104
                                       7.375          1,731.83
    FISHERS          IN   46038          5            12/06/01         23
    0413366881                           03           02/01/02          0
    0413366881                           O            01/01/32
    0


    6924794          E22/G01             F          207,200.00         ZZ
                                         360        207,067.88          1
                                       8.250          1,556.62        103
                                       8.000          1,556.62
    MESA             AZ   85208          1            12/03/01         23
    0413368440                           03           02/01/02          0
    0413368440                           O            01/01/32
    0


    6924796          E22/G01             F           86,900.00         ZZ
                                         360         86,853.75          1
                                       9.125            707.05        100
                                       8.875            707.05
    PINSON           AL   35126          1            12/10/01         23
    0413370339                           05           02/01/02          0
    0413370339                           O            01/01/32
    0


1


    6924800          E22/G01             F          123,900.00         ZZ
                                         360        123,849.42          1
                                      10.375          1,121.80        100
                                       9.875          1,121.80
    ALABASTER        AL   35007          1            12/11/01         23
    0413372186                           05           02/01/02          0
    0413372186                           O            01/01/32
    0


    6924806          E22/G01             F          460,000.00         ZZ
                                         360        459,735.35          1
                                       8.750          3,618.82        100
                                       8.500          3,618.82
    MARTINEZ         CA   94553          1            11/29/01         23
    0413373663                           05           02/01/02          0
    0413373663                           O            01/01/32
    0


    6924812          E22/G01             F          205,000.00         ZZ
                                         360        204,872.58          1
                                       8.375          1,558.15        100
                                       7.875          1,558.15
    LAWNDALE         CA   90260          1            12/03/01         23
    0413375908                           05           02/01/02          0
    0413375908                           O            01/01/32
    0


    6924818          E22/G01             F          101,500.00         ZZ
                                         360        101,440.07          1
                                       8.625            789.46        100
                                       8.125            789.46
    WEST VALLEY CIT  UT   84120          1            12/03/01         23
    0413377524                           05           02/01/02          0
    0413377524                           O            01/01/32
    0


    6924822          E22/G01             F           47,500.00         ZZ
                                         360         47,472.67          1
                                       8.750            373.68         95
                                       8.500            373.68
    OPELIKA          AL   36801          1            12/11/01         23
    0413378811                           05           02/01/02          0
    0413378811                           N            01/01/32
    0


    6924830          E22/G01             F           61,350.00         ZZ
                                         360         61,322.13          1
                                       9.875            532.73         99
                                       9.375            532.73
1


    LOXLEY           AL   36551          1            12/11/01         23
    0413384918                           05           02/01/02          0
    0413384918                           O            01/01/32
    0


    6925694          642/G01             F          185,000.00         ZZ
                                         360        184,890.78          1
                                       8.625          1,438.91        100
                                       8.375          1,438.91
    ZACHARY          LA   70791          1            12/05/01         23
    0433488145                           05           02/01/02          0
    11159501                             O            01/01/32
    0


    6927388          W09/G01             F           96,923.00         ZZ
                                         360         96,879.66          1
                                       9.950            846.99         97
                                       9.700            846.99
    PENDLETON        IN   46064          5            12/11/01         23
    0433517786                           05           02/01/02          0
    20017560                             O            01/01/32
    0


    6927568          K15/G01             F          105,900.00         ZZ
                                         360        105,850.60          1
                                       9.750            909.84         92
                                       9.500            909.84
    CHICOPEE         MA   01013          5            12/14/01         23
    0433506490                           05           02/01/02          0
    037905304364                         O            01/01/32
    0


    6927854          A11/G01             F          140,000.00         ZZ
                                         360        139,838.83          1
                                       8.766          1,102.99        105
                                       8.516          1,102.99
    LINCOLN PARK     MI   48146          1            12/14/01         23
    0433544277                           05           01/14/02          0
    1681526052                           O            12/14/31
    0


    6928030          U05/G01             F          352,000.00         ZZ
                                         360        351,775.54          1
                                       8.250          2,644.46        105
                                       8.000          2,644.46
    SAN LEANDRO      CA   94577          1            12/17/01         23
    0433592607                           05           02/01/02          0
    3193896                              O            01/01/32
    0
1




    6928616          K15/G01             F          102,900.00         ZZ
                                         360        102,850.70          1
                                       9.625            874.64        103
                                       9.375            874.64
    EL DORADO        AR   71730          5            12/14/01         23
    0433505757                           05           02/01/02          0
    000605302696                         O            01/01/32
    0


    6928766          Q01/G01             F          175,480.00         ZZ
                                         360        175,373.69          1
                                       8.500          1,349.29        107
                                       8.250          1,349.29
    SANDY            UT   84070          2            12/18/01         00
    0433539822                           05           02/01/02          0
    76528101                             O            01/01/32
    0


    6929876          J95/G01             F          118,000.00         ZZ
                                         360        117,926.65          1
                                       8.375            896.89        100
                                       8.125            896.89
    KNOXVILLE        TN   37909          5            12/18/01         23
    0433522497                           05           02/01/02          0
    0028102192                           O            01/01/32
    0


    6931744          J95/G01             F          265,350.00         ZZ
                                         360        265,193.33          1
                                       8.625          2,063.87        107
                                       8.375          2,063.87
    MARIETTA         GA   30068          1            12/18/01         23
    0433542784                           05           02/01/02          0
    0028235604                           O            01/01/32
    0


    6933128          147/G01             F          112,243.00         ZZ
                                         360        112,171.43          1
                                       8.250            843.24        107
                                       8.000            843.24
    LAWRENCE         PA   15055          1            12/14/01         23
    0433598547                           05           02/01/02          0
    1                                    O            01/01/32
    0


    6933290          313/G01             F          147,805.00         ZZ
                                         360        147,746.25          1
1


                                      10.500          1,352.04        103
                                      10.250          1,352.04
    PINE BLUFF       AR   71603          1            12/21/01         23
    0433607983                           05           02/01/02          0
    0008477614                           O            01/01/32
    0


    6933792          K15/G01             F          154,400.00         ZZ
                                         360        154,329.85          1
                                       9.875          1,340.73        103
                                       9.625          1,340.73
    SURPRISE         AZ   85374          5            12/14/01         23
    0433523669                           05           02/01/02          0
    021605304132                         O            01/01/32
    0


    6934618          U66/G01             F           95,000.00         ZZ
                                         360         94,954.49          1
                                       9.625            807.49        100
                                       9.375            807.49
    GRAND PRAIRIE    TX   75052          1            12/20/01         23
    0433594033                           05           02/01/02          0
    322                                  O            01/01/32
    0


    6934746          U05/G01             F          293,550.00         ZZ
                                         360        293,413.04          1
                                       9.750          2,522.05        103
                                       9.500          2,522.05
    GROSSE POINTE W  MI   48236          5            12/14/01         23
    0433517133                           05           02/01/02          0
    3189866                              O            01/01/32
    0


    6934882          L96/G01             F          230,670.00         ZZ
                                         360        230,507.19          1
                                       7.750          1,652.55         99
                                       7.500          1,652.55
    LOS ANGELES      CA   91343          1            12/18/01         23
    0433530342                           05           02/01/02          0
    791950                               O            01/01/32
    0


    6935220          313/G01             F          210,000.00         ZZ
                                         360        209,876.02          1
                                       8.625          1,633.36        103
                                       8.375          1,633.36
    WATERTOWN        MA   02172          1            12/20/01         23
    0433604162                           05           02/01/02          0
1


    0008543530                           O            01/01/32
    0


    6935346          U42/G01             F          125,500.00         T
                                         360        125,427.79          1
                                       8.750            987.31        100
                                       8.500            987.31
    FORT WORTH       TX   76109          1            12/12/01         23
    0433497526                           05           02/01/02          0
    24101648                             O            01/01/32
    0


    6936138          U35/G01             F          124,800.00         ZZ
                                         360        124,724.40          1
                                       8.500            959.60        105
                                       8.250            959.60
    RIPON            WI   54971          5            12/14/01         23
    0433495157                           05           02/01/02          0
    1                                    O            01/01/32
    0


    6937768          808/G01             F          146,614.00         ZZ
                                         360        146,513.09          1
                                       7.875          1,063.06        105
                                       7.625          1,063.06
    TURLOCK          CA   95380          1            12/18/01         23
    0433525813                           05           02/01/02          0
    9423473                              O            01/01/32
    0


    6939868          K15/G01             F          135,900.00         ZZ
                                         360        135,833.16          1
                                       9.500          1,142.72        103
                                       9.250          1,142.72
    BAY CITY         MI   48706          5            12/18/01         23
    0433602588                           05           02/01/02          0
    882                                  O            01/01/32
    0


    6940792          964/G01             F          170,500.00         ZZ
                                         360        170,396.71          1
                                       8.500          1,311.00        106
                                       8.250          1,311.00
    BEAVERTON        OR   97006          5            12/19/01         23
    0433613544                           05           02/01/02          0
    175754                               O            01/01/32
    0


1


    6940972          K15/G01             F          172,400.00         ZZ
                                         360        172,303.35          1
                                       8.875          1,371.69         99
                                       8.625          1,371.69
    BROCKTON         MA   02302          5            12/04/01         23
    0433452380                           05           02/01/02          0
    00297000530433                       O            01/01/32
    0


    6943878          E30/G01             F           74,900.00         ZZ
                                         360         74,817.87          1
                                       9.000            602.66        100
                                       8.750            602.66
    APPLE VALLEY     CA   92308          1            11/27/01         23
    0433487667                           05           01/01/02          0
    1013409RC                            O            12/01/31
    0


    6944036          W50/G01             F          219,186.00         ZZ
                                         360        218,975.14          1
                                       9.625          1,863.06         99
                                       9.375          1,863.06
    EDEN PRAIRIE     MN   55346          1            11/28/01         23
    0433493954                           05           01/01/02          0
    0010423                              O            12/01/31
    0


    6944618          R56/G01             F          108,500.00         ZZ
                                         360        108,353.92          1
                                       8.000            796.13        103
                                       7.750            796.13
    TUCSON           AZ   85741          5            11/17/01         23
    0433482361                           05           01/01/02          0
    01121891AZ                           O            12/01/31
    0


    6945216          M24/G01             F          225,000.00         ZZ
                                         360        224,689.29          1
                                       7.875          1,631.41        103
                                       7.625          1,631.41
    SANTA ANA        CA   92707          1            11/27/01         00
    0433487139                           05           01/01/02          0
    4272001                              O            12/01/31
    0


    6946990          E22/G01             F           85,000.00         ZZ
                                         360         84,716.50          1
                                       7.875            616.31        100
                                       7.375            616.31
1


    PINELLAS PARK    FL   33781          5            12/07/01         23
    0413005406                           05           02/01/02          0
    0413005406                           O            01/01/32
    0


    6946992          E22/G01             F          242,050.00         ZZ
                                         360        241,917.79          1
                                       9.000          1,947.59        103
                                       8.750          1,947.59
    CHINA TOWNSHIP   MI   48054          1            12/12/01         23
    0413005752                           05           02/01/02          0
    0413005752                           O            01/01/32
    0


    6947024          E22/G01             F          169,000.00         ZZ
                                         360        168,886.61          1
                                       8.000          1,240.06        107
                                       7.500          1,240.06
    SACRAMENTO       CA   95864          9            12/06/01         23
    0413200114                           05           02/01/02          0
    0413200114                           O            01/01/32
    0


    6947028          E22/G01             F          103,000.00         ZZ
                                         360        102,961.22          1
                                      10.750            961.49        103
                                      10.250            961.49
    KANSAS CITY      MO   64131          1            12/12/01         23
    0413220294                           05           02/01/02          0
    0413220294                           O            01/01/32
    0


    6947044          E22/G01             F          128,400.00         ZZ
                                         360        128,329.86          1
                                       9.000          1,033.14        107
                                       8.750          1,033.14
    SAINT LOUIS      MO   63123          5            12/07/01         23
    0413236761                           05           02/01/02          0
    0413236761                           O            01/01/32
    0


    6947054          E22/G01             F          339,000.00         ZZ
                                         360        338,789.30          1
                                       8.375          2,576.64        100
                                       8.125          2,576.64
    SAN JOSE         CA   95136          1            12/05/01         23
    0413257262                           01           02/01/02          0
    0413257262                           O            01/01/32
    0
1




    6947056          E22/G01             F          143,100.00         ZZ
                                         360        143,001.52          1
                                       7.875          1,037.57        103
                                       7.625          1,037.57
    BARTLETT         TN   38135          1            12/11/01         23
    0413258849                           05           02/01/02          0
    0413258849                           O            01/01/32
    0


    6947060          E22/G01             F           54,150.00         ZZ
                                         360         54,120.43          1
                                       9.000            435.70         95
                                       8.500            435.70
    MEMPHIS          TN   38127          1            12/12/01         23
    0413262890                           05           02/01/02          0
    0413262890                           N            01/01/32
    0


    6947070          E22/G01             F          319,250.00         ZZ
                                         360        319,041.17          1
                                       8.125          2,370.42        103
                                       7.625          2,370.42
    SAN DIEGO        CA   92129          1            12/06/01         23
    0413281221                           05           02/01/02          0
    0413281221                           O            01/01/32
    0


    6947074          E22/G01             F           87,550.00         ZZ
                                         360         87,523.52          1
                                      11.750            883.74        103
                                      11.250            883.74
    MOORE            SC   29369          5            12/07/01         23
    0413283755                           05           02/01/02          0
    0413283755                           O            01/01/32
    0


    6947132          E22/G01             F          121,770.00         ZZ
                                         360        121,711.67          1
                                       9.625          1,035.03         99
                                       9.125          1,035.03
    ALABASTER        AL   35007          5            12/07/01         23
    0413321787                           05           02/01/02          0
    0413321787                           O            01/01/32
    0


    6947156          E22/G01             F          152,000.00         ZZ
                                         360        151,903.07          1
1


                                       8.250          1,141.93        103
                                       7.750          1,141.93
    CLEARWATER       FL   33764          1            12/12/01         23
    0413331166                           05           02/01/02          0
    0413331166                           O            01/01/32
    0


    6947158          E22/G01             F          235,000.00         ZZ
                                         360        234,842.32          1
                                       8.000          1,724.35        100
                                       7.500          1,724.35
    SAN DIEGO        CA   92126          1            12/06/01         23
    0413331190                           01           02/01/02          0
    0413331190                           O            01/01/32
    0


    6947178          E22/G01             F          283,000.00         ZZ
                                         360        282,814.88          1
                                       8.125          2,101.27        100
                                       7.625          2,101.27
    SAN BRUNO        CA   94066          1            12/06/01         23
    0413337304                           01           02/01/02          0
    0413337304                           O            01/01/32
    0


    6947194          E22/G01             F          112,000.00         ZZ
                                         360        111,932.15          1
                                       8.500            861.18        107
                                       8.000            861.18
    MIAMI            FL   33172          5            12/07/01         23
    0413343922                           01           02/01/02          0
    0413343922                           O            01/01/32
    0


    6947218          E22/G01             F          137,950.00         ZZ
                                         360        137,866.43          1
                                       8.500          1,060.72        107
                                       8.000          1,060.72
    MEMPHIS          TN   38109          5            12/07/01         23
    0413356346                           05           02/01/02          0
    0413356346                           O            01/01/32
    0


    6947220          E22/G01             F          206,500.00         ZZ
                                         360        206,395.72          1
                                       9.375          1,717.56        100
                                       9.125          1,717.56
    SUMMERVILLE      SC   29483          1            12/12/01         23
    0413356973                           05           02/01/02          0
1


    0413356973                           O            01/01/32
    0


    6947246          E22/G01             F          272,500.00         ZZ
                                         360        272,330.62          1
                                       8.375          2,071.20        100
                                       8.125          2,071.20
    MILFORD          MI   48381          1            12/12/01         23
    0413371733                           01           02/01/02          0
    0413371733                           O            01/01/32
    0


    6947258          E22/G01             F          245,000.00         ZZ
                                         360        244,897.26          1
                                      10.250          2,195.45        100
                                       9.750          2,195.45
    LAS VEGAS        NV   89128          1            12/05/01         23
    0413377193                           03           02/01/02          0
    0413377193                           O            01/01/32
    0


    6947274          E22/G01             F          220,000.00         ZZ
                                         360        219,716.72          1
                                       8.500          1,691.61        100
                                       8.250          1,691.61
    MANTECA          CA   95336          1            12/07/01         23
    0413383969                           05           02/01/02          0
    0413383969                           O            01/01/32
    0


    6947284          E22/G01             F          154,935.00         ZZ
                                         360        154,864.61          1
                                       9.875          1,345.38         99
                                       9.375          1,345.38
    DECATUR          AL   35603          1            12/12/01         23
    0413396672                           05           02/01/02          0
    0413396672                           O            01/01/32
    0


    6947286          E22/G01             F          212,180.00         ZZ
                                         360        212,037.63          1
                                       8.000          1,556.90        103
                                       7.750          1,556.90
    LOS BANOS        CA   93635          1            12/07/01         23
    0413399056                           05           02/01/02          0
    0413399056                           O            01/01/32
    0


1


    6949698          624/G01             F          133,350.00         ZZ
                                         360        133,264.97          1
                                       8.250          1,001.81        103
                                       8.000          1,001.81
    SCOTTSDALE       AZ   85250          1            12/18/01         23
    0433503927                           09           02/01/02          0
    46800110403F                         O            01/01/32
    0


    6951190          642/G01             F           78,110.00         ZZ
                                         360         78,061.45          1
                                       8.375            593.69        107
                                       8.125            593.69
    BRISTOL          IN   46507          1            12/07/01         23
    0433487436                           05           02/01/02          0
    11112501                             O            01/01/32
    0


    6951396          U50/G01             F          169,950.00         ZZ
                                         360        169,794.94          1
                                       9.875          1,475.76        103
                                       9.625          1,475.76
    STROUDSBURG      PA   18360          2            11/09/01         23
    0433489507                           05           01/01/02          0
    10007085                             O            12/01/31
    0


    6951634          J95/G01             F          189,400.00         ZZ
                                         360        189,285.26          1
                                       8.500          1,456.32        106
                                       8.250          1,456.32
    PORTLAND         OR   97266          2            12/18/01         23
    0433566791                           03           02/01/02          0
    0028225670                           O            01/01/32
    0


    6951696          E30/G01             F          178,675.00         ZZ
                                         360        178,555.12          1
                                       8.000          1,311.05         99
                                       7.750          1,311.05
    FONTANA          CA   92336          2            12/20/01         23
    0433592573                           05           02/01/02          0
    10013558RC                           O            01/01/32
    0


    6952300          737/G01             F          279,110.00         ZZ
                                         360        278,961.47          1
                                       9.125          2,270.93         95
                                       8.875          2,270.93
1


    MODESTO          CA   95357          1            12/24/01         23
    0433533791                           05           02/01/02          0
    1802677                              O            01/01/32
    0


    6956114          642/G01             F           57,680.00         ZZ
                                         360         57,651.63          1
                                       9.500            485.00        103
                                       9.250            485.00
    WICHITA          KS   67206          2            12/14/01         23
    0433505377                           01           02/01/02          0
    11123701                             O            01/01/32
    0


    6956592          808/G01             F          234,500.00         ZZ
                                         360        234,350.46          1
                                       8.250          1,761.73         99
                                       8.000          1,761.73
    CARSON           CA   90746          2            12/20/01         23
    0433591732                           05           02/01/02          0
    9322710                              O            01/01/32
    0


    6956964          642/G01             F          113,420.00         ZZ
                                         360        113,356.42          1
                                       8.875            902.42        107
                                       8.625            902.42
    KITTY HAWK       NC   27949          2            12/17/01         23
    0433514908                           05           02/01/02          0
    11174301                             O            01/01/32
    0


    6957272          642/G01             F          164,780.00         ZZ
                                         360        164,680.17          1
                                       8.500          1,267.02        107
                                       8.250          1,267.02
    BEAR             DE   19701          2            12/06/01         23
    0433509650                           03           02/01/02          0
    11180101                             O            01/01/32
    0


    6958476          642/G01             F          138,030.00         ZZ
                                         360        137,950.59          1
                                       8.750          1,085.88        107
                                       8.500          1,085.88
    WOODBRIDGE       VA   22193          5            12/12/01         23
    0433497765                           09           02/01/02          0
    11114301                             O            01/01/32
    0
1




    6958964          Q64/G01             F           82,500.00         ZZ
                                         360         82,409.52          1
                                       9.000            663.82        100
                                       8.750            663.82
    COLLEGE PARK     GA   30349          1            12/03/01         23
    0433499571                           05           01/01/02          0
    0102667003                           O            12/01/31
    0


    6959016          147/G01             F           74,900.00         ZZ
                                         360         74,848.45          1
                                       7.875            543.08        107
                                       7.625            543.08
    JEFFERSON CITY   MO   65101          5            12/19/01         23
    0433592250                           05           02/01/02          0
    1                                    O            01/01/32
    0


    6961400          Q78/G01             F          100,465.00         ZZ
                                         360        100,402.55          1
                                       8.375            763.61        102
                                       8.125            763.61
    CHEYENNE         WY   82009          2            12/06/01         23
    0433499142                           05           02/01/02          0
    697667                               O            01/01/32
    0


    6961930          J95/G01             F          369,000.00         ZZ
                                         360        368,726.14          1
                                       7.500          2,580.11        100
                                       7.250          2,580.11
    LITTLETON        CO   80121          2            12/26/01         23
    0433570736                           03           02/01/02          0
    0027974906                           O            01/01/32
    0


    6962196          U96/G01             F          230,000.00         ZZ
                                         360        229,829.31          1
                                       7.500          1,608.19        101
                                       7.250          1,608.19
    EWA BEACH        HI   96706          2            12/19/01         23
    0433537404                           03           02/01/02          0
    11100044                             O            01/01/32
    0


    6962820          Q78/G01             F          189,390.00         ZZ
                                         360        189,283.82          1
1


                                       8.875          1,506.88        107
                                       8.625          1,506.88
    PEORIA           AZ   85382          5            12/04/01         23
    0433500907                           05           02/01/02          0
    698141                               O            01/01/32
    0


    6963008          K15/G01             F          111,000.00         ZZ
                                         360        110,962.53          1
                                      11.250          1,078.10        101
                                      11.000          1,078.10
    NEW CASTLE       IN   47362          5            12/21/01         23
    0433526191                           05           02/01/02          0
    033705303083                         O            01/01/32
    0


    6963618          U96/G01             F          256,600.00         ZZ
                                         360        256,423.41          1
                                       7.875          1,860.53        104
                                       7.625          1,860.53
    MILILANI         HI   96789          1            12/17/01         23
    0433536687                           09           02/01/02          0
    11000019                             O            01/01/32
    0


    6963844          W50/G01             F          247,500.00         ZZ
                                         360        247,361.25          1
                                       8.875          1,969.22         99
                                       8.625          1,969.22
    BLAINE           MN   55449          5            12/17/01         23
    0433564945                           05           02/01/02          0
    0010497                              O            01/01/32
    0


    6964928          313/G01             F          161,500.00         ZZ
                                         360        161,402.16          1
                                       8.500          1,241.80        104
                                       8.250          1,241.80
    PORTLAND         OR   97236          1            12/18/01         23
    0433559481                           05           02/01/02          0
    8397531                              O            01/01/32
    0


    6965236          L57/G01             F          140,580.00         ZZ
                                         360        140,516.14          1
                                       9.875          1,220.72         99
                                       9.625          1,220.72
    BRANDON          MS   39041          5            12/19/01         23
    0433581717                           05           02/01/02          0
1


    2001559                              O            01/01/32
    0


    6966234          685/G01             F          194,000.00         ZZ
                                         360        193,888.38          1
                                       8.750          1,526.20        100
                                       8.500          1,526.20
    LOS ANGELES(GRA  CA   91344          1            12/21/01         23
    0433552965                           05           02/01/02          0
    127951                               O            01/01/32
    0


    6966262          964/G01             F          164,800.00         ZZ
                                         360        164,700.16          1
                                       8.500          1,267.17        100
                                       8.250          1,267.17
    HENDERSON        NV   89074          1            12/18/01         23
    0433606787                           03           02/01/02          0
    176177                               O            01/01/32
    0


    6966394          964/G01             F          206,910.00         ZZ
                                         360        206,616.98          1
                                       7.750          1,482.33         99
                                       7.500          1,482.33
    HENDERSON        CO   80640          5            11/09/01         23
    0433468170                           03           01/01/02          0
    161443                               O            12/01/31
    0


    6968568          E22/G01             F          134,930.00         ZZ
                                         360        134,863.64          1
                                       9.500          1,134.56        103
                                       9.250          1,134.56
    MIAMI            FL   33196          1            12/13/01         23
    0413056920                           03           02/01/02          0
    0413056920                           O            01/01/32
    0


    6968580          E22/G01             F          149,693.00         ZZ
                                         360        149,598.76          1
                                       8.500          1,151.01        107
                                       8.000          1,151.01
    PEARLAND         TX   77584          1            12/13/01         23
    0413212556                           03           02/01/02          0
    0413212556                           O            01/01/32
    0


1


    6968602          E22/G01             F          191,423.00         ZZ
                                         360        191,294.56          1
                                       8.000          1,404.59        107
                                       7.750          1,404.59
    SEDRO WOOLLEY    WA   98284          1            12/06/01         23
    0413252776                           03           02/01/02          0
    0413252776                           O            01/01/32
    0


    6968626          E22/G01             F          139,100.00         ZZ
                                         360        138,998.45          1
                                       8.375          1,057.26        100
                                       8.125          1,057.26
    LULING           LA   70070          5            12/07/01         23
    0413289554                           05           02/01/02          0
    0413289554                           O            01/01/32
    0


    6968630          E22/G01             F          129,600.00         ZZ
                                         360        129,527.34          1
                                       8.875          1,031.16         96
                                       8.375          1,031.16
    LOVELAND         CO   80537          1            12/13/01         23
    0413302043                           05           02/01/02          0
    0413302043                           O            01/01/32
    0


    6968644          E22/G01             F          232,000.00         ZZ
                                         360        231,836.25          1
                                       7.750          1,662.08        102
                                       7.500          1,662.08
    RIVERSIDE        CA   92506          1            12/10/01         23
    0413318569                           05           02/01/02          0
    0413318569                           O            01/01/32
    0


    6968676          E22/G01             F          268,250.00         ZZ
                                         360        268,078.95          1
                                       8.250          2,015.27         99
                                       8.000          2,015.27
    GALT             CA   95632          1            12/10/01         23
    0413340209                           05           02/01/02          0
    0413340209                           O            01/01/32
    0


    6968678          E22/G01             F           72,600.00         ZZ
                                         360         72,554.88          1
                                       8.375            551.81        107
                                       8.125            551.81
1


    BURGAW           NC   28425          1            12/13/01         23
    0413340803                           05           02/01/02          0
    0413340803                           O            01/01/32
    0


    6968692          E22/G01             F           76,220.00         ZZ
                                         360         76,189.72          1
                                      10.500            697.21        103
                                      10.000            697.21
    BRANDON          MS   39047          1            12/12/01         23
    0413354747                           05           02/01/02          0
    0413354747                           O            01/01/32
    0


    6968704          E22/G01             F          141,500.00         ZZ
                                         360        141,420.67          1
                                       8.875          1,125.84        103
                                       8.625          1,125.84
    BIRMINGHAM       AL   35205          1            12/13/01         23
    0413370743                           01           02/01/02          0
    0413370743                           O            01/01/32
    0


    6968720          E22/G01             F           64,200.00         T
                                         360         64,169.25          1
                                       9.625            545.69        107
                                       9.125            545.69
    MEMPHIS          TN   38111          1            12/13/01         23
    0413380999                           05           02/01/02          0
    0413380999                           O            01/01/32
    0


    6968728          E22/G01             F           79,500.00         ZZ
                                         360         79,451.83          1
                                       8.500            611.29        100
                                       8.000            611.29
    JACKSONVILLE     FL   32257          1            12/13/01         23
    0413386897                           01           02/01/02          0
    0413386897                           O            01/01/32
    0


    6968732          E22/G01             F          141,000.00         ZZ
                                         360        140,916.76          1
                                       8.625          1,096.68        100
                                       8.375          1,096.68
    HOUSTON          TX   77019          1            12/12/01         23
    0413390410                           01           02/01/02          0
    0413390410                           O            01/01/32
    0
1




    6968734          E22/G01             F          121,650.00         ZZ
                                         360        121,581.80          1
                                       8.875            967.90        100
                                       8.625            967.90
    FORT WORTH       TX   76110          1            12/13/01         23
    0413390857                           05           02/01/02          0
    0413390857                           O            01/01/32
    0


    6968744          E22/G01             F          159,650.00         ZZ
                                         360        159,562.80          1
                                       9.000          1,284.58        103
                                       8.750          1,284.58
    SAINT ALBANS     VT   05478          1            12/12/01         23
    0413401233                           09           02/01/02          0
    0413401233                           O            01/01/32
    0


    6968750          E22/G01             F          120,000.00         ZZ
                                         360        119,930.96          1
                                       8.750            944.04        100
                                       8.500            944.04
    HUNTSVILLE       AL   35803          1            12/13/01         23
    0413428228                           05           02/01/02          0
    0413428228                           O            01/01/32
    0


    6968752          E22/G01             F          141,500.00         ZZ
                                         360        141,426.64          1
                                       9.250          1,164.09        100
                                       9.000          1,164.09
    SMITHFIELD       RI   02828          1            12/13/01         23
    0413436056                           05           02/01/02          0
    0413436056                           O            01/01/32
    0


    6969750          624/G01             F          103,500.00         ZZ
                                         360        103,438.90          1
                                       8.625            805.01         95
                                       8.375            805.01
    TUCSON           AZ   85746          1            12/18/01         23
    0433522786                           03           02/01/02          0
    46800110386F                         N            01/01/32
    0


    6969790          R68/G01             F          248,110.00         ZZ
                                         360        247,939.25          1
1


                                       7.875          1,798.97        105
                                       7.625          1,798.97
    JUPITER          FL   33478          1            12/18/01         23
    0433527710                           05           02/01/02          0
    20010903                             O            01/01/32
    0


    6971372          K15/G01             F          100,900.00         ZZ
                                         360        100,868.63          1
                                      11.625          1,008.84        103
                                      11.375          1,008.84
    CEDAR RAPIDS     IA   52404          5            12/19/01         23
    0433525987                           05           02/01/02          0
    000990005301516                      O            01/01/32
    0


    6972806          737/G01             F          303,000.00         ZZ
                                         360        302,801.79          1
                                       8.125          2,249.77        100
                                       7.875          2,249.77
    TORRANCE         CA   90502          1            12/10/01         23
    0433526183                           01           02/01/02          0
    0001801505                           O            01/01/32
    0


    6973384          700/G01             F          193,000.00         ZZ
                                         360        192,880.04          2
                                       8.375          1,466.94        100
                                       8.125          1,466.94
    CHINO            CA   91710          1            12/13/01         23
    0433548799                           05           02/01/02          0
    00263940                             O            01/01/32
    0


    6973984          642/G01             F          108,150.00         ZZ
                                         360        108,095.38          1
                                       9.375            899.54        103
                                       9.125            899.54
    EAST POINT       GA   30344          1            12/12/01         23
    0433509874                           05           02/01/02          0
    10177701                             O            01/01/32
    0


    6975390          P29/G01             F          105,000.00         ZZ
                                         360        104,945.56          1
                                       9.250            863.81        100
                                       9.000            863.81
    FARGO            ND   58102          1            12/20/01         23
    0433519105                           05           02/01/02          0
1


    6975390                              O            01/01/32
    0


    6976904          U05/G01             F          299,700.00         ZZ
                                         360        299,498.91          1
                                       8.000          2,199.09        100
                                       7.750          2,199.09
    SEVERNA PARK     MD   21146          1            12/21/01         23
    0433572641                           05           02/01/02          0
    3192186                              O            01/01/32
    0


    6977262          E30/G01             F          208,115.00         ZZ
                                         360        207,982.29          1
                                       8.250          1,563.50        107
                                       8.000          1,563.50
    CORONA           CA   92881          1            12/20/01         23
    0433513769                           01           02/01/02          0
    1013198RC                            O            01/01/32
    0


    6977622          K15/G01             F          300,000.00         ZZ
                                         360        299,895.91          1
                                      11.125          2,885.34         99
                                      10.875          2,885.34
    PORT ANGELES     WA   98362          5            12/19/01         23
    0433526662                           05           02/01/02          0
    206605313794                         O            01/01/32
    0


    6977926          P87/G01             F           68,310.00         ZZ
                                         180         68,271.70          1
                                       8.875            543.51         99
                                       8.625            543.51
    CEDAR FALLS      IA   50613          1            12/10/01         23
    0433533403                           05           02/01/02          0
    HE40829                              O            01/01/17
    0


    6977966          J40/G01             F           51,000.00         ZZ
                                         360         51,000.00          1
                                      10.375            461.76        100
                                      10.125            461.76
    MEMPHIS          TN   38107          1            01/11/02         23
    0433614427                           05           03/01/02          0
    1075017                              O            02/01/32
    0


1


    6978922          B57/G01             F          291,000.00         ZZ
                                         360        290,849.13          1
                                       9.250          2,393.99        103
                                       9.000          2,393.99
    PRESCOTT         AZ   86305          1            12/20/01         23
    0433600962                           05           02/01/02          0
    21A1053                              O            01/01/32
    0


    6979968          G75/G01             F           50,350.00         ZZ
                                         360         50,350.00          1
                                       8.500            387.15         95
                                       8.250            387.15
    VOORHEES         NJ   08043          1            01/04/02         23
    0433590882                           01           03/01/02          0
    04565909                             N            02/01/32
    0


    6981270          X01/G01             F          129,780.00         ZZ
                                         360        129,731.14          1
                                      10.750          1,211.47        103
                                      10.500          1,211.47
    MISSOURI CITY    TX   77489          1            12/31/01         23
    0433575222                           03           02/01/02          0
    011249                               O            01/01/32
    0


    6981972          K15/G01             F          149,900.00         ZZ
                                         360        149,824.30          1
                                       9.375          1,246.79        100
                                       9.125          1,246.79
    WAUKEE           IA   50263          5            12/21/01         23
    0433571056                           05           02/01/02          0
    037705303189                         O            01/01/32
    0


    6982892          J95/G01             F          126,690.00         ZZ
                                         360        126,609.21          1
                                       8.250            951.78        103
                                       8.000            951.78
    JACKSONVILLE     AR   72076          1            12/21/01         23
    0433580305                           05           02/01/02          0
    0028222412                           O            01/01/32
    0


    6983178          N67/G01             F          269,800.00         ZZ
                                         360        269,652.63          1
                                       9.000          2,170.87        100
                                       8.750          2,170.87
1


    FONTANA          CA   92336          1            12/18/01         23
    0433549474                           05           02/01/02          0
    1780009455                           O            01/01/32
    0


    6983194          588/G01             F          347,600.00         ZZ
                                         360        347,419.80          1
                                       9.250          2,859.62        103
                                       9.000          2,859.62
    ALEXANDRIA       VA   22310          1            12/19/01         23
    0433514510                           05           02/01/02          0
    1053144                              O            01/01/32
    0


    6983484          685/G01             F          275,500.00         ZZ
                                         360        275,345.55          1
                                       8.875          2,192.00        100
                                       8.625          2,192.00
    THOUSAND OAKS    CA   91362          1            12/20/01         23
    0433547668                           05           02/01/02          0
    127950                               O            01/01/32
    0


    6985174          J95/G01             F          157,500.00         ZZ
                                         360        157,402.10          1
                                       8.375          1,197.12         98
                                       8.125          1,197.12
    DALLAS           GA   30157          5            12/26/01         23
    0433588449                           05           02/01/02          0
    0028213619                           O            01/01/32
    0


    6985564          737/G01             F          270,000.00         ZZ
                                         360        269,856.32          2
                                       9.125          2,196.81        100
                                       8.875          2,196.81
    CARSON           CA   90745          1            12/19/01         00
    0433522927                           05           02/01/02          0
    0001801133                           O            01/01/32
    0


    6985790          U05/G01             F          153,400.00         ZZ
                                         360        153,177.23          1
                                       7.625          1,085.76        103
                                       7.375          1,085.76
    SPOKANE          WA   99208          2            11/26/01         23
    0433488913                           05           01/01/02          0
    3180284                              O            12/01/31
    0
1




    6986366          X31/G01             F          275,000.00         ZZ
                                         360        274,820.11          1
                                       8.125          2,041.87        100
                                       7.875          2,041.87
    FULLERTON        CA   92833          1            12/19/01         23
    0433538204                           05           02/01/02          0
    40100770                             O            01/01/32
    0


    6989880          J95/G01             F           88,568.00         ZZ
                                         360         88,514.35          1
                                       8.500            681.01        103
                                       8.250            681.01
    RALEIGH          NC   27614          1            12/28/01         23
    0433597705                           01           02/01/02          0
    0027373463                           O            01/01/32
    0


    6990282          U66/G01             F           77,150.00         ZZ
                                         360         77,121.73          1
                                      10.875            727.44        100
                                      10.625            727.44
    HUMBLE           TX   77396          1            12/20/01         23
    0433507258                           03           02/01/02          0
    323                                  O            01/01/32
    0


    6990376          E22/G01             F           78,900.00         ZZ
                                         360         78,796.43          1
                                       8.125            585.83        100
                                       7.875            585.83
    NEW BOSTON       MI   48164          1            11/06/01         23
    0413027749                           05           01/01/02          0
    0413027749                           O            12/01/31
    0


    6990382          E22/G01             F          213,000.00         ZZ
                                         360        212,745.83          1
                                       8.375          1,618.95        100
                                       7.875          1,618.95
    SOUTH GATE       CA   90280          1            12/10/01         23
    0413074386                           05           02/01/02          0
    0413074386                           O            01/01/32
    0


    6990388          E22/G01             F           98,570.00         ZZ
                                         360         98,514.74          1
1


                                       8.875            784.27         99
                                       8.625            784.27
    KANSAS CITY      MO   64155          5            12/10/01         23
    0413117078                           05           02/01/02          0
    0413117078                           O            01/01/32
    0


    6990402          E22/G01             F          120,400.00         ZZ
                                         360        120,317.15          1
                                       7.875            872.98        101
                                       7.625            872.98
    REDDING          CA   96003          5            12/07/01         23
    0413190307                           05           02/01/02          0
    0413190307                           O            01/01/32
    0


    6990420          E22/G01             F          300,000.00         ZZ
                                         360        299,762.50          1
                                       8.250          2,253.80        102
                                       8.000          2,253.80
    TORRANCE         CA   90501          1            12/11/01         23
    0413223520                           05           02/01/02          0
    0413223520                           O            01/01/32
    0


    6990428          E22/G01             F          178,150.00         ZZ
                                         360        178,069.07          1
                                       9.875          1,546.96        103
                                       9.625          1,546.96
    SAN DIEGO        CA   92103          1            12/10/01         23
    0413243494                           01           02/01/02          0
    0413243494                           O            01/01/32
    0


    6990436          E22/G01             F           83,400.00         ZZ
                                         360         83,365.03          1
                                      10.250            747.35        103
                                      10.000            747.35
    PLYMOUTH         IN   46563          2            12/10/01         23
    0413264938                           05           02/01/02          0
    0413264938                           O            01/01/32
    0


    6990446          E22/G01             F           88,065.00         ZZ
                                         360         88,021.68          1
                                       9.500            740.50        103
                                       9.250            740.50
    BAXTER           KY   40806          1            12/14/01         23
    0413277336                           05           02/01/02          0
1


    0413277336                           O            01/01/32
    0


    6990448          E22/G01             F           80,250.00         ZZ
                                         360         80,201.39          1
                                       8.500            617.05        107
                                       8.250            617.05
    CHRISTIANSBURG   VA   24073          1            12/14/01         23
    0413279563                           05           02/01/02          0
    0413279563                           O            01/01/32
    0


    6990476          E22/G01             F          226,710.00         ZZ
                                         360        226,576.15          1
                                       8.625          1,763.33         99
                                       8.375          1,763.33
    BOISE            ID   83716          5            12/10/01         23
    0413308958                           03           02/01/02          0
    0413308958                           O            01/01/32
    0


    6990492          E22/G01             F           94,160.00         ZZ
                                         360         94,036.65          1
                                       7.875            682.73        107
                                       7.375            682.73
    NASHVILLE        TN   37211          9            12/10/01         23
    0413319740                           01           02/01/02          0
    0413319740                           O            01/01/32
    0


    6990514          E22/G01             F          118,050.00         T
                                         360        117,982.08          1
                                       8.750            928.70        107
                                       8.250            928.70
    VALRICO          FL   33594          1            12/04/01         23
    0413330440                           03           02/01/02          0
    0413330440                           O            01/01/32
    0


    6990534          E22/G01             F          111,000.00         ZZ
                                         360        110,955.89          1
                                      10.500          1,015.36        100
                                      10.000          1,015.36
    ELMORE           OH   43416          1            12/14/01         23
    0413337049                           05           02/01/02          0
    0413337049                           O            01/01/32
    0


1


    6990542          E22/G01             F          309,845.00         ZZ
                                         360        309,626.31          1
                                       7.750          2,219.77        107
                                       7.250          2,219.77
    ANTIOCH          CA   94509          9            12/10/01         23
    0413338708                           05           02/01/02          0
    0413338708                           O            01/01/32
    0


    6990552          E22/G01             F          168,300.00         ZZ
                                         360        168,212.75          1
                                       9.250          1,384.56         95
                                       8.750          1,384.56
    MIAMI            FL   33193          1            12/14/01         23
    0413339185                           03           02/01/02          0
    0413339185                           O            01/01/32
    0


    6990578          E22/G01             F          169,950.00         ZZ
                                         360        169,864.17          1
                                       9.375          1,413.56        103
                                       9.125          1,413.56
    MODESTO          CA   95356          1            12/07/01         23
    0413346453                           05           02/01/02          0
    0413346453                           O            01/01/32
    0


    6990586          E22/G01             F          213,890.00         ZZ
                                         360        213,763.72          1
                                       8.625          1,663.61        107
                                       8.125          1,663.61
    WAYNE            PA   19087          1            12/14/01         23
    0413348244                           05           02/01/02          0
    0413348244                           O            01/01/32
    0


    6990598          E22/G01             F          160,350.00         ZZ
                                         360        160,260.10          1
                                       8.875          1,275.82        103
                                       8.625          1,275.82
    ST CLAIR SHORES  MI   48082          1            12/14/01         23
    0413351552                           05           02/01/02          0
    0413351552                           O            01/01/32
    0


    6990600          E22/G01             F           43,700.00         ZZ
                                         360         43,669.92          1
                                       7.875            316.86         95
                                       7.625            316.86
1


    SAGINAW          MI   48603          1            12/13/01         23
    0413351610                           05           02/01/02          0
    0413351610                           N            01/01/32
    0


    6990612          E22/G01             F          120,000.00         ZZ
                                         360        119,927.30          1
                                       8.500            922.70        100
                                       8.000            922.70
    POMPANO BEACH    FL   33064          1            12/14/01         23
    0413353368                           05           02/01/02          0
    0413353368                           O            01/01/32
    0


    6990640          E22/G01             F          150,895.00         ZZ
                                         360        150,820.78          1
                                       9.500          1,268.81        103
                                       9.250          1,268.81
    MURRAY           UT   84107          1            12/06/01         23
    0413367376                           05           02/01/02          0
    0413367376                           O            01/01/32
    0


    6990642          E22/G01             F          156,000.00         ZZ
                                         360        155,923.27          1
                                       9.500          1,311.73         99
                                       9.000          1,311.73
    DAPHNE           AL   36526          1            12/14/01         23
    0413367749                           03           02/01/02          0
    0413367749                           O            01/01/32
    0


    6990644          E22/G01             F          251,269.00         ZZ
                                         360        251,082.52          1
                                       7.500          1,756.91        103
                                       7.250          1,756.91
    SEATTLE          WA   98108          1            12/12/01         23
    0413368366                           09           02/01/02          0
    0413368366                           O            01/01/32
    0


    6990650          E22/G01             F          190,550.00         ZZ
                                         360        190,323.09          1
                                       8.125          1,414.83         99
                                       7.875          1,414.83
    BIRMINGHAM       AL   35216          9            12/10/01         23
    0413372749                           05           02/01/02          0
    0413372749                           O            01/01/32
    0
1




    6990666          E22/G01             F           82,297.00         ZZ
                                         360         82,255.45          1
                                       9.375            684.50        103
                                       8.875            684.50
    HOUSTON          TX   77084          1            12/14/01         23
    0413384629                           03           02/01/02          0
    0413384629                           O            01/01/32
    0


    6990670          E22/G01             F           61,750.00         ZZ
                                         360         61,711.62          1
                                       8.375            469.34         95
                                       8.125            469.34
    ARLINGTON        TX   76017          1            12/12/01         23
    0413389248                           05           02/01/02          0
    0413389248                           N            01/01/32
    0


    6990680          E22/G01             F          190,000.00         ZZ
                                         360        189,881.90          1
                                       8.375          1,444.14        100
                                       7.875          1,444.14
    WELLINGTON       FL   33414          1            12/14/01         23
    0413393604                           03           02/01/02          0
    0413393604                           O            01/01/32
    0


    6990688          E22/G01             F           83,000.00         ZZ
                                         360         82,958.09          1
                                       9.375            690.35        100
                                       8.875            690.35
    WEST PALM BEACH  FL   33417          1            12/14/01         23
    0413395070                           05           02/01/02          0
    0413395070                           O            01/01/32
    0


    6990702          E22/G01             F          236,900.00         ZZ
                                         360        236,815.53          1
                                      11.000          2,256.05        103
                                      10.500          2,256.05
    ROSEVILLE        CA   95678          1            12/13/01         23
    0413406968                           05           02/01/02          0
    0413406968                           O            01/01/32
    0


    6990706          E22/G01             F          101,000.00         ZZ
                                         360        100,944.83          1
1


                                       9.000            812.67        100
                                       8.500            812.67
    FORT MYERS       FL   33912          1            12/14/01         23
    0413412693                           01           02/01/02          0
    0413412693                           O            01/01/32
    0


    6990708          E22/G01             F          233,750.00         T
                                         360        233,625.60          1
                                       9.125          1,901.87         96
                                       8.875          1,901.87
    KEY WEST         FL   33040          1            12/12/01         23
    0413414814                           01           02/01/02          0
    0413414814                           O            01/01/32
    0


    6990714          E22/G01             F          138,900.00         ZZ
                                         360        138,809.14          1
                                       8.125          1,031.33        107
                                       7.625          1,031.33
    WENATCHEE        WA   98801          1            12/11/01         23
    0413421793                           03           02/01/02          0
    0413421793                           O            01/01/32
    0


    6990718          E22/G01             F          229,000.00         ZZ
                                         360        228,868.25          1
                                       8.750          1,801.54        100
                                       8.500          1,801.54
    PLEASANT VIEW    UT   84414          1            12/11/01         23
    0413435173                           05           02/01/02          0
    0413435173                           O            01/01/32
    0


    6990726          E22/G01             F          106,000.00         ZZ
                                         360        105,937.42          1
                                       8.625            824.46        103
                                       8.375            824.46
    MIAMI            FL   33193          1            12/14/01         23
    0413456534                           01           02/01/02          0
    0413456534                           O            01/01/32
    0


    6991050          642/G01             F          121,500.00         ZZ
                                         360        121,431.88          1
                                       8.875            966.71        103
                                       8.625            966.71
    BAKERSFIELD      CA   93304          2            12/07/01         23
    0433585841                           05           02/01/02          0
1


    11132701                             O            01/01/32
    0


    6991722          W50/G01             F          234,445.00         ZZ
                                         360        234,320.24          1
                                       9.125          1,907.52        100
                                       8.875          1,907.52
    BURNSVILLE       MN   55306          1            12/19/01         23
    0433576121                           09           02/01/02          0
    0010557                              O            01/01/32
    0


    6992042          003/G01             F          206,300.00         ZZ
                                         360        206,195.82          1
                                       9.375          1,715.90        100
                                       9.125          1,715.90
    ACWORTH          GA   30102          1            12/27/01         23
    0433607868                           05           02/01/02          0
    0021642384                           O            01/01/32
    0


    6993388          J95/G01             F          165,900.00         ZZ
                                         360        165,785.82          1
                                       7.875          1,202.90        105
                                       7.625          1,202.90
    SCOTTSDALE       AZ   85257          1            12/27/01         23
    0433542669                           05           02/01/02          0
    0028230704                           O            01/01/32
    0


    6993444          737/G01             F          350,200.00         ZZ
                                         360        349,970.92          1
                                       8.125          2,600.23        107
                                       7.875          2,600.23
    HAYWARD          CA   94544          5            12/20/01         23
    0433535374                           05           02/01/02          0
    0001800812                           O            01/01/32
    0


    6993668          A11/G01             F          181,177.00         ZZ
                                         360        180,983.43          1
                                       9.125          1,474.12        103
                                       8.875          1,474.12
    DETROIT          MI   48221          1            12/21/01         23
    0433589058                           05           01/21/02          0
    7291544080                           O            12/21/31
    0


1


    6995344          F64/G01             F           95,700.00         ZZ
                                         360         95,648.80          1
                                       9.100            776.92        107
                                       8.850            776.92
    COLUMBIA         SC   29210          2            12/28/01         23
    0433555497                           05           02/01/02          0
    00001842                             O            01/01/32
    0


    6996898          X07/G01             F          113,000.00         ZZ
                                         360        112,939.86          1
                                       9.125            919.41        101
                                       8.875            919.41
    MILWAUKEE        WI   53215          1            12/21/01         23
    0433553054                           05           02/01/02          0
    6623345                              O            01/01/32
    0


    6997406          P27/G01             F          144,450.00         ZZ
                                         360        144,362.49          1
                                       8.500          1,110.70        107
                                       8.250          1,110.70
    PORTERVILLE      CA   93257          5            12/21/01         23
    0433598059                           05           02/01/02          0
    5500009399                           O            01/01/32
    0


    6998124          642/G01             F           82,400.00         ZZ
                                         360         82,356.15          1
                                       9.125            670.43        103
                                       8.875            670.43
    DETROIT          MI   48235          1            12/11/01         23
    0433487584                           05           02/01/02          0
    08158301                             O            01/01/32
    0


    6999342          U35/G01             F           84,357.00         ZZ
                                         360         84,315.51          1
                                       9.500            709.32        103
                                       9.250            709.32
    MENOMONIE        WI   54751          1            12/21/01         23
    0433589025                           05           02/01/02          0
    6999342                              O            01/01/32
    0


    7000462          K15/G01             F          184,600.00         ZZ
                                         360        184,532.36          1
                                      10.875          1,740.58        100
                                      10.625          1,740.58
1


    DOUGLASVILLE     GA   30135          5            12/26/01         23
    0433541430                           05           02/01/02          0
    014505302647                         O            01/01/32
    0


    7003096          K15/G01             F          132,800.00         ZZ
                                         360        132,734.68          1
                                       9.500          1,116.65        103
                                       9.250          1,116.65
    SPRINGFIELD      MA   01118          1            12/28/01         23
    0433547494                           05           02/01/02          0
    037905304303                         O            01/01/32
    0


    7003920          R54/G01             F           73,830.00         ZZ
                                         360         73,830.00          1
                                       9.750            634.31        107
                                       9.500            634.31
    BLUE SPRINGS     MS   38828          5            01/07/02         23
    0433615572                           05           03/01/02          0
    2000002842                           O            02/01/32
    0


    7004266          U05/G01             F          257,500.00         ZZ
                                         360        257,373.34          1
                                       9.500          2,165.20        103
                                       9.250          2,165.20
    HELLERTOWN       PA   18055          1            12/21/01         23
    0433548005                           05           02/01/02          0
    3192128                              O            01/01/32
    0


    7005548          J95/G01             F          250,000.00         ZZ
                                         360        249,844.60          1
                                       8.375          1,900.19        100
                                       8.125          1,900.19
    PORTLAND         OR   97229          1            12/26/01         23
    0433552494                           09           02/01/02          0
    0028265338                           O            01/01/32
    0


    7007726          808/G01             F          193,500.00         ZZ
                                         360        193,394.30          1
                                       9.000          1,556.95         99
                                       8.750          1,556.95
    PALMDALE         CA   93551          5            12/19/01         23
    0433538386                           05           02/01/02          0
    9424199                              O            01/01/32
    0
1




    7007784          685/G01             F           63,250.00         ZZ
                                         360         63,250.00          1
                                       9.125            514.62        104
                                       8.875            514.62
    WATERLOO         IN   46793          1            01/15/02         23
    0433607579                           05           03/01/02          0
    210380                               O            02/01/32
    0


    7010872          E22/G01             F          216,300.00         ZZ
                                         360        216,165.55          1
                                       8.375          1,644.04        103
                                       8.125          1,644.04
    MIDDLETOWN       OH   45044          5            12/12/01         23
    0413154808                           05           02/01/02          0
    0413154808                           O            01/01/32
    0


    7010886          E22/G01             F           41,800.00         ZZ
                                         360         41,777.17          1
                                       9.000            336.33         95
                                       8.500            336.33
    ARLINGTON        NE   68002          1            12/17/01         23
    0413191040                           05           02/01/02          0
    0413191040                           N            01/01/32
    0


    7010904          E22/G01             F          109,695.00         ZZ
                                         360        109,619.51          1
                                       7.875            795.36        103
                                       7.375            795.36
    NEW PORT RICHEY  FL   34653          5            12/11/01         23
    0413231812                           03           02/01/02          0
    0413231812                           O            01/01/32
    0


    7010922          E22/G01             F          107,635.00         ZZ
                                         360        107,599.64          1
                                      11.375          1,055.65        103
                                      10.875          1,055.65
    MURRAY           UT   84107          1            12/12/01         23
    0413262346                           01           02/01/02          0
    0413262346                           O            01/01/32
    0


    7010944          E22/G01             F          104,850.00         ZZ
                                         360        104,776.00          2
1


                                       7.750            751.16         95
                                       7.500            751.16
    KENNE            TX   76059          1            12/17/01         23
    0413282187                           05           02/01/02          0
    0413282187                           N            01/01/32
    0


    7010946          E22/G01             F          104,850.00         ZZ
                                         360        104,776.00          2
                                       7.750            751.16         95
                                       7.500            751.16
    KEENE            TX   76059          1            12/17/01         23
    0413282245                           05           02/01/02          0
    0413282245                           N            01/01/32
    0


    7010948          E22/G01             F          170,000.00         ZZ
                                         360        169,907.14          1
                                       9.000          1,367.86        100
                                       8.500          1,367.86
    CITRUS HEIGHTS   CA   95621          1            12/11/01         23
    0413284290                           05           02/01/02          0
    0413284290                           O            01/01/32
    0


    7010968          E22/G01             F          319,900.00         ZZ
                                         360        319,754.66          1
                                       9.875          2,777.85        100
                                       9.625          2,777.85
    LITTLETON        CO   80127          1            12/17/01         23
    0413297318                           03           02/01/02          0
    0413297318                           O            01/01/32
    0


    7010982          E22/G01             F          115,600.00         ZZ
                                         360        115,473.25          1
                                       9.000            930.14        103
                                       8.750            930.14
    FORSYTH          MO   65653          1            11/16/01         23
    0413305632                           05           01/01/02          0
    0413305632                           O            12/01/31
    0


    7011006          E22/G01             F          117,650.00         ZZ
                                         360        117,593.64          1
                                       9.625          1,000.01         99
                                       9.125          1,000.01
    HELENA           AL   35080          9            12/12/01         23
    0413321704                           05           02/01/02          0
1


    0413321704                           O            01/01/32
    0


    7011012          E22/G01             F           80,300.00         ZZ
                                         360         80,263.52          1
                                       9.875            697.28        103
                                       9.375            697.28
    JACKSON          MI   49203          1            12/17/01         23
    0413328675                           05           02/01/02          0
    0413328675                           O            01/01/32
    0


    7011022          E22/G01             F          104,500.00         ZZ
                                         360        104,439.88          1
                                       8.750            822.10         95
                                       8.500            822.10
    HOUSTON          TX   77008          1            12/14/01         23
    0413336488                           05           02/01/02          0
    0413336488                           N            01/01/32
    0


    7011054          E22/G01             F          246,100.00         ZZ
                                         360        245,930.63          1
                                       7.875          1,784.40        107
                                       7.625          1,784.40
    CARMICHAEL       CA   95608          1            12/13/01         23
    0413345877                           05           02/01/02          0
    0413345877                           O            01/01/32
    0


    7011082          E22/G01             F          145,230.00         ZZ
                                         360        145,150.68          1
                                       9.000          1,168.55        103
                                       8.500          1,168.55
    ROYAL PALM BEAC  FL   33411          5            12/12/01         23
    0413354143                           03           02/01/02          0
    0413354143                           O            01/01/32
    0


    7011090          E22/G01             F           90,675.00         ZZ
                                         360         90,626.75          1
                                       9.125            737.76         95
                                       8.875            737.76
    WILTON MANORS    FL   33334          1            12/17/01         23
    0413356528                           05           02/01/02          0
    0413356528                           N            01/01/32
    0


1


    7011116          E22/G01             F          181,280.00         ZZ
                                         360        181,201.92          1
                                      10.125          1,607.63        103
                                       9.875          1,607.63
    SAN MARCOS       CA   92069          1            12/11/01         23
    0413368390                           01           02/01/02          0
    0413368390                           O            01/01/32
    0


    7011120          E22/G01             F           90,950.00         ZZ
                                         360         90,893.47          1
                                       8.375            691.29        107
                                       7.875            691.29
    CHATTANOOGA      TN   37411          1            12/17/01         23
    0413369927                           05           02/01/02          0
    0413369927                           O            01/01/32
    0


    7011126          E22/G01             F           82,350.00         ZZ
                                         360         82,300.11          1
                                       8.500            633.20        107
                                       8.250            633.20
    YUKON            OK   73099          2            12/11/01         23
    0413370354                           05           02/01/02          0
    0413370354                           O            01/01/32
    0


    7011132          E22/G01             F           88,500.00         ZZ
                                         360         88,475.37          1
                                      12.125            918.85        100
                                      11.625            918.85
    DECATUR          AL   35603          5            12/12/01         23
    0413372426                           05           02/01/02          0
    0413372426                           O            01/01/32
    0


    7011154          E22/G01             F          138,000.00         ZZ
                                         360        137,922.63          1
                                       8.875          1,097.99        103
                                       8.375          1,097.99
    SEMINOLE         FL   33776          9            12/10/01         23
    0413381260                           05           02/01/02          0
    0413381260                           O            01/01/32
    0


    7011162          E22/G01             F          160,500.00         ZZ
                                         360        160,402.76          1
                                       8.500          1,234.11        106
                                       8.000          1,234.11
1


    CARSON CITY      NV   89705          5            12/06/01         23
    0413385592                           05           02/01/02          0
    0413385592                           O            01/01/32
    0


    7011188          E22/G01             F           88,477.00         ZZ
                                         360         88,428.67          1
                                       9.000            711.91        100
                                       8.750            711.91
    PONTIAC          MI   48340          1            12/17/01         23
    0413401902                           05           02/01/02          0
    0413401902                           O            01/01/32
    0


    7011198          E22/G01             F          106,700.00         ZZ
                                         360        106,635.36          1
                                       8.500            820.43        103
                                       8.250            820.43
    CADDO MILLS      TX   75135          1            12/14/01         23
    0413410952                           05           02/01/02          0
    0413410952                           O            01/01/32
    0


    7011202          E22/G01             F          400,000.00         ZZ
                                         360        399,823.04          1
                                      10.000          3,510.29        100
                                       9.750          3,510.29
    BAINBRIDGE ISLA  WA   98110          1            12/11/01         23
    0413415886                           05           02/01/02          0
    0413415886                           O            01/01/32
    0


    7013880          Q64/G01             F          104,950.00         ZZ
                                         360        104,831.89          1
                                       8.875            835.03        100
                                       8.625            835.03
    KISSIMMEE        FL   34758          1            12/05/01         23
    0433532025                           03           01/01/02          0
    102778008                            O            12/01/31
    0


    7014108          B28/G01             F          223,500.00         ZZ
                                         360        223,371.41          1
                                       8.750          1,758.28        103
                                       8.500          1,758.28
    BAILEY           CO   80421          1            12/28/01         23
    0433549615                           05           02/01/02          0
    10400035                             O            01/01/32
    0
1




    7014388          L16/G01             F          122,500.00         ZZ
                                         360        122,434.81          1
                                       9.125            996.70        100
                                       8.875            996.70
    LAS VEGAS        NV   89121          1            12/20/01         23
    0433548179                           05           02/01/02          0
    W0112117                             O            01/01/32
    0


    7014596          W08/G01             F          135,700.00         ZZ
                                         360        135,625.88          1
                                       9.000          1,091.87        107
                                       8.750          1,091.87
    MIAMI            FL   33177          1            12/21/01         23
    0433530888                           05           02/01/02          0
    010386M                              O            01/01/32
    0


    7015380          J95/G01             F          152,000.00         ZZ
                                         360        151,898.01          1
                                       8.000          1,115.32        106
                                       7.750          1,115.32
    EUGENE           OR   97402          2            12/20/01         23
    0433546934                           05           02/01/02          0
    28088920                             O            01/01/32
    0


    7015640          K15/G01             F          324,900.00         ZZ
                                         360        324,713.07          1
                                       8.750          2,555.99        100
                                       8.500          2,555.99
    VICTORIA         MN   55386          5            12/21/01         23
    0433560430                           05           02/01/02          0
    013105305484                         O            01/01/32
    0


    7015650          J40/G01             F           66,500.00         ZZ
                                         360         66,466.42          1
                                       9.375            553.11         95
                                       9.125            553.11
    MEMPHIS          TN   38127          1            12/20/01         23
    0433593225                           05           02/01/02          0
    1074759                              N            01/01/32
    0


    7017510          642/G01             F          112,350.00         ZZ
                                         360        112,278.36          1
1


                                       8.250            844.05        107
                                       8.000            844.05
    FORT LAUDERDALE  FL   33315          1            12/14/01         23
    0433513249                           05           02/01/02          0
    11162501                             O            01/01/32
    0


    7017574          B57/G01             F          299,000.00         ZZ
                                         360        298,809.34          1
                                       8.250          2,246.29        100
                                       8.000          2,246.29
    THOUSAND OAKS    CA   91360          1            12/28/01         23
    0433552551                           05           02/01/02          0
    2119749                              O            01/01/32
    0


    7018038          253/G01             F          199,500.00         ZZ
                                         360        199,379.13          1
                                       8.500          1,533.99         95
                                       8.250          1,533.99
    AURORA           CO   80013          1            12/28/01         23
    0433593597                           09           02/01/02          0
    990563                               N            01/01/32
    0


    7019026          K15/G01             F          103,600.00         ZZ
                                         360        103,557.71          1
                                      10.375            938.00         99
                                      10.125            938.00
    LANSING          IL   60438          5            12/26/01         23
    0433593506                           05           02/01/02          0
    982                                  O            01/01/32
    0


    7019038          U18/G01             F           65,000.00         ZZ
                                         360         64,974.17          1
                                      10.500            594.58        100
                                      10.250            594.58
    OLD HICKORY      TN   37138          1            12/21/01         23
    0433610391                           05           02/01/02          0
    265170678                            O            01/01/32
    0


    7019198          147/G01             F          100,580.00         ZZ
                                         180        100,295.72          1
                                       8.250            975.77        107
                                       8.000            975.77
    JEFFERSON CITY   MO   65101          5            12/20/01         23
    0433597507                           05           02/01/02          0
1


    1                                    O            01/01/17
    0


    7019714          940/G01             F          228,600.00         ZZ
                                         360        228,426.06          1
                                       7.375          1,578.88        105
                                       7.125          1,578.88
    RANCHO CUCAMONG  CA   91730          1            12/20/01         00
    0433527983                           05           02/01/02          0
    60010368                             O            01/01/32
    0


    7019766          U05/G01             F          119,830.00         ZZ
                                         360        119,769.48          1
                                       9.375            996.69        103
                                       9.125            996.69
    MESA             AZ   85220          1            12/26/01         23
    0433527249                           03           02/01/02          0
    3178313                              O            01/01/32
    0


    7026870          K15/G01             F          196,700.00         ZZ
                                         360        196,612.99          1
                                      10.000          1,726.18        103
                                       9.750          1,726.18
    URBANDALE        IA   50322          5            12/17/01         23
    0433575040                           05           02/01/02          0
    037705303181                         O            01/01/32
    0


    7034086          J95/G01             F           88,810.00         ZZ
                                         360         88,754.79          1
                                       8.375            675.03        107
                                       8.125            675.03
    INDEPENDENCE     MO   64058          5            12/19/01         23
    0433582632                           05           02/01/02          0
    0028179364                           O            01/01/32
    0


    7035048          L16/G01             F          188,100.00         ZZ
                                         360        188,034.73          1
                                      11.125          1,809.11         98
                                      10.875          1,809.11
    DENVER           CO   80229          5            12/20/01         23
    0433543279                           05           02/01/02          0
    W0112070                             O            01/01/32
    0


1


    7035712          642/G01             F           66,340.00         ZZ
                                         360         66,298.77          1
                                       8.375            504.23        107
                                       8.125            504.23
    ROCKY RIVER      OH   44116          1            12/10/01         23
    0433518545                           01           02/01/02          0
    11154101                             O            01/01/32
    0


    7035766          A11/G01             F          199,820.00         ZZ
                                         360        199,621.96          1
                                       9.484          1,677.87        103
                                       9.234          1,677.87
    FARMINGTON       MI   48331          1            12/27/01         23
    0433589355                           01           01/27/02          0
    7211530476                           O            12/27/31
    0


    7035796          J95/G01             F          244,000.00         ZZ
                                         360        244,000.00          1
                                       8.375          1,854.58        100
                                       8.125          1,854.58
    BROOMFIELD       CO   80020          1            01/09/02         00
    0433607330                           05           03/01/02          0
    0028283570                           O            02/01/32
    0


    7037752          K15/G01             F          139,700.00         ZZ
                                         360        139,165.56          1
                                      10.000          1,225.97         98
                                       9.750          1,225.97
    ELIZABETHTOWN    KY   42701          5            12/21/01         23
    0433526050                           05           02/01/02          0
    019005302161                         O            01/01/32
    0


    7038812          U05/G01             F          155,600.00         ZZ
                                         360        155,521.43          1
                                       9.375          1,294.20        104
                                       9.125          1,294.20
    TERRELL          TX   75160          1            12/27/01         23
    0433561420                           05           02/01/02          0
    3195903                              O            01/01/32
    0


    7038938          700/G01             F          113,900.00         ZZ
                                         360        113,827.37          1
                                       8.250            855.69        100
                                       8.000            855.69
1


    NORTH HILLS (AR  CA   91343          1            12/17/01         23
    0433580776                           01           02/01/02          0
    00263401                             O            01/01/32
    0


    7042002          Q99/G01             F          283,500.00         ZZ
                                         240        283,040.69          1
                                       8.375          2,437.90        107
                                       8.125          2,437.90
    ST. LOUIS        MO   63123          5            01/02/02         23
    0433522737                           05           02/01/02          0
    1                                    O            01/01/22
    0


    7042276          808/G01             F          117,420.00         ZZ
                                         360        117,348.86          1
                                       8.500            902.86        103
                                       8.250            902.86
    LA VERNE         CA   91750          1            12/17/01         23
    0433552775                           01           02/01/02          0
    9323084                              O            01/01/32
    0


    7043702          E22/G01             F          106,400.00         ZZ
                                         360        106,328.60          1
                                       8.000            780.73         95
                                       7.500            780.73
    BROKEN ARROW     OK   74012          1            12/17/01         23
    0412980880                           03           02/01/02          0
    0412980880                           N            01/01/32
    0


    7043706          E22/G01             F           85,600.00         ZZ
                                         360         85,550.75          1
                                       8.750            673.42         99
                                       8.500            673.42
    MIAMI            FL   33179          1            12/18/01         23
    0413151069                           01           02/01/02          0
    0413151069                           O            01/01/32
    0


    7043772          E22/G01             F          144,000.00         ZZ
                                         360        143,912.76          1
                                       8.500          1,107.24        100
                                       8.000          1,107.24
    SALT LAKE CITY   UT   84118          5            12/10/01         23
    0413309329                           05           02/01/02          0
    0413309329                           O            01/01/32
    0
1




    7043796          E22/G01             F          259,000.00         ZZ
                                         360        258,821.76          1
                                       7.875          1,877.93         96
                                       7.375          1,877.93
    BORING           OR   97009          5            12/06/01         23
    0413334756                           05           02/01/02          0
    0413334756                           O            01/01/32
    0


    7043812          E22/G01             F           78,100.00         ZZ
                                         360         78,053.89          1
                                       8.625            607.45        107
                                       8.125            607.45
    HARLAN           KY   40831          1            12/18/01         23
    0413344243                           05           02/01/02          0
    0413344243                           O            01/01/32
    0


    7043836          E22/G01             F          136,475.00         ZZ
                                         360        136,413.00          1
                                       9.875          1,185.08        103
                                       9.625          1,185.08
    CARSON CITY      NV   89706          1            12/13/01         23
    0413359498                           05           02/01/02          0
    0413359498                           O            01/01/32
    0


    7043844          E22/G01             F          120,000.00         ZZ
                                         360        119,952.31          1
                                      10.500          1,097.69        100
                                      10.250          1,097.69
    HOUSTON          TX   77089          1            12/18/01         23
    0413363961                           03           02/01/02          0
    0413363961                           O            01/01/32
    0


    7043856          E22/G01             F          278,200.00         ZZ
                                         360        278,018.02          1
                                       8.125          2,065.63        107
                                       7.625          2,065.63
    SANTA CLARITA    CA   91350          1            12/13/01         23
    0413366147                           03           02/01/02          0
    0413366147                           O            01/01/32
    0


    7043866          E22/G01             F          158,000.00         ZZ
                                         360        157,900.12          1
1


                                       8.375          1,200.91        102
                                       7.875          1,200.91
    HAILEY           ID   83333          1            12/12/01         23
    0413371824                           05           02/01/02          0
    0413371824                           O            01/01/32
    0


    7043888          E22/G01             F          160,000.00         ZZ
                                         360        159,892.65          2
                                       8.000          1,174.02        100
                                       7.750          1,174.02
    NEW ORLEANS      LA   70124          1            12/18/01         23
    0413387044                           05           02/01/02          0
    0413387044                           O            01/01/32
    0


    7043898          E22/G01             F          232,000.00         ZZ
                                         360        231,927.87          1
                                      11.625          2,319.63        103
                                      11.125          2,319.63
    TUSCUMBIA        AL   35674          5            12/13/01         23
    0413391293                           05           02/01/02          0
    0413391293                           O            01/01/32
    0


    7043902          E22/G01             F          280,000.00         ZZ
                                         360        279,851.00          2
                                       9.125          2,278.17        100
                                       8.875          2,278.17
    NORTH BERGEN     NJ   07047          1            12/18/01         23
    0413392671                           05           02/01/02          0
    0413392671                           O            01/01/32
    0


    7047920          B28/G01             F          163,000.00         ZZ
                                         360        162,915.49          1
                                       9.250          1,340.97        102
                                       9.000          1,340.97
    APACHE JUNCTION  AZ   85219          1            12/26/01         23
    0433574605                           05           02/01/02          0
    03000421                             O            01/01/32
    0


    7048268          477/G01             F          292,000.00         ZZ
                                         360        291,813.80          1
                                       8.250          2,193.70        100
                                       8.000          2,193.70
    MOUNTAIN VIEW    CA   94043          1            12/21/01         23
    0433603321                           01           02/01/02          0
1


    107312                               O            01/01/32
    0


    7049412          K15/G01             F          173,000.00         ZZ
                                         360        172,934.87          1
                                      10.750          1,614.92         98
                                      10.500          1,614.92
    HAMPTON          GA   30228          1            12/27/01         23
    0433522554                           05           02/01/02          0
    001450005302600                      O            01/01/32
    0


    7049510          W08/G01             F          180,250.00         ZZ
                                         360        180,183.16          1
                                      10.820          1,692.09        103
                                      10.570          1,692.09
    MIAMI            FL   33187          1            12/26/01         23
    0433555455                           05           02/01/02          0
    01-0274M                             O            01/01/32
    0


    7049956          B57/G01             F          303,000.00         ZZ
                                         360        302,821.11          1
                                       8.625          2,356.70        103
                                       8.375          2,356.70
    LOS ANGELES      CA   90065          1            12/21/01         23
    0433538865                           05           02/01/02          0
    2160474                              O            01/01/32
    0


    7050050          J95/G01             F          178,087.00         ZZ
                                         360        177,967.51          1
                                       8.000          1,306.74        103
                                       7.750          1,306.74
    SACRAMENTO       CA   95829          1            12/19/01         23
    0433522695                           05           02/01/02          0
    0028208213                           O            01/01/32
    0


    7050206          940/G01             F          100,350.00         ZZ
                                         360        100,279.17          1
                                       7.750            718.92        104
                                       7.500            718.92
    APPLE VALLEY     CA   92308          1            12/28/01         23
    0433561701                           05           02/01/02          0
    40011286                             O            01/01/32
    0


1


    7050920          685/G01             F          278,200.00         ZZ
                                         360        278,200.00          1
                                       8.875          2,213.48        107
                                       8.625          2,213.48
    THOUSAND OAKS    CA   91362          5            01/01/02         23
    0433598463                           09           03/01/02          0
    127718                               O            02/01/32
    0


    7051014          L16/G01             F           87,615.00         ZZ
                                         360         87,567.14          1
                                       9.000            704.97         99
                                       8.750            704.97
    PROVO            UT   84601          1            12/21/01         23
    0433548088                           01           02/01/02          0
    01120009                             O            01/01/32
    0


    7051994          889/G01             F          278,000.00         ZZ
                                         360        277,661.98          1
                                       8.500          2,137.58        100
                                       8.250          2,137.58
    GARDEN GROVE     CA   92843          1            11/28/01         23
    0433572864                           05           01/01/02          0
    316691                               O            12/01/31
    0


    7052824          561/G01             F           51,360.00         ZZ
                                         360         51,331.20          1
                                       8.875            408.65        107
                                       8.625            408.65
    LEXINGTON PARK   MD   20653          1            12/31/01         23
    0433602646                           05           02/01/02          0
    18900886                             O            01/01/32
    0


    7053086          J95/G01             F          125,000.00         ZZ
                                         360        124,913.97          1
                                       7.875            906.34        100
                                       7.625            906.34
    BEAVERTON        OR   97007          1            12/24/01         23
    0433557865                           05           02/01/02          0
    0028132223                           O            01/01/32
    0


    7053116          940/G01             F          163,950.00         ZZ
                                         360        163,950.00          1
                                       8.500          1,260.63        106
                                       8.250          1,260.63
1


    RIVERSIDE        CA   92509          1            01/02/02         23
    0433586583                           05           03/01/02          0
    40011304                             O            02/01/32
    0


    7055790          W78/G01             F          101,650.00         ZZ
                                         360        101,532.61          1
                                       8.750            799.68        107
                                       8.500            799.68
    CLERMONT         GA   30527          2            11/29/01         23
    0433504073                           05           01/01/02          0
    50014202                             O            12/01/31
    0


    7055922          W78/G01             F          119,700.00         ZZ
                                         360        119,565.28          1
                                       8.875            952.39         95
                                       8.625            952.39
    ORLANDO          FL   32808          2            11/30/01         23
    0433527579                           05           01/01/02          0
    50015544                             O            12/01/31
    0


    7055982          G75/G01             F          140,050.00         ZZ
                                         360        139,977.39          1
                                       9.250          1,152.16        103
                                       9.000          1,152.16
    LONGMEADOW       MA   01106          1            01/03/02         23
    0433607538                           05           02/01/02          0
    04576279                             O            01/01/32
    0


    7061460          808/G01             F          178,000.00         ZZ
                                         360        178,000.00          1
                                       8.500          1,368.67        100
                                       8.250          1,368.67
    SANTA CLARITA    CA   91321          1            01/07/02         23
    0433610193                           01           03/01/02          0
    9504141                              O            02/01/32
    0


    7062690          E22/G01             F           66,950.00         ZZ
                                         360         66,923.39          1
                                      10.500            612.42        103
                                      10.250            612.42
    BAYTOWN          TX   77521          1            12/19/01         23
    0413150236                           05           02/01/02          0
    0413150236                           O            01/01/32
    0
1




    7062692          E22/G01             F          113,050.00         ZZ
                                         360        113,006.27          1
                                      10.625          1,044.69         95
                                      10.375          1,044.69
    AMERICAN FORK    UT   84003          1            12/06/01         23
    0413154816                           09           02/01/02          0
    0413154816                           O            01/01/32
    0


    7062726          E22/G01             F          157,590.00         ZZ
                                         360        157,489.51          1
                                       8.250          1,183.92        103
                                       7.750          1,183.92
    GRAYSON          CA   95363          1            12/10/01         23
    0413275892                           05           02/01/02          0
    0413275892                           O            01/01/32
    0


    7062760          E22/G01             F          157,590.00         ZZ
                                         360        157,486.92          1
                                       8.125          1,170.10        103
                                       7.875          1,170.10
    COLORADO SPRING  CO   80906          1            12/19/01         23
    0413332768                           05           02/01/02          0
    0413332768                           O            01/01/32
    0


    7062854          E22/G01             F          133,750.00         ZZ
                                         360        133,666.86          1
                                       8.375          1,016.60        107
                                       7.875          1,016.60
    MIAMI            FL   33177          1            12/19/01         23
    0413388828                           05           02/01/02          0
    0413388828                           O            01/01/32
    0


    7062860          E22/G01             F          139,100.00         ZZ
                                         360        139,004.27          1
                                       7.875          1,008.57        107
                                       7.375          1,008.57
    CLINTON          UT   84015          2            12/14/01         23
    0413389552                           05           02/01/02          0
    0413389552                           O            01/01/32
    0


    7062872          E22/G01             F          200,850.00         ZZ
                                         360        200,718.61          1
1


                                       8.125          1,491.31        103
                                       7.875          1,491.31
    SACRAMENTO       CA   95823          1            12/07/01         23
    0413395815                           05           02/01/02          0
    0413395815                           O            01/01/32
    0


    7062876          E22/G01             F          119,950.00         ZZ
                                         360        119,901.03          1
                                      10.375          1,086.04        103
                                       9.875          1,086.04
    OXFORD           AL   36203          1            12/13/01         23
    0413398702                           05           02/01/02          0
    0413398702                           O            01/01/32
    0


    7062886          E22/G01             F           88,050.00         ZZ
                                         360         87,998.01          1
                                       8.625            684.85         95
                                       8.375            684.85
    ROSEVILLE        MI   48066          1            12/19/01         23
    0413402603                           05           02/01/02          0
    0413402603                           N            01/01/32
    0


    7062898          E22/G01             F          129,780.00         ZZ
                                         360        129,717.82          1
                                       9.625          1,103.12        103
                                       9.125          1,103.12
    FRESNO           CA   93704          1            12/17/01         23
    0413406810                           05           02/01/02          0
    0413406810                           O            01/01/32
    0


    7062904          E22/G01             F          184,900.00         ZZ
                                         360        184,787.99          1
                                       8.500          1,421.72        100
                                       8.250          1,421.72
    WEST HOLLYWOOD   CA   90069          1            12/13/01         23
    0413414178                           01           02/01/02          0
    0413414178                           O            01/01/32
    0


    7062908          E22/G01             F          123,221.00         ZZ
                                         360        123,140.40          1
                                       8.125            914.91        107
                                       7.625            914.91
    DAHLONEGA        GA   30533          1            12/19/01         23
    0413418666                           05           02/01/02          0
1


    0413418666                           O            01/01/32
    0


    7062916          E22/G01             F           62,595.00         ZZ
                                         360         62,557.08          1
                                       8.500            481.30        107
                                       8.000            481.30
    NEW PORT RICHEY  FL   34655          1            12/19/01         23
    0413424235                           05           02/01/02          0
    0413424235                           O            01/01/32
    0


    7062924          E22/G01             F          221,347.00         ZZ
                                         360        221,238.12          1
                                       9.500          1,861.21        103
                                       9.250          1,861.21
    BAILEY           CO   80421          1            12/19/01         23
    0413438227                           05           02/01/02          0
    0413438227                           O            01/01/32
    0


    7062928          E22/G01             F          127,700.00         ZZ
                                         360        127,638.82          1
                                       9.625          1,085.44        103
                                       9.125          1,085.44
    LILBURN          GA   30047          1            12/19/01         23
    0413443037                           05           02/01/02          0
    0413443037                           O            01/01/32
    0


    7062930          E22/G01             F          173,040.00         ZZ
                                         360        172,940.44          1
                                       8.750          1,361.31        103
                                       8.500          1,361.31
    LAYTON           UT   84041          1            12/14/01         23
    0413444944                           05           02/01/02          0
    0413444944                           O            01/01/32
    0


    7062934          E22/G01             F           73,830.00         ZZ
                                         360         73,786.41          1
                                       8.625            574.24        107
                                       8.375            574.24
    PHILADELPHIA     PA   19135          1            12/19/01         23
    0413482266                           07           02/01/02          0
    0413482266                           O            01/01/32
    0


1


    7063626          M43/G01             F          185,110.00         ZZ
                                         360        185,008.67          1
                                       8.990          1,488.11        107
                                       8.740          1,488.11
    MESA             AZ   85213          5            12/13/01         23
    0433509684                           05           02/01/02          0
    16653                                O            01/01/32
    0


    7064498          U05/G01             F          115,450.00         ZZ
                                         360        115,378.24          1
                                       8.375            877.50        100
                                       8.125            877.50
    HUMBLE           TX   77339          1            12/07/01         23
    0433496841                           03           02/01/02          0
    3187191                              O            01/01/32
    0


    7065764          948/G01             F          121,980.00         ZZ
                                         360        121,980.00          1
                                       8.990            980.61        107
                                       8.740            980.61
    TOLEDO           OH   43613          1            01/04/02         23
    0433547049                           05           03/01/02          0
    64817                                O            02/01/32
    0


    7066150          J95/G01             F          158,000.00         ZZ
                                         360        157,899.24          1
                                       8.250          1,187.01        100
                                       8.000          1,187.01
    CHARLOTTE        NC   28273          1            12/27/01         23
    0433600145                           05           02/01/02          0
    0028159689                           O            01/01/32
    0


    7067802          E22/G01             F           98,500.00         ZZ
                                         360         98,324.29          1
                                       8.625            766.12        104
                                       8.125            766.12
    LAKELAND         FL   33813          1            10/30/01         23
    0413059403                           05           12/01/01          0
    0413059403                           O            11/01/31
    0


    7067832          E22/G01             F          280,000.00         ZZ
                                         360        279,834.69          1
                                       8.625          2,177.81        100
                                       8.375          2,177.81
1


    SAN JOSE         CA   95112          1            12/11/01         23
    0413278334                           01           02/01/02          0
    0413278334                           O            01/01/32
    0


    7067840          E22/G01             F           49,950.00         ZZ
                                         360         49,809.25          1
                                      10.500            456.91        100
                                      10.000            456.91
    COLUMBIA         SC   29223          1            11/28/01         23
    0413286691                           01           01/01/02          0
    0413286691                           O            12/01/31
    0


    7067864          E22/G01             F          310,000.00         ZZ
                                         360        309,792.00          1
                                       8.000          2,274.67        100
                                       7.750          2,274.67
    SAN DIEGO        CA   92116          1            12/10/01         23
    0413337494                           05           02/01/02          0
    0413337494                           O            01/01/32
    0


    7067892          E22/G01             F          295,000.00         ZZ
                                         360        294,821.29          1
                                       8.500          2,268.29        100
                                       8.250          2,268.29
    SAN LORENZO      CA   94578          1            12/14/01         23
    0413366352                           05           02/01/02          0
    0413366352                           O            01/01/32
    0


    7067908          E22/G01             F          345,500.00         ZZ
                                         360        345,301.22          1
                                       8.750          2,718.05        103
                                       8.500          2,718.05
    HOLLISTER        CA   95023          1            12/11/01         23
    0413378977                           05           02/01/02          0
    0413378977                           O            01/01/32
    0


    7067910          E22/G01             F           85,000.00         ZZ
                                         360         84,961.38          1
                                       9.875            738.10        100
                                       9.625            738.10
    MEMPHIS          TN   38118          1            12/18/01         23
    0413379793                           05           02/01/02          0
    0413379793                           O            01/01/32
    0
1




    7067922          E22/G01             F          138,020.00         ZZ
                                         360        137,950.30          1
                                       9.375          1,147.98        103
                                       9.125          1,147.98
    LENEXA           KS   66215          1            12/20/01         23
    0413392200                           05           02/01/02          0
    0413392200                           O            01/01/32
    0


    7067924          E22/G01             F          253,500.00         ZZ
                                         360        253,334.18          1
                                       8.125          1,882.23        104
                                       7.875          1,882.23
    VACAVILLE        CA   95688          1            12/17/01         23
    0413393547                           03           02/01/02          0
    0413393547                           O            01/01/32
    0


    7067934          E22/G01             F          163,200.00         ZZ
                                         360        163,119.73          1
                                       9.500          1,372.27        100
                                       9.250          1,372.27
    HOUSTON          TX   77042          1            12/20/01         23
    0413399692                           03           02/01/02          0
    0413399692                           O            01/01/32
    0


    7067936          E22/G01             F          192,000.00         ZZ
                                         360        191,923.70          1
                                      10.500          1,756.30        102
                                      10.000          1,756.30
    CARROLLTON       TX   75010          1            12/19/01         23
    0413403098                           05           02/01/02          0
    0413403098                           O            01/01/32
    0


    7067974          E22/G01             F          149,880.00         ZZ
                                         360        149,818.82          1
                                      10.375          1,357.02        103
                                       9.875          1,357.02
    BIRMINGHAM       AL   35210          1            12/20/01         23
    0413446923                           05           02/01/02          0
    0413446923                           O            01/01/32
    0


    7067976          E22/G01             F          101,000.00         ZZ
                                         360        100,873.70          1
1


                                       8.500            776.60        105
                                       8.250            776.60
    TROY             AL   36081          1            12/20/01         23
    0413449695                           05           02/01/02          0
    0413449695                           O            01/01/32
    0


    7073268          642/G01             F          135,000.00         ZZ
                                         360        134,924.32          1
                                       8.875          1,074.12        100
                                       8.625          1,074.12
    LODI             CA   95240          2            12/26/01         23
    0433590932                           05           02/01/02          0
    09167001                             O            01/01/32
    0


    7074354          U05/G01             F          134,900.00         ZZ
                                         360        134,826.31          1
                                       9.000          1,085.44        100
                                       8.750          1,085.44
    GOLD CANYON      AZ   85218          1            12/26/01         23
    0433539707                           03           02/01/02          0
    3197300                              O            01/01/32
    0


    7074510          477/G01             F          143,380.00         ZZ
                                         360        143,380.00          1
                                       8.875          1,140.80        107
                                       8.625          1,140.80
    ROSAMOND         CA   93560          5            01/07/02         23
    0433610797                           05           03/01/02          0
    124225                               O            02/01/32
    0


    7074542          J40/G01             F           81,891.00         ZZ
                                         360         81,845.09          1
                                       8.875            651.56         91
                                       8.625            651.56
    EAST BERNSTADT   KY   40729          1            12/12/01         00
    0433602315                           05           02/01/02          0
    1073543                              O            01/01/32
    0


    7075052          642/G01             F           29,853.00         ZZ
                                         360         29,837.12          1
                                       9.125            242.89        107
                                       8.875            242.89
    BUTTE            MT   59701          1            12/18/01         23
    0433506375                           05           02/01/02          0
1


    12108601                             O            01/01/32
    0


    7075240          N67/G01             F           92,500.00         ZZ
                                         360         92,500.00          1
                                      10.625            854.79        103
                                      10.375            854.79
    FARMINGTON       NM   87401          1            01/11/02         23
    0433607025                           05           03/01/02          0
    1780009716                           O            02/01/32
    0


    7076146          808/G01             F          166,990.00         ZZ
                                         360        166,990.00          1
                                       8.250          1,254.55        100
                                       8.000          1,254.55
    CATHEDRAL CITY   CA   92234          1            01/02/02         23
    0433574373                           05           03/01/02          0
    9323296                              O            02/01/32
    0


    7076244          U05/G01             F          283,250.00         ZZ
                                         360        283,069.38          1
                                       8.250          2,127.96        103
                                       8.000          2,127.96
    ALPINE           CA   91901          1            12/26/01         23
    0433592540                           05           02/01/02          0
    3189041                              O            01/01/32
    0


    7077222          K15/G01             F           63,800.00         ZZ
                                         360         63,775.33          1
                                      10.625            589.57        103
                                      10.375            589.57
    NEWPORT          NH   03773          1            12/27/01         23
    0433526407                           05           02/01/02          0
    033405306044                         O            01/01/32
    0


    7077584          A11/G01             F           96,800.00         ZZ
                                         360         96,694.87          1
                                       9.047            782.16        106
                                       8.797            782.16
    WARREN           MI   48091          1            12/26/01         23
    0433573805                           05           01/26/02          0
    1611520773                           O            12/26/31
    0


1


    7077760          808/G01             F          150,000.00         ZZ
                                         360        149,904.35          1
                                       8.250          1,126.90        100
                                       8.000          1,126.90
    RIVERBANK        CA   95367          1            12/26/01         23
    0433573219                           05           02/01/02          0
    9423779                              O            01/01/32
    0


    7078022          U05/G01             F          208,900.00         ZZ
                                         360        208,770.16          1
                                       8.375          1,587.79         95
                                       8.125          1,587.79
    RIO VISTA        CA   94571          1            12/26/01         23
    0433606316                           05           02/01/02          0
    3193421                              O            01/01/32
    0


    7079352          L16/G01             F          127,400.00         ZZ
                                         360        127,328.58          1
                                       8.875          1,013.65        100
                                       8.625          1,013.65
    BAKERSFIELD      CA   93311          2            12/26/01         23
    0433612660                           05           02/01/02          0
    W0111017                             O            01/01/32
    0


    7080044          477/G01             F          238,450.00         ZZ
                                         360        238,312.81          1
                                       8.750          1,875.89         95
                                       8.500          1,875.89
    SAN MATEO        CA   94402          1            12/27/01         23
    0433615481                           01           02/01/02          0
    107385                               N            01/01/32
    0


    7081604          G75/G01             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       8.500          1,153.38        104
                                       8.250          1,153.38
    CHARLOTTE        NC   28214          1            01/07/02         23
    0433604204                           05           03/01/02          0
    04572017                             O            02/01/32
    0


    7083844          W50/G01             F          133,000.00         ZZ
                                         360        132,934.58          2
                                       9.500          1,118.34         95
                                       9.250          1,118.34
1


    SAINT PAUL       MN   55107          1            12/27/01         23
    0433575974                           05           02/01/02          0
    0010593                              N            01/01/32
    0


    7084404          W78/G01             F          117,550.00         ZZ
                                         360        117,469.10          1
                                       7.875            852.32        107
                                       7.625            852.32
    LA VERGNE        TN   37086          1            12/28/01         23
    0433591831                           05           02/01/02          0
    50016556                             O            01/01/32
    0


    7084578          940/G01             F          206,000.00         ZZ
                                         360        205,854.61          1
                                       7.750          1,475.81        103
                                       7.500          1,475.81
    DUARTE           CA   91010          1            12/28/01         23
    0433547122                           05           02/01/02          0
    40011328                             O            01/01/32
    0


    7086364          E22/G01             F          157,000.00         ZZ
                                         360        156,899.89          1
                                       8.250          1,179.49        105
                                       8.000          1,179.49
    WENTZVILLE       MO   63385          1            12/21/01         23
    0413093949                           05           02/01/02          0
    0413093949                           O            01/01/32
    0


    7086376          E22/G01             F          348,400.00         ZZ
                                         360        348,183.45          1
                                       8.375          2,648.09        103
                                       8.125          2,648.09
    SAN LEANDRO      CA   94579          1            12/19/01         23
    0413199688                           05           02/01/02          0
    0413199688                           O            01/01/32
    0


    7086380          E22/G01             F          216,800.00         ZZ
                                         360        216,654.53          1
                                       8.000          1,590.80        100
                                       7.750          1,590.80
    CHULA VISTA      CA   91915          1            12/14/01         23
    0413201658                           01           02/01/02          0
    0413201658                           O            01/01/32
    0
1




    7086396          E22/G01             F          136,990.00         ZZ
                                         360        136,911.19          1
                                       8.750          1,077.70        103
                                       8.500          1,077.70
    NORTHPORT        ME   04849          1            12/21/01         23
    0413262072                           05           02/01/02          0
    0413262072                           O            01/01/32
    0


    7086400          E22/G01             F          160,500.00         ZZ
                                         360        160,397.66          1
                                       8.250          1,205.78        107
                                       8.000          1,205.78
    OREGON CITY      OR   97045          9            12/13/01         23
    0413263823                           05           02/01/02          0
    0413263823                           O            01/01/32
    0


    7086408          E22/G01             F          115,000.00         ZZ
                                         360        114,920.86          1
                                       7.875            833.83        106
                                       7.375            833.83
    CLOVIS           CA   93612          5            12/05/01         23
    0413274135                           05           02/01/02          0
    0413274135                           O            01/01/32
    0


    7086410          E22/G01             F          133,400.00         ZZ
                                         360        133,321.24          1
                                       8.625          1,037.57        103
                                       8.125          1,037.57
    GREAT FALLS      MT   59405          1            12/21/01         23
    0413277583                           05           02/01/02          0
    0413277583                           O            01/01/32
    0


    7086412          E22/G01             F          175,000.00         ZZ
                                         360        174,891.22          1
                                       8.375          1,330.13        100
                                       7.875          1,330.13
    BEND             OR   97701          1            12/13/01         23
    0413284811                           05           02/01/02          0
    0413284811                           O            01/01/32
    0


    7086434          E22/G01             F          201,500.00         ZZ
                                         360        201,354.17          1
1


                                       7.625          1,426.20        104
                                       7.125          1,426.20
    HILLSBORO        OR   97124          2            12/11/01         23
    0413316829                           03           02/01/02          0
    0413316829                           O            01/01/32
    0


    7086436          E22/G01             F          256,250.00         ZZ
                                         360        256,069.14          1
                                       7.750          1,835.81        103
                                       7.500          1,835.81
    IRVINE           CA   92620          1            12/14/01         23
    0413318395                           01           02/01/02          0
    0413318395                           O            01/01/32
    0


    7086440          E22/G01             F          278,200.00         ZZ
                                         360        278,018.02          1
                                       8.125          2,065.63        107
                                       7.875          2,065.63
    STAFFORD         VA   22554          5            12/17/01         23
    0413318791                           05           02/01/02          0
    0413318791                           O            01/01/32
    0


    7086460          E22/G01             F          165,000.00         ZZ
                                         360        161,905.07          1
                                       8.750          1,298.06        100
                                       8.500          1,298.06
    NOVI             MI   48375          1            12/21/01         23
    0413340498                           05           02/01/02          0
    0413340498                           O            01/01/32
    0


    7086474          E22/G01             F          145,200.00         ZZ
                                         360        145,107.41          1
                                       8.250          1,090.84        103
                                       8.000          1,090.84
    CITRUS HEIGHTS   CA   95621          1            12/17/01         23
    0413349929                           05           02/01/02          0
    0413349929                           O            01/01/32
    0


    7086488          E22/G01             F          156,560.00         ZZ
                                         360        156,490.74          1
                                      10.000          1,373.93        103
                                       9.500          1,373.93
    CARROLLTON       TX   75006          1            12/21/01         23
    0413359019                           05           02/01/02          0
1


    0413359019                           O            01/01/32
    0


    7086516          E22/G01             F          204,000.00         ZZ
                                         360        203,869.92          1
                                       8.250          1,532.58        100
                                       8.000          1,532.58
    RENTON           WA   98058          1            12/07/01         23
    0413371642                           03           02/01/02          0
    0413371642                           O            01/01/32
    0


    7086524          E22/G01             F           85,450.00         ZZ
                                         360         85,412.20          1
                                      10.000            749.88        103
                                       9.500            749.88
    JACKSON          MI   49201          1            12/21/01         23
    0413375205                           05           02/01/02          0
    0413375205                           O            01/01/32
    0


    7086528          E22/G01             F           74,000.00         ZZ
                                         360         73,964.55          1
                                       9.625            628.99        100
                                       9.125            628.99
    MOBILE           AL   36609          1            12/21/01         23
    0413378373                           05           02/01/02          0
    0413378373                           O            01/01/32
    0


    7086532          E22/G01             F          300,000.00         ZZ
                                         360        299,831.82          1
                                       8.875          2,386.93        100
                                       8.625          2,386.93
    DALLAS           TX   75248          1            12/20/01         23
    0413378639                           05           02/01/02          0
    0413378639                           O            01/01/32
    0


    7086534          E22/G01             F           74,157.00         ZZ
                                         360         74,123.31          1
                                       9.875            643.94        103
                                       9.625            643.94
    SPRING           TX   77373          1            12/21/01         23
    0413378845                           03           02/01/02          0
    0413378845                           O            01/01/32
    0


1


    7086538          E22/G01             F          252,298.00         ZZ
                                         360        252,170.59          1
                                       9.375          2,098.49        103
                                       9.125          2,098.49
    SAN JOSE         CA   95123          1            12/13/01         23
    0413379694                           01           02/01/02          0
    0413379694                           O            01/01/32
    0


    7086540          E22/G01             F           71,895.00         ZZ
                                         360         71,855.73          1
                                       9.000            578.48        100
                                       8.500            578.48
    SAN ANTONIO      TX   78213          1            12/21/01         23
    0413379892                           05           02/01/02          0
    0413379892                           O            01/01/32
    0


    7086560          E22/G01             F          148,300.00         ZZ
                                         360        148,212.45          1
                                       8.625          1,153.46        103
                                       8.375          1,153.46
    CARY             IL   60013          1            12/21/01         23
    0413388133                           03           02/01/02          0
    0413388133                           O            01/01/32
    0


    7086574          E22/G01             F           66,500.00         ZZ
                                         360         66,465.52          1
                                       9.250            547.08         95
                                       9.000            547.08
    OPELOUSAS        LA   70570          1            12/21/01         23
    0413404690                           05           02/01/02          0
    0413404690                           O            01/01/32
    0


    7086590          E22/G01             F          201,880.00         ZZ
                                         360        201,766.82          1
                                       8.875          1,606.25        103
                                       8.375          1,606.25
    GALT             CA   95632          1            12/13/01         23
    0413415951                           05           02/01/02          0
    0413415951                           O            01/01/32
    0


    7086596          E22/G01             F          145,000.00         ZZ
                                         360        144,918.71          1
                                       8.875          1,153.69        100
                                       8.625          1,153.69
1


    KELLER           TX   76248          1            12/19/01         23
    0413420415                           05           02/01/02          0
    0413420415                           O            01/01/32
    0


    7086608          E22/G01             F          102,000.00         ZZ
                                         360        101,947.12          1
                                       9.250            839.13        100
                                       8.750            839.13
    CONROE           TX   77301          1            12/21/01         23
    0413432311                           03           02/01/02          0
    0413432311                           O            01/01/32
    0


    7086632          E22/G01             F          118,000.00         ZZ
                                         360        117,955.57          1
                                      10.750          1,101.51        102
                                      10.250          1,101.51
    MEMPHIS          TN   38112          1            12/21/01         23
    0413449778                           05           02/01/02          0
    0413449778                           O            01/01/32
    0


    7087136          Q78/G01             F          110,000.00         ZZ
                                         360        109,862.78          1
                                       8.375            836.08        107
                                       8.125            836.08
    BALTIMORE        MD   21234          1            11/29/01         23
    0433575511                           05           01/01/02          0
    698065                               O            12/01/31
    0


    7087566          K15/G01             F          146,100.00         ZZ
                                         360        146,031.84          1
                                       9.750          1,255.22        103
                                       9.500          1,255.22
    ST PAUL          MN   55119          5            12/26/01         23
    0433530656                           05           02/01/02          0
    013105305491                         O            01/01/32
    0


    7089870          U35/G01             F           72,100.00         ZZ
                                         360         72,063.59          1
                                       9.375            599.69        103
                                       9.125            599.69
    STRUM            WI   54770          1            12/31/01         23
    0433522158                           05           02/01/02          0
    396902985                            O            01/01/32
    0
1




    7090262          W33/G01             F          104,260.00         ZZ
                                         360        104,123.14          1
                                       8.125            774.13        107
                                       7.875            774.13
    BLOOMINGTON      IN   47408          1            12/28/01         23
    0433538840                           05           01/27/02          0
    0128803                              O            12/27/31
    0


    7091170          Q78/G01             F          123,050.00         ZZ
                                         360        122,907.88          1
                                       8.750            968.04        103
                                       8.500            968.04
    SAINT LOUIS      MO   63143          1            11/29/01         23
    0433496155                           05           01/01/02          0
    697156                               O            12/01/31
    0


    7091758          M43/G01             F          173,000.00         ZZ
                                         360        172,921.40          1
                                       9.875          1,502.25         99
                                       9.625          1,502.25
    ALEXANDRIA       VA   22302          2            12/14/01         23
    0433500949                           01           02/01/02          0
    Q5QG220206A                          O            01/01/32
    0


    7092332          J95/G01             F          198,800.00         ZZ
                                         360        198,699.61          1
                                       9.375          1,653.52        100
                                       9.125          1,653.52
    HILLSBORO        OR   97123          1            12/19/01         23
    0433575578                           05           02/01/02          0
    2820815                              O            01/01/32
    0


    7092732          Q78/G01             F          194,000.00         ZZ
                                         360        193,751.21          1
                                       8.240          1,456.10        102
                                       7.990          1,456.10
    KANSAS CITY      MO   64155          2            11/21/01         23
    0433496361                           05           01/01/02          0
    696653                               O            12/01/31
    0


    7092806          642/G01             F           83,950.00         ZZ
                                         360         83,905.33          1
1


                                       9.125            683.04        100
                                       8.875            683.04
    PORTSMOUTH       VA   23702          1            12/14/01         23
    0433546314                           05           02/01/02          0
    12119101                             O            01/01/32
    0


    7093466          737/G01             F           76,150.00         ZZ
                                         360         76,107.31          1
                                       8.875            605.88        106
                                       8.625            605.88
    SAN ANTONIO      TX   78250          1            12/31/01         23
    0433586690                           05           02/01/02          0
    2052327                              O            01/01/32
    0


    7094854          685/G01             F          142,000.00         ZZ
                                         360        141,911.74          1
                                       8.375          1,079.30        106
                                       8.125          1,079.30
    SACRAMENTO       CA   95823          5            12/05/01         23
    0433554110                           05           02/01/02          0
    210231                               O            01/01/32
    0


    7094868          Q64/G01             F           26,600.00         ZZ
                                         360         26,585.47          1
                                       9.000            214.03         95
                                       8.750            214.03
    DALLAS           TX   75203          1            12/07/01         23
    0433561685                           05           02/01/02          0
    0102763901                           N            01/01/32
    0


    7096526          685/G01             F          266,300.00         ZZ
                                         360        266,300.00          1
                                       8.125          1,977.27        105
                                       7.875          1,977.27
    SANTA CLARITA    CA   91350          1            01/03/02         23
    0433597648                           05           03/01/02          0
    127908                               O            02/01/32
    0


    7096540          737/G01             F          159,650.00         ZZ
                                         360        159,650.00          1
                                       8.750          1,255.97        103
                                       8.500          1,255.97
    LAS CRUCES       NM   88005          1            01/04/02         23
    0433586666                           05           03/01/02          0
1


    2042557                              O            02/01/32
    0


    7096904          J40/G01             F          145,000.00         ZZ
                                         360        144,926.77          1
                                       9.375          1,206.04        100
                                       9.125          1,206.04
    NAPLES           FL   34120          1            12/11/01         23
    0433593498                           05           02/01/02          0
    1072913                              O            01/01/32
    0


    7096906          313/G01             F          293,000.00         ZZ
                                         360        292,625.03          1
                                       8.250          2,201.22        100
                                       8.000          2,201.22
    SHERMAN OAKS AR  CA   91403          1            11/06/01         23
    0433517208                           05           01/01/02          0
    0008435042                           O            12/01/31
    0


    7097268          P23/G01             F          190,095.00         ZZ
                                         360        189,976.84          1
                                       8.375          1,444.86        106
                                       8.125          1,444.86
    STAFFORD         VA   22554          2            12/13/01         23
    0433554102                           05           02/01/02          0
    WTL010003945                         O            01/01/32
    0


    7098234          P23/G01             F          144,450.00         ZZ
                                         360        144,369.02          1
                                       8.875          1,149.31        107
                                       8.625          1,149.31
    COLUMBUS         OH   43231          2            12/11/01         23
    0433547791                           05           02/01/02          0
    WTL0003782                           O            01/01/32
    0


    7098342          P23/G01             F           97,850.00         ZZ
                                         360         97,806.62          2
                                       9.990            857.98        103
                                       9.740            857.98
    CLEVELAND        OH   44102          1            12/13/01         23
    0433516598                           05           02/01/02          0
    WTL010003896                         O            01/01/32
    0


1


    7098390          313/G01             F          158,184.00         ZZ
                                         360        158,106.19          2
                                       9.500          1,330.10        100
                                       9.250          1,330.10
    LOS ANGELES      CA   90047          1            12/28/01         23
    0433614401                           05           02/01/02          0
    0008544744                           O            01/01/32
    0


    7098552          U66/G01             F          109,900.00         ZZ
                                         360        109,850.07          1
                                       9.875            954.32        100
                                       9.625            954.32
    HOUSTON          TX   77083          1            12/28/01         00
    0433539517                           03           02/01/02          0
    313                                  O            01/01/32
    0


    7099202          313/G01             F          475,000.00         ZZ
                                         360        474,753.75          1
                                       9.250          3,907.71         96
                                       9.000          3,907.71
    ORANGE PARK      FL   32003          1            12/28/01         23
    0433614880                           03           02/01/02          0
    0008556235                           O            01/01/32
    0


    7101164          642/G01             F          233,810.00         ZZ
                                         360        233,682.29          1
                                       9.000          1,881.29        103
                                       8.750          1,881.29
    SCOTTSVILLE      VA   24590          1            12/17/01         23
    0433509858                           05           02/01/02          0
    11117701                             O            01/01/32
    0


    7101166          B57/G01             F          216,850.00         ZZ
                                         360        216,728.43          1
                                       8.875          1,725.36        100
                                       8.625          1,725.36
    CHANDLER         AZ   85248          1            12/27/01         23
    0433533494                           03           02/01/02          0
    21A0927                              O            01/01/32
    0


    7101196          642/G01             F          126,500.00         ZZ
                                         360        126,434.42          1
                                       9.250          1,040.68        102
                                       9.000          1,040.68
1


    ST CLAIR SHORES  MI   48080          5            12/18/01         23
    0433508462                           05           02/01/02          0
    12124201                             O            01/01/32
    0


    7101320          B39/G01             F          119,460.00         ZZ
                                         360        119,417.31          1
                                      10.990          1,136.74         98
                                      10.740          1,136.74
    BLOOMINGTON      MN   55437          1            12/31/01         23
    0433560562                           01           02/01/02          0
    20013243F                            O            01/01/32
    0


    7102274          737/G01             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       9.000          1,126.47        100
                                       8.750          1,126.47
    TAYLORSVILLE     UT   84118          1            01/04/02         23
    0433582277                           05           03/01/02          0
    0001804046                           O            02/01/32
    0


    7102838          642/G01             F          106,660.00         ZZ
                                         360        106,600.21          1
                                       8.875            848.63        107
                                       8.625            848.63
    OGDEN            UT   84401          1            12/19/01         23
    0433516374                           05           02/01/02          0
    12112101                             O            01/01/32
    0


    7102892          A11/G01             F          176,000.00         ZZ
                                         360        175,811.97          1
                                       9.125          1,432.00        105
                                       8.875          1,432.00
    GIBRALTAR        MI   48173          1            12/28/01         23
    0433602141                           05           01/28/02          0
    1681534586                           O            12/28/31
    0


    7104272          E87/G01             F          299,600.00         ZZ
                                         360        299,600.00          1
                                       8.500          2,303.66        107
                                       8.250          2,303.66
    FOREST HILL      MD   21050          2            12/31/01         23
    0433605581                           05           03/01/02          0
    01120000                             O            02/01/32
    0
1




    7105392          E22/G01             F          228,450.00         ZZ
                                         360        228,304.32          2
                                       8.250          1,716.27         95
                                       7.750          1,716.27
    CHARLESTON       SC   29401          1            12/21/01         23
    0413020843                           05           02/01/02          0
    0413020843                           N            01/01/32
    0


    7105412          E22/G01             F          180,250.00         ZZ
                                         360        180,198.43          1
                                      12.000          1,854.07        101
                                      11.500          1,854.07
    LOVELAND         CO   80538          9            12/19/01         23
    0413227521                           05           02/01/02          0
    0413227521                           O            01/01/32
    0


    7105414          E22/G01             F          231,750.00         ZZ
                                         360        231,578.01          1
                                       7.500          1,620.43        103
                                       7.000          1,620.43
    LAS VEGAS        NV   89144          2            12/14/01         23
    0413233628                           03           02/01/02          0
    0413233628                           O            01/01/32
    0


    7105468          E22/G01             F          171,100.00         ZZ
                                         360        170,993.66          1
                                       8.375          1,300.48        106
                                       8.125          1,300.48
    JOLIET           IL   60435          2            12/20/01         23
    0413336249                           05           02/01/02          0
    0413336249                           O            01/01/32
    0


    7105478          E22/G01             F           94,050.00         ZZ
                                         360         93,986.89          1
                                       8.000            690.11        101
                                       7.750            690.11
    PARADISE         CA   95969          1            12/15/01         23
    0413349168                           05           02/01/02          0
    0413349168                           O            01/01/32
    0


    7105490          E22/G01             F           88,810.00         ZZ
                                         360         88,729.80          1
1


                                       8.375            675.02        107
                                       8.125            675.02
    BETTENDORF       IA   52722          5            12/19/01         23
    0413368572                           05           02/01/02          0
    0413368572                           O            01/01/32
    0


    7105502          E22/G01             F          118,800.00         ZZ
                                         360        118,735.11          1
                                       9.000            955.89         99
                                       8.750            955.89
    INDIANAPOLIS     IN   46241          5            12/18/01         23
    0413376013                           03           02/01/02          0
    0413376013                           O            01/01/32
    0


    7105522          E22/G01             F          105,500.00         ZZ
                                         360        105,427.39          1
                                       7.875            764.95        104
                                       7.625            764.95
    RENO             NV   89506          1            12/14/01         23
    0413382045                           05           02/01/02          0
    0413382045                           O            01/01/32
    0


    7105536          E22/G01             F          105,000.00         ZZ
                                         360        104,963.57          1
                                      11.125          1,009.87         99
                                      10.625          1,009.87
    DETROIT          MI   48228          5            12/19/01         23
    0413396045                           05           02/01/02          0
    0413396045                           O            01/01/32
    0


    7105552          E22/G01             F          189,400.00         ZZ
                                         360        189,320.57          1
                                      10.250          1,697.22         99
                                       9.750          1,697.22
    KEIZER           OR   97303          1            12/17/01         23
    0413413790                           05           02/01/02          0
    0413413790                           O            01/01/32
    0


    7105562          E22/G01             F          219,000.00         ZZ
                                         360        218,870.70          1
                                       8.625          1,703.36        105
                                       8.375          1,703.36
    LAKEWOOD         CA   90712          1            12/14/01         23
    0413421553                           05           02/01/02          0
1


    0413421553                           O            01/01/32
    0


    7105570          E22/G01             F          158,200.00         ZZ
                                         360        158,026.71          1
                                       8.500          1,216.42        105
                                       8.250          1,216.42
    AMELIA           OH   45102          9            12/21/01         23
    0413425521                           05           02/01/02          0
    0413425521                           O            01/01/32
    0


    7105582          E22/G01             F           84,900.00         ZZ
                                         360         84,861.43          1
                                       9.875            737.23        103
                                       9.625            737.23
    LAFAYETTE        IN   47905          2            12/20/01         23
    0413430430                           05           02/01/02          0
    0413430430                           O            01/01/32
    0


    7105606          E22/G01             F          175,000.00         ZZ
                                         360        174,935.88          1
                                      10.875          1,650.06        103
                                      10.375          1,650.06
    EATON            CO   80615          1            12/21/01         23
    0413443946                           03           02/01/02          0
    0413443946                           O            01/01/32
    0


    7105608          E22/G01             F          116,680.00         ZZ
                                         360        116,611.11          1
                                       8.625            907.53        105
                                       8.375            907.53
    SPRING           TX   77373          1            12/24/01         23
    0413447954                           03           02/01/02          0
    0413447954                           O            01/01/32
    0


    7105610          E22/G01             F           81,150.00         ZZ
                                         360         81,111.12          2
                                       9.625            689.77         99
                                       9.125            689.77
    DETROIT          MI   48215          1            12/26/01         23
    0413449679                           05           02/01/02          0
    0413449679                           O            01/01/32
    0


1


    7106940          K15/G01             F          109,800.00         ZZ
                                         360        109,800.00          1
                                      11.875          1,118.86        100
                                      11.625          1,118.86
    LOWELL           AR   72745          5            12/28/01         23
    0433522638                           05           03/01/02          0
    038205303255                         O            02/01/32
    0


    7107484          R84/G01             F          167,000.00         ZZ
                                         360        166,917.85          1
                                       9.500          1,404.23        100
                                       9.250          1,404.23
    SUNRISE          FL   33323          1            12/29/01         00
    0433548450                           05           02/01/02          0
    R0112033                             O            01/01/32
    0


    7107806          P23/G01             F          258,000.00         ZZ
                                         360        257,685.65          1
                                       8.490          1,981.97        100
                                       8.240          1,981.97
    EL CAJON         CA   92019          1            11/30/01         23
    0433554144                           05           01/01/02          0
    WTL010003660                         O            12/01/31
    0


    7107874          M27/G01             F          164,800.00         ZZ
                                         360        164,700.16          1
                                       8.500          1,267.17        103
                                       8.250          1,267.17
    MARYVILLE        TN   37804          1            12/28/01         23
    0433545373                           05           02/01/02          0
    600721653                            O            01/01/32
    0


    7109304          588/G01             F           94,150.00         ZZ
                                         360         94,089.96          1
                                       8.250            707.32        101
                                       8.000            707.32
    FREDERICK        MD   21703          1            12/28/01         23
    0433599404                           01           02/01/02          0
    1055891                              O            01/01/32
    0


    7110694          U05/G01             F          265,000.00         ZZ
                                         360        264,835.29          1
                                       8.375          2,014.19        100
                                       8.125          2,014.19
1


    ALBUQUERQUE      NM   87120          5            12/28/01         23
    0433592508                           05           02/01/02          0
    3195227                              O            01/01/32
    0


    7112256          588/G01             F          217,350.00         ZZ
                                         360        217,350.00          1
                                       8.875          1,729.33        104
                                       8.625          1,729.33
    ROCKVILLE        MD   20852          1            01/14/02         23
    0433606548                           05           03/01/02          0
    1056821                              O            02/01/32
    0


    7113426          737/G01             F          185,000.00         ZZ
                                         360        184,878.98          1
                                       8.125          1,373.62        107
                                       7.875          1,373.62
    RIVERSIDE        CA   92506          1            12/26/01         23
    0433533841                           05           02/01/02          0
    1802057                              O            01/01/32
    0


    7114652          737/G01             F          295,000.00         ZZ
                                         360        294,830.27          1
                                       8.750          2,320.77        100
                                       8.500          2,320.77
    LONG BEACH       CA   90807          1            12/28/01         23
    0433589090                           05           02/01/02          0
    0001803535                           O            01/01/32
    0


    7114670          B57/G01             F          147,200.00         ZZ
                                         360        147,103.71          1
                                       8.125          1,092.96        106
                                       7.875          1,092.96
    SANTA CLARITA    CA   91351          1            12/10/01         23
    0433502382                           01           02/01/02          0
    2119390                              O            01/01/32
    0


    7115562          U45/G01             F          135,000.00         ZZ
                                         360        134,926.26          1
                                       9.000          1,086.24        100
                                       8.750          1,086.24
    KATY             TX   77493          1            12/11/01         23
    0433545977                           03           02/01/02          0
    6393450792                           O            01/01/32
    0
1




    7116714          477/G01             F          164,560.00         ZZ
                                         360        164,560.00          1
                                       9.750          1,413.82        103
                                       9.500          1,413.82
    GLENDALE         AZ   85302          5            01/03/02         23
    0433602687                           05           03/01/02          0
    107289                               O            02/01/32
    0


    7117104          737/G01             F          192,300.00         ZZ
                                         360        192,205.42          1
                                       9.500          1,616.96        100
                                       9.250          1,616.96
    FORT WORTH       TX   76137          1            12/31/01         23
    0433594769                           05           02/01/02          0
    2053333                              O            01/01/32
    0


    7117130          X24/G01             F          113,400.00         ZZ
                                         360        113,321.96          1
                                       7.875            822.23        100
                                       7.625            822.23
    MERIDIAN         ID   83642          1            12/31/01         23
    0433568623                           05           02/01/02          0
    38200396                             O            01/01/32
    0


    7117550          642/G01             F          230,050.00         ZZ
                                         360        229,907.01          1
                                       8.375          1,748.55        107
                                       8.125          1,748.55
    OXFORD TOWNSHIP  MI   48371          5            12/11/01         23
    0433541398                           05           02/01/02          0
    12109501                             O            01/01/32
    0


    7117558          U05/G01             F          178,500.00         ZZ
                                         360        178,402.50          1
                                       9.000          1,436.25        107
                                       8.750          1,436.25
    MESA             AZ   85213          1            12/28/01         23
    0433546660                           05           02/01/02          0
    3196829                              O            01/01/32
    0


    7119000          R56/G01             F          237,500.00         ZZ
                                         360        237,370.27          1
1


                                       9.000          1,910.98        102
                                       8.750          1,910.98
    OXNARD           CA   93033          5            12/18/01         23
    0433582988                           05           02/01/02          0
    01123961                             O            01/01/32
    0


    7120368          940/G01             F          143,560.00         ZZ
                                         360        143,560.00          1
                                       8.375          1,091.16         97
                                       8.125          1,091.16
    SYLMAR AREA      CA   91342          1            01/02/02         23
    0433571981                           01           03/01/02          0
    40011302                             O            02/01/32
    0


    7124966          J95/G01             F          354,400.00         ZZ
                                         360        354,190.76          1
                                       8.625          2,756.49        100
                                       8.375          2,756.49
    CONYERS          GA   30094          1            12/31/01         23
    0433607595                           05           02/01/02          0
    0028280881                           O            01/01/32
    0


    7125736          E22/G01             F          138,000.00         ZZ
                                         360        137,909.72          1
                                       8.125          1,024.65        107
                                       7.625          1,024.65
    BETHLEHEM        PA   18018          5            12/20/01         23
    0413207325                           05           02/01/02          0
    0413207325                           O            01/01/32
    0


    7125744          E22/G01             F          185,400.00         ZZ
                                         360        185,315.77          1
                                       9.875          1,609.92        103
                                       9.375          1,609.92
    KENNER           LA   70065          1            12/26/01         23
    0413252503                           05           02/01/02          0
    0413252503                           O            01/01/32
    0


    7125812          E22/G01             F          101,455.00         ZZ
                                         360        101,402.40          1
                                       9.250            834.65        103
                                       9.000            834.65
    ROSENBERG        TX   77471          1            12/26/01         23
    0413347402                           05           02/01/02          0
1


    0413347402                           O            01/01/32
    0


    7125864          E22/G01             F           80,000.00         ZZ
                                         360         79,964.61          1
                                      10.000            702.06        100
                                       9.500            702.06
    HUEYTOWN         AL   35023          1            12/26/01         23
    0413395476                           05           02/01/02          0
    0413395476                           O            01/01/32
    0


    7125876          E22/G01             F          150,000.00         ZZ
                                         360        149,911.45          1
                                       8.625          1,166.68        100
                                       8.125          1,166.68
    LOS ANGELES      CA   90063          1            12/20/01         23
    0413405952                           05           02/01/02          0
    0413405952                           O            01/01/32
    0


    7125904          E22/G01             F          148,000.00         ZZ
                                         360        146,916.54          1
                                       8.125          1,098.90        105
                                       7.875          1,098.90
    SACRAMENTO       CA   95825          1            12/20/01         23
    0413425505                           09           02/01/02          0
    0413425505                           O            01/01/32
    0


    7125940          E22/G01             F           91,575.00         ZZ
                                         360         91,493.56          1
                                       8.000            671.94         99
                                       7.500            671.94
    ALBANY           OR   97321          1            12/20/01         23
    0413454984                           05           02/01/02          0
    0413454984                           O            01/01/32
    0


    7125942          E22/G01             F          122,000.00         ZZ
                                         360        121,924.17          1
                                       8.375            927.29        101
                                       8.125            927.29
    SAUCIER          MS   39574          1            12/26/01         23
    0413456674                           05           02/01/02          0
    0413456674                           O            01/01/32
    0


1


    7125950          E22/G01             F          145,745.00         ZZ
                                         360        145,652.07          1
                                       8.250          1,094.93        103
                                       7.750          1,094.93
    PORTLAND         OR   97236          1            12/19/01         23
    0413474222                           05           02/01/02          0
    0413474222                           O            01/01/32
    0


    7126404          W50/G01             F          128,750.00         ZZ
                                         360        128,698.83          1
                                      10.500          1,177.73        103
                                      10.250          1,177.73
    MINNEAPOLIS      MN   55407          1            12/17/01         23
    0433554961                           05           02/01/02          0
    0010553                              O            01/01/32
    0


    7126964          685/G01             F          346,500.00         ZZ
                                         360        346,261.54          1
                                       7.875          2,512.37        104
                                       7.625          2,512.37
    FULLERTON        CA   92835          1            12/04/01         00
    0433514015                           05           02/01/02          0
    127747                               O            01/01/32
    0


    7127666          J40/G01             F           57,680.00         ZZ
                                         360         57,658.87          1
                                      10.875            543.86        103
                                      10.625            543.86
    MEMPHIS          TN   38109          1            12/31/01         23
    0433606795                           05           02/01/02          0
    1073721                              O            01/01/32
    0


    7128224          K15/G01             F          113,900.00         ZZ
                                         360        113,900.00          1
                                      10.500          1,041.89        103
                                      10.250          1,041.89
    OMAHA            NE   68144          5            01/03/02         23
    0433548567                           05           03/01/02          0
    205605302197                         O            02/01/32
    0


    7129108          624/G01             F          172,000.00         ZZ
                                         360        171,887.48          1
                                       8.125          1,277.10        103
                                       7.875          1,277.10
1


    RIVERTON         UT   84065          1            12/31/01         23
    0433530169                           05           02/01/02          0
    66502710673                          O            01/01/32
    0


    7130088          K15/G01             F          146,200.00         ZZ
                                         360        146,200.00          1
                                      10.125          1,296.53        103
                                       9.875          1,296.53
    WINDSOR LOCKS    CT   06096          5            01/03/02         23
    0433539327                           05           03/01/02          0
    037905304479                         O            02/01/32
    0


    7130908          147/G01             F           74,500.00         ZZ
                                         360         74,461.37          1
                                       9.250            612.90        100
                                       9.000            612.90
    FARRELL          PA   16121          1            12/31/01         23
    0433606654                           05           02/01/02          0
    1                                    O            01/01/32
    0


    7131496          940/G01             F          148,720.00         ZZ
                                         360        148,720.00          1
                                       8.250          1,117.28        107
                                       8.000          1,117.28
    VICTORVILLE      CA   92392          1            01/04/02         23
    0433575362                           05           03/01/02          0
    65010631                             O            02/01/32
    0


    7133932          W53/G01             F          109,875.00         ZZ
                                         360        109,801.28          1
                                       8.000            806.22        100
                                       7.750            806.22
    KYLE             TX   78640          1            01/02/02         23
    0433606217                           05           02/01/02          0
    8990943200                           O            01/01/32
    0


    7136070          E22/G01             F           80,340.00         ZZ
                                         360         80,310.56          1
                                      10.875            757.52        103
                                      10.375            757.52
    STEELVILLE       MO   65565          1            12/27/01         23
    0413260613                           05           02/01/02          0
    0413260613                           O            01/01/32
    0
1




    7136076          E22/G01             F          105,050.00         ZZ
                                         360        105,000.99          1
                                       9.750            902.54        103
                                       9.250            902.54
    ROSSVILLE        GA   30741          5            12/10/01         23
    0413265141                           05           02/01/02          0
    0413265141                           O            01/01/32
    0


    7136116          E22/G01             F          149,550.00         ZZ
                                         360        149,476.44          2
                                       9.500          1,257.50        103
                                       9.250          1,257.50
    IRVINGTON        NJ   07111          1            12/28/01         23
    0413330275                           05           02/01/02          0
    0413330275                           O            01/01/32
    0


    7136134          E22/G01             F          275,000.00         ZZ
                                         360        274,382.75          1
                                       8.500          2,114.51        100
                                       8.250          2,114.51
    HOLMES BEACH     FL   34217          1            12/14/01         23
    0413350299                           05           02/01/02          0
    0413350299                           O            01/01/32
    0


    7136188          E22/G01             F          124,925.00         ZZ
                                         360        124,849.32          1
                                       8.500            960.57         95
                                       8.000            960.57
    MORENO VALLEY    CA   92557          1            12/13/01         23
    0413385576                           05           02/01/02          0
    0413385576                           N            01/01/32
    0


    7136214          E22/G01             F          117,000.00         ZZ
                                         360        116,934.41          1
                                       8.875            930.90        100
                                       8.375            930.90
    HOUSTON          TX   77068          1            12/27/01         23
    0413394560                           03           02/01/02          0
    0413394560                           O            01/01/32
    0


    7136220          E22/G01             F           84,500.00         ZZ
                                         360         84,448.81          1
1


                                       8.500            649.73        105
                                       8.250            649.73
    HELENA           AL   35080          1            12/27/01         23
    0413395781                           07           02/01/02          0
    0413395781                           O            01/01/32
    0


    7136222          E22/G01             F          155,150.00         ZZ
                                         360        155,045.89          1
                                       8.000          1,138.44        107
                                       7.500          1,138.44
    GARDNERVILLE     NV   89410          1            12/19/01         23
    0413399478                           05           02/01/02          0
    0413399478                           O            01/01/32
    0


    7136252          E22/G01             F          128,155.00         ZZ
                                         360        128,077.36          1
                                       8.500            985.40         95
                                       8.000            985.40
    MORENO VALLEY    CA   92553          1            12/13/01         23
    0413409673                           05           02/01/02          0
    0413409673                           N            01/01/32
    0


    7136270          E22/G01             F          125,700.00         ZZ
                                         360        125,627.68          1
                                       8.750            988.88        105
                                       8.500            988.88
    KENNEWICK        WA   99337          9            12/14/01         23
    0413418617                           05           02/01/02          0
    0413418617                           O            01/01/32
    0


    7136310          E22/G01             F           98,000.00         ZZ
                                         360         97,901.15          1
                                       8.375            744.87        100
                                       8.125            744.87
    CINCINNATI       OH   45230          1            12/27/01         23
    0413437492                           01           02/01/02          0
    0413437492                           O            01/01/32
    0


    7136318          E22/G01             F          280,250.00         ZZ
                                         360        280,080.22          1
                                       8.500          2,154.88         95
                                       8.000          2,154.88
    ANTIOCH          CA   94509          1            12/21/01         23
    0413440728                           05           02/01/02          0
1


    0413440728                           N            01/01/32
    0


    7136326          E22/G01             F          205,920.00         ZZ
                                         360        205,807.52          1
                                       9.000          1,656.88         99
                                       8.750          1,656.88
    GRASS VALLEY     CA   95949          1            12/21/01         23
    0413444951                           05           02/01/02          0
    0413444951                           O            01/01/32
    0


    7136344          E22/G01             F          213,750.00         ZZ
                                         360        213,633.25          2
                                       9.000          1,719.88         95
                                       8.750          1,719.88
    HARRISON TOWNSH  MI   48045          1            12/27/01         23
    0413462987                           05           02/01/02          0
    0413462987                           N            01/01/32
    0


    7139310          E22/G01             F           71,500.00         ZZ
                                         360         71,449.24          1
                                       8.375            549.77        106
                                       8.125            549.77
    SAN ANTONIO      TX   78250          1            12/28/01         23
    0413136276                           03           02/01/02          0
    0413136276                           O            01/01/32
    0


    7139326          E22/G01             F          201,000.00         ZZ
                                         360        200,901.13          1
                                       9.500          1,690.12        102
                                       9.250          1,690.12
    CLYDE            NC   28721          9            12/20/01         23
    0413225947                           05           02/01/02          0
    0413225947                           O            01/01/32
    0


    7139348          E22/G01             F          144,900.00         ZZ
                                         360        144,828.73          1
                                       9.500          1,218.40        100
                                       9.250          1,218.40
    SAN ANTONIO      TX   78239          1            12/28/01         23
    0413289745                           05           02/01/02          0
    0413289745                           O            01/01/32
    0


1


    7139352          E22/G01             F          144,000.00         ZZ
                                         360        143,953.98          2
                                      11.500          1,426.02        100
                                      11.000          1,426.02
    CHICAGO          IL   60623          1            12/28/01         23
    0413294695                           05           02/01/02          0
    0413294695                           O            01/01/32
    0


    7139370          E22/G01             F          185,100.00         ZZ
                                         360        184,987.86          1
                                       8.500          1,423.26        107
                                       8.000          1,423.26
    MODESTO          CA   95350          1            12/19/01         23
    0413318726                           05           02/01/02          0
    0413318726                           O            01/01/32
    0


    7139380          E22/G01             F          251,000.00         ZZ
                                         360        250,843.99          1
                                       8.375          1,907.78        105
                                       7.875          1,907.78
    SAN DIEGO        CA   92131          1            12/04/01         23
    0413330515                           01           02/01/02          0
    0413330515                           O            01/01/32
    0


    7139390          E22/G01             F          160,000.00         ZZ
                                         360        159,897.97          2
                                       8.250          1,202.03        100
                                       8.000          1,202.03
    JEFFERSON TOWNS  NJ   07849          1            12/28/01         23
    0413342809                           05           02/01/02          0
    0413342809                           O            01/01/32
    0


    7139392          E22/G01             F           49,100.00         ZZ
                                         360         49,071.75          1
                                       8.750            386.27        107
                                       8.500            386.27
    TITUSVILLE       FL   32780          1            12/27/01         23
    0413342890                           07           02/01/02          0
    0413342890                           O            01/01/32
    0


    7139406          E22/G01             F          121,900.00         ZZ
                                         360        121,816.11          1
                                       7.875            883.86        107
                                       7.375            883.86
1


    SACRAMENTO       CA   95826          1            12/24/01         23
    0413360082                           09           02/01/02          0
    0413360082                           O            01/01/32
    0


    7139414          E22/G01             F           64,000.00         ZZ
                                         360         63,965.94          1
                                       9.125            520.73        107
                                       8.875            520.73
    ST. LOUIS        MO   63137          1            12/28/01         23
    0413374562                           05           02/01/02          0
    0413374562                           O            01/01/32
    0


    7139420          E22/G01             F          123,600.00         ZZ
                                         360        123,537.59          1
                                       9.375          1,028.04        103
                                       9.125          1,028.04
    JACKSONVILLE     FL   32256          1            12/28/01         23
    0413380171                           03           02/01/02          0
    0413380171                           O            01/01/32
    0


    7139438          E22/G01             F          139,350.00         ZZ
                                         360        139,279.63          1
                                       9.375          1,159.04         95
                                       9.125          1,159.04
    OMAHA            NE   68132          1            12/12/01         23
    0413396961                           05           02/01/02          0
    0413396961                           O            01/01/32
    0


    7139440          E22/G01             F          115,900.00         ZZ
                                         360        115,829.79          1
                                       8.500            891.17         95
                                       8.000            891.17
    VALRICO          FL   33594          1            12/24/01         23
    0413397126                           03           02/01/02          0
    0413397126                           N            01/01/32
    0


    7139452          E22/G01             F          308,880.00         ZZ
                                         360        308,667.44          1
                                       7.875          2,239.59         99
                                       7.625          2,239.59
    SAN DIEGO        CA   92128          1            12/21/01         23
    0413406778                           03           02/01/02          0
    0413406778                           O            01/01/32
    0
1




    7139454          E22/G01             F          109,500.00         ZZ
                                         360        109,443.23          1
                                       9.250            900.83         95
                                       9.000            900.83
    RAY TWP.         MI   48094          1            12/28/01         23
    0413408576                           05           02/01/02          0
    0413408576                           O            01/01/32
    0


    7139468          E22/G01             F          141,928.00         ZZ
                                         360        141,844.21          1
                                       8.625          1,103.90        104
                                       8.375          1,103.90
    MADISON          AL   35758          1            12/28/01         23
    0413417759                           05           02/01/02          0
    0413417759                           O            01/01/32
    0


    7139474          E22/G01             F          117,000.00         ZZ
                                         360        116,937.74          1
                                       9.125            951.95        100
                                       8.875            951.95
    DENVER           CO   80229          1            12/27/01         23
    0413419342                           09           02/01/02          0
    0413419342                           O            01/01/32
    0


    7139496          E22/G01             F          191,550.00         ZZ
                                         360        191,455.78          1
                                       9.500          1,610.66        103
                                       9.250          1,610.66
    CARMICHAEL       CA   95608          1            12/21/01         23
    0413428517                           05           02/01/02          0
    0413428517                           O            01/01/32
    0


    7139500          E22/G01             F           58,900.00         ZZ
                                         360         58,867.83          1
                                       9.000            473.92         95
                                       8.750            473.92
    WINCHESTER       VA   22602          1            12/28/01         23
    0413433863                           09           02/01/02          0
    0413433863                           N            01/01/32
    0


    7139508          E22/G01             F           69,000.00         ZZ
                                         360         68,962.31          1
1


                                       9.000            555.19        103
                                       8.750            555.19
    MIAMI            FL   33142          1            12/28/01         23
    0413437245                           05           02/01/02          0
    0413437245                           O            01/01/32
    0


    7139518          E22/G01             F          405,000.00         ZZ
                                         360        404,754.65          1
                                       8.500          3,114.10        100
                                       8.000          3,114.10
    ALAMEDA          CA   94502          1            12/24/01         23
    0413441114                           05           02/01/02          0
    0413441114                           O            01/01/32
    0


    7139540          E22/G01             F          119,480.00         ZZ
                                         360        119,413.01          1
                                       8.875            950.64        103
                                       8.625            950.64
    SAGINAW          MI   48603          1            12/28/01         23
    0413454869                           05           02/01/02          0
    0413454869                           O            01/01/32
    0


    7139542          E22/G01             F           59,350.00         ZZ
                                         360         59,317.59          1
                                       9.000            477.54         95
                                       8.750            477.54
    LIVE OAK         TX   78233          1            12/28/01         23
    0413456666                           05           02/01/02          0
    0413456666                           N            01/01/32
    0


    7139556          E22/G01             F          150,335.00         ZZ
                                         360        150,254.99          1
                                       9.125          1,223.18        106
                                       8.625          1,223.18
    LEHI             UT   84043          5            12/21/01         23
    0413461120                           05           02/01/02          0
    0413461120                           O            01/01/32
    0


    7139568          E22/G01             F          179,300.00         ZZ
                                         360        179,196.85          1
                                       8.750          1,410.55        103
                                       8.500          1,410.55
    FRANKENMUTH      MI   48734          1            12/28/01         23
    0413474446                           05           02/01/02          0
1


    0413474446                           O            01/01/32
    0


    7139570          E22/G01             F          159,500.00         ZZ
                                         360        159,408.23          1
                                       8.750          1,254.79        104
                                       8.500          1,254.79
    TUCKER           GA   30084          1            12/28/01         23
    0413474784                           05           02/01/02          0
    0413474784                           O            01/01/32
    0


    7139572          E22/G01             F          125,400.00         ZZ
                                         360        125,334.99          1
                                       9.250          1,031.63         95
                                       9.000          1,031.63
    ALBUQUERQUE      NM   87110          1            12/27/01         23
    0413481359                           05           02/01/02          0
    0413481359                           O            01/01/32
    0


    7139950          Q78/G01             F          176,500.00         ZZ
                                         360        176,393.07          1
                                       8.500          1,357.14        107
                                       8.250          1,357.14
    VIRGINIA BEACH   VA   23456          2            12/18/01         23
    0433515178                           05           02/01/02          0
    698627                               O            01/01/32
    0


    7141558          588/G01             F          185,000.00         ZZ
                                         360        184,882.04          1
                                       8.250          1,389.84        100
                                       8.000          1,389.84
    ALEXANDRIA       VA   22315          1            12/14/01         23
    0433540473                           09           02/01/02          0
    1055573                              O            01/01/32
    0


    7141574          737/G01             F          164,800.00         ZZ
                                         360        164,800.00          1
                                       9.000          1,326.02        103
                                       8.750          1,326.02
    LAKE ARROWHEAD   CA   92352          1            01/07/02         23
    0433572054                           05           03/01/02          0
    0001804442                           O            02/01/32
    0


1


    7142050          737/G01             F          178,087.00         ZZ
                                         360        178,087.00          1
                                      10.125          1,579.32        103
                                       9.875          1,579.32
    ATLANTA          GA   30316          1            01/09/02         23
    0433581097                           05           03/01/02          0
    0001800531                           O            02/01/32
    0


    7142098          R17/G01             F           79,900.00         ZZ
                                         360         79,860.70          1
                                       9.500            671.84        100
                                       9.250            671.84
    TAMARAC          FL   33321          1            01/03/02         23
    0433551066                           01           02/01/02          0
    1000078442                           O            01/01/32
    0


    7143134          K15/G01             F          100,900.00         ZZ
                                         360        100,900.00          1
                                       9.500            848.42        100
                                       9.250            848.42
    BIRCH HARBOR     ME   04613          5            01/02/02         23
    0433601234                           05           03/01/02          0
    007005303007                         O            02/01/32
    0


    7143846          A11/G01             F          161,710.00         ZZ
                                         360        161,628.33          1
                                       9.375          1,345.03        103
                                       9.125          1,345.03
    STRAFFORD        NH   03815          1            01/04/02         23
    0433604469                           05           02/04/02          0
    4612644278                           O            01/04/32
    0


    7144774          Q99/G01             F          110,500.00         ZZ
                                         360        110,500.00          1
                                       8.750            869.30        107
                                       8.500            869.30
    CEDAR RAPIDS     IA   52402          5            01/07/02         00
    0433602950                           05           03/01/02          0
    1                                    O            02/01/32
    0


    7144796          940/G01             F          144,500.00         ZZ
                                         360        144,500.00          1
                                       7.875          1,047.73        105
                                       7.625          1,047.73
1


    REDLANDS         CA   92374          1            01/02/02         23
    0433571098                           05           03/01/02          0
    40011323                             O            02/01/32
    0


    7146504          477/G01             F          146,212.00         ZZ
                                         360        146,125.68          1
                                       8.625          1,137.22        100
                                       8.375          1,137.22
    CHANDLER         AZ   85249          1            12/28/01         23
    0433608064                           05           02/01/02          0
    107341                               O            01/01/32
    0


    7146978          Q99/G01             F          139,050.00         ZZ
                                         360        139,050.00          1
                                       8.750          1,093.91        103
                                       8.500          1,093.91
    EAST PROVIDENCE  RI   02916          1            01/16/02         23
    0433589371                           05           03/01/02          0
    1                                    O            02/01/32
    0


    7148546          R84/G01             F           97,000.00         ZZ
                                         360         96,951.01          1
                                       9.375            806.80        100
                                       9.125            806.80
    CUT OFF          LA   70345          1            01/03/02         23
    0433573128                           05           02/03/02          0
    T01C0212                             O            01/03/32
    0


    7149642          E30/G01             F          178,200.00         ZZ
                                         360        178,110.01          1
                                       9.375          1,482.18         99
                                       9.125          1,482.18
    RANCHO CUCAMONG  CA   91730          5            12/22/01         23
    0433598448                           05           02/01/02          0
    1013311RC                            O            01/01/32
    0


    7150678          J95/G01             F           89,200.00         ZZ
                                         360         89,200.00          1
                                       9.375            741.93        100
                                       9.125            741.93
    ST JOSEPH        MO   64507          5            01/11/02         23
    0433607017                           05           03/01/02          0
    0028267771                           O            02/01/32
    0
1




    7150864          K15/G01             F          128,700.00         ZZ
                                         360        128,700.00          1
                                      10.500          1,177.27        103
                                      10.250          1,177.27
    BELL BUCKLE      TN   37020          5            01/03/02         23
    0433564200                           05           03/01/02          0
    003805302035                         O            02/01/32
    0


    7150892          U05/G01             F          129,500.00         ZZ
                                         360        129,413.10          1
                                       8.000            950.23        103
                                       7.750            950.23
    MESA             AZ   85205          2            12/27/01         23
    0433561438                           05           02/01/02          0
    3172679                              O            01/01/32
    0


    7156158          950/G01             F          131,820.00         ZZ
                                         360        131,820.00          1
                                       8.375          1,001.93        104
                                       8.125          1,001.93
    JANESVILLE       CA   96114          1            01/03/02         23
    0433607405                           05           03/01/02          0
    A7110017                             O            02/01/32
    0


    7158328          E22/G01             F          149,800.00         ZZ
                                         360        149,709.25          2
                                       8.500          1,151.83        107
                                       8.250          1,151.83
    MARLBOROUGH      NY   12542          1            12/31/01         23
    0413295221                           05           02/01/02          0
    0413295221                           O            01/01/32
    0


    7158354          E22/G01             F          125,800.00         ZZ
                                         360        125,717.71          1
                                       8.125            934.06        105
                                       7.875            934.06
    NORTH CHARLESTO  SC   29418          1            12/31/01         23
    0413334103                           05           02/01/02          0
    0413334103                           O            01/01/32
    0


    7158356          E22/G01             F          148,000.00         ZZ
                                         360        147,939.58          1
1


                                      10.375          1,340.00         99
                                       9.875          1,340.00
    ASHEVILLE        NC   28803          5            12/26/01         23
    0413336330                           05           02/01/02          0
    0413336330                           O            01/01/32
    0


    7158368          E22/G01             F          179,950.00         ZZ
                                         360        179,840.75          1
                                       8.875          1,431.76        100
                                       8.625          1,431.76
    SACRAMENTO       CA   95829          1            12/26/01         23
    0413346206                           05           02/01/02          0
    0413346206                           O            01/01/32
    0


    7158392          E22/G01             F          276,000.00         ZZ
                                         360        275,841.21          1
                                       8.750          2,171.29        101
                                       8.250          2,171.29
    LA MIRADA        CA   90638          5            12/21/01         23
    0413364977                           05           02/01/02          0
    0413364977                           O            01/01/32
    0


    7158396          E22/G01             F           91,670.00         ZZ
                                         360         91,636.41          1
                                      10.875            864.35        103
                                      10.625            864.35
    MIAMI            FL   33165          1            12/10/01         23
    0413371014                           01           02/01/02          0
    0413371014                           O            01/01/32
    0


    7158430          E22/G01             F          275,000.00         ZZ
                                         360        274,875.06          1
                                       9.875          2,387.96        103
                                       9.375          2,387.96
    UNION CITY       CA   94587          1            12/24/01         23
    0413387895                           01           02/01/02          0
    0413387895                           O            01/01/32
    0


    7158434          E22/G01             F          207,879.00         ZZ
                                         360        207,753.07          1
                                       8.500          1,598.41        107
                                       8.000          1,598.41
    LOCK HAVEN       PA   17745          2            12/22/01         23
    0413390055                           05           02/01/02          0
1


    0413390055                           O            01/01/32
    0


    7158448          E22/G01             F          102,000.00         ZZ
                                         360        101,851.45          1
                                       9.000            820.72        102
                                       8.750            820.72
    COLDWATER        MI   49036          5            12/26/01         23
    0413394925                           05           02/01/02          0
    0413394925                           O            01/01/32
    0


    7158468          E22/G01             F          151,050.00         ZZ
                                         360        150,963.10          2
                                       8.750          1,188.31         95
                                       8.250          1,188.31
    PRESCOTT VALLEY  AZ   86314          1            12/18/01         23
    0413403775                           05           02/01/02          0
    0413403775                           N            01/01/32
    0


    7158496          E22/G01             F          145,500.00         ZZ
                                         360        145,409.56          1
                                       8.375          1,105.91        104
                                       8.125          1,105.91
    SALEM            OR   97304          1            12/24/01         23
    0413419847                           05           02/01/02          0
    0413419847                           O            01/01/32
    0


    7158498          E22/G01             F          104,030.00         ZZ
                                         360        103,977.46          1
                                       9.375            865.27        103
                                       8.875            865.27
    MESA             AZ   85210          1            12/26/01         23
    0413420167                           01           02/01/02          0
    0413420167                           O            01/01/32
    0


    7158504          E22/G01             F          147,702.00         ZZ
                                         360        147,634.89          1
                                       9.875          1,282.57        103
                                       9.375          1,282.57
    YUBA CITY        CA   95993          1            12/24/01         23
    0413425208                           05           02/01/02          0
    0413425208                           O            01/01/32
    0


1


    7158512          E22/G01             F          125,000.00         ZZ
                                         360        124,938.51          1
                                       9.500          1,051.07        103
                                       9.000          1,051.07
    DECATUR          GA   30034          2            12/26/01         23
    0413425737                           05           02/01/02          0
    0413425737                           O            01/01/32
    0


    7158524          E22/G01             F          115,000.00         ZZ
                                         360        114,930.33          1
                                       8.500            884.25        100
                                       8.000            884.25
    LONG BEACH       CA   90802          1            12/19/01         23
    0413428913                           01           02/01/02          0
    0413428913                           O            01/01/32
    0


    7158526          E22/G01             F           51,000.00         ZZ
                                         360         50,972.14          1
                                       9.000            410.36        100
                                       8.750            410.36
    LAFAYETTE        GA   30728          1            12/31/01         23
    0413430687                           05           02/01/02          0
    0413430687                           O            01/01/32
    0


    7158530          E22/G01             F          166,250.00         ZZ
                                         360        166,135.53          1
                                       9.125          1,352.66         95
                                       8.875          1,352.66
    SOUTH LAKE TAHO  CA   96150          1            12/24/01         23
    0413432147                           05           02/01/02          0
    0413432147                           N            01/01/32
    0


    7158572          E22/G01             F           64,890.00         ZZ
                                         360         64,858.08          1
                                       9.500            545.63        103
                                       9.250            545.63
    KENNER           LA   70062          1            12/31/01         23
    0413453382                           05           02/01/02          0
    0413453382                           O            01/01/32
    0


    7158598          E22/G01             F           90,200.00         ZZ
                                         360         90,148.11          1
                                       8.750            709.60        105
                                       8.250            709.60
1


    SPRING           TX   77388          1            12/28/01         23
    0413463290                           03           02/01/02          0
    0413463290                           O            01/01/32
    0


    7158604          E22/G01             F          135,800.00         ZZ
                                         360        135,736.65          1
                                       9.750          1,166.73         97
                                       9.500          1,166.73
    HIALEAH          FL   33013          1            12/31/01         23
    0413465154                           05           02/01/02          0
    0413465154                           O            01/01/32
    0


    7158606          E22/G01             F          118,000.00         ZZ
                                         360        117,941.96          1
                                       9.500            992.21        100
                                       9.000            992.21
    SALT LAKE CITY   UT   84118          1            12/26/01         23
    0413466517                           05           02/01/02          0
    0413466517                           O            01/01/32
    0


    7158610          E22/G01             F          251,500.00         ZZ
                                         360        250,873.01          1
                                       9.125          2,046.29        105
                                       8.625          2,046.29
    VACAVILLE        CA   95688          1            12/21/01         23
    0413467176                           05           02/01/02          0
    0413467176                           O            01/01/32
    0


    7161868          P23/G01             F           73,000.00         ZZ
                                         360         72,972.52          1
                                      10.750            681.44        100
                                      10.500            681.44
    BETHEL PARK      PA   15102          1            12/17/01         23
    0433520129                           05           02/01/02          0
    WTL010003438                         O            01/01/32
    0


    7163164          642/G01             F           69,000.00         ZZ
                                         360         69,000.00          1
                                       9.750            592.82        107
                                       9.500            592.82
    WATERTOWN        SD   57201          5            01/04/02         23
    0433567211                           05           03/01/02          0
    10187601                             O            02/01/32
    0
1




    7166150          Q64/G01             F          120,000.00         ZZ
                                         360        119,939.40          1
                                       9.375            998.10        100
                                       9.125            998.10
    ORLANDO          FL   32818          1            12/14/01         23
    0433554920                           05           02/01/02          0
    0102802501                           O            01/01/32
    0


    7172690          U66/G01             F           63,500.00         ZZ
                                         360         63,500.00          1
                                       9.500            533.94        100
                                       9.250            533.94
    HOUSTON          TX   77036          1            01/07/02         23
    0433593209                           09           03/01/02          0
    327                                  O            02/01/32
    0


    7172920          642/G01             F          256,600.00         ZZ
                                         360        256,459.84          1
                                       9.000          2,064.66        106
                                       8.750          2,064.66
    SILVER SPRING    MD   20902          1            12/28/01         23
    0433518347                           05           02/01/02          0
    12168101                             O            01/01/32
    0


    7174902          X01/G01             F          186,430.00         ZZ
                                         360        186,430.00          1
                                      10.875          1,757.83        103
                                      10.625          1,757.83
    HOUSTON          TX   77077          1            01/07/02         23
    0433574860                           03           03/01/02          0
    021273                               O            02/01/32
    0


    7176636          737/G01             F          229,000.00         ZZ
                                         360        229,000.00          1
                                       9.000          1,842.59        100
                                       8.750          1,842.59
    CHANDLER         AZ   85248          1            01/10/02         23
    0433607140                           05           03/01/02          0
    2052559                              O            02/01/32
    0


    7181722          642/G01             F           88,810.00         ZZ
                                         360         88,766.32          1
1


                                       9.500            746.76        107
                                       9.250            746.76
    CHICAGO          IL   60617          1            12/28/01         23
    0433564317                           05           02/01/02          0
    111182901                            O            01/01/32
    0


    7185182          Q78/G01             F          151,940.00         ZZ
                                         360        151,850.29          1
                                       8.625          1,181.78        107
                                       8.375          1,181.78
    GREEN BAY        WI   54311          5            12/26/01         00
    0433562865                           05           02/01/02          0
    697864                               O            01/01/32
    0


    7189390          N67/G01             F          148,000.00         ZZ
                                         360        147,912.62          1
                                       8.625          1,151.13        103
                                       8.375          1,151.13
    MAGNA            UT   84044          2            12/20/01         23
    0433521754                           05           02/01/02          0
    1160006495                           O            01/01/32
    0


    7189406          N67/G01             F          297,500.00         ZZ
                                         180        297,333.22          1
                                       8.875          2,367.04         99
                                       8.625          2,367.04
    WOOD RIDGE       NJ   07075          2            12/18/01         23
    0433528007                           05           02/01/02          0
    3280050510                           O            01/01/17
    0


    7190262          737/G01             F          203,900.00         ZZ
                                         360        203,900.00          1
                                       8.500          1,567.81        103
                                       8.250          1,567.81
    PHOENIX          AZ   85048          1            01/08/02         23
    0433597978                           05           03/01/02          0
    2052090                              O            02/01/32
    0


    7190542          Q78/G01             F          222,560.00         ZZ
                                         360        222,414.41          1
                                       8.125          1,652.51        104
                                       7.875          1,652.51
    INDEPENDENCE     KY   41051          2            12/26/01         23
    0433574696                           05           02/01/02          0
1


    699201                               O            01/01/32
    0


    7192334          U96/G01             F          240,750.00         ZZ
                                         360        240,750.00          1
                                       8.250          1,808.67        107
                                       8.000          1,808.67
    EWA BEACH        HI   96706          1            01/08/02         23
    0433607736                           05           03/01/02          0
    11200034                             O            02/01/32
    0


    7196628          700/G01             F          338,950.00         ZZ
                                         360        338,950.00          1
                                       8.375          2,576.26        100
                                       8.125          2,576.26
    OCEANSIDE        CA   92057          1            01/10/02         23
    0433608999                           03           03/01/02          0
    00262722                             O            02/01/32
    0


    7197958          Q78/G01             F          208,650.00         ZZ
                                         360        208,516.67          1
                                       8.240          1,566.06        107
                                       7.990          1,566.06
    MAYWOOD          IL   60153          2            12/20/01         23
    0433522711                           05           02/01/02          0
    699524                               O            01/01/32
    0


    7198024          Q78/G01             F          128,400.00         ZZ
                                         360        128,326.12          1
                                       8.750          1,010.13        105
                                       8.500          1,010.13
    CUYAHOGA FALLS   OH   44221          2            12/21/01         23
    0433522596                           05           02/01/02          0
    698403                               O            01/01/32
    0


    7198080          Q78/G01             F           80,340.00         ZZ
                                         180         80,298.35          1
                                       9.250            660.94        103
                                       9.000            660.94
    ROCKFORD         IL   61104          2            12/21/01         23
    0433522588                           05           02/01/02          0
    699549                               O            01/01/17
    0


1


    7201954          E22/G01             F          171,500.00         T
                                         360        171,372.73          1
                                       7.500          1,199.15        106
                                       7.000          1,199.15
    HENDERSON        NV   89052          1            12/18/01         23
    0413365016                           03           02/01/02          0
    0413365016                           O            01/01/32
    0


    7201958          E22/G01             F           72,000.00         ZZ
                                         360         71,957.49          1
                                       8.625            560.01         99
                                       8.125            560.01
    OKLAHOMA CITY    OK   73114          9            12/27/01         23
    0413367509                           05           02/01/02          0
    0413367509                           O            01/01/32
    0


    7202000          E22/G01             F          239,527.00         ZZ
                                         360        239,374.26          1
                                       8.250          1,799.49        103
                                       8.000          1,799.49
    EVERETT          WA   98203          1            12/26/01         23
    0413402066                           05           02/01/02          0
    0413402066                           O            01/01/32
    0


    7202008          E22/G01             F          230,050.00         ZZ
                                         360        229,887.63          1
                                       7.750          1,648.11        107
                                       7.250          1,648.11
    ROSEVILLE        CA   95678          1            12/21/01         23
    0413410945                           05           02/01/02          0
    0413410945                           O            01/01/32
    0


    7202010          E22/G01             F          172,000.00         ZZ
                                         360        171,881.63          2
                                       7.875          1,247.12        103
                                       7.375          1,247.12
    SACRAMENTO       CA   95841          1            12/17/01         23
    0413411125                           05           02/01/02          0
    0413411125                           O            01/01/32
    0


    7202034          E22/G01             F           78,000.00         ZZ
                                         360         77,961.63          1
                                       9.500            655.87        102
                                       9.250            655.87
1


    MARION           SC   29571          2            12/27/01         23
    0413437047                           05           02/01/02          0
    0413437047                           O            01/01/32
    0


    7202042          E22/G01             F          118,450.00         ZZ
                                         360        118,450.00          1
                                       9.500            995.99        103
                                       9.250            995.99
    COLFAX           CA   95713          1            12/28/01         23
    0413446469                           05           03/01/02          0
    0413446469                           O            02/01/32
    0


    7202052          E22/G01             F          141,775.00         ZZ
                                         360        141,689.11          2
                                       8.500          1,090.13        107
                                       8.000          1,090.13
    PORTLAND         OR   97203          1            12/21/01         23
    0413464470                           05           02/01/02          0
    0413464470                           O            01/01/32
    0


    7202054          E22/G01             F          116,500.00         ZZ
                                         360        116,427.59          1
                                       8.375            885.48        106
                                       8.125            885.48
    COLLIERVILLE     TN   38017          1            01/02/02         23
    0413473943                           05           02/01/02          0
    0413473943                           O            01/01/32
    0


    7202056          E22/G01             F           99,900.00         ZZ
                                         360         99,839.48          1
                                       8.500            768.14        100
                                       8.250            768.14
    DALLAS           TX   75235          1            01/02/02         23
    0413474123                           05           02/01/02          0
    0413474123                           O            01/01/32
    0


    7203708          J40/G01             F           59,850.00         ZZ
                                         360         59,819.78          1
                                       9.375            497.80         95
                                       9.125            497.80
    MEMPHIS          TN   38128          1            12/20/01         23
    0433603511                           05           02/01/02          0
    1074762                              N            01/01/32
    0
1




    7203804          642/G01             F           79,350.00         ZZ
                                         180         79,120.69          1
                                       8.000            758.31        106
                                       7.750            758.31
    MORRISTOWN       TN   37814          2            12/22/01         23
    0433556487                           05           02/01/02          0
    11211901                             O            01/01/17
    0


    7203914          J40/G01             F           64,000.00         ZZ
                                         360         63,968.52          1
                                       9.500            538.15        100
                                       9.250            538.15
    PUNTA GORDA      FL   33983          1            12/27/01         23
    0433593415                           01           02/01/02          0
    1072748                              O            01/01/32
    0


    7207184          B57/G01             F          297,460.00         ZZ
                                         360        297,460.00          1
                                       8.125          2,208.63        107
                                       7.875          2,208.63
    VENTURA          CA   93004          1            01/07/02         23
    0433605623                           05           03/01/02          0
    2140477                              O            02/01/32
    0


    7209664          J95/G01             F          137,500.00         ZZ
                                         360        137,500.00          1
                                      10.375          1,244.93        103
                                      10.125          1,244.93
    RESEDA           CA   91335          1            01/07/02         23
    0433607660                           01           03/01/02          0
    0028107258                           O            02/01/32
    0


    7210250          685/G01             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       8.250          1,803.04        107
                                       8.000          1,803.04
    CHINO HILLS      CA   91709          1            01/09/02         23
    0433571973                           05           03/01/02          0
    128100                               O            02/01/32
    0


    7210486          642/G01             F           78,500.00         ZZ
                                         360         78,500.00          1
1


                                       9.250            645.80        105
                                       9.000            645.80
    KINGMAN          AZ   86401          5            01/03/02         23
    0433548195                           05           03/01/02          0
    11-1012-01                           O            02/01/32
    0


    7211112          B39/G01             F          155,000.00         ZZ
                                         360        155,000.00          1
                                      10.875          1,461.48        100
                                      10.625          1,461.48
    STILLWATER       MN   55082          1            01/10/02         23
    0433597465                           05           03/01/02          0
    20020051F                            O            02/01/32
    0


    7211418          588/G01             F          117,300.00         ZZ
                                         360        117,300.00          1
                                       8.125            870.95        107
                                       7.875            870.95
    GERMANTOWN       MD   20874          1            01/10/02         23
    0433600889                           01           03/01/02          0
    1057428                              O            02/01/32
    0


    7213342          W50/G01             F          171,000.00         ZZ
                                         360        170,909.00          2
                                       9.125          1,391.31         90
                                       8.875          1,391.31
    MINNEAPOLIS      MN   55407          1            12/03/01         23
    0433570751                           05           02/01/02          0
    0010493                              O            01/01/32
    0


    7213416          E30/G01             F          239,887.00         ZZ
                                         360        239,887.00          1
                                       9.875          2,083.06        103
                                       9.625          2,083.06
    RIVERSIDE AREA   CA   92508          1            01/08/02         23
    0433571676                           05           03/01/02          0
    1010451RL                            O            02/01/32
    0


    7214208          E86/G01             F          170,000.00         ZZ
                                         360        169,897.02          1
                                       8.500          1,307.15        100
                                       8.250          1,307.15
    IDAHO SPRINGS    CO   80452          1            12/18/01         23
    0433565025                           05           02/01/02          0
1


    1                                    O            01/01/32
    0


    7214908          W50/G01             F           96,200.00         ZZ
                                         360         96,155.12          1
                                       9.750            826.51        103
                                       9.500            826.51
    DODGE CENTER     MN   55927          1            12/14/01         23
    0433571783                           05           02/01/02          0
    0010534                              O            01/01/32
    0


    7218962          W33/G01             F           64,200.00         ZZ
                                         360         64,161.11          1
                                       8.500            493.64        107
                                       8.250            493.64
    DETROIT          MI   48224          1            01/11/02         23
    0433603479                           05           02/10/02          0
    0128598                              O            01/10/32
    0


    7220874          U45/G01             F          161,500.00         ZZ
                                         360        161,420.56          1
                                       9.500          1,357.98         95
                                       9.250          1,357.98
    MIDVALE          UT   84047          1            12/26/01         23
    0433593902                           05           02/01/02          0
    6220010833                           N            01/01/32
    0


    7220886          950/G01             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       8.875          1,591.29        104
                                       8.625          1,591.29
    PORTLAND         OR   97214          1            01/09/02         23
    0433608981                           05           03/01/02          0
    Y2112024                             O            02/01/32
    0


    7222430          E22/G01             F          189,100.00         ZZ
                                         360        188,985.44          1
                                       8.500          1,454.02        107
                                       8.000          1,454.02
    EVERETT          WA   98205          1            12/19/01         23
    0412965980                           05           02/01/02          0
    0412965980                           O            01/01/32
    0


1


    7222440          E22/G01             F          160,000.00         ZZ
                                         360        159,721.83          1
                                       8.750          1,258.72        100
                                       8.500          1,258.72
    WINTER HAVEN     FL   33880          1            11/15/01         23
    0413168428                           05           01/01/02          0
    0413168428                           O            12/01/31
    0


    7222460          E22/G01             F           60,750.00         ZZ
                                         360         60,713.20          1
                                       8.500            467.11        103
                                       8.250            467.11
    MUSKEGON         MI   49444          2            12/28/01         23
    0413289729                           05           02/01/02          0
    0413289729                           O            01/01/32
    0


    7222490          E22/G01             F          273,000.00         ZZ
                                         360        272,891.51          1
                                      10.500          2,497.24        100
                                      10.250          2,497.24
    HENDERSON        NV   89052          1            12/27/01         23
    0413368325                           03           02/01/02          0
    0413368325                           O            01/01/32
    0


    7222496          E22/G01             F          185,000.00         ZZ
                                         360        184,913.69          1
                                       9.750          1,589.44        100
                                       9.500          1,589.44
    LOS ANGELES      CA   91352          1            12/24/01         23
    0413373143                           01           02/01/02          0
    0413373143                           O            01/01/32
    0


    7222508          E22/G01             F          134,300.00         ZZ
                                         360        134,232.18          1
                                       9.375          1,117.04        102
                                       8.875          1,117.04
    MIAMI            FL   33177          5            12/28/01         23
    0413387754                           05           02/01/02          0
    0413387754                           O            01/01/32
    0


    7222512          E22/G01             F          136,140.00         ZZ
                                         360        136,048.65          1
                                       8.000            998.95        107
                                       7.500            998.95
1


    HOUSTON          TX   77082          1            01/03/02         23
    0413390089                           03           02/01/02          0
    0413390089                           O            01/01/32
    0


    7222520          E22/G01             F          155,150.00         ZZ
                                         360        155,056.01          2
                                       8.500          1,192.97        107
                                       8.000          1,192.97
    STOCKTON         CA   95210          1            12/18/01         23
    0413402751                           05           02/01/02          0
    0413402751                           O            01/01/32
    0


    7222528          E22/G01             F          173,050.00         ZZ
                                         360        172,945.17          1
                                       8.500          1,330.60        101
                                       8.000          1,330.60
    BOYNTON BEACH    FL   33437          5            12/28/01         23
    0413410119                           03           02/01/02          0
    0413410119                           O            01/01/32
    0


    7222536          E22/G01             F          130,000.00         ZZ
                                         360        129,925.21          1
                                       8.750          1,022.71        103
                                       8.500          1,022.71
    VINELAND         NJ   08360          2            12/28/01         23
    0413415944                           05           02/01/02          0
    0413415944                           O            01/01/32
    0


    7222538          E22/G01             F          139,977.00         ZZ
                                         360        139,900.54          1
                                       9.000          1,126.29        103
                                       8.500          1,126.29
    SALEM            OR   97302          1            12/20/01         23
    0413416942                           05           02/01/02          0
    0413416942                           O            01/01/32
    0


    7222566          E22/G01             F          179,650.00         ZZ
                                         360        179,546.64          1
                                       8.750          1,413.31        107
                                       8.500          1,413.31
    KALAMAZOO        MI   49048          1            01/02/02         23
    0413436361                           05           02/01/02          0
    0413436361                           O            01/01/32
    0
1




    7222572          E22/G01             F          355,000.00         ZZ
                                         360        354,743.06          1
                                       7.625          2,512.67        100
                                       7.375          2,512.67
    CAMPBELL         CA   95008          1            12/27/01         23
    0413439654                           01           02/01/02          0
    0413439654                           O            01/01/32
    0


    7222586          E22/G01             F          221,000.00         ZZ
                                         360        220,851.71          1
                                       8.000          1,621.62        104
                                       7.750          1,621.62
    GRASS VALLEY     CA   95949          1            12/28/01         23
    0413450057                           05           02/01/02          0
    0413450057                           O            01/01/32
    0


    7222612          E22/G01             F           59,200.00         ZZ
                                         360         59,200.00          1
                                       9.000            476.34         95
                                       8.750            476.34
    LIVE OAK         TX   78233          1            01/03/02         23
    0413464371                           05           03/01/02          0
    0413464371                           N            02/01/32
    0


    7222616          E22/G01             F          137,750.00         ZZ
                                         360        137,682.24          1
                                       9.500          1,158.28         95
                                       9.250          1,158.28
    SAGINAW          MI   48609          1            01/03/02         23
    0413465493                           05           02/01/02          0
    0413465493                           O            01/01/32
    0


    7223484          J40/G01             F           82,650.00         ZZ
                                         360         82,650.00          1
                                       9.500            694.97         95
                                       9.250            694.97
    MEMPHIS          TN   38133          1            01/08/02         23
    0433616042                           05           03/01/02          0
    1076414                              N            02/01/32
    0


    7223842          Q64/G01             F          109,900.00         ZZ
                                         360        109,841.51          1
1


                                       9.125            894.19        100
                                       8.875            894.19
    LEXINGTON        KY   40515          1            12/28/01         23
    0433530870                           05           02/01/02          0
    0302860804                           O            01/01/32
    0


    7224674          K15/G01             F           73,600.00         ZZ
                                         360         73,577.74          1
                                      11.750            742.93         99
                                      11.500            742.93
    CHARLOTTE        NC   28212          5            12/26/01         23
    0433576915                           01           02/01/02          0
    001730005304279                      O            01/01/32
    0


    7227648          U42/G01             F           45,600.00         ZZ
                                         360         45,576.36          1
                                       9.250            375.14         95
                                       9.000            375.14
    FORT WORTH       TX   76113          1            12/28/01         23
    0433593928                           05           02/01/02          0
    24101831                             N            01/01/32
    0


    7231054          M43/G01             F          237,500.00         ZZ
                                         360        237,500.00          1
                                       9.375          1,975.40         95
                                       9.125          1,975.40
    BETHESDA         MD   20816          1            01/15/02         23
    0433591179                           05           03/01/02          0
    73504426                             N            02/01/32
    0


    7232466          808/G01             F          258,000.00         ZZ
                                         360        258,000.00          1
                                       9.250          2,122.51        102
                                       9.000          2,122.51
    SANTA CLARITA    CA   91350          1            01/08/02         23
    0433608148                           05           03/01/02          0
    9424743                              O            02/01/32
    0


    7232920          642/G01             F          132,000.00         ZZ
                                         360        131,933.34          1
                                       9.375          1,097.91        100
                                       9.125          1,097.91
    OCEANSIDE        CA   92056          1            12/27/01         23
    0433556404                           01           02/01/02          0
1


    12120701                             O            01/01/32
    0


    7233278          K15/G01             F          155,000.00         ZZ
                                         360        155,000.00          1
                                       8.250          1,164.46        107
                                       8.000          1,164.46
    NASHVILLE        TN   37217          5            01/09/02         23
    0433575438                           05           03/01/02          0
    884                                  O            02/01/32
    0


    7233348          W09/G01             F           80,250.00         ZZ
                                         180         80,209.47          2
                                       9.375            667.48        107
                                       9.125            667.48
    CLEVELAND        OH   44106          1            12/31/01         23
    0433562410                           05           02/01/02          0
    20017678                             O            01/01/17
    0


    7235776          003/G01             F           95,950.00         ZZ
                                         360         95,893.35          1
                                       8.625            746.29        100
                                       8.375            746.29
    ATLANTA          GA   30350          1            12/17/01         23
    0433610565                           01           02/01/02          0
    759885                               O            01/01/32
    0


    7236058          U66/G01             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       9.750          2,577.46        100
                                       9.500          2,577.46
    DALLAS           TX   75219          1            01/15/02         23
    0433606209                           01           03/01/02          0
    333                                  O            02/01/32
    0


    7236310          U05/G01             F          193,800.00         ZZ
                                         360        193,800.00          1
                                       9.750          1,665.04         95
                                       9.500          1,665.04
    ATLANTA          GA   30306          1            01/10/02         11
    0433590692                           05           03/01/02         30
    3197779                              O            02/01/32
    0


1


    7236596          003/G01             F          180,500.00         ZZ
                                         360        180,330.88          1
                                       9.750          1,550.78        100
                                       9.500          1,550.78
    MARIETTA         GA   30067          1            11/30/01         23
    0433593332                           05           01/01/02          0
    0021610340                           O            12/01/31
    0


    7240854          W33/G01             F          111,225.00         ZZ
                                         360        111,162.64          1
                                       8.875            884.96        107
                                       8.625            884.96
    CHILLICOTHE      IL   61523          5            01/09/02         23
    0433575891                           05           02/13/02          0
    0128993                              O            01/13/32
    0


    7242138          Q99/G01             F          228,660.00         ZZ
                                         360        228,660.00          1
                                       8.875          1,819.32        103
                                       8.625          1,819.32
    CONWAY           AR   72032          2            01/11/02         23
    0433566460                           05           03/01/02          0
    1                                    O            02/01/32
    0


    7242280          K15/G01             F          109,100.00         ZZ
                                         360        109,100.00          1
                                      10.750          1,018.43        103
                                      10.500          1,018.43
    NORTH TONAWANDA  NY   14120          5            01/11/02         23
    0433593803                           05           03/01/02          0
    029505304141                         O            02/01/32
    0


    7245122          E22/G01             F          218,500.00         ZZ
                                         360        218,392.52          1
                                       9.500          1,837.27        102
                                       9.250          1,837.27
    FORT COLLINS     CO   80528          1            01/04/02         23
    0413127630                           03           02/01/02          0
    0413127630                           O            01/01/32
    0


    7245136          E22/G01             F          244,900.00         ZZ
                                         360        244,900.00          1
                                       8.250          1,839.85        100
                                       7.750          1,839.85
1


    CONCORD          CA   94521          1            12/27/01         23
    0413303421                           01           03/01/02          0
    0413303421                           O            02/01/32
    0


    7245144          E22/G01             F          114,000.00         ZZ
                                         360        113,930.94          1
                                       8.500            876.56        105
                                       8.000            876.56
    MAPLETON         OR   97453          1            12/27/01         23
    0413362492                           05           02/01/02          0
    0413362492                           O            01/01/32
    0


    7245146          E22/G01             F          328,000.00         ZZ
                                         360        328,000.00          1
                                       8.125          2,435.39        100
                                       7.875          2,435.39
    HAYWARD          CA   94542          1            01/03/02         23
    0413383787                           05           03/01/02          0
    0413383787                           O            02/01/32
    0


    7245158          E22/G01             F          151,410.00         ZZ
                                         360        151,410.00          1
                                       9.250          1,245.61        103
                                       9.000          1,245.61
    BAKERSFIELD      CA   93311          1            12/26/01         23
    0413402140                           05           03/01/02          0
    0413402140                           O            02/01/32
    0


    7245168          E22/G01             F          300,392.00         ZZ
                                         360        300,200.46          1
                                       8.250          2,256.74        103
                                       8.000          2,256.74
    GOODYEAR         AZ   85338          1            12/26/01         23
    0413414392                           03           02/01/02          0
    0413414392                           O            01/01/32
    0


    7245170          E22/G01             F          180,250.00         ZZ
                                         360        180,250.00          1
                                       9.875          1,565.20        103
                                       9.375          1,565.20
    KANSAS CITY      MO   64157          1            01/04/02         23
    0413415977                           05           03/01/02          0
    0413415977                           O            02/01/32
    0
1




    7245180          E22/G01             F          191,000.00         ZZ
                                         360        190,871.84          1
                                       8.000          1,401.49        100
                                       7.500          1,401.49
    ANAHEIM          CA   92801          1            01/02/02         23
    0413424912                           09           02/01/02          0
    0413424912                           O            01/01/32
    0


    7245182          E22/G01             F          236,900.00         ZZ
                                         360        236,815.53          1
                                      11.000          2,256.05        103
                                      10.500          2,256.05
    BURLESON         TX   76028          1            01/04/02         23
    0413425554                           05           02/01/02          0
    0413425554                           O            01/01/32
    0


    7245188          E22/G01             F          148,300.00         ZZ
                                         360        148,300.00          1
                                       9.750          1,274.13        103
                                       9.250          1,274.13
    GRANGER          IN   46530          1            01/04/02         23
    0413433632                           05           03/01/02          0
    0413433632                           O            02/01/32
    0


    7245196          E22/G01             F           86,670.00         ZZ
                                         360         86,670.00          1
                                       8.875            689.59        107
                                       8.625            689.59
    MARYVILLE        MO   64468          1            01/04/02         23
    0413438524                           05           03/01/02          0
    0413438524                           O            02/01/32
    0


    7245200          E22/G01             F           85,450.00         ZZ
                                         360         85,450.00          1
                                       8.125            634.46        107
                                       7.875            634.46
    NEW ORLEANS      LA   70115          1            01/04/02         23
    0413439126                           05           03/01/02          0
    0413439126                           O            02/01/32
    0


    7245206          E22/G01             F          163,835.00         ZZ
                                         360        163,835.00          1
1


                                       8.375          1,245.26        104
                                       7.875          1,245.26
    EULESS           TX   76039          1            01/04/02         23
    0413443995                           07           03/01/02          0
    0413443995                           O            02/01/32
    0


    7245208          E22/G01             F          207,900.00         ZZ
                                         360        207,786.44          1
                                       9.000          1,672.81         99
                                       8.750          1,672.81
    SEATTLE          WA   98178          1            12/31/01         23
    0413444530                           05           02/01/02          0
    0413444530                           O            01/01/32
    0


    7245222          E22/G01             F          182,979.00         ZZ
                                         360        182,868.15          1
                                       8.500          1,406.95        103
                                       8.000          1,406.95
    AVONDALE         AZ   85323          1            12/28/01         23
    0413452343                           03           02/01/02          0
    0413452343                           O            01/01/32
    0


    7245230          E22/G01             F          176,632.00         ZZ
                                         360        176,510.45          1
                                       7.875          1,280.70        105
                                       7.375          1,280.70
    KATY             TX   77439          1            01/04/02         23
    0413459116                           03           02/01/02          0
    0413459116                           O            01/01/32
    0


    7245248          E22/G01             F          284,500.00         ZZ
                                         360        284,500.00          1
                                       8.250          2,137.35        100
                                       7.750          2,137.35
    SANTA ROSA       CA   95401          1            12/28/01         23
    0413473653                           05           03/01/02          0
    0413473653                           O            02/01/32
    0


    7245260          E22/G01             F          123,200.00         ZZ
                                         360        123,129.12          2
                                       8.750            969.21        104
                                       8.500            969.21
    DAYTON           OH   45402          1            01/04/02         23
    0413483371                           05           02/01/02          0
1


    0413483371                           O            01/01/32
    0


    7246254          Q64/G01             F           95,200.00         ZZ
                                         360         95,145.23          1
                                       8.750            748.94        107
                                       8.500            748.94
    MEMPHIS          TN   38133          1            12/20/01         23
    0433595899                           05           02/01/02          0
    0302787007                           O            01/01/32
    0


    7247822          U35/G01             F          150,870.00         ZZ
                                         360        150,870.00          1
                                       9.500          1,268.60        107
                                       9.250          1,268.60
    EAU CLAIRE       WI   54703          2            01/10/02         23
    0433597036                           05           03/01/02          0
    7247822                              O            02/01/32
    0


    7248008          L16/G01             F          215,000.00         ZZ
                                         360        215,000.00          1
                                       9.750          1,847.18        100
                                       9.500          1,847.18
    HENDERSON        NV   89014          1            01/09/02         23
    0433605409                           05           03/01/02          0
    W0112259                             O            02/01/32
    0


    7248040          J40/G01             F           79,101.00         ZZ
                                         360         79,063.11          1
                                       9.625            672.35         99
                                       9.375            672.35
    CRESTVIEW        FL   32536          1            12/28/01         23
    0433597242                           05           02/01/02          0
    1073996                              O            01/01/32
    0


    7249278          E86/G01             F          115,000.00         ZZ
                                         360        114,928.52          1
                                       8.375            874.08        100
                                       8.125            874.08
    VIRGINIA BEACH   VA   23452          2            12/13/01         23
    0433562733                           05           02/01/02          0
    0000151453                           O            01/01/32
    0


1


    7250374          J95/G01             F           85,450.00         ZZ
                                         360         85,411.17          1
                                       9.875            742.01        103
                                       9.625            742.01
    LAFAYETTE        IN   47909          1            12/27/01         23
    0433589637                           05           02/01/02          0
    18890327                             O            01/01/32
    0


    7255688          642/G01             F          132,931.00         ZZ
                                         360        132,931.00          1
                                       8.500          1,022.12        102
                                       8.250          1,022.12
    PUEBLO           CO   81001          2            01/02/02         00
    0433592227                           05           03/01/02          0
    12159701                             O            02/01/32
    0


    7255874          E86/G01             F          226,200.00         ZZ
                                         360        226,060.12          1
                                       8.400          1,723.28        106
                                       8.150          1,723.28
    GLENDALE         CA   91202          1            12/06/01         23
    0433562071                           01           02/01/02          0
    0000147581                           O            01/01/32
    0


    7256320          003/G01             F          230,000.00         ZZ
                                         360        229,867.66          1
                                       8.750          1,809.42        100
                                       8.500          1,809.42
    BOCA RATON       FL   33487          1            12/07/01         23
    0433593910                           05           02/01/02          0
    753474                               O            01/01/32
    0


    7259664          P48/G01             F          201,800.00         ZZ
                                         360        201,800.00          1
                                       9.875          1,752.33        103
                                       9.625          1,752.33
    DENVER           CO   80231          1            01/10/02         23
    0433591187                           01           03/01/02          0
    7257236                              O            02/01/32
    0


    7264038          K15/G01             F          103,000.00         ZZ
                                         360        103,000.00          1
                                      10.875            971.18        103
                                      10.625            971.18
1


    FAYETTEVILLE     NC   28314          5            01/10/02         23
    0433594082                           05           03/01/02          0
    017105304781                         O            02/01/32
    0


    7266054          E22/G01             F           49,400.00         ZZ
                                         360         49,375.06          2
                                       9.375            410.88         95
                                       9.125            410.88
    COLUMBUS         OH   43206          1            01/07/02         23
    0413291436                           05           02/01/02          0
    0413291436                           N            01/01/32
    0


    7266068          E22/G01             F          185,400.00         ZZ
                                         360        185,313.51          1
                                       9.750          1,592.87        103
                                       9.500          1,592.87
    SPRING VALLEY    CA   91977          1            12/28/01         23
    0413329608                           05           02/01/02          0
    0413329608                           O            01/01/32
    0


    7266086          E22/G01             F          147,000.00         ZZ
                                         360        146,950.38          1
                                      11.250          1,427.75        103
                                      10.750          1,427.75
    BIRMINGHAM       AL   35215          2            01/02/02         23
    0413363466                           05           02/01/02          0
    0413363466                           O            01/01/32
    0


    7266108          E22/G01             F          153,500.00         ZZ
                                         360        153,413.95          1
                                       8.875          1,221.31        100
                                       8.625          1,221.31
    SPRING VALLEY    CA   91977          1            12/31/01         23
    0413393349                           05           02/01/02          0
    0413393349                           O            01/01/32
    0


    7266134          E22/G01             F          190,000.00         ZZ
                                         360        189,893.48          1
                                       8.875          1,511.73        102
                                       8.375          1,511.73
    VANCOUVER        WA   98685          5            12/31/01         23
    0413423815                           05           02/01/02          0
    0413423815                           O            01/01/32
    0
1




    7266142          E22/G01             F          346,669.00         ZZ
                                         360        346,447.94          1
                                       8.250          2,604.41        107
                                       7.750          2,604.41
    TEMECULA         CA   92591          1            12/27/01         23
    0413428038                           09           02/01/02          0
    0413428038                           O            01/01/32
    0


    7266158          E22/G01             F          117,900.00         ZZ
                                         360        117,900.00          1
                                       8.500            906.55        103
                                       8.000            906.55
    DAYTON           NV   89403          1            01/02/02         23
    0413435421                           05           03/01/02          0
    0413435421                           O            02/01/32
    0


    7266162          E22/G01             F          176,130.00         ZZ
                                         360        176,130.00          1
                                       8.375          1,338.72        103
                                       8.125          1,338.72
    DIAMOND SPRINGS  CA   95619          1            12/24/01         23
    0413438425                           05           03/01/02          0
    0413438425                           O            02/01/32
    0


    7266164          E22/G01             F          136,990.00         ZZ
                                         360        136,904.86          1
                                       8.375          1,041.22        103
                                       7.875          1,041.22
    RIO LINDA        CA   95673          2            12/21/01         23
    0413438896                           05           02/01/02          0
    0413438896                           O            01/01/32
    0


    7266188          E22/G01             F          216,300.00         ZZ
                                         360        216,300.00          1
                                       9.625          1,838.53        103
                                       9.375          1,838.53
    MINDEN           NV   89423          1            01/03/02         23
    0413455759                           05           03/01/02          0
    0413455759                           O            02/01/32
    0


    7266214          E22/G01             F          202,790.00         ZZ
                                         360        202,790.00          1
1


                                       9.750          1,742.28        103
                                       9.500          1,742.28
    OAKDALE          CA   95361          1            01/03/02         23
    0413467242                           05           03/01/02          0
    0413467242                           O            02/01/32
    0


    7266236          E22/G01             F           74,575.00         ZZ
                                         360         74,575.00          1
                                       9.375            620.28         95
                                       9.125            620.28
    KAWKAWLIN        MI   48631          1            01/07/02         23
    0413478629                           05           03/01/02          0
    0413478629                           N            02/01/32
    0


    7266250          E22/G01             F          105,060.00         ZZ
                                         360        105,060.00          1
                                       9.125            854.80        103
                                       8.875            854.80
    GRANBURY         TX   76048          1            01/04/02         00
    0413494949                           05           03/01/02          0
    0413494949                           O            02/01/32
    0


    7267072          K15/G01             F          151,200.00         ZZ
                                         360        151,200.00          1
                                       9.250          1,243.89        105
                                       9.000          1,243.89
    WEST HARTFORD    CT   06110          5            01/10/02         23
    0433594074                           05           03/01/02          0
    037905304467                         O            02/01/32
    0


    7267796          T15/G01             F           64,100.00         ZZ
                                         360         64,064.17          1
                                       8.890            510.70        107
                                       8.640            510.70
    NORTH LITTLE RO  AR   72118          2            12/26/01         23
    0433598075                           05           02/01/02          0
    31061B                               O            01/01/32
    0


    7270818          K15/G01             F           83,900.00         ZZ
                                         360         83,900.00          1
                                       9.875            728.54        100
                                       9.625            728.54
    LITCHFIELD       MN   55355          5            01/10/02         23
    0433581287                           05           03/01/02          0
1


    744                                  O            02/01/32
    0


    7271858          K15/G01             F          115,300.00         ZZ
                                         360        115,300.00          1
                                      10.625          1,065.48        103
                                      10.375          1,065.48
    MUSTANG          OK   73064          5            01/10/02         23
    0433601523                           05           03/01/02          0
    960                                  O            02/01/32
    0


    7272686          253/G01             F           67,450.00         ZZ
                                         360         67,450.00          2
                                       8.750            530.63         95
                                       8.500            530.63
    CANTON           OH   44708          1            01/15/02         23
    0433606472                           05           03/01/02          0
    992335                               N            02/01/32
    0


    7276502          313/G01             F           86,100.00         ZZ
                                         360         86,045.09          1
                                       8.250            646.85        107
                                       8.000            646.85
    LINCOLN CITY     OR   97367          1            12/04/01         23
    0433556958                           05           02/01/02          0
    0008465270                           O            01/01/32
    0


    7277116          E86/G01             F          133,500.00         ZZ
                                         360        133,417.02          1
                                       8.375          1,014.70        100
                                       8.125          1,014.70
    SAN DIEGO        CA   92116          1            12/26/01         23
    0433548732                           01           02/01/02          0
    1                                    O            01/01/32
    0


    7278682          E30/G01             F           78,850.00         ZZ
                                         360         78,850.00          1
                                       8.750            620.31         95
                                       8.500            620.31
    HEMET            CA   92543          1            01/11/02         23
    0433613346                           05           03/01/02          0
    1013876RC                            N            02/01/32
    0


1


    7278760          Q64/G01             F           85,000.00         ZZ
                                         360         84,954.76          1
                                       9.125            691.59        100
                                       8.875            691.59
    PORT ROYAL       SC   29935          1            12/21/01         23
    0433597234                           05           02/01/02          0
    0102857208                           O            01/01/32
    0


    7280288          U35/G01             F          120,500.00         ZZ
                                         360        120,500.00          1
                                       9.000            969.57        100
                                       8.750            969.57
    MENOMONIE        WI   54751          1            01/15/02         23
    0433598844                           05           03/01/02          0
    7280288                              O            02/01/32
    0


    7280430          R49/G01             F          228,950.00         ZZ
                                         360        228,950.00          1
                                       8.750          1,801.15        107
                                       8.500          1,801.15
    ALHAMBRA         CA   91081          1            01/11/02         23
    0433609997                           01           03/01/02          0
    9714116                              O            02/01/32
    0


    7282680          E86/G01             F          140,000.00         ZZ
                                         360        139,846.49          1
                                       9.000          1,126.47        103
                                       8.750          1,126.47
    MUNDELEIN        IL   60060          5            11/24/01         23
    0433548351                           01           01/01/02          0
    316691                               O            12/01/31
    0


    7283612          Q99/G01             F          240,750.00         ZZ
                                         360        240,750.00          1
                                       8.625          1,872.53        107
                                       8.375          1,872.53
    SNELLVILLE       GA   30039          5            01/15/02         23
    0433591492                           03           03/01/02          0
    1                                    O            02/01/32
    0


    7287372          E22/G01             F          249,999.00         ZZ
                                         360        249,999.00          1
                                       9.000          2,011.55        100
                                       8.750          2,011.55
1


    MIAMI LAKES      FL   33018          1            01/08/02         23
    0413118233                           05           03/01/02          0
    0413118233                           O            02/01/32
    0


    7287412          E22/G01             F          124,630.00         ZZ
                                         360        124,630.00          1
                                       8.875            991.61        103
                                       8.625            991.61
    NORTHPORT        ME   04894          1            01/08/02         23
    0413379108                           05           03/01/02          0
    0413379108                           O            02/01/32
    0


    7287422          E22/G01             F          280,000.00         ZZ
                                         360        279,843.02          1
                                       8.875          2,227.81        100
                                       8.625          2,227.81
    WOODINVILLE      WA   98072          1            12/31/01         23
    0413400839                           05           02/01/02          0
    0413400839                           O            01/01/32
    0


    7287430          E22/G01             F           48,000.00         ZZ
                                         360         48,000.00          1
                                       8.875            381.91         97
                                       8.625            381.91
    BAY CITY         MI   48706          5            01/03/02         23
    0413415019                           05           03/01/02          0
    0413415019                           O            02/01/32
    0


    7287438          E22/G01             F          209,000.00         ZZ
                                         360        208,866.73          1
                                       8.250          1,570.15        103
                                       7.750          1,570.15
    CORONA           CA   92883          5            12/27/01         23
    0413429770                           03           02/01/02          0
    0413429770                           O            01/01/32
    0


    7288356          588/G01             F          106,090.00         ZZ
                                         360        106,090.00          1
                                      10.375            960.55        103
                                      10.125            960.55
    HACKENSACK CITY  NJ   07601          1            01/15/02         23
    0433615986                           01           03/01/02          0
    1056203                              O            02/01/32
    0
1




    7288652          W99/G01             F           74,790.00         ZZ
                                         360         74,790.00          1
                                       9.500            628.88        107
                                       9.250            628.88
    ORANGEBURG       SC   29115          1            01/18/02         23
    0433603172                           05           03/01/02          0
    2704114001                           O            02/01/32
    0


    7288854          W50/G01             F          157,000.00         ZZ
                                         360        156,922.78          1
                                       9.500          1,320.14        100
                                       9.250          1,320.14
    WACONIA          MN   55387          1            12/27/01         23
    0433569506                           05           02/01/02          0
    0010622                              O            01/01/32
    0


    7290082          U05/G01             F           35,300.00         ZZ
                                         360         35,300.00          1
                                       9.000            284.03        107
                                       8.750            284.03
    PITTSBURGH       PA   15206          1            01/14/02         23
    0433590395                           05           03/01/02          0
    3199693                              O            02/01/32
    0


    7290578          J95/G01             F          164,900.00         ZZ
                                         360        164,900.00          1
                                       9.625          1,401.64        100
                                       9.375          1,401.64
    SMITHSBURG       MD   21783          1            01/18/02         23
    0433612520                           05           03/01/02          0
    0028327948                           O            02/01/32
    0


    7290824          Q99/G01             F          267,000.00         ZZ
                                         360        267,000.00          1
                                       9.625          2,269.47        103
                                       9.375          2,269.47
    CLARKSTON        MI   48348          2            01/16/02         23
    0433588712                           05           03/01/02          0
    1                                    O            02/01/32
    0


    7291194          W78/G01             F          258,000.00         ZZ
                                         360        257,873.10          1
1


                                       9.500          2,169.40        100
                                       9.250          2,169.40
    POWDER SPRINGS   GA   30127          1            12/19/01         23
    0433590387                           05           02/01/02          0
    50015955                             O            01/01/32
    0


    7291860          W78/G01             F          115,550.00         ZZ
                                         360        115,478.18          1
                                       8.375            878.26         95
                                       8.125            878.26
    WOODSTOCK        GA   30188          1            12/17/01         23
    0433562691                           05           02/01/02          0
    50015706                             O            01/01/32
    0


    7293756          W78/G01             F           88,700.00         ZZ
                                         360         88,648.97          1
                                       8.750            697.80        100
                                       8.500            697.80
    DAVENPORT        FL   33837          1            12/21/01         23
    0433604683                           05           02/01/02          0
    50016381                             O            01/01/32
    0


    7294062          K15/G01             F          136,800.00         ZZ
                                         360        136,800.00          1
                                      11.375          1,341.69        103
                                      11.125          1,341.69
    SPARKS           NV   89431          5            01/14/02         23
    0433605680                           05           03/01/02          0
    206605314139                         O            02/01/32
    0


    7294792          313/G01             F           94,700.00         ZZ
                                         180         94,646.91          1
                                       8.875            753.48        107
                                       8.625            753.48
    GREENFIELD       IN   46140          1            12/21/01         23
    0433556198                           05           02/01/02          0
    0008515330                           O            01/01/17
    0


    7294886          U45/G01             F           93,000.00         ZZ
                                         360         92,954.26          1
                                       9.500            781.99        100
                                       9.250            781.99
    CLIFTON          CO   81520          1            12/20/01         23
    0433590684                           05           02/01/02          0
1


    6197110822                           O            01/01/32
    0


    7295080          642/G01             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       9.375          1,746.67        100
                                       9.125          1,746.67
    DAVENPORT        FL   33837          1            01/03/02         23
    0433588324                           03           03/01/02          0
    12164101                             O            02/01/32
    0


    7295506          W53/G01             F          149,000.00         ZZ
                                         360        148,920.70          1
                                       9.125          1,212.32        100
                                       8.875          1,212.32
    ISLIP            NY   11717          1            12/05/01         23
    0433543907                           05           02/01/02          0
    5200868400                           O            01/01/32
    0


    7295914          U05/G01             F          192,200.00         ZZ
                                         360        192,200.00          1
                                       8.875          1,529.23        100
                                       8.625          1,529.23
    FOUNTAIN HILLS   AZ   85268          1            01/11/02         23
    0433590262                           05           03/01/02          0
    3198006                              O            02/01/32
    0


    7297786          642/G01             F          165,850.00         ZZ
                                         360        165,850.00          1
                                       9.875          1,440.16        107
                                       9.625          1,440.16
    OKLAHOMA CITY    OK   73132          1            01/11/02         23
    0433594249                           03           03/01/02          0
    12159801                             O            02/01/32
    0


    7298128          Q78/G01             F          165,850.00         ZZ
                                         360        165,850.00          1
                                       7.950          1,211.18        107
                                       7.700          1,211.18
    GROVE CITY       OH   43123          2            12/31/01         23
    0433562592                           05           03/01/02          0
    699829                               O            02/01/32
    0


1


    7298474          Q78/G01             F          203,300.00         ZZ
                                         360        203,300.00          1
                                       8.625          1,581.25        107
                                       8.375          1,581.25
    MOORESVILLE      NC   28117          5            12/27/01         23
    0433593688                           05           03/01/02          0
    699671                               O            02/01/32
    0


    7298482          313/G01             F          130,707.00         ZZ
                                         360        130,644.38          1
                                       9.625          1,111.00        103
                                       9.375          1,111.00
    CALUMET CITY     IL   60409          1            12/20/01         23
    0433558012                           05           02/01/02          0
    0008522146                           O            01/01/32
    0


    7301768          940/G01             F          180,302.00         ZZ
                                         360        180,302.00          1
                                       8.375          1,370.43        107
                                       8.125          1,370.43
    MORENO VALLEY    CA   92551          1            01/17/02         23
    0433612397                           05           03/01/02          0
    66010089                             O            02/01/32
    0


    7303300          A11/G01             F           87,000.00         ZZ
                                         360         86,966.46          1
                                      10.641            805.01        100
                                      10.391            805.01
    VERNON TWP       MI   48429          1            01/14/02         23
    0433599784                           05           02/28/02          0
    7281545196                           O            01/28/32
    0


    7303852          940/G01             F          171,000.00         ZZ
                                         360        171,000.00          1
                                       9.375          1,422.29         95
                                       9.125          1,422.29
    ONTARIO          CA   91762          1            01/15/02         23
    0433607587                           05           03/01/02          0
    24020003                             O            02/01/32
    0


    7305080          L16/G01             F          158,400.00         ZZ
                                         360        158,400.00          1
                                      11.500          1,568.62        100
                                      11.250          1,568.62
1


    OREM             UT   84058          1            01/11/02         23
    0433612827                           05           03/01/02          0
    W0111129                             O            02/01/32
    0


    7305406          E87/G01             F          183,000.00         ZZ
                                         360        183,000.00          1
                                       8.500          1,407.11        100
                                       8.250          1,407.11
    LOMPOC           CA   93436          1            01/14/02         23
    0433590775                           05           03/01/02          0
    70003970                             O            02/01/32
    0


    7309902          808/G01             F          224,000.00         ZZ
                                         360        224,000.00          1
                                       9.000          1,802.36        100
                                       8.750          1,802.36
    FRESNO           CA   93720          1            01/14/02         23
    0433603578                           05           03/01/02          0
    9105052                              O            02/01/32
    0


    7311176          E22/G01             F          128,750.00         ZZ
                                         360        128,619.45          1
                                       9.375          1,070.88        103
                                       9.125          1,070.88
    PORT HURON       MI   48060          1            12/19/01         23
    0413351131                           05           02/01/02          0
    0413351131                           O            01/01/32
    0


    7311198          E22/G01             F          181,450.00         ZZ
                                         360        181,450.00          1
                                       8.625          1,411.30         95
                                       8.125          1,411.30
    OAKLAND          CA   94621          1            01/02/02         23
    0413388505                           05           03/01/02          0
    0413388505                           O            02/01/32
    0


    7311214          E22/G01             F          182,900.00         ZZ
                                         360        182,900.00          1
                                       8.250          1,374.07        107
                                       7.750          1,374.07
    SACRAMENTO       CA   95831          1            01/03/02         23
    0413411273                           05           03/01/02          0
    0413411273                           O            02/01/32
    0
1




    7311226          E22/G01             F           85,000.00         ZZ
                                         360         85,000.00          1
                                       8.250            638.58        107
                                       7.750            638.58
    PORT ST LUCIE    FL   34953          5            01/04/02         23
    0413419839                           05           03/01/02          0
    0413419839                           O            02/01/32
    0


    7311242          E22/G01             F          410,000.00         ZZ
                                         360        410,000.00          1
                                       8.250          3,080.19        106
                                       7.750          3,080.19
    SAN JOSE         CA   95123          1            01/02/02         23
    0413429432                           05           03/01/02          0
    0413429432                           O            02/01/32
    0


    7311252          E22/G01             F          194,650.00         ZZ
                                         360        194,650.00          1
                                      10.500          1,780.54        103
                                      10.000          1,780.54
    EUGENE           OR   97404          1            01/04/02         23
    0413435850                           05           03/01/02          0
    0413435850                           O            02/01/32
    0


    7311264          E22/G01             F          428,000.00         ZZ
                                         360        428,000.00          1
                                       8.125          3,177.89        107
                                       7.625          3,177.89
    SAN RAMON        CA   94583          1            01/08/02         23
    0413447459                           05           03/01/02          0
    0413447459                           O            02/01/32
    0


    7311280          E22/G01             F          100,425.00         ZZ
                                         360        100,425.00          1
                                       8.625            781.10        103
                                       8.375            781.10
    RIDGELAND        MS   39157          1            01/09/02         23
    0413454026                           05           03/01/02          0
    0413454026                           O            02/01/32
    0


    7311364          E22/G01             F          308,000.00         ZZ
                                         360        308,000.00          1
1


                                       9.875          2,674.51        100
                                       9.625          2,674.51
    BIRMINGHAM       AL   35244          1            01/09/02         23
    0413506908                           03           03/01/02          0
    0413506908                           O            02/01/32
    0


    7314082          U66/G01             F           59,900.00         ZZ
                                         360         59,900.00          1
                                       9.750            514.63        100
                                       9.500            514.63
    HOUSTON          TX   77072          1            01/16/02         23
    0433607389                           05           03/01/02          0
    332                                  O            02/01/32
    0


    7314734          889/G01             F          282,000.00         ZZ
                                         360        281,837.75          1
                                       8.750          2,218.50        100
                                       8.500          2,218.50
    CHULA VISTA      CA   91910          1            12/28/01         23
    0433589389                           05           02/01/02          0
    1                                    O            01/01/32
    0


    7315094          E86/G01             F          217,700.00         ZZ
                                         360        217,564.68          1
                                       8.375          1,654.68        107
                                       8.125          1,654.68
    WILDOMAR         CA   92595          1            12/14/01         23
    0433599982                           05           02/01/02          0
    160800                               O            01/01/32
    0


    7315884          U05/G01             F          123,600.00         ZZ
                                         360        123,600.00          1
                                       8.625            961.35        103
                                       8.375            961.35
    MESA             AZ   85205          1            01/16/02         00
    0433612256                           09           03/01/02          0
    3191293                              O            02/01/32
    0


    7320232          P23/G01             F          169,750.00         ZZ
                                         360        169,750.00          1
                                       8.625          1,320.30        107
                                       8.375          1,320.30
    PITTSBURGH       PA   15217          1            01/07/02         23
    0433602901                           05           03/01/02          0
1


    WTL010004051                         O            02/01/32
    0


    7325192          J95/G01             F           51,200.00         ZZ
                                         360         51,174.81          2
                                       9.500            430.52         95
                                       9.250            430.52
    HAGERSTOWN       MD   21740          1            12/28/01         23
    0433585437                           07           02/01/02          0
    18877993                             N            01/01/32
    0


    7325306          737/G01             F          114,000.00         ZZ
                                         360        114,000.00          1
                                       8.875            907.04        100
                                       8.625            907.04
    BAKERSFIELD      CA   93309          1            01/14/02         23
    0433608619                           05           03/01/02          0
    0001802149                           O            02/01/32
    0


    7332574          E22/G01             F           98,000.00         ZZ
                                         360         98,000.00          1
                                       9.875            850.98        100
                                       9.625            850.98
    HOLLYWOOD        FL   33020          9            12/28/01         23
    0413194267                           05           03/01/02          0
    0413194267                           O            02/01/32
    0


    7332584          E22/G01             F          143,550.00         ZZ
                                         360        143,484.79          1
                                       9.875          1,246.51         99
                                       9.625          1,246.51
    GLENDALE         AZ   85310          5            12/26/01         23
    0413325903                           05           02/01/02          0
    0413325903                           O            01/01/32
    0


    7332592          E22/G01             F          216,500.00         ZZ
                                         360        216,500.00          1
                                       8.750          1,703.21        104
                                       8.500          1,703.21
    KANSAS CITY      MO   64116          1            01/09/02         23
    0433598133                           03           03/01/02          0
    0413344904                           O            02/01/32
    0


1


    7332608          E22/G01             F           98,000.00         ZZ
                                         360         97,942.15          1
                                       8.625            762.23        100
                                       8.125            762.23
    EL MONTE         CA   91732          1            12/18/01         23
    0413405879                           01           02/01/02          0
    0413405879                           O            01/01/32
    0


    7332614          E22/G01             F          138,000.00         ZZ
                                         360        138,000.00          1
                                       9.125          1,122.81        103
                                       8.625          1,122.81
    MEMPHIS          TN   38128          2            01/03/02         23
    0413415852                           05           03/01/02          0
    0413415852                           O            02/01/32
    0


    7332618          E22/G01             F          292,500.00         ZZ
                                         360        292,331.71          2
                                       8.750          2,301.10         99
                                       8.250          2,301.10
    LOS ANGELES      CA   90008          1            12/27/01         23
    0413418120                           05           02/01/02          0
    0413418120                           O            01/01/32
    0


    7332640          E22/G01             F          283,250.00         ZZ
                                         360        283,250.00          2
                                       8.125          2,103.12        103
                                       7.625          2,103.12
    CARMICHAEL       CA   95608          1            12/28/01         23
    0413462300                           05           03/01/02          0
    0413462300                           O            02/01/32
    0


    7332648          E22/G01             F          195,509.00         ZZ
                                         360        195,509.00          1
                                       9.125          1,590.73        104
                                       8.625          1,590.73
    MESA             AZ   85212          1            01/03/02         23
    0413468752                           03           03/01/02          0
    0413468752                           O            02/01/32
    0


    7332650          E22/G01             F          177,000.00         ZZ
                                         360        177,000.00          1
                                       9.875          1,536.98        102
                                       9.625          1,536.98
1


    PATASKALA        OH   43062          1            01/10/02         23
    0413470428                           05           03/01/02          0
    0413470428                           O            02/01/32
    0


    7332662          E22/G01             F          152,800.00         ZZ
                                         360        152,800.00          1
                                       8.875          1,215.75         99
                                       8.625          1,215.75
    RIO LINDA        CA   95673          9            01/02/02         23
    0413474248                           05           03/01/02          0
    0413474248                           O            02/01/32
    0


    7332666          E22/G01             F          116,850.00         ZZ
                                         360        116,850.00          1
                                       9.125            950.73         95
                                       8.875            950.73
    LOUISVILLE       KY   40213          1            01/10/02         23
    0413475252                           05           03/01/02          0
    0413475252                           O            02/01/32
    0


    7332674          E22/G01             F          124,600.00         ZZ
                                         360        124,600.00          1
                                      10.125          1,104.98        103
                                       9.625          1,104.98
    OMAHA            NE   68138          1            01/10/02         23
    0413489105                           05           03/01/02          0
    0413489105                           O            02/01/32
    0


    7334476          W78/G01             F           95,000.00         ZZ
                                         180         94,743.23          1
                                       8.750            949.48        100
                                       8.500            949.48
    WINTER HAVEN     FL   33880          2            12/21/01         23
    0433571890                           05           02/01/02          0
    50015984                             O            01/01/17
    0


    7342448          N67/G01             F          161,500.00         ZZ
                                         360        161,500.00          1
                                       9.875          1,402.38         95
                                       9.625          1,402.38
    DENVER           CO   80205          1            01/15/02         23
    0433603859                           05           03/01/02          0
    1380004849                           N            02/01/32
    0
1




    7342786          642/G01             F           66,280.00         ZZ
                                         360         66,280.00          1
                                       8.875            527.35        106
                                       8.625            527.35
    WATERTOWN        SD   57201          1            01/15/02         23
    0433607629                           05           03/01/02          0
    11195201                             O            02/01/32
    0


    7355216          E22/G01             F          117,500.00         ZZ
                                         360        117,500.00          1
                                       8.125            872.43        106
                                       7.625            872.43
    HARRISBURG       OR   97446          1            12/28/01         23
    0413076050                           05           03/01/02          0
    0413076050                           O            02/01/32
    0


    7355234          E22/G01             F          120,000.00         ZZ
                                         360        120,000.00          1
                                      11.750          1,211.29        100
                                      11.500          1,211.29
    MIDDLESBORO      KY   40965          1            01/11/02         23
    0413301169                           05           03/01/02          0
    0413301169                           O            02/01/32
    0


    7355268          E22/G01             F          167,272.00         ZZ
                                         360        167,272.00          2
                                       9.875          1,452.50        103
                                       9.625          1,452.50
    NEW BEDFORD      MA   02740          1            01/11/02         23
    0413390618                           05           03/01/02          0
    0413390618                           O            02/01/32
    0


    7355278          E22/G01             F          173,000.00         ZZ
                                         360        173,000.00          1
                                      10.500          1,582.50        103
                                      10.250          1,582.50
    LAGRANGE         KY   40031          1            01/11/02         23
    0413399411                           05           03/01/02          0
    0413399411                           O            02/01/32
    0


    7355290          E22/G01             F           85,100.00         ZZ
                                         360         85,100.00          1
1


                                       9.750            731.14         98
                                       9.250            731.14
    PATTERSON        LA   70392          2            01/07/02         23
    0413418336                           05           03/01/02          0
    0413418336                           O            02/01/32
    0


    7355304          E22/G01             F           74,500.00         ZZ
                                         360         74,500.00          1
                                      10.250            667.60        103
                                       9.750            667.60
    LOUISVILLE       KY   40242          1            01/11/02         23
    0413434234                           05           03/01/02          0
    0413434234                           O            02/01/32
    0


    7355310          E22/G01             F           83,500.00         ZZ
                                         360         83,500.00          1
                                       8.250            627.31        106
                                       7.750            627.31
    POMPANO BEACH    FL   33069          1            01/11/02         23
    0413436577                           01           03/01/02          0
    0413436577                           O            02/01/32
    0


    7355368          E22/G01             F           56,050.00         ZZ
                                         360         56,050.00          2
                                       9.125            456.04         95
                                       8.875            456.04
    INDIANAPOLIS     IN   46203          1            01/11/02         23
    0413470857                           05           03/01/02          0
    0413470857                           N            02/01/32
    0


    7355414          E22/G01             F           67,980.00         ZZ
                                         360         67,980.00          1
                                       9.500            571.61         97
                                       9.250            571.61
    RIO RANCHO       NM   87124          1            01/11/02         23
    0413500703                           05           03/01/02          0
    0413500703                           O            02/01/32
    0


    7355422          E22/G01             F          171,000.00         ZZ
                                         360        171,000.00          1
                                       8.750          1,345.26        100
                                       8.500          1,345.26
    LOVELAND         CO   80537          1            01/11/02         23
    0413502709                           05           03/01/02          0
1


    0413502709                           O            02/01/32
    0


    7355424          E22/G01             F          100,500.00         ZZ
                                         360        100,500.00          1
                                       9.500            845.06        100
                                       9.250            845.06
    AUBURN           AL   36830          1            01/11/02         23
    0413503913                           05           03/01/02          0
    0413503913                           O            02/01/32
    0


    7355438          E22/G01             F           52,250.00         ZZ
                                         360         52,250.00          1
                                       9.500            439.35         95
                                       9.250            439.35
    HAZEL PARK       MI   48030          1            01/11/02         23
    0413511361                           05           03/01/02          0
    0413511361                           N            02/01/32
    0


    7355444          E22/G01             F          164,900.00         ZZ
                                         360        164,900.00          1
                                       9.250          1,356.59        100
                                       9.000          1,356.59
    ROSEBURG         OR   97470          1            01/07/02         23
    0413515610                           05           03/01/02          0
    0413515610                           O            02/01/32
    0


    7355826          313/G01             F           48,492.00         ZZ
                                         360         48,463.37          1
                                       8.625            377.17        107
                                       8.375            377.17
    BENLD            IL   62009          1            12/11/01         23
    0433581337                           05           02/01/02          0
    0008519928                           O            01/01/32
    0


    7358894          K15/G01             F           93,900.00         ZZ
                                         360         93,900.00          1
                                      10.875            885.37         99
                                      10.625            885.37
    BESSEMER CITY    NC   28016          5            01/17/02         23
    0433607827                           05           03/01/02          0
    017305304295                         O            02/01/32
    0


1


    7359000          N46/G01             F          129,900.00         ZZ
                                         360        129,900.00          1
                                       8.750          1,021.92        100
                                       8.500          1,021.92
    TIMBERLAKE       NC   27583          1            01/18/02         23
    0433611688                           05           03/01/02          0
    109668                               O            02/01/32
    0


    7360808          K15/G01             F          118,500.00         ZZ
                                         180        118,500.00          1
                                       8.875          1,193.11         92
                                       8.625          1,193.11
    EAST PROVIDENCE  RI   02914          5            01/17/02         23
    0433607884                           05           03/01/02          0
    029705304542                         O            02/01/17
    0


    7364160          Q78/G01             F           83,430.00         ZZ
                                         360         83,430.00          1
                                       9.875            724.47        103
                                       9.625            724.47
    KOKOMO           IN   46901          2            01/08/02         23
    0433576444                           05           03/01/02          0
    698621                               O            02/01/32
    0


    7365156          Q78/G01             F          119,840.00         ZZ
                                         360        119,840.00          1
                                       8.875            953.51        107
                                       8.625            953.51
    COLUMBUS         OH   43228          2            01/05/02         23
    0433598307                           05           03/01/02          0
    700707                               O            02/01/32
    0


    7365692          Q78/G01             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       8.625          1,462.25        107
                                       8.375          1,462.25
    RICHMOND HEIGHT  MO   63117          2            01/08/02         23
    0433593324                           05           03/01/02          0
    699610                               O            02/01/32
    0


    7367646          P23/G01             F           89,095.00         ZZ
                                         360         89,095.00          1
                                      10.250            798.38        103
                                      10.000            798.38
1


    HUBER HEIGHTS    OH   45424          1            01/09/02         23
    0433602893                           05           03/01/02          0
    WTL010003835                         O            02/01/32
    0


    7372978          642/G01             F          190,550.00         ZZ
                                         360        190,550.00          1
                                      10.125          1,689.84        103
                                       9.875          1,689.84
    SACRAMENTO       CA   95822          1            01/09/02         23
    0433589611                           05           03/01/02          0
    12167901                             O            02/01/32
    0


    7373140          K15/G01             F          197,700.00         ZZ
                                         360        197,700.00          1
                                      10.625          1,826.94        103
                                      10.375          1,826.94
    DENVER           CO   80221          5            01/17/02         23
    0433618113                           05           03/01/02          0
    02185301746                          O            02/01/32
    0


    7376892          E22/G01             F          274,500.00         ZZ
                                         360        274,500.00          1
                                       8.250          2,062.23        104
                                       8.000          2,062.23
    SANTA ROSA       CA   95404          1            01/03/02         23
    0413151390                           05           03/01/02          0
    0413151390                           O            02/01/32
    0


    7376952          E22/G01             F          101,100.00         ZZ
                                         360        101,100.00          1
                                       8.875            804.40        107
                                       8.375            804.40
    OMAHA            NE   68122          5            01/09/02         23
    0413397472                           05           03/01/02          0
    0413397472                           O            02/01/32
    0


    7376954          E22/G01             F          101,600.00         ZZ
                                         360        101,600.00          1
                                       9.000            817.50        107
                                       8.750            817.50
    LISBON           IA   52253          5            01/09/02         23
    0413407701                           05           03/01/02          0
    0413407701                           O            02/01/32
    0
1




    7376962          E22/G01             F           96,300.00         ZZ
                                         360         96,300.00          1
                                       8.500            740.46        107
                                       8.000            740.46
    GOSHEN           IN   46526          2            01/09/02         23
    0413416736                           05           03/01/02          0
    0413416736                           O            02/01/32
    0


    7377012          E22/G01             F          173,500.00         ZZ
                                         360        173,500.00          1
                                       8.500          1,334.06        100
                                       8.000          1,334.06
    ALBANY           OR   97321          1            01/02/02         23
    0413453739                           05           03/01/02          0
    0413453739                           O            02/01/32
    0


    7377052          E22/G01             F          230,000.00         ZZ
                                         360        230,000.00          1
                                       9.000          1,850.63        100
                                       8.750          1,850.63
    ESCONDIDO        CA   92029          1            01/03/02         23
    0413469461                           05           03/01/02          0
    0413469461                           O            02/01/32
    0


    7377134          E22/G01             F          109,250.00         ZZ
                                         360        109,250.00          1
                                       9.625            928.61         95
                                       9.375            928.61
    REYNOLDSBURG     OH   43068          1            01/14/02         23
    0413509720                           05           03/01/02          0
    0413509720                           N            02/01/32
    0


    7377610          W78/G01             F           99,750.00         ZZ
                                         360         99,696.92          1
                                       9.125            811.60         95
                                       8.875            811.60
    LAWRENCEVILLE    GA   30043          1            01/02/02         23
    0433593456                           05           02/01/02          0
    50017513                             N            01/01/32
    0


    7378536          W78/G01             F          125,000.00         ZZ
                                         360        125,000.00          1
1


                                      10.750          1,166.85        100
                                      10.500          1,166.85
    REX              GA   30273          1            01/09/02         23
    0433591898                           05           03/01/02          0
    50017296                             O            02/01/32
    0


    7379510          W78/G01             F           98,350.00         ZZ
                                         360         98,301.62          1
                                       9.500            826.98        102
                                       9.250            826.98
    STANTONSBURG     NC   27883          1            12/14/01         23
    0433600988                           05           02/01/02          0
    50015861                             O            01/01/32
    0


    7382992          003/G01             F          167,350.00         ZZ
                                         360        167,258.59          1
                                       9.000          1,346.54        100
                                       8.750          1,346.54
    WOODSTOCK        GA   30188          1            12/28/01         23
    0433589504                           05           02/01/02          0
    0021637467                           O            01/01/32
    0


    7387306          K15/G01             F          107,000.00         ZZ
                                         360        106,945.97          1
                                       9.375            889.97        103
                                       9.125            889.97
    NEWPORT          NC   28570          5            12/21/01         23
    0433608346                           05           02/01/02          0
    207                                  O            01/01/32
    0


    7394982          Q99/G01             F          155,000.00         ZZ
                                         360        155,000.00          1
                                       9.750          1,331.69        107
                                       9.500          1,331.69
    WEST WARWICK     RI   02893          5            01/23/02         23
    0433612462                           05           03/01/02          0
    1                                    O            02/01/32
    0


    7396900          940/G01             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       8.750          1,494.73        100
                                       8.500          1,494.73
    RANCHO CUCAMONG  CA   91701          1            01/09/02         23
    0433600947                           05           03/01/02          0
1


    80010125                             O            02/01/32
    0


    7400390          E22/G01             F          125,660.00         ZZ
                                         360        125,660.00          1
                                      10.500          1,149.46        103
                                      10.000          1,149.46
    BEACHWOOD        NJ   08722          1            01/15/02         23
    0413287567                           05           03/01/02          0
    0413287657                           O            02/01/32
    0


    7400418          E22/G01             F          200,900.00         ZZ
                                         360        200,900.00          1
                                       8.500          1,544.75        100
                                       8.000          1,544.75
    FOOTHILL RANCH   CA   92610          1            01/10/02         23
    0413379157                           01           03/01/02          0
    0413379157                           O            02/01/32
    0


    7400420          E22/G01             F          190,550.00         ZZ
                                         360        190,472.20          1
                                      10.375          1,725.26        103
                                       9.875          1,725.26
    HIGHLAND         MI   48356          1            12/12/01         23
    0413380767                           05           02/01/02          0
    0413380767                           O            01/01/32
    0


    7400436          E22/G01             F           99,900.00         ZZ
                                         360         99,900.00          1
                                       9.750            858.30        103
                                       9.500            858.30
    SACRAMENTO       CA   95820          1            01/04/02         23
    0413398462                           05           03/01/02          0
    0413398462                           O            02/01/32
    0


    7400476          E22/G01             F          251,750.00         ZZ
                                         360        251,750.00          1
                                       9.500          2,116.85         95
                                       9.250          2,116.85
    OAK PARK         IL   60302          1            01/15/02         23
    0413445560                           05           03/01/02          0
    0413445560                           N            02/01/32
    0


1


    7400512          E22/G01             F          139,100.00         ZZ
                                         360        139,100.00          1
                                       8.375          1,057.26        107
                                       8.125          1,057.26
    LARAMIE          WY   82070          2            01/10/02         23
    0413466137                           05           03/01/02          0
    0413466137                           O            02/01/32
    0


    7400516          E22/G01             F          160,400.00         ZZ
                                         360        160,400.00          1
                                       8.625          1,247.57        104
                                       8.125          1,247.57
    PUYALLUP         WA   98375          1            01/07/02         23
    0413467101                           05           03/01/02          0
    0413467101                           O            02/01/32
    0


    7400528          E22/G01             F          170,130.00         ZZ
                                         360        170,130.00          1
                                       8.500          1,308.15        107
                                       8.000          1,308.15
    SOUTH LAKE TAHO  CA   96150          1            01/03/02         23
    0413485889                           05           03/01/02          0
    0413485889                           O            02/01/32
    0


    7400564          E22/G01             F          185,000.00         ZZ
                                         360        185,000.00          1
                                      10.250          1,657.79        100
                                      10.000          1,657.79
    WESTON           FL   33326          1            01/14/02         23
    0413508169                           05           03/01/02          0
    0413508169                           O            02/01/32
    0


    7401246          E82/G01             F          258,400.00         ZZ
                                         360        258,400.00          1
                                       9.375          2,149.24         95
                                       9.125          2,149.24
    BENTON           KY   42025          1            01/14/02         23
    0400528741                           05           03/01/02          0
    0400528741                           O            02/01/32
    0


    7401558          J95/G01             F          169,950.00         ZZ
                                         360        169,844.36          1
                                       8.375          1,291.75        103
                                       8.125          1,291.75
1


    ELECTRIC CITY    WA   99123          5            12/19/01         23
    0433588555                           05           02/01/02          0
    0027968767                           O            01/01/32
    0


    7402490          Q64/G01             F          122,000.00         ZZ
                                         360        122,000.00          1
                                       9.375          1,014.74        100
                                       9.125          1,014.74
    DECATUR          GA   30034          1            01/10/02         23
    0433589520                           05           03/01/02          0
    0102884608                           O            02/01/32
    0


    7403316          U35/G01             F           53,500.00         ZZ
                                         360         53,500.00          1
                                       9.000            430.47        103
                                       8.750            430.47
    FORT WAYNE       IN   46808          1            01/24/02         23
    0433617834                           05           03/01/02          0
    7403316                              O            02/01/32
    0


    7403326          A11/G01             F           99,731.00         ZZ
                                         360         99,603.36          1
                                       8.250            749.25        107
                                       8.000            749.25
    LINCOLN PARK     MI   48146          1            12/28/01         23
    0433601689                           05           01/28/02          0
    7281534676                           O            12/28/31
    0


    7407602          642/G01             F          245,030.00         ZZ
                                         360        245,030.00          1
                                       9.000          1,971.57        107
                                       8.750          1,971.57
    DENVER           CO   80239          5            01/16/02         23
    0433607645                           05           03/01/02          0
    12158901                             O            02/01/32
    0


    7410112          W33/G01             F          130,540.00         ZZ
                                         360        130,468.54          1
                                       8.990          1,049.42        107
                                       8.740          1,049.42
    RICHMOND         KY   40475          5            01/18/02         23
    0433618451                           05           02/23/02          0
    0229461                              O            01/23/32
    0
1




    7425274          E22/G01             F          262,650.00         ZZ
                                         360        262,650.00          1
                                      10.750          2,451.79        103
                                      10.500          2,451.79
    SAFETY HARBOR    FL   34695          1            01/16/02         23
    0413494980                           05           03/01/02          0
    0413494980                           O            02/01/32
    0


    7429620          642/G01             F          115,012.00         ZZ
                                         360        115,012.00          1
                                       8.500            884.34        105
                                       8.250            884.34
    BROOKFIELD       IL   60513          1            01/14/02         23
    0433590494                           05           03/01/02          0
    12180001                             O            02/01/32
    0


    7433886          642/G01             F           69,000.00         ZZ
                                         180         69,000.00          1
                                       8.625            684.54         99
                                       8.375            684.54
    ORANGEVILLE      OH   44453          2            01/14/02         23
    0433609922                           05           03/01/02          0
    12109901                             O            02/01/17
    0


    7434462          696/G01             F          299,000.00         ZZ
                                         360        299,000.00          1
                                       9.500          2,514.15        103
                                       9.250          2,514.15
    CATLETT          VA   20119          1            01/16/02         23
    0433582970                           05           03/01/02          0
    25401240                             O            02/01/32
    0


    7452268          E86/G01             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       8.990          1,205.85        100
                                       8.740          1,205.85
    SAN BERNARDINO   CA   92404          1            01/07/02         23
    0433611605                           05           03/01/02          0
    0000169994                           O            02/01/32
    0


    7453910          W50/G01             F          134,827.00         ZZ
                                         360        134,679.15          1
1


                                       9.000          1,084.85        103
                                       8.750          1,084.85
    RACINE           MN   55967          1            11/29/01         23
    0433607934                           05           01/01/02          0
    0010446                              O            12/01/31
    0


    7455650          Q99/G01             F           86,130.00         ZZ
                                         360         86,130.00          1
                                       9.250            708.57         99
                                       9.000            708.57
    SAINT LOUIS      MO   63137          5            01/25/02         23
    0433616729                           05           03/01/02          0
    1                                    O            02/01/32
    0


    7462626          E22/G01             F          149,350.00         ZZ
                                         360        149,350.00          2
                                       9.250          1,228.67        103
                                       8.750          1,228.67
    CHICAGO          IL   60644          1            01/17/02         23
    0413207176                           05           03/01/02          0
    0413207176                           O            02/01/32
    0


    7462656          E22/G01             F          112,600.00         ZZ
                                         360        112,600.00          1
                                       8.625            875.79        103
                                       8.375            875.79
    MIAMI            FL   33169          2            01/03/02         23
    0413384967                           05           03/01/02          0
    0413384967                           O            02/01/32
    0


    7462686          E22/G01             F          158,000.00         ZZ
                                         360        158,000.00          1
                                       9.375          1,314.16         99
                                       9.125          1,314.16
    BENNETT          CO   80102          2            01/10/02         23
    0413451568                           05           03/01/02          0
    0413451568                           O            02/01/32
    0


    7462704          E22/G01             F           60,500.00         ZZ
                                         360         60,500.00          1
                                       9.375            503.21        105
                                       9.125            503.21
    FLORENCE         AL   35633          1            01/16/02         23
    0413481722                           05           03/01/02          0
1


    0413481722                           O            02/01/32
    0


    7482212          A11/G01             F          138,130.00         ZZ
                                         360        138,058.38          1
                                       9.250          1,136.37        105
                                       9.000          1,136.37
    FLUSHING         MI   48433          1            01/24/02         23
    0433618758                           05           02/24/02          0
    1611543374                           O            01/24/32
    0


    7486212          E22/G01             F           39,100.00         ZZ
                                         360         39,076.75          1
                                       8.625            304.12         95
                                       8.375            304.12
    HARPER WOODS     MI   48025          1            12/18/01         23
    0413415258                           01           02/01/02          0
    0413415258                           N            01/01/32
    0


    7487298          Q78/G01             F          274,000.00         ZZ
                                         360        274,000.00          1
                                       9.240          2,252.15        102
                                       8.990          2,252.15
    SAINT CHARLES    MO   63304          1            01/18/02         23
    0433604758                           03           03/01/02          0
    698952                               O            02/01/32
    0


    7487510          Q78/G01             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       8.875          1,432.17        105
                                       8.625          1,432.17
    CINCINNATI       OH   45247          5            01/10/02         23
    0433607009                           01           03/01/02          0
    699432                               O            02/01/32
    0


    7488184          Q78/G01             F          173,340.00         ZZ
                                         360        173,340.00          1
                                       8.875          1,379.18        107
                                       8.625          1,379.18
    PLANO            IL   60545          5            01/12/02         23
    0433604857                           05           03/01/02          0
    698747                               O            02/01/32
    0


1


    7488394          Q78/G01             F          112,350.00         ZZ
                                         360        112,350.00          1
                                       8.750            883.86        103
                                       8.500            883.86
    GROTTOES         VA   24441          5            01/08/02         23
    0433602471                           05           03/01/02          0
    698788                               O            02/01/32
    0


    7501452          P29/G01             F           66,950.00         ZZ
                                         360         66,950.00          1
                                      10.500            612.42        103
                                      10.250            612.42
    FARGO            ND   58102          1            01/28/02         23
    0433616836                           05           03/01/02          0
    7501452                              O            02/01/32
    0


    7513792          313/G01             F           26,600.00         ZZ
                                         360         26,585.84          1
                                       9.125            216.43         95
                                       8.875            216.43
    ROCKFORD         IL   61103          1            12/26/01         23
    0433612033                           05           02/01/02          0
    0008543845                           N            01/01/32
    0


    7517834          G75/G01             F          158,600.00         ZZ
                                         360        158,527.94          1
                                       9.875          1,377.21        100
                                       9.625          1,377.21
    CONCORD          NC   28025          1            12/17/01         23
    0433602919                           05           02/01/02          0
    04549741                             O            01/01/32
    0


    7527766          P48/G01             F          164,800.00         ZZ
                                         360        164,800.00          1
                                      10.500          1,507.49        103
                                      10.250          1,507.49
    COLORADO SPRING  CO   80915          5            01/23/02         23
    0433607215                           05           03/01/02          0
    7464064                              O            02/01/32
    0


    7530284          642/G01             F           51,360.00         ZZ
                                         360         51,360.00          1
                                       9.125            417.88        107
                                       8.875            417.88
1


    NEWCASTLE        WY   82701          1            01/25/02         23
    0433612447                           05           03/01/02          0
    12139601                             O            02/01/32
    0


    7535898          E22/G01             F          184,100.00         ZZ
                                         360        184,100.00          1
                                       9.875          1,598.63        103
                                       9.625          1,598.63
    LA QUINTA        CA   92253          1            01/15/02         23
    0413429457                           05           03/01/02          0
    0413429457                           O            02/01/32
    0


    7535922          E22/G01             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       9.500          1,093.11         99
                                       9.250          1,093.11
    WARRENTON        MO   63383          9            01/17/02         23
    0413462474                           05           03/01/02          0
    0413462474                           O            02/01/32
    0


    7535958          E22/G01             F          148,320.00         ZZ
                                         360        148,320.00          1
                                       9.000          1,193.42        103
                                       8.750          1,193.42
    WARREN           MI   48093          1            01/23/02         23
    0413494352                           05           03/01/02          0
    0413494352                           O            02/01/32
    0


    7536968          642/G01             F           67,945.00         ZZ
                                         360         67,945.00          1
                                       8.750            534.52        107
                                       8.500            534.52
    INOLA            OK   74036          1            01/23/02         23
    0433613668                           05           03/01/02          0
    12182201                             O            02/01/32
    0


    7575472          696/G01             F          291,490.00         ZZ
                                         360        291,490.00          1
                                       9.750          2,504.35        103
                                       9.500          2,504.35
    FAIRFAX          VA   22033          1            01/18/02         23
    0433608023                           05           03/01/02          0
    23301392                             O            02/01/32
    0
1




    7584256          642/G01             F          159,430.00         ZZ
                                         360        159,430.00          1
                                       8.500          1,225.88        107
                                       8.250          1,225.88
    CAPITOL HEIGHTS  MD   20743          1            01/23/02         23
    0433612546                           05           03/01/02          0
    12160301                             O            02/01/32
    0

   TOTAL NUMBER OF LOANS   :      2,829

   TOTAL ORIGINAL BALANCE  :   445,742,097.34

   TOTAL PRINCIPAL BALANCE :   445,002,585.05

   TOTAL ORIGINAL P+I      :     3,511,475.63

   TOTAL CURRENT P+I       :     3,511,475.63


                             ***************************
                             *      END OF REPORT      *
                             ***************************

                                    EXHIBIT G

                          FORMS OF REQUEST FOR RELEASE



DATE:
TO:
RE:     REQUEST FOR RELEASE OF DOCUMENTS

        In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:

Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request: (circle one)   Mortgage Loan Prepaid in Full
                                            Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

------------------------------
Residential Funding Corporation
Authorized Signature
***************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

       Enclosed Documents:  [ ] Promissory Note
                            [ ] Primary Insurance Policy
                            [ ] Mortgage or Deed of Trust
                            [ ] Assignment(s) of Mortgage or Deed of Trust
                            [ ] Title Insurance Policy
                                    [ ] Other: ________________________
----------------------------
Name
----------------------------

Title
----------------------------

Date

                                   EXHIBIT H-1


                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT


STATE OF                )
                           )ss.:
COUNTY OF              )


        [NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series 2002-RZ1, Class R-__ (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ________________] [the United States], on behalf of which he makes this affidavit and agreement.

2. That the Owner (i) is not and will not be a "disqualified organization" or an electing large partnership as of [date of transfer] within the meaning of
Section 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R-__ Certificates, and (iii) is acquiring the Class R-__ Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R-__ Certificates to disqualified organizations or an electing large partnership under the Code, that applies to all transfers of Class R-__ Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R-__ Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R-__ Certificates if either the pass-through entity is an electing large partnership under Section 775 of the Code or if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. That the Owner is aware that the Trustee will not register the transfer of any Class R-__ Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6. That the Owner has reviewed the restrictions set forth on the face of the Class R -__ Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R-__ Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R-__ Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

8.      The Owner's Taxpayer Identification Number is

9. This affidavit and agreement relates only to the Class R-__ Certificates held by the Owner and not to any other holder of the Class R-__ Certificates. The Owner understands that the liabilities described herein relate only to the Class R-__ Certificates.

10. That no purpose of the Owner relating to the transfer of any of the Class R-__ Certificates by the Owner is or will be to impede the assessment or collection of any tax.

11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R-__ Certificate that the Owner intends to pay taxes associated with holding such Class R-__ Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R-__ Certificate.

12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R-__ Certificates remain outstanding.

13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

14. The Owner hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in (a) or (b) are accurate: (a) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA; or

(b) The Owner will provide the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

        In addition, the Owner hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Owner will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a) or (b) above.

        Capitalized terms used but not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement.

        IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of ______________ 200__.


                                            [NAME OF OWNER]


                                            By: _________________________
                                            [Name of Officer]
                                            [Title of Officer]


[Corporate Seal]

ATTEST:


------------------------------
[Assistant] Secretary


               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

               Subscribed and sworn before me this        day of , 200_.


                        ------------------------------------------
                        NOTARY PUBLIC


                        COUNTY OF ______________________________
                        STATE OF ________________________________
                        My Commission expires the ___ day of __________, 20__

                                   EXHIBIT H-2


                         FORM OF TRANSFEROR CERTIFICATE

                                               _____________, 200__


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank
450 West 33rd Street, 14th Floor
New York, New York 10001

Attention: Residential Funding Corporation Series 2002-RZ1

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series 2002-RZ1. Class R-__


Ladies and Gentlemen:

        This letter is delivered to you in connection with the transfer by ________________________ (the "Seller") to ______________________ (the
"Purchaser") of $___________ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 2002-RZ1, Class R-__ (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2002 among
Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and JPMorgan Chase Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R-__ Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.


                                            Very truly yours,



                                            ----------------------------------
                                             (Seller)



                                            By: ______________________________
                                            Name: ____________________________
                                            Title: ___________________________

                                    EXHIBIT I


                     FORM OF INVESTOR REPRESENTATION LETTER

                                                   _______, 20__


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank
450 West 33rd Street, 14th Floor
New York, New York 10001

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

Attention: Residential Funding Corporation Series 2002-RZ1

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series 2002-RZ1, Class SB

Ladies and Gentlemen:

        ____________________________________   (the   "Purchaser")   intends  to
purchase from (the "Seller") $___________ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 2002-RZ1, Class SB (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement
(the  "Pooling  and  Servicing  Agreement"),  dated as of February 1, 2002 among
Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and JPMorgan Chase Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

4. The Purchaser has been  furnished  with, and has had an opportunity to review
(a) [a copy of the Private Placement Memorandum, dated ________________, 20__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any
Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in (a) or (b) are correct:

(a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

(b) The Purchaser is an insurance company; the source of the funds being used by the Purchaser to acquire the Certificates is assets of the Purchaser's "general account"; the conditions set forth in Sections I and III of the Prohibited Transaction Class Exemption ("PTCE") 95-60 issued by the DOL have been satisfied and the purchase, holding and transfer of Certificates by or on behalf of the Purchaser are exempt under PTCE 95-60; and the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan do not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of such Certificates; or

(c) has provided the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a), (b) or (c) above.


                                            Very truly yours,



                                            ---------------------------------
                                   (Purchaser)



                                            By: _____________________________
                                            Name: ___________________________
                                            Title: __________________________

                                    EXHIBIT J


                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                       ________, 20__


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank
450 West 33rd Street, 14th Floor
New York, New York 10001

Attention: Residential Funding Corporation Series 2002-RZ1

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series 2002-RZ1, [Class SB]

Ladies and Gentlemen:

        In connection with the sale by ____________ (the "Seller") to _______________ (the "Purchaser") of $_______ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 2002-RZ1, Class SB (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2002 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and JPMorgan Chase Bank, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

        Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                                            Very truly yours,



                                            ----------------------------------
                                                (Seller)



                                            By: ______________________________
                                            Name: ____________________________
                                            Title: ___________________________

                                    EXHIBIT K


                   TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01 (E) FOR A
                                LIMITED GUARANTY



                                   ARTICLE XII


                   Subordinate Certificate Loss Coverage; Limited Guaranty

               Section 12.01. Subordinate Certificate Loss Coverage: Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class SB Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

               (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class SB Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class SB Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of
Accrued Certificate Interest that would have been paid for the Class SB Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class SB Certificates on such Distribution Date due to such
Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses and Extraordinary Losses allocated to the Class SB Certificates will not be covered by the Subordinate Certificate Loss Obligation.

               (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X) ________ minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal
Balances of the Class SB Certificates, or such lower amount as may be established pursuant to Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

               (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

               (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class SB Certificateholders.

               (f) The Depositor shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Depositor obtains (subject to the provisions of Section 10.01(f) as if the Depositor was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Depositor obtains written confirmation from each nationally recognized credit rating agency that rated the Class SB Certificates at the request of the Depositor that such substitution shall not lower the rating on the Class SB Certificates below the lesser of (a) the then-current rating assigned to the Class SB Certificates by such rating agency and (b) the original rating assigned to the Class SB Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Depositor, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

               Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Depositor and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Depositor shall also obtain a letter from each nationally recognized credit rating agency that rated the Class SB Certificates at the request of the Depositor to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class SB Certificates below the lesser of (a) the then-current rating assigned to the Class SB Certificates by such rating agency and (b) the original rating assigned to the Class SB Certificates by such rating agency, unless (A) the Holder of 100% of the Class SB Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with
Section 11.01 (e) and, provided further that the Depositor obtains (subject to the provisions of Section 10.01(f) as if the Depositor was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                    EXHIBIT L


                            FORM OF LIMITED GUARANTY


                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.


                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series 2002-RZ1

                                           ___________, 20__


JPMorgan Chase Bank
450 West 33rd Street, 14th Floor
New York, New York 10001

Attention: Residential Funding Corporation Series 2002-RZ1

Ladies and Gentlemen:

               WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of February 1, 2002 (the "Servicing Agreement"), among Residential Asset Mortgage Products, Inc. (the "Company"), Residential Funding and JPMorgan Chase Bank (the "Trustee") as amended by Amendment No. thereto, dated as of with respect to the Mortgage Asset-Backed Pass-Through Certificates, Series 2002-RZ1 (the "Certificates"); and

               WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class SB Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

               WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

               NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section
12.01 of the Servicing Agreement.

(b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

3. Modification. Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.


                                   GENERAL MOTORS ACCEPTANCE CORPORATION


                                   By: ___________________________________
                                   Name: _________________________________
                                   Title: __________________________________



Acknowledged by:

JPMORGAN CHASE BANK,
  as Trustee


By: ___________________________________
Name: _________________________________
Title: __________________________________


RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.


By: ___________________________________
Name: _________________________________
Title: __________________________________

                                    EXHIBIT M


          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                             ___________, 20__


Residential Funding Mortgage
 Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank
450 West 33rd Street, 14th Floor
New York, New York 10001

Attention: Residential Funding Corporation Series 2002-RZ1

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series 2002-RZ1 Assignment of Mortgage Loan

Ladies and Gentlemen:

               This letter is delivered to you in connection with the assignment by ________________ (the "Trustee") to ______________________ (the "Lender") of
_______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2002 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

        (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

        (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

        (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

     (iv) such assignment is at the request of the borrower under the related Mortgage Loan.


                                            Very truly yours,



                                            ----------------------------------
                                                (Lender)



                                            By: ______________________________
                                            Name: ____________________________
                                            Title: ___________________________

                                    EXHIBIT N


                   FORM OF RULE 144A INVESTMENT REPRESENTATION

             Description of Rule 144A Securities, including numbers:

                 ==============================================
                 ==============================================

               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

               1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

               2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of February 1, 2002 among Residential Funding Corporation as Master Servicer, Residential Asset Mortgage Products, Inc. as depositor pursuant to Section 5.02 of the Agreement and JPMorgan Chase Bank, as trustee, as follows:

                      a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                      b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                      c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                      d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A

        Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                      e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               [3.    The Buyer

                      a. is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

                      b. is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

               4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

        IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

                                       Print Name of Buyer __________________
Print Name of Seller ________________
By: _________________________________  By: ________________________________
     Name:                                  Name:
     Title:                                 Title:
Taxpayer Identification:               Taxpayer Identification:
No.__________________________________  No._______________________________
Date:________________________________  Date:_____________________________

                              ANNEX 1 TO EXHIBIT N


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

        The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

        1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

        2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $___________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

____ Corporations, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

____ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

____ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

____ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S.
     Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

____ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

        3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

        4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

        5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

___     ___    Will the Buyer be purchasing the Rule 144A
Yes     No     Securities only for the Buyer's own account?

        6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

        7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                            ------------------------------
                                            Print Name of Buyer

                                            By: __________________________
                                      Name:
                                     Title:


                                            Date: ________________________

                              ANNEX 2 TO EXHIBIT N


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A


                    [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

               1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

               2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $_____________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
        144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

               4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

               5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

               6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                            ----------------------------------
                                            Print Name of Buyer


                                            By: ______________________________
                                                Name:
                                                Title:


                                            IF AN ADVISER:


                                            Print Name of Buyer


                                            By: ______________________________
                                                Name:
                                                Title:


                                                Date: ________________________

                                    EXHIBIT O


                       FORM OF ERISA REPRESENTATION LETTER

                                                 ___________, 20__


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank
450 West 33rd Street, 14th Floor
New York, New York 10001

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

Attention: Residential Funding Corporation Series 2002-RZ1

Re:     Mortgage Asset-Backed Pass-Through Certificates,
        Series 2002-RZ1, [Class SB]

Ladies and Gentlemen:

        [____________________________________]   (the  "Purchaser")  intends  to
purchase from  [______________________________]  (the "Seller")  $[____________]
Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 2002-RZ1, Class ____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2002 among Residential Asset Mortgage Products, Inc., as the company (the "Depositor"), Residential Funding Corporation, as master servicer (the "Master Servicer") and JPMorgan Chase Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee and the Master Servicer that:

               (a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

               (b) The Purchaser is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60; or

               (c) The Purchaser has provided the Trustee, the Depositor and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Depositor and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either (a), (b) or (c) above.


                                            Very truly yours,



                                            -----------------------------------
                                   (Purchaser)



                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                    EXHIBIT P


                       FORM OF ERISA REPRESENTATION LETTER

                                                                 [date]


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank
450 West 33rd Street, 14th Floor
New York, New York 10001

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

Attention: Residential Funding Corporation Series 2002-RZ1

               Re:    Residential Asset Mortgage Products, Inc.
                      Mortgage Asset-Backed Pass-Through Certificates, Series 2002-RZ1, [Class M-__]

Ladies and Gentlemen:

        [____________________________________]   (the  "Purchaser")  intends  to
purchase from  [______________________________]  (the "Seller")  $[____________]
Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through, Series 2002-RZ1 (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2002, among Residential Asset Mortgage Products, Inc., as depositor (the "Depositor"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and JPMorgan Chase Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

        The  Purchaser  hereby  certifies,   represents  and  warrants  to,  and
covenants with the Depositor, the Trustee and the Master Servicer that, either:

               (a) The Purchaser is not an ERISA plan, or any other person, including an investment manager, a named fiduciary or a trustee of any Plan, acting, directly or indirectly, on behalf of or purchasing any certificate with "plan assets" of any ERISA plan within the meaning of the DOL regulation at 29 C.F.R. ss.2510.3-101; or

               (b) The Purchaser is an insurance company, the source of funds to be used by which to purchase the certificates is an "insurance company general account", as the term is defined in DOL Prohibited Transaction Class Exemption 95-60, and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Seller, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any ERISA plan or person unless that ERISA plan or person meets the requirements in either (a) or (b) above.


                                            Very truly yours,


                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________